Registration No. 333-104713
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 2
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


                                   DODIE KENT
                            VICE PRESIDENT AND COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                                FOLEY & LARDNER
                               WASHINGTON HARBOUR
                              3000 K STREET, N.W.
                             WASHINGTON, D.C. 20007
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
Equitable Accumulator(R)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R)?


Equitable Accumulator(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states.




--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation (1)        o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value
o EQ/Alliance Quality Bond                 Long/Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------



(1)  The "AXA Allocation" portfolio.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3)  Formerly named "AXA Rosenberg VIT Value Long/Short Equity."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

  We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                          X00682/Core '02 Series

                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) at a glance -- key features                         8



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FEE TABLE                                                                   11
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Example                                                                     14
Condensed financial information                                             17




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1. CONTRACT FEATURES AND BENEFITS                                           18
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How you can purchase and contribute to your contract                        18
Owner and annuitant requirements                                            24
How you can make your contributions                                         24
What are your investment options under the contract?                        24
Allocating your contributions                                               30
Your benefit base                                                           32
Annuity purchase factors                                                    32
Our Living Benefit option                                                   32
Guaranteed minimum death benefit                                            34

Inherited IRA beneficiary continuation contract                             35

Your right to cancel within a certain number of days                        36


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2. DETERMINING YOUR CONTRACT'S VALUE                                        37
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Your account value and cash value                                           37
Your contract's value in the variable investment options                    37
Your contract's value in the guaranteed interest option                     37
Your contract's value in the fixed maturity options                         37
Your contract's value in the account for special dollar
     cost averaging                                                         37

Termination of your contract                                                37



----------------------
"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.











2  Contents of this Prospectus

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3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         38
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Transferring your account value                                             38
Disruptive transfer activity                                                38

Rebalancing your account value                                              39




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4. ACCESSING YOUR MONEY                                                     40
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Withdrawing your account value                                              40

How withdrawals are taken from your account value                           41
How withdrawals affect your guaranteed minimum income benefit
     and guaranteed minimum death benefit                                   41
Loans under Rollover TSA contracts                                          41
Surrendering your contract to receive its cash value                        42
When to expect payments                                                     42
Your annuity payout options                                                 42



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5. CHARGES AND EXPENSES                                                     45
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Charges that Equitable Life deducts                                         45
Charges that the Trusts deduct                                              48
Group or sponsored arrangements                                             48
Other distribution arrangements                                             48



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 49
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Your beneficiary and payment of benefit                                     49
How death benefit payment is made                                           49
Beneficiary continuation option                                             50



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7. TAX INFORMATION                                                          52
--------------------------------------------------------------------------------
Overview                                                                    52
Buying a contract to fund a retirement arrangement                          52
Transfers among investment options                                          52
Taxation of nonqualified annuities                                          52
Individual retirement arrangements (IRAs)                                   54
Special rules for contracts funding qualified plans                         56
Tax-Sheltered Annuity contracts (TSAs)                                      56
Federal and state income tax withholding and
     information reporting                                                  57
Impact of taxes to Equitable Life                                           58

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8. MORE INFORMATION                                                         59
--------------------------------------------------------------------------------
About Separate Account No. 49                                               59
About the Trusts                                                            59
About our fixed maturity options                                            59
About the general account                                                   60
About other methods of payment                                              60
Dates and prices at which contract events occur                             61
About your voting rights                                                    62
About legal proceedings                                                     62

About our independent auditors                                              62

Financial statements                                                        62
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          62

Distribution of the contracts                                               63



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9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           64

--------------------------------------------------------------------------------



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APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                     A-1
II   -- Purchase considerations for QP contracts                            B-1
III  -- Market value adjustment example                                     C-1
IV   -- Enhanced death benefit example                                      D-1
V    -- Hypothetical illustrations                                          E-1

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STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.







   account for special dollar cost averaging                      30
   account value                                                  37
   administrative charge                                          45
   Annual administrative charge                                   45
   Annual ratchet death benefit                                   32
   annuitant                                                      18
   annuity maturity date                                          44
   annuity payout options                                         42
   annuity purchase factors                                       32
   automatic investment program                                   61
   beneficiary                                                    49
   Beneficiary Continuation Option ("BCO")                        50
   benefit base                                                   32
   business day                                                   61
   cash value                                                     37
   charges for state premium and other applicable taxes           47
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              55
      regular contributions                                       55
      rollovers and transfers                                     55
   disability, terminal illness or confinement to nursing home    46
   disruptive transfer activity                                   38
   Distribution charge                                            45
   EQAccess                                                        6
   ERISA                                                          41
   Fixed-dollar option                                            31
   fixed maturity options                                         29
   Flexible Premium IRA                                        cover
   Flexible Premium Roth IRA                                   cover
   free look                                                      36
   free withdrawal amount                                         46
   general account                                                60
   General dollar cost averaging                                  31
   guaranteed interest option                                     29
   guaranteed minimum death benefit                               34
   guaranteed minimum income benefit                              32
   IRA                                                         cover
   IRS                                                            52
   Inherited IRA                                               cover
   Investment Simplifier                                          31
   investment options                                          cover
   lifetime required minimum distribution withdrawals             41



                                                                Page

   Living Benefit option                                          32
   Living Benefit charge                                          47
   loan reserve account                                           42
   loans under Rollover TSAs                                      41
   lump sum withdrawals                                           40
   market adjusted amount                                         29
   market value adjustment                                        29
   market timing                                                  38
   maturity dates                                                 29
   maturity value                                                 29
   Mortality and expense risks charge                             45
   NQ                                                          cover
   participant                                                    24
   portfolio                                                   cover
   principal assurance allocation                                 30
   processing office                                               6
   Protection Plus                                                34
   Protection Plus charge                                         47
   QP                                                          cover
   rate to maturity                                               29
   Rebalancing                                                    39
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   roll-up death benefit                                          32
   Roth Conversion IRA                                         cover
   Roth IRA                                                       54
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       30
   Separate Account 49                                            59
   special dollar cost averaging                                  30
   standard death benefit                                         32
   substantially equal withdrawals                                40
   Successor owner and annuitant                                  49
   systematic withdrawals                                         40
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                                54
   Trusts                                                      cover
   unit                                                           37
   variable investment options                                    24
   wire transmittals and electronic applications                  60
   withdrawal charge                                              45




To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



--------------------------------------------------------------------------------
Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



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FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


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FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094




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REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



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TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).




--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;


6  Who is Equitable Life?

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7) special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Professional investment      Equitable Accumulator's(R) variable investment options invest in different portfolios managed by
management                   professional investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             ------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
-----------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                               contract                  payments.

                             o On transfers inside the   No tax on transfers among investment options.
                               contract
                             ------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                             Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the
                             SAI.)
-----------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once the owner elects to annuitize the contract.
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts
                             o Initial minimum:        $5,000
                             o Additional minimum:     $500 (NQ, QP and Rollover TSA contracts)
                                                       $100 monthly and $300 quarterly under our automatic investment program
                                                       (NQ contracts)
                                                       $50 (IRA contracts)
                                                       $1000 (Inherited IRA contracts)
                             ------------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                             o Initial minimum:        $2,000
                             o Additional minimum:     $   50
                             ------------------------------------------------------------------------------------------------------
                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals
                             o Several withdrawal options on a periodic basis
                             o Loans under Rollover TSA contracts
                             o Contract surrender
                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) at a glance -- key features

Payout options         o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o Protection Plus, an optional death benefit available under certain contracts
                        (subject to state availability)
-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.20%.
                       o The charges for the guaranteed minimum death benefits range from 0.0% to  0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.
                       o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.
                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is
                         $50,000 or more, we will not deduct the charge.
                       o Annual 0.35% Protection Plus charge for this optional death benefit.
                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge of up to 7% will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. There is no withdrawal charge in the eighth and later contract years following a contribution. Certain other exemptions apply.
                       ------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       ------------------------------------------------------------------------------------------------------------
                       o    We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o    We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable
                            Immediate Annuity payout options.

                       o    Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually, 12b-1 fees of either 0.25% or 0.35% annually and other expenses.
-----------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA: 20-85
                       Flexible Premium IRA: 20-70
                       Inherited IRA: 0-70
                       QP: 20-75
-----------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



                          Equitable Accumulator(R) at a glance -- key features 9

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



10 Equitable Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
-----------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)                        7.00%



Charge if you elect a Variable Immediate Annuity payout option                             $350
-----------------------------------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                0.75%
Administrative                                                                             0.25%
Distribution                                                                               0.20%
                                                                                           ----
Total annual expenses                                                                      1.20%


-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
-----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge

   If your account value on a contract date anniversary is less than
   $50,000(2)                                                                              $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                                 $  0

-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
-----------------------------------------------------------------------------------------------------------------------------------

Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect).
   Standard death benefit                                           0.00%
   Annual Ratchet to age 85                                         0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                             0.45% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85      0.60% of the greater of the 6% roll-up to age 85 benefit base or the Annual Ratchet to age 85 benefit base, as applicable
-----------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect)                                                            0.60%
-----------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect)                                                        0.35%
-----------------------------------------------------------------------------------------------------------------------------------

                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.




-----------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------------
                                                                                        Lowest     Highest
                                                                                        ------     -------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted          0.56%      10.23%
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses)(3)



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

--------------------------------------------------------------------------------
                                     Management                        Other
Portfolio Name                         Fees(4)    12b-1 Fees(5)      Expenses(6)
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation               0.10%         0.25%            5.91%
AXA Conservative Allocation             0.10%         0.25%            9.04%
AXA Conservative-Plus Allocation        0.10%         0.25%            4.13%
AXA Moderate Allocation                 0.10%         0.25%            0.39%
AXA Moderate-Plus Allocation            0.10%         0.25%            1.77%
AXA Premier VIP Aggressive Equity       0.62%         0.25%            0.15%
AXA Premier VIP Core Bond               0.60%         0.25%            0.26%
AXA Premier VIP Health Care             1.20%         0.25%            0.48%
AXA Premier VIP High Yield              0.59%         0.25%            0.16%
AXA Premier VIP International Equity    1.05%         0.25%            0.73%
AXA Premier VIP Large Cap Core Equity   0.90%         0.25%            0.52%
AXA Premier VIP Large Cap Growth        0.90%         0.25%            0.43%
AXA Premier VIP Large Cap Value         0.90%         0.25%            0.43%
AXA Premier VIP Small/Mid Cap Growth    1.10%         0.25%            0.35%
AXA Premier VIP Small/Mid Cap Value     1.10%         0.25%            0.31%
AXA Premier VIP Technology              1.20%         0.25%            0.83%
--------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Common Stock                0.48%         0.25%            0.06%
EQ/Alliance Growth and Income           0.57%         0.25%            0.06%
EQ/Alliance Intermediate
 Government Securities                  0.49%         0.25%            0.08%
EQ/Alliance International               0.74%         0.25%            0.13%
EQ/Alliance Premier Growth              0.90%         0.25%            0.05%
EQ/Alliance Quality Bond                0.52%         0.25%            0.06%
EQ/Alliance Small Cap Growth            0.75%         0.25%            0.07%
EQ/Bernstein Diversified Value          0.64%         0.25%            0.06%
EQ/Calvert Socially Responsible         0.65%         0.25%            0.55%
EQ/Capital Guardian International       0.85%         0.25%            0.21%
EQ/Capital Guardian Research            0.65%         0.25%            0.07%
EQ/Capital Guardian U.S. Equity         0.65%         0.25%            0.07%
EQ/Emerging Markets Equity              1.15%         0.25%            0.40%
EQ/Equity 500 Index                     0.25%         0.25%            0.06%
EQ/Evergreen Omega                      0.65%         0.25%            0.25%
EQ/FI Mid Cap                           0.70%         0.25%            0.08%
EQ/FI Small/Mid Cap Value               0.75%         0.25%            0.10%
EQ/Janus Large Cap Growth               0.90%         0.25%            0.09%
EQ/J.P. Morgan Core Bond                0.44%         0.25%            0.08%
EQ/Lazard Small Cap Value               0.75%         0.25%            0.10%
EQ/Marsico Focus                        0.90%         0.25%            0.07%
EQ/Mercury Basic Value Equity           0.60%         0.25%            0.07%
EQ/Mercury International Value          0.85%         0.25%            0.16%
EQ/MFS Emerging Growth Companies        0.65%         0.25%            0.07%
EQ/MFS Investors Trust                  0.60%         0.25%            0.11%
--------------------------------------------------------------------------------



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

                                                        Total Annual    Fee Waivers     Net Total
                                          Underlying      Expenses        and/or         Annual
                                          Portfolio        Before         Expense       Expenses
                                           Fees and       Expense       Reimburse-    After Expense
Portfolio Name                           Expenses(7)     Limitation      ments(8)      Limitations
-----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------

AXA Aggressive Allocation               1.08%          7.34%          (5.98)%        1.36%
AXA Conservative Allocation             0.84%         10.23%          (9.13)%        1.10%
AXA Conservative-Plus Allocation        0.88%          5.36%          (4.21)%        1.15%
AXA Moderate Allocation                 0.86%          1.60%          (0.43)%        1.17%
AXA Moderate-Plus Allocation            1.13%          3.25%          (1.87)%        1.38%
AXA Premier VIP Aggressive Equity         --           1.02%             --          1.02%
AXA Premier VIP Core Bond                 --           1.11%          (0.16)%        0.95%
AXA Premier VIP Health Care               --           1.93%          (0.08)%        1.85%
AXA Premier VIP High Yield                --           1.00%             --          1.00%
AXA Premier VIP International Equity      --           2.03%          (0.23)%        1.80%
AXA Premier VIP Large Cap Core Equity     --           1.67%          (0.32)%        1.35%
AXA Premier VIP Large Cap Growth          --           1.58%          (0.23)%        1.35%
AXA Premier VIP Large Cap Value           --           1.58%          (0.23)%        1.35%
AXA Premier VIP Small/Mid Cap Growth      --           1.70%          (0.10)%        1.60%
AXA Premier VIP Small/Mid Cap Value       --           1.66%          (0.06)%        1.60%
AXA Premier VIP Technology                --           2.28%          (0.43)%        1.85%
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                  --           0.79%             --          0.79%
EQ/Alliance Growth and Income             --           0.88%             --          0.88%
EQ/Alliance Intermediate
 Government Securities                    --           0.82%             --          0.82%
EQ/Alliance International                 --           1.12%          (0.02)%        1.10%
EQ/Alliance Premier Growth                --           1.20%          (0.04)%        1.16%
EQ/Alliance Quality Bond                  --           0.83%             --          0.83%
EQ/Alliance Small Cap Growth              --           1.07%             --          1.07%
EQ/Bernstein Diversified Value            --           0.95%           0.00%         0.95%
EQ/Calvert Socially Responsible           --           1.45%          (0.40)%        1.05%
EQ/Capital Guardian International         --           1.31%          (0.11)%        1.20%
EQ/Capital Guardian Research              --           0.97%          (0.02)%        0.95%
EQ/Capital Guardian U.S. Equity           --           0.97%          (0.02)%        0.95%
EQ/Emerging Markets Equity                --           1.80%           0.00%         1.80%
EQ/Equity 500 Index                       --           0.56%             --          0.56%
EQ/Evergreen Omega                        --           1.15%          (0.20)%        0.95%
EQ/FI Mid Cap                             --           1.03%          (0.03)%        1.00%
EQ/FI Small/Mid Cap Value                 --           1.10%           0.00%         1.10%
EQ/Janus Large Cap Growth                 --           1.24%          (0.09)%        1.15%
EQ/J.P. Morgan Core Bond                  --           0.77%           0.00%         0.77%
EQ/Lazard Small Cap Value                 --           1.10%           0.00%         1.10%
EQ/Marsico Focus                          --           1.22%          (0.07)%        1.15%
EQ/Mercury Basic Value Equity             --           0.92%           0.00%         0.92%
EQ/Mercury International Value            --           1.26%          (0.01)%        1.25%
EQ/MFS Emerging Growth Companies          --           0.97%             --          0.97%
EQ/MFS Investors Trust                    --           0.96%          (0.01)%        0.95%
-----------------------------------------------------------------------------------------------------------


12 Fee table

-------------------------------------------------------------------------------
                                 Management                      Other
Portfolio Name                     Fees(4)    12b-1 Fees(5)   Expenses(6)
-------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------
EQ/Money Market                   0.33%         0.25%            0.06%
EQ/Putnam Growth & Income Value   0.60%         0.25%            0.10%
EQ/Putnam Voyager                 0.65%         0.25%            0.13%
EQ/Small Company Index            0.25%         0.25%            0.35%
EQ/Technology                     0.90%         0.25%            0.09%
-------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------
Laudus Rosenberg VIT Value
 Long/Short Equity                1.50%         0.25%            5.80%
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------
U.S. Real Estate - Class II       0.80%         0.35%            0.31%
-------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                                  Total Annual    Fee Waivers     Net Total
                                    Underlying      Expenses        and/or         Annual
                                    Portfolio        Before         Expense       Expenses
                                     Fees and       Expense       Reimburse-    After Expense
 Portfolio Name                    Expenses(7)     Limitation      ments(8)      Limitations
----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/Money Market                        --           0.64%               --         0.64%
EQ/Putnam Growth & Income Value        --           0.95%             0.00%        0.95%
EQ/Putnam Voyager                      --           1.03%            (0.08)%       0.95%
EQ/Small Company Index                 --           0.85%             0.00%        0.85%
EQ/Technology                          --           1.24%            (0.09)%       1.15%
----------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value
 Long/Short Equity                     --           7.55%            (4.57)%       2.98%
----------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------
U.S. Real Estate - Class II            --           1.46%            (0.11)%       1.35%
----------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable:

     The withdrawal charge percentage we use is determined by the contract year in         Contract
     which you make the withdrawal or surrender your contract. For each contribution,      Year
     we consider the contract year in which we receive that contribution to be "contract   1 ........................  7.00%
     year 1")                                                                              2 ........................  7.00%
                                                                                           3 ........................  6.00%
                                                                                           4 ........................  6.00%
                                                                                           5 ........................  5.00%
                                                                                           6 ........................  3.00%
                                                                                           7 ........................  1.00%
                                                                                           8+ .......................  0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.


(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.


(6) Other expenses shown are those incurred in 2003. The amounts shown as "Other expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A"-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



----------------------------------------------
Portfolio Name
----------------------------------------------

   AXA Aggressive Allocation           0.95%
-------------------------------------------------
   AXA Conservative Allocation         0.73%
-------------------------------------------------
   AXA Conservative-Plus Allocation    0.78%
-------------------------------------------------
   AXA Moderate Allocation             0.79%
-------------------------------------------------
   AXA Moderate-Plus Allocation        0.99%
-------------------------------------------------
   AXA Premier VIP Aggressive Equity   0.95%
-------------------------------------------------
   AXA Premier VIP Health Care         1.84%
-------------------------------------------------

                                                                    Fee table 13

-------------------------------------------------
Portfolio Name
-------------------------------------------------
   AXA Premier VIP International Equity    1.73%
-------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.32%
-------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.32%
-------------------------------------------------
   AXA Premier VIP Large Cap Value         1.28%
-------------------------------------------------
   AXA Premier VIP Small/Mid Cap Growth    1.46%
-------------------------------------------------
   AXA Premier VIP Small/Mid Cap Value     1.52%
-------------------------------------------------
   AXA Premier VIP Technology              1.70%
-------------------------------------------------
   EQ/Alliance Common Stock                0.77%
-------------------------------------------------
   EQ/Alliance Growth and Income           0.85%
-------------------------------------------------
   EQ/Alliance Premier Growth              1.15%
-------------------------------------------------
   EQ/Alliance Small Cap Growth            1.03%
-------------------------------------------------
   EQ/Calvert Socially Responsible         1.00%
-------------------------------------------------
   EQ/Capital Guardian International       1.18%
-------------------------------------------------
   EQ/Capital Guardian Research            0.93%
-------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.93%
-------------------------------------------------
   EQ/Emerging Markets Equity              1.78%
-------------------------------------------------
   EQ/Evergreen Omega                      0.84%
-------------------------------------------------
   EQ/FI Mid Cap                           0.88%
-------------------------------------------------
   EQ/FI Small/Mid Cap Value               1.04%
-------------------------------------------------
   EQ/Lazard Small Cap Value               1.00%
-------------------------------------------------
   EQ/Marsico Focus                        1.10%
-------------------------------------------------
   EQ/Mercury Basic Value Equity           0.91%
-------------------------------------------------
   EQ/Mercury International Value          1.18%
-------------------------------------------------
   EQ/MFS Emerging Growth Companies        0.96%
-------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
-------------------------------------------------
   EQ/Putnam Growth & Income Value         0.93%
-------------------------------------------------
   EQ/Putnam Voyager                       0.93%
-------------------------------------------------
   EQ/Technology                           1.01%
-------------------------------------------------


EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $2.10 per $10,000.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



14 Fee table

----------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
----------------------------------------------------------------------------------------------------------
 Portfolio Name                                       1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,763.02     $ 3,655.94     $ 5,384.53     $ 8,830.72
AXA Conservative Allocation                      $ 2,065.98     $ 4,406.44     $ 6,405.15     $ 9,963.54
AXA Conservative-Plus Allocation                 $ 1,554.91     $ 3,110.62     $ 4,597.45     $ 7,787.89
AXA Moderate Allocation                          $ 1,160.47     $ 2,008.48     $ 2,894.14     $ 5,036.35
AXA Moderate-Plus Allocation                     $ 1,333.59     $ 2,503.44     $ 3,677.40     $ 6,385.03
AXA Premier VIP Aggressive Equity                $ 1,099.20     $ 1,829.03     $ 2,602.92     $ 4,498.95
AXA Premier VIP Core Bond                        $ 1,108.65     $ 1,856.85     $ 2,648.31     $ 4,583.99
AXA Premier VIP Health Care                      $ 1,194.73     $ 2,107.84     $ 3,053.73     $ 5,322.60
AXA Premier VIP High Yield                       $ 1,097.10     $ 1,822.84     $ 2,592.80     $ 4,479.94
AXA Premier VIP International Equity             $ 1,205.23     $ 2,138.15     $ 3,102.18     $ 5,408.33
AXA Premier VIP Large Cap Core Equity            $ 1,167.43     $ 2,028.74     $ 2,926.77     $ 5,095.35
AXA Premier VIP Large Cap Growth                 $ 1,157.99     $ 2,001.25     $ 2,882.48     $ 5,015.20
AXA Premier VIP Large Cap Value                  $ 1,157.99     $ 2,001.25     $ 2,882.48     $ 5,015.20
AXA Premier VIP Small/Mid Cap Growth             $ 1,170.58     $ 2,037.89     $ 2,941.49     $ 5,121.89
AXA Premier VIP Small/Mid Cap Value              $ 1,166.38     $ 2,025.69     $ 2,921.86     $ 5,086.48
AXA Premier VIP Technology                       $ 1,231.47     $ 2,213.63     $ 3,222.35     $ 5,618.68
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,075.05     $ 1,757.69     $ 2,486.09     $ 4,277.91
EQ/Alliance Growth and Income                    $ 1,084.50     $ 1,785.65     $ 2,531.95     $ 4,365.04
EQ/Alliance Intermediate Government Securities   $ 1,078.20     $ 1,767.02     $ 2,501.40     $ 4,307.05
EQ/Alliance International                        $ 1,109.70     $ 1,859.94     $ 2,653.34     $ 4,593.39
EQ/Alliance Premier Growth                       $ 1,118.09     $ 1,884.61     $ 2,693.53     $ 4,668.23
EQ/Alliance Quality Bond                         $ 1,079.25     $ 1,770.12     $ 2,506.49     $ 4,316.74
EQ/Alliance Small Cap Growth                     $ 1,104.45     $ 1,844.49     $ 2,628.16     $ 4,546.29
EQ/Bernstein Diversified Value                   $ 1,091.85     $ 1,807.36     $ 2,567.49     $ 4,432.24
EQ/Calvert Socially Responsible                  $ 1,144.34     $ 1,961.46     $ 2,818.19     $ 4,898.07
EQ/Capital Guardian International                $ 1,129.64     $ 1,918.47     $ 2,748.55     $ 4,770.11
EQ/Capital Guardian Research                     $ 1,093.95     $ 1,813.55     $ 2,577.62     $ 4,451.35
EQ/Capital Guardian U.S. Equity                  $ 1,093.95     $ 1,813.55     $ 2,577.62     $ 4,451.35
EQ/Emerging Markets Equity                       $ 1,181.08     $ 2,068.35     $ 2,990.43     $ 5,209.76
EQ/Equity 500 Index                              $ 1,050.91     $ 1,686.01     $ 2,368.08     $ 4,051.48
EQ/Evergreen Omega                               $ 1,112.85     $ 1,869.19     $ 2,668.43     $ 4,621.53
EQ/FI Mid Cap                                    $ 1,100.25     $ 1,832.12     $ 2,607.97     $ 4,508.44
EQ/FI Small/Mid Cap Value                        $ 1,107.60     $ 1,853.76     $ 2,643.28     $ 4,574.58
EQ/J.P. Morgan Core Bond                         $ 1,072.95     $ 1,751.47     $ 2,475.88     $ 4,258.44
EQ/Janus Large Cap Growth                        $ 1,122.29     $ 1,896.94     $ 2,713.57     $ 4,705.42
EQ/Lazard Small Cap Value                        $ 1,107.60     $ 1,853.76     $ 2,643.28     $ 4,574.58
EQ/Marsico Focus                                 $ 1,120.19     $ 1,890.78     $ 2,703.55     $ 4,686.85
EQ/Mercury Basic Value Equity                    $ 1,088.70     $ 1,798.06     $ 2,552.27     $ 4,403.50
EQ/Mercury International Value                   $ 1,124.39     $ 1,903.09     $ 2,723.57     $ 4,723.95
EQ/MFS Emerging Growth Companies                 $ 1,093.95     $ 1,813.55     $ 2,577.62     $ 4,451.35
EQ/MFS Investors Trust                           $ 1,092.90     $ 1,810.45     $ 2,572.55     $ 4,441.80
----------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
-------------------------------------------------------------------------------------------------------------
Portfolio Name                                        1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,413.02     $ 3,405.94     $ 5,234.53     $  9,180.72
AXA Conservative Allocation                      $ 1,715.98     $ 4,156.44     $ 6,255.15     $ 10,313.54
AXA Conservative-Plus Allocation                 $ 1,204.91     $ 2,860.62     $ 4,447.45     $  8,137.89
AXA Moderate Allocation                          $   810.47     $ 1,758.48     $ 2,744.14     $  5,386.35
AXA Moderate-Plus Allocation                     $   983.59     $ 2,253.44     $ 3,527.40     $  6,735.03
AXA Premier VIP Aggressive Equity                $   749.20     $ 1,579.03     $ 2,452.92     $  4,848.95
AXA Premier VIP Core Bond                        $   758.65     $ 1,606.85     $ 2,498.31     $  4,933.99
AXA Premier VIP Health Care                      $   844.73     $ 1,857.84     $ 2,903.73     $  5,672.60
AXA Premier VIP High Yield                       $   747.10     $ 1,572.84     $ 2,442.80     $  4,829.94
AXA Premier VIP International Equity             $   855.23     $ 1,888.15     $ 2,952.18     $  5,758.33
AXA Premier VIP Large Cap Core Equity            $   817.43     $ 1,778.74     $ 2,776.77     $  5,445.35
AXA Premier VIP Large Cap Growth                 $   807.99     $ 1,751.25     $ 2,732.48     $  5,365.20
AXA Premier VIP Large Cap Value                  $   807.99     $ 1,751.25     $ 2,732.48     $  5,365.20
AXA Premier VIP Small/Mid Cap Growth             $   820.58     $ 1,787.89     $ 2,791.49     $  5,471.89
AXA Premier VIP Small/Mid Cap Value              $   816.38     $ 1,775.69     $ 2,771.86     $  5,436.48
AXA Premier VIP Technology                       $   881.47     $ 1,963.63     $ 3,072.35     $  5,968.68
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   725.05     $ 1,507.69     $ 2,336.09     $  4,627.91
EQ/Alliance Growth and Income                    $   734.50     $ 1,535.65     $ 2,381.95     $  4,715.04
EQ/Alliance Intermediate Government Securities   $   728.20     $ 1,517.02     $ 2,351.40     $  4,657.05
EQ/Alliance International                        $   759.70     $ 1,609.94     $ 2,503.34     $  4,943.39
EQ/Alliance Premier Growth                       $   768.09     $ 1,634.61     $ 2,543.53     $  5,018.23
EQ/Alliance Quality Bond                         $   729.25     $ 1,520.12     $ 2,356.49     $  4,666.74
EQ/Alliance Small Cap Growth                     $   754.45     $ 1,594.49     $ 2,478.16     $  4,896.29
EQ/Bernstein Diversified Value                   $   741.85     $ 1,557.36     $ 2,417.49     $  4,782.24
EQ/Calvert Socially Responsible                  $   794.34     $ 1,711.46     $ 2,668.19     $  5,248.07
EQ/Capital Guardian International                $   779.64     $ 1,668.47     $ 2,598.55     $  5,120.11
EQ/Capital Guardian Research                     $   743.95     $ 1,563.55     $ 2,427.62     $  4,801.35
EQ/Capital Guardian U.S. Equity                  $   743.95     $ 1,563.55     $ 2,427.62     $  4,801.35
EQ/Emerging Markets Equity                       $   831.08     $ 1,818.35     $ 2,840.43     $  5,559.76
EQ/Equity 500 Index                              $   700.91     $ 1,436.01     $ 2,218.08     $  4,401.48
EQ/Evergreen Omega                               $   762.85     $ 1,619.19     $ 2,518.43     $  4,971.53
EQ/FI Mid Cap                                    $   750.25     $ 1,582.12     $ 2,457.97     $  4,858.44
EQ/FI Small/Mid Cap Value                        $   757.60     $ 1,603.76     $ 2,493.28     $  4,924.58
EQ/J.P. Morgan Core Bond                         $   722.95     $ 1,501.47     $ 2,325.88     $  4,608.44
EQ/Janus Large Cap Growth                        $   772.29     $ 1,646.94     $ 2,563.57     $  5,055.42
EQ/Lazard Small Cap Value                        $   757.60     $ 1,603.76     $ 2,493.28     $  4,924.58
EQ/Marsico Focus                                 $   770.19     $ 1,640.78     $ 2,553.55     $  5,036.85
EQ/Mercury Basic Value Equity                    $   738.70     $ 1,548.06     $ 2,402.27     $  4,753.50
EQ/Mercury International Value                   $   774.39     $ 1,653.09     $ 2,573.57     $  5,073.95
EQ/MFS Emerging Growth Companies                 $   743.95     $ 1,563.55     $ 2,427.62     $  4,801.35
EQ/MFS Investors Trust                           $   742.90     $ 1,560.45     $ 2,422.55     $  4,791.80
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                If you do not surrender your contract at the end of the
                                                                   applicable time period
-------------------------------------------------------------------------------------------------------------
 Portfolio Name                                    1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                      $ 1,063.02    $ 3,055.94     $ 4,884.53     $ 8,830.72
AXA Conservative Allocation                    $ 1,365.98    $ 3,806.44     $ 5,905.15     $ 9,963.54
AXA Conservative-Plus Allocation               $   854.91    $ 2,510.62     $ 4,097.45     $ 7,787.89
AXA Moderate Allocation                        $   460.47    $ 1,408.48     $ 2,394.14     $ 5,036.35
AXA Moderate-Plus Allocation                   $   633.59    $ 1,903.44     $ 3,177.40     $ 6,385.03
AXA Premier VIP Aggressive Equity              $   399.20    $ 1,229.03     $ 2,102.92     $ 4,498.95
AXA Premier VIP Core Bond                      $   408.65    $ 1,256.85     $ 2,148.31     $ 4,583.99
AXA Premier VIP Health Care                    $   494.73    $ 1,507.84     $ 2,553.73     $ 5,322.60
AXA Premier VIP High Yield                     $   397.10    $ 1,222.84     $ 2,092.80     $ 4,479.94
AXA Premier VIP International Equity           $   505.23    $ 1,538.15     $ 2,602.18     $ 5,408.33
AXA Premier VIP Large Cap Core Equity          $   467.43    $ 1,428.74     $ 2,426.77     $ 5,095.35
AXA Premier VIP Large Cap Growth               $   457.99    $ 1,401.25     $ 2,382.48     $ 5,015.20
AXA Premier VIP Large Cap Value                $   457.99    $ 1,401.25     $ 2,382.48     $ 5,015.20
AXA Premier VIP Small/Mid Cap Growth           $   470.58    $ 1,437.89     $ 2,441.49     $ 5,121.89
AXA Premier VIP Small/Mid Cap Value            $   466.38    $ 1,425.69     $ 2,421.86     $ 5,086.48
AXA Premier VIP Technology                     $   531.47    $ 1,613.63     $ 2,722.35     $ 5,618.68
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                       $   375.05    $ 1,157.69     $ 1,986.09     $ 4,277.91
EQ/Alliance Growth and Income                  $   384.50    $ 1,185.65     $ 2,031.95     $ 4,365.04
EQ/Alliance Intermediate Government Securities $   378.20    $ 1,167.02     $ 2,001.40     $ 4,307.05
EQ/Alliance International                      $   409.70    $ 1,259.94     $ 2,153.34     $ 4,593.39
EQ/Alliance Premier Growth                     $   418.09    $ 1,284.61     $ 2,193.53     $ 4,668.23
EQ/Alliance Quality Bond                       $   379.25    $ 1,170.12     $ 2,006.49     $ 4,316.74
EQ/Alliance Small Cap Growth                   $   404.45    $ 1,244.49     $ 2,128.16     $ 4,546.29
EQ/Bernstein Diversified Value                 $   391.85    $ 1,207.36     $ 2,067.49     $ 4,432.24
EQ/Calvert Socially Responsible                $   444.34    $ 1,361.46     $ 2,318.19     $ 4,898.07
EQ/Capital Guardian International              $   429.64    $ 1,318.47     $ 2,248.55     $ 4,770.11
EQ/Capital Guardian Research                   $   393.95    $ 1,213.55     $ 2,077.62     $ 4,451.35
EQ/Capital Guardian U.S. Equity                $   393.95    $ 1,213.55     $ 2,077.62     $ 4,451.35
EQ/Emerging Markets Equity                     $   481.08    $ 1,468.35     $ 2,490.43     $ 5,209.76
EQ/Equity 500 Index                            $   350.91    $ 1,086.01     $ 1,868.08     $ 4,051.48
EQ/Evergreen Omega                             $   412.85    $ 1,269.19     $ 2,168.43     $ 4,621.53
EQ/FI Mid Cap                                  $   400.25    $ 1,232.12     $ 2,107.97     $ 4,508.44
EQ/FI Small/Mid Cap Value                      $   407.60    $ 1,253.76     $ 2,143.28     $ 4,574.58
EQ/J.P. Morgan Core Bond                       $   372.95    $ 1,151.47     $ 1,975.88     $ 4,258.44
EQ/Janus Large Cap Growth                      $   422.29    $ 1,296.94     $ 2,213.57     $ 4,705.42
EQ/Lazard Small Cap Value                      $   407.60    $ 1,253.76     $ 2,143.28     $ 4,574.58
EQ/Marsico Focus                               $   420.19    $ 1,290.78     $ 2,203.55     $ 4,686.85
EQ/Mercury Basic Value Equity                  $   388.70    $ 1,198.06     $ 2,052.27     $ 4,403.50
EQ/Mercury International Value                 $   424.39    $ 1,303.09     $ 2,223.57     $ 4,723.95
EQ/MFS Emerging Growth Companies               $   393.95    $ 1,213.55     $ 2,077.62     $ 4,451.35
EQ/MFS Investors Trust                         $   392.90    $ 1,210.45     $ 2,072.55     $ 4,441.80
-------------------------------------------------------------------------------------------------------------

                                                                    Fee table 15

-----------------------------------------------------------------------------------------------------------
                                                    If you surrender your contract at the end of the
                                                                 applicable time period
-----------------------------------------------------------------------------------------------------------
Portfolio Name                                   1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Money Market                                $ 1,059.31     $ 1,710.98     $ 2,409.26     $ 4,130.86
EQ/Putnam Growth & Income Value                $ 1,091.85     $ 1,807.36     $ 2,567.49     $ 4,432.24
EQ/Putnam Voyager                              $ 1,100.25     $ 1,832.12     $ 2,607.97     $ 4,508.44
EQ/Small Company Index                         $ 1,081.35     $ 1,776.34     $ 2,516.68     $ 4,336.09
EQ/Technology                                  $ 1,122.29     $ 1,896.94     $ 2,713.57     $ 4,705.42
-----------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
-----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,784.70     $ 3,711.34     $ 5,462.37     $ 8,925.91
-----------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $ 1,145.39     $ 1,964.52     $ 2,823.15     $ 4,907.14
-----------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                applicable time period
 Portfolio Name                                    1 year       3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Money Market                                $   709.31   $ 1,460.98     $ 2,259.26     $ 4,480.86
EQ/Putnam Growth & Income Value                $   741.85   $ 1,557.36     $ 2,417.49     $ 4,782.24
EQ/Putnam Voyager                              $   750.25   $ 1,582.12     $ 2,457.97     $ 4,858.44
EQ/Small Company Index                         $   731.35   $ 1,526.34     $ 2,366.68     $ 4,686.09
EQ/Technology                                  $   772.29   $ 1,646.94     $ 2,563.57     $ 5,055.42
---------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,434.70   $ 3,461.34     $ 5,312.37     $ 9,275.91
---------------------------------------------- ----------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   795.39   $ 1,714.52     $ 2,673.15     $ 5,257.14
---------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                If you do not surrender your contract at the end of the
                                                                 applicable time period
----------------------------------------------------------------------------------------------------------
Portfolio Name                                   1 year          3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                 $   359.31      $ 1,110.98     $ 1,909.26     $ 4,130.86
EQ/Putnam Growth & Income Value                 $   391.85      $ 1,207.36     $ 2,067.49     $ 4,432.24
EQ/Putnam Voyager                               $   400.25      $ 1,232.12     $ 2,107.97     $ 4,508.44
EQ/Small Company Index                          $   381.35      $ 1,176.34     $ 2,016.68     $ 4,336.09
EQ/Technology                                   $   422.29      $ 1,296.94     $ 2,213.57     $ 4,705.42
----------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity    $ 1,084.70      $ 3,111.34     $ 4,962.37     $ 8,925.91
----------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                    $   445.39      $ 1,364.52     $ 2,323.15     $ 4,907.14
----------------------------------------------------------------------------------------------------------



16 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant    Minimum
 Contract type   issue ages      contributions                       Source of contributions        Limitations on contributions
-----------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85          o $5,000 (initial)           o After-tax money.             o For annuitants up to age 83
                                                                                                     at contract issue, no addi-
                                       o $500 (additional)          o Paid to us by check or         tional contributions may be
                                                                      transfer of contract value in  made after attainment of
                                                                      a tax-deferred exchange        age 84 or, if later, the first
                                                                      under Section 1035 of the      contract anniversary.
                                                                      Internal Revenue Code.
                                                                                                   o For annuitants age 84 and
                                                                                                     older at contract issue,
                                                                                                     additional contributions may
                                                                                                     be made up to one year
                                                                                                     from contract issue.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant    Minimum
Contract type    issue ages      contributions          Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85   o  $5,000 (initial)   o Eligible rollover distribu-    o For annuitants up to age 83
                                                         tions from TSA contracts or      at contract issue, no addi-
                                 o  $50 (additional)     other 403(b) arrangements,       tional contributions may be
                                                         qualified plans, and govern-     made after attainment of
                                                         mental employer 457(b)           age 84 or, if later, the first
                                                         plans.                           contract anniversary.

                                                       o Rollovers from another         o For annuitants age 84 and
                                                         traditional individual retire-   older at contract issue, addi-
                                                         ment arrangement.                tional contributions may be
                                                                                          made up to one year from
                                                       o Direct custodian-to-             contract issue.
                                                         custodian transfers from
                                                         another traditional indi-      o Contributions after age 70-1/2
                                                         vidual retirement                must be net of required
                                                         arrangement.                     minimum distributions.

                                                       o Regular IRA contributions.     o Although we accept regular
                                                                                          IRA contributions (limited to
                                                       o Additional "catch-up" con-       $3,000 for 2004 and
                                                         tributions.                      $4,000 for 2005) under
                                                                                          rollover IRA contracts, we
                                                                                          intend that this contract be
                                                                                          used primarily for rollover
                                                                                          and direct transfer
                                                                                          contributions.

                                                                                         o Additional catch-up contri-
                                                                                           butions of up to $500 can
                                                                                           be made for the calendar
                                                                                           year 2004 or 2005 where
                                                                                           the owner is at least age 50
                                                                                           but under age 70-1/2 at any
                                                                                           time during the calendar
                                                                                           year for which the contribu-
                                                                                           tion is made.
-----------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 19

-----------------------------------------------------------------------------------------------------------
                   Available
                  for annuitant    Minimum
Contract type    issue ages      contributions
------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85   o $5,000 (initial)
IRA
                                  o $50 (additional)


-----------------------------------------------------------------------------------------------------------


Contract type     Source of contributions        Limitations on contributions
-----------------------------------------------------------------------------------------------------------
Roth Conversion   o Rollovers from another       o For annuitants up to age 83
IRA                 Roth IRA.                      at contract issue, no addi-
                                                   tional contributions may be
                  o Conversion rollovers from a    made after attainment of
                    traditional IRA.               age 84, or, if later, the first
                                                   contract anniversary.
                  o Direct transfers from
                    another Roth IRA.            o For annuitants age 84 and
                                                   older at contract issue, addi-
                  o Regular Roth IRA               tional contributions may be
                    contributions.                 made up to one year from
                                                   contract issue.
                  o Additional catch-up contri-
                    butions.                     o Conversion rollovers after
                                                   age 70-1/2 must be net of
                                                   required minimum distribu-
                                                   tions for the traditional IRA
                                                   you are rolling over.

                                                 o You cannot roll over funds
                                                   from a traditional IRA if your
                                                   adjusted gross income is
                                                   $100,000 or more.

                                                 o Although we accept regular
                                                   Roth IRA contributions (lim-
                                                   ited to $3,000 for 2004 and
                                                   $4,000 for 2005) under
                                                   Roth IRA contracts, we
                                                   intend that this contract be
                                                   used primarily for rollover
                                                   and direct transfer
                                                   contributions.

                                                 o Additional catch-up contri-
                                                   butions of up to $500 can
                                                   be made for the calendar
                                                   year 2004 or 2005 where
                                                   the owner is at least age 50
                                                   at any time during the calen-
                                                   dar year for which the
                                                   contribution is made.
 ----------------------------------------------------------------------------------------------------------


20 Contract features and benefits

--------------------------------------------------------------------------------------------------
                  Available
                 for annuitant    Minimum
Contract type     issue ages      contributions
--------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85   o $5,000 (initial)


                                 o $500 (additional)





---------------------------------------------------------------------------------------------------
QP               20 through 75   o $5,000 (initial)

                                 o $500 (additional)



See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
Contract type    Source of contributions         Limitations on contributions
---------------------------------------------------------------------------------------------------
Rollover TSA     o Direct transfers of pre-tax   o For annuitants up to age 83
                   funds from another contract     at contract issue, no addi-
                   or arrangement under Sec-       tional contributions may be
                   tion 403(b) of the Internal     made after attainment of
                   Revenue Code, complying         age 84, or, if later, the first
                   with IRS Revenue Ruling         contract anniversary.
                   90-24.
                                                 o For annuitants age 84 and
                 o Eligible rollover distribu-     older at contract issue, addi-
                   tions of pre-tax funds from     tional contributions may be
                   other 403(b) plans. Subse-      made up to one year from
                   quent contributions may         contract issue.
                   also be rollovers from quali-
                   fied plans, governmental      o Rollover or direct transfer
                   employer 457(b) plans and       contributions after age 70-1/2
                   traditional IRAs.               must be net of any required
                                                   minimum distributions.

                                                 o We do not accept employer-
                                                   remitted contributions.
---------------------------------------------------------------------------------------------------
QP               o Only transfer contributions   o We do not accept regular
                   from an existing defined        ongoing payroll
                   contribution qualified plan     contributions.
                   trust.
                                                 o Only one additional transfer
                 o The plan must be qualified      contribution may be made
                   under Section 401(a) of the     during a contract year.
                   Internal Revenue Code.
                                                 o No additional transfer con-
                 o For 401(k) plans, trans-        tributions after the
                   ferred contributions may        attainment of age 76 or, if
                   only include employee pre-      later, the first contract
                   tax contributions.              anniversary.

                                                 o Contributions after age 70-1/2
                                                   must be net of any required
                                                   minimum distributions.

                                                 o A separate QP contract must
                                                   be established for each plan
                                                   participant.

                                                 o We do not accept employer-
                                                   remitted contributions.

                                                 o We do not accept contribu-
                                                   tions from defined benefit
                                                   plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
---------------------------------------------------------------------------------------------------


                                              Contract features and benefits 21

----------------------------------------------------------------------------------------------------
                    Available
                   for annuitant    Minimum
Contract type       issue ages      contributions
----------------------------------------------------------------------------------------------------
Flexible Premium   20 through 70    o $2,000 (initial)
IRA
                                    o $50 (additional)



----------------------------------------------------------------------------------------------------


 Contract type      Source of contributions          Limitations on contributions
----------------------------------------------------------------------------------------------------
Flexible Premium   o Regular traditional IRA        o No regular IRA contributions
IRA                  contributions.                   in the calendar year you turn
                                                      age 70-1/2 and thereafter.
                   o Additional catch-up
                     contributions.                 o Rollover and direct transfer
                                                      contributions may be made
                   o Eligible rollover distribu-      up to the attainment of age
                     tions from TSA contracts or      84.
                     other 403(b) arrangements,
                     qualified plans, and govern-   o Regular contributions may
                     mental employer 457(b)           not exceed $3,000 for 2004
                     plans.                           or $4,000 for 2005.

                   o Rollovers from another         o Rollover and direct transfer
                     traditional individual retire-   contributions after age 70-1/2
                     ment arrangement.                must be net of required
                                                      minimum distributions.
                   o Direct custodian-
                     to-custodian transfers from    o Although we accept rollover
                     another traditional indi-        and direct transfer contribu-
                     vidual retirement                tions under the Flexible
                     arrangement.                     Premium IRA contract, we
                                                      intend that this contract be
                                                      used for ongoing regular
                                                      contributions.

                                                    o Additional catch-up contri-
                                                      butions of up to $500 can
                                                      be made for the calendar
                                                      year 2004 or 2005 where
                                                      the owner is at least age 50
                                                      but under age 70-1/2 at any
                                                      time during the calendar
                                                      year for which the contribu-
                                                      tion is made.
----------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------

                    Available
                   for annuitant    Minimum
Contract type       issue ages      contributions
------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 85    o $2,000 (initial)
Roth IRA
                                    o $50 (additional)
------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70             o $5,000 (initial)
Beneficiary Con-                    o $1,000 (additional)
tinuation
Contract (tradi-
tional IRA or
Roth IRA)
----------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
Contract type      Source of contributions         Limitations on contributions
------------------------------------------------------------------------------------------------------------
Flexible Premium   o Regular after-tax             o For annuitants up to age 83
Roth IRA             contributions.                  at contract issue, no addi-
                                                     tional contributions may be
                   o Additional catch-up             made after the attainment
                     contributions.                  of age 84, or, if later, the first
                                                     contract anniversary.

                   o Rollovers from another        o For annuitants age 84 and
                     Roth IRA.                       older at contract issue addi-
                                                     tional contributions may be
                                                     made up to one year from
                   o Conversion rollovers from a     contract issue.
                     traditional IRA.
                                                   o Regular Roth IRA contribu-
                   o Direct transfers from           tions may not exceed
                     another Roth IRA.               $3,000 for 2004 or $4,000
                                                     for 2005.

                                                   o Contributions are subject to
                                                     income limits and other tax
                                                     rules.

                                                   o Although we accept rollover
                                                     and direct transfer contribu-
                                                     tions under the Flexible
                                                     Premium Roth IRA contract,
                                                     we intend that this contract
                                                     be used for ongoing regular
                                                     Roth IRA contributions.

                                                   o Additional catch-up contri-
                                                     butions of up to $500 can
                                                     be made for the calendar
                                                     year 2004 or 2005 where
                                                     the owner is at least age 50
                                                     at any time during the calen-
                                                     dar year for which the
                                                     contribution is made.
-----------------------------------------------------------------------------------------------------------
Inherited IRA      o (If contract is traditional   o Any additional contributions
Beneficiary Con-      IRA) Direct custodian-to-      must be from same type of
tinuation             custodian transfers of your    IRA of same deceased
Contract (tradi-      interest as death beneficiary  owner.
tional IRA or         of the deceased owner's
Roth IRA)             traditional individual retire-
                      ment arrangement.

                   o (If contract is Roth IRA)
                      Direct custodian-to-
                      custodian transfers of your
                      interest as death beneficiary
                      of the deceased owner's
                      Roth IRA.
------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 23

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------
HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.
--------------------------------------------------------------------------------

24  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.

-----------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective
-----------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.
-----------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.
-----------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a
 ALLOCATION                   greater emphasis on current income.
-----------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.
-----------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,
 ALLOCATION                   with a greater emphasis on capital appreciation.
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.
 EQUITY
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital
                              appreciation, consistent with a prudent level of risk.
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current
                              income and capital appreciation.
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.
 INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.
 CORE EQUITY
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
Portfolio Name                 Adviser(s)
-----------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     o Equitable Life
-----------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   o Equitable Life
-----------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         o Equitable Life
 ALLOCATION
-----------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       o Equitable Life
-----------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             o Equitable Life
 ALLOCATION
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    o Alliance Capital Management L.P.
 EQUITY                       o MFS Investment Management
                              o Marsico Capital Management, LLC
                              o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     o BlackRock Advisors, Inc.
                              o Pacific Investment Management Company
                                LLC
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   o A I M Capital Management, Inc.
                              o RCM Capital Management LLC
                              o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    o Alliance Capital Management L.P.
                              o Pacific Investment Management Company
                                LLC
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP               o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY           Bernstein Investment Research and Manage-
                                ment Unit
                              o Bank of Ireland Asset Management
                                (U.S.) Limited
                              o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P., through its
 CORE EQUITY                    Bernstein Investment Research and Manage-
                                ment Unit
                              o Janus Capital Management LLC
                              o Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------

                                              Contract features and benefits 25

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH                                                                                 o RCM Capital Management LLC
                                                                                        o TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE                                                                                  o Institutional Capital Corporation
                                                                                        o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH                                                                             o Franklin Advisers, Inc.
                                                                                        o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                              o TCW Investment Management Company
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                o Capital Guardian Trust Company
 INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level consis-
                             tent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with mod-
                             erate risk to capital and maintenance of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.
 COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-
                             tive to seek reasonable current income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve
                             its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary
 VALUE                       objective.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased
                             income that results from this growth.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the
                             deduction of portfolio expenses) the total return of the
                             Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                Seeks to achieve long-term growth of capital.
-----------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                Objective
-----------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE   Seeks to increase the value of your investment in bull
 LONG/SHORT EQUITY           markets and bear markets through strategies that are
                             designed to have limited exposure to general equity
                             market risk.
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   o Morgan Stanley Investment Management,
                               Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           o Evergreen Investment Management
                               Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     o J.P. Morgan Investment Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    o Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    o Lazard Asset Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       o Mercury Advisors
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     o Merrill Lynch Investment Managers Interna-
 VALUE                         tional Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       o MFS Investment Management
 COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    o Putnam Investment Management, LLC
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            o Putnam Investment Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                o Firsthand Capital Management, Inc.
                             o RCM Capital Management LLC
                             o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                Investment Manager/Adviser
-----------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE   o Charles Schwab Investment Management,
 LONG/SHORT EQUITY             Inc.
                             o AXA Rosenberg Investment Management LLC
-----------------------------------------------------------------------------------------------------------------------------------

                                              Contract features and benefits 27

-----------------------------------------------------------------------------------------------------------------------------------

The Universal Institutional
Funds, Inc.
Portfolio Name                     Objective                                                   Investment Manager
-----------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and long-     o Van Kampen(2)
                                  term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                  including real estate investment trusts.
-----------------------------------------------------------------------------------------------------------------------------------


(1)   "Class II" shares are defined in the current underlying Trust prospectus.



(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



28 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.


We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state) or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2004. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the Guaranteed Interest Option.



FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time, there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers, from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004, the next available maturity date was February 13, 2012. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


                                              Contract features and benefits  29
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING


The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.


We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is currently available. You allocate the rest of your contribution to the variable investment options and the guaranteed interest option however you choose.

For example, if your initial contribution is $10,000, and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 13, 2014, since the rate to maturity was 3.73% on February 13, 2004, we would have allocated $6,931 to that fixed maturity option and the balance to your choice of variable investment options and the guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional to see if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over


30  Contract features and benefits
an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the



                                              Contract features and benefits  31
last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.



YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate
  Government Securities and EQ/Money Market) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),
                                       or


o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday plus any contribution made since the most recent contract anniversary,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR LIVING BENEFIT OPTION


The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract as an Inherited IRA, the guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:



32  Contract features and benefits

----------------------------------------------
               Level payments
----------------------------------------------
                       Period  certain  years
     Annuitant's     -------------------------
  age at excise       IRAs            NQ
----------------------------------------------
      60-75           10              10
        76             9              10
        77             8              10
        78             7              10
        79             7              10
        80             7              10
        81             7               9
        82             7               8
        83             7               7
        84             6               6
        85             5               5
----------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.


------------------------------------------------------
                              guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
------------------------------------------------------
            10            $11,891
            15            $18,597
------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).


You will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;


                                              Contract features and benefits  33

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(v) For a successor owner/annuitant, the earliest exercise date will be based on the original contract issue date and the age of successor owner/annuitant as of the Processing Date successor owner/ annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the highest amount.

OPTIONAL ENHANCED DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0-70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it. In New York, only the standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.


The standard death benefit is the only death benefit available for annuitants who are age 85 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA contracts.

                      ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit less total net contributions, multiplied by 40%


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the


34  Contract features and benefits
account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.


Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, will apply as described in "Charges and expenses" later in this Prospectus.

o The Living benefit, successor owner/annuitant feature, special dollar cost averaging program, automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.


                                              Contract features and benefits  35

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.


36  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


                                           Determining your contract's value  37

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2004, maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict



38 Transferring your money among investment options access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed; and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or fixed maturity options.


                            Transferring your money among investment options  39

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                    Method of withdrawal
                   -------------------------------------------------------------
                                                                 Lifetime
                                                                 required
                                              Substantially      minimum
 Contract           Lump sum    Systematic        equal        distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA             Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------
QP                    Yes           No             No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



** This contract pays out post-death required minimum distributions. See
   "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.




LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)


We offer our "substantially equal withdrawals" option to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal with-



40  Accessing your money
drawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts sub-


                                                        Accessing your money  41
ject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in
   payout options                     New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment


42  Accessing your money
   before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply your account value of your Equitable Accumulator(R) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax advisor. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply, as well as other various differences. See "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager Prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) is imposed if you select a period


                                                        Accessing your money  43
certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager life contingent payout options, no withdrawal charge is imposed under the Equitable Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below:

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.

For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:




--------------------------------------------------------------------------------
           New York                    Pennsylvania
--------------------------------------------------------------------------------
                     Maximum                       Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
--------------------------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
      84             94            81-85            90
      85             95
--------------------------------------------------------------------------------


This may also be different in other states.

Before the last day by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


44  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of .75% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each


                                                        Charges and expenses  45
contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                         Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------

   Percentage of
    contribution  7%    7%    6%    6%    5%    3%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.


The withdrawal charge does not apply in the circumstances described below.

15% free withdrawal amount. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.

Disability, terminal illness or confinement to nursing home.
The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate, or custodial nursing care;
- it provides continuous room and board to three or more persons;
- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 7 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.


46  Charges and expenses

-----------------------------------------------
     NY Alternate         NY Alternate
       Scale I              Scale II
-----------------------------------------------
                        Year of transfer
  Year of investment      within fixed
  in fixed maturity         maturity
       option*               option*
-----------------------------------------------
  Within year 1   7%   Within year 1   5%
-----------------------------------------------
        2         6%         2         4%
-----------------------------------------------
        3         5%         3         3%
-----------------------------------------------
        4         4%         4         2%
-----------------------------------------------
        5         3%         5         1%
-----------------------------------------------
        6         2%    After year 5   0%
-----------------------------------------------
        7         1%
-----------------------------------------------
   After year 7   0%   Not to exceed 1%
                       times the number of
                       years remaining in
                       the fixed maturity
                       option, rounded to
                       the higher number of
                       years. In other
                       words, if 4.3 years
                       remain,
                       it would be a 5%
                       charge.
-----------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base for which it is in effect.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If these amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



PROTECTION PLUS CHARGE


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-


                                                        Charges and expenses  47
out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.50%.

o 12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


48  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


                                                    Payment of death benefit  49

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ


50  Payment of death benefit
contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals.


o No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  51

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits and the Living Benefit guaranteed minimum income benefit, Special Dollar Cost Averaging, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


52  Tax information

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.



SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.



The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the



                                                             Tax information  53
tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. We also offer the Inherited IRA for payment of post death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA



54  Tax information
contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.



PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.


                                                             Tax information  55

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Rollover TSA contract with the optional Protection Plus feature.




CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Rollover TSA contract:

o a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans, and traditional IRAs as well as other TSAs and 403(b) arrangements . All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Rollover TSA; or

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).


56  Tax information

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from TSAs before you reach age 59-1/2 unless an exception applies.


Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers and transfers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic



                                                             Tax information  57
annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


58  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49 operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account No. 49.

Each subaccount (variable investment option) within the Separate Accounts invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, either Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Accounts; and


(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS


The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:





------------------------------------------------------------
    Fixed Maturity
   Options with
   February 13th       Rate to Maturity       Price
  Maturity Date of          as of           Per $100 of
   Maturity Year     February 13, 2004    Maturity Value
------------------------------------------------------------
        2005              3.00%*                $ 97.08
        2006              3.00%*                $ 94.25
        2007              3.00%*                $ 91.51
        2008              3.00%*                $ 88.84
        2009              3.00%*                $ 86.25
        2010              3.00%*                $ 83.73
        2011              3.00%*                $ 81.30
        2012              3.30%                 $ 77.11
        2013              3.53%                 $ 73.16
        2014              3.73%                 $ 69.31
------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

  (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.


                                                            More information  59

  (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

  (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMO's maturity date.

  (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by the information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we



60  More information
have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.



CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.



                                                            More information  61

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.



62  More information

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 6.5% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  63

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this Prospectus because it is incorporated by reference.

After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).



64  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.20%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2003        2002
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  42.39    $  36.01
  Number of units outstanding (000's)                                                          4,208       1,221
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  50.07    $  36.85
  Number of units outstanding (000's)                                                            265         161
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.96    $  10.69
  Number of units outstanding (000's)                                                         12,153       4,285
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.01    $   7.91
  Number of units outstanding (000's)                                                          3,394         929
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  28.20    $  23.29
  Number of units outstanding (000's)                                                          4,511         903
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.38    $   7.82
  Number of units outstanding (000's)                                                          3,008         923
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.69    $   7.65
  Number of units outstanding (000's)                                                          2,952       1,004
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.77    $   6.80
  Number of units outstanding (000's)                                                          5,953       2,130
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.26    $   7.92
  Number of units outstanding (000's)                                                          5,210       1,722
AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.60    $   6.21
  Number of units outstanding (000's)                                                          7,657       2,602
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.25    $   7.38
  Number of units outstanding (000's)                                                          5,443       1,889
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.83    $   5.67
  Number of units outstanding (000's)                                                          1,530         306
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 220.33    $ 149.11
  Number of units outstanding (000's)                                                            548         222
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  52.44    $  70.94    $  82.86
  Number of units outstanding (000's)                                                            153         185         213
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  24.29    $  24.42    $  27.13
  Number of units outstanding (000's)                                                            221         260         329
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 226.39    $ 256.74    $ 303.01
  Number of units outstanding (000's)                                                            154         188         205
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                1998        1997        1996
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  70.74    $  71.57    $  65.53
  Number of units outstanding (000's)                                                            266         279           9
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  28.48    $  30.46    $  26.09
  Number of units outstanding (000's)                                                            422         439          24
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 245.58    $ 192.60    $ 151.23
  Number of units outstanding (000's)                                                            230         240           8
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            2003          2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  25.91     $ 20.11
  Number of units outstanding (000's)                                                          5,046       1,615
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
  Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.91     $ 18.73
  Number of units outstanding (000's)                                                          4,619       1,850
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.55     $  8.65
  Number of units outstanding (000's)                                                          5,125       1,285
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.92     $  4.86
  Number of units outstanding (000's)                                                          5,986       2,292
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.77     $ 15.42
  Number of units outstanding (000's)                                                          4,326       1,432
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.80     $  9.91
  Number of units outstanding (000's)                                                          4,091       1,279
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.99     $ 10.22
  Number of units outstanding (000's)                                                         14,531       4,578
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.00     $  6.33
  Number of units outstanding (000's)                                                            744         182
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.60     $  7.33
  Number of units outstanding (000's)                                                          6,516       1,628
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.41     $  8.01
  Number of units outstanding (000's)                                                          7,741       2,252
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.36     $  7.69
  Number of units outstanding (000's)                                                         13,433       2,981
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.81     $  5.72
  Number of units outstanding (000's)                                                          2,700         737
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.92     $ 18.94
  Number of units outstanding (000's)                                                          8,439       2,393
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.95     $  5.82
  Number of units outstanding (000's)                                                          2,600         551
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI /Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.78     $  6.89
  Number of units outstanding (000's)                                                         12,491       2,799
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               2001       2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --          --
  Number of units outstanding (000's)                                                            --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
 Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --          --
  Number of units outstanding (000's)                                                            --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --          --
  Number of units outstanding (000's)                                                            --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  7.15    $  9.52     $ 11.80
  Number of units outstanding (000's)                                                            89        114          79
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --          --
  Number of units outstanding (000's)                                                            --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 14.38    $ 16.78     $ 14.94
  Number of units outstanding (000's)                                                           105        191          50
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 11.97    $ 11.75     $ 12.13
  Number of units outstanding (000's)                                                           114         54          46
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
  Unit value                                                                                $  8.70         --          --
  Number of units outstanding (000's)                                                            --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.73    $ 11.17     $ 13.97
  Number of units outstanding (000's)                                                            26         23          15
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.76    $ 11.12     $ 10.62
  Number of units outstanding (000's)                                                            17         10           3
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 10.20    $ 10.53     $ 10.29
  Number of units outstanding (000's)                                                            59          8           7
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  6.15    $  6.56     $ 11.08
  Number of units outstanding (000's)                                                            43         55          52
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 24.71    $ 28.47          --
  Number of units outstanding (000's)                                                            71         78          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --         --          --
  Number of units outstanding (000's)                                                            --         --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI /Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  8.56    $ 10.00          --
  Number of units outstanding (000's)                                                            19          7          --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                1998        1997      1996
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
 Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
  Unit value                                                                                 $ 11.85     $ 12.55      --
  Number of units outstanding (000's)                                                            102          89      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.86          --      --
  Number of units outstanding (000's)                                                             22          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  5.73          --      --
  Number of units outstanding (000's)                                                             16          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI /Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --      --
  Number of units outstanding (000's)                                                             --          --      --
------------------------------------------------------------------------------------------------------------------------------------



A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              2003       2002
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.51    $  9.51
  Number of units outstanding (000's)                                                          8,508      3,161
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.60    $ 13.32
  Number of units outstanding (000's)                                                         11,974      3,674
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.47    $  4.40
  Number of units outstanding (000's)                                                          5,658      2,123
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.55    $ 10.70
  Number of units outstanding (000's)                                                          8,124      2,322
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.84    $  9.91
  Number of units outstanding (000's)                                                         13,403      2,875
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.49    $ 14.26
  Number of units outstanding (000's)                                                          5,670      1,591
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.22    $ 11.24
  Number of units outstanding (000's)                                                          4,396      1,445
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.00    $  9.39
  Number of units outstanding (000's)                                                          1,506        496
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.23    $  6.83
  Number of units outstanding (000's)                                                          4,026        993
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  29.33    $ 29.52
  Number of units outstanding (000's)                                                          1,972      1,554
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.19    $  9.73
  Number of units outstanding (000's)                                                          3,680      1,342
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.58    $  9.46
  Number of units outstanding (000's)                                                          2,153        710
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.48    $  8.66
  Number of units outstanding (000's)                                                          3,847      1,053
------------------------------------------------------------------------------------------------------------------------------------
EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.10    $  2.89
  Number of units outstanding (000's)                                                          3,485        925
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.28     $ 10.98          --
  Number of units outstanding (000's)                                                             37           9          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.30     $ 11.54     $ 10.47
  Number of units outstanding (000's)                                                            280         141         139
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  6.39     $  8.40          --
  Number of units outstanding (000's)                                                             20          29          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.57     $ 10.81     $  9.23
  Number of units outstanding (000's)                                                            111          41          20
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.35          --          --
  Number of units outstanding (000's)                                                              2          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.65     $ 17.60     $ 20.32
  Number of units outstanding (000's)                                                            154         182         199
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.47     $ 22.21     $ 27.70
  Number of units outstanding (000's)                                                            147         214         227
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.75     $ 10.54     $ 10.74
  Number of units outstanding (000's)                                                             77          42          31
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 29.51     $ 28.84     $ 27.54
  Number of units outstanding (000's)                                                            256         266         360
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.16     $ 13.21     $ 12.52
  Number of units outstanding (000's)                                                            324         341         423
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.00     $ 17.41     $ 21.43
  Number of units outstanding (000's)                                                            193         235         245
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.07     $ 10.99     $ 11.51
  Number of units outstanding (000's)                                                             23          18          18
------------------------------------------------------------------------------------------------------------------------------------
EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  4.94     $  6.62          --
  Number of units outstanding (000's)                                                             51          66          --
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                1998        1997        1996
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.77          --          --
  Number of units outstanding (000's)                                                             98          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.18          --          --
  Number of units outstanding (000's)                                                             26          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.83     $ 10.87          --
  Number of units outstanding (000's)                                                            190         187          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.14     $ 12.14          --
  Number of units outstanding (000's)                                                            176         149          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 26.62     $ 25.64     $ 24.68
  Number of units outstanding (000's)                                                            329         359         127
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.85     $ 11.53          --
  Number of units outstanding (000's)                                                            506         383          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.65     $ 12.37          --
  Number of units outstanding (000's)                                                            160         124          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.65          --          --
  Number of units outstanding (000's)                                                             18          --          --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
  Number of units outstanding (000's)                                                             --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-3

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and



o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





-------------------------------------------------------------------------------------
                                                            Hypothetical Assumed
                                                             rate to maturity on
                                                              February 13, 2009
-------------------------------------------------------------------------------------
                                                               5.00%        9.00%
-------------------------------------------------------------------------------------
As of February 13, 2009 (before withdrawal)
-------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082     $ 119,503
-------------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,104     $ 131,104
-------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                $ 12,978     $ (11,601)
-------------------------------------------------------------------------------------
On February 13, 2009 (after withdrawal)
-------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,504     $  (4,854)
-------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496     $  54,854
-------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,608     $  76,250
-------------------------------------------------------------------------------------
(7) Maturity value                                         $120,091     $ 106,965
-------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,082     $  69,503
-------------------------------------------------------------------------------------


You should note that under this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value adjustment is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.
The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




-------------------------------------------------------------------------------------
   End of                           6% roll up to age 85      Annual ratchet to age 85
 contract                               enhanced                    enhanced
   year         Account value       death benefit(1)              death benefit
-------------------------------------------------------------------------------------
     1           $105,000             $  106,000(1)               $  105,000(3)
-------------------------------------------------------------------------------------
     2           $115,500             $  112,360(2)               $  115,500(3)
-------------------------------------------------------------------------------------
     3           $129,360             $  119,102(2)               $  129,360(3)
-------------------------------------------------------------------------------------
     4           $103,488             $  126,248(1)               $  129,360(4)
-------------------------------------------------------------------------------------
     5           $113,837             $  133,823(1)               $  129,360(4)
-------------------------------------------------------------------------------------
     6           $127,497             $  141,852(1)               $  129,360(4)
-------------------------------------------------------------------------------------
     7           $127,497             $  150,363(1)               $  129,360(4)
-------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85


The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


D-1 Appendix IV: Enhanced death benefit example

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.88)% and 3.12% for the Accumulator Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit, and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1

Variable Deferred Annuity
Accumulator
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up or the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus


                       Guaranteed Minimum Income Benefit

                                                            Greater of 6% Roll
                                                                    up
                                                             to age 85 or the
                                                                  Annual
                                                             Ratchet to age 85
                                                                Guaranteed
                                                               Minimum Death
                        Account Value        Cash Value           Benefit
                     ------------------- ------------------ -------------------
       Contract Year     0%        6%       0%        6%        0%        6%
 Age  -------------- --------- --------- -------- --------- --------- ---------
 60          1        100,000  100,000    93,000    93,000   100,000  100,000
 61          2         95,408  101,387    88,408    94,387   106,000  106,000
 62          3         90,893  102,735    84,893    96,735   112,360  112,360
 63          4         86,446  104,038    80,446    98,038   119,102  119,102
 64          5         82,062  105,290    77,062   100,290   126,248  126,248
 65          6         77,732  106,485    74,732   103,485   133,823  133,823
 66          7         73,449  107,614    72,449   106,614   141,852  141,852
 67          8         69,207  108,672    69,207   108,672   150,363  150,363
 68          9         64,997  109,649    64,997   109,649   159,385  159,385
 69         10         60,812  110,538    60,812   110,538   168,948  168,948
 74         15         39,927  113,302    39,927   113,302   226,090  226,090
 79         20         18,355  112,146    18,355   112,146   302,560  302,560
 84         25              0  105,063         0   105,063         0  404,893
 89         30              0  103,357         0   103,357         0  429,187
 94         35              0  104,273         0   104,273         0  429,187
 95         36              0  104,471         0   104,471         0  429,187



                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
      Total Death Benefit ------------------------------------
        with Protection       Guaranteed       Hypothetical
              Plus              Income            Income
      ------------------- ------------------ -----------------
          0%        6%        0%       6%        0%       6%
 Age  --------- --------- --------- -------- --------- -------
 60    100,000  100,000      N/A      N/A       N/A      N/A
 61    108,400  108,400      N/A      N/A       N/A      N/A
 62    117,304  117,304      N/A      N/A       N/A      N/A
 63    126,742  126,742      N/A      N/A       N/A      N/A
 64    136,747  136,747      N/A      N/A       N/A      N/A
 65    147,352  147,352      N/A      N/A       N/A      N/A
 66    158,593  158,593      N/A      N/A       N/A      N/A
 67    170,508  170,508      N/A      N/A       N/A      N/A
 68    183,139  183,139      N/A      N/A       N/A      N/A
 69    196,527  196,527      N/A      N/A       N/A      N/A
 74    276,527  276,527    14,266   14,266    14,266   14,266
 79    383,584  383,584    20,393   20,393    20,393   20,393
 84          0  493,179         0   34,821         0   34,821
 89          0  517,472      N/A      N/A       N/A      N/A
 94          0  517,472      N/A      N/A       N/A      N/A
 95          0  517,472      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                              2
Unit Values                                                                 15

Equitable Life's Pending Name Change                                        15
Custodian and Independent Auditors                                          15
Distribution of the Contracts                                               15
Financial Statements                                                        16



How to Obtain an Equitable Accumulator(R) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator(R) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip






(SAI 13AMLF(5/03))


                                                          X00682/Core '02 Series

Equitable Accumulator(R) Plus(SM)


A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) PLUS(SM)?


Equitable Accumulator(R) Plus(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.





--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate - Class II
--------------------------------------------------------------------------------




(1) The "AXA Allocation" portfolios.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3) Formerly named "AXA Rosenberg VIT Value Long/Short Equity."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.




The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                          X00701/Plus '02 Series

Contents of this Prospectus

--------------------------------------------------------------------------------





EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Plus(SM) at a glance -- key features                8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14
Condensed financial information                                             17



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           18
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        18
Owner and annuitant requirements                                            20
How you can make your contributions                                         20
What are your investment options under the contract?                        20
Allocating your contributions                                               26
Credits                                                                     27
Your benefit base                                                           28
Annuity purchase factors                                                    28
Our Living Benefit option                                                   29
Guaranteed minimum death benefit                                            30
Your right to cancel within a certain number of days                        31



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        32
--------------------------------------------------------------------------------
Your account value and cash value                                           32
Your contract's value in the variable investment options                    32

Your contract's value in the guaranteed interest account                    32

Your contract's value in the fixed maturity options                         32
Termination of your contract                                                32



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                     33
--------------------------------------------------------------------------------
Transferring your account value                                             33
Disruptive transfer activity                                                33
Rebalancing your account value                                              34

----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     35
--------------------------------------------------------------------------------
Withdrawing your account value                                              35
How withdrawals are taken from your account value                           36
How withdrawals affect your guaranteed
     minimum income benefit and guaranteed
     minimum death benefit                                                  36
Loans under rollover TSA contracts                                          36
Surrendering your contract to receive its cash value                        37
When to expect payments                                                     37
Your annuity payout options                                                 37



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     40
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         40
Charges that the Trusts deduct                                              42
Group or sponsored arrangements                                             42
Other distribution arrangements                                             42



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 43
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     43
How death benefit payment is made                                           43
Beneficiary continuation option                                             44



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          46
--------------------------------------------------------------------------------
Overview                                                                    46
Buying a contract to fund a retirement arrangement                          46
Transfers among variable investment options                                 46
Taxation of nonqualified annuities                                          46
Individual retirement arrangements (IRAs)                                   48
Special rules for contracts funding qualified plans                         50
Tax Sheltered Annuity contracts (TSAs)                                      50
Federal and state income tax withholding and information
      reporting                                                             51
Impact of taxes to Equitable Life                                           52



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         53
--------------------------------------------------------------------------------
About Separate Account No. 49                                               53
About the Trusts                                                            53
About our fixed maturity options                                            53
About the general account                                                   54
About other methods of payment                                              54
Dates and prices at which contract events occur                             55
About your voting rights                                                    55
About legal proceedings                                                     56

About our independent auditors                                              56

Financial statements                                                        56
Transfers of ownership, collateral assignments, loans
      and borrowing                                                         56

Distribution of the contracts                                               56


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          58
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
  I -- Condensed financial information                                     A-1

 II -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
 IV -- Guaranteed enhanced death benefit example                           D-1
  V -- Hypothetical illustrations                                          E-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.






                                                                Page
   account value                                                  32
   administrative Charge                                          40
   annual administrative charge                                   40
   annual ratchet death benefit                                   28
   annuitant                                                      18
   annuity maturity date                                          39
   annuity payout options                                         37
   annuity purchase factors                                       28
   automatic investment program                                   55
   beneficiary                                                    43
   Beneficiary Continuation Option ("BCO")                        44
   benefit base                                                   28
   business day                                                   55
   cash value                                                     32
   charges for state premium and other applicable taxes           42
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              49
      regular contributions                                       49
      rollovers and transfers                                     49
   credit                                                         27
   disability, terminal illness or confinement to nursing home    41
   disruptive transfer activity                                   33
   distribution charge                                            40
   EQAccess                                                        6
   ERISA                                                          36
   Fixed-dollar option                                            26
   fixed maturity options                                         25
   free look                                                      31
   free withdrawal amount                                         41
   general account                                                54
   General dollar cost averaging                                  26
   guaranteed interest option                                     25
   guaranteed minimum death benefit                               30
   guaranteed minimum income benefit                              29
   IRA                                                         cover
   IRS                                                            46
   Investment Simplifier                                          26
   lifetime required minimum distribution withdrawals             36
   Living Benefit option                                          29

                                                                Page
   Living Benefit charge                                          41
   loan reserve account                                           37
   loans under Rollover TSA contracts                             36
   lump sum withdrawals                                           35
   market adjusted amount                                         25
   market value adjustment                                        25
   market timing                                                  33
   maturity dates                                                 25
   maturity value                                                 25
   Mortality and expense risks charge                             40
   NQ                                                          cover
   participant                                                    20
   portfolio                                                   cover
   Principal Assurance Allocation                                 26
   processing office                                               6
   Protection Plus                                                30
   Protection Plus charge                                         42
   QP                                                          cover
   rate to maturity                                               25
   Rebalancing                                                    34
   roll-up death benefit                                          28
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                       48
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       26
   Separate Account 49                                            53
   Standard death benefit                                         28
   substantially equal withdrawals                                35
   Successor owner and annuitant                                  43
   systematic withdrawals                                         35
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                                48
   Trusts                                                      cover
   unit                                                           32
   variable investment options                                    20
   wire transmittals and electronic applications                  54
   Withdrawal charge                                              40



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.




--------------------------------------------------------------------------------------
   Prospectus                   Contract or Supplemental Materials
--------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o   written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o   rates to maturity for the fixed maturity options;

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o   change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQ Access by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;


6  Who is Equitable Life?

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests;

(5) death claims; and

(6) general dollar cost averaging (including the fixed dollar and interest sweep options)


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3) rebalancing;

(4) substantially equal withdrawals;

(5) systematic withdrawals; and

(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Plus(SM) at a glance -- key features



-----------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
management                  professional investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            -------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.
                            o On transfers inside the   No tax on transfers among variable investment options.
                              contract
                            -------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                            Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                            Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
-----------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once the owner elects to annuitize the contract.
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $10,000
                            o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 (IRA contracts)
                            -------------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
-----------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 6% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                            You may also incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Plus(SM) at a glance -- key features

-----------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death
                         benefit options
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.40%.
                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in
                         "Contract features and benefits" later in this Prospectus.
                       o Annual 0.35% Protection Plus charge for this optional death benefit.
                       o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.
                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is
                         $50,000 or more, we will not deduct the charge.
                       o No sales charge deducted at the time you make contributions.
                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions apply.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually,
                         12b-1 fees of either 0.25% or 0.35% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                       QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



                 Equitable Accumulator(R) Plus(SM) at a glance -- key features 9

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



10 Equitable Accumulator(R) Plus(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn* (deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options).(1)      8.00%

Charge if you elect a Variable Immediate Annuity payout option            $350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                0.90%*
Administrative                                                             0.25%
Distribution                                                               0.25%
                                                                          -------
Total annual expenses                                                      1.40%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
$   50,000(2)                                                             $   30
   If your account value on a contract date anniversary is $50,000
   or more                                                                $    0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                 0.00%
   Annual Ratchet to age 85                                               0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                   0.45% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85            0.60% of the greater of the 6% roll-up to age 85
                                                                          benefit base or the Annual Ratchet to age 85 benefit base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                          0.60  %
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                      0.35  %
------------------------------------------------------------------------------------------------------------------------------------


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(3)                                                                 0.56%      10.23%



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Total                     Net Total
                                                                                               Annual      Fee Waivers     Annual
                                                                               Underlying     Expenses       and/or       Expense
                                                                               Portfolio      (Before        Expense        After
                                         Manage-      12b-1        Other        Fees and      Expense      Reimburse-      Expense
 Portfolio Name                       ment Fees(4)   Fees(5)   Expenses(6)    Expenses(7)   Limitation)     ments(8)     Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation               0.10%          0.25%     5.91%          1.08%          7.34%        (5.98)%        1.36%
AXA Conservative Allocation             0.10%          0.25%     9.04%          0.84%         10.23%        (9.13)%        1.10%
AXA Conservative-Plus Allocation        0.10%          0.25%     4.13%          0.88%          5.36%        (4.21)%        1.15%
AXA Moderate Allocation                 0.10%          0.25%     0.39%          0.86%          1.60%        (0.43)%        1.17%
AXA Moderate-Plus Allocation            0.10%          0.25%     1.77%          1.13%          3.25%        (1.87)%        1.38%
AXA Premier VIP Aggressive Equity       0.62%          0.25%     0.15%            --           1.02%           --          1.02%
AXA Premier VIP Core Bond               0.60%          0.25%     0.26%            --           1.11%        (0.16)%        0.95%
AXA Premier VIP Health Care             1.20%          0.25%     0.48%            --           1.93%        (0.08)%        1.85%
AXA Premier VIP High Yield              0.59%          0.25%     0.16%            --           1.00%           --          1.00%
AXA Premier VIP International Equity    1.05%          0.25%     0.73%            --           2.03%        (0.23)%        1.80%
AXA Premier VIP Large Cap Core Equity   0.90%          0.25%     0.52%            --           1.67%        (0.32)%        1.35%
AXA Premier VIP Large Cap Growth        0.90%          0.25%     0.43%            --           1.58%        (0.23)%        1.35%
AXA Premier VIP Large Cap Value         0.90%          0.25%     0.43%            --           1.58%        (0.23)%        1.35%
AXA Premier VIP Small/Mid Cap Growth    1.10%          0.25%     0.35%            --           1.70%        (0.10)%        1.60%
AXA Premier VIP Small/Mid Cap Value     1.10%          0.25%     0.31%            --           1.66%        (0.06)%        1.60%
AXA Premier VIP Technology              1.20%          0.25%     0.83%            --           2.28%        (0.43)%        1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                0.48%          0.25%     0.06%            --           0.79%           --          0.79%
EQ/Alliance Growth and Income           0.57%          0.25%     0.06%            --           0.88%           --          0.88%
EQ/Alliance Intermediate
 Government Securities                  0.49%          0.25%     0.08%            --           0.82%           --          0.82%
EQ/Alliance International               0.74%          0.25%     0.13%            --           1.12%        (0.02)%        1.10%
EQ/Alliance Premier Growth              0.90%          0.25%     0.05%            --           1.20%        (0.04)%        1.16%
EQ/Alliance Quality Bond                0.52%          0.25%     0.06%            --           0.83%           --          0.83%
EQ/Alliance Small Cap Growth            0.75%          0.25%     0.07%            --           1.07%           --          1.07%
EQ/Bernstein Diversified Value          0.64%          0.25%     0.06%            --           0.95%         0.00%         0.95%
EQ/Calvert Socially Responsible         0.65%          0.25%     0.55%            --           1.45%        (0.40)%        1.05%
EQ/Capital Guardian International       0.85%          0.25%     0.21%            --           1.31%        (0.11)%        1.20%
EQ/Capital Guardian Research            0.65%          0.25%     0.07%            --           0.97%        (0.02)%        0.95%
EQ/Capital Guardian U.S. Equity         0.65%          0.25%     0.07%            --           0.97%        (0.02)%        0.95%
EQ/Emerging Markets Equity              1.15%          0.25%     0.40%            --           1.80%         0.00%         1.80%
EQ/Equity 500 Index                     0.25%          0.25%     0.06%            --           0.56%           --          0.56%
EQ/Evergreen Omega                      0.65%          0.25%     0.25%            --           1.15%        (0.20)%        0.95%
EQ/FI Mid Cap                           0.70%          0.25%     0.08%            --           1.03%        (0.03)%        1.00%
EQ/FI Small/Mid Cap Value               0.75%          0.25%     0.10%            --           1.10%         0.00%         1.10%
EQ/Janus Large Cap Growth               0.90%          0.25%     0.09%            --           1.24%        (0.09)%        1.15%
EQ/J.P. Morgan Core Bond                0.44%          0.25%     0.08%            --           0.77%         0.00%         0.77%
EQ/Lazard Small Cap Value               0.75%          0.25%     0.10%            --           1.10%         0.00%         1.10%
EQ/Marsico Focus                        0.90%          0.25%     0.07%            --           1.22%        (0.07)%        1.15%
EQ/Mercury Basic Value Equity           0.60%          0.25%     0.07%            --           0.92%         0.00%         0.92%
EQ/Mercury International Value          0.85%          0.25%     0.16%            --           1.26%        (0.01)%        1.25%
EQ/MFS Emerging Growth Companies        0.65%          0.25%     0.07%            --           0.97%           --          0.97%
EQ/MFS Investors Trust                  0.60%          0.25%     0.11%            --           0.96%        (0.01)%        0.95%
------------------------------------------------------------------------------------------------------------------------------------


12 Fee table

                                                                                                    Total                 Net Total
                                                                                                   Annual    Fee Waivers   Annual
                                                                                   Underlying     Expenses      and/or    Expenses
                                                                                   Portfolio      (Before      Expense     After
                                           Manage-         12b-1         Other      Fees and      Expense     Reimburse-  Expense
                                          ment Fees(4)     Fees(5)    Expenses(6)  Expenses(7)  Limitations    ments(8)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                              0.33%          0.25%         0.06%         --         0.64%           --        0.64%
EQ/Putnam Growth & Income Value              0.60%          0.25%         0.10%         --         0.95%         0.00%       0.95%
EQ/Putnam Voyager                            0.65%          0.25%         0.13%         --         1.03%        (0.08)%      0.95%
EQ/Small Company Index                       0.25%          0.25%         0.35%         --         0.85%         0.00%       0.85%
EQ/Technology                                0.90%          0.25%         0.09%         --         1.24%        (0.09)%      1.15%
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value
  Long/Short Equity                          1.50%          0.25%         5.80%         --         7.55%         (4.57)%     2.98%
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate-- Class II                  0.80%          0.35%         0.31%         --         1.46%         (0.11)%     1.35%
------------------------------------------------------------------------------------------------------------------------------------


Notes:
(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable.

  The withdrawal charge percentage we use is determined by the contract year in which you      Contract
  make the withdrawal or surrender your contract. For each contribution, we consider the       Year
  contract year in which we receive that contribution to be "contract year 1")                 1............... 8.00%
                                                                                               2............... 8.00%
                                                                                               3............... 7.00%
                                                                                               4............... 7.00%
                                                                                               5............... 6.00%
                                                                                               6............... 5.00%
                                                                                               7............... 4.00%
                                                                                               8............... 3.00%
                                                                                               9+.............. 0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.



(6) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocaiton portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of EQ Advisors Trust Portfolio and each AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




-----------------------------------------------
 Portfolio Name
-----------------------------------------------
   AXA Aggressive Allocation           0.95%
-----------------------------------------------
   AXA Conservative Allocation         0.73%
-----------------------------------------------
   AXA Conservative-Plus Allocation    0.78%
-----------------------------------------------
   AXA Moderate Allocation             0.79%
-----------------------------------------------
   AXA Moderate-Plus Allocation        0.99%
-----------------------------------------------
   AXA Premier VIP Aggressive Equity   0.95%
-----------------------------------------------
   AXA Premier VIP Health Care         1.84%
-----------------------------------------------


                                                                   Fee table  13

----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   AXA Premier VIP International Equity    1.73%
----------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.32%
----------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.32%
----------------------------------------------------
   AXA Premier VIP Large Cap Value         1.28%
----------------------------------------------------
   AXA Premier VIP Small/Mid Cap Growth    1.46%
----------------------------------------------------
   AXA Premier VIP Small/Mid Cap Value     1.52%
----------------------------------------------------
   AXA Premier VIP Technology              1.70%
----------------------------------------------------
   EQ/Alliance Common Stock                0.77%
----------------------------------------------------
   EQ/Alliance Growth and Income           0.85%
----------------------------------------------------
   EQ/Alliance Premier Growth              1.15%
----------------------------------------------------
   EQ/Alliance Small Cap Growth            1.03%
----------------------------------------------------
   EQ/Calvert Socially Responsible         1.00%
----------------------------------------------------
   EQ/Capital Guardian International       1.18%
----------------------------------------------------
   EQ/Capital Guardian Research            0.93%
----------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.93%
----------------------------------------------------
   EQ/Emerging Markets Equity              1.78%
----------------------------------------------------
   EQ/Evergreen Omega                      0.84%
----------------------------------------------------
   EQ/FI Mid Cap                           0.88%
----------------------------------------------------
   EQ/FI Small/Mid Cap Value               1.04%
----------------------------------------------------
   EQ/Lazard Small Cap Value               1.00%
----------------------------------------------------
   EQ/Marsico Focus                        1.10%
----------------------------------------------------
   EQ/Mercury Basic Value Equity           0.91%
----------------------------------------------------
   EQ/Mercury International Value          1.18%
----------------------------------------------------
   EQ/MFS Emerging Growth Companies        0.96%
----------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
----------------------------------------------------
   EQ/Putnam Growth & Income Value         0.93%
----------------------------------------------------
   EQ/Putnam Voyager                       0.93%
----------------------------------------------------
   EQ/Technology                           1.01%
----------------------------------------------------


EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.60 per $10,000.


The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


14 Fee table

-----------------------------------------------------------------------------------------------------------
                                                               If you surrender your contract
                                                          at the end of the applicable time period
                   Portfolio Name                     1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,921.80     $ 3,917.98     $ 5,732.81     $  9,233.68
AXA Conservative Allocation                      $ 2,236.88     $ 4,695.42     $ 6,785.67     $ 10,388.54
AXA Conservative-Plus Allocation                 $ 1,705.34     $ 3,353.03     $ 4,920.69     $  8,169.69
AXA Moderate Allocation                          $ 1,295.11     $ 2,211.06     $ 3,162.71     $  5,359.93
AXA Moderate-Plus Allocation                     $ 1,475.16     $ 2,723.93     $ 3,971.17     $  6,737.49
AXA Premier VIP Aggressive Equity                $ 1,231.57     $ 2,025.29     $ 2,862.26     $  4,811.01
AXA Premier VIP Core Bond                        $ 1,241.28     $ 2,054.00     $ 2,909.02     $  4,897.82
AXA Premier VIP Health Care                      $ 1,330.74     $ 2,314.02     $ 3,327.45     $  5,652.35
AXA Premier VIP High Yield                       $ 1,229.42     $ 2,018.90     $ 2,851.84     $  4,791.60
AXA Premier VIP International Equity             $ 1,341.66     $ 2,345.42     $ 3,377.46     $  5,739.93
AXA Premier VIP Large Cap Core Equity            $ 1,302.35     $ 2,232.05     $ 3,196.39     $  5,420.20
AXA Premier VIP Large Cap Growth                 $ 1,292.53     $ 2,203.57     $ 3,150.68     $  5,338.32
AXA Premier VIP Large Cap Value                  $ 1,292.53     $ 2,203.57     $ 3,150.68     $  5,338.32
AXA Premier VIP Small/Mid Cap Growth             $ 1,305.63     $ 2,241.53     $ 3,211.59     $  5,447.32
AXA Premier VIP Small/Mid Cap Value              $ 1,301.26     $ 2,228.89     $ 3,191.32     $  5,411.14
AXA Premier VIP Technology                       $ 1,368.95     $ 2,423.63     $ 3,501.50     $  5,954.80
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,206.76     $ 1,951.65     $ 2,741.93     $  4,585.38
EQ/Alliance Growth and Income                    $ 1,216.47     $ 1,980.51     $ 2,789.16     $  4,674.32
EQ/Alliance Intermediate Government Securities   $ 1,210.00     $ 1,961.28     $ 2,757.69     $  4,615.12
EQ/Alliance International                        $ 1,242.36     $ 2,057.19     $ 2,914.20     $  4,907.41
EQ/Alliance Premier Growth                       $ 1,251.04     $ 2,082.71     $ 2,955.63     $  4,983.84
EQ/Alliance Quality Bond                         $ 1,211.08     $ 1,964.48     $ 2,762.94     $  4,625.01
EQ/Alliance Small Cap Growth                     $ 1,236.97     $ 2,041.25     $ 2,888.26     $  4,859.34
EQ/Bernstein Diversified Value                   $ 1,224.02     $ 2,002.91     $ 2,825.76     $  4,742.92
EQ/Calvert Socially Responsible                  $ 1,278.33     $ 2,162.33     $ 3,084.32     $  5,218.66
EQ/Capital Guardian International                $ 1,263.05     $ 2,117.79     $ 3,012.43     $  5,087.93
EQ/Capital Guardian Research                     $ 1,226.18     $ 2,009.31     $ 2,836.20     $  4,762.42
EQ/Capital Guardian U.S. Equity                  $ 1,226.18     $ 2,009.31     $ 2,836.20     $  4,762.42
EQ/Emerging Markets Equity                       $ 1,316.55     $ 2,273.09     $ 3,262.11     $  5,537.09
EQ/Equity 500 Index                              $ 1,181.95     $ 1,877.66     $ 2,620.38     $  4,354.24
EQ/Evergreen Omega                               $ 1,245.60     $ 2,066.75     $ 2,929.74     $  4,936.14
EQ/FI Mid Cap                                    $ 1,232.65     $ 2,028.48     $ 2,867.46     $  4,820.69
EQ/FI Small/Mid Cap Value                        $ 1,240.20     $ 2,050.81     $ 2,903.83     $  4,888.21
EQ/J.P. Morgan Core Bond                         $ 1,204.60     $ 1,945.23     $ 2,731.41     $  4,565.50
EQ/Janus Large Cap Growth                        $ 1,255.40     $ 2,095.48     $ 2,976.31     $  5,021.83
EQ/Lazard Small Cap Value                        $ 1,240.20     $ 2,050.81     $ 2,903.83     $  4,888.21
EQ/Marsico Focus                                 $ 1,253.22     $ 2,089.09     $ 2,965.98     $  5,002.85
EQ/Mercury Basic Value Equity                    $ 1,220.79     $ 1,993.32     $ 2,810.09     $  4,713.58
EQ/Mercury International Value                   $ 1,257.59     $ 2,101.86     $ 2,986.64     $  5,040.77
EQ/MFS Emerging Growth Companies                 $ 1,226.18     $ 2,009.31     $ 2,836.20     $  4,762.42
EQ/MFS Investors Trust                           $ 1,225.10     $ 2,006.11     $ 2,830.98     $  4,752.67
-----------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
                   Portfolio Name                     1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,471.80     $ 3,567.98     $ 5,482.81     $  9,583.68
AXA Conservative Allocation                      $ 1,786.88     $ 4,345.42     $ 6,535.67     $ 10,738.54
AXA Conservative-Plus Allocation                 $ 1,255.34     $ 3,003.03     $ 4,670.69     $  8,519.69
AXA Moderate Allocation                          $   845.11     $ 1,861.06     $ 2,912.71     $  5,709.93
AXA Moderate-Plus Allocation                     $ 1,025.16     $ 2,373.93     $ 3,721.17     $  7,087.49
AXA Premier VIP Aggressive Equity                $   781.57     $ 1,675.29     $ 2,612.26     $  5,161.01
AXA Premier VIP Core Bond                        $   791.28     $ 1,704.00     $ 2,659.02     $  5,247.82
AXA Premier VIP Health Care                      $   880.74     $ 1,964.02     $ 3,077.45     $  6,002.35
AXA Premier VIP High Yield                       $   779.42     $ 1,668.90     $ 2,601.84     $  5,141.60
AXA Premier VIP International Equity             $   891.66     $ 1,995.42     $ 3,127.46     $  6,089.93
AXA Premier VIP Large Cap Core Equity            $   852.35     $ 1,882.05     $ 2,946.39     $  5,770.20
AXA Premier VIP Large Cap Growth                 $   842.53     $ 1,853.57     $ 2,900.68     $  5,688.32
AXA Premier VIP Large Cap Value                  $   842.53     $ 1,853.57     $ 2,900.68     $  5,688.32
AXA Premier VIP Small/Mid Cap Growth             $   855.63     $ 1,891.53     $ 2,961.59     $  5,797.32
AXA Premier VIP Small/Mid Cap Value              $   851.26     $ 1,878.89     $ 2,941.32     $  5,761.14
AXA Premier VIP Technology                       $   918.95     $ 2,073.63     $ 3,251.50     $  6,304.80
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   756.76     $ 1,601.65     $ 2,491.93     $  4,935.38
EQ/Alliance Growth and Income                    $   766.47     $ 1,630.51     $ 2,539.16     $  5,024.32
EQ/Alliance Intermediate Government Securities   $   760.00     $ 1,611.28     $ 2,507.69     $  4,965.12
EQ/Alliance International                        $   792.36     $ 1,707.19     $ 2,664.20     $  5,257.41
EQ/Alliance Premier Growth                       $   801.04     $ 1,732.71     $ 2,705.63     $  5,333.84
EQ/Alliance Quality Bond                         $   761.08     $ 1,614.48     $ 2,512.94     $  4,975.01
EQ/Alliance Small Cap Growth                     $   786.97     $ 1,691.25     $ 2,638.26     $  5,209.34
EQ/Bernstein Diversified Value                   $   774.02     $ 1,652.91     $ 2,575.76     $  5,092.92
EQ/Calvert Socially Responsible                  $   828.33     $ 1,812.33     $ 2,834.32     $  5,568.66
EQ/Capital Guardian International                $   813.05     $ 1,767.79     $ 2,762.43     $  5,437.93
EQ/Capital Guardian Research                     $   776.18     $ 1,659.31     $ 2,586.20     $  5,112.42
EQ/Capital Guardian U.S. Equity                  $   776.18     $ 1,659.31     $ 2,586.20     $  5,112.42
EQ/Emerging Markets Equity                       $   866.55     $ 1,923.09     $ 3,012.11     $  5,887.09
EQ/Equity 500 Index                              $   731.95     $ 1,527.66     $ 2,370.38     $  4,704.24
EQ/Evergreen Omega                               $   795.60     $ 1,716.75     $ 2,679.74     $  5,286.14
EQ/FI Mid Cap                                    $   782.65     $ 1,678.48     $ 2,617.46     $  5,170.69
EQ/FI Small/Mid Cap Value                        $   790.20     $ 1,700.81     $ 2,653.83     $  5,238.21
EQ/J.P. Morgan Core Bond                         $   754.60     $ 1,595.23     $ 2,481.41     $  4,915.50
EQ/Janus Large Cap Growth                        $   805.40     $ 1,745.48     $ 2,726.31     $  5,371.83
EQ/Lazard Small Cap Value                        $   790.20     $ 1,700.81     $ 2,653.83     $  5,238.21
EQ/Marsico Focus                                 $   803.22     $ 1,739.09     $ 2,715.98     $  5,352.85
EQ/Mercury Basic Value Equity                    $   770.79     $ 1,643.32     $ 2,560.09     $  5,063.58
EQ/Mercury International Value                   $   807.59     $ 1,751.86     $ 2,736.64     $  5,390.77
EQ/MFS Emerging Growth Companies                 $   776.18     $ 1,659.31     $ 2,586.20     $  5,112.42
EQ/MFS Investors Trust                           $   775.10     $ 1,656.11     $ 2,580.98     $  5,102.67
-------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                             If you do not surrender your contract
                                                           at the end of the applicable time period
                   Portfolio Name                     1 year          3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,121.80       $ 3,217.98     $ 5,132.81     $  9,233.68
AXA Conservative Allocation                      $ 1,436.88       $ 3,995.42     $ 6,185.67     $ 10,388.54
AXA Conservative-Plus Allocation                 $   905.34       $ 2,653.03     $ 4,320.69     $  8,169.69
AXA Moderate Allocation                          $   495.11       $ 1,511.06     $ 2,562.71     $  5,359.93
AXA Moderate-Plus Allocation                     $   675.16       $ 2,023.93     $ 3,371.17     $  6,737.49
AXA Premier VIP Aggressive Equity                $   431.57       $ 1,325.29     $ 2,262.26     $  4,811.01
AXA Premier VIP Core Bond                        $   441.28       $ 1,354.00     $ 2,309.02     $  4,897.82
AXA Premier VIP Health Care                      $   530.74       $ 1,614.02     $ 2,727.45     $  5,652.35
AXA Premier VIP High Yield                       $   429.42       $ 1,318.90     $ 2,251.84     $  4,791.60
AXA Premier VIP International Equity             $   541.66       $ 1,645.42     $ 2,777.46     $  5,739.93
AXA Premier VIP Large Cap Core Equity            $   502.35       $ 1,532.05     $ 2,596.39     $  5,420.20
AXA Premier VIP Large Cap Growth                 $   492.53       $ 1,503.57     $ 2,550.68     $  5,338.32
AXA Premier VIP Large Cap Value                  $   492.53       $ 1,503.57     $ 2,550.68     $  5,338.32
AXA Premier VIP Small/Mid Cap Growth             $   505.63       $ 1,541.53     $ 2,611.59     $  5,447.32
AXA Premier VIP Small/Mid Cap Value              $   501.26       $ 1,528.89     $ 2,591.32     $  5,411.14
AXA Premier VIP Technology                       $   568.95       $ 1,723.63     $ 2,901.50     $  5,954.80
-----------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   406.76       $ 1,251.65     $ 2,141.93     $  4,585.38
EQ/Alliance Growth and Income                    $   416.47       $ 1,280.51     $ 2,189.16     $  4,674.32
EQ/Alliance Intermediate Government Securities   $   410.00       $ 1,261.28     $ 2,157.69     $  4,615.12
EQ/Alliance International                        $   442.36       $ 1,357.19     $ 2,314.20     $  4,907.41
EQ/Alliance Premier Growth                       $   451.04       $ 1,382.71     $ 2,355.63     $  4,983.84
EQ/Alliance Quality Bond                         $   411.08       $ 1,264.48     $ 2,162.94     $  4,625.01
EQ/Alliance Small Cap Growth                     $   436.97       $ 1,341.25     $ 2,288.26     $  4,859.34
EQ/Bernstein Diversified Value                   $   424.02       $ 1,302.91     $ 2,225.76     $  4,742.92
EQ/Calvert Socially Responsible                  $   478.33       $ 1,462.33     $ 2,484.32     $  5,218.66
EQ/Capital Guardian International                $   463.05       $ 1,417.79     $ 2,412.43     $  5,087.93
EQ/Capital Guardian Research                     $   426.18       $ 1,309.31     $ 2,236.20     $  4,762.42
EQ/Capital Guardian U.S. Equity                  $   426.18       $ 1,309.31     $ 2,236.20     $  4,762.42
EQ/Emerging Markets Equity                       $   516.55       $ 1,573.09     $ 2,662.11     $  5,537.09
EQ/Equity 500 Index                              $   381.95       $ 1,177.66     $ 2,020.38     $  4,354.24
EQ/Evergreen Omega                               $   445.60       $ 1,366.75     $ 2,329.74     $  4,936.14
EQ/FI Mid Cap                                    $   432.65       $ 1,328.48     $ 2,267.46     $  4,820.69
EQ/FI Small/Mid Cap Value                        $   440.20       $ 1,350.81     $ 2,303.83     $  4,888.21
EQ/J.P. Morgan Core Bond                         $   404.60       $ 1,245.23     $ 2,131.41     $  4,565.50
EQ/Janus Large Cap Growth                        $   455.40       $ 1,395.48     $ 2,376.31     $  5,021.83
EQ/Lazard Small Cap Value                        $   440.20       $ 1,350.81     $ 2,303.83     $  4,888.21
EQ/Marsico Focus                                 $   453.22       $ 1,389.09     $ 2,365.98     $  5,002.85
EQ/Mercury Basic Value Equity                    $   420.79       $ 1,293.32     $ 2,210.09     $  4,713.58
EQ/Mercury International Value                   $   457.59       $ 1,401.86     $ 2,386.64     $  5,040.77
EQ/MFS Emerging Growth Companies                 $   426.18       $ 1,309.31     $ 2,236.20     $  4,762.42
EQ/MFS Investors Trust                           $   425.10       $ 1,306.11     $ 2,230.98     $  4,752.67
-----------------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

-----------------------------------------------------------------------------------------------------------
                                                             If you surrender your contract
                                                        at the end of the applicable time period
                Portfolio Name                    1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Money Market                                $ 1,190.58     $ 1,903.43     $ 2,662.80     $ 4,435.27
EQ/Putnam Growth & Income Value                $ 1,224.02     $ 2,002.91     $ 2,825.76     $ 4,742.92
EQ/Putnam Voyager                              $ 1,232.65     $ 2,028.48     $ 2,867.46     $ 4,820.69
EQ/Small Company Index                         $ 1,213.23     $ 1,970.90     $ 2,773.43     $ 4,644.77
EQ/Technology                                  $ 1,255.40     $ 2,095.48     $ 2,976.31     $ 5,021.83
-----------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
-----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,944.34     $ 3,975.37     $ 5,813.12     $ 9,330.76
-----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $ 1,279.42     $ 2,165.51     $ 3,089.44     $ 5,227.93
-----------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                applicable time period
                  Portfolio Name                   1 year       3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Money Market                                $   740.58   $ 1,553.43     $ 2,412.80     $ 4,785.27
EQ/Putnam Growth & Income Value                $   774.02   $ 1,652.91     $ 2,575.76     $ 5,092.92
EQ/Putnam Voyager                              $   782.65   $ 1,678.48     $ 2,617.46     $ 5,170.69
EQ/Small Company Index                         $   763.23   $ 1,620.90     $ 2,523.43     $ 4,994.77
EQ/Technology                                  $   805.40   $ 1,745.48     $ 2,726.31     $ 5,371.83
---------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,494.34   $ 3,625.37     $ 5,563.12     $ 9,680.76
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   829.42   $ 1,815.51     $ 2,839.44     $ 5,577.93
---------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                        If you do not surrender your contract
                                                      at the end of the applicable time period
----------------------------------------------------------------------------------------------------------
                Portfolio Name                   1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                $   390.58   $ 1,203.43     $ 2,062.80     $ 4,435.27
EQ/Putnam Growth & Income Value                $   424.02   $ 1,302.91     $ 2,225.76     $ 4,742.92
EQ/Putnam Voyager                              $   432.65   $ 1,328.48     $ 2,267.46     $ 4,820.69
EQ/Small Company Index                         $   413.23   $ 1,270.90     $ 2,173.43     $ 4,644.77
EQ/Technology                                  $   455.40   $ 1,395.48     $ 2,376.31     $ 5,021.83
----------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,144.34   $ 3,275.37     $ 5,213.12     $ 9,330.76
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   479.42   $ 1,465.51     $ 2,489.44     $ 5,227.93
----------------------------------------------------------------------------------------------------------


16 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant                                                  Limitations on
 Contract type   issue ages       Source of contributions                       contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o After-tax money.                             o No additional contributions after attainment
                                                                                  of age 81 or, if later, the first contract
                                 o Paid to us by check or transfer of contract    anniversary.
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue
                                   Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 80   o Eligible rollover distributions from TSA     o No contributions after attainment of age 81
                                   contracts or other 403(b) arrangements,        or, if later, the first contract anniversary.
                                   qualified plans, and governmental
                                   employer 457(b) plans.                       o Contributions after age 70-1/2 must be net of
                                                                                  required minimum distributions.
                                 o Rollovers from another traditional indi-
                                   vidual retirement arrangement.               o Although we accept regular IRA contribu-
                                                                                  tions (limited to $3,000 for 2004 and
                                 o Direct custodian-to-custodian transfers        $4,000 for 2005) under Rollover IRA con-
                                   from another traditional individual retire-    tracts, we intend that this contract be used
                                   ment arrangement.                              primarily for rollover and direct transfer
                                                                                  contributions.
                                 o Regular IRA contributions.
                                                                                o Additional catch-up contributions of up to
                                 o Additional "catch-up" contributions.           $500 can be made for the calendar year
                                                                                  2004 or 2005 where the owner is at least
                                                                                  age 50 but under age 70-1/2 at any time
                                                                                  during the calendar year for which the con-
                                                                                  tribution is made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                  Available
                  for annuitant                                                    Limitations on
 Contract type    issue ages       Source of contributions                         contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80   o Rollovers from another Roth IRA.              o No additional rollover or direct transfer
IRA                                                                                 contributions after attainment of age 81 or,
                                  o Conversion rollovers from a traditional         if later, the first contract anniversary.
                                    IRA.
                                                                                  o Conversion rollovers after age 70-1/2 must be
                                  o Direct transfers from another Roth IRA.         net of required minimum distributions for
                                                                                    the traditional IRA you are rolling over.
                                  o Regular Roth IRA contributions.
                                                                                  o You cannot roll over funds from a traditional
                                  o Additional catch-up contributions.              IRA if your adjusted gross income is
                                                                                    $100,000 or more.

                                                                                  o Although we accept regular Roth IRA con-
                                                                                    tributions (limited to $3,000 for 2004 and
                                                                                    $4,000 for 2005) under the Roth IRA con-
                                                                                    tracts, we intend that this contract be used
                                                                                    primarily for rollover and direct transfer
                                                                                    contributions.

                                                                                  o Additional catch-up contributions of up to
                                                                                    $500 can be made for the calendar year
                                                                                    2004 or 2005 where the owner is at least
                                                                                    age 50 at any time during the calendar year
                                                                                    for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 80   o Direct transfers of pre-tax funds from        o Additional rollover or direct transfer contri-
                                    another contract or arrangement under           butions may be made up to attainment of
                                    Section 403(b) of the Internal Revenue          age 81 or, if later, the first contract
                                    Code, complying with IRS Revenue Ruling         anniversary.
                                    90-24.
                                                                                  o Rollover or direct transfer contributions after
                                  o Eligible rollover distributions of pre-tax      age 70--1/2 must be net of any required mini-
                                    funds from other 403(b) plans. Subse-           mum distributions.
                                    quent contributions may also be rollovers
                                    from qualified plans, governmental            o We do not accept employer-remitted
                                    employer 457(b) plans and traditional IRAs.     contributions.
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 70   o Only transfer contributions from an exist-    o We do not accept regular ongoing payroll
                                    ing defined contribution qualified plan         contributions.
                                    trust.
                                                                                  o Only one additional transfer contribution
                                  o The plan must be qualified under Section        may be made during a contract year.
                                    401(a) of the Internal Revenue Code.
                                                                                  o No additional transfer contributions after
                                  o For 401(k) plans, transferred contributions     attainment of age 71 or, if later, the first
                                    may only include employee pre-tax               contract anniversary.
                                    contributions.
                                                                                  o A separate QP contract must be established
                                                                                    for each plan participant.

                                                                                  o We do not accept employer-remitted
                                                                                    contributions.

                                                                                  o We do not accept contributions from
                                                                                    defined benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------------

See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 19

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus contract.(SM) These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                    o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                    o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a       o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income. o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income, o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                       o Alliance Capital Management L.P.
 EQUITY                                                                                o MFS Investment Management
                                                                                       o Marsico Capital Management, LLC
                                                                                       o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital       o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.   o Pacific Investment Management
                                                                                         Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                       o A I M Capital Management, Inc.
                                                                                       o RCM Capital Management LLC
                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current o Alliance Capital Management L.P.
                              income and capital appreciation.                         o Pacific Investment Management
                                                                                         Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                       o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                    its Bernstein Investment Research and
                                                                                         Management Unit
                                                                                       o Bank of Ireland Asset Management
                                                                                         (U.S.) Limited
                                                                                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                       o Alliance Capital Management L.P., through
 CORE EQUITY                                                                             its Bernstein Investment Research and
                                                                                          Management Unit
                                                                                       o Janus Capital Management LLC
                                                                                       o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
-------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH
                                                                                        o RCM Capital Management LLC
                                                                                        o TCW Investment Management Company
-------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE
                                                                                        o Institutional Capital Corporation
                                                                                        o MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                        o Franklin Advisers, Inc.
                                                                                        o Provident Investment Counsel, Inc.
-------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                        o TCW Investment Management Company
                                                                                        o Wellington Management Company, LLP
-------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
-------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
-------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                        through its Bernstein Investment Research
                                                                                        and Management Unit
-------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                            and Brown Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                o Capital Guardian Trust Company
 INTERNATIONAL
-------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
-------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
-------------------------------------------------------------------------------------------------------------------------------

22 Contract features and benefits

                           Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.                      o Morgan Stanley Investment
                                                                                          Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates     o Alliance Capital Management L.P.
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level
                             consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                          Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                             erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.                                o Merrill Lynch Investment Managers Interna-
 VALUE                                                                                    tional Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                             tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                             income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                             deduction of portfolio expenses) the total return of the
                             Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                Seeks to achieve long-term growth of capital.              o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                Objective                                                  Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE   Seeks to increase the value of your investment in bull     o Charles Schwab Investment Management,
 LONG/SHORT EQUITY           markets and bear markets through strategies that are         Inc.
                             designed to have limited exposure to general equity        o AXA Rosenberg Investment Management LLC
                             market risk.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 23

-------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                     Objective                                                   Investment Manager
-------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and long-     o Van Kampen(2)
                                  term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                  including real estate investment trusts.
-------------------------------------------------------------------------------------------------------------------



(1) 'Class II' Shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



24 Contract features and benefits

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.


We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state) or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2004. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the Guaranteed interest option.



FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004, the next available maturity date was February 13, 2012. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


                                              Contract features and benefits  25
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option.The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any applicable credit) on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal insurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $10,000 and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 13, 2014, since the rate to maturity was 3.73% on February 13, 2004, we would have allocated $7,209 to that fixed maturity option and the balance to your choice of variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,400.

The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional to see if the principal assurance allocation feature is available in your state.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.


The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your


26  Contract features and benefits
election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                               ----------------


You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus.



CREDITS


A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions.


The amount of the credit will be 4%, 5% or 6% of each contribution based on the following breakpoints and rules:



------------------------------------------------------------------
                                        Credit percentage
   First year total contributions*        applied to
            Breakpoints                 contributions
------------------------------------------------------------------
Less than $250,000                           4%
------------------------------------------------------------------
$250,000-$999,999.99                         5%
------------------------------------------------------------------
$1 million or more                           6%
------------------------------------------------------------------

----------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

    o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

    o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

    o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o   No indication of intent:

    o For your initial contribution we will apply the credit percentage based upon the above table.

    o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:


o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)


---------
(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


                                               Contract features and benefits 27

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.


We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.


We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   any applicable credit; less

o a deduction that reflects any withdrawals you make. (See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o   your initial contribution and any additional contributions to the contract;
    plus

o   any applicable credit; plus

o   daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

The effective annual interest rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market); and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. Your benefit base is equal to the greater of:

o   your initial contribution to the contract and any additional contributions;
    plus

o   any applicable credit;

                                      or


o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contribution (and any applicable credit) made since the most recent contract anniversary;


                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


28  Contract features and benefits

OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



-------------------------------------------
              Level payments
-------------------------------------------
                      Period certain years
  Annuitant's age at ----------------------
      exercise          IRAs         NQ
-------------------------------------------
       60 to 75          10          10
          76              9          10
          77              8          10
          78              7          10
          79              7          10
          80              7          10
          81              7           9
          82              7           8
          83              7           7
          84              6           6
          85              5           5
-------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors.

The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.




--------------------------------------------------------
                              guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
--------------------------------------------------------
            10                    $12,367
            15                    $19,341
--------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).



                                              Contract features and benefits  29

You will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

(v) For a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply).

If you elect one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:


6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.



THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

                      ----------------------------------

In New York only the Standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit



30  Contract features and benefits

Increased by:

o   such death benefit less total net contributions, multiplied by 40%


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting
(i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.


We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.



                                              Contract features and benefits  31

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative, and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions plus the credit;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


32  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2003, maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.


o During the first contract year, transfers into the guaranteed interest option are not permitted.

o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency or dollar amount of transfers.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:


(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Plus(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity,



                            Transferring your money among investment options  33
we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceeds our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. Contracts with relatively small account values are excluded from the monitoring procedures but will be subject to any restriction on access to communication facilities that we apply to a combination of contracts and/or policies as described in the preceding paragraph. We currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity, and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans that provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in the AXA Premier VIP Trust or the EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the attached prospectuses for the Barr Rosenberg Variable Insurance Trust and The Universal Institutional Funds, Inc. for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.



34  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                  Method of withdrawal
               -----------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes             No
--------------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.



SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.



                                                        Accessing your money  35

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000.) This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI, for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and



36  Accessing your money

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.



LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Plus(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).




---------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
---------------------------------------------------------------------
Variable Immediate Annuity             Life annuity (not available
   payout options                        in New York)
                                       Life annuity with period
                                         certain
---------------------------------------------------------------------
Income Manager payout                  Life annuity with period
   options (available for annuitants     certain
   age 83 or less at contract issue)   Period certain annuity
---------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a differ-


                                                        Accessing your money  37
    ent payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of the EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply your account value of your Equitable Accumulator(R) Plus(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult you tax adviser. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager prospectus.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout life contingent options, no withdrawal charge is imposed under the Equitable Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.



38  Accessing your money

You can choose the date annuity payments begin but it may not be earlier than five years from the Accumulator(R) Plus(SM) contract date. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



---------------------------------
                  Maximum
 Issue age   annuitization age
---------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
---------------------------------

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


                                                        Accessing your money  39

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


40  Charges and expenses

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



------------------------------------------------------------------------------
                              Contract year
------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
------------------------------------------------------------------------------
Percentage of
   contribution   8%    8%    7%    7%    6%    5%    4%    3%    0%
------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

    (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

    (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

    (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
        (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

         -- its main function is to provide skilled, intermediate, or custodial nursing care;

         -- it provides continuous room and board to three or more persons;

         -- it is supervised by a registered nurse or licensed practical nurse;


         -- it keeps daily medical records of each patient;

         -- it controls and records all medications dispensed; and

         -- its primary service is other than to provide housing for residents.



We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.



GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annu-


                                                        Charges and expenses  41
ity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.50%.

o   12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


42  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


                                                    Payment of death benefit  43

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner


44  Payment of death benefit
and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals.


o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  45

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, the living benefit guaranteed minimum income benefit guaranteed interest option, selection of investment funds and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


46  Tax information

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Plus(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.



SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.



                                                             Tax information  47

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis,including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o   Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA



48  Tax information
contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.


PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) IRA or Accumulator(R) Plus(SM) Roth IRA with optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are


                                                             Tax information  49
required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o   a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Plus(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o   you reach age 59-1/2; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o   you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Plus(SM) TSA.


50  Tax information

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this Prospectus. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before your reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your



                                                             Tax information  51
withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


52  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS


The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the Prospectuses for each Trust, which are attached at the end of this Prospectus, or in their respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below.





--------------------------------------------------------------
   Fixed Maturity
   Options with
   February 13th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 13, 2004   Maturity Value
--------------------------------------------------------------
        2005             3.00% *          $ 97.08
        2006             3.00% *          $ 94.25
        2007             3.00% *          $ 91.51
        2008             3.00% *          $ 88.84
        2009             3.00% *          $ 86.25
        2010             3.00% *          $ 83.73
        2011             3.00% *          $ 81.30
        2012             3.30%            $ 77.11
        2013             3.53%            $ 73.16
        2014             3.73%            $ 69.31
--------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.


                                                            More information  53

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.



We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.



54  More information

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing center.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


                                                            More information  55

o   the election of trustees;

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the


56  More information

Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 6.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include, health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together,"payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  57

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


58  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.40%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003



--------------------------------------------------------------------------------
                                                For the year ending December 31,
                                              ----------------------------------
                                                  2003                    2002
--------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------
  Unit value                                    $ 40.88                $  34.80
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             6,360                   1,307
--------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------
  Unit value                                    $ 48.29                $  35.61
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               352                      65
--------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------
  Unit value                                    $ 10.91                $  10.67
--------------------------------------------------------------------------------
  Number of units outstanding (000's)            21,868                   7,979
--------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------
  Unit value                                    $  9.97                $   7.89
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             5,004                   1,289
--------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------
  Unit value                                    $ 27.25                $  22.55
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             7,467                   1,128
--------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------
  Unit value                                    $ 10.33                $   7.80
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             5,137                   1,360
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------
  Unit value                                    $  9.65                $   7.64
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             4,778                   1,529
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------
  Unit value                                    $  8.74                $   6.78
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             9,505                   2,593
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------
  Unit value                                    $ 10.22                $   7.90
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             8,731                   2,676
--------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------
  Unit value                                    $  8.57                $   6.20
--------------------------------------------------------------------------------
  Number of units outstanding (000's)            12,264                   3,087
--------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------
  Unit value                                    $ 10.21                $   7.37
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             9,465                   2,371
--------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------
  Unit value                                    $  8.90                $   5.66
--------------------------------------------------------------------------------
  Number of units outstanding (000's)             3,799                   1,127
--------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------
  Unit value                                    $208.22                $ 141.20
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               814                     112
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



--------------------------------------------------------------------------------
                                                For the year ending December 31,
                                              ----------------------------------
                                                      2003             2002
--------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------
  Unit value                                         $  25.38         $ 19.73
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   6,681           1,786
--------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------
  Unit value                                         $  18.42         $ 18.29
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   6,022           2,463
--------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------
  Unit value                                         $  11.35         $  8.52
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   6,792           1,026
--------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
--------------------------------------------------------------------------------
  Unit value                                         $   5.86         $  4.83
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   8,430           2,607
--------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
  Unit value                                         $  15.45         $ 15.13
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   7,296           2,167
--------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------
  Unit value                                         $  13.61         $  9.80
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   5,936           1,577
--------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
  Unit value                                         $  12.84         $ 10.11
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                  21,328           5,924
--------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------
  Unit value                                         $   7.93         $  6.28
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                     964             208
--------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------
  Unit value                                         $   9.51         $  7.27
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   8,648           1,957
--------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------
  Unit value                                         $  10.30         $  7.95
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   8,367           2,246
--------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------
  Unit value                                         $  10.26         $  7.63
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                  15,286           3,232
--------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
--------------------------------------------------------------------------------
  Unit value                                         $   8.69         $  5.66
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   5,307           1,261
--------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------
  Unit value                                         $  23.45         $ 18.61
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                  12,430           3,667
--------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------
  Unit value                                         $   7.87         $  5.77
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3,589             625
--------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------
  Unit value                                         $   9.71         $  6.86
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                  16,254           3,145
--------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



--------------------------------------------------------------------------------
                                            For the year ending December 31,
                                                    2003          2002
--------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------
  Unit value                                     $  12.35       $  9.40
--------------------------------------------------------------------------------
  Number of units outstanding (000's)              12,257         4,007
--------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------
  Unit value                                     $  13.44       $ 13.19
--------------------------------------------------------------------------------
  Number of units outstanding (000's)              18,211         5,930
--------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------
  Unit value                                     $   5.44       $  4.38
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               7,279         2,586
--------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------
  Unit value                                     $  14.35       $ 10.59
--------------------------------------------------------------------------------
  Number of units outstanding (000's)              10,965         3,006
--------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------
  Unit value                                     $  12.78       $  9.89
--------------------------------------------------------------------------------
  Number of units outstanding (000's)              20,675         4,362
--------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------
  Unit value                                     $  18.24       $ 14.10
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               8,213         2,399
--------------------------------------------------------------------------------
 EQ/Mercury International Equity
--------------------------------------------------------------------------------
  Unit value                                     $  14.03       $ 11.11
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               5,257         1,712
--------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------
  Unit value                                     $  11.84       $  9.28
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               2,043           538
--------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------
  Unit value                                     $   8.15       $  6.77
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,865         1,329
--------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------
  Unit value                                     $  28.02       $ 28.26
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,639         4,457
--------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
--------------------------------------------------------------------------------
  Unit value                                     $  12.02       $  9.62
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,353         1,383
--------------------------------------------------------------------------------
 EQ/Putnam Voyager
--------------------------------------------------------------------------------
  Unit value                                     $  11.43       $  9.35
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               2,285           762
--------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------
  Unit value                                     $  12.32       $  8.57
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               6,188         1,437
--------------------------------------------------------------------------------
 EQ/Technology
--------------------------------------------------------------------------------
  Unit value                                     $   4.07       $  2.88
--------------------------------------------------------------------------------
  Number of units outstanding (000's)               6,772         1,429
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and



o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





-----------------------------------------------------------------------------------------------
                                                      Hypothetical Assumed rate to maturity on
                                                                   February 13, 2009
                                                      -----------------------------------------
                                                                 5.00%        9.00%
-----------------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
-----------------------------------------------------------------------------------------------
(1) Market adjusted amount                                     $144,082     $ 119,503
-----------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                      $131,104     $ 131,104
-----------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                    $ 12,978     $ (11,601)
-----------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
-----------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                          $  4,504     $  (4,854)
-----------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]        $ 45,496     $  54,854
-----------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                           $ 85,608     $  76,250
-----------------------------------------------------------------------------------------------
(7) Maturity value                                             $120,091     $ 106,965
-----------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                              $ 94,082     $  69,503
-----------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

Appendix IV: Guaranteed enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 (plus the applicable 4% credit) is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




----------------------------------------------------------------------------------------------------
                                                 6% roll up to age 85      Annual ratchet to age 85
  End of Contract Year       Account Value    enhanced death benefit      enhanced death benefit
----------------------------------------------------------------------------------------------------
            1                109,200                 110,240                     109,200
----------------------------------------------------------------------------------------------------
            2                120,120                 116,854                     120,120
----------------------------------------------------------------------------------------------------
            3                134,534                 123,866                     134,534
----------------------------------------------------------------------------------------------------
            4                107,628                 131,298                     134,534
----------------------------------------------------------------------------------------------------
            5                118,390                 139,175                     134,534
----------------------------------------------------------------------------------------------------
            6                132,597                 147,526                     134,534
----------------------------------------------------------------------------------------------------
            7                132,597                 156,378                     134,534
----------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85


The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


D-1 Appendix IV: Guaranteed enhanced death benefit example

Appendix V: Hypothetical illustrations


--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Plus contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$10,00 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.08)%, 2.92% for the Accumulator Plus Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1

Variable Deferred Annuity
Accumulator Plus
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up or the Annual Ratchet to Age 85 Guaranteed Minimum
    Death Benefit
  Protection Plus
  Guaranteed Minimum Income Benefit



                                                            Greater of 6% Roll
                                                               up to age 85
                                                               or the Annual
                                                             Ratchet to age 85
                                                                Guaranteed
                                                               Minimum Death
                        Account Value        Cash Value           Benefit
                     ------------------- ------------------ -------------------
 Age   Contract Year     0%        6%       0%        6%        0%        6%
----- -------------- --------- --------- -------- --------- --------- ---------
 60          1        104,000   104,000   96,000    96,000   104,000  104,000
 61          2         99,017   105,236   91,017    97,236   110,240  110,240
 62          3         94,131   106,422   87,131    99,422   116,854  116,854
 63          4         89,332   107,554   82,332   100,554   123,866  123,866
 64          5         84,613   108,624   78,613   102,624   131,298  131,298
 65          6         79,966   109,627   74,966   104,627   139,175  139,175
 66          7         75,381   110,553   71,381   106,553   147,526  147,526
 67          8         70,852   111,397   67,852   108,397   156,378  156,378
 68          9         66,370   112,148   66,370   112,148   165,760  165,760
 69         10         61,926   112,798   61,926   112,798   175,706  175,706
 74         15         39,920   114,176   39,920   114,176   235,134  235,134
 79         20         17,454   111,269   17,454   111,269   314,662  314,662
 84         25              0   102,013        0   102,013         0  421,089
 89         30              0    98,176        0    98,176         0  446,355
 94         35              0    96,795        0    96,795         0  446,355
 95         36              0    96,499        0    96,499         0  446,355


                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
      Total Death Benefit ------------------------------------
        with Protection       Guaranteed       Hypothetical
              Plus              Income            Income
      ------------------- ------------------ -----------------
 Age      0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- -------
 60    104,000  104,000      N/A      N/A       N/A      N/A
 61    114,336  114,336      N/A      N/A       N/A      N/A
 62    123,596  123,596      N/A      N/A       N/A      N/A
 63    133,412  133,412      N/A      N/A       N/A      N/A
 64    143,817  143,817      N/A      N/A       N/A      N/A
 65    154,846  154,846      N/A      N/A       N/A      N/A
 66    166,536  166,536      N/A      N/A       N/A      N/A
 67    178,929  178,929      N/A      N/A       N/A      N/A
 68    192,064  192,064      N/A      N/A       N/A      N/A
 69    205,988  205,988      N/A      N/A       N/A      N/A
 74    289,188  289,188    14,837   14,837    14,837   14,837
 79    400,527  400,527    21,208   21,208    21,208   21,208
 84          0  514,506         0   36,214         0   36,214
 89          0  539,771      N/A      N/A       N/A      N/A
 94          0  539,771      N/A      N/A       N/A      N/A
 95          0  539,771      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                15

Equitable Life's Pending Name Change                                       15
Custodian and Independent Auditors                                         15
Distribution of the Contracts                                              15
Financial Statements                                                       16



How to obtain an Equitable Accumulator(R) Plus(SM) Statement of Additional Information for
Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Plus(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547






- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip




















(SAI 10AMLF(05/03))






                                                          X00701/Plus '02 Series

Equitable Accumulator(R) Elite(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) ELITE(SM)?


Equitable Accumulator(R) Elite(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------


(1)   The "AXA Allocation" portfolio.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3)   Formerly named "AXA Rosenberg VIT Value Long/Short Equity."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                        X00684/Elite '02 Series
                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                                 4
Who is Equitable Life?                                                         5
How to reach us                                                                6
Equitable Accumulator(R) Elite(SM) at a glance -- key features                 8

--------------------------------------------------------------------------------
FEE TABLE                                                                     10
--------------------------------------------------------------------------------
Example                                                                       13
Condensed financial information                                               16



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                             17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                          17
Owner and annuitant requirements                                              20
How you can make your contributions                                           20
What are your investment options under the contract?                          20
Allocating your contributions                                                 26
Your benefit base                                                             28
Annuity purchase factors                                                      28
Our Living Benefit option                                                     28
Guaranteed minimum death benefit                                              30

Inherited IRA beneficiary continuation contract                               31

Your right to cancel within a certain number of days                          32



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                          33
--------------------------------------------------------------------------------
Your account value and cash value                                             33
Your contract's value in the variable investment options                      33
Your contract's value in the guaranteed interest option                       33
Your contract's value in the fixed maturity options                           33
Your contract's value in the account for special dollar cost
  averaging                                                                   33

Termination of your contract                                                  33




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                         34
--------------------------------------------------------------------------------
Transferring your account value                                               34
Disruptive transfer activity                                                  34
Rebalancing your account value                                                35



----------------------

"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                       36
--------------------------------------------------------------------------------
Withdrawing your account value                                                36
How withdrawals are taken from your account value                             37
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                                     37
Loans under Rollover TSA contracts                                            37
Surrendering your contract to receive its cash value                          38
When to expect payments                                                       38
Your annuity payout options                                                   38



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                       41
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                           41
Charges that the Trusts deduct                                                43
Group or sponsored arrangements                                               44
Other distribution arrangements                                               44



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                   45
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                       45
How death benefit payment is made                                             45
Beneficiary continuation option                                               46



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                            48
--------------------------------------------------------------------------------
Overview                                                                      48
Buying a contract to fund a retirement arrangement                            48
Transfers among investment options                                            48
Taxation of nonqualified annuities                                            48
Individual retirement arrangements (IRAs)                                     50
Contributions                                                                 51
Special rules for contracts funding qualified plans                           52
Tax-Sheltered Annuity contracts (TSAs)                                        52
Federal and state income tax withholding and
  information reporting                                                       53
Impact of taxes to Equitable Life                                             54

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                           55
--------------------------------------------------------------------------------

About our Separate Account No. 49                                             55

About the Trusts                                                              55
About our fixed maturity options                                              55
About the general account                                                     56
About other methods of payment                                                56
Dates and prices at which contract events occur                               57
About your voting rights                                                      58
About legal proceedings                                                       58

About our independent auditors                                                58

Financial statements                                                          58
Transfers of ownership, collateral assignments, loans
  and borrowing                                                               58
Distribution of the contracts                                                 58



--------------------------------------------------------------------------------

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                            60

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                       A-1
II  -- Purchase considerations for QP contracts                              B-1
III -- Market value adjustment example                                       C-1
IV  -- Enhanced death benefit example                                        D-1
V   -- Hypothetical illustrations                                            E-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.




                                                                        Page in
  Term                                                               Prospectus
   account value                                                             33
   administrative charge                                                     41
   annual administrative charge                                              41
   annual ratchet enhanced death benefit                                     28
   annuitant                                                                 17
   annuity maturity date                                                     40
   annuity payout options                                                    38
   annuity purchase factors                                                  28
   automatic investment program                                              57
   beneficiary                                                               45
   Beneficiary Continuation Option ("BCO")                                   46
   benefit base                                                              28
   business day                                                              57
   cash value                                                                33
   charges for state premium and other applicable taxes                      43
   contract date                                                              9
   contract date anniversary                                                  9
   contract year                                                              9
   contributions to Roth IRAs                                                51
     regular contributions                                                   51
     rollovers and direct transfers                                          51
     conversion contributions                                                51
   contributions to Traditional IRAs                                         51
     regular contributions                                                   51
     rollovers and transfers                                                 51
   disability, terminal illness or confinement to nursing home               42
   disruptive transfer activity                                              34
   distribution charge                                                       41
   EQAccess                                                                   6
   ERISA                                                                     37
   fixed-dollar option                                                       27
   fixed maturity options                                                    25
   free look                                                                 32
   free withdrawal amount                                                    42
   general account                                                           56
   general dollar cost averaging                                             27
   guaranteed interest option                                                25
   guaranteed minimum death benefit                                          30
   guaranteed minimum income benefit                                         29
   Inherited IRA                                                          cover
   investment options                                                     cover
   investment simplifier                                                     27
   IRA                                                                    cover
   IRS                                                                       48

                                                                        Page in
  Term                                                               Prospectus
   lifetime required minimum distribution withdrawals                        37
   living benefit                                                            28
   living benefit charge                                                     43
   loan reserve account                                                      38
   loans from Rollover TSAs                                                  37
   lump sum withdrawals                                                      36
   market adjusted amount                                                    25
   market timing                                                             34
   market value adjustment                                                   25
   maturity dates                                                            25
   maturity value                                                            25
   mortality and expense risks charge                                        41
   NQ                                                                     cover
   participant                                                               20
   portfolio                                                              cover
   Principal assurance allocation                                            26
   processing office                                                          6
   Protection Plus                                                           30
   Protection Plus charge                                                    43
   QP                                                                     cover
   rate to maturity                                                          25
   Rebalancing                                                               35
   roll-up death benefit                                                     28
   Rollover IRA                                                           cover
   Rollover TSA                                                           cover
   Roth Conversion IRA                                                    cover
   Roth IRA                                                               cover
   SAI                                                                    cover
   SEC                                                                    cover
   self-directed allocation                                                  26
   Separate Account 49                                                       55
   special dollar cost averaging                                             26
   Standard death benefit                                                    28
   substantially equal withdrawals                                           36
   Successor owner and annuitant                                             45
   systematic withdrawals                                                    36
   TOPS                                                                       6
   TSA                                                                    cover
   Traditional IRA                                                           50
   Trusts                                                                 cover
   unit                                                                      33
   variable investment options                                               20
   wire transmittals and electronic applications                             56
   withdrawal charge                                                         41



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
--------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------------



4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;


6  Who is Equitable Life?

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7) special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Equitable Accumulator(R)Elite(SM)'s variable investment options invest in different portfolios managed
management                   by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                               contract                  payments.

                             o On transfers inside the   No tax on transfers among investment options.
                               contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                             Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                             later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection during the annuitant's life once the owner elects to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Initial minimum:          $10,000


                             o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                         $100 monthly and $300 quarterly under our automatic investment program
                                                         (NQ contracts)
                                                         $1,000 (Inherited IRA contracts)
                                                         $50 (IRA contracts)

                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals

                             o Several withdrawal options on a periodic basis

                             o Loans under Rollover TSA contracts

                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options

                             o Variable Immediate Annuity payout options

                             o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------



8 Equitable Accumulator(R) Elite(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.60%.

                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value is, on the contract date anniversary, $50,000 or more, we will not deduct the charge.

                       o Annual 0.35% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions. During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10%
                         amount available. There is no withdrawal charge in the fifth and later contract years following a contribution.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually,
                         12b-1 fees of either 0.25% or 0.35% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                       Inherited IRA: 0-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



Other contracts


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



                Equitable Accumulator(R) Elite(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)                        8.00%

Charge if you elect a Variable Immediate Annuity payout option                             $350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                1.10%
Administrative                                                                             0.25%
Distribution                                                                               0.25%
                                                                                           ----
Total annual expenses                                                                      1.60%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                                              $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                                 $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                                  0.00%
   Annual Ratchet to age 85                                                                0.30% of the Annual Ratchet to age 85
                                                                                           benefit base
   6% Roll-up to age 85                                                                    0.45% of the 6% Roll-up to age 85
                                                                                           benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85                             0.60% of the greater of the 6% Roll-up to
                                                                                           age 85 benefit base or the Annual
                                                                                           Ratchet to age 85 benefit base, as
                                                                                           applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                                           0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                                       0.35%
------------------------------------------------------------------------------------------------------------------------------------

10 Fee table

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(3)                                                                 0.56%      10.23%




This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Total                   Net Total
                                                                                                 Annual     Fee Waiv-      Annual
                                                                                  Underlying    Expenses   ers and/or     Expenses
                                                 Manage-                           Portfolio    (Before      Expense        After
                                                   ment     12b-1      Other       Fees and     Expense    Reimburse-      Expense
 Portfolio Name                                  Fees(4)   Fees(5)   Expenses(6)  Expenses(7)  Limitation)   ments(8)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     5.91%        1.08%         7.34%       (5.98)%       1.36%
AXA Conservative Allocation                      0.10%      0.25%     9.04%        0.84%        10.23%       (9.13)%       1.10%
AXA Conservative-Plus Allocation                 0.10%      0.25%     4.13%        0.88%         5.36%       (4.21)%       1.15%
AXA Moderate Allocation                          0.10%      0.25%     0.39%        0.86%         1.60%       (0.43)%       1.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     1.77%        1.13%         3.25%       (1.87)%       1.38%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.15%          --          1.02%          --         1.02%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.26%          --          1.11%       (0.16)%       0.95%
AXA Premier VIP Health Care                      1.20%      0.25%     0.48%          --          1.93%       (0.08)%       1.85%
AXA Premier VIP High Yield                       0.59%      0.25%     0.16%          --          1.00%          --         1.00%
AXA Premier VIP International Equity             1.05%      0.25%     0.73%          --          2.03%       (0.23)%       1.80%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.52%          --          1.67%       (0.32)%       1.35%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.43%          --          1.58%       (0.23)%       1.35%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.43%          --          1.58%       (0.23)%       1.35%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.35%          --          1.70%       (0.10)%       1.60%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.31%          --          1.66%       (0.06)%       1.60%
AXA Premier VIP Technology                       1.20%      0.25%     0.83%          --          2.28%       (0.43)%       1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%      0.25%     0.06%          --          0.79%          --         0.79%
EQ/Alliance Growth and Income                    0.57%      0.25%     0.06%          --          0.88%          --         0.88%
EQ/Alliance Intermediate Government Securities   0.49%      0.25%     0.08%          --          0.82%          --         0.82%
EQ/Alliance International                        0.74%      0.25%     0.13%          --          1.12%       (0.02)%       1.10%
EQ/Alliance Premier Growth                       0.90%      0.25%     0.05%          --          1.20%       (0.04)%       1.16%
EQ/Alliance Quality Bond                         0.52%      0.25%     0.06%          --          0.83%          --         0.83%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.07%          --          1.07%          --         1.07%
EQ/Bernstein Diversified Value                   0.64%      0.25%     0.06%          --          0.95%        0.00%        0.95%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.55%          --          1.45%       (0.40)%       1.05%
EQ/Capital Guardian International                0.85%      0.25%     0.21%          --          1.31%       (0.11)%       1.20%
EQ/Capital Guardian Research                     0.65%      0.25%     0.07%          --          0.97%       (0.02)%       0.95%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.07%          --          0.97%       (0.02)%       0.95%
EQ/Emerging Markets Equity                       1.15%      0.25%     0.40%          --          1.80%        0.00%        1.80%
EQ/Equity 500 Index                              0.25%      0.25%     0.06%          --          0.56%          --         0.56%
EQ/Evergreen Omega                               0.65%      0.25%     0.25%          --          1.15%       (0.20)%       0.95%
EQ/FI Mid Cap                                    0.70%      0.25%     0.08%          --          1.03%       (0.03)%       1.00%
EQ/FI Small/Mid Cap Value                        0.75%      0.25%     0.10%          --          1.10%        0.00%        1.10%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.09%          --          1.24%       (0.09)%       1.15%
EQ/J.P. Morgan Core Bond                         0.44%      0.25%     0.08%          --          0.77%        0.00%        0.77%
EQ/Lazard Small Cap Value                        0.75%      0.25%     0.10%          --          1.10%        0.00%        1.10%
EQ/Marsico Focus                                 0.90%      0.25%     0.07%          --          1.22%       (0.07)%       1.15%
EQ/Mercury Basic Value Equity                    0.60%      0.25%     0.07%          --          0.92%        0.00%        0.92%
EQ/Mercury International Value                   0.85%      0.25%     0.16%          --          1.26%       (0.01)%       1.25%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.07%          --          0.97%          --         0.97%
EQ/MFS Investors Trust                           0.60%      0.25%     0.11%          --          0.96%       (0.01)%       0.95%
EQ/Money Market                                  0.33%      0.25%     0.06%          --          0.64%          --         0.64%
------------------------------------------------------------------------------------------------------------------------------------



                                                                    Fee table 11

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Total                   Net Total
                                                                                                 Annual     Fee Waiv-      Annual
                                                                                  Underlying    Expenses   ers and/or     Expenses
                                                 Manage-                           Portfolio    (Before      Expense        After
                                                   ment     12b-1      Other       Fees and     Expense    Reimburse-      Expense
 Portfolio Name                                  Fees(4)   Fees(5)   Expenses(6)  Expenses(7)  Limitation)   ments(8)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  0.60%      0.25%     0.10%        --           0.95%         0.00%        0.95%
EQ/Putnam Voyager                                0.65%      0.25%     0.13%                     1.03%        (0.08)%       0.95%
EQ/Small Company Index                           0.25%      0.25%     0.35%        --           0.85%         0.00%        0.85%
EQ/Technology                                    0.90%      0.25%     0.09%        --           1.24%        (0.09)%       1.15%
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     1.50%      0.25%     5.80%        --           7.55%        (4.57)%       2.98%
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     0.80%      0.35%     0.31%        --           1.46%        (0.11)%       1.35%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable

                                                                                              Contract
    The withdrawal charge percentage we use is determined by the contract year in which you   Year
    make the withdrawal or surrender your contract. For each contribution, we consider the
    contract year in  which we receive that contribution to be "contract year 1")             1...............................8.00%
                                                                                              2...............................7.00%
                                                                                              3...............................6.00%
                                                                                              4...............................5.00%
                                                                                              5+..............................0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.



(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.


(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.


(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.




(6) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.


(7) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.


(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. - U.S. Real Estate Portfolio - Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of the investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See this Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



12 Fee table

    ---------------------------------------------
    Portfolio Name
    ---------------------------------------------
    AXA Aggressive Allocation               0.95%
    ---------------------------------------------
    AXA Conservative Allocation             0.73%
    ---------------------------------------------
    AXA Conservative-Plus Allocation        0.78%
    ---------------------------------------------
    AXA Moderate Allocation                 0.79%
    ---------------------------------------------
    AXA Moderate-Plus Allocation            0.99%
    ---------------------------------------------
    AXA Premier VIP Aggressive Equity       0.95%
    ---------------------------------------------
    AXA Premier VIP Health Care             1.84%
    ---------------------------------------------
    AXA Premier VIP International Equity    1.73%
    ---------------------------------------------
    AXA Premier VIP Large Cap Core Equity   1.32%
    ---------------------------------------------
    AXA Premier VIP Large Cap Growth        1.32%
    ---------------------------------------------
    AXA Premier VIP Large Cap Value         1.28%
    ---------------------------------------------
    AXA Premier VIP Small/Mid Cap Growth    1.46%
    ---------------------------------------------
    AXA Premier VIP Small/Mid Cap Value     1.52%
    ---------------------------------------------
    AXA Premier VIP Technology              1.70%
    ---------------------------------------------
    EQ/Alliance Common Stock                0.77%
    ---------------------------------------------
    EQ/Alliance Growth and Income           0.85%
    ---------------------------------------------
    EQ/Alliance Premier Growth              1.15%
    ---------------------------------------------
    EQ/Alliance Small Cap Growth            1.03%
    ---------------------------------------------
    EQ/Calvert Socially Responsible         1.00%
    ---------------------------------------------
    EQ/Capital Guardian International       1.18%
    ---------------------------------------------
    EQ/Capital Guardian Research            0.93%
    ---------------------------------------------
    EQ/Capital Guardian U.S. Equity         0.93%
    ---------------------------------------------
    EQ/Emerging Markets Equity              1.78%
    ---------------------------------------------
    EQ/Evergreen Omega                      0.84%
    ---------------------------------------------
    EQ/FI Mid Cap                           0.88%
    ---------------------------------------------
    EQ/FI Small/Mid Cap Value               1.04%
    ---------------------------------------------
    EQ/Lazard Small Cap Value               1.00%
    ---------------------------------------------
    EQ/Marsico Focus                        1.10%
    ---------------------------------------------
    EQ/Mercury Basic Value Equity           0.91%
    ---------------------------------------------
    EQ/Mercury International Value          1.18%
    ---------------------------------------------
    EQ/MFS Emerging Growth Companies        0.96%
    ---------------------------------------------
    EQ/MFS Investors Trust                  0.94%
    ---------------------------------------------
    EQ/Putnam Growth & Income Value         0.93%
    ---------------------------------------------
    EQ/Putnam Voyager                       0.93%
    ---------------------------------------------
    EQ/Technology                           1.01%
    ---------------------------------------------


EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.60 per $10,000.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower based on these assumptions, your costs would be:



                                                                    Fee table 13

------------------------------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,904.54     $ 3,761.79     $ 5,032.92     $  9,010.92
AXA Conservative Allocation                      $ 2,207.51     $ 4,505.40     $ 6,034.18     $ 10,088.86
AXA Conservative-Plus Allocation                 $ 1,696.41     $ 3,221.34     $ 4,260.30     $  8,015.61
AXA Moderate Allocation                          $ 1,301.95     $ 2,128.71     $ 2,587.10     $  5,381.71
AXA Moderate-Plus Allocation                     $ 1,475.08     $ 2,619.45     $ 3,356.69     $  6,673.83
AXA Premier VIP Aggressive Equity                $ 1,240.68     $ 1,950.77     $ 2,300.90     $  4,866.40
AXA Premier VIP Core Bond                        $ 1,250.13     $ 1,978.35     $ 2,345.51     $  4,947.96
AXA Premier VIP Health Care                      $ 1,336.21     $ 2,227.23     $ 2,743.93     $  5,656.11
AXA Premier VIP High Yield                       $ 1,238.58     $ 1,944.63     $ 2,290.96     $  4,848.16
AXA Premier VIP International Equity             $ 1,346.71     $ 2,257.28     $ 2,791.54     $  5,738.28
AXA Premier VIP Large Cap Core Equity            $ 1,308.92     $ 2,148.79     $ 2,619.17     $  5,438.28
AXA Premier VIP Large Cap Growth                 $ 1,299.47     $ 2,121.54     $ 2,575.65     $  5,361.44
AXA Premier VIP Large Cap Value                  $ 1,299.47     $ 2,121.54     $ 2,575.65     $  5,361.44
AXA Premier VIP Small/Mid Cap Growth             $ 1,312.07     $ 2,157.87     $ 2,633.64     $  5,463.72
AXA Premier VIP Small/Mid Cap Value              $ 1,307.87     $ 2,145.77     $ 2,614.34     $  5,429.78
AXA Premier VIP Technology                       $ 1,372.96     $ 2,332.12     $ 2,909.62     $  5,939.84
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,216.53     $ 1,880.03     $ 2,186.07     $  4,654.38
EQ/Alliance Growth and Income                    $ 1,225.98     $ 1,907.75     $ 2,231.14     $  4,737.96
EQ/Alliance Intermediate Government Securities   $ 1,219.68     $ 1,889.28     $ 2,201.12     $  4,682.33
EQ/Alliance International                        $ 1,251.18     $ 1,981.41     $ 2,350.46     $  4,956.98
EQ/Alliance Premier Growth                       $ 1,259.58     $ 2,005.88     $ 2,389.95     $  5,028.75
EQ/Alliance Quality Bond                         $ 1,220.73     $ 1,892.36     $ 2,206.13     $  4,691.62
EQ/Alliance Small Cap Growth                     $ 1,245.93     $ 1,966.10     $ 2,325.70     $  4,911.81
EQ/Bernstein Diversified Value                   $ 1,233.33     $ 1,929.28     $ 2,266.07     $  4,802.41
EQ/Calvert Socially Responsible                  $ 1,285.82     $ 2,082.08     $ 2,512.47     $  5,249.15
EQ/Capital Guardian International                $ 1,271.13     $ 2,039.46     $ 2,444.03     $  5,126.45
EQ/Capital Guardian Research                     $ 1,235.43     $ 1,935.42     $ 2,276.03     $  4,820.74
EQ/Capital Guardian U.S. Equity                  $ 1,235.43     $ 1,935.42     $ 2,276.03     $  4,820.74
EQ/Emerging Markets Equity                       $ 1,322.57     $ 2,188.07     $ 2,681.73     $  5,547.95
EQ/Equity 500 Index                              $ 1,192.39     $ 1,808.94     $ 2,070.08     $  4,437.14
EQ/Evergreen Omega                               $ 1,254.33     $ 1,990.60     $ 2,365.28     $  4,983.97
EQ/FI Mid Cap                                    $ 1,241.73     $ 1,953.84     $ 2,305.86     $  4,875.50
EQ/FI Small/Mid Cap Value                        $ 1,249.08     $ 1,975.29     $ 2,340.56     $  4,938.94
EQ/J.P. Morgan Core Bond                         $ 1,214.43     $ 1,873.86     $ 2,176.03     $  4,635.70
EQ/Janus Large Cap Growth                        $ 1,263.78     $ 2,018.10     $ 2,409.65     $  5,064.41
EQ/Lazard Small Cap Value                        $ 1,249.08     $ 1,975.29     $ 2,340.56     $  4,938.94
EQ/Marsico Focus                                 $ 1,261.68     $ 2,012.00     $ 2,399.80     $  5,046.60
EQ/Mercury Basic Value Equity                    $ 1,230.18     $ 1,920.06     $ 2,251.12     $  4,774.85
EQ/Mercury International Value                   $ 1,265.88     $ 2,024.21     $ 2,419.48     $  5,082.19
EQ/MFS Emerging Growth Companies                 $ 1,235.43     $ 1,935.42     $ 2,276.03     $  4,820.74
EQ/MFS Investors Trust                           $ 1,234.38     $ 1,932.35     $ 2,271.05     $  4,811.58
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,454.54     $ 3,511.79     $ 5,382.92     $  9,360.92
AXA Conservative Allocation                      $ 1,757.51     $ 4,255.40     $ 6,384.18     $ 10,438.86
AXA Conservative-Plus Allocation                 $ 1,246.41     $ 2,971.34     $ 4,610.30     $  8,365.61
AXA Moderate Allocation                          $   851.95     $ 1,878.71     $ 2,937.10     $  5,731.71
AXA Moderate-Plus Allocation                     $ 1,025.08     $ 2,369.45     $ 3,706.69     $  7,023.83
AXA Premier VIP Aggressive Equity                $   790.68     $ 1,700.77     $ 2,650.90     $  5,216.40
AXA Premier VIP Core Bond                        $   800.13     $ 1,728.35     $ 2,695.51     $  5,297.96
AXA Premier VIP Health Care                      $   886.21     $ 1,977.23     $ 3,093.93     $  6,006.11
AXA Premier VIP High Yield                       $   788.58     $ 1,694.63     $ 2,640.96     $  5,198.16
AXA Premier VIP International Equity             $   896.71     $ 2,007.28     $ 3,141.54     $  6,088.28
AXA Premier VIP Large Cap Core Equity            $   858.92     $ 1,898.79     $ 2,969.17     $  5,788.28
AXA Premier VIP Large Cap Growth                 $   849.47     $ 1,871.54     $ 2,925.65     $  5,711.44
AXA Premier VIP Large Cap Value                  $   849.47     $ 1,871.54     $ 2,925.65     $  5,711.44
AXA Premier VIP Small/Mid Cap Growth             $   862.07     $ 1,907.87     $ 2,983.64     $  5,813.72
AXA Premier VIP Small/Mid Cap Value              $   857.87     $ 1,895.77     $ 2,964.34     $  5,779.78
AXA Premier VIP Technology                       $   922.96     $ 2,082.12     $ 3,259.62     $  6,289.84
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   766.53     $ 1,630.03     $ 2,536.07     $  5,004.38
EQ/Alliance Growth and Income                    $   775.98     $ 1,657.75     $ 2,581.14     $  5,087.96
EQ/Alliance Intermediate Government Securities   $   769.68     $ 1,639.28     $ 2,551.12     $  5,032.33
EQ/Alliance International                        $   801.18     $ 1,731.41     $ 2,700.46     $  5,306.98
EQ/Alliance Premier Growth                       $   809.58     $ 1,755.88     $ 2,739.95     $  5,378.75
EQ/Alliance Quality Bond                         $   770.73     $ 1,642.36     $ 2,556.13     $  5,041.62
EQ/Alliance Small Cap Growth                     $   795.93     $ 1,716.10     $ 2,675.70     $  5,261.81
EQ/Bernstein Diversified Value                   $   783.33     $ 1,679.28     $ 2,616.07     $  5,152.41
EQ/Calvert Socially Responsible                  $   835.82     $ 1,832.08     $ 2,862.47     $  5,599.15
EQ/Capital Guardian International                $   821.13     $ 1,789.46     $ 2,794.03     $  5,476.45
EQ/Capital Guardian Research                     $   785.43     $ 1,685.42     $ 2,626.03     $  5,170.74
EQ/Capital Guardian U.S. Equity                  $   785.43     $ 1,685.42     $ 2,626.03     $  5,170.74
EQ/Emerging Markets Equity                       $   872.57     $ 1,938.07     $ 3,031.73     $  5,897.95
EQ/Equity 500 Index                              $   742.39     $ 1,558.94     $ 2,420.08     $  4,787.14
EQ/Evergreen Omega                               $   804.33     $ 1,740.60     $ 2,715.28     $  5,333.97
EQ/FI Mid Cap                                    $   791.73     $ 1,703.84     $ 2,655.86     $  5,225.50
EQ/FI Small/Mid Cap Value                        $   799.08     $ 1,725.29     $ 2,690.56     $  5,288.94
EQ/J.P. Morgan Core Bond                         $   764.43     $ 1,623.86     $ 2,526.03     $  4,985.70
EQ/Janus Large Cap Growth                        $   813.78     $ 1,768.10     $ 2,759.65     $  5,414.41
EQ/Lazard Small Cap Value                        $   799.08     $ 1,725.29     $ 2,690.56     $  5,288.94
EQ/Marsico Focus                                 $   811.68     $ 1,762.00     $ 2,749.80     $  5,396.60
EQ/Mercury Basic Value Equity                    $   780.18     $ 1,670.06     $ 2,601.12     $  5,124.85
EQ/Mercury International Value                   $   815.88     $ 1,774.21     $ 2,769.48     $  5,432.19
EQ/MFS Emerging Growth Companies                 $   785.43     $ 1,685.42     $ 2,626.03     $  5,170.74
EQ/MFS Investors Trust                           $   784.38     $ 1,682.35     $ 2,621.05     $  5,161.58
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of the
                                                            applicable time period
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                                    1 year      3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,104.54     $ 3,161.79     $ 5,032.92     $  9,010.92
AXA Conservative Allocation                      $ 1,407.51     $ 3,905.40     $ 6,034.18     $ 10,088.86
AXA Conservative-Plus Allocation                 $   896.41     $ 2,621.34     $ 4,260.30     $  8,015.61
AXA Moderate Allocation                          $   501.95     $ 1,528.71     $ 2,587.10     $  5,381.71
AXA Moderate-Plus Allocation                     $   675.08     $ 2,019.45     $ 3,356.69     $  6,673.83
AXA Premier VIP Aggressive Equity                $   440.68     $ 1,350.77     $ 2,300.90     $  4,866.40
AXA Premier VIP Core Bond                        $   450.13     $ 1,378.35     $ 2,345.51     $  4,947.96
AXA Premier VIP Health Care                      $   536.21     $ 1,627.23     $ 2,743.93     $  5,656.11
AXA Premier VIP High Yield                       $   438.58     $ 1,344.63     $ 2,290.96     $  4,848.16
AXA Premier VIP International Equity             $   546.71     $ 1,657.28     $ 2,791.54     $  5,738.28
AXA Premier VIP Large Cap Core Equity            $   508.92     $ 1,548.79     $ 2,619.17     $  5,438.28
AXA Premier VIP Large Cap Growth                 $   499.47     $ 1,521.54     $ 2,575.65     $  5,361.44
AXA Premier VIP Large Cap Value                  $   499.47     $ 1,521.54     $ 2,575.65     $  5,361.44
AXA Premier VIP Small/Mid Cap Growth             $   512.07     $ 1,557.87     $ 2,633.64     $  5,463.72
AXA Premier VIP Small/Mid Cap Value              $   507.87     $ 1,545.77     $ 2,614.34     $  5,429.78
AXA Premier VIP Technology                       $   572.96     $ 1,732.12     $ 2,909.62     $  5,939.84
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   416.53     $ 1,280.03     $ 2,186.07     $  4,654.38
EQ/Alliance Growth and Income                    $   425.98     $ 1,307.75     $ 2,231.14     $  4,737.96
EQ/Alliance Intermediate Government Securities   $   419.68     $ 1,289.28     $ 2,201.12     $  4,682.33
EQ/Alliance International                        $   451.18     $ 1,381.41     $ 2,350.46     $  4,956.98
EQ/Alliance Premier Growth                       $   459.58     $ 1,405.88     $ 2,389.95     $  5,028.75
EQ/Alliance Quality Bond                         $   420.73     $ 1,292.36     $ 2,206.13     $  4,691.62
EQ/Alliance Small Cap Growth                     $   445.93     $ 1,366.10     $ 2,325.70     $  4,911.81
EQ/Bernstein Diversified Value                   $   433.33     $ 1,329.28     $ 2,266.07     $  4,802.41
EQ/Calvert Socially Responsible                  $   485.82     $ 1,482.08     $ 2,512.47     $  5,249.15
EQ/Capital Guardian International                $   471.13     $ 1,439.46     $ 2,444.03     $  5,126.45
EQ/Capital Guardian Research                     $   435.43     $ 1,335.42     $ 2,276.03     $  4,820.74
EQ/Capital Guardian U.S. Equity                  $   435.43     $ 1,335.42     $ 2,276.03     $  4,820.74
EQ/Emerging Markets Equity                       $   522.57     $ 1,588.07     $ 2,681.73     $  5,547.95
EQ/Equity 500 Index                              $   392.39     $ 1,208.94     $ 2,070.08     $  4,437.14
EQ/Evergreen Omega                               $   454.33     $ 1,390.60     $ 2,365.28     $  4,983.97
EQ/FI Mid Cap                                    $   441.73     $ 1,353.84     $ 2,305.86     $  4,875.50
EQ/FI Small/Mid Cap Value                        $   449.08     $ 1,375.29     $ 2,340.56     $  4,938.94
EQ/J.P. Morgan Core Bond                         $   414.43     $ 1,273.86     $ 2,176.03     $  4,635.70
EQ/Janus Large Cap Growth                        $   463.78     $ 1,418.10     $ 2,409.65     $  5,064.41
EQ/Lazard Small Cap Value                        $   449.08     $ 1,375.29     $ 2,340.56     $  4,938.94
EQ/Marsico Focus                                 $   461.68     $ 1,412.00     $ 2,399.80     $  5,046.60
EQ/Mercury Basic Value Equity                    $   430.18     $ 1,320.06     $ 2,251.12     $  4,774.85
EQ/Mercury International Value                   $   465.88     $ 1,424.21     $ 2,419.48     $  5,082.19
EQ/MFS Emerging Growth Companies                 $   435.43     $ 1,335.42     $ 2,276.03     $  4,820.74
EQ/MFS Investors Trust                           $   434.38     $ 1,332.35     $ 2,271.05     $  4,811.58
------------------------------------------------------------------------------------------------------------------------------------



14 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $ 1,200.79     $ 1,833.71     $ 2,110.56     $ 4,513.30
EQ/Putnam Growth & Income Value                  $ 1,233.33     $ 1,929.28     $ 2,266.07     $ 4,802.41
EQ/Putnam Voyager                                $ 1,241.73     $ 1,953.84     $ 2,305.86     $ 4,875.50
EQ/Small Company Index                           $ 1,222.83     $ 1,898.52     $ 2,216.14     $ 4,710.19
EQ/Technology                                    $ 1,263.78     $ 2,018.10     $ 2,409.65     $ 5,064.41
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,926.22     $ 3,816.69     $ 5,109.32     $ 9,101.65
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $ 1,286.87     $ 2,085.12     $ 2,517.34     $ 5,257.84
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   750.79     $ 1,583.71     $ 2,460.56     $ 4,863.30
EQ/Putnam Growth & Income Value                  $   783.33     $ 1,679.28     $ 2,616.07     $ 5,152.41
EQ/Putnam Voyager                                $   791.73     $ 1,703.84     $ 2,655.86     $ 5,225.50
EQ/Small Company Index                           $   772.83     $ 1,648.52     $ 2,566.14     $ 5,060.19
EQ/Technology                                    $   813.78     $ 1,768.10     $ 2,759.65     $ 5,414.41
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,476.22     $ 3,566.69     $ 5,459.32     $ 9,451.65
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   836.87     $ 1,835.12     $ 2,867.34     $ 5,607.84
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of the
                                                            applicable time period
------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                                    1 year      3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   400.79     $ 1,233.71     $ 2,110.56     $ 4,513.30
EQ/Putnam Growth & Income Value                  $   433.33     $ 1,329.28     $ 2,266.07     $ 4,802.41
EQ/Putnam Voyager                                $   441.73     $ 1,353.84     $ 2,305.86     $ 4,875.50
EQ/Small Company Index                           $   422.83     $ 1,298.52     $ 2,216.14     $ 4,710.19
EQ/Technology                                    $   463.78     $ 1,418.10     $ 2,409.65     $ 5,064.41
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,126.22     $ 3,216.69     $ 5,109.32     $ 9,101.65
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   486.87     $ 1,485.12     $ 2,517.34     $ 5,257.84
------------------------------------------------------------------------------------------------------------------------------------



                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts; (ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Available for
                 annuitant                                                            Limitations on
 Contract type   issue ages      Source of contributions                              contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85   o After-tax money.                                    o No additional contributions after attainment
                                                                                        of age 87.
                                o Paid to us by check or transfer of contract value
                                  in a tax-deferred exchange under Section 1035
                                  of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85  o Eligible rollover distributions from TSA contracts  o No rollover or direct transfer contributions
                                  or other 403(b) arrangements, qualified plans,        after attainment of age 87.
                                  and governmental employer 457(b) plans.
                                                                                      o Contributions after age 70-1/2 must be net
                                o Rollovers from another traditional individual         of required minimum distributions.
                                  retirement arrangement.
                                                                                      o Although we accept regular IRA contributions
                                o Direct custodian-to-custodian transfers from          (limited to $3,000 for 2004 and $4,000 for
                                  another traditional individual retirement             2005), under the Rollover IRA contracts, we
                                  arrangement.                                          intend that this contract be used primarily
                                                                                        for rollover and direct transfer
                                o Regular IRA contributions.                            contributions.

                                o Additional "catch-up" contributions.                o Additional catch-up contributions of up to
                                                                                        $500 can be made for the calendar year 2004
                                                                                        or 2005 where the owner is at least age 50
                                                                                        but under age 70-1/2 at any time during the
                                                                                        calendar year for which the contribution is
                                                                                        made.
------------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                 Available for
                 annuitant                                                         Limitations on
 Contract type   issue ages      Source of contributions                           contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85  o Rollovers from another Roth IRA.                 o No additional rollover or direct transfer
IRA                                                                                  contributions after attainment of age 87.
                                o Conversion rollovers from a traditional IRA.
                                                                                   o Conversion rollovers after age 70-1/2 must
                                o Direct transfers from another Roth IRA.            be net of required minimum distributions for
                                                                                     for the traditional IRA you are rolling over.
                                o Regular Roth IRA contributions.
                                                                                   o You cannot roll over funds from a traditional
                                o Additional catch-up contributions.                 IRA if your adjusted gross income is $100,000
                                                                                     or more.

                                                                                   o Although we accept regular Roth IRA contribu-
                                                                                     tions (limited to $3,000 for 2004 and $4,000
                                                                                     for 2005) under the Roth IRA contracts, we
                                                                                     intend that this contract be used primarily for
                                                                                     rollover and direct transfer contributions.

                                                                                   o Additional catch-up contributions of up to $500
                                                                                     can be made for the calendar year 2004 or 2005
                                                                                     where the owner is at least age 50 at any time
                                                                                     during the calendar year for which the
                                                                                     contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0 through 70   o (If contract is traditional IRA) Direct          o Any additional contributions must be from same
Beneficiary Con-                  custodian-to-custodian transfers of your           type of IRA of same deceased owner.
tinuation Contract                interest as death beneficiary of the deceased
(traditional IRA                  owner's traditional individual retirement
or Roth IRA)                      arrangement.

                                o (If contract is Roth IRA) Direct custodian-to-
                                  custodian transfers of your interest as death
                                  beneficiary of the deceased owner's Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85  o Direct transfers of pre-tax funds from another   o No additional rollover or direct transfer
                                  contract or arrangement under Section 403(b)       contributions after attainment of age 87.
                                  of the Internal Revenue Code, complying with
                                  IRS Revenue Ruling 90-24.                        o Rollover or direct transfer contributions
                                                                                     after age 70-1/2 must be net of any required
                                o Eligible rollover distributions of pre-tax funds   minimum distributions.
                                  from other 403(b) plans .
                                                                                   o We do not accept employer-remitted
                                o Subsequent contributions may also be rollovers     contributions.
                                  from qualified plans, governmental employer
                                  457(b) plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------



18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                 Available for
                 annuitant                                                            Limitations on
 Contract type   issue ages      Source of contributions                              contributions
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75  o Only transfer contributions from an existing        o We do not accept regular ongoing payroll
                                  defined contribution qualified plan trust.            contributions.

                                o The plan must be qualified under Section 401(a)     o Only one additional transfer contribution
                                  of the Internal Revenue Code.                         may be made during a contract year.

                                o For 401(k) plans, transferred contributions may     o No additional transfer contributions after
                                  only include employee pre-tax contributions.          attainment of age 76 or, if later, the first
                                                                                        contract anniversary.

                                                                                      o A Separate QP contract must be established
                                                                                        for each plan participant.

                                                                                      o We do not accept employer-remitted
                                                                                        contributions.

                                                                                      o We do not accept contributions from defined
                                                                                        benefit plans.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------

See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



                                               Contract features and benefits 19

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose including circumstances under which certain contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.
--------------------------------------------------------------------------------


20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Elite(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                         o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                         o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with              o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income       o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                            o Alliance Capital Management L.P.
 EQUITY
                                                                                            o MFS Investment Management

                                                                                            o Marsico Capital Management, LLC

                                                                                            o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital            o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                            o Pacific Investment Management Company
                                                                                              LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                            o A I M Capital Management, Inc.

                                                                                            o RCM Capital Management LLC

                                                                                            o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current      o Alliance Capital Management L.P.
                              income and capital appreciation.
                                                                                            o Pacific Investment Management Company
                                                                                              LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                            o Alliance Capital Management L.P.,
 INTERNATIONAL EQUITY                                                                         through its Bernstein Investment
                                                                                              Research and Management Unit

                                                                                            o Bank of Ireland Asset Management
                                                                                              (U.S.) Limited

                                                                                            o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                            o Alliance Capital Management L.P.,
 CORE EQUITY                                                                                  through its Bernstein Investment
                                                                                              Research and Management Unit

                                                                                            o Janus Capital Management LLC

                                                                                            o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH
                                                                                        o RCM Capital Management LLC

                                                                                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE
                                                                                        o Institutional Capital Corporation

                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                        o Franklin Advisers, Inc.

                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                        o TCW Investment Management Company

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.                    o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.                      o Morgan Stanley Investment Management,
                                                                                          Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates     o Alliance Capital Management L.P.
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level
                             consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                          Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with       o J.P. Morgan Investment Management Inc.
                             moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.                                o Merrill Lynch Investment Managers Interna-
 VALUE                                                                                    tional Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                             tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                             income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                     Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX            Seeks to replicate as closely as possible (before the    o Alliance Capital Management L.P.
                                  deduction of portfolio expenses) the total return of
                                  the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                     Seeks to achieve long-term growth of capital.            o Firsthand Capital Management, Inc.

                                                                                           o RCM Capital Management LLC

                                                                                           o Wellington Management Company, LLP

------------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                     Objective                                               Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE        Seeks to increase the value of your investment in bull   o Charles Schwab Investment Management,
 LONG/SHORT EQUITY                markets and bear markets through strategies that are       Inc.
                                  designed to have limited exposure to general equity
                                  market risk.                                             o AXA Rosenberg Investment Management LLC
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                     Objective                                                Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and         o Van Kampen(2)
                                  long-term capital appreciation by investing primarily
                                  in equity securities of companies in the U.S. real
                                  estate industry, including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------


(1) 'Class II' Shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



24 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state), or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2004. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in the prospectus for restrictions on transfer from the Guaranteed Interest Option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004 the next available maturity date was February 13, 2012. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


                                              Contract features and benefits  25
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $25,000, and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 13, 2014, since the rate to maturity was 3.73% on February 13, 2004, we would have allocated $17,329 to that fixed maturity option and the balance to your choice of variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation is only available for annuitant ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional to see if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for


26  Contract features and benefits
special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.


The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the



                                              Contract features and benefits  27
last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.



YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
    plus

o daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate
  Government Securities and EQ/Money Market) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),
                                       or


o your highest account value of any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contribution made since the most recent contract anniversary,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our Living Benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract as an Inherited IRA, the guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



--------------------------------------------------
              Level payments
--------------------------------------------------
                         Period certain years
                     -----------------------------
  Annuitant's age at
      exercise              IRAs         NQ
--------------------------------------------------
       60 to 75             10          10
--------------------------------------------------


28  Contract features and benefits

--------------------------------------------------
              Level payments
--------------------------------------------------
                         Period certain years
                     -----------------------------
  Annuitant's age at
      exercise              IRAs         NQ
--------------------------------------------------
          76                9           10
          77                8           10
          78                7           10
          79                7           10
          80                7           10
          81                7            9
          82                7            8
          83                7            7
          84                6            6
          85                5            5
--------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any outstanding loans plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed purchase annuity factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under rollover TSA contracts.




------------------------------------------------------
                             Guaranteed minimum income
      Contract date         benefit -- annual income
 anniversary at exercise        payable for life
------------------------------------------------------
            10                       $11,891
            15                       $18,597
------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


You will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday; and

(ii)  if the annuitant was age 75 when the contract was issued, the


                                              Contract features and benefits  29
      only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

(v) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any taxes that apply.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the highest amount.



OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.


Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.



THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

In New York only the Standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.

The standard death benefit is the only death benefit available for annuitants age 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.
                      ----------------------------------
Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


Protection Plus

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit less total net contributions, multiplied by 40%.


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce


30  Contract features and benefits
net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%.


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.


Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

o The Living benefit, successor owner/annuitant feature, special dollar cost averaging program (if applicable), automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be


                                              Contract features and benefits  31
  in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


32  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefits Living Benefit charge and/or the Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, provided there have been no withdrawals. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


                                           Determining your contract's value  33

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:
o You may not transfer any amount to the account for special dollar cost averaging.
o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2004, maturities of less than 8 years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o During the first contract year, transfers into the guaranteed interest option are not permitted.
o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring. We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Elite(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a



34 Transferring your money among investment options potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or the fixed maturity options.


                            Transferring your money among investment options  35

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                                   Method of withdrawal
                   -------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
     Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes           Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA                 Yes           Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA        Yes           No              No             **
--------------------------------------------------------------------------------
QP                   Yes           No              No             Yes
--------------------------------------------------------------------------------
Rollover
 TSA*                Yes           Yes             No             Yes
--------------------------------------------------------------------------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


** This contract pays out post-death required minimum distributions. See
   "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.



SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.



36  Accessing your money

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.
                      ----------------------------------
Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


                                                        Accessing your money  37

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Elite(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available
   payout options                       in New York)
                                      Life annuity with period
                                        certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it


38  Accessing your money
  provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply your account value of your Equitable Accumulator(R) Elite(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager Prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


                                                        Accessing your money  39

For the Income Manager life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Elite(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY AGE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.

For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:




--------------------------------------------------------------------------------
           New York                    Pennsylvania
--------------------------------------------------------------------------------
                   Maximum                        Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
--------------------------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           New York                    Pennsylvania
--------------------------------------------------------------------------------
                   Maximum                        Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
--------------------------------------------------------------------------------
      84             94            81-85            90
      85             95
--------------------------------------------------------------------------------


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.


40  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:

(1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option..

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution


                                                        Charges and expenses  41
according to the following table:



--------------------------------------------------------------------------------
                        Contract year
--------------------------------------------------------------------------------
                                    1     2     3     4      5
--------------------------------------------------------------------------------
     Percentage of contribution    8 %   7 %   6 %   5 %    0 %
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

Disability, terminal illness or confinement to nursing home. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      -- it provides continuous room and board to three or more persons;

      -- it is supervised by a registered nurse or licensed practical nurse;

      -- it keeps daily medical records of each patient;

      -- it controls and records all medications dispensed; and

      -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR ALL CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.



------------------------------------------------------------------------------------------------------------------------------------
               NY Alternate Scale I                                             NY Alternate Scale II
------------------------------------------------------------------------------------------------------------------------------------
         Year of investment in fixed maturity                         Year of transfer within fixed maturity
                     option*                                                          option*
------------------------------------------------------------------------------------------------------------------------------------
      Within year 1          7%                                              Within year 1                 5%
------------------------------------------------------------------------------------------------------------------------------------
              2              6%                                                    2                       4%
------------------------------------------------------------------------------------------------------------------------------------
              3              5%                                                    3                       3%
------------------------------------------------------------------------------------------------------------------------------------
              4              4%                                                    4                       2%
------------------------------------------------------------------------------------------------------------------------------------
       After year 5          0%                                               After year 5                 0%
------------------------------------------------------------------------------------------------------------------------------------
Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
------------------------------------------------------------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.


42  Charges and expenses

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charge from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION PLUS CHARGE


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.50%.

o 12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.



                                                        Charges and expenses  43

GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


44  Charges and expenses

6.  Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required


                                                    Payment of death benefit  45
instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor


46  Payment of death benefit
owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving: "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualifed annuities" in "Tax Information" later in this Prospectus.


o Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals.


o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  47

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth Conversion IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Living Benefit guaranteed minimum income benefit, Dollar Cost Averaging, choice of death benefits, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


48  Tax information

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Elite(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.



The ruling does not specifically address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before



                                                             Tax information  49
electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent



50  Tax information
a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.


PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) Elite(SM) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Elite(SM) IRA or Accumulator(R) Elite(SM) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules


                                                             Tax information  51
also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the qualification requirements for TSAs.
There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Elite(SM) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Elite(SM) Rollover TSA contract:

o a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds;
  and

o the Equitable Accumulator(R) Elite(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Elite(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Elite(SM) Rollover TSA; or

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Elite(SM) TSA.


52  Tax information

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your



                                                             Tax information  53
withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


54  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS


The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about the Trusts, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
  Fixed maturity options
   with February 13th        Rate to maturity
    maturity date of             as of             Price per $100
      maturity year         February 13, 2004     of maturity value
--------------------------------------------------------------------------------
           2005                  3.00%*               $ 97.08
           2006                  3.00%*               $ 94.25
           2007                  3.00%*               $ 91.51
           2008                  3.00%*               $ 88.84
           2009                  3.00%*               $ 86.25
           2010                  3.00%*               $ 83.73
           2011                  3.00%*               $ 81.30
           2012                  3.30%                $ 77.11
           2013                  3.53%                $ 73.16
           2014                  3.73%                $ 69.31
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.


                                                            More information  55

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new
        FMO maturities that immediately precede and immediately follow your FMOs maturity date.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we



56  More information
have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.



CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


                                                            More information  57

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees; or

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA


58  More information

Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 5.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  59

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this Prospectus because they are incorporated by reference.

After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).



60  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003



------------------------------------------------------------------------------------------------------------------------------------
                                                                                     For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 39.41    $  33.62
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,733         598
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 46.56    $  34.41
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        429         338
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.87    $  10.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      8,217       3,282
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.93    $   7.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,758         398
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 26.32    $  21.83
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,467       2,248
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.29    $   7.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,684         553
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.61    $   7.62
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,850         635
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.70    $   6.77
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,258       1,299
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.17    $   7.89
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,848       1,272
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.53    $   6.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,628       1,488
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.17    $   7.35
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,927       1,262
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.76    $   5.65
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,117         205
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $196.75    $ 133.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        689         581
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  39.15          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         97          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  49.16    $  66.77    $  78.30
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        402         420         141
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  22.86    $  23.07    $  25.73
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,835       1,211         574
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 203.81    $ 232.08    $ 275.01
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        661         618         255
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                     For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  67.13    $  68.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         16          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  27.12    $  29.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        170           2
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 223.79    $ 176.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         35           1
------------------------------------------------------------------------------------------------------------------------------------



                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  24.85    $  19.37
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,013       1,002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.95    $  17.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,448       2,501
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.15    $   8.38
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,026         604
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.81    $   4.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     17,115      16,550
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.13    $  14.85
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,122       1,064
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.43    $   9.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,534       3,377
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.68    $  10.01
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     15,959       8,615
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.86    $   6.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        478         128
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.42    $   7.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,611       5,973
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.21    $   7.89
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     12,682       9,408
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.17    $   7.57
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     14,963       8,308
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.58    $   5.59
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,232       2,823
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  22.99    $  18.28
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     11,512       7,152
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.79    $   5.73
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,016         424
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.65    $   6.83
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,509       4,322
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  25.00    $  25.80     $ 24.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.72    $  15.75     $ 14.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.48    $  12.56     $ 16.61
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.07    $   9.45     $ 11.77
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     18,765      17,412       5,630
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.11    $  16.53     $ 14.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,423       3,189         818
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.78    $  11.61     $ 12.04
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,000       3,700       1,532
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.62          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         13          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.64    $  11.09     $ 13.93
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,697       5,514       1,286
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.65    $  11.04     $ 10.60
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,151       2,953         987
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.09    $  10.46     $ 10.26
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,886       5,538       2,436
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.04    $   6.47     $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,043       2,958         962
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.93    $  27.69          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,601       6,057          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.66    $   9.38     $ 10.80
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        141          78           6
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.51    $   9.99           0
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,644         617          --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.77     $ 12.52
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        211          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.81          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        315          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  5.70          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        203          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------



A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2003       2002
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.18    $  9.29
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,229      3,714
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.28    $ 13.05
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     16,175     13,419
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.40    $  4.36
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,805      4,722
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.17    $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,354      5,021
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.72    $  9.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,296      2,423
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.99    $ 13.94
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,335      2,235
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.84    $ 10.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,316      3,555
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.68    $  9.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,710      4,660
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.07    $  6.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      9,707      8,237
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  26.78    $ 27.06
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,370      9,288
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.86    $  9.51
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,701      4,777
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.27    $  9.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,971      2,171
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.18    $  8.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,084      1,913
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.04    $  2.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      8,291      6,863
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                2001        2000        1999
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.07     $ 10.82     $ 10.45
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,090         251          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.10     $ 11.40     $ 10.39
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,537       5,112       2,026
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.36     $  8.39          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,856       1,315          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.37     $ 10.68     $  9.15
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,274       2,109          98
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.33          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         78          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.00     $ 16.37     $ 14.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,559       1,079         173
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.39     $ 17.34     $ 20.10
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,126       2,033         771
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.20     $ 21.88     $ 27.40
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,707       5,759       1,680
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.64     $ 10.45     $ 10.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      8,655       7,052       2,906
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  27.16     $ 26.65     $ 25.55
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     13,759          --       9,875
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.94     $ 13.02     $ 12.39
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,156       1,755         978
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.75     $ 17.16     $ 21.20
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,221       1,658         576
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.90     $ 10.86     $ 11.42
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,535       1,382         522
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.91     $  6.60          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,562       5,505          --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.73          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        379          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.14          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        344          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.71     $ 11.58
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.75     $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        422           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.03     $ 12.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        200           2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 24.80     $ 23.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,805         349
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.76     $ 11.50
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        714          17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.54     $ 12.33
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        282          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.61          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        211          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --
------------------------------------------------------------------------------------------------------------------------------------



                                 Appendix I: Condensed financial information A-3

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Elite(SM) QP contract should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Elite(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





------------------------------------------------------------------------------------------------------------------------------------
                                                                 Hypothetical assumed rate to maturity on February 13, 2009
                                                              ----------------------------------------------------------------------
                                                                                  5.00%                 9.00%
------------------------------------------------------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                      $144,082              $ 119,503
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                       $131,104              $ 131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                                   $ 12,978              $ (11,601)
------------------------------------------------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                         $  4,504              $  (4,854)
------------------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                         $ 45,496              $  54,854
------------------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                            $ 85,608              $  76,250
------------------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                              $120,091              $ 106,965
------------------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                               $ 94,082              $  69,503
------------------------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.
The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:



----------------------------------------------------------------------------------------
   End of                           6% Roll-up to age 85      Annual ratchet to age 85
 contract                               enhanced                    enhanced
   year         Account value       death benefit(1)              death benefit
----------------------------------------------------------------------------------------
     1           $105,000             $  106,000(1)               $  105,000(3)
----------------------------------------------------------------------------------------
     2           $115,500             $  112,360(2)               $  115,500(3)
----------------------------------------------------------------------------------------
     3           $129,360             $  119,102(2)               $  129,360(3)
----------------------------------------------------------------------------------------
     4           $103,488             $  126,248(1)               $  129,360(4)
----------------------------------------------------------------------------------------
     5           $113,837             $  133,823(1)               $  129,360(4)
----------------------------------------------------------------------------------------
     6           $127,497             $  141,852(1)               $  129,360(4)
----------------------------------------------------------------------------------------
     7           $127,497             $  150,363(1)               $  129,360(4)
----------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-up to age 85 or the Annual ratchet to age 85.


D-1 Appendix IV: Enhanced death benefit example

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Elite contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (3.28)% and 2.72% for the Accumulator Elite Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1

Variable Deferred Annuity
Accumulator Elite
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up or the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus


  Guaranteed Minimum Income Benefit

                                                       Greater of 6% Roll
                                                               up
                                                        to age 85 or the
                                                             Annual
                                                        Ratchet to age 85
                                                           Guaranteed
                                                          Minimum Death
                   Account Value        Cash Value           Benefit
       Contract ------------------- ------------------ -------------------
         Year       0%        6%       0%        6%        0%        6%
 Age  --------- --------- --------- -------- --------- --------- ---------
 60        1     100,000   100,000   92,000    92,000   100,000  100,000
 61        2      95,010   100,989   88,010    93,989   106,000  106,000
 62        3      90,129   101,924   84,129    95,924   112,360  112,360
 63        4      85,349   102,799   80,349    97,799   119,102  119,102
 64        5      80,660   103,608   80,660   103,608   126,248  126,248
 65        6      76,055   104,344   76,055   104,344   133,823  133,823
 66        7      71,525   105,001   71,525   105,001   141,852  141,852
 67        8      67,061   105,571   67,061   105,571   150,363  150,363
 68        9      62,655   106,045   62,655   106,045   159,385  159,385
 69       10      58,298   106,415   58,298   106,415   168,948  168,948
 74       15      36,854   106,359   36,854   106,359   226,090  226,090
 79       20      15,238   102,021   15,238   102,021   302,560  302,560
 84       25           0    91,448        0    91,448         0  404,893
 89       30           0    85,976        0    85,976         0  429,187
 94       35           0    82,674        0    82,674         0  429,187
 95       36           0    81,968        0    81,968         0  429,187


                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
      Total Death Benefit ------------------------------------
        with Protection       Guaranteed       Hypothetical
              Plus              Income            Income
      ------------------- ------------------ -----------------
          0%        6%        0%       6%        0%       6%
 Age  --------- --------- --------- -------- --------- -------
 60    100,000  100,000      N/A      N/A       N/A      N/A
 61    108,400  108,400      N/A      N/A       N/A      N/A
 62    117,304  117,304      N/A      N/A       N/A      N/A
 63    126,742  126,742      N/A      N/A       N/A      N/A
 64    136,747  136,747      N/A      N/A       N/A      N/A
 65    147,352  147,352      N/A      N/A       N/A      N/A
 66    158,593  158,593      N/A      N/A       N/A      N/A
 67    170,508  170,508      N/A      N/A       N/A      N/A
 68    183,139  183,139      N/A      N/A       N/A      N/A
 69    196,527  196,527      N/A      N/A       N/A      N/A
 74    276,527  276,527    14,266   14,266    14,266   14,266
 79    383,584  383,584    20,393   20,393    20,393   20,393
 84          0  493,179         0   34,821         0   34,821
 89          0  517,472      N/A      N/A       N/A      N/A
 94          0  517,472      N/A      N/A       N/A      N/A
 95          0  517,472      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                             2
Unit Values                                                                15

Equitable Life's Pending Name Change                                       15
Custodian and Independent Auditors                                         15
Distribution of the Contracts                                              15
Financial Statements                                                       16



How to obtain an Equitable Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R) Elite(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip

































                                                         X00684/Elite '02 Series

Equitable Accumulator(R) Select(SM)


A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) SELECT(SM)


Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate               o EQ/Putnam Voyager
  Government Securities                  o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------



(1)  The "AXA Allocation" portfolio.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3)  Formerly named "AXA Rosenberg VIT Value Long/Short Equity."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA")

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.



Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.





The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                        X00679/Select '02 Series



                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                                4
Who is Equitable Life?                                                        5
How to reach us                                                               6
Equitable Accumulator(R) Select(SM) at a glance -- key features               8

--------------------------------------------------------------------------------
FEE TABLE                                                                    10
--------------------------------------------------------------------------------

Example                                                                      13
Condensed financial information                                              16


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         17
Owner and annuitant requirements                                             19
How you can make your contributions                                          19
What are your investment options under the contract?                         19
Allocating your contributions                                                25
Your benefit base                                                            26
Annuity purchase factors                                                     27
Our Living Benefit option                                                    27
Guaranteed minimum death benefit                                             28

Inherited IRA beneficiary continuation contract                              29

Your right to cancel within a certain number of days                         30


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                         31
--------------------------------------------------------------------------------
Your account value and cash value                                            31
Your contract's value in the variable investment options                     31
Your contract's value in the guaranteed interest option                      31
Your contract's value in the fixed maturity options                          31
Termination of your contract                                                 31


--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                        32
--------------------------------------------------------------------------------
Transferring your account value                                              32
Disruptive transfer activity                                                 32
Rebalancing your account value                                               33

----------------------
"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      34
--------------------------------------------------------------------------------
Withdrawing your account value                                               34
How withdrawals are taken from your account value                            35
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                                    35
Loans under Rollover TSA contracts                                           35
Surrendering your contract to receive its cash value                         36
When to expect payments                                                      36
Your annuity payout options                                                  36


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                      39
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                          39
Charges that the Trusts deduct                                               40
Group or sponsored arrangements                                              40
Other distribution arrangements                                              40


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                  42
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                      42
How death benefit payment is made                                            42
Beneficiary continuation option                                              43


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           45
--------------------------------------------------------------------------------
Overview                                                                     45
Buying a contract to fund a retirement arrangement                           45
Transfers among investment options                                           45
Taxation of nonqualified annuities                                           45
Individual retirement arrangements (IRAs)                                    47
Contributions                                                                48
Withdrawals and Distributions                                                48
Tax-Sheltered Annuity contracts (TSAs)                                       49
Federal and state income tax withholding and
  information reporting                                                      50
Impact of taxes to Equitable Life                                            51

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          52
--------------------------------------------------------------------------------
About Separate Account No. 49                                                52
About the Trusts                                                             52
About our fixed maturity options                                             52
About the general account                                                    53
About other methods of payment                                               53
Dates and prices at which contract events occur                              54
About your voting rights                                                     54
About legal proceedings                                                      55

About our independent auditors                                               55

Financial statements                                                         55
Transfers of ownership, collateral assignments, loans
  and borrowing                                                              55

Distribution of the contracts                                                55


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           57

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                      A-1
II  -- Market value adjustment example                                      B-1
III -- Enhanced death benefit example                                       C-1
IV  -- Hypothetical illustrations                                           D-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases
--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.




                                                                Page in
   Term                                                      Prospectus
   12 month Dollar Cost Averaging                                    25
   account value                                                     31
   administrative charge                                             39
   annual administrative charge                                      39
   annual ratchet death benefit                                      27
   annuitant                                                         19
   annuity maturity date                                             37
   annuity payout options                                            36
   annuity purchase factors                                          27
   automatic investment program                                      54
   beneficiary                                                       42
   Beneficiary Continuation Option ("BCO")                           43
   benefit base                                                      26
   business day                                                      54
   cash value                                                        31
   charges for state premium and other applicable taxes              40
   contract date                                                      9
   contract date anniversary                                          9
   contract year                                                      9
   contributions to traditional IRAs                                 48
     regular contributions                                           48
     rollovers and transfers                                         48
   disruptive transfer activity                                      32
   distribution charge                                               39
   EQAccess                                                           6
   ERISA                                                             35
   Fixed-dollar Option                                               26
   fixed maturity options                                            24
   free look                                                         30
   general account                                                   53
   general dollar cost averaging                                     26
   guaranteed interest option                                        24
   guaranteed minimum death benefit                                  28
   guaranteed minimum income benefit                                 27
   IRA                                                            cover
   IRS                                                               45
   Inherited IRA                                                  cover
   investment options                                             cover
   Investment Simplifier                                             26

                                                                Page In
Term                                                         Prospectus
   Lifetime minimum distribution withdrawals                         35
   Living Benefit option                                             27
   Living Benefit Charge                                             40
     loan reserve account                                            36
   loans under Rollover TSA                                          35
   lump sum withdrawals                                              34
     market adjusted amount                                          24
   market timing                                                     32
   maturity dates                                                    24
     market value adjustment                                         24
   maturity value                                                    24
   Mortality and expense risks charge                                39
   NQ                                                             cover
   participant                                                       19
   portfolio                                                      cover
   Principal Assurance Allocation                                    25
     processing office                                                6
   Protection Plus                                                   29
   Protection Plus charge                                            40
   rate to maturity                                                  24
   Rebalancing                                                       33
   Rollover IRA                                                   cover
   roll-up death benefit                                             26
   Roth IRA                                                          47
   SAI                                                            cover
   SEC                                                            cover
   self-directed allocation                                          25
   Separate Account 49                                               52
   Standard death benefit                                            26
   substantially equal withdrawals                                   34
   Successor owner and annuitant                                     42
   Systematic withdrawals                                            34
   TOPS                                                               6
   Trusts                                                         cover
   traditional IRA                                                   47
   TSA                                                            cover
   unit                                                              31
   variable investment options                                       19
   wire transmittals and electronic applications                     53


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-------------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
-------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
-------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.



AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o    written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

6  Who is Equitable Life?

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of Guaranteed minimum income benefit.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5)  death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7)  12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
management                  managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
------------------------------------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.
                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), or tax sheltered annuity (TSA) you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once the owner elects to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $25,000
                            o Additional minimum:       $500 (NQ and Rollover TSA)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $1,000 (Inherited IRA contracts)
                                                        $50 (IRA contracts)
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features   o Guaranteed minimum death benefit options
                      o Dollar cost averaging
                      o Automatic investment program
                      o Account value rebalancing (quarterly, semiannually and annually)
                      o Free transfers
                      o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Fees and charges      o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                      o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits"
                        later in this Prospectus.

                      o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                      o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                      o Annual 0.35% Protection Plus charge for this optional death benefit.

                      o No sales charge deducted at the time you make contributions and no withdrawal charge.
                      --------------------------------------------------------------------------------------------------------------
                      The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                      --------------------------------------------------------------------------------------------------------------
                      o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                      o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                      o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually,
                        12b-1 fees of either 0.25% or 0.35% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages  NQ: 0-85
                      Rollover IRA, Roth Conversion
                      IRA and Rollover TSA: 20-85
                      Inherited IRA: 0-70
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions.


Other contracts



We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option            $350
------------------------------------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                               1.10%
Administrative                                                            0.25%
Distribution                                                              0.35%
                                                                          ----
Total annual expenses                                                     1.70%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(1)                                                             $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                 0.00%
   Annual Ratchet to age 85                                               0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                   0.45% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85            0.60% of the greater of the 6% roll-up to age 85
                                                                          benefit base or the Annual Ratchet to age 85 benefit base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                          0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                      0.35%
------------------------------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

10 Fee table

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses                                                                     0.56%      10.23%



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Fee         Net Total
                                                                                  Under-     Total Annual   Waivers        Annual
                                                                                  lying       Expenses      and/or         Expenses
                                                  Manage-                        Portfolio    (Before       Expense         After
 Portfolio Name                                    ment      12b-1     Other     Fees and      Expense       Reim-         Expense
                                                  Fees(3)   Fees(4)  Expenses(5) Expenses(6) Limitation)  bursements(7)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     5.91%        1.08%          7.34%       (5.98)%      1.36%
AXA Conservative Allocation                      0.10%      0.25%     9.04%        0.84%         10.23%       (9.13)%      1.10%
AXA Conservative-Plus Allocation                 0.10%      0.25%     4.13%        0.88%          5.36%       (4.21)%      1.15%
AXA Moderate Allocation                          0.10%      0.25%     0.39%        0.86%          1.60%       (0.43)%      1.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     1.77%        1.13%          3.25%       (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.15%          --           1.02%          --        1.02%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.26%          --           1.11%       (0.16)%      0.95%
AXA Premier VIP Health Care                      1.20%      0.25%     0.48%          --           1.93%       (0.08)%      1.85%
AXA Premier VIP High Yield                       0.59%      0.25%     0.16%          --           1.00%          --        1.00%
AXA Premier VIP International Equity             1.05%      0.25%     0.73%          --           2.03%       (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.52%          --           1.67%       (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.43%          --           1.58%       (0.23)%      1.35%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.43%          --           1.58%       (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.35%          --           1.70%       (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.31%          --           1.66%       (0.06)%      1.60%
AXA Premier VIP Technology                       1.20%      0.25%     0.83%          --           2.28%       (0.43)%      1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%      0.25%     0.06%          --           0.79%          --        0.79%
EQ/Alliance Growth and Income                    0.57%      0.25%     0.06%          --           0.88%          --        0.88%
EQ/Alliance Intermediate Government Securities   0.49%      0.25%     0.08%          --           0.82%          --        0.82%
EQ/Alliance International                        0.74%      0.25%     0.13%          --           1.12%       (0.02)%      1.10%
EQ/Alliance Premier Growth                       0.90%      0.25%     0.05%          --           1.20%       (0.04)%      1.16%
EQ/Alliance Quality Bond                         0.52%      0.25%     0.06%          --           0.83%          --        0.83%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.07%          --           1.07%          --        1.07%
EQ/Bernstein Diversified Value                   0.64%      0.25%     0.06%          --           0.95%        0.00%       0.95%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.55%          --           1.45%       (0.40)%      1.05%
EQ/Capital Guardian International                0.85%      0.25%     0.21%          --           1.31%       (0.11)%      1.20%
EQ/Capital Guardian Research                     0.65%      0.25%     0.07%          --           0.97%       (0.02)%      0.95%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.07%          --           0.97%       (0.02)%      0.95%
EQ/Emerging Markets Equity                       1.15%      0.25%     0.40%          --           1.80%        0.00%       1.80%
EQ/Equity 500 Index                              0.25%      0.25%     0.06%          --           0.56%          --        0.56%
EQ/Evergreen Omega                               0.65%      0.25%     0.25%          --           1.15%       (0.20)%      0.95%
EQ/FI Mid Cap                                    0.70%      0.25%     0.08%          --           1.03%       (0.03)%      1.00%
EQ/FI Small/Mid Cap Value                        0.75%      0.25%     0.10%          --           1.10%        0.00%       1.10%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.09%          --           1.24%       (0.09)%      1.15%
EQ/J.P. Morgan Core Bond                         0.44%      0.25%     0.08%          --           0.77%        0.00%       0.77%
EQ/Lazard Small Cap Value                        0.75%      0.25%     0.10%          --           1.10%        0.00%       1.10%
EQ/Marsico Focus                                 0.90%      0.25%     0.07%          --           1.22%       (0.07)%      1.15%
EQ/Mercury Basic Value Equity                    0.60%      0.25%     0.07%          --           0.92%        0.00%       0.92%
EQ/Mercury International Value                   0.85%      0.25%     0.16%          --           1.26%       (0.01)%      1.25%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.07%          --           0.97%          --        0.97%
EQ/MFS Investors Trust                           0.60%      0.25%     0.11%          --           0.96%       (0.01)%      0.95%
EQ/Money Market                                  0.33%      0.25%     0.06%          --           0.64%          --        0.64%
EQ/Putnam Growth & Income Value                  0.60%      0.25%     0.10%          --           0.95%        0.00%       0.95%
EQ/Putnam Voyager                                0.65%      0.25%     0.13%          --           1.03%       (0.08)%      0.95%
EQ/Small Company Index                           0.25%      0.25%     0.35%          --           0.85%        0.00%       0.85%
EQ/Technology                                    0.90%      0.25%     0.09%          --           1.24%       (0.09)%      1.15%
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Fee         Net Total
                                                                                  Under-     Total Annual   Waivers        Annual
                                                                                  lying       Expenses      and/or         Expenses
                                                  Manage-                        Portfolio    (Before       Expense         After
 Portfolio Name                                    ment      12b-1     Other     Fees and      Expense       Reim-         Expense
                                                  Fees(3)   Fees(4)  Expenses(5) Expenses(6) Limitation)  bursements(7)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     1.50%      0.25%     5.80%       --              7.55%       (4.57)%      2.98%
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     0.80%      0.35%     0.31%       --              1.46%       (0.11)%      1.35%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(3) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See footnote (7) for any expense limitation agreement information.

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.

(6) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(7) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of the AXA Premier VIP Trust and the EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these Agreements, Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits such Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of the The Universal Institutional Funds, Inc.-- U.S. Real Estate Portfolio--Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of the Barr Rosenberg Variable Insurance Trust--Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of EQ Advisors Trust and AXA Premier VIP Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



--------------------------------------------------
    Portfolio Name
--------------------------------------------------
    AXA Aggressive Allocation               0.95%
--------------------------------------------------
    AXA Conservative Allocation             0.73%
--------------------------------------------------
    AXA Conservative-Plus Allocation        0.78%
--------------------------------------------------
    AXA Moderate Allocation                 0.79%
--------------------------------------------------
    AXA Moderate-Plus Allocation            0.99%
--------------------------------------------------
    AXA Premier VIP Aggressive Equity       0.95%
--------------------------------------------------
    AXA Premier VIP Health Care             1.84%
--------------------------------------------------
    AXA Premier VIP International Equity    1.73%
--------------------------------------------------
    AXA Premier VIP Large Cap Core Equity   1.32%
--------------------------------------------------
    AXA Premier VIP Large Cap Growth        1.32%
--------------------------------------------------
    AXA Premier VIP Large Cap Value         1.28%
--------------------------------------------------
    AXA Premier VIP Small/Mid Cap Growth    1.46%
--------------------------------------------------
    AXA Premier VIP Small/Mid Cap Value     1.52%
--------------------------------------------------
    AXA Premier VIP Technology              1.70%
--------------------------------------------------
    EQ/Alliance Common Stock                0.77%
--------------------------------------------------
    EQ/Alliance Growth and Income           0.85%
--------------------------------------------------
    EQ/Alliance Premier Growth              1.15%
--------------------------------------------------
    EQ/Alliance Small Cap Growth            1.03%
--------------------------------------------------
    EQ/Calvert Socially Responsible         1.00%
--------------------------------------------------
    EQ/Capital Guardian International       1.18%
--------------------------------------------------
    EQ/Capital Guardian Research            0.93%
--------------------------------------------------
    EQ/Capital Guardian U.S. Equity         0.93%
--------------------------------------------------
    EQ/Emerging Markets Equity              1.78%
--------------------------------------------------
    EQ/Evergreen Omega                      0.84%
--------------------------------------------------
    EQ/FI Mid Cap                           0.88%
--------------------------------------------------
    EQ/FI Small/Mid Cap Value               1.04%
--------------------------------------------------
    EQ/Lazard Small Cap Value               1.00%
--------------------------------------------------


12 Fee table

--------------------------------------------------
    Portfolio Name
--------------------------------------------------
    EQ/Marsico Focus                        1.10%
--------------------------------------------------
    EQ/Mercury Basic Value Equity           0.91%
--------------------------------------------------
    EQ/Mercury International Value          1.18%
--------------------------------------------------
    EQ/MFS Emerging Growth Companies        0.96%
--------------------------------------------------
    EQ/MFS Investors Trust                  0.94%
--------------------------------------------------
    EQ/Putnam Growth & Income Value         0.93%
--------------------------------------------------
    EQ/Putnam Voyager                       0.93%
--------------------------------------------------
    EQ/Technology                           1.01%
--------------------------------------------------



EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.10 per $10,000.


The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the examples. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 13

------------------------------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,114.56     $ 3,187.20     $ 5,068.33     $  9,053.14
AXA Conservative Allocation                      $ 1,417.55     $ 3,929.18     $ 6,064.99     $ 10,118.18
AXA Conservative-Plus Allocation                 $   906.42     $ 2,647.90     $ 4,299.13     $  8,069.00
AXA Moderate Allocation                          $   511.95     $ 1,557.52     $ 2,633.08     $  5,462.74
AXA Moderate-Plus Allocation                     $   685.08     $ 2,047.26     $ 3,399.42     $  6,741.57
AXA Premier VIP Aggressive Equity                $   450.67     $ 1,379.93     $ 2,348.06     $  4,952.61
AXA Premier VIP Core Bond                        $   460.12     $ 1,407.46     $ 2,392.49     $  5,033.36
AXA Premier VIP Health Care                      $   546.21     $ 1,655.84     $ 2,789.26     $  5,734.35
AXA Premier VIP High Yield                       $   448.57     $ 1,373.81     $ 2,338.16     $  4,934.56
AXA Premier VIP International Equity             $   556.71     $ 1,685.83     $ 2,836.66     $  5,815.68
AXA Premier VIP Large Cap Core Equity            $   518.91     $ 1,577.56     $ 2,665.01     $  5,518.73
AXA Premier VIP Large Cap Growth                 $   509.46     $ 1,550.36     $ 2,621.67     $  5,442.68
AXA Premier VIP Large Cap Value                  $   509.46     $ 1,550.36     $ 2,621.67     $  5,442.68
AXA Premier VIP Small/Mid Cap Growth             $   522.06     $ 1,586.62     $ 2,679.42     $  5,543.92
AXA Premier VIP Small/Mid Cap Value              $   517.86     $ 1,574.54     $ 2,660.21     $  5,510.32
AXA Premier VIP Technology                       $   582.95     $ 1,760.51     $ 2,954.25     $  6,015.19
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   426.52     $ 1,309.33     $ 2,233.71     $  4,742.71
EQ/Alliance Growth and Income                    $   435.97     $ 1,337.00     $ 2,278.59     $  4,825.45
EQ/Alliance Intermediate Government Securities   $   429.67     $ 1,318.56     $ 2,248.69     $  4,770.38
EQ/Alliance International                        $   461.17     $ 1,410.52     $ 2,397.42     $  5,042.28
EQ/Alliance Premier Growth                       $   469.57     $ 1,434.94     $ 2,436.75     $  5,113.34
EQ/Alliance Quality Bond                         $   430.72     $ 1,321.64     $ 2,253.68     $  4,779.58
EQ/Alliance Small Cap Growth                     $   455.92     $ 1,395.23     $ 2,372.77     $  4,997.57
EQ/Bernstein Diversified Value                   $   443.32     $ 1,358.48     $ 2,313.38     $  4,889.27
EQ/Calvert Socially Responsible                  $   495.81     $ 1,510.98     $ 2,558.76     $  5,331.51
EQ/Capital Guardian International                $   481.12     $ 1,468.45     $ 2,490.60     $  5,210.05
EQ/Capital Guardian Research                     $   445.42     $ 1,364.61     $ 2,323.30     $  4,907.41
EQ/Capital Guardian U.S. Equity                  $   445.42     $ 1,364.61     $ 2,323.30     $  4,907.41
EQ/Emerging Markets Equity                       $   532.56     $ 1,616.75     $ 2,727.31     $  5,627.30
EQ/Equity 500 Index                              $   402.37     $ 1,238.39     $ 2,118.20     $  4,527.63
EQ/Evergreen Omega                               $   464.32     $ 1,419.68     $ 2,412.18     $  5,069.00
EQ/FI Mid Cap                                    $   451.72     $ 1,382.99     $ 2,353.01     $  4,961.62
EQ/FI Small/Mid Cap Value                        $   459.07     $ 1,404.40     $ 2,387.56     $  5,024.43
EQ/J.P. Morgan Core Bond                         $   424.42     $ 1,303.18     $ 2,223.71     $  4,724.21
EQ/Janus Large Cap Growth                        $   473.77     $ 1,447.13     $ 2,456.36     $  5,148.64
EQ/Lazard Small Cap Value                        $   459.07     $ 1,404.40     $ 2,387.56     $  5,024.43
EQ/Marsico Focus                                 $   471.67     $ 1,441.04     $ 2,446.56     $  5,131.01
EQ/Mercury Basic Value Equity                    $   440.17     $ 1,349.28     $ 2,298.49     $  4,861.98
EQ/Mercury International Value                   $   475.87     $ 1,453.23     $ 2,466.15     $  5,166.23
EQ/MFS Emerging Growth Companies                 $   445.42     $ 1,364.61     $ 2,323.30     $  4,907.41
EQ/MFS Investors Trust                           $   444.37     $ 1,361.55     $ 2,318.34     $  4,898.35
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,464.56     $ 3,537.20     $ 5,418.33     $  9,403.14
AXA Conservative Allocation                      $ 1,767.55     $ 4,279.18     $ 6,414.99     $ 10,468.18
AXA Conservative-Plus Allocation                 $ 1,256.42     $ 2,997.90     $ 4,649.13     $  8,419.00
AXA Moderate Allocation                          $   861.95     $ 1,907.52     $ 2,983.08     $  5,812.74
AXA Moderate-Plus Allocation                     $ 1,035.08     $ 2,397.26     $ 3,749.42     $  7,091.57
AXA Premier VIP Aggressive Equity                $   800.67     $ 1,729.93     $ 2,698.06     $  5,302.61
AXA Premier VIP Core Bond                        $   810.12     $ 1,757.46     $ 2,742.49     $  5,383.36
AXA Premier VIP Health Care                      $   896.21     $ 2,005.84     $ 3,139.26     $  6,084.35
AXA Premier VIP High Yield                       $   798.57     $ 1,723.81     $ 2,688.16     $  5,284.56
AXA Premier VIP International Equity             $   906.71     $ 2,035.83     $ 3,186.66     $  6,165.68
AXA Premier VIP Large Cap Core Equity            $   868.91     $ 1,927.56     $ 3,015.01     $  5,868.73
AXA Premier VIP Large Cap Growth                 $   859.46     $ 1,900.36     $ 2,971.67     $  5,792.68
AXA Premier VIP Large Cap Value                  $   859.46     $ 1,900.36     $ 2,971.67     $  5,792.68
AXA Premier VIP Small/Mid Cap Growth             $   872.06     $ 1,936.62     $ 3,029.42     $  5,893.92
AXA Premier VIP Small/Mid Cap Value              $   867.86     $ 1,924.54     $ 3,010.21     $  5,860.32
AXA Premier VIP Technology                       $   932.95     $ 2,110.51     $ 3,304.25     $  6,365.19
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   776.52     $ 1,659.33     $ 2,583.71     $  5,092.71
EQ/Alliance Growth and Income                    $   785.97     $ 1,687.00     $ 2,628.59     $  5,175.45
EQ/Alliance Intermediate Government Securities   $   779.67     $ 1,668.56     $ 2,598.69     $  5,120.38
EQ/Alliance International                        $   811.17     $ 1,760.52     $ 2,747.42     $  5,392.28
EQ/Alliance Premier Growth                       $   819.57     $ 1,784.94     $ 2,786.75     $  5,463.34
EQ/Alliance Quality Bond                         $   780.72     $ 1,671.64     $ 2,603.68     $  5,129.58
EQ/Alliance Small Cap Growth                     $   805.92     $ 1,745.23     $ 2,722.77     $  5,347.57
EQ/Bernstein Diversified Value                   $   793.32     $ 1,708.48     $ 2,663.38     $  5,239.27
EQ/Calvert Socially Responsible                  $   845.81     $ 1,860.98     $ 2,908.76     $  5,681.51
EQ/Capital Guardian International                $   831.12     $ 1,818.45     $ 2,840.60     $  5,560.05
EQ/Capital Guardian Research                     $   795.42     $ 1,714.61     $ 2,673.30     $  5,257.41
EQ/Capital Guardian U.S. Equity                  $   795.42     $ 1,714.61     $ 2,673.30     $  5,257.41
EQ/Emerging Markets Equity                       $   882.56     $ 1,966.75     $ 3,077.31     $  5,977.30
EQ/Equity 500 Index                              $   752.37     $ 1,588.39     $ 2,468.20     $  4,877.63
EQ/Evergreen Omega                               $   814.32     $ 1,769.68     $ 2,762.18     $  5,419.00
EQ/FI Mid Cap                                    $   801.72     $ 1,732.99     $ 2,703.01     $  5,311.62
EQ/FI Small/Mid Cap Value                        $   809.07     $ 1,754.40     $ 2,737.56     $  5,374.43
EQ/J.P. Morgan Core Bond                         $   774.42     $ 1,653.18     $ 2,573.71     $  5,074.21
EQ/Janus Large Cap Growth                        $   823.77     $ 1,797.13     $ 2,806.36     $  5,498.64
EQ/Lazard Small Cap Value                        $   809.07     $ 1,754.40     $ 2,737.56     $  5,374.43
EQ/Marsico Focus                                 $   821.67     $ 1,791.04     $ 2,796.56     $  5,481.01
EQ/Mercury Basic Value Equity                    $   790.17     $ 1,699.28     $ 2,648.49     $  5,211.98
EQ/Mercury International Value                   $   825.87     $ 1,803.23     $ 2,816.15     $  5,516.23
EQ/MFS Emerging Growth Companies                 $   795.42     $ 1,714.61     $ 2,673.30     $  5,257.41
EQ/MFS Investors Trust                           $   794.37     $ 1,711.55     $ 2,668.34     $  5,248.35
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of the
                                                            applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,114.56     $ 3,187.20     $ 5,068.33     $  9,053.14
AXA Conservative Allocation                      $ 1,417.55     $ 3,929.18     $ 6,064.99     $ 10,118.18
AXA Conservative-Plus Allocation                 $   906.42     $ 2,647.90     $ 4,299.13     $  8,069.00
AXA Moderate Allocation                          $   511.95     $ 1,557.52     $ 2,633.08     $  5,462.74
AXA Moderate-Plus Allocation                     $   685.08     $ 2,047.26     $ 3,399.42     $  6,741.57
AXA Premier VIP Aggressive Equity                $   450.67     $ 1,379.93     $ 2,348.06     $  4,952.61
AXA Premier VIP Core Bond                        $   460.12     $ 1,407.46     $ 2,392.49     $  5,033.36
AXA Premier VIP Health Care                      $   546.21     $ 1,655.84     $ 2,789.26     $  5,734.35
AXA Premier VIP High Yield                       $   448.57     $ 1,373.81     $ 2,338.16     $  4,934.56
AXA Premier VIP International Equity             $   556.71     $ 1,685.83     $ 2,836.66     $  5,815.68
AXA Premier VIP Large Cap Core Equity            $   518.91     $ 1,577.56     $ 2,665.01     $  5,518.73
AXA Premier VIP Large Cap Growth                 $   509.46     $ 1,550.36     $ 2,621.67     $  5,442.68
AXA Premier VIP Large Cap Value                  $   509.46     $ 1,550.36     $ 2,621.67     $  5,442.68
AXA Premier VIP Small/Mid Cap Growth             $   522.06     $ 1,586.62     $ 2,679.42     $  5,543.92
AXA Premier VIP Small/Mid Cap Value              $   517.86     $ 1,574.54     $ 2,660.21     $  5,510.32
AXA Premier VIP Technology                       $   582.95     $ 1,760.51     $ 2,954.25     $  6,015.19
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   426.52     $ 1,309.33     $ 2,233.71     $  4,742.71
EQ/Alliance Growth and Income                    $   435.97     $ 1,337.00     $ 2,278.59     $  4,825.45
EQ/Alliance Intermediate Government Securities   $   429.67     $ 1,318.56     $ 2,248.69     $  4,770.38
EQ/Alliance International                        $   461.17     $ 1,410.52     $ 2,397.42     $  5,042.28
EQ/Alliance Premier Growth                       $   469.57     $ 1,434.94     $ 2,436.75     $  5,113.34
EQ/Alliance Quality Bond                         $   430.72     $ 1,321.64     $ 2,253.68     $  4,779.58
EQ/Alliance Small Cap Growth                     $   455.92     $ 1,395.23     $ 2,372.77     $  4,997.57
EQ/Bernstein Diversified Value                   $   443.32     $ 1,358.48     $ 2,313.38     $  4,889.27
EQ/Calvert Socially Responsible                  $   495.81     $ 1,510.98     $ 2,558.76     $  5,331.51
EQ/Capital Guardian International                $   481.12     $ 1,468.45     $ 2,490.60     $  5,210.05
EQ/Capital Guardian Research                     $   445.42     $ 1,364.61     $ 2,323.30     $  4,907.41
EQ/Capital Guardian U.S. Equity                  $   445.42     $ 1,364.61     $ 2,323.30     $  4,907.41
EQ/Emerging Markets Equity                       $   532.56     $ 1,616.75     $ 2,727.31     $  5,627.30
EQ/Equity 500 Index                              $   402.37     $ 1,238.39     $ 2,118.20     $  4,527.63
EQ/Evergreen Omega                               $   464.32     $ 1,419.68     $ 2,412.18     $  5,069.00
EQ/FI Mid Cap                                    $   451.72     $ 1,382.99     $ 2,353.01     $  4,961.62
EQ/FI Small/Mid Cap Value                        $   459.07     $ 1,404.40     $ 2,387.56     $  5,024.43
EQ/J.P. Morgan Core Bond                         $   424.42     $ 1,303.18     $ 2,223.71     $  4,724.21
EQ/Janus Large Cap Growth                        $   473.77     $ 1,447.13     $ 2,456.36     $  5,148.64
EQ/Lazard Small Cap Value                        $   459.07     $ 1,404.40     $ 2,387.56     $  5,024.43
EQ/Marsico Focus                                 $   471.67     $ 1,441.04     $ 2,446.56     $  5,131.01
EQ/Mercury Basic Value Equity                    $   440.17     $ 1,349.28     $ 2,298.49     $  4,861.98
EQ/Mercury International Value                   $   475.87     $ 1,453.23     $ 2,466.15     $  5,166.23
EQ/MFS Emerging Growth Companies                 $   445.42     $ 1,364.61     $ 2,323.30     $  4,907.41
EQ/MFS Investors Trust                           $   444.37     $ 1,361.55     $ 2,318.34     $  4,898.35
------------------------------------------------------------------------------------------------------------------------------------


14 Fee table


------------------------------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   410.77     $ 1,263.10     $ 2,158.51     $ 4,603.03
EQ/Putnam Growth & Income Value                  $   443.32     $ 1,358.48     $ 2,313.38     $ 4,889.27
EQ/Putnam Voyager                                $   451.72     $ 1,382.99     $ 2,353.01     $ 4,961.62
EQ/Small Company Index                           $   432.82     $ 1,327.78     $ 2,263.65     $ 4,797.96
EQ/Technology                                    $   473.77     $ 1,447.13     $ 2,456.36     $ 5,148.64
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,136.24     $ 3,241.98     $ 5,144.38     $ 9,142.82
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   496.86     $ 1,514.01     $ 2,563.61     $ 5,340.12
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   760.77     $ 1,613.10     $ 2,508.51     $ 4,953.03
EQ/Putnam Growth & Income Value                  $   793.32     $ 1,708.48     $ 2,663.38     $ 5,239.27
EQ/Putnam Voyager                                $   801.72     $ 1,732.99     $ 2,703.01     $ 5,311.62
EQ/Small Company Index                           $   782.82     $ 1,677.78     $ 2,613.65     $ 5,147.96
EQ/Technology                                    $   823.77     $ 1,797.13     $ 2,806.36     $ 5,498.64
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,486.24     $ 3,591.98     $ 5,494.38     $ 9,492.82
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   846.86     $ 1,864.01     $ 2,913.61     $ 5,690.12
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of the
                                                            applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   410.77     $ 1,263.10     $ 2,158.51     $ 4,603.03
EQ/Putnam Growth & Income Value                  $   443.32     $ 1,358.48     $ 2,313.38     $ 4,889.27
EQ/Putnam Voyager                                $   451.72     $ 1,382.99     $ 2,353.01     $ 4,961.62
EQ/Small Company Index                           $   432.82     $ 1,327.78     $ 2,263.65     $ 4,797.96
EQ/Technology                                    $   473.77     $ 1,447.13     $ 2,456.36     $ 5,148.64
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,136.24     $ 3,241.98     $ 5,144.38     $ 9,142.82
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   496.86     $ 1,514.01     $ 2,563.61     $ 5,340.12
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.


16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
               Available
Contract       for annuitant                                                     Limitations on
type           issue ages      Source of contributions                           contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 85    o After-tax money.                                o No additional contributions after attainment
                                                                                   of age 86 or, if later, the first contract
                               o Paid to us by check or transfer of contract       anniversary.
                                 value in a tax-deferred exchange under Section
                                 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                 tracts or other 403(b) arrangements,              after attainment of age 86 or, if later, the
                                 qualified plans, and governmental employer        first contract anniversary.
                                 457(b) plans.
                                                                                 o Contributions after age 70-1/2 must be net of
                               o Rollovers from another traditional individual   required minimum distributions.
                                 retirement arrangement.
                                                                                 o Although we accept regular IRA contributions
                               o Direct custodian-to-custodian transfers from      (limited to $3,000 for 2004 and $4,000 for 2005)
                                 another traditional individual retirement         under the Rollover IRA contracts, we intend that
                                 arrangement.                                      this contract be used primarily for rollover and
                                                                                   direct transfer contributions.
                               o Regular IRA contributions.

                               o Additional "catch-up" contributions.            o Additional catch-up contributions of up to $500
                                                                                   can be made for the calendar year 2004 or 2005
                                                                                   where the owner is at least age 50 but under age
                                                                                   70-1/2 at any time during the calendar year for
                                                                                   which the contribution is made.

------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                 Available
Contract         for annuitant                                                      Limitations on
type             issue ages      Source of contributions                            contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85   o Rollovers from another Roth IRA.                 o No additional rollover or direct transfer con-
IRA                                                                                   tributions after attainment of age 86 or, if
                                 o Conversion rollovers from a traditional IRA.       later, the first contract anniversary.

                                 o Direct transfers from another Roth IRA.          o Conversion rollovers after age 70-1/2 must be
                                                                                      net of required minimum distributions for the
                                 o Regular Roth IRA contributions.                    traditional IRA you are rolling over.

                                 o Additional catch-up contributions.               o You cannot roll over funds from a  traditional
                                                                                      IRA if your adjusted gross income is $100,000
                                                                                      or more.

                                                                                    o Although we accept regular Roth IRA contri-
                                                                                      butions (limited to $3,000 for 2004 and $4,000
                                                                                      for 2005) under the Roth IRA contracts, we
                                                                                      intend that this contract be used primarily
                                                                                      for rollover and direct transfer
                                                                                      contributions.

                                                                                    o Additional catch-up contributions of up to
                                                                                      $500 can be made for the calendar year 2004 or
                                                                                      2005 where the owner is at least age 50 at any
                                                                                      time during the calendar year for which the
                                                                                      contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0-70            o (If contract is traditional IRA) Direct          o Any additional contributions must be from
Beneficiary                        custodian-to-custodian transfers of your           same type of IRA of same deceased owner.
Continuation                       interest as death beneficiary of the
Contract                           deceased owner's traditional individual
(traditional IRA                   retirement arrangement.
or Roth IRA)
                                 o (If contract is Roth IRA) Direct custodian-to-
                                   custodian transfers of your interest as death
                                   beneficiary of the deceased owner's Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85   o Direct transfers of pre-tax funds from           o No additional rollover or direct transfer con-
                                   another contract or arrangement under              tributions after attainment of age 86 or, if
                                   Section 403(b) of the Internal Revenue             later, the first contract anniversary.
                                   Code, complying with IRS Revenue Ruling
                                   90-24.                                           o Rollover or direct transfer contributions
                                                                                      after age 70-1/2 must be net of any required
                                 o Eligible rollover distributions of pre-tax         minimum distributions.
                                   funds from other 403(b) plans. Subsequent
                                   contributions may also be rollovers from         o We do not accept employer-remitted
                                   qualified plans, governmental employer             contributions.
                                   457(b) plans and traditional IRAs.
                                                                                    o  We do not accept contributions from
                                                                                       defined benefit plans.
------------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.

18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for inherited IRA owner and annuitant requirements.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose including circumstances under which certain contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.


------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                         o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                         o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a            o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,      o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                            o Alliance Capital Management L.P.
 EQUITY
                                                                                            o MFS Investment Management

                                                                                            o Marsico Capital Management, LLC

                                                                                            o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital            o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                            o Pacific Investment Management Company
                                                                                              LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                            o A I M Capital Management, Inc.

                                                                                            o RCM Capital Management LLC

                                                                                            o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current      o Alliance Capital Management L.P.
                              income and capital appreciation.
                                                                                            o Pacific Investment Management Company
                                                                                              LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                            o Alliance Capital Management L.P.,
 INTERNATIONAL EQUITY                                                                         through its Bernstein Investment
                                                                                              Research and Management Unit

                                                                                            o Bank of Ireland Asset Management
                                                                                              (U.S.) Limited

                                                                                            o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                            o Alliance Capital Management L.P.,
 CORE EQUITY                                                                                  through its Bernstein Investment
                                                                                              Research and Management Unit

                                                                                            o Janus Capital Management LLC

                                                                                            o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH
                                                                                        o RCM Capital Management LLC

                                                                                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE
                                                                                        o Institutional Capital Corporation

                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                        o Franklin Advisers, Inc.

                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                        o TCW Investment Management Company

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
GOVERNMENT SECURITIES            relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                   Advisers
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.                        o Morgan Stanley Investment Management,
                                                                                            Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates       o Alliance Capital Management L.P.
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk
                             level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                              o Evergreen Investment Management
                                                                                            Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                           o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.                        o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P.MORGAN CORE BOND      Seeks to provide a high total return consistent with         o J.P. Morgan Investment Management Inc.
                             moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                            o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE   Seeks capital appreciation.                                   o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS            Seeks long-term growth of capital.                            o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE      Seeks capital appreciation and secondarily, income.           o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL    Seeks capital appreciation.                                   o Merrill Lynch Investment Managers
 VALUE                                                                                      International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                    o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with secondary              o MFS Investment Management
                            objective to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income,               o Alliance Capital Management L.P.
                            preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME   Seeks capital growth. Current income is a secondary           o Putnam Investment Management, LLC
 VALUE                      objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER           Seeks long-term growth of capital and any                     o Putnam Investment Management, LLC
                            increased income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the         o Alliance Capital Management L.P.
                            deduction of portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY               Seeks to achieve long-term growth of capital.                 o Firsthand Capital Management, Inc.

                                                                                          o RCM Capital Management LLC

                                                                                          o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name              Objective                                                     Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE  Seeks to increase the value of your investment in bull        o Charles Schwab Investment Management,
 LONG/SHORT EQUITY          markets and bear markets through strategies that are          Inc.
                            designed to have limited exposure to general equity
                            market risk.                                                  o AXA Rosenberg Investment Management LLC
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                    Objective                                                     Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and long-       o Van Kampen(2)
                                  term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                  including real estate investment trusts.



(1) 'Class II' Shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 23

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state).

The minimum yearly guaranteed interest rate is 3% for 2004. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into the guaranteed interest option are limited to 25% of the account value. See "Transferring your money among the investment options" later in the prospectus for restrictions on transfers to and from the Guaranteed Interest Option.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004, the next available maturity date was February 13, 2012. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time

24  Contract features and benefits
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.

SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options and guaranteed interest option. No more than 25% of the contribution can be allocated to the Guaranteed Interest Option.

For example, if your initial contribution is $25,000, and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 13, 2014, since the rate to maturity was 3.73% on February 13, 2004, we would have allocated $17,329 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the 12 month dollar cost averaging program is in effect.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.


Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of

                                              Contract features and benefits  25
the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. You may not elect the 12 Month Dollar Cost Averaging Program if the principal assurance program is in effect. See "Transferring your money among investment options" later in this Prospectus.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance

26  Contract features and benefits

  Intermediate Government Securities and EQ/Money Market) and monies allocated to the 12 month dollar cost averaging program; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),

                                       or


o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,


                                    each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our Living Benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract as an Inherited IRA the guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

----------------------------------------
           Level payments

----------------------------------------
                    Period certain years
                  ----------------------
   Annuitant's
 age at exercise     IRAs        NQ
----------------------------------------
     60 to 75        10         10
        76            9         10
        77            8         10
        78            7         10
        79            7         10
        80            7         10
        81            7         9
        82            7         8
        83            7         7
        84            6         6
        85            5         5
----------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


                                              Contract features and benefits  27

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account.


---------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
---------------------------------------------------------
            10                       $11,891
            15                       $18,597
---------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with all required information in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).


You will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(v) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any taxes that apply).

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the

28  Contract features and benefits
method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the highest amount.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it. In New York, only the standard death benefit and the annual ratchet to age 85 enhanced death benefit are available.

The standard death benefit is the only death benefit available for annuitants age 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.

                      ----------------------------------
Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix III at the end of this Prospectus for an example of how we calculate an enhanced death benefit.

Protection Plus

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit less total net contributions, multiplied by 40%.


For purposes of calculating your Protection Plus benefit, the following applies:
(i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%.


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


                                              Contract features and benefits  29

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.


Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

o The Living Benefit, successor owner/annuitant feature, 12-month dollar cost averaging program, automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will be the same as any other surrender and you will receive your account value under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and
(iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

30  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Living Benefit and/or the Protection Plus benefit charges the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.

                                           Determining your contract's value  31

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2003 maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o During the first contract year, transfers into the guaranteed interest option are not permitted.

o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity,


32 Transferring your money among investment options we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.

                            Transferring your money among investment options  33

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

--------------------------------------------------------------------------------
                                    Method of withdrawal
                    ------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion IRA       Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


** This contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contract features and benefits" earlier in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and Rollover IRA and Roth Conversion IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

SUBSTANTIALLY EQUAL WITHDRAWALS

(All Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will cal-

34  Accessing your money
culate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

                      ----------------------------------
Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


                                                        Accessing your money  35

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).

--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     (not available in New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum pay-

36  Accessing your money
   ment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ/Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.


If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager Prospectus.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.

                                                        Accessing your money  37

For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:

-------------------------------------------------------------
           New York                    Pennsylvania
-------------------------------------------------------------
                   Maximum                        Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
-------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
      84             94            81-85            90
      85             95
-------------------------------------------------------------

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.

38  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

                                                        Charges and expenses  39

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the Standard death benefit.

LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS CHARGE


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.50%.

o   12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced

40  Charges and expenses
commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

                                                        Charges and expenses  41

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this Prospectus.


For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

42  Payment of death benefit

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis

                                                    Payment of death benefit  43
and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o If you had elected guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals.


If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

44  Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing the amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 Month Dollar Cost Averaging, choice of death benefits, the living benefit guaranteed minimum income benefit selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o   if the owner is other than an individual.

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

                                                             Tax information  45

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


46  Tax information

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or
o   because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o   Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.

The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA


                                                             Tax information  47
versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.


PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Select(SM) IRA or Accumulator(R) Select(SM) Roth IRA with the optional Protection Plus feature.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.

WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time home buyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

48  Tax information

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.

PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Select(SM) Rollover TSA contract with the optional Protection Plus feature.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Select(SM) Rollover TSA contract:

o   a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

Contributions to TSAs are discussed in greater detail in the SAI.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or

o   you reach age 59-1/2; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o   you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary

                                                             Tax information  49
income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.

LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.

REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the pay-

50  Tax information
ment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  51

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS


The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.



FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below.




--------------------------------------------------------------------------------
  Fixed Maturity Options
   with February 13th
    Maturity Date of       Rate to Maturity as of      Price Per $100 of
      Maturity Year          February 13, 2004         Maturity Value
--------------------------------------------------------------------------------
           2005                 3.00%*                    $ 97.08
           2006                 3.00%*                    $ 94.25
           2007                 3.00%*                    $ 91.51
           2008                 3.00%*                    $ 88.84
           2009                 3.00%*                    $ 86.25
           2010                 3.00%*                    $ 83.73
           2011                 3.00%*                    $ 81.30
           2012                 3.30%                     $ 77.11
           2013                 3.53%                     $ 73.16
           2014                 3.73%                     $ 69.31
--------------------------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

52  More information

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we


                                                            More information  53
have established electronic facilities. In any such case, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


54  More information

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or


o   the formal approval of independent auditors selected for each Trust; or


o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

                                                            More information  55

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other Equitable Life annuity products.


AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 2.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.


56  More information

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2003, is considered to be a part of this Prospectus because they are incorporated by reference.

After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  57

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                               2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.66         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             32         --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.30         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1         --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.41         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             84         --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 38.70    $ 33.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            383         86
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.66         --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             46         --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 45.72    $ 33.82
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             10          4
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.84    $ 10.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,202        628
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.91    $  7.87
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            143         57
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 25.87    $ 21.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            557        125
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.27    $  7.78
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            360        135
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.59    $  7.61
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            238        104
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.68    $  6.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            792        408
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.15    $  7.88
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            726        316
------------------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                               2003          2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.52      $   6.18
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            731           292
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.15      $   7.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            560           206
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.74      $   5.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             98            14
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $191.26      $ 130.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             29             9
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 24.60      $  19.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            371           133
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 17.72      $  17.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            458           259
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.05      $   8.32
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            530           142
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  5.78      $   4.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            856           341
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.97      $  14.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            512           198
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.34      $   9.63
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            478           121
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.60      $   9.96
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,481           530
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.82      $   6.22
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            249            42
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.38      $   7.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,026           282
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.16      $   7.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            776           200
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.12      $   7.55
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,222           345
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2003           2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.53        $  5.56
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           457             69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $22.76        $ 18.11
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,074            399
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 7.75        $  5.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           218             32
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 9.62        $  6.81
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           883            285
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $12.10        $  9.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           636            237
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $13.20        $ 12.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,175            441
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 5.38        $  4.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           561            192
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $14.09        $ 10.43
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           641            270
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $12.69        $  9.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         1,510            386
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $17.87        $ 13.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           502            184
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $13.75        $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           441            161
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $11.60        $  9.12
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            93             38
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 8.03        $  6.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           598            229
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $26.17        $ 26.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           434            630
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $11.78        $  9.45
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                           307            128
------------------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                                ----------------------------------------------------
                                                                                              2003           2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.20        $ 9.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            164            40
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.10        $ 8.44
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            449           122
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  4.02        $ 2.85
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            258            77
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.16            --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1            --
------------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.99            --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                              1            --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------



The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.




------------------------------------------------------------------------------------------------------------------------------------
                                                                Hypothetical assumed rate to maturity on February 13, 2009
                                                         ---------------------------------------------------------------------------
                                                                                 5.00%                    9.00%
------------------------------------------------------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                      $144,082                $ 119,503
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                       $131,104                $ 131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                                   $ 12,978                $ (11,601)
------------------------------------------------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                         $ 4,504                 $ (4,854)
------------------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                         $ 45,496                $  54,854
------------------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                            $ 85,608                $  76,250
------------------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                              $120,091                $ 106,965
------------------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                               $ 94,082                $  69,503
------------------------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.

B-1 Appendix II: Market value adjustment example

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected. The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:

------------------------------------------------------------------------------------------
  End of
 contract                            6% roll up to age 85      Annual ratchet to age 85
   year         Account value   enhanced death benefit(1)     enhanced death benefit
------------------------------------------------------------------------------------------
     1           $105,000              $  106,000(1)               $  105,000(3)
------------------------------------------------------------------------------------------
     2           $115,500              $  112,360(2)               $  115,500(3)
------------------------------------------------------------------------------------------
     3           $129,360              $  119,102(2)               $  129,360(3)
------------------------------------------------------------------------------------------
     4           $103,488              $  126,248(1)               $  129,360(4)
------------------------------------------------------------------------------------------
     5           $113,837              $  133,823(1)               $  129,360(4)
------------------------------------------------------------------------------------------
     6           $127,497              $  141,852(1)               $  129,360(4)
------------------------------------------------------------------------------------------
     7           $127,497              $  150,363(1)               $  129,360(4)
------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.

ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85


The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.

                                Appendix III: Enhanced death benefit example C-1

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the `greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Select contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$10,00 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.38)%, 2.62% for the Accumulator Select Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

D-1 Appendix IV: Hypothetical illustrations

Variable Deferred Annuity
Accumulator Select
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:

  Greater of 6% Roll-Up or the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit

  Protection Plus
  Guaranteed Minimum Income Benefit



                                                              Greater of 6% Roll
                                                             up to age 85 or the
                                                               Annual Ratchet to
                                                                    age 85        Total Death Benefit
                                                                 Minimum Death      with Protection
                        Account Value        Cash Value            Benefit               Plus
                     ------------------- ------------------- -------------------  -------------------
 Age   Contract Year     0%        6%        0%        6%        0%        6%         0%        6%
----- -------------- --------- --------- --------- --------- --------- ---------  --------- ---------
 60          1        100,000   100,000   100,000   100,000   100,000  100,000     100,000  100,000
 61          2         94,910   100,889    94,910   100,889   106,000  106,000     108,400  108,400
 62          3         89,938   101,721    89,938   101,721   112,360  112,360     117,304  117,304
 63          4         85,075   102,490    85,075   102,490   119,102  119,102     126,742  126,742
 64          5         80,312   103,190    80,312   103,190   126,248  126,248     136,747  136,747
 65          6         75,640   103,815    75,640   103,815   133,823  133,823     147,352  147,352
 66          7         71,050   104,356    71,050   104,356   141,852  141,852     158,593  158,593
 67          8         66,533   104,807    66,533   104,807   150,363  150,363     170,508  170,508
 68          9         62,081   105,160    62,081   105,160   159,385  159,385     183,139  183,139
 69         10         57,683   105,405    57,683   105,405   168,948  168,948     196,527  196,527
 74         15         36,120   104,680    36,120   104,680   226,090  226,090     276,527  276,527
 79         20         14,505    99,606    14,505    99,606   302,560  302,560     383,584  383,584
 84         25              0    88,248         0    88,248         0  404,893           0  493,179
 89         30              0    81,956         0    81,956         0  429,187           0  517,472
 94         35              0    77,759         0    77,759         0  429,187           0  517,472
 95         36              0    76,864         0    76,864         0  429,187           0  517,472


                 Lifetime Annual
       Guaranteed Minimum Income Benefit
      ------------------------------------

          Guaranteed       Hypothetical
            Income            Income
      ------------------ -----------------
 Age      0%       6%        0%       6%
----- --------- -------- --------- -------
 60      N/A      N/A       N/A      N/A
 61      N/A      N/A       N/A      N/A
 62      N/A      N/A       N/A      N/A
 63      N/A      N/A       N/A      N/A
 64      N/A      N/A       N/A      N/A
 65      N/A      N/A       N/A      N/A
 66      N/A      N/A       N/A      N/A
 67      N/A      N/A       N/A      N/A
 68      N/A      N/A       N/A      N/A
 69      N/A      N/A       N/A      N/A
 74    14,266   14,266    14,266   14,266
 79    20,393   20,393    20,393   20,393
 84         0   34,821         0   34,821
 89      N/A      N/A       N/A      N/A
 94      N/A      N/A       N/A      N/A
 95      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


                                     Appendix IV: Hypothetical illustrations D-2

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                              2
Unit Values                                                                 15

Equitable Life's Pending Name Change                                        15
Custodian and Independent Auditors                                          15
Distribution of the Contracts                                               15
Financial Statements                                                        16


How to obtain an Equitable Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R) Select(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator(R) Select(SM) SAI for Separate Account No. 49 dated May 1, 2004.


--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
City           State    Zip



(SAI 4ACS(5/03))




                                                        X00679/Select '02 Series

Equitable Accumulator(R) Advisor(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) ADVISOR(SM)?


Equitable Accumulator(R) Advisor(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.





--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Alliance Small Cap Growth
o AXA Conservative Allocation(1)         o EQ/Bernstein Diversified Value
o AXA Conservative-Plus Allocation(1)    o EQ/Calvert Socially Responsible
o AXA Moderate Allocation(1)             o EQ/Capital Guardian International
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian Research
o AXA Premier VIP Aggressive Equity      o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Core Bond              o EQ/Emerging Markets Equity
o AXA Premier VIP Health Care            o EQ/Equity 500 Index
o AXA Premier VIP High Yield             o EQ/Evergreen Omega
o AXA Premier VIP International Equity   o EQ/FI Mid Cap
o AXA Premier VIP Large Cap Core         o EQ/FI Small/Mid Cap Value
  Equity                                 o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Large Cap Growth       o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Value        o EQ/Lazard Small Cap Value
o AXA Premier VIP Small/Mid Cap          o EQ/Marsico Focus
  Growth                                 o EQ/Mercury Basic Value Equity
o AXA Premier VIP Small/Mid Cap Value    o EQ/Mercury International Value
o AXA Premier VIP Technology             o EQ/MFS Emerging Growth Companies
o EQ/Alliance Common Stock               o EQ/MFS Investors Trust
o EQ/Alliance Growth and Income          o EQ/Money Market
o EQ/Alliance Intermediate Government    o EQ/Putnam Growth & Income Value
  Securities                             o EQ/Putnam Voyager
o EQ/Alliance International              o EQ/Small Company Index
o EQ/Alliance Premier Growth             o EQ/Technology(2)
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------



(1)  The "The AXA Allocation" portfolio.
(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                          X00690

Contents of this Prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R) ADVISOR(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Advisor(SM) at a glance -- key features             8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Example                                                                     12
Condensed financial information                                             16

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19

Allocating your contributions                                               24

Your right to cancel within a certain number of days                        25

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26

Termination of your contract                                                26


--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Dollar cost averaging                                                       27
Rebalancing your account value                                              28


----------------------
"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30

How withdrawals affect your minimum death benefit                           30

Surrendering your contract to receive its cash value                        30
When to expect payments                                                     30
Annuity purchase factors                                                    30
Your annuity payout options                                                 30

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     33
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         33
Charges that the Trusts deduct                                              33
Group or sponsored arrangements                                             33
Other distribution arrangements                                             33

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 35
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     35
How death benefit payment is made                                           35
Beneficiary continuation option                                             36

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          38
--------------------------------------------------------------------------------
Overview                                                                    38
Buying a contract to fund a retirement arrangement                          38
Transfers among investment options                                          38
Taxation of nonqualified annuities                                          38
Individual retirement arrangements (IRAs)                                   40
Special rules for contracts funding qualified plans                         41
Federal and state income tax withholding and
     information reporting                                                  41
Impact of taxes to Equitable Life                                           42

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         43
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   43
About the Trusts                                                            43
About our fixed maturity options                                            43
About the general account                                                   44
About other methods of payment                                              44
Dates and prices at which contract events occur                             45
About your voting rights                                                    45
About legal proceedings                                                     46

About our independent auditors                                              46

Financial statements                                                        46
Transfers of ownership, collateral assignments,
     loans and borrowing                                                    46

Distribution of the contracts                                               46


--------------------------------------------------------------------------------

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          48

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I --Condensed financial information                                        A-1
II --Purchase considerations for QP contracts                              B-1
III--Market value adjustment example                                       C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.




                                                             Page

   account value                                               26
   annuitant                                                   17
   annuity maturity date                                       32
   annuity payout options                                      30
   annuity purchase factors                                    30
   automatic investment program                                44
   beneficiary                                                 35
   Beneficiary Continuation Option ("BCO")                     36
   business day                                                45
   cash value                                                  26
   charges for state premium and other applicable taxes        33
   contract date                                                9
   contract date anniversary                                    9
   contract year                                                9
   contributions to Roth IRAs                                  40
      regular contributions                                    40
      rollovers and direct transfers                           40
      conversion contributions                                 41
   contributions to traditional IRAs                           41
      regular contributions                                    41
      rollovers and transfers                                  41
   disruptive transfer activity                                27
   dollar cost averaging                                       27
   EQAccess                                                     6
   fixed maturity amount                                       24
   fixed maturity options                                      24
   free look                                                   25
   general account                                             44
   IRA                                                      cover
   IRS                                                         38
   investment options                                       cover
   lifetime required minimum distribution withdrawals          30
   lump sum withdrawals                                        29
   market adjusted amount                                      24
   market timing                                               27
   market value adjustment                                     24
   maturity dates                                              24
   maturity value                                              24
   minimum death benefit                                       35
   mortality and expense risks and administrative charge       33
   NQ                                                       cover
   portfolio                                                cover
   Principal assurance allocation                              24
   processing office                                            6
   QP                                                       cover
   rate to maturity                                            24
   Rebalancing                                                 28
   Rollover IRA                                             cover
   Roth Conversion IRA                                      cover
   Roth IRA                                                    40
   SAI                                                      cover
   SEC                                                      cover
   self-directed allocation                                    24
   Separate Account No. 45 and Separate Account No. 49         43
   Substantially equal withdrawals                             29
   Successor owner and annuitant                               35
   systematic withdrawals                                      29
   TOPS                                                         6
   traditional IRA                                             40
   Trusts                                                   cover
   unit                                                        26
   variable investment options                                 19
   wire transmittals and electronic applications               45



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.




--------------------------------------------------------------------------------
Prospectus                          Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options              Guarantee Periods (Guaranteed Fixed
                                    Interest Accounts in supplemental materials)
variable investment options         Investment Funds
account value                       Annuity Account Value
rate to maturity                    Guaranteed Rates
unit                                Accumulation Unit
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Advisor(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other website at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus)


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our processing office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA contract to a Roth Conversion IRA;

6  Who is Equitable Life?

(3)  election of the rebalancing program;

(4)  tax withholding elections;

(5)  election of the beneficiary continuation option;

(6)  IRA contribution recharacterizations;

(7)  certain section 1035 exchanges; and

(8)  direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  dollar cost averaging;

(2)  rebalancing;

(3)  substantially equal withdrawals;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Advisor(SM) at a glance -- key features

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment   Equitable Accumulator(R) Advisor(SM) variable investment options invest in different portfolios managed
management                by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to state availability).

                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
FTax advantages           o On earnings inside the      No tax until you make withdrawals from your contract or receive annuity
                            contract                    payments.

                          o On transfers inside the     No tax on transfers among investment options.
                            contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o Initial minimum: $10,000

                          o Additional minimum: $1,000 (NQ and QP contracts)
                                                $50 (IRA contracts)

                          Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money      o Lump sum withdrawals

                          o Several withdrawal options on a periodic basis

                          o Contract surrender

                          You may incur income tax and a tax penalty for certain withdrawals.
------------------------------------------------------------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options

                          o Variable Immediate Annuity payout options

                          o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features       o Dollar cost averaging

                          o Account value rebalancing (quarterly, semiannually and annually)

                          o Free transfers
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Advisor(SM) at a glance -- key features


Fees and charges          o Daily charges on amounts invested in variable investment options for mortality and expense risks charge and administrative charge at an annual rate of up to 0.50%.
                          ----------------------------------------------------------------------------------------------------------
                          The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example if your contract date is May 1, your contract date anniversary is April 30.
                          ----------------------------------------------------------------------------------------------------------
                          o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                          o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.20%
                            annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages      NQ: 0-83
                          Rollover IRA: 20-83; Roth Conversion IRA: 20-83; QP: 20-75.
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Currently, you may purchase a contract only if you are a participant in an account established under a fee-based program sponsored and maintained by a registered broker-dealer or other financial intermediary we approve (including AXA Advisors, LLC, one of the distributors of the contracts and an affiliate of Equitable Life). We may, in the future, offer this contract through other means. The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract and generally provide for various brokerage services. If you purchase this contract through a fee-based arrangement and later terminate the arrangement, your contract will continue in force. There may be charges associated with the fee-based arrangement should you decide to no longer participate in the arrangement. Please consult with your program sponsor for more details about your fee-based program.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



              Equitable Accumulator(R) Advisor(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Charges for certain features shown in the fee table are mutually exclusive.

This first table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.


--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Mortality and expense risks charge and administrative charge(1)       0.50%
Total annual expenses                                                 0.50%
--------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


----------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003      Lowest     Highest
(expenses that are deducted from Portfolio assets       ------     -------
including management fees, 12b-1 fees, service           0.56%      10.23%
fees, and/or other expenses)(2)



10 Fee table

This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.



-------------------------------------------------------------------------------------
                                          Management                        Other
 Portfolio Name                             Fees(3)      12b-1 Fees(4)    Expenses(5)
-------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------
AXA Aggressive Allocation                    0.10%          0.25%            5.91%
AXA Conservative Allocation                  0.10%          0.25%            9.04%
AXA Conservative-Plus Allocation             0.10%          0.25%            4.13%
AXA Moderate Allocation                      0.10%          0.25%            0.39%
AXA Moderate-Plus Allocation                 0.10%          0.25%            1.77%
AXA Premier VIP Aggressive Equity            0.62%          0.25%            0.15%
AXA Premier VIP Core Bond                    0.60%          0.25%            0.26%
AXA Premier VIP Health Care                  1.20%          0.25%            0.48%
AXA Premier VIP High Yield                   0.59%          0.25%            0.16%
AXA Premier VIP International Equity         1.05%          0.25%            0.73%
AXA Premier VIP Large Cap Core Equity        0.90%          0.25%            0.52%
AXA Premier VIP Large Cap Growth             0.90%          0.25%            0.43%
AXA Premier VIP Large Cap Value              0.90%          0.25%            0.43%
AXA Premier VIP Small/Mid Cap Growth         1.10%          0.25%            0.35%
AXA Premier VIP Small/Mid Cap Value          1.10%          0.25%            0.31%
AXA Premier VIP Technology                   1.20%          0.25%            0.83%
-------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------
EQ/Alliance Common Stock                     0.48%          0.25%            0.06%
EQ/Alliance Growth and Income                0.57%          0.25%            0.06%
EQ/Alliance Intermediate Government
 Securities                                  0.49%          0.25%            0.08%
EQ/Alliance International                    0.74%          0.25%            0.13%
EQ/Alliance Premier Growth                   0.90%          0.25%            0.05%
EQ/Alliance Quality Bond                     0.52%          0.25%            0.06%
EQ/Alliance Small Cap Growth                 0.75%          0.25%            0.07%
EQ/Bernstein Diversified Value               0.64%          0.25%            0.06%
EQ/Calvert Socially Responsible              0.65%          0.25%            0.55%
EQ/Capital Guardian International            0.85%          0.25%            0.21%
EQ/Capital Guardian Research                 0.65%          0.25%            0.07%
EQ/Capital Guardian U.S. Equity              0.65%          0.25%            0.07%
EQ/Emerging Markets Equity                   1.15%          0.25%            0.40%
EQ/Equity 500 Index                          0.25%          0.25%            0.06%
EQ/Evergreen Omega                           0.65%          0.25%            0.25%
EQ/FI Mid Cap                                0.70%          0.25%            0.08%
EQ/FI Small/Mid Cap Value                    0.75%          0.25%            0.10%
EQ/Janus Large Cap Growth                    0.90%          0.25%            0.09%
EQ/J.P. Morgan Core Bond                     0.44%          0.25%            0.08%
EQ/Lazard Small Cap Value                    0.75%          0.25%            0.10%
EQ/Marsico Focus                             0.90%          0.25%            0.07%
EQ/Mercury Basic Value Equity                0.60%          0.25%            0.07%
EQ/Mercury International Value               0.85%          0.25%            0.16%
EQ/MFS Emerging Growth Companies             0.65%          0.25%            0.07%
EQ/MFS Investors Trust                       0.60%          0.25%            0.11%
EQ/Money Market                              0.33%          0.25%            0.06%
EQ/Putnam Growth & Income Value              0.60%          0.25%            0.10%
EQ/Putnam Voyager                            0.65%          0.25%            0.13%
EQ/Small Company Index                       0.25%          0.25%            0.35%
EQ/Technology                                0.90%          0.25%            0.09%
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                        Total Annual    Fee Waivers     Net Total
                                          Underlying      Expenses        and/or         Annual
                                          Portfolio        Before         Expense        Expenses
                                           Fees and        Expense       Reimburse-    After Expense
Portfolio Name                            Expenses(6)    Limitation       ments(7)      Limitations
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                    1.08%          7.34%         (5.98)%          1.36%
AXA Conservative Allocation                  0.84%         10.23%         (9.13)%          1.10%
AXA Conservative-Plus Allocation             0.88%          5.36%         (4.21)%          1.15%
AXA Moderate Allocation                      0.86%          1.60%         (0.43)%          1.17%
AXA Moderate-Plus Allocation                 1.13%          3.25%         (1.87)%          1.38%
AXA Premier VIP Aggressive Equity              --           1.02%            --            1.02%
AXA Premier VIP Core Bond                      --           1.11%         (0.16)%          0.95%
AXA Premier VIP Health Care                    --           1.93%         (0.08)%          1.85%
AXA Premier VIP High Yield                     --           1.00%            --            1.00%
AXA Premier VIP International Equity           --           2.03%         (0.23)%          1.80%
AXA Premier VIP Large Cap Core Equity          --           1.67%         (0.32)%          1.35%
AXA Premier VIP Large Cap Growth               --           1.58%         (0.23)%          1.35%
AXA Premier VIP Large Cap Value                --           1.58%         (0.23)%          1.35%
AXA Premier VIP Small/Mid Cap Growth           --           1.70%         (0.10)%          1.60%
AXA Premier VIP Small/Mid Cap Value            --           1.66%         (0.06)%          1.60%
AXA Premier VIP Technology                     --           2.28%         (0.43)%          1.85%
-------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                       --           0.79%            --            0.79%
EQ/Alliance Growth and Income                  --           0.88%            --            0.88%
EQ/Alliance Intermediate Government
 Securities                                    --           0.82%            --            0.82%
EQ/Alliance International                      --           1.12%         (0.02)%          1.10%
EQ/Alliance Premier Growth                     --           1.20%         (0.04)%          1.16%
EQ/Alliance Quality Bond                       --           0.83%            --            0.83%
EQ/Alliance Small Cap Growth                   --           1.07%            --            1.07%
EQ/Bernstein Diversified Value                 --           0.95%          0.00%           0.95%
EQ/Calvert Socially Responsible                --           1.45%         (0.40)%          1.05%
EQ/Capital Guardian International              --           1.31%         (0.11)%          1.20%
EQ/Capital Guardian Research                   --           0.97%         (0.02)%          0.95%
EQ/Capital Guardian U.S. Equity                --           0.97%         (0.02)%          0.95%
EQ/Emerging Markets Equity                     --           1.80%          0.00%           1.80%
EQ/Equity 500 Index                            --           0.56%            --            0.56%
EQ/Evergreen Omega                             --           1.15%         (0.20)%          0.95%
EQ/FI Mid Cap                                  --           1.03%         (0.03)%          1.00%
EQ/FI Small/Mid Cap Value                      --           1.10%          0.00%           1.10%
EQ/Janus Large Cap Growth                      --           1.24%         (0.09)%          1.15%
EQ/J.P. Morgan Core Bond                       --           0.77%          0.00%           0.77%
EQ/Lazard Small Cap Value                      --           1.10%          0.00%           1.10%
EQ/Marsico Focus                               --           1.22%         (0.07)%          1.15%
EQ/Mercury Basic Value Equity                  --           0.92%          0.00%           0.92%
EQ/Mercury International Value                 --           1.26%         (0.01)%          1.25%
EQ/MFS Emerging Growth Companies               --           0.97%            --            0.97%
EQ/MFS Investors Trust                         --           0.96%         (0.01)%          0.95%
EQ/Money Market                                --           0.64%            --            0.64%
EQ/Putnam Growth & Income Value                --           0.95%          0.00%           0.95%
EQ/Putnam Voyager                              --           1.03%         (0.08)%          0.95%
EQ/Small Company Index                         --           0.85%          0.00%           0.85%
EQ/Technology                                  --           1.24%         (0.09)%          1.15%
-------------------------------------------------------------------------------------------------------


Notes:


(1) A portion of this charge is for providing the minimum death benefit.


(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(3) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (7) for any expense limitation agreement information.


(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.


(5) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.


                                                                    Fee table 11

(6) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(7) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



------------------------------------------------
Portfolio Name
------------------------------------------------
AXA Aggressive Allocation               0.95%
AXA Conservative Allocation             0.73%
AXA Conservative-Plus Allocation        0.78%
AXA Moderate Allocation                 0.79%
AXA Moderate-Plus Allocation            0.99%
AXA Premier VIP Aggressive Equity       0.95%
AXA Premier VIP Health Care             1.84%
AXA Premier VIP International Equity    1.73%
AXA Premier VIP Large Cap Core Equity   1.32%
AXA Premier VIP Large Cap Growth        1.32%
AXA Premier VIP Large Cap Value         1.28%
AXA Premier VIP Small/Mid Cap Growth    1.46%
AXA Premier VIP Small/Mid Cap Value     1.52%
AXA Premier VIP Technology              1.70%
EQ/Alliance Common Stock                0.77%
EQ/Alliance Growth and Income           0.85%
EQ/Alliance Premier Growth              1.15%
EQ/Alliance Small Cap Growth            1.03%
EQ/Calvert Socially Responsible         1.00%
EQ/Capital Guardian International       1.18%
EQ/Capital Guardian Research            0.93%
EQ/Capital Guardian U.S. Equity         0.93%
EQ/Emerging Markets Equity              1.78%
EQ/Evergreen Omega                      0.84%
EQ/FI Mid Cap                           0.88%
EQ/FI Small/Mid Cap Value               1.04%
EQ/Lazard Small Cap Value               1.00%
EQ/Marsico Focus                        1.10%
EQ/Mercury Basic Value Equity           0.91%
EQ/Mercury International Value          1.18%
EQ/MFS Emerging Growth Companies        0.96%
EQ/MFS Investors Trust                  0.94%
EQ/Putnam Growth & Income Value         0.93%
EQ/Putnam Voyager                       0.93%
EQ/Technology                           1.01%
------------------------------------------------


EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner, who has elected baseBUILDER and Protection Plus would pay in the situations illustrated. Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus.

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

12 Fee table

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 13

-------------------------------------------------------------------------------------------------------
                                                       If you surrender your contract at the end
                                                              of the applicable time period
                                                 ------------------------------------------------------
Portfolio Name                                     1 year       3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   823.56   $ 2,391.61     $ 3,859.83     $ 7,134.33
AXA Conservative Allocation                      $ 1,126.58   $ 3,172.40     $ 4,969.88     $ 8,566.01
AXA Conservative-Plus Allocation                 $   615.40   $ 1,824.98     $ 3,006.81     $ 5,844.08
AXA Moderate Allocation                          $   220.88   $   681.32     $ 1,167.82     $ 2,507.97
AXA Moderate-Plus Allocation                     $   394.04   $ 1,194.69     $ 2,012.40     $ 4,133.69
AXA Premier VIP Aggressive Equity                $   159.60   $   495.28     $   854.21     $ 1,864.04
AXA Premier VIP Core Bond                        $   169.05   $   524.12     $   903.08     $ 1,965.82
AXA Premier VIP Health Care                      $   255.15   $   784.35     $ 1,339.77     $ 2,851.80
AXA Premier VIP High Yield                       $   157.50   $   488.87     $   843.32     $ 1,841.30
AXA Premier VIP International Equity             $   265.65   $   815.77     $ 1,391.98     $ 2,954.89
AXA Premier VIP Large Cap Core Equity            $   227.85   $   702.32     $ 1,202.97     $ 2,578.79
AXA Premier VIP Large Cap Growth                 $   218.40   $   673.82     $ 1,155.26     $ 2,482.60
AXA Premier VIP Large Cap Value                  $   218.40   $   673.82     $ 1,155.26     $ 2,482.60
AXA Premier VIP Small/Mid Cap Growth             $   231.00   $   711.81     $ 1,218.83     $ 2,610.66
AXA Premier VIP Small/Mid Cap Value              $   226.80   $   699.16     $ 1,197.68     $ 2,568.15
AXA Premier VIP Technology                       $   291.90   $   894.05     $ 1,521.52     $ 3,208.09
-------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   135.45   $   421.34     $   728.46     $ 1,599.74
EQ/Alliance Growth and Income                    $   144.90   $   450.32     $   777.81     $ 1,703.89
EQ/Alliance Intermediate Government Securities   $   138.60   $   431.01     $   744.93     $ 1,634.56
EQ/Alliance International                        $   170.10   $   527.32     $   908.50     $ 1,977.07
EQ/Alliance Premier Growth                       $   178.50   $   552.90     $   951.76     $ 2,066.68
EQ/Alliance Quality Bond                         $   139.65   $   434.23     $   750.42     $ 1,646.15
EQ/Alliance Small Cap Growth                     $   164.85   $   511.31     $   881.38     $ 1,920.70
EQ/Bernstein Diversified Value                   $   152.25   $   472.82     $   816.07     $ 1,784.25
EQ/Calvert Socially Responsible                  $   204.75   $   632.56     $ 1,086.01     $ 2,342.10
EQ/Capital Guardian International                $   190.05   $   588.00     $ 1,011.01     $ 2,188.72
EQ/Capital Guardian Research                     $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/Capital Guardian U.S. Equity                  $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/Emerging Markets Equity                       $   241.50   $   743.39     $ 1,271.56     $ 2,716.19
EQ/Equity 500 Index                              $   111.30   $   347.05     $   601.48     $ 1,329.30
EQ/Evergreen Omega                               $   173.25   $   536.92     $   924.74     $ 2,010.76
EQ/FI Mid Cap                                    $   160.65   $   498.49     $   859.65     $ 1,875.40
EQ/FI Small/Mid Cap Value                        $   168.00   $   520.92     $   897.66     $ 1,954.56
EQ/J.P. Morgan Core Bond                         $   133.35   $   414.90     $   717.47     $ 1,576.47
EQ/Janus Large Cap Growth                        $   182.70   $   565.68     $   973.34     $ 2,111.21
EQ/Lazard Small Cap Value                        $   168.00   $   520.92     $   897.66     $ 1,954.56
EQ/Marsico Focus                                 $   180.60   $   559.29     $   962.56     $ 2,088.97
EQ/Mercury Basic Value Equity                    $   149.10   $   463.18     $   799.69     $ 1,749.88
EQ/Mercury International Value                   $   184.80   $   572.06     $   984.11     $ 2,133.41
EQ/MFS Emerging Growth Companies                 $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/MFS Investors Trust                           $   153.30   $   476.03     $   821.52     $ 1,795.68
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                 ------------------------------------------------------
Portfolio Name                                     1 year       3 years        5 years       10 years
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   823.56   $ 2,391.61     $ 3,859.83     $ 7,134.33
AXA Conservative Allocation                      $ 1,126.58   $ 3,172.40     $ 4,969.88     $ 8,566.01
AXA Conservative-Plus Allocation                 $   615.40   $ 1,824.98     $ 3,006.81     $ 5,844.08
AXA Moderate Allocation                          $   220.88   $   681.32     $ 1,167.82     $ 2,507.97
AXA Moderate-Plus Allocation                     $   394.04   $ 1,194.69     $ 2,012.40     $ 4,133.69
AXA Premier VIP Aggressive Equity                $   159.60   $   495.28     $   854.21     $ 1,864.04
AXA Premier VIP Core Bond                        $   169.05   $   524.12     $   903.08     $ 1,965.82
AXA Premier VIP Health Care                      $   255.15   $   784.35     $ 1,339.77     $ 2,851.80
AXA Premier VIP High Yield                       $   157.50   $   488.87     $   843.32     $ 1,841.30
AXA Premier VIP International Equity             $   265.65   $   815.77     $ 1,391.98     $ 2,954.89
AXA Premier VIP Large Cap Core Equity            $   227.85   $   702.32     $ 1,202.97     $ 2,578.79
AXA Premier VIP Large Cap Growth                 $   218.40   $   673.82     $ 1,155.26     $ 2,482.60
AXA Premier VIP Large Cap Value                  $   218.40   $   673.82     $ 1,155.26     $ 2,482.60
AXA Premier VIP Small/Mid Cap Growth             $   231.00   $   711.81     $ 1,218.83     $ 2,610.66
AXA Premier VIP Small/Mid Cap Value              $   226.80   $   699.16     $ 1,197.68     $ 2,568.15
AXA Premier VIP Technology                       $   291.90   $   894.05     $ 1,521.52     $ 3,208.09
-------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   135.45   $   421.34     $   728.46     $ 1,599.74
EQ/Alliance Growth and Income                    $   144.90   $   450.32     $   777.81     $ 1,703.89
EQ/Alliance Intermediate Government Securities   $   138.60   $   431.01     $   744.93     $ 1,634.56
EQ/Alliance International                        $   170.10   $   527.32     $   908.50     $ 1,977.07
EQ/Alliance Premier Growth                       $   178.50   $   552.90     $   951.76     $ 2,066.68
EQ/Alliance Quality Bond                         $   139.65   $   434.23     $   750.42     $ 1,646.15
EQ/Alliance Small Cap Growth                     $   164.85   $   511.31     $   881.38     $ 1,920.70
EQ/Bernstein Diversified Value                   $   152.25   $   472.82     $   816.07     $ 1,784.25
EQ/Calvert Socially Responsible                  $   204.75   $   632.56     $ 1,086.01     $ 2,342.10
EQ/Capital Guardian International                $   190.05   $   588.00     $ 1,011.01     $ 2,188.72
EQ/Capital Guardian Research                     $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/Capital Guardian U.S. Equity                  $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/Emerging Markets Equity                       $   241.50   $   743.39     $ 1,271.56     $ 2,716.19
EQ/Equity 500 Index                              $   111.30   $   347.05     $   601.48     $ 1,329.30
EQ/Evergreen Omega                               $   173.25   $   536.92     $   924.74     $ 2,010.76
EQ/FI Mid Cap                                    $   160.65   $   498.49     $   859.65     $ 1,875.40
EQ/FI Small/Mid Cap Value                        $   168.00   $   520.92     $   897.66     $ 1,954.56
EQ/J.P. Morgan Core Bond                         $   133.35   $   414.90     $   717.47     $ 1,576.47
EQ/Janus Large Cap Growth                        $   182.70   $   565.68     $   973.34     $ 2,111.21
EQ/Lazard Small Cap Value                        $   168.00   $   520.92     $   897.66     $ 1,954.56
EQ/Marsico Focus                                 $   180.60   $   559.29     $   962.56     $ 2,088.97
EQ/Mercury Basic Value Equity                    $   149.10   $   463.18     $   799.69     $ 1,749.88
EQ/Mercury International Value                   $   184.80   $   572.06     $   984.11     $ 2,133.41
EQ/MFS Emerging Growth Companies                 $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/MFS Investors Trust                           $   153.30   $   476.03     $   821.52     $ 1,795.68
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the
                                                                     end
                                                        of the applicable time period
-------------------------------------------------------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years      10 years
-------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   823.56   $ 2,391.61     $ 3,859.83     $ 7,134.33
AXA Conservative Allocation                      $ 1,126.58   $ 3,172.40     $ 4,969.88     $ 8,566.01
AXA Conservative-Plus Allocation                 $   615.40   $ 1,824.98     $ 3,006.81     $ 5,844.08
AXA Moderate Allocation                          $   220.88   $   681.32     $ 1,167.82     $ 2,507.97
AXA Moderate-Plus Allocation                     $   394.04   $ 1,194.69     $ 2,012.40     $ 4,133.69
AXA Premier VIP Aggressive Equity                $   159.60   $   495.28     $   854.21     $ 1,864.04
AXA Premier VIP Core Bond                        $   169.05   $   524.12     $   903.08     $ 1,965.82
AXA Premier VIP Health Care                      $   255.15   $   784.35     $ 1,339.77     $ 2,851.80
AXA Premier VIP High Yield                       $   157.50   $   488.87     $   843.32     $ 1,841.30
AXA Premier VIP International Equity             $   265.65   $   815.77     $ 1,391.98     $ 2,954.89
AXA Premier VIP Large Cap Core Equity            $   227.85   $   702.32     $ 1,202.97     $ 2,578.79
AXA Premier VIP Large Cap Growth                 $   218.40   $   673.82     $ 1,155.26     $ 2,482.60
AXA Premier VIP Large Cap Value                  $   218.40   $   673.82     $ 1,155.26     $ 2,482.60
AXA Premier VIP Small/Mid Cap Growth             $   231.00   $   711.81     $ 1,218.83     $ 2,610.66
AXA Premier VIP Small/Mid Cap Value              $   226.80   $   699.16     $ 1,197.68     $ 2,568.15
AXA Premier VIP Technology                       $   291.90   $   894.05     $ 1,521.52     $ 3,208.09
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   135.45   $   421.34     $   728.46     $ 1,599.74
EQ/Alliance Growth and Income                    $   144.90   $   450.32     $   777.81     $ 1,703.89
EQ/Alliance Intermediate Government Securities   $   138.60   $   431.01     $   744.93     $ 1,634.56
EQ/Alliance International                        $   170.10   $   527.32     $   908.50     $ 1,977.07
EQ/Alliance Premier Growth                       $   178.50   $   552.90     $   951.76     $ 2,066.68
EQ/Alliance Quality Bond                         $   139.65   $   434.23     $   750.42     $ 1,646.15
EQ/Alliance Small Cap Growth                     $   164.85   $   511.31     $   881.38     $ 1,920.70
EQ/Bernstein Diversified Value                   $   152.25   $   472.82     $   816.07     $ 1,784.25
EQ/Calvert Socially Responsible                  $   204.75   $   632.56     $ 1,086.01     $ 2,342.10
EQ/Capital Guardian International                $   190.05   $   588.00     $ 1,011.01     $ 2,188.72
EQ/Capital Guardian Research                     $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/Capital Guardian U.S. Equity                  $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/Emerging Markets Equity                       $   241.50   $   743.39     $ 1,271.56     $ 2,716.19
EQ/Equity 500 Index                              $   111.30   $   347.05     $   601.48     $ 1,329.30
EQ/Evergreen Omega                               $   173.25   $   536.92     $   924.74     $ 2,010.76
EQ/FI Mid Cap                                    $   160.65   $   498.49     $   859.65     $ 1,875.40
EQ/FI Small/Mid Cap Value                        $   168.00   $   520.92     $   897.66     $ 1,954.56
EQ/J.P. Morgan Core Bond                         $   133.35   $   414.90     $   717.47     $ 1,576.47
EQ/Janus Large Cap Growth                        $   182.70   $   565.68     $   973.34     $ 2,111.21
EQ/Lazard Small Cap Value                        $   168.00   $   520.92     $   897.66     $ 1,954.56
EQ/Marsico Focus                                 $   180.60   $   559.29     $   962.56     $ 2,088.97
EQ/Mercury Basic Value Equity                    $   149.10   $   463.18     $   799.69     $ 1,749.88
EQ/Mercury International Value                   $   184.80   $   572.06     $   984.11     $ 2,133.41
EQ/MFS Emerging Growth Companies                 $   154.35   $   479.24     $   826.98     $ 1,807.10
EQ/MFS Investors Trust                           $   153.30   $   476.03     $   821.52     $ 1,795.68
-------------------------------------------------------------------------------------------------------


14 Fee table

-------------------------------------------------------------------------------------------------------
                                                       If you surrender your contract at the end
                                                              of the applicable time period
                                                 ------------------------------------------------------
Portfolio Name                                      1 year       3 years      5 years      10 years
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Money Market                                    $ 119.70     $ 372.93     $ 645.79     $ 1,424.07
EQ/Putnam Growth & Income Value                    $ 152.25     $ 472.82     $ 816.07     $ 1,784.25
EQ/Putnam Voyager                                  $ 160.65     $ 498.49     $ 859.65     $ 1,875.40
EQ/Small Company Index                             $ 141.75     $ 440.67     $ 761.38     $ 1,669.28
EQ/Technology                                      $ 182.70     $ 565.68     $ 973.34     $ 2,111.21

-------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                 ------------------------------------------------------
Portfolio Name                                     1 year       3 years        5 years       10 years
-------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Money Market                                   $ 119.70     $ 372.93       $ 645.79      $ 1,424.07
EQ/Putnam Growth & Income Value                   $ 152.25     $ 472.82       $ 816.07      $ 1,784.25
EQ/Putnam Voyager                                 $ 160.65     $ 498.49       $ 859.65      $ 1,875.40
EQ/Small Company Index                            $ 141.75     $ 440.67       $ 761.38      $ 1,669.28
EQ/Technology                                     $ 182.70     $ 565.68       $ 973.34      $ 2,111.21

-------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end
                                                             of the applicable time period
-------------------------------------------------------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years      10 years
-------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Money Market                                   $ 119.70     $ 372.93       $ 645.79      $ 1,424.07
EQ/Putnam Growth & Income Value                   $ 152.25     $ 472.82       $ 816.07      $ 1,784.25
EQ/Putnam Voyager                                 $ 160.65     $ 498.49       $ 859.65      $ 1,875.40
EQ/Small Company Index                            $ 141.75     $ 440.67       $ 761.38      $ 1,669.28
EQ/Technology                                     $ 182.70     $ 565.68       $ 973.34      $ 2,111.21
-------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $10,000 to purchase a contract. You may make additional contributions of at least $1,000 each for NQ and QP contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
               Available
Contract       for annuitant
type           issue ages        Source of contribution                           Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 83      o After-tax money.                               o No additional contribution may be made after
                                                                                    attainment of age 84, or, if later, the first
                                 o Paid to us by check or transfer of contract      contract anniversary.
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue Code.






------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 83      o Eligible rollover distributions from TSA      o No rollover or direct transfer contributions
                                    contracts or other 403(b) arrangements,         may be made after attainment of age 84, or,
                                    qualified plans, and governmental employer      if later, the first contract anniversary.
                                    457(b) plans.
                                                                                  o Contributions after age 70-1/2 must be net of
                                  o Rollovers from another traditional              required minimum distributions.
                                    individual retirement arrangement.
                                                                                  o Although we accept regular IRA contributions
                                  o Direct custodian-to-custodian transfers         under Rollover IRA contracts, we intend
                                    from another traditional individual             that this contract be used primarily for
                                    retirement arrangement.                         rollover and direct transfer contributions.
                                                                                    Regular IRA contributions are limited to
                                  o Regular IRA contributions.                      $3,000 for 2004 and $4,000 for 2005.
                                                                                    Individuals who are at least age 50 but under
                                  o Additional "catch-up" contributions.            age 70-1/2 during the calendar year for which
                                                                                    the contribution is made may contribute
                                                                                    additional catch-up contributions of up to
                                                                                    $ 500.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                  Available
Contract          for annuitant
type              issue ages       Source of contribution                          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 83    o Rollovers from another Roth IRA.              o No rollover or direct transfer contributions
IRA                                                                                  may be made after attainment of age 84, or,
                                   o Conversion rollovers from a traditional IRA.    if later, the first contract anniversary.

                                   o Direct transfers from another Roth IRA.       o Conversion rollovers after age 70-1/2 must be
                                                                                     net of required minimum distributions for the
                                   o Regular Roth IRA contributions.                 traditional IRA you are rolling over.

                                   o Additional catch-up contributions             o You cannot roll over funds from a traditional
                                                                                     IRA if your adjusted gross income is
                                                                                     $100,000 or more.

                                                                                   o Although we accept regular Roth IRA contri-
                                                                                     butions under Roth IRA contracts, we intend
                                                                                     that this contract be used primarily for
                                                                                     rollover and direct transfer contributions.
                                                                                     Regular Roth IRA contributions are limited to
                                                                                     $3,000 for 2004 and $4,000 for 2005. Indi-
                                                                                     viduals who are at least age 50 during the
                                                                                     calendar year for which the contribution is
                                                                                     made may contribute additional catch-up
                                                                                     contributions of up to $500.
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 75   o Only transfer contributions from an            o We do not accept regular ongoing payroll
                                    existing defined contribution                    contributions.
                                    qualified plan trust.
                                                                                   o Only one additional transfer contribution
                                  o The plan must be qualified under Section         may be made during a contract year.
                                    401(a) of the Internal Revenue Code.
                                                                                   o No additional transfer contributions may be
                                  o For 401(k) plans, transferred                    made after attainment of age 76, or, if later,
                                    contributions may only include employee          the first contract anniversary.
                                    pre-tax contributions.
                                                                                   o Contributions after age 70-1/2 must be net of
                                                                                     any required minimum distributions.

                                                                                   o A separate QP contract must be established
                                                                                     for each plan participant.

                                                                                   o We do not accept employer remitted
                                                                                     contributions.

                                                                                   o We do not accept contributions from defined
                                                                                     benefit plans.
See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


See "Tax information," later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors or the Uniform Transfers to Minors Act in your state.


Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.

--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Advisor(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name               Objective                                                Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION   Seeks long-term capital appreciation.                    o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION Seeks a high level of current income.                    o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS       Seeks current income and growth of capital, with a       o Equitable Life
 ALLOCATION                 greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION     Seeks long-term capital appreciation and current income. o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS           Seeks long-term capital appreciation and current income, o Equitable Life
 ALLOCATION                 with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE  Seeks long-term growth of capital.                       o Alliance Capital Management L.P.
 EQUITY
                                                                                     o MFS Investment Management

                                                                                     o Marsico Capital Management, LLC

                                                                                     o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND   Seeks a balance of high current income and capital       o BlackRock Advisors, Inc.
                            appreciation, consistent with a prudent level of risk.
                                                                                     o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE Seeks long-term growth of capital.                       o A I M Capital Management, Inc.

                                                                                     o RCM Capital Management LLC

                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD  Seeks high total return through a combination of current o Alliance Capital Management L.P.
                            income and capital appreciation.
                                                                                     o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP             Seeks long-term growth of capital.                       o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY                                                                  Bernstein Investment Research and Management
                                                                                       Unit

                                                                                     o Bank of Ireland Asset Management (U.S.)

                                                                                     o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP   Seeks long-term growth of capital.                       o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                           Bernstein Investment Research and Management
                                                                                       Unit

                                                                                     o Janus Capital Management LLC

                                                                                     o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                             Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                    o Alliance Capital Management L.P.
 GROWTH
                                                                                       o RCM Capital Management LLC

                                                                                       o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                    o Alliance Capital Management L.P.
 VALUE
                                                                                       o Institutional Capital Corporation

                                                                                       o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                    o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                       o Franklin Advisers, Inc.

                                                                                       o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                    o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                       o TCW Investment Management Company

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                    o Firsthand Capital Management, Inc.

                                                                                       o RCM Capital Management LLC

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                             Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.         o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                 o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent       o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.         o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.         o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent       o Alliance Capital Management L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.         o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                           o Alliance Capital Management L.P.,
                                                                                         through its Bernstein Investment Research
                                                                                         and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                 o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                             and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Objective
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.
 INTERNATIONAL
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          Seeks to achieve long-term growth of capital.
 RESEARCH
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     Seeks to achieve long-term growth of capital.
 EQUITY
------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level consis-
                             tent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.
------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.
------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with mod-
                             erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.
------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.
------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.
------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.
 EQUITY
------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.
 VALUE
------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.
 COMPANIES
------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-
                             tive to seek reasonable current income.
------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary
 VALUE                       objective.
------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased
                             income that results from this growth.
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Adviser(s)
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   o Morgan Stanley Investment Management, Inc.
------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           o Evergreen Investment Management Company, LLC
------------------------------------------------------------------------------------------
EQ/FI MID CAP                o Fidelity Management & Research Company
------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    o Fidelity Management & Research Company
------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     o J.P. Morgan Investment Management Inc.
------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    o Janus Capital Management LLC
------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     o Merrill Lynch Investment Managers International Limited
 VALUE
------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       o MFS Investment Management
------------------------------------------------------------------------------------------
EQ/MONEY MARKET              o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    o Putnam Investment Management, LLC
 VALUE
------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            o Putnam Investment Management, LLC
------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name            Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX   Seeks to replicate as closely as possible (before the     o Alliance Capital Management L.P.
                         deduction of portfolio expenses) the total return of
                         the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY            Seeks to achieve long-term growth of capital.             o Firsthand Capital Management, Inc.

                                                                                   o RCM Capital Management LLC

                                                                                   o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives 1-800-789-7771.



                                               Contract features and benefits 23

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2005 through 2014. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 13, 2004 the next available maturity date was February 15, 2010.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose either of two ways to allocate your contributions under your contract: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

You can elect this allocation program with a minimum initial contribution of $10,000. You select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years or earlier than 7 years from your contract date. If you


24  Contract features and benefits
make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 15, 2014, since the rate to maturity was 4.15% on February 13, 2004, we would have allocated $6,655 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional if the principal assurance allocation feature is available in your state.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

Please note that if you are holding your traditional or Roth individual retirement annuity contract in a custodial individual retirement account, your contract and your account must match: you cannot hold a Roth individual retirement annuity in a traditional individual retirement account and vice versa.


                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options and (ii) the market adjusted amounts in the fixed maturity options.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option less daily charges for mortality and expense risks and administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal; and/or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------
TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Advisor(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



DOLLAR COST AVERAGING

Dollar cost averaging allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guar-


                            Transferring your money among investment options  27
antee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/ Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/ Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                      ----------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options. There is no charge for the rebalancing feature.


28  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in the Prospectus and "How withdrawals affect your minimum death benefit" below for more information on how withdrawals could potentially cause your contract to terminate.




------------------------------------------------------------------------------
                                  Method of withdrawal
                   -----------------------------------------------------------
                                                             Lifetime
                                                             required
                                               Substan-      minimum
      Contract     Lump sum    Systematic   tially equal   distribution
------------------------------------------------------------------------------
NQ                   Yes          Yes            No             No
------------------------------------------------------------------------------
Rollover IRA         Yes          Yes            Yes           Yes
------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes            Yes            No
------------------------------------------------------------------------------
QP                   Yes           No            No            Yes
------------------------------------------------------------------------------

We impose no withdrawal charge for withdrawals from the Equitable Accumulator(R) Advisor(SM) variable annuity contract. However, withdrawals, including withdrawals made to pay all or part of any fee that may be associated with the fee-based program, may be subject to income tax and a 10% penalty tax, as described in "Tax information" later in this Prospectus and in the SAI. In addition, the fee-based program sponsor may apply a charge if you decide to no longer participate in the program. You should consult with your program sponsor for more details about your particular fee-based arrangement.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300.


SYSTEMATIC WITHDRAWALS
(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially



                                                        Accessing your money  29
equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250 or, if less, your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.



HOW WITHDRAWALS AFFECT YOUR MINIMUM DEATH BENEFIT

Withdrawals will reduce your minimum death benefit on a pro rata basis.

Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Advisor(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


30  Accessing your money

--------------------------------------------------------------
Fixed annuity payout options    Life annuity
                                Life annuity with period
                                 certain
                                Life annuity with refund
                                 certain
                                Period certain annuity
--------------------------------------------------------------
Variable Immediate Annuity      Life annuity (not
   payout options                available in New York)
                                Life annuity with period
                                 certain
--------------------------------------------------------------
Income Manager payout options   Life annuity with a
   (available for annuitants     period certain
   age 83 or less at            Period certain annuity
   contract issue)
--------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A fixed life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years even if the annuitant dies before the end of the period certain. The guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


You may choose to apply the account value of your Equitable Accumulator(R) Advisor(SM) contract to an Income Manager payout annuity.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


                                                        Accessing your money  31

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Advisor(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



--------------------------------
                  Maximum
 Issue age   annuitization age
--------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-83            90
--------------------------------

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.


32  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS


MORTALITY AND EXPENSE RISKS CHARGE AND ADMINISTRATIVE CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit, as well as administrative expenses under the contract. The daily charge is equivalent to an annual rate of up to 0.50% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the account value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


The administrative charge is to compensate us for administrative expenses under the contract.

We may reduce or eliminate the mortality and expense risks charge and administrative charge if we believe that the risks or administrative expenses for which this charge are imposed are reduced or eliminated. We will not permit a reduction or elimination of this charge where it would be unfairly discriminatory.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


FEE-BASED EXPENSES

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your program sponsor for more details about your fee-based program.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.20%.


o   12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge and administrative charge or change the minimum contribution requirements. We may offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recom-


                                                        Charges and expenses  33
mending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


34  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. See "How withdrawals affect your minimum death benefit" earlier in this Prospectus. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death



                                                    Payment of death benefit  35
if such death benefit is greater than such account value (adjusted for any subsequent withdrawals). The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole primary beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o   Any minimum death benefit feature will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.


36  Payment of death benefit

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o   Any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  37

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Advisor(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or QP. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. More information on IRAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options available in Accumulator(R) Advisor(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have been currently suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II for a discussion of QP contracts at the end of this Prospectus.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked


38  Tax information
together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. This includes withdrawals to pay all or a part of any fee that may be associated with the fee-based program. See "Withdrawing your account value" in "Accessing your money" earlier in this Prospectus. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Advisor(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured under the life insurance or endowment contract must be the same as the owner and annuitant, respectively under the Equitable Accumulator(R) Advisor(SM) contract.

The tax basis, also referred to as your tax basis in the contract, of the source contract carries over to the Equitable Accumulator(R) Advisor(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.



SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.



The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the


                                                             Tax information  39
income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").


40  Tax information

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


                                                             Tax information  41

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan. If a non-periodic distribution from a qualified plan is not an "eligible rollover distribution" then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a qualified plan can be rolled over to another eligible retirement plan. All distributions from a qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


42  Tax information

8.  More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Accounts and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about the Trusts' portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------
   Fixed Maturity
   Options with
   February 15th         Rate to            Price
  Maturity Date of    Maturity as of     Per $100 of
   Maturity Year    February 13, 2004   Maturity Value
--------------------------------------------------------------
        2005             3.00%*            $ 97.06
        2006             3.00%*            $ 94.24
        2007             3.00%*            $ 91.49
        2008             3.00%*            $ 88.83
        2009             3.00%*            $ 86.23
        2010             3.07%             $ 83.38
        2011             3.43%             $ 78.94
        2012             3.72%             $ 74.63
        2013             3.95%             $ 70.53
        2014             4.15%             $ 66.55
--------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


                                                            More information  43

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or QP contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the


44  More information
variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.



CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees;

o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


                                                            More information  45

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003, incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45 and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


46  More information

DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.


These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 7.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  47

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2003, is considered to be a part of this Prospectus because it is incorporated by reference.

After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).



48  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003



-----------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                            -----------------------------------------------
                                                                2003        2002        2001         2000
-----------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 48.11     $ 40.59     $ 46.74          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           3           3          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 56.83     $ 41.54     $ 58.69     $ 78.83
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.11     $ 10.76          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           2          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.16     $  7.97          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 31.80     $ 26.08     $ 27.00     $ 26.95
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           2           2          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.52     $  7.87          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.83     $  7.71          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           2          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.90     $  6.84          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           3          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.40     $  7.98          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-----------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.72     $  6.25          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           3          --          --
-----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-----------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                            ------------------------------------------------
                                                                2003        2002        2001         2000
------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.40   $   7.43           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          1           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.96   $   5.71           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 268.33   $ 180.32     $ 271.84     $ 306.09
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           7          7           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  27.85   $  21.46     $  27.40           --
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          5            4           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  20.69   $  20.36     $  18.84           --
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4         10            8           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.29   $   9.14     $  10.22           --
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           5          4            3           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.12   $   4.99     $   7.29     $   9.63
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          4            3           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  16.96   $  16.46           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          6           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  14.47   $  10.32     $  14.86     $  17.22
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4         11            4           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.56   $  10.58     $  12.31     $  12.01
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6         15           10           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.25   $   6.48     $   8.85           --
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.92   $   7.52     $   8.90     $  11.30
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.76   $   8.22     $  10.97     $  11.25
------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          6           --           --
------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --           --           --
------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



----------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                            ----------------------------------------------
                                                                2003        2002       2001         2000
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.71    $  7.89     $ 10.39     $ 10.66
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          17         13           1          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.21    $  5.94     $  6.34     $  6.72
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          11         11           2          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 25.65    $ 20.16     $ 26.11     $ 29.88
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          62         62           1          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.23    $  5.99     $  7.92          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.01    $  7.01     $  8.64     $ 10.03
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         576        582           6          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.12    $  9.89     $ 11.66     $ 11.27
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         407        416          13          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.19    $ 13.80     $ 12.65     $ 11.78
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          1          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.60    $  4.47     $  6.45     $  8.42
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          11         13          10          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                    15,15    $ 11.08     $ 12.93     $ 11.04
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          16          7          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.06    $ 10.01     $ 11.37          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3          2          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 19.38    $ 14.84     $ 17.90          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         187        185           1          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.90    $ 11.70     $ 14.10     $ 18.06
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          8          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.58    $  9.77     $ 14.96     $ 22.79
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --          --          --
----------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



---------------------------------------------------------------------------------------------------------
                                                                 For the years ending December 31,
                                                            ---------------------------------------------
                                                                2003       2002       2001        2000
---------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.53    $  7.02    $  8.94     $ 10.69
---------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         21         13          2          --
---------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --          --
---------------------------------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 34.36    $ 34.34    $ 34.09     $ 33.08
---------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          2          1         19          --
---------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --        124          --
---------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
---------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.78    $ 10.13    $ 12.57     $ 13.56
---------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --         --          --
---------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --          --
---------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
---------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.14    $  9.84    $ 13.43     $ 17.87
---------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          1          1         --          --
---------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --          --
---------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 13.02    $  8.97    $ 11.40     $ 11.22
---------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          1          1          1          --
---------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --          --
---------------------------------------------------------------------------------------------------------
 EQ/Technology
---------------------------------------------------------------------------------------------------------
  Unit value                                                 $  4.21    $  2.95    $  5.00     $  6.65
---------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         29         37          9          --
---------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --          --
---------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Advisor(SM) QP contract in conjunction with a fee-based program should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Advisor(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Advisor(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/ employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and,


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 15, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.



---------------------------------------------------------------------------------------------------------
                                              Hypothetical assumed rate to maturity on February 15, 2009
---------------------------------------------------------------------------------------------------------
                                                               5.00%                    9.00%
---------------------------------------------------------------------------------------------------------
 As of February 15, 2009 (before withdrawal)
---------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048                 $ 119,487
---------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,080                 $ 131,080
---------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                $ 12,968                 $ (11,593)
---------------------------------------------------------------------------------------------------------
 On February 15, 2009 (after withdrawal)
---------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,501                 $  (4,851)
---------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000 - (4)]                                        $ 45,499                 $  54,851
---------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,581                 $  76,229
---------------------------------------------------------------------------------------------------------
(7) Maturity value                                         $120,032                 $ 106,915
---------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048                 $  69,487
---------------------------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.



C-1 Appendix III: Market value adjustment example

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                11

Equitable Life's Pending Name Change                                       12
Custodian and Independent Auditors                                         12
Distribution of the Contracts                                              12
Financial Statements                                                       12



How to obtain an Equitable Accumulator(R) Advisor(SM) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Advisor(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------


Please send me an Equitable Accumulator(R) Advisor(SM) SAI dated May 1, 2004.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip






(SAI 9AMLF (5/03))






                                                                  x00690/Advisor

Equitable Accumulator(R) Plus(SM)


A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) PLUS(SM)?


Equitable Accumulator(R) Plus(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or all states.





--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------



(1) The "AXA Allocation" portfolio.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3) Formerly named "AXA Rosenberg VIT Value Long/Short Equity."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust, AXA Premier VIP Trust. The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.




The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                       X00675/Plus/ML '02 Series

Contents of this Prospectus
--------------------------------------------------------------------




EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Plus(SM) at a glance -- key features                8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14
Condensed financial information                                             17



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           18
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        18
Owner and annuitant requirements                                            20
How you can make your contributions                                         20
What are your investment options under the contract?                        20
Allocating your contributions                                               26
Credits                                                                     27
Your benefit base                                                           28
Annuity purchase factors                                                    28
Our Living Benefit option                                                   29
Guaranteed minimum death benefit                                            30
Your right to cancel within a certain number of days                        31



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        32
--------------------------------------------------------------------------------
Your account value and cash value                                           32
Your contract's value in the variable investment options                    32
Your contract's value in the guaranteed interest option                     32
Your contract's value in the fixed maturity options                         32
Termination of your contract                                                32



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                     33
--------------------------------------------------------------------------------
Transferring your account value                                             33
Disruptive transfer activity                                                33
Rebalancing your account value                                              34




----------------------
"We," "our," and "us" refer to Equitable Life.



When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     35
--------------------------------------------------------------------------------
Withdrawing your account value                                              35
How withdrawals are taken from your account value                           36
How withdrawals affect your guaranteed
     minimum income benefit and guaranteed
     minimum death benefit                                                  36
Loans under rollover TSA contracts                                          36
Surrendering your contract to receive its cash value                        37
When to expect payments                                                     37
Your annuity payout options                                                 37



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     40
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         40
Charges that the Trusts deduct                                              42
Group or sponsored arrangements                                             42
Other distribution arrangements                                             42



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 43
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     43
How death benefit payment is made                                           43
Beneficiary continuation option                                             44



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          46
--------------------------------------------------------------------------------
Overview                                                                    46
Buying a contract to fund a retirement arrangement                          46
Transfers among variable investment options                                 46
Taxation of nonqualified annuities                                          46
Individual retirement arrangements (IRAs)                                   48
Special rules for contracts funding qualified plans                         50
Tax Sheltered Annuity contracts (TSAs)                                      50
Federal and state income tax withholding and information
      reporting                                                             51
Impact of taxes to Equitable Life                                           52



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         53
--------------------------------------------------------------------------------
About Separate Account No. 49                                               53
About the Trusts                                                            53
About our fixed maturity options                                            53
About the general account                                                   54
About other methods of payment                                              54
Dates and prices at which contract events occur                             55
About your voting rights                                                    55
About legal proceedings                                                     56

About our independent auditors                                              56

Financial statements                                                        56
Transfers of ownership, collateral assignments, loans
      and borrowing                                                         56

Distribution of the contracts                                               56


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          58
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
 I  -- Condensed financial information                                      A-1
 II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                      C-1
IV  -- Guaranteed enhanced death benefit example                            D-1
 V  -- Hypothetical illustrations                                           E-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.






                                                                 Page
   account value   32
   administrative charge                                          40
   annual administrative charge                                   40
   annual ratchet death benefit                                   28
   annuitant                                                      18
   annuity maturity date                                          39
   annuity payout options                                         37
   annuity purchase factors                                       28
   automatic investment program                                   56
   beneficiary                                                    43
   Beneficiary Continuation Option ("BCO")                        44
   benefit base                                                   28
   business day                                                   55
   cash value                                                     32
   charges for state premium and other applicable taxes           42
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to Traditional IRAs                              49
      regular contributions                                       49
      rollovers and transfers                                     49
   credit                                                         27
   disability, terminal illness or confinement to nursing home    41
   disruptive transfer activity                                   33
   distribution charge                                            40
   EQAccess                                                        6
   ERISA                                                          36
   Fixed-dollar option                                            26
   fixed maturity options                                         25
   free look                                                      31
   free withdrawal amount                                         41
   general account                                                54
   General dollar cost averaging                                  26
   guaranteed interest option                                     25
   guaranteed minimum death benefit                               30
   guaranteed minimum death benefit charge                        41
   guaranteed minimum income benefit                              29
   IRA                                                         cover
   IRS                                                            46
   Investment Simplifier                                          26
   lifetime required minimum distribution withdrawals             36
   Living Benefit option                                          29


                                                                 Page
   Living Benefit charge                                          41
   loan reserve account                                           37
   loans under Rollover TSA contracts                             36
   lump sum withdrawals                                           35
   market adjusted amount                                         25
   market value adjustment                                        25
   market timing                                                  33
   maturity dates                                                 25
   maturity value                                                 25
   Mortality and expense risks charge                             40
   NQ                                                          cover
   participant                                                    20
   portfolio                                                   cover
   Principal Assurance Allocation                                 26
   processing office                                               6
   Protection Plus                                                30
   Protection Plus charge                                         42
   QP                                                          cover
   rate to maturity                                               25
   Rebalancing                                                    34
   roll-up death benefit                                          28
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                    cover
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       26
   Separate Account 49                                            53
   Standard death benefit                                         28
   substantially equal withdrawals                                35
   Successor owner and annuitant                                  43
   systematic withdrawals                                         35
   TOPS                                                            6
   TSA                                                         cover
   Traditional IRA                                                48
   Trusts                                                      cover
   unit                                                           32
   variable investment options                                    20
   wire transmittals and electronic applications                  54
   Withdrawal charge                                              40



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.




-------------------------------------------------------------------------------------
Prospectus                      Contract or Supplemental Materials
-------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014




--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094




--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547




--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by using our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;


6  Who is Equitable Life?

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests;

(5) death claims; and

(6) general dollar cost averaging (including the fixed dollar and interest sweep options)


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3) rebalancing;

(4) substantially equal withdrawals;

(5) systematic withdrawals; and

(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
mangement                   professional investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            -------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option                      o Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.

                            o On transfers inside the   No tax on transfers among variable investment options.
                              contract
                            -------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                            Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                            Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                            later in this Prospectus and in the SAI.)
-----------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once the owner elects to annuitize the  contract.
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $10,000
                            o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 (IRA contracts)
                            -------------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
-----------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender

                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                            You may also incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Plus(SM) at a glance -- key features

-----------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts  invested in the variable investment options for mortality and expense risks, administrative, and  distribution charges at an  annual rate of 1.40%.

                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o Annual 0.35% Protection Plus charge for this optional death benefit.

                       o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o No sales charge deducted at the time you make contributions.

                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions apply.
                       ------------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       ------------------------------------------------------------------------------------------------------------
                       o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o  We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50%
                          annually, 12b-1 fees of either 0.25% or 0.35% annually and other expenses.
-----------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                       QP: 20-70
-----------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



                Equitable Accumulator(R) Plus(SM) at a glance -- key features 9

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. The level of credits, fees, charges and features may vary depending (among other things) on the distribution costs associated with your particular distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



10 Equitable Accumulator(R) Plus(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn* (deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options).(1)    8.00%

Charge if you elect a Variable Immediate Annuity payout option          $350
--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Mortality and expense risks                                             0.90%*
Administrative                                                          0.25%
Distribution                                                            0.25%
                                                                        -------
Total annual expenses                                                   1.40%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                           $30
   If your account value on a contract date anniversary is $50,000
   or more                                                              $0
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)

   Standard death benefit                                                 0.00  %
   Annual Ratchet to age 85                                               0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                   0.45% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85            0.60% of the greater of the 6% roll-up to age 85
                                                                          benefit base or the Annual Ratchet to age 85
                                                                          benefit base, as applicable
-----------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                          0.60  %
-----------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect.)                                      0.35  %
-----------------------------------------------------------------------------------------------------------------------------------


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


-----------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets    Lowest     Highest
-----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(3)                                                                     0.56%      10.23%
-----------------------------------------------------------------------------------------------------------



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.





--------------------------------------------------------------------------------------------
                                                 Manage-
                                                  ment     12b-1       Other
 Portfolio Name                                  Fees(4)   Fees(5)   Expenses(6)
--------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:+-
--------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     5.91%
AXA Conservative Allocation                      0.10%      0.25%     9.04%
AXA Conservative-Plus Allocation                 0.10%      0.25%     4.13%
AXA Moderate Allocation                          0.10%      0.25%     0.39%
AXA Moderate-Plus Allocation                     0.10%      0.25%     1.77%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.15%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.26%
AXA Premier VIP Health Care                      1.20%      0.25%     0.48%
AXA Premier VIP High Yield                       0.59%      0.25%     0.16%
AXA Premier VIP International Equity             1.05%      0.25%     0.73%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.52%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.43%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.43%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.35%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.31%
AXA Premier VIP Technology                       1.20%      0.25%     0.83%
--------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%      0.25%     0.06%
EQ/Alliance Growth and Income                    0.57%      0.25%     0.06%
EQ/Alliance Intermediate Government Securities   0.49%      0.25%     0.08%
EQ/Alliance International                        0.74%      0.25%     0.13%
EQ/Alliance Premier Growth                       0.90%      0.25%     0.05%
EQ/Alliance Quality Bond                         0.52%      0.25%     0.06%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.07%
EQ/Bernstein Diversified Value                   0.64%      0.25%     0.06%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.55%
EQ/Capital Guardian International                0.85%      0.25%     0.21%
EQ/Capital Guardian Research                     0.65%      0.25%     0.07%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.07%
EQ/Emerging Markets Equity                       1.15%      0.25%     0.40%
EQ/Equity 500 Index                              0.25%      0.25%     0.06%
EQ/Evergreen Omega                               0.65%      0.25%     0.25%
EQ/FI Mid Cap                                    0.70%      0.25%     0.08%
EQ/FI Small/Mid Cap Value                        0.75%      0.25%     0.10%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.09%
EQ/J.P. Morgan Core Bond                         0.44%      0.25%     0.08%
EQ/Lazard Small Cap Value                        0.75%      0.25%     0.10%
EQ/Marsico Focus                                 0.90%      0.25%     0.07%
EQ/Mercury Basic Value Equity                    0.60%      0.25%     0.07%
EQ/Mercury International Value                   0.85%      0.25%     0.16%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.07%
EQ/MFS Investors Trust                           0.60%      0.25%     0.11%
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                                               Total                    Net Total
                                                               Annual      Fee Waiv-      Annual
                                               Underlying     Expenses    ers and/or    Expenses
                                               Portfolio      (Before       Expense       After
                                                Fees and      Expense     Reimburse-     Expense
 Portfolio Name                                Expenses(7)   Limitation)    ments(8)    Limitations
--------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        1.08%          7.34%        (5.98)%      1.36%
AXA Conservative Allocation                      0.84%         10.23%        (9.13)%      1.10%
AXA Conservative-Plus Allocation                 0.88%          5.36%        (4.21)%      1.15%
AXA Moderate Allocation                          0.86%          1.60%        (0.43)%      1.17%
AXA Moderate-Plus Allocation                     1.13%          3.25%        (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                  --           1.02%           --        1.02%
AXA Premier VIP Core Bond                          --           1.11%        (0.16)%      0.95%
AXA Premier VIP Health Care                        --           1.93%        (0.08)%      1.85%
AXA Premier VIP High Yield                         --           1.00%           --        1.00%
AXA Premier VIP International Equity               --           2.03%        (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity              --           1.67%        (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                   --           1.58%        (0.23)%      1.35%
AXA Premier VIP Large Cap Value                    --           1.58%        (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth               --           1.70%        (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value                --           1.66%        (0.06)%      1.60%
AXA Premier VIP Technology                         --           2.28%        (0.43)%      1.85%
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --           0.79%           --        0.79%
EQ/Alliance Growth and Income                      --           0.88%           --        0.88%
EQ/Alliance Intermediate Government Securities     --           0.82%           --        0.82%
EQ/Alliance International                          --           1.12%        (0.02)%      1.10%
EQ/Alliance Premier Growth                         --           1.20%        (0.04)%      1.16%
EQ/Alliance Quality Bond                           --           0.83%           --        0.83%
EQ/Alliance Small Cap Growth                       --           1.07%           --        1.07%
EQ/Bernstein Diversified Value                     --           0.95%         0.00%       0.95%
EQ/Calvert Socially Responsible                    --           1.45%        (0.40)%      1.05%
EQ/Capital Guardian International                  --           1.31%        (0.11)%      1.20%
EQ/Capital Guardian Research                       --           0.97%        (0.02)%      0.95%
EQ/Capital Guardian U.S. Equity                    --           0.97%        (0.02)%      0.95%
EQ/Emerging Markets Equity                         --           1.80%         0.00%       1.80%
EQ/Equity 500 Index                                --           0.56%           --        0.56%
EQ/Evergreen Omega                                 --           1.15%        (0.20)%      0.95%
EQ/FI Mid Cap                                      --           1.03%        (0.03)%      1.00%
EQ/FI Small/Mid Cap Value                          --           1.10%         0.00%       1.10%
EQ/Janus Large Cap Growth                          --           1.24%        (0.09)%      1.15%
EQ/J.P. Morgan Core Bond                           --           0.77%         0.00%       0.77%
EQ/Lazard Small Cap Value                          --           1.10%         0.00%       1.10%
EQ/Marsico Focus                                   --           1.22%        (0.07)%      1.15%
EQ/Mercury Basic Value Equity                      --           0.92%         0.00%       0.92%
EQ/Mercury International Value                     --           1.26%        (0.01)%      1.25%
EQ/MFS Emerging Growth Companies                   --           0.97%           --        0.97%
EQ/MFS Investors Trust                             --           0.96%        (0.01)%      0.95%
--------------------------------------------------------------------------------------------------------------


12 Fee table

----------------------------------------------------------------------------------
                                              Manage-
                                               ment       12b-1      Other
 Portfolio Name                               Fees(4)    Fees(5)   Expenses(6)
----------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------
EQ/Money Market                                0.33%      0.25%     0.06%
EQ/Putnam Growth & Income Value                0.60%      0.25%     0.10%
EQ/Putnam Voyager                              0.65%      0.25%     0.13%
EQ/Small Company Index                         0.25%      0.25%     0.35%
EQ/Technology                                  0.90%      0.25%     0.09%
----------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   1.50%      0.25%     5.80%
----------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   0.80%      0.35%     0.31%
----------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                                  Total                   Net Total
                                                                 Annual      Fee Waiv-     Annual
                                                 Underlying     Expenses    ers and/or    Expenses
                                                 Portfolio      (Before       Expense       After
                                                  Fees and      Expense     Reimburse-     Expense
 Portfolio Name                                 Expenses(7)   Limitation)    ments(8)    Limitations
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Money Market                                     --           0.64%          --          0.64%
EQ/Putnam Growth & Income Value                     --           0.95%         0.00%        0.95%
EQ/Putnam Voyager                                   --           1.03%        (0.08)%       0.95%
EQ/Small Company Index                              --           0.85%         0.00%        0.85%
EQ/Technology                                       --           1.24%        (0.09)%       1.15%
--------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        --           7.55%        (4.57)%       2.98%
--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                        --           1.46         (0.11)%       1.35%
--------------------------------------------------------------------------------------------------------



Notes:




(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable.

  The withdrawal charge percentage we use is determined by the contract year in which you      Contract
  make the withdrawal or surrender your contract. For each contribution, we consider the       Year
  contract year in  which we receive that contribution to be "contract year 1")                1 .................... 8.00%
                                                                                               2 .................... 8.00%
                                                                                               3 .................... 7.00%
                                                                                               4 .................... 7.00%
                                                                                               5 .................... 6.00%
                                                                                               6 .................... 5.00%
                                                                                               7 .................... 4.00%
                                                                                               8 .................... 3.00%
                                                                                               9+ ................... 0.00%




(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(6) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc, the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions for certain portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




--------------------------------------------------
Portfolio Name
--------------------------------------------------
   AXA Aggressive Allocation               0.95%
--------------------------------------------------
   AXA Conservative Allocation             0.73%
--------------------------------------------------
   AXA Conservative-Plus Allocation        0.78%
--------------------------------------------------
   AXA Moderate Allocation                 0.79%
--------------------------------------------------
   AXA Moderate-Plus Allocation            0.99%
--------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.95%
--------------------------------------------------
   AXA Premier VIP Health Care             1.84%
--------------------------------------------------
   AXA Premier VIP International Equity    1.73%
--------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.32%
--------------------------------------------------


                                                                   Fee table 13

--------------------------------------------------
Portfolio Name
--------------------------------------------------
   AXA Premier VIP Large Cap Growth       1.32%
--------------------------------------------------
   AXA Premier VIP Large Cap Value        1.28%
--------------------------------------------------
   AXA Premier VIP Small/Mid Cap Growth   1.46%
--------------------------------------------------
   AXA Premier VIP Small/Mid Cap Value    1.52%
--------------------------------------------------
   AXA Premier VIP Technology             1.70%
--------------------------------------------------
   EQ/Alliance Common Stock               0.77%
--------------------------------------------------
   EQ/Alliance Growth and Income          0.85%
--------------------------------------------------
   EQ/Alliance Premier Growth             1.15%
--------------------------------------------------
   EQ/Alliance Small Cap Growth           1.03%
--------------------------------------------------
   EQ/Calvert Socially Responsible        1.00%
--------------------------------------------------
   EQ/Capital Guardian International      1.18%
--------------------------------------------------
   EQ/Capital Guardian Research           0.93%
--------------------------------------------------
   EQ/Capital Guardian U.S. Equity        0.93%
--------------------------------------------------
   EQ/Emerging Markets Equity             1.78%
--------------------------------------------------
   EQ/Evergreen Omega                     0.84%
--------------------------------------------------
   EQ/FI Mid Cap                          0.88%
--------------------------------------------------
   EQ/FI Small/Mid Cap Value              1.04%
--------------------------------------------------
   EQ/Lazard Small Cap Value              1.00%
--------------------------------------------------
   EQ/Marsico Focus                       1.10%
--------------------------------------------------
   EQ/Mercury Basic Value Equity          0.91%
--------------------------------------------------
   EQ/Mercury International Value         1.18%
--------------------------------------------------
   EQ/MFS Emerging Growth Companies       0.96%
--------------------------------------------------
   EQ/MFS Investors Trust                 0.94%
--------------------------------------------------
   EQ/Putnam Growth & Income Value        0.93%
--------------------------------------------------
   EQ/Putnam Voyager                      0.93%
--------------------------------------------------
   EQ/Technology                          1.01%
--------------------------------------------------



EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.60 per $10,000.

The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



14 Fee table

---------------------------------------------------------------------------------------------------------------
                                                               If you surrender your contract
                                                          at the end of the applicable time period
---------------------------------------------------------------------------------------------------------------
                   Portfolio Name                     1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,921.80     $ 3,917.98     $ 5,732.81     $  9,233.68
AXA Conservative Allocation                      $ 2,236.88     $ 4,695.42     $ 6,785.67     $ 10,388.54
AXA Conservative-Plus Allocation                 $ 1,705.34     $ 3,353.03     $ 4,920.69     $  8,169.69
AXA Moderate Allocation                          $ 1,295.11     $ 2,211.06     $ 3,162.71     $  5,359.93
AXA Moderate-Plus Allocation                     $ 1,475.16     $ 2,723.93     $ 3,971.17     $  6,737.49
AXA Premier VIP Aggressive Equity                $ 1,231.57     $ 2,025.29     $ 2,862.26     $  4,811.01
AXA Premier VIP Core Bond                        $ 1,241.28     $ 2,054.00     $ 2,909.02     $  4,897.82
AXA Premier VIP Health Care                      $ 1,330.74     $ 2,314.02     $ 3,327.45     $  5,652.35
AXA Premier VIP High Yield                       $ 1,229.42     $ 2,018.90     $ 2,851.84     $  4,791.60
AXA Premier VIP International Equity             $ 1,341.66     $ 2,345.42     $ 3,377.46     $  5,739.93
AXA Premier VIP Large Cap Core Equity            $ 1,302.35     $ 2,232.05     $ 3,196.39     $  5,420.20
AXA Premier VIP Large Cap Growth                 $ 1,292.53     $ 2,203.57     $ 3,150.68     $  5,338.32
AXA Premier VIP Large Cap Value                  $ 1,292.53     $ 2,203.57     $ 3,150.68     $  5,338.32
AXA Premier VIP Small/Mid Cap Growth             $ 1,305.63     $ 2,241.53     $ 3,211.59     $  5,447.32
AXA Premier VIP Small/Mid Cap Value              $ 1,301.26     $ 2,228.89     $ 3,191.32     $  5,411.14
AXA Premier VIP Technology                       $ 1,368.95     $ 2,423.63     $ 3,501.50     $  5,954.80
---------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,206.76     $ 1,951.65     $ 2,741.93     $  4,585.38
EQ/Alliance Growth and Income                    $ 1,216.47     $ 1,980.51     $ 2,789.16     $  4,674.32
EQ/Alliance Intermediate Government Securities   $ 1,210.00     $ 1,961.28     $ 2,757.69     $  4,615.12
EQ/Alliance International                        $ 1,242.36     $ 2,057.19     $ 2,914.20     $  4,907.41
EQ/Alliance Premier Growth                       $ 1,251.04     $ 2,082.71     $ 2,955.63     $  4,983.84
EQ/Alliance Quality Bond                         $ 1,211.08     $ 1,964.48     $ 2,762.94     $  4,625.01
EQ/Alliance Small Cap Growth                     $ 1,236.97     $ 2,041.25     $ 2,888.26     $  4,859.34
EQ/Bernstein Diversified Value                   $ 1,224.02     $ 2,002.91     $ 2,825.76     $  4,742.92
EQ/Calvert Socially Responsible                  $ 1,278.33     $ 2,162.33     $ 3,084.32     $  5,218.66
EQ/Capital Guardian International                $ 1,263.05     $ 2,117.79     $ 3,012.43     $  5,087.93
EQ/Capital Guardian Research                     $ 1,226.18     $ 2,009.31     $ 2,836.20     $  4,762.42
EQ/Capital Guardian U.S. Equity                  $ 1,226.18     $ 2,009.31     $ 2,836.20     $  4,762.42
EQ/Emerging Markets Equity                       $ 1,316.55     $ 2,273.09     $ 3,262.11     $  5,537.09
EQ/Equity 500 Index                              $ 1,181.95     $ 1,877.66     $ 2,620.38     $  4,354.24
EQ/Evergreen Omega                               $ 1,245.60     $ 2,066.75     $ 2,929.74     $  4,936.14
EQ/FI Mid Cap                                    $ 1,232.65     $ 2,028.48     $ 2,867.46     $  4,820.69
EQ/FI Small/Mid Cap Value                        $ 1,240.20     $ 2,050.81     $ 2,903.83     $  4,888.21
EQ/J.P. Morgan Core Bond                         $ 1,204.60     $ 1,945.23     $ 2,731.41     $  4,565.50
EQ/Janus Large Cap Growth                        $ 1,255.40     $ 2,095.48     $ 2,976.31     $  5,021.83
EQ/Lazard Small Cap Value                        $ 1,240.20     $ 2,050.81     $ 2,903.83     $  4,888.21
EQ/Marsico Focus                                 $ 1,253.22     $ 2,089.09     $ 2,965.98     $  5,002.85
EQ/Mercury Basic Value Equity                    $ 1,220.79     $ 1,993.32     $ 2,810.09     $  4,713.58
EQ/Mercury International Value                   $ 1,257.59     $ 2,101.86     $ 2,986.64     $  5,040.77
EQ/MFS Emerging Growth Companies                 $ 1,226.18     $ 2,009.31     $ 2,836.20     $  4,762.42
EQ/MFS Investors Trust                           $ 1,225.10     $ 2,006.11     $ 2,830.98     $  4,752.67
---------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
-------------------------------------------------------------------------------------------------------------
                   Portfolio Name                     1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,471.80     $ 3,567.98     $ 5,482.81     $  9,583.68
AXA Conservative Allocation                      $ 1,786.88     $ 4,345.42     $ 6,535.67     $ 10,738.54
AXA Conservative-Plus Allocation                 $ 1,255.34     $ 3,003.03     $ 4,670.69     $  8,519.69
AXA Moderate Allocation                          $   845.11     $ 1,861.06     $ 2,912.71     $  5,709.93
AXA Moderate-Plus Allocation                     $ 1,025.16     $ 2,373.93     $ 3,721.17     $  7,087.49
AXA Premier VIP Aggressive Equity                $   781.57     $ 1,675.29     $ 2,612.26     $  5,161.01
AXA Premier VIP Core Bond                        $   791.28     $ 1,704.00     $ 2,659.02     $  5,247.82
AXA Premier VIP Health Care                      $   880.74     $ 1,964.02     $ 3,077.45     $  6,002.35
AXA Premier VIP High Yield                       $   779.42     $ 1,668.90     $ 2,601.84     $  5,141.60
AXA Premier VIP International Equity             $   891.66     $ 1,995.42     $ 3,127.46     $  6,089.93
AXA Premier VIP Large Cap Core Equity            $   852.35     $ 1,882.05     $ 2,946.39     $  5,770.20
AXA Premier VIP Large Cap Growth                 $   842.53     $ 1,853.57     $ 2,900.68     $  5,688.32
AXA Premier VIP Large Cap Value                  $   842.53     $ 1,853.57     $ 2,900.68     $  5,688.32
AXA Premier VIP Small/Mid Cap Growth             $   855.63     $ 1,891.53     $ 2,961.59     $  5,797.32
AXA Premier VIP Small/Mid Cap Value              $   851.26     $ 1,878.89     $ 2,941.32     $  5,761.14
AXA Premier VIP Technology                       $   918.95     $ 2,073.63     $ 3,251.50     $  6,304.80
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   756.76     $ 1,601.65     $ 2,491.93     $  4,935.38
EQ/Alliance Growth and Income                    $   766.47     $ 1,630.51     $ 2,539.16     $  5,024.32
EQ/Alliance Intermediate Government Securities   $   760.00     $ 1,611.28     $ 2,507.69     $  4,965.12
EQ/Alliance International                        $   792.36     $ 1,707.19     $ 2,664.20     $  5,257.41
EQ/Alliance Premier Growth                       $   801.04     $ 1,732.71     $ 2,705.63     $  5,333.84
EQ/Alliance Quality Bond                         $   761.08     $ 1,614.48     $ 2,512.94     $  4,975.01
EQ/Alliance Small Cap Growth                     $   786.97     $ 1,691.25     $ 2,638.26     $  5,209.34
EQ/Bernstein Diversified Value                   $   774.02     $ 1,652.91     $ 2,575.76     $  5,092.92
EQ/Calvert Socially Responsible                  $   828.33     $ 1,812.33     $ 2,834.32     $  5,568.66
EQ/Capital Guardian International                $   813.05     $ 1,767.79     $ 2,762.43     $  5,437.93
EQ/Capital Guardian Research                     $   776.18     $ 1,659.31     $ 2,586.20     $  5,112.42
EQ/Capital Guardian U.S. Equity                  $   776.18     $ 1,659.31     $ 2,586.20     $  5,112.42
EQ/Emerging Markets Equity                       $   866.55     $ 1,923.09     $ 3,012.11     $  5,887.09
EQ/Equity 500 Index                              $   731.95     $ 1,527.66     $ 2,370.38     $  4,704.24
EQ/Evergreen Omega                               $   795.60     $ 1,716.75     $ 2,679.74     $  5,286.14
EQ/FI Mid Cap                                    $   782.65     $ 1,678.48     $ 2,617.46     $  5,170.69
EQ/FI Small/Mid Cap Value                        $   790.20     $ 1,700.81     $ 2,653.83     $  5,238.21
EQ/J.P. Morgan Core Bond                         $   754.60     $ 1,595.23     $ 2,481.41     $  4,915.50
EQ/Janus Large Cap Growth                        $   805.40     $ 1,745.48     $ 2,726.31     $  5,371.83
EQ/Lazard Small Cap Value                        $   790.20     $ 1,700.81     $ 2,653.83     $  5,238.21
EQ/Marsico Focus                                 $   803.22     $ 1,739.09     $ 2,715.98     $  5,352.85
EQ/Mercury Basic Value Equity                    $   770.79     $ 1,643.32     $ 2,560.09     $  5,063.58
EQ/Mercury International Value                   $   807.59     $ 1,751.86     $ 2,736.64     $  5,390.77
EQ/MFS Emerging Growth Companies                 $   776.18     $ 1,659.31     $ 2,586.20     $  5,112.42
EQ/MFS Investors Trust                           $   775.10     $ 1,656.11     $ 2,580.98     $  5,102.67
-------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                         If you do not surrender your contract
                                                       at the end of the applicable time period
-----------------------------------------------------------------------------------------------------------
                   Portfolio Name                   1 year       3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                      $ 1,121.80      $ 3,217.98     $ 5,132.81     $  9,233.68
AXA Conservative Allocation                    $ 1,436.88      $ 3,995.42     $ 6,185.67     $ 10,388.54
AXA Conservative-Plus Allocation               $   905.34      $ 2,653.03     $ 4,320.69     $  8,169.69
AXA Moderate Allocation                        $   495.11      $ 1,511.06     $ 2,562.71     $  5,359.93
AXA Moderate-Plus Allocation                   $   675.16      $ 2,023.93     $ 3,371.17     $  6,737.49
AXA Premier VIP Aggressive Equity              $   431.57      $ 1,325.29     $ 2,262.26     $  4,811.01
AXA Premier VIP Core Bond                      $   441.28      $ 1,354.00     $ 2,309.02     $  4,897.82
AXA Premier VIP Health Care                    $   530.74      $ 1,614.02     $ 2,727.45     $  5,652.35
AXA Premier VIP High Yield                     $   429.42      $ 1,318.90     $ 2,251.84     $  4,791.60
AXA Premier VIP International Equity           $   541.66      $ 1,645.42     $ 2,777.46     $  5,739.93
AXA Premier VIP Large Cap Core Equity          $   502.35      $ 1,532.05     $ 2,596.39     $  5,420.20
AXA Premier VIP Large Cap Growth               $   492.53      $ 1,503.57     $ 2,550.68     $  5,338.32
AXA Premier VIP Large Cap Value                $   492.53      $ 1,503.57     $ 2,550.68     $  5,338.32
AXA Premier VIP Small/Mid Cap Growth           $   505.63      $ 1,541.53     $ 2,611.59     $  5,447.32
AXA Premier VIP Small/Mid Cap Value            $   501.26      $ 1,528.89     $ 2,591.32     $  5,411.14
AXA Premier VIP Technology                     $   568.95      $ 1,723.63     $ 2,901.50     $  5,954.80
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                       $   406.76      $ 1,251.65     $ 2,141.93     $  4,585.38
EQ/Alliance Growth and Income                  $   416.47      $ 1,280.51     $ 2,189.16     $  4,674.32
EQ/Alliance Intermediate Government Securities $   410.00      $ 1,261.28     $ 2,157.69     $  4,615.12
EQ/Alliance International                      $   442.36      $ 1,357.19     $ 2,314.20     $  4,907.41
EQ/Alliance Premier Growth                     $   451.04      $ 1,382.71     $ 2,355.63     $  4,983.84
EQ/Alliance Quality Bond                       $   411.08      $ 1,264.48     $ 2,162.94     $  4,625.01
EQ/Alliance Small Cap Growth                   $   436.97      $ 1,341.25     $ 2,288.26     $  4,859.34
EQ/Bernstein Diversified Value                 $   424.02      $ 1,302.91     $ 2,225.76     $  4,742.92
EQ/Calvert Socially Responsible                $   478.33      $ 1,462.33     $ 2,484.32     $  5,218.66
EQ/Capital Guardian International              $   463.05      $ 1,417.79     $ 2,412.43     $  5,087.93
EQ/Capital Guardian Research                   $   426.18      $ 1,309.31     $ 2,236.20     $  4,762.42
EQ/Capital Guardian U.S. Equity                $   426.18      $ 1,309.31     $ 2,236.20     $  4,762.42
EQ/Emerging Markets Equity                     $   516.55      $ 1,573.09     $ 2,662.11     $  5,537.09
EQ/Equity 500 Index                            $   381.95      $ 1,177.66     $ 2,020.38     $  4,354.24
EQ/Evergreen Omega                             $   445.60      $ 1,366.75     $ 2,329.74     $  4,936.14
EQ/FI Mid Cap                                  $   432.65      $ 1,328.48     $ 2,267.46     $  4,820.69
EQ/FI Small/Mid Cap Value                      $   440.20      $ 1,350.81     $ 2,303.83     $  4,888.21
EQ/J.P. Morgan Core Bond                       $   404.60      $ 1,245.23     $ 2,131.41     $  4,565.50
EQ/Janus Large Cap Growth                      $   455.40      $ 1,395.48     $ 2,376.31     $  5,021.83
EQ/Lazard Small Cap Value                      $   440.20      $ 1,350.81     $ 2,303.83     $  4,888.21
EQ/Marsico Focus                               $   453.22      $ 1,389.09     $ 2,365.98     $  5,002.85
EQ/Mercury Basic Value Equity                  $   420.79      $ 1,293.32     $ 2,210.09     $  4,713.58
EQ/Mercury International Value                 $   457.59      $ 1,401.86     $ 2,386.64     $  5,040.77
EQ/MFS Emerging Growth Companies               $   426.18      $ 1,309.31     $ 2,236.20     $  4,762.42
EQ/MFS Investors Trust                         $   425.10      $ 1,306.11     $ 2,230.98     $  4,752.67
-----------------------------------------------------------------------------------------------------------

                                                                    Fee table 15

-----------------------------------------------------------------------------------------------------------
                                                             If you surrender your contract
                                                        at the end of the applicable time period
-----------------------------------------------------------------------------------------------------------
                  Portfolio Name                    1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Money Market                                $ 1,190.58     $ 1,903.43     $ 2,662.80     $ 4,435.27
EQ/Putnam Growth & Income Value                $ 1,224.02     $ 2,002.91     $ 2,825.76     $ 4,742.92
EQ/Putnam Voyager                              $ 1,232.65     $ 2,028.48     $ 2,867.46     $ 4,820.69
EQ/Small Company Index                         $ 1,213.23     $ 1,970.90     $ 2,773.43     $ 4,644.77
EQ/Technology                                  $ 1,255.40     $ 2,095.48     $ 2,976.31     $ 5,021.83
------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,944.34     $ 3,975.37     $ 5,813.12     $ 9,330.76
------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $ 1,279.42     $ 2,165.51     $ 3,089.44     $ 5,227.93
------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                applicable time period
-------------------------------------------------------------------------------------------------------------
                  Portfolio Name                   1 year       3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Money Market                                $   740.58   $ 1,553.43     $ 2,412.80     $ 4,785.27
EQ/Putnam Growth & Income Value                $   774.02   $ 1,652.91     $ 2,575.76     $ 5,092.92
EQ/Putnam Voyager                              $   782.65   $ 1,678.48     $ 2,617.46     $ 5,170.69
EQ/Small Company Index                         $   763.23   $ 1,620.90     $ 2,523.43     $ 4,994.77
EQ/Technology                                  $   805.40   $ 1,745.48     $ 2,726.31     $ 5,371.83
-------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,494.34   $ 3,625.37     $ 5,563.12     $ 9,680.76
-------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   829.42   $ 1,815.51     $ 2,839.44     $ 5,577.93
-------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract
                                                 at the end of the applicable time period
-----------------------------------------------------------------------------------------------------
                  Portfolio Name                 1 year     3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Money Market                               $   390.58  $ 1,203.43     $ 2,062.80     $ 4,435.27
EQ/Putnam Growth & Income Value               $   424.02  $ 1,302.91     $ 2,225.76     $ 4,742.92
EQ/Putnam Voyager                             $   432.65  $ 1,328.48     $ 2,267.46     $ 4,820.69
EQ/Small Company Index                        $   413.23  $ 1,270.90     $ 2,173.43     $ 4,644.77
EQ/Technology                                 $   455.40  $ 1,395.48     $ 2,376.31     $ 5,021.83
------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity  $ 1,144.34  $ 3,275.37     $ 5,213.12     $ 9,330.76
------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                  $   479.42  $ 1,465.51     $ 2,489.44     $ 5,227.93
------------------------------------------------------------------------------------------------------




16 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                Available
Contract       for annuitant                                                      Limitations on
type           issue ages      Source of contributions                            contributions
----------------------------------------------------------------------------------------------------------------------------------
NQ             Available       Source of contributions                            Limitations on
               for annuitant                                                      contributions
               issue ages
----------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 80    o After-tax money.                                  o No additional contributions after attainment
                                                                                     of age 81 or, if later, the first contract
                               o Paid to us by check or transfer of contract         anniversary.
                                 value in a tax-deferred exchange under
                                 Section 1035 of the Internal Revenue Code.
----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 80   o Eligible rollover distributions from TSA con-     o No contributions after attainment of age 81
                                 tracts or other 403(b) arrangements,                or, if later, the first contract anniversary.
                                 qualified plans, and governmental employer
                                 457(b) plans.                                     o Contributions after age 70-1/2 must be net of
                                                                                     required minimum distributions.
                               o Rollovers from another traditional individual
                                 retirement arrangement.                           o Although we accept regular IRA contribu-
                                                                                     tions (limited to $3,000 for 2004 and
                               o Direct custodian-to-custodian transfers from        $4,000 for 2005) under Rollover IRA con-
                                 another traditional individual retirement           tracts, we intend that this contract be used
                                 arrangement.                                        primarily for rollover and direct transfer
                                                                                     contributions.
                               o Regular IRA contributions.
                                                                                   o Additional catch-up contributions of up to
                               o Additional "catch-up" contributions.                $500 can be made for the calendar year
                                                                                     2004 or 2005 where the owner is at least
                                                                                     age 50 but under age 70-1/2 at any time dur-
                                                                                     ing the calendar year for which the
                                                                                     contribution is made.
----------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------------
                 Available
Contract         for annuitant                                                     Limitations on
type             issue ages       Source of contributions                          contributions
----------------------------------------------------------------------------------------------------------------------------------

Roth Conversion   20 through 80   o Rollovers from another Roth IRA.               o No additional rollover or direct transfer con-
IRA                                                                                  tributions after attainment of age 81, or, if
                                  o Conversion rollovers from a traditional IRA.     later, the first contract anniversary.

                                  o Direct transfers from another Roth IRA.        o Conversion rollovers after age 70-1/2 must be
                                                                                     net of required minimum distributions for the
                                  o Regular Roth IRA contributions.                  traditional IRA you are rolling over.

                                  o Additional catch-up contributions.             o You cannot roll over funds from a traditional
                                                                                     IRA if your adjusted gross income is
                                                                                     $100,000 or more.

                                                                                   o Although we accept regular Roth IRA contri-
                                                                                     butions (limited to $3,000 for 2004 and
                                                                                     $4,000 for 2005) under the Roth IRA con-
                                                                                     tracts, we intend that this contract be used
                                                                                     primarily for rollover and direct transfer
                                                                                     contributions.

                                                                                   o Additional catch-up contributions of up to
                                                                                     $500 can be made for the calendar year
                                                                                     2004 or 2005 where the owner is at least
                                                                                     age 50 at any time during the calendar year
                                                                                     for which the contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 80   o Direct transfers of pre-tax funds from         o Additional rollover or direct transfer contri-
                                    another contract or arrangement under            butions may be made up to attainment of
                                    Section 403(b) of the Internal Revenue           age 81 or, if later, the first contract
                                    Code, complying with IRS Revenue Ruling          anniversary.
                                    90-24.
                                                                                   o Rollover or direct transfer contributions after
                                  o Eligible rollover distributions of pre-tax       age 70-1/2 must be net of any required mini-
                                    funds from other 403(b) plans. Subsequent        mum distributions.
                                    contributions may also be rollovers from
                                    qualified plans, governmental employer         o We do not accept employer-remitted
                                    457(b) plans and traditional IRAs.               contributions.
-----------------------------------------------------------------------------------------------------------------------------------
QP                20 through 70   o Only transfer contributions from an existing   o We do not accept regular ongoing payroll
                                    defined contribution qualified plan trust.       contributions.

                                  o The plan must be qualified under Section       o Only one additional transfer contribution
                                    401(a) of the Internal Revenue Code.             may be made during a contract year.

                                  o For 401(k) plans, transferred contributions    o No additional transfer contributions after
                                    may only include employee pre-tax                attainment of age 71, or, if later, the first
                                    contributions.                                   contract anniversary.

                                                                                   o A separate QP contract must be established
                                                                                     for each plan participant.

                                                                                   o We do not accept employer-remitted
                                                                                     contributions.

                                                                                   o We do not accept contributions from defined
                                                                                     benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
-----------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 19

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.
--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus contract.(SM) These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.

------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective
------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.
------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.
------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.
 EQUITY
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital
                              appreciation, consistent with a prudent level of risk.
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current
                              income and capital appreciation.
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.
 INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.
 CORE EQUITY
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     o Equitable Life
------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   o Equitable Life
------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         o Equitable Life
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       o Equitable Life
------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             o Equitable Life
 ALLOCATION
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    o Alliance Capital Management L.P.
 EQUITY                       o MFS Investment Management
                              o Marsico Capital Management, LLC
                              o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     o BlackRock Advisors, Inc.
                              o Pacific Investment Management Company
                                LLC
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   o A I M Capital Management, Inc.
                              o RCM Capital Management LLC
                              o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    o Alliance Capital Management L.P.
                              o Pacific Investment Management Company
                                LLC
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY           Bernstein Investment Research and Manage-
                                ment Unit
                              o Bank of Ireland Asset Management
                                (U.S.) Limited
                              o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     o Alliance Capital Management L.P., through its
 CORE EQUITY                    Bernstein Investment Research and Manage-
                                ment Unit
                              o Janus Capital Management LLC
                              o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------

                                              Contract features and benefits 21

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH                                                                                 o RCM Capital Management LLC
                                                                                        o TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE                                                                                  o Institutional Capital Corporation
                                                                                        o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH                                                                             o Franklin Advisers, Inc.
                                                                                        o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                              o TCW Investment Management Company
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          Seeks to achieve long-term growth of capital.
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     Seeks to achieve long-term growth of capital.
 EQUITY
------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level consis-
                             tent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.
------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with mod-
                             erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.
------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.
 EQUITY
------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.
 VALUE
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-
                             tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased
                             income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Adviser(s)
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   o Morgan Stanley Investment Management,
                               Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           o Evergreen Investment Management
                               Company, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     o J.P. Morgan Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     o Merrill Lynch Investment Managers Interna-
 VALUE                         tional Limited
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    o Putnam Investment Management, LLC
 VALUE
------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            o Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------

                                              Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                     Objective
------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX            Seeks to replicate as closely as possible (before the
                                  deduction of portfolio expenses) the total return of the
                                  Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                     Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                     Objective
------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE        Seeks to increase the value of your investment in bull
 LONG/SHORT EQUITY                markets and bear markets through strategies that are
                                  designed to have limited exposure to general equity
                                  market risk.
------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                     Objective
------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and long-
                                  term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                  including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX            o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                     o Firsthand Capital Management, Inc.
                                  o RCM Capital Management LLC
                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                     Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE        o Charles Schwab Investment Management,
 LONG/SHORT EQUITY                  Inc.
                                  o AXA Rosenberg Investment Management LLC
------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                    Investment Manager
------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   o Van Kampen(2)
------------------------------------------------------------------------------------------------------------------------------

(1)   "Class II" shares are defined in the current underlying Trust prospectus.


(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



24 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.


We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state) or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2004. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the Guaranteed interest option.



FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004, the next available maturity date was February 13, 2012. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time


                                              Contract features and benefits  25
remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any applicable credit) on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal insurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $10,000 and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 13, 2014, since the rate to maturity was 3.73% on February 13, 2004, we would have allocated $7,209 to that fixed maturity option and the balance to your choice of variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,400.


The principal assurance allocation is only available for annuitants ages 80 or younger when the contract is issued. If the annuitant is age 76-80, your principal assurance allocation is limited to the seven year fixed maturity option only. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options and guaranteed interest option are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional to see if the principal assurance allocation feature is available in your state.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.


The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your


26  Contract features and benefits
election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                               ----------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus.



CREDITS


A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions.


The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:





-----------------------------------------------------------------
                                         Credit percentage
   First year total contributions*         applied to
            Breakpoints                  contributions
-----------------------------------------------------------------
Less than $500,000                    4%
-----------------------------------------------------------------
$500,000-$999,999.99                4.5%
-----------------------------------------------------------------

-----------------------------------------------------------------
                                         Credit percentage
   First year total contributions*         applied to
            Breakpoints                  contributions
-----------------------------------------------------------------
$1 million or more                    5%
-----------------------------------------------------------------

----------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:


   o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o No indication of intent:

   o For your initial contribution we will apply the credit percentage based upon the above table.

   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:


o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)


---------
(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


                                               Contract features and benefits 27

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.


We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.


We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o any applicable credit; less

o a deduction that reflects any withdrawals you make. (See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o any applicable credit; plus

o daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

The effective annual interest rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate
  Government Securities and EQ/Money Market); and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. Your benefit base is equal to the greater of:

o your initial contribution to the contract and any additional contributions;
  plus

o any applicable credit;

                                      or


o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contribution (and any applicable credit) made since the most recent contract anniversary;


                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


28  Contract features and benefits

OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Please ask your financial professional if the Living Benefit is available in your state. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the Living Benefit may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



-------------------------------------------
              Level payments
-------------------------------------------
                         Period certain
                             years
                     ----------------------
  Annuitant's age at
      exercise          IRAs         NQ
-------------------------------------------
       60 to 75          10          10
          76              9          10
          77              8          10
          78              7          10
          79              7          10
          80              7          10
          81              7           9
          82              7           8
          83              7           7
          84              6           6
          85              5           5
-------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect the Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors.

The guaranteed annuity purchase factors we use to determine your Income Manager benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.





------------------------------------------------------
                              guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
------------------------------------------------------
            10            $12,367
            15            $19,341
------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).



                                              Contract features and benefits  29

You will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

(v) For a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply).

If you elect one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:


6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.



THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

                      ----------------------------------

In New York only the Standard death benefit and the Annual ratchet to age 85 enhanced death benefit are available.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

30  Contract features and benefits

Increased by:

o such death benefit less total net contributions multiplied by 40%


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting
(i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.


We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.



                                              Contract features and benefits  31

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)     mortality and expense risks;

(ii)    administrative, and

(iii)   distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions plus the credit;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


32  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2004, maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.


o During the first contract year, transfers into the guaranteed interest option are not permitted.

o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency or dollar amount of transfers.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:


(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Plus(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity,



                            Transferring your money among investment options  33
we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.



34  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                  Method of withdrawal
--------------------------------------------------------------------------------
                                                                Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes             No
--------------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.



                                                        Accessing your money  35

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.
--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000.) This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI, for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

36  Accessing your money

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.



LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Plus(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).




----------------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
----------------------------------------------------------------------------
Variable Immediate Annuity             Life annuity (not available
   payout options                        in New York)
                                       Life annuity with period
                                         certain
----------------------------------------------------------------------------
Income Manager payout                  Life annuity with period
   options (available for annuitants     certain
   age 83 or less at contract issue)   Period certain annuity
----------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a differ-


                                                        Accessing your money  37
   ent payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of the EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.



You may choose to apply your account value of your Equitable Accumulator(R) Plus(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.



Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult you tax adviser. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager prospectus.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout life contingent options, no withdrawal charge is imposed under the Equitable Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.



38  Accessing your money

You can choose the date annuity payments begin but it may not be earlier than five years from the Accumulator(R) Plus(SM) contract date. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



-----------------------------------
                  Maximum
 Issue age   annuitization age
-----------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
-----------------------------------

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


                                                        Accessing your money  39

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


40  Charges and expenses

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                              Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
--------------------------------------------------------------------------------
   Percentage of    8%    8%    7%    7%    6%    5%    4%    3%    0%
   contribution
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

    (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

    (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

    (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

         -- its main function is to provide skilled, intermediate, or custodial nursing care;

         -- it provides continuous room and board to three or more persons;

         -- it is supervised by a registered nurse or licensed practical nurse;

         -- it keeps daily medical records of each patient;

         -- it controls and records all medications dispensed; and

         -- its primary service is other than to provide housing for residents.



We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.



GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annu-


                                                        Charges and expenses  41
ity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.50%.

o 12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


42  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


                                                    Payment of death benefit  43

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner


44  Payment of death benefit
and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1 " permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals.


o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  45

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, the living benefit guaranteed minimum income benefit guaranteed interest option, selection of investment funds and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


46  Tax information

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Plus(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.



SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.



                                                             Tax information  47

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA



48  Tax information
contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.



PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) IRA or Accumulator(R) Plus(SM) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005, if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are


                                                             Tax information  49
required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Plus(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Plus(SM) TSA.


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TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this Prospectus. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before your reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your



                                                             Tax information  51
withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS


The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in their respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below.





--------------------------------------------------------------------------------
   Fixed Maturity
   Options with
   February 13th                                   Price
   Maturity Date of    Rate to Maturity as of   Per $100 of
   Maturity Year       February 13, 2004       Maturity Value
--------------------------------------------------------------------------------
        2005       3.00% *                   $ 97.08
        2006       3.00% *                   $ 94.25
        2007       3.00% *                   $ 91.51
        2008       3.00% *                   $ 88.84
        2009       3.00% *                   $ 86.25
        2010       3.00% *                   $ 83.73
        2011       3.00% *                   $ 81.30
        2012       3.30%                     $ 77.11
        2013       3.53%                     $ 73.16
        2014       3.73%                     $ 69.31
--------------------------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.



HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

  (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.


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

  (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

  (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

  (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.



We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.



54  More information

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of our customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


                                                            More information  55

o the election of trustees;

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by AXA Distributors, LLC ("AXA Distributors"). AXA Distributors serves as principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.


56  More information

We pay broker-dealer sales compensation that will generally not exceed 6.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include, health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  57

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this Prospectus because it is incorporated by reference.

After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).



58  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.40%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003


----------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                                               2003        2002
----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 40.88   $  34.80
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,360      1,307
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 48.29   $  35.61
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            352         65
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.91   $  10.67
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         21,868      7,979
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.97   $   7.89
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,004      1,289
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 27.25   $  22.55
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,467      1,128
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.33   $   7.80
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,137      1,360
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.65   $   7.64
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,778      1,529
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.74   $   6.78
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,505      2,593
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.22   $   7.90
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,731      2,676
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.57   $   6.20
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,264      3,087
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.21   $   7.37
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,465      2,371
----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.80   $   5.66
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,799      1,127
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $208.22   $ 141.20
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            814        112
----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)


----------------------------------------------------------------------------------------------------------------------------------
                                                                                    For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                                               2003        2002
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  25.38    $ 19.73
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,681      1,786
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
 Securities
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.42    $ 18.29
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,022      2,463
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.35    $  8.52
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,792      1,026
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.86    $  4.83
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,430      2,607
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.45    $ 15.13
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,296      2,167
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.61    $  9.80
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,936      1,577
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.84    $ 10.11
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         21,328      5,924
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.93    $  6.28
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            964        208
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.51    $  7.27
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,648      1,957
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.30    $  7.95
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,367      2,246
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.26    $  7.63
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         15,286      3,232
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.69    $  5.66
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,307      1,261
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.45    $ 18.61
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,430      3,667
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.87    $  5.77
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,589        625
----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.71    $  6.86
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         16,254      3,145
----------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)


----------------------------------------------------------------------------------------------------------------------------------
                                                                                    For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                                               2003        2002
----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.35    $  9.40
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,257      4,007
----------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.44    $ 13.19
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         18,211      5,930
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.44    $  4.38
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,279      2,586
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.35    $ 10.59
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         10,965      3,006
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.78    $  9.89
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         20,675      4,362
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.24    $ 14.10
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,213      2,399
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.03    $ 11.11
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,257      1,712
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.84    $  9.28
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,043        538
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.15    $  6.77
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,865      1,329
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  28.02    $ 28.26
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,639      4,457
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.02    $  9.62
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,353      1,383
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.43    $  9.35
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,284        762
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.32    $  8.57
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,188      1,437
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Technology
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.07    $  2.88
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,772      1,429
----------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-3

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than 601/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





-------------------------------------------------------------------------------------
                                                            Hypothetical Assumed
                                                             rate to maturity on
                                                              February 13, 2009
                                                               5.00%        9.00%
-------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
-------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082     $ 119,503
-------------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,104     $ 131,104
-------------------------------------------------------------------------------------
(3) Market value adjustment:
-------------------------------------------------------------------------------------
    (1) - (2)                                              $ 12,978     $ (11,601)
-------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
-------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,504     $  (4,854)
-------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496     $  54,854
-------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,608     $  76,250
-------------------------------------------------------------------------------------
(7) Maturity value                                         $120,091     $ 106,965
-------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,082     $  69,503
-------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

Appendix IV: Guaranteed enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 (plus the applicable 4% credit) is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




---------------------------------------------------------------------------------------------------------
                                                 6% roll up to age 85      Annual ratchet to age 85
  End of Contract Year       Account Value    enhanced death benefit      enhanced death benefit
---------------------------------------------------------------------------------------------------------
            1                109,200                 110,240                     109,200
---------------------------------------------------------------------------------------------------------
            2                120,120                 116,854                     120,120
---------------------------------------------------------------------------------------------------------
            3                134,534                 123,866                     134,534
---------------------------------------------------------------------------------------------------------
            4                107,628                 131,298                     134,534
---------------------------------------------------------------------------------------------------------
            5                118,390                 139,175                     134,534
---------------------------------------------------------------------------------------------------------
            6                132,597                 147,526                     134,534
---------------------------------------------------------------------------------------------------------
            7                132,597                 156,378                     134,534
---------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


D-1 Appendix IV: Guaranteed enhanced death benefit example

Appendix V: Hypothetical Illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus benefit and the guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator Plus contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$10,00 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.08)%, 2.92% for the Accumulator Plus Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the guaranteed minimum death benefit, Protection Plus benefit and the Living Benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the Living Benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Living Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical Illustrations E-1

Variable Deferred Annuity
Accumulator Plus
$100,000 Single Contribution and No Withdrawals
Male, Issue Age 60
Benefits:
  Greater of 6% Roll-Up or the Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit
  Protection Plus
  Guaranteed Minimum Income Benefit



                                                              Greater of 6%
                                                                 Roll up
                                                             to age 85 or the
                                                                  Annual
                                                             Ratchet to age 85
                                                                Guaranteed
                                                               Minimum Death
                        Account Value        Cash Value           Benefit
                     ------------------- ------------------ -------------------
 Age   Contract Year     0%        6%       0%        6%        0%        6%
----- -------------- --------- --------- -------- --------- --------- ---------
 60          1        104,000  104,000    96,000    96,000   104,000  104,000
 61          2         99,121  105,339    91,121    97,339   110,240  110,240
 62          3         94,330  106,633    87,330    99,633   116,854  116,854
 63          4         89,618  107,877    82,618   100,877   123,866  123,866
 64          5         84,978  109,063    78,978   103,063   131,298  131,298
 65          6         80,402  110,184    75,402   105,184   139,175  139,175
 66          7         75,883  111,234    71,883   107,234   147,526  147,526
 67          8         71,412  112,205    68,412   109,205   156,378  156,378
 68          9         66,981  113,088    66,981   113,088   165,760  165,760
 69         10         62,582  113,875    62,582   113,875   175,706  175,706
 74         15         40,717  115,993    40,717   115,993   235,134  235,134
 79         20         18,267  113,925    18,267   113,925   314,662  314,662
 84         25              0  105,595         0   105,595         0  421,089
 89         30              0  102,763         0   102,763         0  446,355
 94         35              0  102,512         0   102,512         0  446,355
 95         36              0  102,458         0   102,458         0  446,355



                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
      Total Death Benefit ------------------------------------
        with Protection       Guaranteed       Hypothetical
              Plus              Income            Income
      ------------------- ------------------ -----------------
 Age      0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- -------
 60    104,000  104,000      N/A      N/A       N/A      N/A
 61    114,336  114,336      N/A      N/A       N/A      N/A
 62    123,596  123,596      N/A      N/A       N/A      N/A
 63    133,412  133,412      N/A      N/A       N/A      N/A
 64    143,817  143,817      N/A      N/A       N/A      N/A
 65    154,846  154,846      N/A      N/A       N/A      N/A
 66    166,536  166,536      N/A      N/A       N/A      N/A
 67    178,929  178,929      N/A      N/A       N/A      N/A
 68    192,064  192,064      N/A      N/A       N/A      N/A
 69    205,988  205,988      N/A      N/A       N/A      N/A
 74    289,188  289,188    14,837   14,837    14,837   14,837
 79    400,527  400,527    21,208   21,208    21,208   21,208
 84          0  514,506         0   36,214         0   36,214
 89          0  539,771      N/A      N/A       N/A      N/A
 94          0  539,771      N/A      N/A       N/A      N/A
 95          0  539,771      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical Illustrations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                15

Equitable Life's Pending Name Change                                       15
Custodian and Independent Auditors                                         15
Distribution of the Contracts                                              15
Financial Statements                                                       16



How to obtain an Equitable Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
     Equitable Accumulator(R) Plus(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -




Please send me an Equitable Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip




















(SAI 10AMLF(05/03))






                                                          X00675/Plus '02 Series

EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
SUPPLEMENT DATED MAY 1, 2004 TO PROSPECTUSES FOR:




o Income Manager Accumulator(R)            o Equitable Accumulator(R)                 o Equitable Accumulator(R) Advisor(SM)
o Income Manager(R) Rollover IRA           o Equitable Accumulator(R) Select(SM)      o Equitable Accumulator(R) Elite(SM)
o Equitable Accumulator(R) (IRA, NQ, QP)   o Equitable Accumulator(R) Select(SM) II   o Equitable Accumulator(R) Elite(SM) II
o Equitable Accumulator(R) Plus(SM)        o Equitable Accumulator(R) Express(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.


We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2004. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement.

In this Supplement, we provide information on the following: (1) how to reach us; (2) combination of certain investment options; (3) investment options; (4) the Trusts' annual expenses and expense example; (5) tax information; (6) updated information on Equitable Life; (7) information applicable only to contracts with guaranteed interest option; (8) disruptive transfer activity;
(9) wire transmittals and electronic applications information; (10) certain information about our business day; and (11) condensed financial information.



(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR RANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;


o the daily unit values for the variable investment options; and


o performance information regarding the variable investment options (not available through TOPS).


You can also:


o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and



                                                                          X00691

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

Interests in the AXA Premier VIP Technology investment option (the "surviving option") of AXA Premier VIP Trust will replace interests in the EQ/Technology investment option (the "replaced option") of EQ Advisors Trust, and this option will no longer be available. At the time of the replacement, all the assets that are in the replaced option are moved into the surviving option. After the replacement, any allocation elections to the replaced option will then be considered as allocation elections to the surviving option. The effective date for the replacement of the EQ/Technology investment option will be on or about May 14, 2004, subject to shareholder approval.





--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(2)(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II(3)
--------------------------------------------------------------------------------



(1)    The "AXA Allocation" portfolios.

(2)    Formerly named "AXA Rosenberg VIT Value Long/Short Equity."

(3)    Not available in all contracts.

(3) INVESTMENT OPTIONS

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain retail funds that are purchased directly rather than under a variable insurance product such as an Accumulator(R) series variable annuity. These funds may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios. Not all of the Portfolios listed below are available in all the contracts to which this supplement applies.

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                     o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                     o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a        o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.  o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,  o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 EQUITY
                                                                                        o MFS Investment Management

                                                                                        o Marsico Capital Management, LLC

                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital        o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                        o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                        o A I M Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current  o Alliance Capital Management L.P.
                              income and capital appreciation.
                                                                                        o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                        o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                     its Bernstein Investment Research and
                                                                                          Management Unit

                                                                                        o Bank of Ireland Asset Management (U.S.)
                                                                                          Limited

                                                                                        o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                        o Alliance Capital Management L.P., through
 CORE EQUITY                                                                              its Bernstein Investment Research and
                                                                                          Management Unit

                                                                                        o Janus Capital Management LLC

                                                                                        o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 GROWTH
                                                                                         o RCM Capital Management LLC

                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 VALUE
                                                                                         o Institutional Capital Corporation

                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID      Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                         o Franklin Advisers, Inc.

                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID      Seeks long-term growth of capital.                        o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                         o TCW Investment Management Company

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY     Seeks long-term growth of capital.                        o Firsthand Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK       Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND         Seeks to provide a high total return.                     o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE       Seeks to achieve high current income consistent with      o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES         relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL      Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH     Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND       Seeks to achieve high current income consistent with      o Alliance Capital Management L.P.
                               moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP          Seeks to achieve long-term growth of capital.             o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED       Seeks capital appreciation.                               o Alliance Capital Management L.P.,
 VALUE                                                                                     through its Bernstein Investment Research
                                                                                           and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks long-term capital appreciation.                     o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                   o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY     Seeks long-term capital appreciation.                     o Morgan Stanley Investment Management,
                                                                                           Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates    o Alliance Capital Management L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                           o Evergreen Investment Management
                                                                                           Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                        o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE      Seeks long-term capital appreciation.                     o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND       Seeks to provide a high total return consistent with      o J.P. Morgan Investment Management Inc.
                               moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                        o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                               o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                        o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.       o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks capital appreciation.                               o Merrill Lynch Investment Managers
 VALUE                                                                                     International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital with secondary objec-   o MFS Investment Management
                               tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income, preserve  o Alliance Capital Management L.P.
                               its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME      Seeks capital growth. Current income is a secondary       o Putnam Investment Management, LLC
 VALUE                         objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER              Seeks long-term growth of capital and any increased       o Putnam Investment Management, LLC
                               income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before the     o Alliance Capital Management L.P.
                               deduction of portfolio expenses) the total return of
                               the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                  Seeks to achieve long-term growth of capital.             o Firsthand Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                  Objective                                                Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     Seeks to increase the value of your investments in bull   o Charles Schwab Investment Management,
 LONG/SHORT EQUITY(1)          markets and in bear markets through strategies that are     Inc.
                               designed to limit exposure to general equity
                               market risk.                                              o AXA Rosenberg Investment Management LLC

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                 Objective                                                 Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE --            Seeks to provide above average current income and         o Van Kampen(3)
Class II(1)(2)                 long-term capital appreciation by investing primarily
                               in equity securities of companies in the U.S. real
                               estate industry, including real estate investment
                               trusts.
-----------------------------------------------------------------------------------------------------------------------------------



(1)   Not available in all contracts.

(2)   'Class II' Shares are defined in the current underlying Trust prospectus.

(3) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this supplement, you may call one of our customer service representatives at 1-800-789-7771.


(4) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE

The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.



--------------------------------------------------------------------------------
                                                Manage-
                                                 ment      12b-1      Other
 Portfolio Name                                 Fees(2)   Fees(3)   Expenses(4)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     5.91%
AXA Conservative Allocation                      0.10%      0.25%     9.04%
AXA Conservative-Plus Allocation                 0.10%      0.25%     4.13%
AXA Moderate Allocation                          0.10%      0.25%     0.39%
AXA Moderate-Plus Allocation                     0.10%      0.25%     1.77%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.15%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.26%
AXA Premier VIP Health Care                      1.20%      0.25%     0.48%
AXA Premier VIP High Yield                       0.59%      0.25%     0.16%
AXA Premier VIP International Equity             1.05%      0.25%     0.73%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.52%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.43%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.43%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.35%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.31%
AXA Premier VIP Technology                       1.20%      0.25%     0.83%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%      0.25%     0.06%
EQ/Alliance Growth and Income                    0.57%      0.25%     0.06%
EQ/Alliance Intermediate Government Securities   0.49%      0.25%     0.08%
EQ/Alliance International                        0.74%      0.25%     0.13%
EQ/Alliance Premier Growth                       0.90%      0.25%     0.05%
EQ/Alliance Quality Bond                         0.52%      0.25%     0.06%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.07%
EQ/Bernstein Diversified Value                   0.64%      0.25%     0.06%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.55%
EQ/Capital Guardian International                0.85%      0.25%     0.21%
EQ/Capital Guardian Research                     0.65%      0.25%     0.07%
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                                 Total                   Net Total
                                                                Annual      Fee Waiv-     Annual
                                                Underlying     Expenses    ers and/or    Expenses
                                                Portfolio      (Before       Expense       After
                                                 Fees and      Expense     Reimburse-     Expense
 Portfolio Name                                Expenses(5)   Limitation)    ments(6)    Limitations
-----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        1.08%          7.34%        (5.98)%      1.36%
AXA Conservative Allocation                      0.84%         10.23%        (9.13)%      1.10%
AXA Conservative-Plus Allocation                 0.88%          5.36%        (4.21)%      1.15%
AXA Moderate Allocation                          0.86%          1.60%        (0.43)%      1.17%
AXA Moderate-Plus Allocation                     1.13%          3.25%        (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                  --           1.02%           --        1.02%
AXA Premier VIP Core Bond                          --           1.11%        (0.16)%      0.95%
AXA Premier VIP Health Care                        --           1.93%        (0.08)%      1.85%
AXA Premier VIP High Yield                         --           1.00%           --        1.00%
AXA Premier VIP International Equity               --           2.03%        (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity              --           1.67%        (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                   --           1.58%        (0.23)%      1.35%
AXA Premier VIP Large Cap Value                    --           1.58%        (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth               --           1.70%        (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value                --           1.66%        (0.06)%      1.60%
AXA Premier VIP Technology                         --           2.28%        (0.43)%      1.85%
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --           0.79%           --        0.79%
EQ/Alliance Growth and Income                      --           0.88%           --        0.88%
EQ/Alliance Intermediate Government Securities     --           0.82%           --        0.82%
EQ/Alliance International                          --           1.12%        (0.02)%      1.10%
EQ/Alliance Premier Growth                         --           1.20%        (0.04)%      1.16%
EQ/Alliance Quality Bond                           --           0.83%           --        0.83%
EQ/Alliance Small Cap Growth                       --           1.07%           --        1.07%
EQ/Bernstein Diversified Value                     --           0.95%         0.00%       0.95%
EQ/Calvert Socially Responsible                    --           1.45%        (0.40)%      1.05%
EQ/Capital Guardian International                  --           1.31%        (0.11)%      1.20%
EQ/Capital Guardian Research                       --           0.97%        (0.02)%      0.95%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                Manage-
                                                 ment      12b-1      Other
 Portfolio Name                                 Fees(2)   Fees(3)   Expenses(4)
--------------------------------------------------------------------------------
  EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                0.65%      0.25%     0.07%
EQ/Emerging Markets Equity                     1.15%      0.25%     0.40%
EQ/Equity 500 Index                            0.25%      0.25%     0.06%
EQ/Evergreen Omega                             0.65%      0.25%     0.25%
EQ/FI Mid Cap                                  0.70%      0.25%     0.08%
EQ/FI Small/Mid Cap Value                      0.75%      0.25%     0.10%
EQ/Janus Large Cap Growth                      0.90%      0.25%     0.09%
EQ/J.P. Morgan Core Bond                       0.44%      0.25%     0.08%
EQ/Lazard Small Cap Value                      0.75%      0.25%     0.10%
EQ/Marsico Focus                               0.90%      0.25%     0.07%
EQ/Mercury Basic Value Equity                  0.60%      0.25%     0.07%
EQ/Mercury International Value                 0.85%      0.25%     0.16%
EQ/MFS Emerging Growth Companies               0.65%      0.25%     0.07%
EQ/MFS Investors Trust                         0.60%      0.25%     0.11%
EQ/Money Market                                0.33%      0.25%     0.06%
EQ/Putnam Growth & Income Value                0.60%      0.25%     0.10%
EQ/Putnam Voyager                              0.65%      0.25%     0.13%
EQ/Small Company Index                         0.25%      0.25%     0.35%
EQ/Technology                                  0.90%      0.25%     0.09%
--------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   1.50%      0.25%     5.80%
--------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------
U.S. Real Estate - Class II                    0.80%      0.35%     0.31%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                Total                   Net Total
                                                                Annual      Fee Waiv-     Annual
                                                Underlying     Expenses    ers and/or    Expenses
                                                Portfolio      (Before       Expense       After
                                                 Fees and      Expense     Reimburse-     Expense
 Portfolio Name                                Expenses(5)   Limitation)    ments(6)    Limitations
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                     --       0.97%         (0.02)%      0.95%
EQ/Emerging Markets Equity                          --       1.80%          0.00%       1.80%
EQ/Equity 500 Index                                 --       0.56%            --        0.56%
EQ/Evergreen Omega                                  --       1.15%         (0.20)%      0.95%
EQ/FI Mid Cap                                       --       1.03%         (0.03)%      1.00%
EQ/FI Small/Mid Cap Value                           --       1.10%          0.00%       1.10%
EQ/Janus Large Cap Growth                           --       1.24%         (0.09)%      1.15%
EQ/J.P. Morgan Core Bond                            --       0.77%          0.00%       0.77%
EQ/Lazard Small Cap Value                           --       1.10%          0.00%       1.10%
EQ/Marsico Focus                                    --       1.22%         (0.07)%      1.15%
EQ/Mercury Basic Value Equity                       --       0.92%          0.00%       0.92%
EQ/Mercury International Value                      --       1.26%         (0.01)%      1.25%
EQ/MFS Emerging Growth Companies                    --       0.97%            --        0.97%
EQ/MFS Investors Trust                              --       0.96%         (0.01)%      0.95%
EQ/Money Market                                     --       0.64%            --        0.64%
EQ/Putnam Growth & Income Value                     --       0.95%          0.00%       0.95%
EQ/Putnam Voyager                                   --       1.03%         (0.08)%      0.95%
EQ/Small Company Index                              --       0.85%          0.00%       0.85%
EQ/Technology                                       --       1.24%         (0.09)%      1.15%
-----------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
-----------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        --       7.55%         (4.57)%      2.98%
-----------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-----------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                         --       1.46%         (0.11)%      1.35%
-----------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------

Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or   ---        -----
other expenses)(1)                                                                 .56%       10.23%




(1) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(2) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See Footnote (6) for any expense limitation agreement information.

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(4) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreement information.

(5) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolios's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(6) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equi table Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc. the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust and AXA Premier VIP Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



--------------------------------------------------
 Portfolio Name
--------------------------------------------------
   AXA Aggressive Allocation               0.95%
--------------------------------------------------
   AXA Conservative Allocation             0.73%
--------------------------------------------------
   AXA Conservative-Plus Allocation        0.78%
--------------------------------------------------
   AXA Moderate Allocation                 0.79%
--------------------------------------------------
   AXA Moderate-Plus Allocation            0.99%
--------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.95%
--------------------------------------------------
   AXA Premier VIP Health Care             1.84%
--------------------------------------------------
   AXA Premier VIP International Equity    1.73%
--------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.32%
--------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.32%
--------------------------------------------------
   AXA Premier VIP Large Cap Value         1.28%
--------------------------------------------------
   AXA Premier VIP Small/Mid Cap Growth    1.46%
--------------------------------------------------
   AXA Premier VIP Small/Mid Cap Value     1.52%
--------------------------------------------------
   AXA Premier VIP Technology              1.70%
--------------------------------------------------
   EQ/Alliance Common Stock                0.77%
--------------------------------------------------
   EQ/Alliance Growth and Income           0.85%
--------------------------------------------------
   EQ/Alliance Premier Growth              1.15%
--------------------------------------------------
   EQ/Alliance Small Cap Growth            1.03%
--------------------------------------------------
   EQ/Calvert Socially Responsible         1.00%
--------------------------------------------------
   EQ/Capital Guardian International       1.18%
--------------------------------------------------
   EQ/Capital Guardian Research            0.93%
--------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.93%
--------------------------------------------------
   EQ/Emerging Markets Equity              1.78%
--------------------------------------------------
   EQ/Evergreen Omega                      0.84%
--------------------------------------------------
   EQ/FI Mid Cap                           0.88%
--------------------------------------------------
   EQ/FI Small/Mid Cap Value               1.04%
--------------------------------------------------
   EQ/Lazard Small Cap Value               1.00%
--------------------------------------------------
   EQ/Marsico Focus                        1.10%
--------------------------------------------------
   EQ/Mercury Basic Value Equity           0.91%
--------------------------------------------------
   EQ/Mercury International Value          1.18%
--------------------------------------------------
   EQ/MFS Emerging Growth Companies        0.96%
--------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
--------------------------------------------------
   EQ/Putnam Growth & Income Value         0.93%
--------------------------------------------------
   EQ/Putnam Voyager                       0.93%
--------------------------------------------------
   EQ/Technology                           1.01%
--------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $2.10 per $10,000. Some of these features may not be available or may be different under your contract. Some of these charges may not be applicable under your contract.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option. Some of these investment options and charges may not be applicable under your contract.


The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

------------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,938.01     $ 3,961.13     $ 5,796.47     $  9,326.64
AXA Conservative Allocation                      $ 2,253.10     $ 4,736.29     $ 6,842.80     $ 10,461.71
AXA Conservative-Plus Allocation                 $ 1,721.56     $ 3,397.79     $ 4,989.19     $  8,279.35
AXA Moderate Allocation                          $ 1,312.50     $ 2,258.97     $ 3,241.25     $  5,521.47
AXA Moderate-Plus Allocation                     $ 1,491.38     $ 2,770.44     $ 4,045.17     $  6,868.22
AXA Premier VIP Aggressive Equity                $ 1,251.23     $ 2,073.57     $ 2,942.34     $  5,012.96
AXA Premier VIP Core Bond                        $ 1,260.68     $ 2,102.26     $ 2,988.89     $  5,093.46
AXA Premier VIP Health Care                      $ 1,346.96     $ 2,361.65     $ 3,405.07     $  5,798.30
AXA Premier VIP High Yield                       $ 1,249.13     $ 2,067.20     $ 2,931.98     $  4,994.97
AXA Premier VIP International Equity             $ 1,357.88     $ 2,392.97     $ 3,454.79     $  5,884.68
AXA Premier VIP Large Cap Core Equity            $ 1,319.47     $ 2,279.90     $ 3,274.74     $  5,577.28
AXA Premier VIP Large Cap Growth                 $ 1,310.02     $ 2,251.50     $ 3,229.28     $  5,501.47
AXA Premier VIP Large Cap Value                  $ 1,310.02     $ 2,251.50     $ 3,229.28     $  5,501.47
AXA Premier VIP Small/Mid Cap Growth             $ 1,322.62     $ 2,289.36     $ 3,289.86     $  5,602.39
AXA Premier VIP Small/Mid Cap Value              $ 1,318.42     $ 2,276.75     $ 3,269.70     $  5,568.89
AXA Premier VIP Technology                       $ 1,385.17     $ 2,470.97     $ 3,578.14     $  6,096.56
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,227.08     $ 2,000.14     $ 2,822.68     $  4,803.72
EQ/Alliance Growth and Income                    $ 1,236.53     $ 2,028.92     $ 2,869.65     $  4,886.20
EQ/Alliance Intermediate Government Securities   $ 1,230.23     $ 2,009.74     $ 2,838.36     $  4,831.30
EQ/Alliance International                        $ 1,261.73     $ 2,105.45     $ 2,994.06     $  5,102.35
EQ/Alliance Premier Growth                       $ 1,270.13     $ 2,130.96     $ 3,035.31     $  5,173.19
EQ/Alliance Quality Bond                         $ 1,231.28     $ 2,012.94     $ 2,843.58     $  4,840.47
EQ/Alliance Small Cap Growth                     $ 1,256.48     $ 2,089.49     $ 2,968.20     $  5,057.78
EQ/Bernstein Diversified Value                   $ 1,243.88     $ 2,051.26     $ 2,906.05     $  4,949.82
EQ/Calvert Socially Responsible                  $ 1,296.37     $ 2,210.37     $ 3,163.29     $  5,390.66
EQ/Capital Guardian International                $ 1,281.67     $ 2,165.95     $ 3,091.79     $  5,269.59
EQ/Capital Guardian Research                     $ 1,245.98     $ 2,057.64     $ 2,916.43     $  4,967.91
EQ/Capital Guardian U.S. Equity                  $ 1,245.98     $ 2,057.64     $ 2,916.43     $  4,967.91
EQ/Emerging Markets Equity                       $ 1,333.12     $ 2,320.83     $ 3,340.09     $  5,685.49
EQ/Equity 500 Index                              $ 1,202.94     $ 1,926.36     $ 2,701.81     $  4,589.30
EQ/Evergreen Omega                               $ 1,264.88     $ 2,115.02     $ 3,009.54     $  5,128.99
EQ/FI Mid Cap                                    $ 1,252.28     $ 2,076.75     $ 2,947.52     $  5,021.94
EQ/FI Small/Mid Cap Value                        $ 1,259.63     $ 2,099.07     $ 2,983.72     $  5,084.55
EQ/J.P. Morgan Core Bond                         $ 1,224.98     $ 1,993.74     $ 2,812.22     $  4,785.28
EQ/Janus Large Cap Growth                        $ 1,274.33     $ 2,143.69     $ 3,055.88     $  5,208.37
EQ/Lazard Small Cap Value                        $ 1,259.63     $ 2,099.07     $ 2,983.72     $  5,084.55
EQ/Marsico Focus                                 $ 1,272.23     $ 2,137.33     $ 3,045.60     $  5,190.80
EQ/Mercury Basic Value Equity                    $ 1,240.73     $ 2,041.69     $ 2,890.46     $  4,922.61
EQ/Mercury International Value                   $ 1,276.43     $ 2,150.05     $ 3,066.15     $  5,225.91
EQ/MFS Emerging Growth Companies                 $ 1,245.98     $ 2,057.64     $ 2,916.43     $  4,967.91
-----------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                  Portfolio Name                  1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,488.01     $ 3,611.13     $ 5,546.47     $  9,676.64
AXA Conservative Allocation                      $ 1,803.10     $ 4,386.29     $ 6,592.80     $ 10,811.71
AXA Conservative-Plus Allocation                 $ 1,271.56     $ 3,047.79     $ 4,739.19     $  8,629.35
AXA Moderate Allocation                          $   867.25     $ 1,923.76     $ 3,010.77     $  5,871.47
AXA Moderate-Plus Allocation                     $ 1,041.38     $ 2,420.44     $ 3,795.17     $  7,218.22
AXA Premier VIP Aggressive Equity                $   805.97     $ 1,746.28     $ 2,726.09     $  5,362.96
AXA Premier VIP Core Bond                        $   815.42     $ 1,773.79     $ 2,770.46     $  5,443.46
AXA Premier VIP Health Care                      $   901.51     $ 2,022.03     $ 3,166.76     $  6,148.30
AXA Premier VIP High Yield                       $   803.87     $ 1,740.15     $ 2,716.20     $  5,344.97
AXA Premier VIP International Equity             $   912.01     $ 2,052.00     $ 3,214.10     $  6,234.68
AXA Premier VIP Large Cap Core Equity            $   874.21     $ 1,943.80     $ 3,042.66     $  5,927.28
AXA Premier VIP Large Cap Growth                 $   864.76     $ 1,916.61     $ 2,999.37     $  5,851.47
AXA Premier VIP Large Cap Value                  $   864.76     $ 1,916.61     $ 2,999.37     $  5,851.47
AXA Premier VIP Small/Mid Cap Growth             $   877.36     $ 1,952.85     $ 3,057.05     $  5,952.39
AXA Premier VIP Small/Mid Cap Value              $   873.16     $ 1,940.78     $ 3,037.86     $  5,918.89
AXA Premier VIP Technology                       $   938.25     $ 2,126.65     $ 3,331.55     $  6,446.56
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   781.82     $ 1,675.72     $ 2,611.87     $  5,153.72
EQ/Alliance Growth and Income                    $   791.27     $ 1,703.37     $ 2,656.70     $  5,236.20
EQ/Alliance Intermediate Government Securities   $   784.97     $ 1,684.94     $ 2,626.83     $  5,181.30
EQ/Alliance International                        $   816.47     $ 1,776.84     $ 2,775.38     $  5,452.35
EQ/Alliance Premier Growth                       $   824.87     $ 1,801.25     $ 2,814.67     $  5,523.19
EQ/Alliance Quality Bond                         $   786.02     $ 1,688.01     $ 2,631.82     $  5,190.47
EQ/Alliance Small Cap Growth                     $   811.22     $ 1,761.57     $ 2,750.76     $  5,407.78
EQ/Bernstein Diversified Value                   $   798.62     $ 1,724.84     $ 2,691.45     $  5,299.82
EQ/Calvert Socially Responsible                  $   851.11     $ 1,877.25     $ 2,936.53     $  5,740.66
EQ/Capital Guardian International                $   836.42     $ 1,834.74     $ 2,868.45     $  5,619.59
EQ/Capital Guardian Research                     $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
EQ/Capital Guardian U.S. Equity                  $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
EQ/Emerging Markets Equity                       $   887.86     $ 1,982.97     $ 3,104.89     $  6,035.49
EQ/Equity 500 Index                              $   757.67     $ 1,604.81     $ 2,496.49     $  4,939.30
EQ/Evergreen Omega                               $   819.62     $ 1,786.00     $ 2,790.13     $  5,478.99
EQ/FI Mid Cap                                    $   807.02     $ 1,749.34     $ 2,731.03     $  5,371.94
EQ/FI Small/Mid Cap Value                        $   814.37     $ 1,770.74     $ 2,765.54     $  5,434.55
EQ/J.P. Morgan Core Bond                         $   779.72     $ 1,669.57     $ 2,601.88     $  5,135.28
EQ/Janus Large Cap Growth                        $   829.07     $ 1,813.44     $ 2,834.26     $  5,558.37
EQ/Lazard Small Cap Value                        $   814.37     $ 1,770.74     $ 2,765.54     $  5,434.55
EQ/Marsico Focus                                 $   826.97     $ 1,807.35     $ 2,824.47     $  5,540.80
EQ/Mercury Basic Value Equity                    $   795.47     $ 1,715.64     $ 2,676.57     $  5,272.61
EQ/Mercury International Value                   $   831.17     $ 1,819.53     $ 2,844.04     $  5,575.91
EQ/MFS Emerging Growth Companies                 $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
                                                      If you do not surrender your contract at the end
                                                             of the applicable time period
                                                 ----------------------------------------------------------
           Portfolio Name                          1 year      3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,138.01    $ 3,261.13     $ 5,196.47     $  9,326.64
AXA Conservative Allocation                      $ 1,453.10    $ 4,036.29     $ 6,242.80     $ 10,461.71
AXA Conservative-Plus Allocation                 $   921.56    $ 2,697.79     $ 4,389.19     $  8,279.35
AXA Moderate Allocation                          $   517.25    $ 1,573.76     $ 2,660.77     $  5,521.47
AXA Moderate-Plus Allocation                     $   691.38    $ 2,070.44     $ 3,445.17     $  6,868.22
AXA Premier VIP Aggressive Equity                $   455.97    $ 1,396.28     $ 2,376.09     $  5,012.96
AXA Premier VIP Core Bond                        $   465.42    $ 1,423.79     $ 2,420.46     $  5,093.46
AXA Premier VIP Health Care                      $   551.51    $ 1,672.03     $ 2,816.76     $  5,798.30
AXA Premier VIP High Yield                       $   453.87    $ 1,390.15     $ 2,366.20     $  4,994.97
AXA Premier VIP International Equity             $   562.01    $ 1,702.00     $ 2,864.10     $  5,884.68
AXA Premier VIP Large Cap Core Equity            $   524.21    $ 1,593.80     $ 2,692.66     $  5,577.28
AXA Premier VIP Large Cap Growth                 $   514.76    $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Large Cap Value                  $   514.76    $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Small/Mid Cap Growth             $   527.36    $ 1,602.85     $ 2,707.05     $  5,602.39
AXA Premier VIP Small/Mid Cap Value              $   523.16    $ 1,590.78     $ 2,687.86     $  5,568.89
AXA Premier VIP Technology                       $   588.25    $ 1,776.65     $ 2,981.55     $  6,096.56
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   431.82    $ 1,325.72     $ 2,261.87     $  4,803.72
EQ/Alliance Growth and Income                    $   441.27    $ 1,353.37     $ 2,306.70     $  4,886.20
EQ/Alliance Intermediate Government Securities   $   434.97    $ 1,334.94     $ 2,276.83     $  4,831.30
EQ/Alliance International                        $   466.47    $ 1,426.84     $ 2,425.38     $  5,102.35
EQ/Alliance Premier Growth                       $   474.87    $ 1,451.25     $ 2,464.67     $  5,173.19
EQ/Alliance Quality Bond                         $   436.02    $ 1,338.01     $ 2,281.82     $  4,840.47
EQ/Alliance Small Cap Growth                     $   461.22    $ 1,411.57     $ 2,400.76     $  5,057.78
EQ/Bernstein Diversified Value                   $   448.62    $ 1,374.84     $ 2,341.45     $  4,949.82
EQ/Calvert Socially Responsible                  $   501.11    $ 1,527.25     $ 2,586.53     $  5,390.66
EQ/Capital Guardian International                $   486.42    $ 1,484.74     $ 2,518.45     $  5,269.59
EQ/Capital Guardian Research                     $   450.72    $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Capital Guardian U.S. Equity                  $   450.72    $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Emerging Markets Equity                       $   537.86    $ 1,632.97     $ 2,754.89     $  5,685.49
EQ/Equity 500 Index                              $   407.67    $ 1,254.81     $ 2,146.49     $  4,589.30
EQ/Evergreen Omega                               $   469.62    $ 1,436.00     $ 2,440.13     $  5,128.99
EQ/FI Mid Cap                                    $   457.02    $ 1,399.34     $ 2,381.03     $  5,021.94
EQ/FI Small/Mid Cap Value                        $   464.37    $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/J.P. Morgan Core Bond                         $   429.72    $ 1,319.57     $ 2,251.88     $  4,785.28
EQ/Janus Large Cap Growth                        $   479.07    $ 1,463.44     $ 2,484.26     $  5,208.37
EQ/Lazard Small Cap Value                        $   464.37    $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/Marsico Focus                                 $   476.97    $ 1,457.35     $ 2,474.47     $  5,190.80
EQ/Mercury Basic Value Equity                    $   445.47    $ 1,365.64     $ 2,326.57     $  4,922.61
EQ/Mercury International Value                   $   481.17    $ 1,469.53     $ 2,494.04     $  5,225.91
EQ/MFS Emerging Growth Companies                 $   450.72    $ 1,380.97     $ 2,351.35     $  4,967.91
-----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                         $ 1,244.93     $ 2,054.45     $ 2,911.24     $ 4,958.87
EQ/Money Market                                $ 1,211.34     $ 1,952.06     $ 2,743.99     $ 4,664.47
EQ/Putnam Growth & Income Value                $ 1,243.88     $ 2,051.26     $ 2,906.05     $ 4,949.82
EQ/Putnam Voyager                              $ 1,252.28     $ 2,076.75     $ 2,947.52     $ 5,021.94
EQ/Small Company Index                         $ 1,233.38     $ 2,019.33     $ 2,854.01     $ 4,858.80
EQ/Technology                                  $ 1,274.33     $ 2,143.69     $ 3,055.88     $ 5,208.37
------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,960.56     $ 4,018.36     $ 5,876.30     $ 9,422.13
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $ 1,297.42     $ 2,213.54     $ 3,168.37     $ 5,399.24
------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                  Portfolio Name                  1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                         $   799.67   $ 1,727.90     $ 2,696.40     $ 5,308.87
EQ/Money Market                                $   766.07   $ 1,629.51     $ 2,536.76     $ 5,014.47
EQ/Putnam Growth & Income Value                $   798.62   $ 1,724.84     $ 2,691.45     $ 5,299.82
EQ/Putnam Voyager                              $   807.02   $ 1,749.34     $ 2,731.03     $ 5,371.94
EQ/Small Company Index                         $   788.12   $ 1,694.16     $ 2,641.78     $ 5,208.80
EQ/Technology                                  $   829.07   $ 1,813.44     $ 2,834.26     $ 5,558.37
------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,510.56   $ 3,668.36     $ 5,626.30     $ 9,772.13
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   852.16   $ 1,880.29     $ 2,941.38     $ 5,749.24
------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
                                                      If you do not surrender your contract at the end
                                                             of the applicable time period
                                                 ----------------------------------------------------------
           Portfolio Name                          1 year      3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                         $   449.67   $ 1,377.90     $ 2,346.40     $ 4,958.87
EQ/Money Market                                $   416.07   $ 1,279.51     $ 2,186.76     $ 4,664.47
EQ/Putnam Growth & Income Value                $   448.62   $ 1,374.84     $ 2,341.45     $ 4,949.82
EQ/Putnam Voyager                              $   457.02   $ 1,399.34     $ 2,381.03     $ 5,021.94
EQ/Small Company Index                         $   438.12   $ 1,344.16     $ 2,291.78     $ 4,858.80
EQ/Technology                                  $   479.07   $ 1,463.44     $ 2,484.26     $ 5,208.37
------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,160.56   $ 3,318.36     $ 5,276.30     $ 9,422.13
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   502.16   $ 1,530.29     $ 2,591.38     $ 5,399.24
------------------------------------------------------------------------------------------------------------

(5) TAX INFORMATION


REQUIRED MINIMUM DISTRIBUTIONS


Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations generally apply beginning in January 2003. The 2002 final regulations include Temporary Regulations applicable to annuity contracts used to fund plans. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have currently been suspended. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your plan administrator and tax advisor concerning applicability of these complex rules to your situation.


(6) UPDATED INFORMATION ON EQUITABLE LIFE


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, "The Equitable Companies Incorporated"). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."


(7) APPLICABLE ONLY TO CONTRACTS WITH THE GUARANTEED INTEREST OPTION

From time to time we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest account causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


(8) DISRUPTIVE TRANSFER ACTIVITY

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.


(9) WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of our customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


(10) CERTAIN INFORMATION ABOUT OUR BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

For more information, including additional instances when a different date may apply to your contributions, please see "More Information" in your prospectus.


(11) CONDENSED FINANCIAL INFORMATION

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2003. The table shows unit values based on the lowest and highest charges that would apply to any contract or investment option to which this supplement relates, including the lowest and highest charges that would apply to the underlying portfolios. Therefore, if your contract has different charges or features than those assumed, your unit values will be different than those shown. Please refer to the SAI for a complete presentation of the unit values and units outstanding. The table also shows the total number of units outstanding for all contracts to which this supplement relates.

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2003.


-------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                           --------------------------------------------------
                                                                 2003        2002        2001        2000
-------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 48.11    $  40.59    $  46.74          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           3           3          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 56.83    $  41.54    $  58.69    $  78.83
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.11    $  10.76          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           2          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
 -------------------------------------------------------------------------------------------------------------
 Unit value                                                  $ 10.16    $   7.97          --          --
 -------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 31.80    $  26.08    $  27.00    $  26.95
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           2           2          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.52    $   7.87          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.83    $   7.71          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           2          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.90    $   6.84          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           3          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                                  $ 10.40    $   7.98          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.72    $   6.25          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           3          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.40    $   7.43          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.96    $   5.71          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $268.33    $ 180.32    $ 271.84    $ 306.09
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           7           7          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                           --------------------------------------------------
                                                                 2003        2002        2001        2000
-------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 27.85     $ 21.46     $ 27.40         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6           5           4         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 20.69     $ 20.36     $ 18.84         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4          10           8         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.29     $  9.14     $ 10.22         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           5           4           3         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  6.12     $  4.99     $  7.29    $  9.63
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           4           3         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Quality Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.96     $ 16.46          --         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6           6          --         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.47     $ 10.32     $ 14.86    $ 17.22
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4          11           4         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.56     $ 10.58     $ 12.31    $ 12.01
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          15          10         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.25     $  6.48     $  8.85         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.92     $  7.52     $  8.90    $ 11.30
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.76     $  8.22     $ 10.97    $ 11.25
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           6          --         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.71     $  7.89     $ 10.39    $ 10.66
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          17          13           1         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.21     $  5.94     $  6.34    $  6.72
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          11          11           2         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 25.65     $ 20.16     $ 26.11    $ 29.88
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          62          62           1         --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                For the years ending December 31,
                                                           --------------------------------------------------
                                                                2003      2002      2001       2000
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 8.23   $  5.99   $  7.92          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $10.01   $  7.01   $  8.64     $ 10.03
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       576       582         6          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $13.12   $  9.89   $ 11.66     $ 11.27
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       407       416        13          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $14.19   $ 13.80   $ 12.65     $ 11.78
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         1         1        --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 5.60   $  4.47   $  6.45     $  8.42
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        11        13        10          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  15,15   $ 11.08   $ 12.93     $ 11.04
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        16         7        --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $13.06   $ 10.01   $ 11.37          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         3         2        --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $19.38   $ 14.84   $ 17.90          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       187       185         1          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $14.90   $ 11.70   $ 14.10     $ 18.06
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        --         8        --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $12.58   $  9.77   $ 14.96     $ 22.79
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 8.53   $  7.02   $  8.94     $ 10.69
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        21        13         2          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $34.36   $ 34.34   $ 34.09     $ 33.08
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         2         1        19          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --       124          --
-------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
-------------------------------------------------------------------------------------------------------------
  Unit value                                                 $12.78   $ 10.13   $ 12.57     $ 13.56
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --        --        --          --
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                           --------------------------------------------------
                                                                 2003       2002       2001        2000
-------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.14    $ 9.84     $ 13.43     $ 17.87
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1         1          --          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --        --          --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.02    $ 8.97     $ 11.40     $ 11.22
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1         1           1          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --        --          --          --
-------------------------------------------------------------------------------------------------------------
 EQ/Technology
-------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  4.21    $ 2.95     $  5.00     $  6.65
-------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          29        37           9          --
-------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --        --          --          --
-------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.90%.

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2003.



---------------------------------------------------------------------------------
                                           For the years ending December 31,
                                       ------------------------------------------
                                            2003       2002        2001
---------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------
  Unit value                             $ 37.31   $  31.93    $  37.29
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         11          7           4
---------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
---------------------------------------------------------------------------------
  Unit value                             $ 44.08   $  32.67    $  46.83
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --          --
---------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------
  Unit value                             $ 10.80   $  10.61          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         18         13          --
---------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------
  Unit value                             $  9.87   $   7.85          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          3          3          --
---------------------------------------------------------------------------------
 AXA Premier VIP High Yield
---------------------------------------------------------------------------------
  Unit value                             $ 24.99   $  20.79    $  21.83
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         11          7          --
---------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------
  Unit value                             $ 10.23   $   7.76          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          6          7          --
---------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------
  Unit value                             $  9.55   $   7.60          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         15         17          --
---------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------
  Unit value                             $  8.65   $   6.75          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         36         39          --
---------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------
  Unit value                             $ 10.11   $   7.86          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         28         30          --
---------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
---------------------------------------------------------------------------------
  Unit value                             $  8.48   $   6.16          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         30         34          --
---------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
---------------------------------------------------------------------------------
  Unit value                             $ 10.11   $   7.33          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         23         25          --
---------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------
  Unit value                             $  8.71   $   5.63          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          4          4          --
---------------------------------------------------------------------------------
 EQ/Alliance Common Stock
---------------------------------------------------------------------------------
  Unit value                             $180.69   $ 123.15    $ 188.32
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          3          3           1
---------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
---------------------------------------------------------------------------------
  Unit value                             $ 24.09   $  18.83          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         11         10          --
---------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
---------------------------------------------------------------------------------
  Unit value                             $ 17.27   $  17.23          --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          3          2          --
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                           For the years ending December 31,
                                       ------------------------------------------
                                            2003       2002       2001
---------------------------------------------------------------------------------
 EQ/Alliance International
---------------------------------------------------------------------------------
  Unit value                             $ 10.86    $  8.19        --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         14         --        --
---------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
---------------------------------------------------------------------------------
  Unit value                             $  5.73    $  4.74   $  7.02
---------------------------------------------------------------------------------
  Number of units outstanding (000's)        111        108        27
---------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
---------------------------------------------------------------------------------
  Unit value                             $ 14.67    $ 14.44        --
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         25         28        --
---------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
---------------------------------------------------------------------------------
  Unit value                             $ 13.61    $  9.52   $ 13.91
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         25         31         7
---------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------
  Unit value                             $ 12.45    $  9.86   $ 11.64
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         66         66        16
---------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------
  Unit value                             $  7.75    $  6.18   $  8.56
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --        --
---------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------
  Unit value                             $  9.29    $  7.14   $  8.57
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         36         48        41
---------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------
  Unit value                             $ 10.07    $  7.80   $ 10.56
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         35         37        13
---------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
---------------------------------------------------------------------------------
  Unit value                             $ 10.02    $  7.49   $ 10.00
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         38         40        21
---------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
---------------------------------------------------------------------------------
  Unit value                             $  8.42    $  5.50   $  5.96
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         --         --        --
---------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------
  Unit value                             $ 22.31    $ 17.79   $ 23.37
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         28         29        11
---------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------
  Unit value                             $  7.67    $  5.66   $  7.59
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          7          4        --
---------------------------------------------------------------------------------
 EQ/FI Mid Cap
---------------------------------------------------------------------------------
  Unit value                             $  9.55    $  6.78   $  8.48
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         22         25         5
---------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
---------------------------------------------------------------------------------
  Unit value                             $ 11.94    $  9.13   $ 10.91
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         39         40        14
---------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
---------------------------------------------------------------------------------
  Unit value                             $ 13.04    $ 12.85   $ 11.96
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         60         73        31
---------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
---------------------------------------------------------------------------------
  Unit value                             $  5.34    $  4.33   $  6.33
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         38         47         6
---------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
---------------------------------------------------------------------------------
  Unit value                             $ 13.92    $ 10.33   $ 12.22
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         44         43        14
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                           For the years ending December 31,
                                       ------------------------------------------
                                             2003       2002        2001
---------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------
  Unit value                             $ 12.63    $  9.82     $ 11.32
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         14          3           2
---------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------
  Unit value                             $ 17.63    $ 13.70     $ 16.76
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         39         34           9
---------------------------------------------------------------------------------
 EQ/Mercury International Value
---------------------------------------------------------------------------------
  Unit value                             $ 13.56    $ 10.80     $ 13.20
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         21         16          18
---------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------
  Unit value                             $ 11.44    $  9.02     $ 14.00
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          3          2           1
---------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------
  Unit value                             $  7.94    $  6.64     $  8.56
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         12         15           6
---------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------
  Unit value                             $ 25.00    $ 25.34     $ 25.51
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         21        114         217
---------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
---------------------------------------------------------------------------------
  Unit value                             $ 11.62    $  9.34     $ 11.77
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         25         29          19
---------------------------------------------------------------------------------
 EQ/Putnam Voyager
---------------------------------------------------------------------------------
  Unit value                             $ 11.05    $  9.08     $ 12.57
---------------------------------------------------------------------------------
  Number of units outstanding (000's)          3          8           4
---------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------
  Unit value                             $ 11.95    $  8.35     $ 10.77
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         13         14           1
---------------------------------------------------------------------------------
 EQ/Technology
---------------------------------------------------------------------------------
  Unit value                             $  3.99    $  2.84     $  4.88
---------------------------------------------------------------------------------
  Number of units outstanding (000's)         15         14           5
---------------------------------------------------------------------------------

Appendix


--------------------------------------------------------------------------------


Dates of previous Prospectuses and Supplements



------------------------------------------------------------------------------------------------------------------------------------
                                                                           Product Distributor
                            ------------------------------------------------------- ------------------------------------------------
                            AXA Advisors                                            AXA Distributors
                            ------------------------------------------------------- ------------------------------------------------
                            Prospectus and                                          Prospectus and
Product Name                SAI Dates          Supplement Dates                     SAI Dates        Supplement Dates
--------------------------- ----------------- ------------------------------------- ---------------- -------------------------------
Income Manager              4/7/95            7/1/95; 9/28/95                       4/7/95           7/1/95; 9/28/95
Accumulator(R)              11/1/95                                                 11/1/95
Income Manager(R)           5/1/96                                                  10/16/96         2/10/97
Rollover IRA                10/17/96          2/10/97                               5/1/97           5/1/97
                            5/1/97            5/1/97; 12/31/97; 5/1/98;             8/1/97
                                              1/4/99; 5/1/99; 5/1/00; 6/23/00;      12/31/97         12/31/97; 5/1/98;
                                              9/1/00; 2/9/01; 9/1/01; 1/14/02;                       1/4/99; 5/1/99; 5/1/00; 9/1/00;
                                              2/22/02; 7/15/02; 8/20/02; 1/6/03;                     2/9/01; 9/1/01; 1/14/02;
                                              2/20/03; 5/15/03; 8/15/03; 11/24/03;                   2/22/02; 7/15/02; 8/20/02;
                                              2/1/04                                                 1/6/03; 2/20/03; 5/15/03;
                            ----------------- -------------------------------------                  8/15/03; 11/24/03; 2/1/04
                            12/31/97          12/31/97; 5/1/98; 1/4/99; 5/1/99;
                                              5/1/00; 6/23/00; 9/1/00; 2/9/01;
                                              9/1/01; 1/14/02; 2/22/02; 7/15/02;
                                              8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                              8/15/03; 11/24/03; 2/1/04
--------------------------- ----------------- ------------------------------------- ---------------- -------------------------------
Equitable Accumulator(R)    5/1/98            5/1/98; 6/18/98; 11/30/98             10/1/97(2)
(IRA, NQ and QP)            (Accumulator      5/1/99; 5/1/00; 9/1/00; 2/9/01;       12/31/97(2)
Equitable Accumulator(R)    only)             9/1/01; 1/14/02; 2/22/02; 7/15/02;    5/1/98           5/1/98; 6/18/98; 11/30/98;
Select(SM) (IRA, NQ, QP)    5/1/99            8/20/02; 1/6/03; 2/20/03; 5/15/03;                     5/1/99; 5/1/00; 9/1/00; 2/9/01;
                                              8/15/03; 11/24/03; 2/1/04                              9/1/01; 1/14/02; 2/22/02;
                                                                                                     7/15/02; 8/20/02; 1/6/03;
                                                                                                     2/20/03; 5/15/03; 8/15/03;
                                                                                                     11/24/03; 2/1/04
------------------------------------------------------------------------------------------------------------------------------------



                                                                      Appendix 1

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Product Distributor
                            ------------------------------------------------------ -------------------------------------------------
                            AXA Advisors                                            AXA Distributors
                            ------------------------------------------------------  ------------------------------------------------
                            Prospectus and                                          Prospectus and
Product Name                SAI Dates         Supplement Dates                      SAI Dates        Supplement Dates
--------------------------- ---------------- -------------------------------------  ---------------- -------------------------------
Equitable Accumulator(R)    10/18/99(3)      3/20/00; 5/1/00; 6/23/00; 9/1/00;      5/1/99
Select(SM)                                   10/13/00; 2/9/01; 9/1/01; 1/14/02;     10/18/99         3/20/00; 5/1/00; 9/1/00;
Equitable Accumulator(R)                     2/22/02; 7/15/02; 8/20/02; 1/6/03;                      10/13/00; 2/9/01; 9/1/01;
Equitable Accumulator Select                 2/20/03; 5/15/03; 8/15/03; 11/24/03;                    1/14/02; 2/22/02; 7/15/02;
(2002 Series)                                2/1/04                                                  8/20/02; 1/6/03; 2/20/03;
Equitable Accumulator (2002                                                                          5/15/03; 8/15/03; 11/24/03;
Series)                                                                                              2/1/04
                            ---------------- -------------------------------------- ---------------- -------------------------------
                            5/1/00(3)        3/20/00; 6/23/00; 9/1/00; 9/6/00;      5/1/00           3/20/00; 9/1/00; 9/6/00;
                                             10/13/00; 2/9/01; 9/1/01; 1/14/02;                      10/13/00; 2/9/01; 9/1/01;
                                             2/22/02; 7/15/02; 8/20/02; 1/6/03;                      1/14/02; 2/22/02; 7/15/02;
                                             2/20/03; 5/15/03; 8/15/03; 11/24/03;                    8/20/02; 1/6/03; 2/20/03;
                                             2/1/04                                                  5/15/03; 8/15/03; 11/24/03;
                                                                                                     2/1/04
                            ---------------- -------------------------------------- ---------------- -------------------------------
                            5/1/01(3)        5/1/01(1); 7/30/01(5); 9/1/01;         5/1/01           5/1/01(1); 7/30/01(5);
                                             10/1/01(6); 12/14/01; 1/14/02; 2/22/02;                 9/1/01; 10/1/01(6); 12/14/01;
                                             7/15/02; 8/20/02; 1/6/03; 2/20/03;                      1/14/02; 2/22/02; 7/15/02;
                                             5/15/03; 8/15/03; 11/24/03; 2/1/04                      8/20/02; 1/6/03; 2/20/03;
                                                                                                     5/15/03; 8/15/03; 11/24/03;
                                                                                                     2/1/04
                            ---------------- --------------------------------------- --------------- -------------------------------
                            8/13/01(2)       9/1/01; 10/1/01(6); 12/14/01; 1/14/02;  N/A             N/A
                                             2/22/02; 7/15/02; 8/20/02; 1/6/03;
                                             2/20/03; 5/15/03; 8/15/03; 11/24/03;
                                             2/1/04
                            ---------------- --------------------------------------- --------------- -------------------------------
                            4/1/02(4)        4/3/02; 5/20/02(7); 6/7/02(2);          4/1/02(4)       4/3/02; 5/20/02(7); 6/7/02(2);
                                             7/15/02; 8/5/02(5); 8/20/02; 11/11/02;                  7/15/02; 8/5/02(5); 8/20/02;
                                             12/6/02; 12/09/02; 1/6/03; 2/4/03;                      11/11/02; 12/6/02; 12/09/02;
                                             2/20/03; 5/15/03; 8/8/03(8); 8/15/03;                   1/6/03; 2/4/03; 2/20/03;
                                             11/24/03; 2/1/04; 2/10/04                               5/15/03; 8/8/03(8); 8/15/03;
                                                                                                     11/24/03; 2/1/04; 2/10/04
                            ---------------- --------------------------------------- --------------- -------------------------------
                            5/1/02(3)        5/1/02(1); 7/15/02; 8/20/02; 1/6/03;    5/1/02(3)       5/1/02(1); 7/15/02; 8/20/02;
                                             2/20/03; 5/15/03; 8/15/03; 11/24/03;                    1/6/03; 2/20/03; 5/15/03;
                                             2/1/04                                                  8/15/03; 11/24/03; 2/1/04
                            ---------------- --------------------------------------- --------------- -------------------------------
                            5/1/02(4)        5/20/02(7); 6/7/02(2); 7/15/02;         5/1/02(4)       5/20/02(7); 6/7/02(2); 7/15/02;
                                             8/5/02(5); 8/20/02; 11/11/02; 12/6/02;                  8/5/02(5); 8/20/02; 11/11/02;
                                             12/09/02 1/6/03; 2/4/02; 2/20/03 ;                      12/06/02; 12/09/02; 1/6/03;
                                             5/15/03; 8/8/03(8); 8/15/03; 11/24/03;                  2/4/03; 2/20/03; 5/15/03;
                                             2/1/04; 2/10/04                                         8/8/03(8); 8/15/03; 11/24/03;
                                                                                                     2/1/04; 2/10/04
                            ---------------- --------------------------------------- --------------- -------------------------------
                            5/1/03(4)        5/15/03; 8/8/03(8); 8/15/03; 11/24/03;  5/1/03(4)       5/15/03; 8/8/03(8); 8/15/03;
                                             2/1/04; 2/10/04                                         11/24/03; 2/1/04; 2/10/04
--------------------------- ---------------- --------------------------------------- --------------- -------------------------------
Accumulator(R)              9/15/03          9/15/03(9); 11/24/03; 12/5/03; 1/23/04; 9/15/03         9/15/03(9); 11/24/03; 12/5/03;
(2004 Series)                                2/2/04; 2/10/04; 2/23/04(7)                             1/23/04; 2/2/04; 2/10/04(7);
                                                                                                     2/23/04(7)
--------------------------- ---------------- --------------------------------------- --------------- -------------------------------
Accumulator(R) Select       9/15/03          9/15/03(9); 11/24/03; 12/5/03; 2/10/04; 9/15/03         9/15/03(9); 11/24/03; 12/5/03;
(2004 Series)                                2/23/04(7)                                              2/10/04; 2/23/04(7)
------------------------------------------------------------------------------------------------------------------------------------



2 Appendix

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Product Distributor
                            ------------------------------------------------------ -------------------------------------------------
                            AXA Advisors                                             AXA Distributors
                            ------------------------------------------------------   -----------------------------------------------
                            Prospectus and                                           Prospectus and
Product Name                SAI Dates         Supplement Dates                       SAI Dates        Supplement Dates
--------------------------- ---------------- -------------------------------------   ---------------- ------------------------------
Equitable Accumulator(R)    9/2/99(3)                                                8/2/99(3)
Plus(SM)                    10/18/99(3)                                              10/18/99(3)
Equitable Accumulator Plus  5/1/00(3)        6/23/00; 9/1/00; 9/6/00; 10/13/00;      5/1/00(3)        9/1/00; 9/6/00; 10/13/00;
(2002 Series)                                2/9/01; 3/19/01; 7/30/01; 9/1/01;                        2/9/01; 3/19/01; 7/30/01;
                                             1/14/02; 2/22/02; 7/15/02; 8/20/02;                      9/1/01; 1/14/02; 2/22/02;
                                             1/6/03; 2/20/03; 5/15/03; 8/15/03;                       7/15/02; 8/20/02; 1/6/03;
                                             11/24/03; 2/1/04                                         2/20/03; 5/15/03; 8/15/03;
                                                                                                      11/24/03; 2/1/04
                            ---------------- -------------------------------------   ---------------- ------------------------------
                            5/1/01(3)        7/30/01(5); 9/1/01; 12/14/01; 1/14/02;  5/1/01(3)        5/1/01; 7/30/01(5); 9/1/01;
                                             2/22/02; 7/15/02; 8/20/02; 1/6/03;                       12/14/01; 1/14/02; 2/22/02;
                                             2/20/03; 5/15/03; 8/15/03; 11/24/03;                     7/15/02; 8/20/02; 1/6/03;
                                             2/1/04                                                   2/20/03; 5/15/03; 8/15/03;
                                                                                                      11/24/03; 2/1/04
                            ---------------- -------------------------------------   ---------------- ------------------------------
                            4/1/02(4)        4/3/02; 7/15/02; 8/5/02(5); 8/20/02;    4/1/02(4)        4/3/02; 7/15/02; 8/5/02(5);
                                             11/11/02; 12/6/02; 12/9/02; 1/6/03;                      8/20/02; 11/11/02; 12/6/02;
                                             2/4/03; 2/20/03; 5/15/03; 8/15/03;                       12/9/02; 1/6/03; 2/4/03;
                                             11/24/03; 2/1/04; 2/10/04                                2/20/03; 5/15/03; 8/15/03;
                                                                                                      11/24/03; 2/1/04; 2/10/04
                            ---------------- -------------------------------------   ---------------- ------------------------------
                            5/1/02(3)        7/15/02; 8/20/02; 1/6/03; 2/20/03;      5/1/02(3)        7/15/02; 8/20/02; 1/6/03;
                                             5/15/03; 8/15/03; 11/24/03; 2/1/04;                      2/20/03; 5/15/03; 8/15/03;
                                             2/10/04                                                  11/24/03; 2/1/04; 2/10/04
                            ---------------- -------------------------------------   ---------------- ------------------------------
                            5/1/02(4)        7/15/02; 8/5/02(5); 8/20/02; 11/11/02;  5/1/02(4)        7/15/02; 8/5/02(5); 8/20/02;
                                             12/6/02; 12/9/02; 1/6/03; 2/4/03;                        11/11/02; 12/6/02; 12/9/02;
                                             2/20/03; 5/15/03; 8/15/03; 11/24/03;                     1/6/03; 2/4/03; 2/20/03;
                                             2/1/04; 2/10/04                                          5/15/03; 8/15/03; 11/24/03;
                                                                                                      2/1/04; 2/10/04
--------------------------- ---------------- -------------------------------------   ---------------- ------------------------------
                            5/1/03(4)        5/15/03; 6/20/03; 8/15/03; 11/24/03;    5/1/03(4)        5/15/03; 6/20/03; 8/15/03;
                                             2/1/04; 2/10/04                                          11/24/03; 2/1/04; 2/10/04
--------------------------- ---------------- -------------------------------------   ---------------- ------------------------------
Accumulator(R) Plus         9/15/03          9/15/03; 11/24/03; 12/5/03; 1/23/04;    9/15/03          9/15/03; 11/24/03; 12/5/03;
(2004 Series)                                2/2/04; 2/10/04; 2/23/04(7);                             1/23/04; 2/2/04; 2/10/04;
                                                                                                      2/23/04(7);
--------------------------- ---------------- -------------------------------------   ---------------- ------------------------------
Equitable Accumulator(R)    N/A              N/A                                     10/1/01          10/1/01(6); 12/14/01; 1/14/02;
Select(SM) II                                                                                         2/22/02 7/15/02; 8/20/02;
                                                                                                      1/6/03; 2/20/03; 5/15/03;
                                                                                                      8/15/03; 11/24/03; 2/1/04
--------------------------- ---------------- -------------------------------------   ---------------- ------------------------------
Equitable Accumulator(R)    N/A               N/A                                    10/1/01          10/1/01(7); 12/14/01; 1/14/02;
Elite(SM) II                                                                                          2/22/02 7/15/02; 8/20/02;
                                                                                                      1/6/03; 2/20/03; 5/15/03;
                                                                                                      8/15/03; 11/24/03; 2/1/04
------------------------------------------------------------------------------------------------------------------------------------



                                                                      Appendix 3

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Product Distributor
                            ------------------------------------------------------ -------------------------------------------------
                            AXA Advisors                                            AXA Distributors
                            ------------------------------------------------------  ------------------------------------------------
                            Prospectus and                                           Prospectus and
Product Name                SAI Dates       Supplement Dates                         SAI Dates       Supplement Dates
--------------------------- --------------- -------------------------------------   ---------------  -------------------------------
Equitable Accumulator(R)    8/13/01(3)      9/1/01; 10/1/01(7); 12/14/01; 1/14/02;   8/13/01(3)      9/1/01; 10/1/01(7); 12/14/01;
Elite(SM)                                   2/22/02; 7/15/02; 8/20/02; 11/11/02;                     1/14/02; 2/22/02; 7/15/02;
Equitable Accumulator Elite                 1/6/03; 2/20/03; 5/15/03; 8/15/03;                       8/20/02; 11/11/02; 1/6/03;
(2002 Series)                               11/24/03; 2/1/04                                         2/20/03; 5/15/03; 8/15/03;
                                                                                                     11/24/03; 2/1/04
                            --------------- -------------------------------------   ---------------  -------------------------------
                            4/1/02(4)       4/3/02(5); 5/20/02(7); 7/15/02;          4/1/02(4)       4/3/02(5); 5/20/02(7); 7/15/02;
                                            8/5/02(5);                                               8/5/02(5); 8/20/02; 11/11/02;
                                            8/20/02; 11/11/02; 12/6/02; 12/9/02;                     12/6/02; 12/9/02; 1/6/03;
                                            1/6/03; 2/4/03; 2/20/03 ; 5/15/03;                       2/4/03; 2/20/03; 5/15/03;
                                            8/15/03; 11/24/03; 2/1/04; 2/10/04                       8/15/03; 11/24/03; 2/1/04;
                                                                                                     2/10/04
                            --------------- -------------------------------------    --------------- -------------------------------
                            5/1/02(3)       7/15/02; 8/20/02; 1/6/03; 2/20/03;       5/1/02(3)       7/15/02; 8/20/02; 1/6/03;
                                            5/15/03; 8/15/03; 11/24/03; 2/1/04                       2/20/03; 5/15/03; 8/15/03;
                                                                                                     11/24/03; 2/1/04
                            --------------- -------------------------------------   ---------------  -------------------------------
                            5/1/02(4)       5/20/02(7); 7/15/02; 8/5/02(5); 8/20/02; 5/1/02(4)       5/20/02(7); 7/15/02; 8/5/02(5);
                                            11/11/02; 12/6/02; 12/9/02; 1/6/03;                      8/20/02; 11/11/02; 12/6/02;
                                            2/4/03; 2/20/03; 5/15/03; 8/15/03;                       12/9/02; 1/6/03; 2/4/03;
                                            11/24/03; 2/1/04; 2/10/04                                2/20/03; 5/15/03; 8/15/03;
                                                                                                     11/24/03; 2/1/04; 2/10/04
                            --------------- -------------------------------------   ---------------  -------------------------------
                            5/1/03(4)       5/15/03; 6/20/03; 8/15/03; 11/24/03;    5/1/03(4)        5/15/03; 6/20/03; 8/15/03;
                                            2/1/04; 2/10/04                                          11/24/03; 2/1/04; 2/10/04
--------------------------- --------------- -------------------------------------   ---------------  -------------------------------
Accumulator(R) Elite        9/15/03         9/15/03(10); 11/24/03; 12/5/03;         9/15/03          9/15/0310); 11/24/03; 12/5/03;
(2004 Series)                               1/23/04; 2/2/04; 2/10/04; 2/23/04(7)                     2/2/04; 1/23/04; 2/10/04;
                                                                                                     2/23/04(7);
--------------------------- --------------- -------------------------------------   ---------------  -------------------------------
Equitable Accumulator(R)    11/17/00        2/9/01; 3/19/01; 7/30/01(5); 9/1/01;    5/15/00          9/1/00; 9/6/00; 2/9/01;
Advisor(SM)                                 12/14/01; 1/14/02; 2/22/02; 7/15/02;                     7/30/01(5); 9/1/01; 12/14/01;
                                            8/20/02; 11/11/02; 1/6/03; 2/20/03;                      1/14/02; 2/22/02; 7/15/02;
                                            5/15/03; 8/15/03; 11/24/03; 2/1/04                       8/20/02; 1/6/03; 2/20/03;
                                                                                                     5/15/03; 8/15/03; 11/24/03;
                                                                                                     2/1/04
                            --------------- -------------------------------------   ---------------  -------------------------------
                            5/1/01          9/1/01; 12/14/01; 1/14/02; 2/22/02;     5/1/01           9/1/01; 12/14/01; 1/14/02;
                                            7/15/02; 8/20/02; 11/11/02; 1/6/03;                      2/22/02; 7/15/02; 8/20/02;
                                            2/20/03; 5/15/03; 8/15/03; 11/24/03;                     1/6/03; 2/20/03; 5/15/03;
                                            2/1/04                                                   8/15/03; 11/24/03; 2/1/04
                            --------------- -------------------------------------   ---------------  -------------------------------
                            5/1/02          5/1/02; 7/15/02; 8/20/02; 11/11/02;     5/1/02           7/15/02; 8/5/02; 8/20/02;
                                            1/6/03; 2/20/03; 5/15/03; 8/15/03;                       12/16/02; 1/6/03; 2/20/03;
                                            11/24/03; 2/1/04                                         5/15/03; 8/15/03; 11/24/03;
                                                                                                     2/1/04
                            --------------- -------------------------------------   ---------------  -------------------------------
                            5/1/03          5/15/03; 8/15/03; 11/24/03; 12/23/03;   5/1/03           5/15/03; 8/15/03; 11/24/03;
                                            2/1/04; 2/10/04                                          12/23/03; 2/1/04; 2/10/04
------------------------------------------------------------------------------------------------------------------------------------



4 Appendix

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Product Distributor
                            ------------------------------------------------------ -------------------------------------------------
                            AXA Advisors                                            AXA Distributors
                            ------------------------------------------------------  ------------------------------------------------
                            Prospectus and                                           Prospectus and
Product Name                SAI Dates       Supplement Dates                         SAI Dates       Supplement Dates
--------------------------- --------------- -------------------------------------   ---------------  -------------------------------
Equitable Accumulator(R)    N/A             N/A                                      9/2/99
Express(SM)                                                                          10/18/99
                                                                                     5/1/00          9/1/00; 9/6/00; 2/9/01;
                                                                                                     7/30/01(5); 9/1/01; 12/14/01;
                                                                                                     1/14/02; 2/22/02; 7/15/02;
                                                                                                     8/20/02; 1/6/03; 5/15/03;
                                                                                                     8/15/03; 11/24/03; 2/1/04
                                                                                     --------------- -------------------------------
                                                                                     5/1/01          7/30/01(5); 9/1/01; 1/14/02;
                                                                                                     2/22/02; 7/15/02; 8/20/02;
                                                                                                     1/6/03; 5/15/03; 8/15/03;
                                                                                                     11/24/03; 2/1/04
                                                                                     --------------- -------------------------------
                                                                                     5/1/03          5/15/03; 8/15/03; 11/24/03;
                                                                                                     12/23/03; 2/1/04; 2/10/04
------------------------------------------------------------------------------------------------------------------------------------



(1)  applies to Accumulator(R) contracts issued in Oregon only.

(2)  applies to Accumulator(R) Select(SM) only.

(3)  applies to non-2002 Series only.

(4)  applies to 2002 Series only.

(5)  applies to contracts issued in Washington only.

(6) applies to Accumulator(R) Select(SM) and Select(SM) II contracts issued in New York only.

(7)  applies to contracts issued in New York only.

(8)  applies to Accumulator(R) only.

(9) There are two supplements dated 9/15/03 for Accumulator(R) and Accumulator(R) Select(SM).

(10) There are three supplements dated 9/15/03 for Accumulator(R) Elite(SM).



                                                                      Appendix 5

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Unit Values                                                                  2
Equitable Life's Pending Name Change                                         2
Custodian and Independent Auditors                                           2
Distribution of the Contracts                                                3
Financial Statements                                                         2



How to obtain an Equitable Accumulator(R) Statement of Additional Information

Send this request form to:
  Equitable Accumulator(R)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me a combined Equitable Accumulator(R) series SAI dated May 1, 2004




--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip






(SAI 4ACS(5/03))

EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
SUPPLEMENT DATED MAY 1, 2004 TO PROSPECTUSES FOR:




o Income Manager Accumulator(R)            o Equitable Accumulator(R)                 o Equitable Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA           o Equitable Accumulator(R) Select(SM)      o Equitable Accumulator(R) Elite(SM) II
o Equitable Accumulator(R) (IRA, NQ, QP)   o Equitable Accumulator(R) Select(SM) II
o Equitable Accumulator(R) Plus(SM)        o Equitable Accumulator(R) Express(SM)


--------------------------------------------------------------------------------


This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.

We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2004. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement.


In this Supplement, we provide information on the following: (1) how to reach us; (2) combination of certain investment options; (3) investment options; (4) the Trusts' annual expenses and expense example; (5) tax information; (6) updated information on Equitable Life; (7) information applicable only to contracts with guaranteed interest option; (8) disruptive transfer activity;
(9) subsequent contributions information; and (10) condensed financial information.



(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and


                                                           x00776 - Smith Barney

o  change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. Clients may use EQAccess by visiting our web site at http:// www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

Interests in the AXA Premier VIP Technology investment option (the "surviving option") of AXA Premier VIP Trust will replace interests in the EQ/Technology investment option (the "replaced option") of EQ Advisors Trust, and this option will no longer be available. At the time of the replacement, all the assets that are in the replaced option are moved into the surviving option. After the replacement, any allocation elections to the replaced option will then be considered as allocation elections to the surviving option. The effective date for the replacement of the EQ/Technology investment option will be on or about May 14, 2004, subject to shareholder approval.

--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(2)(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II(3)

(1)  The "AXA Allocation" portfolios.

(2)  Formerly named "AXA Rosenberg VIT Value Long/Short Equity."

(3)  Not available in all contracts.

(3) INVESTMENT OPTIONS

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain retail funds that are purchased directly rather than under a variable insurance product such as an Accumulator(R) series variable annuity. These funds may even have the same man-ager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios. Not all of the Portfolios listed below are available in all the contracts to which this supplement applies.

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                            Objective                                Adviser
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION                 Seeks long-term capital appreciation.    o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION               Seeks a high level of current income.    o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS                     Seeks current income and growth of       o Equitable Life
 ALLOCATION                               capital, with a greater emphasis on
                                          current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION                   Seeks long-term capital appreciation     o Equitable Life
                                          and current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS                         Seeks long-term capital appreciation     o Equitable Life
 ALLOCATION                               and current income, with a greater
                                          emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE                Seeks long-term growth of capital.       o Alliance Capital Management L.P.
 GROWTH EQUITY
                                                                                   o MFS Investment Management

                                                                                   o Marsico Capital Management, LLC

                                                                                   o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND                 Seeks a balance of high current          o BlackRock Advisors, Inc.
                                          income and capital appreciation,
                                          consistent with a prudent level of       o Pacific Investment Management Company LLC
                                          risk.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE               Seeks long-term growth of capital.       o A I M Capital Management, Inc.

                                                                                   o RCM Capital Management LLC

                                                                                   o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD                Seeks high total return through a        o Alliance Capital Management LP
                                          combination of current income and
                                          capital appreciation.                    o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                           Seeks long-term growth of capital.       o Alliance Capital Management L.P., through its
 INTERNATIONAL EQUITY                                                                Bernstein Investment Research and Management
                                                                                     Unit

                                                                                   o Bank of Ireland Asset Management (U.S.) Limited

                                                                                   o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP                 Seeks long-term growth of capital.       o Alliance Capital Management L.P., through its
 CORE EQUITY                                                                         Bernstein Investment Research and Management
                                                                                     Unit

                                                                                   o Janus Capital Management LLC

                                                                                   o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

                                                                              3

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH
                                                                                        o RCM Capital Management LLC

                                                                                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE
                                                                                        o Institutional Capital Corporation

                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                        o Franklin Advisers, Inc.

                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                        o TCW Investment Management Company

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.                   o Morgan Stanley Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that               o Alliance Capital Management L.P.
                             approximates the total return performance of the S&P
                             500 Index, including reinvestment of dividends, at
                             a risk level consistent with that of the S&P 500
                             Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                         o Evergreen Investment Management Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.                   o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent         o J.P. Morgan Investment Management Inc.
                             with moderate risk to capital and maintenance of
                             liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                      o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                             o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                      o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.     o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.                             o Merrill Lynch Investment Managers
 VALUE                                                                                 International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.              o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary        o MFS Investment Management
                             objective to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income,         o Alliance Capital Management L.P.
                             preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary     o Putnam Investment Management, LLC
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased     o Putnam Investment Management, LLC
                             income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before       o Alliance Capital Management L.P.
                             the deduction of portfolio expenses) the total
                             return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                Seeks to achieve long-term growth of capital.           o Firsthand Capital Management, Inc.

                                                                                     o RCM Capital Management LLC

                                                                                     o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                Objective                                              Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE   Seeks to increase the value of your investment in       o Charles Schwab Investment Management, Inc.
 LONG/SHORT EQUITY(1)        bull markets and bear markets through strategies
                             that are designed to have limited exposure to           o AXA Rosenberg Investment Management LLC
                             general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                       Objective                                                   Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)(2)   Seeks to provide above average current income and           o Van Kampen(3)
                                     longterm capital appreciation by investing primarily
                                     in equity securities of companies in the U.S. real
                                     estate industry, including real estate investment
                                     trusts.
------------------------------------------------------------------------------------------------------------------------------------

(1) Not available in all contracts.

(2) 'Class II' Shares are defined in the current underlying Trust prospectus.

(3) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this supplement, you may call one of our customer service representatives at 1-800-789-7771.



(4) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE

The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

--------------------------------------------------------------------------------
                                               Manage-
                                                ment       12b-1      Other
Portfolio Name                                 Fees(2)    Fees(3)   Expenses (4)
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     5.91%
AXA Conservative Allocation                      0.10%      0.25%     9.04%
AXA Conservative-Plus Allocation                 0.10%      0.25%     4.13%
AXA Moderate Allocation                          0.10%      0.25%     0.39%
AXA Moderate-Plus Allocation                     0.10%      0.25%     1.77%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.15%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.26%
AXA Premier VIP Health Care                      1.20%      0.25%     0.48%
AXA Premier VIP High Yield                       0.59%      0.25%     0.16%
AXA Premier VIP International Equity             1.05%      0.25%     0.73%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.52%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.43%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.43%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.35%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.31%
AXA Premier VIP Technology                       1.20%      0.25%     0.83%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%      0.25%     0.06%
EQ/Alliance Growth and Income                    0.57%      0.25%     0.06%
EQ/Alliance Intermediate Government Securities   0.49%      0.25%     0.08%
EQ/Alliance International                        0.74%      0.25%     0.13%
EQ/Alliance Premier Growth                       0.90%      0.25%     0.05%
EQ/Alliance Quality Bond                         0.52%      0.25%     0.06%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.07%
EQ/Bernstein Diversified Value                   0.64%      0.25%     0.06%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.55%
EQ/Capital Guardian International                0.85%      0.25%     0.21%
EQ/Capital Guardian Research                     0.65%      0.25%     0.07%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                               Total                   Net Total
                                                               Annual      Fee Waiv-     Annual
                                              Underlying     Expenses    ers and/or    Expenses
                                               Portfolio      (Before       Expense       After
                                               Fees and      Expense     Reimburse-     Expense
Portfolio Name                                Expenses(5)   Limitation)    ments(6)    Limitations
-----------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        1.08%          7.34%        (5.98)%      1.36%
AXA Conservative Allocation                      0.84%         10.23%        (9.13)%      1.10%
AXA Conservative-Plus Allocation                 0.88%          5.36%        (4.21)%      1.15%
AXA Moderate Allocation                          0.86%          1.60%        (0.43)%      1.17%
AXA Moderate-Plus Allocation                     1.13%          3.25%        (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                  --           1.02%           --        1.02%
AXA Premier VIP Core Bond                          --           1.11%        (0.16)%      0.95%
AXA Premier VIP Health Care                        --           1.93%        (0.08)%      1.85%
AXA Premier VIP High Yield                         --           1.00%           --        1.00%
AXA Premier VIP International Equity               --           2.03%        (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity              --           1.67%        (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                   --           1.58%        (0.23)%      1.35%
AXA Premier VIP Large Cap Value                    --           1.58%        (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth               --           1.70%        (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value                --           1.66%        (0.06)%      1.60%
AXA Premier VIP Technology                         --           2.28%        (0.43)%      1.85%
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --           0.79%           --        0.79%
EQ/Alliance Growth and Income                      --           0.88%           --        0.88%
EQ/Alliance Intermediate Government Securities     --           0.82%           --        0.82%
EQ/Alliance International                          --           1.12%        (0.02)%      1.10%
EQ/Alliance Premier Growth                         --           1.20%        (0.04)%      1.16%
EQ/Alliance Quality Bond                           --           0.83%           --        0.83%
EQ/Alliance Small Cap Growth                       --           1.07%           --        1.07%
EQ/Bernstein Diversified Value                     --           0.95%         0.00%       0.95%
EQ/Calvert Socially Responsible                    --           1.45%        (0.40)%      1.05%
EQ/Capital Guardian International                  --           1.31%        (0.11)%      1.20%
EQ/Capital Guardian Research                       --           0.97%        (0.02)%      0.95%
-----------------------------------------------------------------------------------------------------

                                               Manage-
                                                ment       12b-1      Other
Portfolio Name                                 Fees(2)    Fees(3)   Expenses (4)
--------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                 0.65%      0.25%      0.07%
EQ/Emerging Markets Equity                      1.15%      0.25%      0.40%
EQ/Equity 500 Index                             0.25%      0.25%      0.06%
EQ/Evergreen Omega                              0.65%      0.25%      0.25%
EQ/FI Mid Cap                                   0.70%      0.25%      0.08%
EQ/FI Small/Mid Cap Value                       0.75%      0.25%      0.10%
EQ/Janus Large Cap Growth                       0.90%      0.25%      0.09%
EQ/J.P. Morgan Core Bond                        0.44%      0.25%      0.08%
EQ/Lazard Small Cap Value                       0.75%      0.25%      0.10%
EQ/Marsico Focus                                0.90%      0.25%      0.07%
EQ/Mercury Basic Value Equity                   0.60%      0.25%      0.07%
EQ/Mercury International Value                  0.85%      0.25%      0.16%
EQ/MFS Emerging Growth Companies                0.65%      0.25%      0.07%
EQ/MFS Investors Trust                          0.60%      0.25%      0.11%
EQ/Money Market                                 0.33%      0.25%      0.06%
EQ/Putnam Growth & Income Value                 0.60%      0.25%      0.10%
EQ/Putnam Voyager                               0.65%      0.25%      0.13%
EQ/Small Company Index                          0.25%      0.25%      0.35%
EQ/Technology                                   0.90%      0.25%      0.09%
--------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity    1.50%      0.25%      5.80%
--------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------
U.S. Real Estate - Class II                     0.80%      0.35%      0.31%
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
                                                               Total                    Net Total
                                                               Annual      Fee Waiv-      Annual
                                              Underlying     Expenses     ers and/or     Expenses
                                               Portfolio      (Before       Expense        After
                                               Fees and      Expense      Reimburse-      Expense
Portfolio Name                                Expenses(5)   Limitation)    ments(6)     Limitations
-----------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                    --          0.97%        (0.02)%        0.95%
EQ/Emerging Markets Equity                         --          1.80%         0.00%         1.80%
EQ/Equity 500 Index                                --          0.56%           --          0.56%
EQ/Evergreen Omega                                 --          1.15%        (0.20)%        0.95%
EQ/FI Mid Cap                                      --          1.03%        (0.03)%        1.00%
EQ/FI Small/Mid Cap Value                          --          1.10%         0.00%         1.10%
EQ/Janus Large Cap Growth                          --          1.24%        (0.09)%        1.15%
EQ/J.P. Morgan Core Bond                           --          0.77%         0.00%         0.77%
EQ/Lazard Small Cap Value                          --          1.10%         0.00%         1.10%
EQ/Marsico Focus                                   --          1.22%        (0.07)%        1.15%
EQ/Mercury Basic Value Equity                      --          0.92%         0.00%         0.92%
EQ/Mercury International Value                     --          1.26%        (0.01)%        1.25%
EQ/MFS Emerging Growth Companies                   --          0.97%           --          0.97%
EQ/MFS Investors Trust                             --          0.96%        (0.01)%        0.95%
EQ/Money Market                                    --          0.64%           --          0.64%
EQ/Putnam Growth & Income Value                    --          0.95%         0.00%         0.95%
EQ/Putnam Voyager                                  --          1.03%        (0.08)%        0.95%
EQ/Small Company Index                             --          0.85%         0.00%         0.85%
EQ/Technology                                      --          1.24%        (0.09)%        1.15%
-----------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
-----------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity       --          7.55%        (4.57)%        2.98%
-----------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-----------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                        --          1.46%        (0.11)%        1.35%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003        Lowest     Highest
(expenses that are deducted from Portfolio assets         ------     -------
including management fees, 12b-1 fees, service             .56%       10.23%
fees, and/or other expenses)(1)

(1) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(2) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See Footnote (6) for any expense limitation agreement information.

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(4) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreement information.

(5) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolios's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(6) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equi table Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc. the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust and AXA Premier VIP Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

-----------------------------------------------
Portfolio Name
-----------------------------------------------
AXA Aggressive Allocation               0.95%
AXA Conservative Allocation             0.73%
AXA Conservative-Plus Allocation        0.78%
AXA Moderate Allocation                 0.79%
AXA Moderate-Plus Allocation            0.99%
AXA Premier VIP Aggressive Equity       0.95%
AXA Premier VIP Health Care             1.84%
AXA Premier VIP International Equity    1.73%
AXA Premier VIP Large Cap Core Equity   1.32%
AXA Premier VIP Large Cap Growth        1.32%
AXA Premier VIP Large Cap Value         1.28%
AXA Premier VIP Small/Mid Cap Growth    1.46%
AXA Premier VIP Small/Mid Cap Value     1.52%
AXA Premier VIP Technology              1.70%
EQ/Alliance Common Stock                0.77%
EQ/Alliance Growth and Income           0.85%
EQ/Alliance Premier Growth              1.15%
EQ/Alliance Small Cap Growth            1.03%
EQ/Calvert Socially Responsible         1.00%
EQ/Capital Guardian International       1.18%
EQ/Capital Guardian Research            0.93%
EQ/Capital Guardian U.S. Equity         0.93%
EQ/Emerging Markets Equity              1.78%
EQ/Evergreen Omega                      0.84%
EQ/FI Mid Cap                           0.88%
EQ/FI Small/Mid Cap Value               1.04%
EQ/Lazard Small Cap Value               1.00%
EQ/Marsico Focus                        1.10%
EQ/Mercury Basic Value Equity           0.91%
EQ/Mercury International Value          1.18%
EQ/MFS Emerging Growth Companies        0.96%
EQ/MFS Investors Trust                  0.94%
EQ/Putnam Growth & Income Value         0.93%
EQ/Putnam Voyager                       0.93%
EQ/Technology                           1.01%
-----------------------------------------------

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-up or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $2.10 per $10,000. Some of these features may not be available or may be different under your contract. Some of these charges may not be applicable under your contract.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option. Some of these investment options and charges may not be applicable under your contract.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

------------------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,938.01     $ 3,961.13     $ 5,796.47     $  9,326.64
AXA Conservative Allocation                      $ 2,253.10     $ 4,736.29     $ 6,842.80     $ 10,461.71
AXA Conservative-Plus Allocation                 $ 1,721.56     $ 3,397.79     $ 4,989.19     $  8,279.35
AXA Moderate Allocation                          $ 1,312.50     $ 2,258.97     $ 3,241.25     $  5,521.47
AXA Moderate-Plus Allocation                     $ 1,491.38     $ 2,770.44     $ 4,045.17     $  6,868.22
AXA Premier VIP Aggressive Equity                $ 1,251.23     $ 2,073.57     $ 2,942.34     $  5,012.96
AXA Premier VIP Core Bond                        $ 1,260.68     $ 2,102.26     $ 2,988.89     $  5,093.46
AXA Premier VIP Health Care                      $ 1,346.96     $ 2,361.65     $ 3,405.07     $  5,798.30
AXA Premier VIP High Yield                       $ 1,249.13     $ 2,067.20     $ 2,931.98     $  4,994.97
AXA Premier VIP International Equity             $ 1,357.88     $ 2,392.97     $ 3,454.79     $  5,884.68
AXA Premier VIP Large Cap Core Equity            $ 1,319.47     $ 2,279.90     $ 3,274.74     $  5,577.28
AXA Premier VIP Large Cap Growth                 $ 1,310.02     $ 2,251.50     $ 3,229.28     $  5,501.47
AXA Premier VIP Large Cap Value                  $ 1,310.02     $ 2,251.50     $ 3,229.28     $  5,501.47
AXA Premier VIP Small/Mid Cap Growth             $ 1,322.62     $ 2,289.36     $ 3,289.86     $  5,602.39
AXA Premier VIP Small/Mid Cap Value              $ 1,318.42     $ 2,276.75     $ 3,269.70     $  5,568.89
AXA Premier VIP Technology                       $ 1,385.17     $ 2,470.97     $ 3,578.14     $  6,096.56
------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,227.08     $ 2,000.14     $ 2,822.68     $  4,803.72
EQ/Alliance Growth and Income                    $ 1,236.53     $ 2,028.92     $ 2,869.65     $  4,886.20
EQ/Alliance Intermediate Government Securities   $ 1,230.23     $ 2,009.74     $ 2,838.36     $  4,831.30
EQ/Alliance International                        $ 1,261.73     $ 2,105.45     $ 2,994.06     $  5,102.35
EQ/Alliance Premier Growth                       $ 1,270.13     $ 2,130.96     $ 3,035.31     $  5,173.19
EQ/Alliance Quality Bond                         $ 1,231.28     $ 2,012.94     $ 2,843.58     $  4,840.47
EQ/Alliance Small Cap Growth                     $ 1,256.48     $ 2,089.49     $ 2,968.20     $  5,057.78
EQ/Bernstein Diversified Value                   $ 1,243.88     $ 2,051.26     $ 2,906.05     $  4,949.82
EQ/Calvert Socially Responsible                  $ 1,296.37     $ 2,210.37     $ 3,163.29     $  5,390.66
EQ/Capital Guardian International                $ 1,281.67     $ 2,165.95     $ 3,091.79     $  5,269.59
EQ/Capital Guardian Research                     $ 1,245.98     $ 2,057.64     $ 2,916.43     $  4,967.91
EQ/Capital Guardian U.S. Equity                  $ 1,245.98     $ 2,057.64     $ 2,916.43     $  4,967.91
EQ/Emerging Markets Equity                       $ 1,333.12     $ 2,320.83     $ 3,340.09     $  5,685.49
EQ/Equity 500 Index                              $ 1,202.94     $ 1,926.36     $ 2,701.81     $  4,589.30
EQ/Evergreen Omega                               $ 1,264.88     $ 2,115.02     $ 3,009.54     $  5,128.99
EQ/FI Mid Cap                                    $ 1,252.28     $ 2,076.75     $ 2,947.52     $  5,021.94
EQ/FI Small/Mid Cap Value                        $ 1,259.63     $ 2,099.07     $ 2,983.72     $  5,084.55
EQ/J.P. Morgan Core Bond                         $ 1,224.98     $ 1,993.74     $ 2,812.22     $  4,785.28
EQ/Janus Large Cap Growth                        $ 1,274.33     $ 2,143.69     $ 3,055.88     $  5,208.37
EQ/Lazard Small Cap Value                        $ 1,259.63     $ 2,099.07     $ 2,983.72     $  5,084.55
EQ/Marsico Focus                                 $ 1,272.23     $ 2,137.33     $ 3,045.60     $  5,190.80
EQ/Mercury Basic Value Equity                    $ 1,240.73     $ 2,041.69     $ 2,890.46     $  4,922.61
EQ/Mercury International Value                   $ 1,276.43     $ 2,150.05     $ 3,066.15     $  5,225.91
EQ/MFS Emerging Growth Companies                 $ 1,245.98     $ 2,057.64     $ 2,916.43     $  4,967.91

------------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                    1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,488.01     $ 3,611.13     $ 5,546.47     $  9,676.64
AXA Conservative Allocation                      $ 1,803.10     $ 4,386.29     $ 6,592.80     $ 10,811.71
AXA Conservative-Plus Allocation                 $ 1,271.56     $ 3,047.79     $ 4,739.19     $  8,629.35
AXA Moderate Allocation                          $   867.25     $ 1,923.76     $ 3,010.77     $  5,871.47
AXA Moderate-Plus Allocation                     $ 1,041.38     $ 2,420.44     $ 3,795.17     $  7,218.22
AXA Premier VIP Aggressive Equity                $   805.97     $ 1,746.28     $ 2,726.09     $  5,362.96
AXA Premier VIP Core Bond                        $   815.42     $ 1,773.79     $ 2,770.46     $  5,443.46
AXA Premier VIP Health Care                      $   901.51     $ 2,022.03     $ 3,166.76     $  6,148.30
AXA Premier VIP High Yield                       $   803.87     $ 1,740.15     $ 2,716.20     $  5,344.97
AXA Premier VIP International Equity             $   912.01     $ 2,052.00     $ 3,214.10     $  6,234.68
AXA Premier VIP Large Cap Core Equity            $   874.21     $ 1,943.80     $ 3,042.66     $  5,927.28
AXA Premier VIP Large Cap Growth                 $   864.76     $ 1,916.61     $ 2,999.37     $  5,851.47
AXA Premier VIP Large Cap Value                  $   864.76     $ 1,916.61     $ 2,999.37     $  5,851.47
AXA Premier VIP Small/Mid Cap Growth             $   877.36     $ 1,952.85     $ 3,057.05     $  5,952.39
AXA Premier VIP Small/Mid Cap Value              $   873.16     $ 1,940.78     $ 3,037.86     $  5,918.89
AXA Premier VIP Technology                       $   938.25     $ 2,126.65     $ 3,331.55     $  6,446.56
------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   781.82     $ 1,675.72     $ 2,611.87     $  5,153.72
EQ/Alliance Growth and Income                    $   791.27     $ 1,703.37     $ 2,656.70     $  5,236.20
EQ/Alliance Intermediate Government Securities   $   784.97     $ 1,684.94     $ 2,626.83     $  5,181.30
EQ/Alliance International                        $   816.47     $ 1,776.84     $ 2,775.38     $  5,452.35
EQ/Alliance Premier Growth                       $   824.87     $ 1,801.25     $ 2,814.67     $  5,523.19
EQ/Alliance Quality Bond                         $   786.02     $ 1,688.01     $ 2,631.82     $  5,190.47
EQ/Alliance Small Cap Growth                     $   811.22     $ 1,761.57     $ 2,750.76     $  5,407.78
EQ/Bernstein Diversified Value                   $   798.62     $ 1,724.84     $ 2,691.45     $  5,299.82
EQ/Calvert Socially Responsible                  $   851.11     $ 1,877.25     $ 2,936.53     $  5,740.66
EQ/Capital Guardian International                $   836.42     $ 1,834.74     $ 2,868.45     $  5,619.59
EQ/Capital Guardian Research                     $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
EQ/Capital Guardian U.S. Equity                  $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
EQ/Emerging Markets Equity                       $   887.86     $ 1,982.97     $ 3,104.89     $  6,035.49
EQ/Equity 500 Index                              $   757.67     $ 1,604.81     $ 2,496.49     $  4,939.30
EQ/Evergreen Omega                               $   819.62     $ 1,786.00     $ 2,790.13     $  5,478.99
EQ/FI Mid Cap                                    $   807.02     $ 1,749.34     $ 2,731.03     $  5,371.94
EQ/FI Small/Mid Cap Value                        $   814.37     $ 1,770.74     $ 2,765.54     $  5,434.55
EQ/J.P. Morgan Core Bond                         $   779.72     $ 1,669.57     $ 2,601.88     $  5,135.28
EQ/Janus Large Cap Growth                        $   829.07     $ 1,813.44     $ 2,834.26     $  5,558.37
EQ/Lazard Small Cap Value                        $   814.37     $ 1,770.74     $ 2,765.54     $  5,434.55
EQ/Marsico Focus                                 $   826.97     $ 1,807.35     $ 2,824.47     $  5,540.80
EQ/Mercury Basic Value Equity                    $   795.47     $ 1,715.64     $ 2,676.57     $  5,272.61
EQ/Mercury International Value                   $   831.17     $ 1,819.53     $ 2,844.04     $  5,575.91
EQ/MFS Emerging Growth Companies                 $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                      If you do not surrender your contract at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
          Portfolio Name                           1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,138.01    $ 3,261.13     $ 5,196.47     $  9,326.64
AXA Conservative Allocation                      $ 1,453.10    $ 4,036.29     $ 6,242.80     $ 10,461.71
AXA Conservative-Plus Allocation                 $   921.56    $ 2,697.79     $ 4,389.19     $  8,279.35
AXA Moderate Allocation                          $   517.25    $ 1,573.76     $ 2,660.77     $  5,521.47
AXA Moderate-Plus Allocation                     $   691.38    $ 2,070.44     $ 3,445.17     $  6,868.22
AXA Premier VIP Aggressive Equity                $   455.97    $ 1,396.28     $ 2,376.09     $  5,012.96
AXA Premier VIP Core Bond                        $   465.42    $ 1,423.79     $ 2,420.46     $  5,093.46
AXA Premier VIP Health Care                      $   551.51    $ 1,672.03     $ 2,816.76     $  5,798.30
AXA Premier VIP High Yield                       $   453.87    $ 1,390.15     $ 2,366.20     $  4,994.97
AXA Premier VIP International Equity             $   562.01    $ 1,702.00     $ 2,864.10     $  5,884.68
AXA Premier VIP Large Cap Core Equity            $   524.21    $ 1,593.80     $ 2,692.66     $  5,577.28
AXA Premier VIP Large Cap Growth                 $   514.76    $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Large Cap Value                  $   514.76    $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Small/Mid Cap Growth             $   527.36    $ 1,602.85     $ 2,707.05     $  5,602.39
AXA Premier VIP Small/Mid Cap Value              $   523.16    $ 1,590.78     $ 2,687.86     $  5,568.89
AXA Premier VIP Technology                       $   588.25    $ 1,776.65     $ 2,981.55     $  6,096.56
------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   431.82    $ 1,325.72     $ 2,261.87     $  4,803.72
EQ/Alliance Growth and Income                    $   441.27    $ 1,353.37     $ 2,306.70     $  4,886.20
EQ/Alliance Intermediate Government Securities   $   434.97    $ 1,334.94     $ 2,276.83     $  4,831.30
EQ/Alliance International                        $   466.47    $ 1,426.84     $ 2,425.38     $  5,102.35
EQ/Alliance Premier Growth                       $   474.87    $ 1,451.25     $ 2,464.67     $  5,173.19
EQ/Alliance Quality Bond                         $   436.02    $ 1,338.01     $ 2,281.82     $  4,840.47
EQ/Alliance Small Cap Growth                     $   461.22    $ 1,411.57     $ 2,400.76     $  5,057.78
EQ/Bernstein Diversified Value                   $   448.62    $ 1,374.84     $ 2,341.45     $  4,949.82
EQ/Calvert Socially Responsible                  $   501.11    $ 1,527.25     $ 2,586.53     $  5,390.66
EQ/Capital Guardian International                $   486.42    $ 1,484.74     $ 2,518.45     $  5,269.59
EQ/Capital Guardian Research                     $   450.72    $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Capital Guardian U.S. Equity                  $   450.72    $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Emerging Markets Equity                       $   537.86    $ 1,632.97     $ 2,754.89     $  5,685.49
EQ/Equity 500 Index                              $   407.67    $ 1,254.81     $ 2,146.49     $  4,589.30
EQ/Evergreen Omega                               $   469.62    $ 1,436.00     $ 2,440.13     $  5,128.99
EQ/FI Mid Cap                                    $   457.02    $ 1,399.34     $ 2,381.03     $  5,021.94
EQ/FI Small/Mid Cap Value                        $   464.37    $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/J.P. Morgan Core Bond                         $   429.72    $ 1,319.57     $ 2,251.88     $  4,785.28
EQ/Janus Large Cap Growth                        $   479.07    $ 1,463.44     $ 2,484.26     $  5,208.37
EQ/Lazard Small Cap Value                        $   464.37    $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/Marsico Focus                                 $   476.97    $ 1,457.35     $ 2,474.47     $  5,190.80
EQ/Mercury Basic Value Equity                    $   445.47    $ 1,365.64     $ 2,326.57     $  4,922.61
EQ/Mercury International Value                   $   481.17    $ 1,469.53     $ 2,494.04     $  5,225.91
EQ/MFS Emerging Growth Companies                 $   450.72    $ 1,380.97     $ 2,351.35     $  4,967.91
------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                           If you surrender your contract at the end
                                                                of the applicable time period
                                              -----------------------------------------------------------
       Portfolio Name                             1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST
---------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                         $ 1,244.93     $ 2,054.45     $ 2,911.24     $ 4,958.87
EQ/Money Market                                $ 1,211.34     $ 1,952.06     $ 2,743.99     $ 4,664.47
EQ/Putnam Growth & Income Value                $ 1,243.88     $ 2,051.26     $ 2,906.05     $ 4,949.82
EQ/Putnam Voyager                              $ 1,252.28     $ 2,076.75     $ 2,947.52     $ 5,021.94
EQ/Small Company Index                         $ 1,233.38     $ 2,019.33     $ 2,854.01     $ 4,858.80
EQ/Technology                                  $ 1,274.33     $ 2,143.69     $ 3,055.88     $ 5,208.37
---------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,960.56     $ 4,018.36     $ 5,876.30     $ 9,422.13
---------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $ 1,297.42     $ 2,213.54     $ 3,168.37     $ 5,399.24
---------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end
                                                             of the applicable time period
                                               --------------------------------------------------------
        Portfolio Name                           1 year      3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                         $   799.67   $ 1,727.90     $ 2,696.40     $ 5,308.87
EQ/Money Market                                $   766.07   $ 1,629.51     $ 2,536.76     $ 5,014.47
EQ/Putnam Growth & Income Value                $   798.62   $ 1,724.84     $ 2,691.45     $ 5,299.82
EQ/Putnam Voyager                              $   807.02   $ 1,749.34     $ 2,731.03     $ 5,371.94
EQ/Small Company Index                         $   788.12   $ 1,694.16     $ 2,641.78     $ 5,208.80
EQ/Technology                                  $   829.07   $ 1,813.44     $ 2,834.26     $ 5,558.37
-------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,510.56   $ 3,668.36     $ 5,626.30     $ 9,772.13
-------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   852.16   $ 1,880.29     $ 2,941.38     $ 5,749.24
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end
                                                           of the applicable time period
                                               --------------------------------------------------------
         Portfolio Name                           1 year       3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                          $   449.67    $ 1,377.90     $ 2,346.40     $ 4,958.87
EQ/Money Market                                 $   416.07    $ 1,279.51     $ 2,186.76     $ 4,664.47
EQ/Putnam Growth & Income Value                 $   448.62    $ 1,374.84     $ 2,341.45     $ 4,949.82
EQ/Putnam Voyager                               $   457.02    $ 1,399.34     $ 2,381.03     $ 5,021.94
EQ/Small Company Index                          $   438.12    $ 1,344.16     $ 2,291.78     $ 4,858.80
EQ/Technology                                   $   479.07    $ 1,463.44     $ 2,484.26     $ 5,208.37
-------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity    $ 1,160.56    $ 3,318.36     $ 5,276.30     $ 9,422.13
-------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                    $   502.16    $ 1,530.29     $ 2,591.38     $ 5,399.24
-------------------------------------------------------------------------------------------------------

(5) TAX INFORMATION

REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made according to rules in the Code and Treasury Regulations and the terms of the plan. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations generally apply beginning in January 2003. The 2002 final regulations include Temporary Regulations applicable to annuity contracts used to fund plans. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have currently been suspended. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your plan administrator and tax advisor concerning applicability of these complex rules to your situation.


(6) UPDATED INFORMATION ON EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, "The Equitable Companies Incorporated"). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."


(7) APPLICABLE ONLY TO CONTRACTS WITH THE GUARANTEED INTEREST OPTION

From time to time we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest account causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.


(8) DISRUPTIVE TRANSFER ACTIVITY

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.


Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.


(9) SUBSEQUENT CONTRIBUTIONS

Any additional contributions you may make will generally be applied to your contract on the business day Smith Barney receives the additional contribution from you and transmits your order to us in accordance with our processing procedures. We may reject your order and return your additional contribution or credit your additional contribution to your contract at a later date if any of the limitations described below apply.

We consider Smith Barney to be a "processing office" for the purpose of receiving subsequent contributions as described above.

The procedures described above are not available for 1035 exchanges or other replacement transactions; other types of transactions may also be excluded. You must provide all information and documents we require with respect to your additional contribution. The amount of the additional contribution you are making must be permitted under your contract. Your contribution must be made in accordance with all the other terms and conditions described in our prospectus. After receiving your contribution, together with all required information and documents, from you, Smith Barney must deliver them to us in accordance with our processing arrangements with Smith Barney.

Smith Barney may establish a "closing time" for receipt of contribution requests under the above arrangement that is earlier than the end of the business day. Any such earlier closing time may be established without prior notice to you. Also, while we are generally open on the same business days as Smith Barney, a business day for the purposes of this supplement will be our business day.

We or Smith Barney may change or discontinue these arrangements at any time without prior notice. If you change Smith Barney as your broker-dealer of record on your contract, the above procedures will no longer apply, although we may have similar arrangements with your new broker-dealer.

You may always make subsequent contributions under your contract by any other method described in the Accumulator(R) Series prospectus for your contract, as supplemented from time to time. All contributions are subject to acceptance. These arrangements may not be available in every state.


(10) CONDENSED FINANCIAL INFORMATION


The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2003. The table shows unit values based on the lowest and highest charges that would apply to any contract or investment option to which this supplement relates, including the lowest and highest charges that would apply to the underlying portfolios. Therefore, if your contract has different charges or features than those assumed, your unit values will be different than those shown. Please refer to the SAI for a complete presentation of the unit values and units outstanding. The table also shows the total number of units outstanding for all contracts to which this supplement relates.


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 0.95%.

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2003.



----------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                             ---------------------------------------------------------
                                                                2003        2002        2001        2000        1999
----------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 44.36    $  37.59    $  43.48          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           3          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 52.40    $  38.47    $  54.60    $  73.67    $  85.83
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           1           1           1           1          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.01    $  10.71          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.06    $   7.93          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 29.44    $  24.25    $  25.23    $  25.30    $  28.03
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          11          12          13          13          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.43    $   7.84          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           3          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.74    $   7.67          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           9          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.82    $   6.81          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.31    $   7.94          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           1          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.65    $   6.22          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           3          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.30    $   7.40          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           5          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.88    $   5.69          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $236.45    $ 159.61    $ 241.72    $ 273.42    $ 321.89
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           2           2           2           2          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 26.59    $  20.58          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           2           1          --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 19.53    $  19.30          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           7          10          --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.81    $   8.82          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           8          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.99    $   4.91    $   7.20    $   9.56    $  11.82
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          93          89          79          54          --
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                             ---------------------------------------------------------
                                                                2003        2002        2001        2000        1999
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.19     $ 15.78          --          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           3          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.04     $ 10.05     $ 14.55     $ 16.93     $ 15.04
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          30          32          32          24          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.19     $ 10.35     $ 12.09     $ 11.84     $ 12.20
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          38          38          34          11          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.09     $  6.38     $  8.76          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.71     $  7.40     $  8.79     $ 11.22     $ 14.00
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          39          35          34          28          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.53     $  8.08     $ 10.83     $ 11.16     $ 10.64
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          66          69          26          18          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.48     $  7.76     $ 10.26     $ 10.58     $ 10.31
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          34          25          21          15          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.95     $  5.80     $  6.22     $  6.62     $ 11.15
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          12          12           9           8          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 24.53     $ 19.37     $ 25.20     $ 28.97          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          10          10          11           6          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.05     $  5.88     $  7.81     $  9.50     $ 10.87
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.86     $  6.93     $  8.59     $ 10.01          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          34          29          19           3          --
----------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.73     $  9.64     $ 11.41     $ 11.08          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          20          14          11          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.81     $ 13.49     $ 12.43     $ 11.62     $ 10.53
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          36          44          46          34          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.52     $  4.43     $  6.41     $  8.41          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          28          22          24          10          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.75     $ 10.84     $ 12.70     $ 10.89     $  9.28
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          17          18          15           9          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.92     $  9.95     $ 11.36          --          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           3           2           1          --          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 18.80     $ 14.47     $ 17.53     $ 16.77     $ 15.14
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           1          --          --          --          --
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                             ---------------------------------------------------------
                                                                2003        2002        2001        2000        1999
----------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.46     $ 11.40     $ 13.81     $ 17.77     $ 20.45
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          51          73          65          47          --
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.20     $  9.53     $ 14.64     $ 22.42     $ 27.88
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          42          42          43          35          --
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.34     $  6.90     $  8.82     $ 10.59     $ 10.77
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           6           7           6           2          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 31.04     $ 31.16     $ 31.08     $ 30.29     $ 28.85
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           2           6          13           8          11
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.40     $  9.87     $ 12.31     $ 13.34     $ 12.61
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          18          20          18           4          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.78     $  9.59     $ 13.15     $ 17.57     $ 21.58
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           5          14          15          15          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.67     $  8.77     $ 11.19     $ 11.07     $ 11.57
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          15          17          17          10          --
----------------------------------------------------------------------------------------------------------------------
 EQ/Technology
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  4.14     $  2.91     $  4.96     $  6.63          --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          55          63          50          33          --
----------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.90%.

Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after December 31, 2003.

----------------------------------------------------------------------------
                                                 For the years ending
                                                     December 31,
                                            ------------------------------
                                              2003      2002        2001
----------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------
  Unit value                                $ 37.31   $  31.93    $  37.29
----------------------------------------------------------------------------
  Number of units outstanding (000's)            11          7           4
----------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------
  Unit value                                $ 44.08   $  32.67    $  46.83
----------------------------------------------------------------------------
  Number of units outstanding (000's)            --         --          --
----------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------
  Unit value                                $ 10.80   $  10.61          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            18         13          --
----------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------
  Unit value                                $  9.87   $   7.85          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)             3          3          --
----------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------
  Unit value                                $ 24.99   $  20.79    $  21.83
----------------------------------------------------------------------------
  Number of units outstanding (000's)            11          7          --
----------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------
  Unit value                                $ 10.23   $   7.76          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)             6          7          --
----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------
  Unit value                                $  9.55   $   7.60          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            15         17          --
----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------
  Unit value                                $  8.65   $   6.75          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            36         39          --
----------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------
  Unit value                                $ 10.11   $   7.86          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            28         30          --
----------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
----------------------------------------------------------------------------
  Unit value                                $  8.48   $   6.16          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            30         34          --
----------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
----------------------------------------------------------------------------
  Unit value                                $ 10.11   $   7.33          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            23         25          --
----------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------
  Unit value                                $  8.71   $   5.63          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)             4          4          --
----------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------
  Unit value                                $180.69   $ 123.15    $ 188.32
----------------------------------------------------------------------------
  Number of units outstanding (000's)             3          3           1
----------------------------------------------------------------------------
 EQ/Alliance Growth and Income
----------------------------------------------------------------------------
  Unit value                                $ 24.09   $  18.83          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            11         10          --
----------------------------------------------------------------------------
 EQ/Alliance Intermediate Government
   Securities
----------------------------------------------------------------------------
  Unit value                                $ 17.27   $  17.23          --
----------------------------------------------------------------------------
  Number of units outstanding (000's)             3          2          --
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                 For the years ending
                                                     December 31,
                                            ------------------------------
                                              2003       2002       2001
----------------------------------------------------------------------------
 EQ/Alliance International
----------------------------------------------------------------------------
  Unit value                                $ 10.86    $  8.19        --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            14         --        --
----------------------------------------------------------------------------
 EQ/Alliance Premier Growth
----------------------------------------------------------------------------
  Unit value                                $  5.73    $  4.74   $  7.02
----------------------------------------------------------------------------
  Number of units outstanding (000's)           111        108        27
----------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------
  Unit value                                $ 14.67    $ 14.44        --
----------------------------------------------------------------------------
  Number of units outstanding (000's)            25         28        --
----------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------
  Unit value                                $ 13.61    $  9.52   $ 13.91
----------------------------------------------------------------------------
  Number of units outstanding (000's)            25         31         7
----------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------
  Unit value                                $ 12.45    $  9.86   $ 11.64
----------------------------------------------------------------------------
  Number of units outstanding (000's)            66         66        16
----------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------
  Unit value                                $  7.75    $  6.18   $  8.56
----------------------------------------------------------------------------
  Number of units outstanding (000's)            --         --        --
----------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------
  Unit value                                $  9.29    $  7.14   $  8.57
----------------------------------------------------------------------------
  Number of units outstanding (000's)            36         48        41
----------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------
  Unit value                                $ 10.07    $  7.80   $ 10.56
----------------------------------------------------------------------------
  Number of units outstanding (000's)            35         37        13
----------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------
  Unit value                                $ 10.02    $  7.49   $ 10.00
----------------------------------------------------------------------------
  Number of units outstanding (000's)            38         40        21
----------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------
  Unit value                                $  8.42    $  5.50   $  5.96
----------------------------------------------------------------------------
  Number of units outstanding (000's)            --         --        --
----------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------
  Unit value                                $ 22.31    $ 17.79   $ 23.37
----------------------------------------------------------------------------
  Number of units outstanding (000's)            28         29        11
----------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------
  Unit value                                $  7.67    $  5.66   $  7.59
----------------------------------------------------------------------------
  Number of units outstanding (000's)             7          4        --
----------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------
  Unit value                                $  9.55    $  6.78   $  8.48
----------------------------------------------------------------------------
  Number of units outstanding (000's)            22         25         5
----------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------
  Unit value                                $ 11.94    $  9.13   $ 10.91
----------------------------------------------------------------------------
  Number of units outstanding (000's)            39         40        14
----------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
----------------------------------------------------------------------------
  Unit value                                $ 13.04    $ 12.85   $ 11.96
----------------------------------------------------------------------------
  Number of units outstanding (000's)            60         73        31
----------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------
  Unit value                                $  5.34    $  4.33   $  6.33
----------------------------------------------------------------------------
  Number of units outstanding (000's)            38         47         6
----------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------
  Unit value                                $ 13.92    $ 10.33   $ 12.22
----------------------------------------------------------------------------
  Number of units outstanding (000's)            44         43        14
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                 For the years ending
                                                     December 31,
                                            ------------------------------
                                              2003       2002       2001
----------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------
  Unit value                                $ 12.63    $  9.82     $ 11.32
----------------------------------------------------------------------------
  Number of units outstanding (000's)            14          3           2
----------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------
  Unit value                                $ 17.63    $ 13.70     $ 16.76
----------------------------------------------------------------------------
  Number of units outstanding (000's)            39         34           9
----------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------
  Unit value                                $ 13.56    $ 10.80     $ 13.20
----------------------------------------------------------------------------
  Number of units outstanding (000's)            21         15          18
----------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------
  Unit value                                $ 11.44    $  9.02     $ 14.00
----------------------------------------------------------------------------
  Number of units outstanding (000's)             3          2           1
----------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------
  Unit value                                $  7.94    $  6.64     $  8.56
----------------------------------------------------------------------------
  Number of units outstanding (000's)            12         15           6
----------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------
  Unit value                                $ 25.00    $ 25.34     $ 25.51
----------------------------------------------------------------------------
  Number of units outstanding (000's)            21        115         217
----------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
----------------------------------------------------------------------------
  Unit value                                $ 11.62    $  9.34     $ 11.77
----------------------------------------------------------------------------
  Number of units outstanding (000's)            25         29          19
----------------------------------------------------------------------------
 EQ/Putnam Voyager
----------------------------------------------------------------------------
  Unit value                                $ 11.05    $  9.08     $ 12.57
----------------------------------------------------------------------------
  Number of units outstanding (000's)             3          8           4
----------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------
  Unit value                                $ 11.95    $  8.35     $ 10.77
----------------------------------------------------------------------------
  Number of units outstanding (000's)            13         14           1
----------------------------------------------------------------------------
 EQ/Technology
----------------------------------------------------------------------------
  Unit value                                $  3.99    $  2.84     $  4.88
----------------------------------------------------------------------------
  Number of units outstanding (000's)            15         14           5
----------------------------------------------------------------------------

Appendix


--------------------------------------------------------------------------------
Dates of previous Prospectuses and Supplements


------------------------------------------------------------------------------------------------------------------------------------
                                                                                Product Distributor
                                                    --------------------------------------------------------------------------------
                                                                                 AXA Distributors
                                                    --------------------------------------------------------------------------------
 Product Name                                        Prospectus and SAI Dates   Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
 Income ManagerAccumulator(R)                       4/7/95;                     7/1/95; 9/28/95
 Income Manager(R)Rollover IRA                      11/1/95;
                                                    10/16/96                    2/10/97
                                                    5/1/97                      5/1/97
                                                    8/1/97
                                                    12/31/97                    12/31/97; 5/1/98;1/4/99; 5/1/99; 5/1/00;
                                                                                9/1/00;2/9/01; 9/1/01; 1/14/02; 2/22/02;
                                                                                7/15/02; 8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                                                                8/15/03; 11/24/03; 2/1/04
------------------------------------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R)(IRA, NQ and QP)           10/1/97(2)
 Equitable Accumulator(R)Select(SM) (IRA, NQ, QP)   12/31/97(2)
                                                    5/1/98                      5/1/98; 6/18/98; 11/30/98;5/1/99; 5/1/00;
                                                                                9/1/00; 2/9/01; 9/1/01; 1/14/02; 2/22/02;
                                                                                7/15/02; 8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                                                                8/15/03; 11/24/03; 2/1/04
------------------------------------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Select(SM)                5/1/99
 Equitable Accumulator(R)                           10/18/99                    3/20/00; 5/1/00; 9/1/00;
 Equitable Accumulator Select (2002 Series)                                     10/13/00; 2/9/01; 9/1/01;
 Equitable Accumulator (2002 Series)                                            1/14/02; 2/22/02; 7/15/02;
                                                                                8/20/02; 1/6/03; 2/20/03;
                                                                                5/15/03; 8/15/03; 11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/00                      3/20/00; 9/1/00; 9/6/00; 10/13/00; 2/9/01;
                                                                                9/1/01; 1/14/02; 2/22/02; 7/15/02; 8/20/02;
                                                                                1/6/03; 2/20/03; 5/15/03; 8/15/03; 11/24/03;
                                                                                2/1/04

                                                    --------------------------------------------------------------------------------
                                                    5/1/01                      5/1/01(1); 7/30/01(5);9/1/01; 10/1/01(6);
                                                                                12/14/01; 1/14/02; 2/22/02; 7/15/02;
                                                                                8/20/02; 1/6/03; 2/20/03; 5/15/03; 8/15/03;
                                                                                11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    N/A                         N/A
                                                    --------------------------------------------------------------------------------
                                                    4/1/02(4)                   4/3/02; 5/20/02(7); 6/7/02(2); 7/15/02; 8/5/02(5);
                                                                                8/20/02; 11/11/02; 12/6/02; 12/09/02;
                                                                                1/6/03; 2/4/03; 2/20/03;5/15/03; 8/8/03(8);
                                                                                8/15/03; 11/24/03; 2/1/04; 2/10/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/02(3)                   5/1/02(1); 7/15/02; 8/20/02; 1/6/03; 2/20/03;
                                                                                5/15/03; 8/15/03; 11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/02(4)                   5/20/02(7); 6/7/02(2); 7/15/02;
                                                                                8/5/02(5); 8/20/02; 11/11/02; 12/06/02;
                                                                                12/09/02; 1/6/03; 2/4/03; 2/20/03; 5/15/03;
                                                                                8/8/03(8); 8/15/03; 11/24/03; 2/1/04; 2/10/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/03(4)                   5/15/03; 8/8/03(8); 8/15/03; 11/24/03; 2/1/04;
                                                                                2/10/04
------------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R)                                     9/15/03                     9/15/03(9); 11/24/03; 12/5/03; 1/23/04;
 (2004 Series)                                                                  2/2/04; 2/10/04(7); 2/23/04(7)
------------------------------------------------------------------------------------------------------------------------------------


1 Appendix

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Product Distributor
                                                    --------------------------------------------------------------------------------
                                                                                 AXA Distributors
                                                    --------------------------------------------------------------------------------
 Product Name                                        Prospectus and SAI Dates   Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Select (2004 Series)                9/15/03                     9/15/03(9); 11/24/03; 12/5/03; 2/10/04;
                                                                                2/23/04(7)
------------------------------------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Plus(SM)                  8/2/99(3)
 Equitable Accumulator Plus (2002 Series)           10/18/99(3)
                                                    5/1/00(3)                   9/1/00; 9/6/00; 10/13/00;2/9/01; 3/19/01;
                                                                                7/30/01;9/1/01; 1/14/02; 2/22/02; 7/15/02;
                                                                                8/20/02; 1/6/03; 2/20/03; 5/15/03; 8/15/03;
                                                                                11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/01(3)                   5/1/01; 7/30/01(5); 9/1/01; 12/14/01; 1/14/02;
                                                                                2/22/02; 7/15/02; 8/20/02; 1/6/03; 2/20/03;
                                                                                5/15/03; 8/15/03; 11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    4/1/02(4)                   4/3/02; 7/15/02; 8/5/02(5); 8/20/02; 11/11/02;
                                                                                12/6/02; 12/9/02; 1/6/03; 2/4/03; 2/20/03;
                                                                                5/15/03; 8/15/03; 11/24/03; 2/1/04; 2/10/
                                                    --------------------------------------------------------------------------------
                                                    5/1/02(3)                   7/15/02; 8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                                                                8/15/03; 11/24/03; 2/1/04; 2/10/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/02(4)                   7/15/02; 8/5/02(5); 8/20/02; 11/11/02;
                                                                                12/6/02; 12/9/02; 1/6/03; 2/4/03; 2/20/03;
                                                                                5/15/03; 8/15/03; 11/24/03; 2/1/04; 2/10/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/03(4)                   5/15/03; 6/20/03; 8/15/03; 11/24/03; 2/1/04;
                                                                                2/10/04
------------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Plus (2004 Series)                  9/15/03                     9/15/03; 11/24/03; 12/5/03; 1/23/04; 2/2/04;
                                                                                2/10/04; 2/23/04(7);
------------------------------------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Select(SM) II             10/1/01                     10/1/01(6); 12/14/01; 1/14/02; 2/22/02;
                                                                                7/15/02; 8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                                                                8/15/03; 11/24/03; 2/1/04
------------------------------------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Elite(SM) II              10/1/01                     10/1/01(7); 12/14/01; 1/14/02; 2/22/02;
                                                                                7/15/02; 8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                                                                8/15/03; 11/24/03; 2/1/04
------------------------------------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Elite(SM)                 8/13/01(3)                  9/1/01; 10/1/01(7); 12/14/01;1/14/02; 2/22/02;
 Equitable Accumulator Elite (2002 Series)                                      7/15/02; 8/20/02; 11/11/02; 1/6/03; 2/20/03;
                                                                                5/15/03; 8/15/03; 11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    4/1/02(4)                   4/3/02(5); 5/20/02(7); 7/15/02; 8/5/02(5);
                                                                                8/20/02; 11/11/02; 12/6/02; 12/9/02; 1/6/03;
                                                                                2/4/03; 2/20/03; 5/15/03; 8/15/03; 11/24/03;
                                                                                2/1/04; 2/10/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/02(3)                   7/15/02; 8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                                                                8/15/03; 11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/02(4)                   5/20/02(7); 7/15/02; 8/5/02(5); 8/20/02;
                                                                                11/11/02; 12/6/02; 12/9/02; 1/6/03; 2/4/03;
                                                                                2/20/03; 5/15/03; 8/15/03; 11/24/03; 2/1/04;
                                                                                2/10/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/03(4)                   5/15/03; 6/20/03; 8/15/03; 11/24/03; 2/1/04;
                                                                                2/10/04
------------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Elite (2004 Series)                 9/15/03                     9/15/0310); 11/24/03; 12/5/03; 1/23/04;
                                                                                2/2/04; 2/10/04; 2/23/04(7)
------------------------------------------------------------------------------------------------------------------------------------


                                                                      Appendix 2

------------------------------------------------------------------------------------------------------------------------------------
                                                                                Product Distributor
                                                    --------------------------------------------------------------------------------
                                                                                 AXA Distributors
                                                    --------------------------------------------------------------------------------
 Product Name                                        Prospectus and SAI Dates   Supplement Dates
------------------------------------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R)Express(SM)                9/2/99
                                                    10/18/99
                                                    5/1/00                      9/1/00; 9/6/00; 2/9/01; 7/30/01(5); 9/1/01;
                                                                                12/14/01;1/14/02; 2/22/02; 7/15/02; 8/20/02;
                                                                                1/6/03; 5/15/03;8/15/03; 11/24/03; 2/1/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/01                      7/30/01(5); 9/1/01; 1/14/02; 2/22/02; 7/15/02;
                                                                                8/20/02;1/6/03; 5/15/03; 8/15/03;11/24/03;
                                                                                2/1/04
                                                    --------------------------------------------------------------------------------
                                                    5/1/03                      5/15/03; 8/15/03; 11/24/03; 12/23/03;
                                                                                2/1/04; 2/10/04
------------------------------------------------------------------------------------------------------------------------------------



(1) applies to Accumulator(R) contracts issued in Oregon only.

(2) applies to Accumulator(R) Select(SM) only.


(3) applies to non-2002 Series only.

(4) applies to 2002 Series only.

(5) applies to contracts issued in Washington only.


(6) applies to Accumulator(R) Select(SM) and Select II(SM) contracts issued in New York only.


(7) applies to contracts issued in New York only.


(8) applies to Accumulator(R) only.

(9) There are two supplements dated 9/15/03 for Accumulator(R) and Accumulator(R) Select(SM).

(10) There are three supplements dated 9/15/03 for Accumulator(R) Elite(SM).


3 Appendix

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page

Unit Values                                                                  2
Equitable Life's Pending Name Change                                         2
Custodian and Independent Auditors                                           2

Distribution of the Contracts                                                2
Financial Statements                                                         2



How to obtain an Equitable Accumulator(R) Statement of Additional Information

Send this request form to:
  Equitable Accumulator(R)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Please send me a combined Equitable Accumulator(R) series SAI dated May 1, 2004



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City               State      Zip






(SAI 4ACS(5/03))

Equitable Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) Select(SM)?

Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. This contract is offered in Oregon only.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Alliance Small Cap Growth
o AXA Conservative Allocation(1)         o EQ/Bernstein Diversified Value
o AXA Conservative-Plus Allocation(1)    o EQ/Calvert Socially Responsible
o AXA Moderate Allocation(1)             o EQ/Capital Guardian International
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian Research
o AXA Premier VIP Aggressive Equity      o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Core Bond              o EQ/Emerging Markets Equity
o AXA Premier VIP Health Care            o EQ/Equity 500 Index
o AXA Premier VIP High Yield             o EQ/Evergreen Omega
o AXA Premier VIP International Equity   o EQ/FI Mid Cap
o AXA Premier VIP Large Cap Core         o EQ/FI Small/Mid Cap Value
  Equity                                 o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Large Cap Growth       o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Value        o EQ/Lazard Small Cap Value
o AXA Premier VIP Small/Mid Cap          o EQ/Marsico Focus
  Growth                                 o EQ/Mercury Basic Value Equity
o AXA Premier VIP Small/Mid Cap Value    o EQ/Mercury International Value
o AXA Premier VIP Technology             o EQ/MFS Emerging Growth Companies
o EQ/Alliance Common Stock               o EQ/MFS Investors Trust
o EQ/Alliance Growth and Income          o EQ/Money Market
o EQ/Alliance Intermediate               o EQ/Putnam Growth & Income Value
  Government Securities                  o EQ/Putnam Voyager
o EQ/Alliance International              o EQ/Small Company Index
o EQ/Alliance Premier Growth             o EQ/Technology(2)
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------



(1)  The "AXA Allocation" portfolio.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.



You may allocate to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.




The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X00687

                                                                     OREGON ONLY

Contents of this Prospectus


--------------------------------------------------------------------------------
EQUITABLE ACCUMULATOR(R) Select(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Select(SM) at a glance -- key features              8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Example                                                                     13

Condensed financial information                                             16


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Allocating your contributions                                               23
Your benefit base                                                           24
Annuity purchase factors                                                    25
Our baseBUILDER option                                                      25
Guaranteed minimum death benefit                                            26
Your right to cancel within a certain number of days                        27

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        28
--------------------------------------------------------------------------------
Your account value and cash value                                           28
Your contract's value in the variable investment options                    28
Your contract's value in the fixed maturity options                         28

Termination of your contract                                                28


--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     29
--------------------------------------------------------------------------------
Transferring your account value                                             29
Disruptive transfer activity                                                29
Rebalancing your account value                                              29

----------------------


"We," "our," and "us" refer to Equitable Life.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     31
--------------------------------------------------------------------------------
Withdrawing your account value                                              31
How withdrawals are taken from your account value                           32
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                                   32
Loans under Rollover TSA contracts                                          32
Surrendering your contract to receive its cash value                        33
When to expect payments                                                     33
Your annuity payout options                                                 33

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     35
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         35
Charges that the Trusts deduct                                              36
Group or sponsored arrangements                                             36

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 37
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     37
How death benefit payment is made                                           37
Beneficiary continuation option                                             38

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          39
--------------------------------------------------------------------------------
Overview                                                                    39
Buying a contract to fund a retirement arrangement                          39
Transfers among investment options                                          39
Taxation of nonqualified annuities                                          39
Individual retirement arrangements (IRAs)                                   41
Special rules for contracts funding qualified plans                         42
Tax-Sheltered Annuity contracts (TSAs)                                      42
Federal and state income tax withholding
  and information reporting                                                 43
Impact of taxes to Equitable Life                                           44

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         45
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   45
About the Trusts                                                            45
About our fixed maturity options                                            45
About the general account                                                   46
About other methods of payment                                              46
Dates and prices at which contract events occur                             47
About your voting rights                                                    47
About legal proceedings                                                     48

About our independent auditors                                              48

Financial statements                                                        48
Transfers of ownership, collateral assignments, loans
  and borrowing                                                             48
Distribution of the contracts                                               48

--------------------------------------------------------------------------------

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          50

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

   I -- Condensed financial information                                     A-1

  II -- Purchase considerations for QP contracts                            B-1
 III -- Market value adjustment example                                     C-1
  IV -- Guaranteed minimum death benefit example                            D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.






                                                                Page in
Term                                                         Prospectus
   12 month dollar cost averaging                                    24
   account value                                                     28
   administrative charge                                             35
   annual ratchet death benefit                                      26
   annuitant                                                         17
   annuity maturity date                                             34
   annuity payout options                                            33
   annuity purchase factors                                          25
   automatic investment program                                      47
   baseBUILDER                                                       25
   baseBUILDER benefit charge                                        35
   beneficiary                                                       37
   Beneficiary Continuation Option ("BCO")                           38
   benefit base                                                      24
   business day                                                      47
   cash value                                                        28
   charges for state premium and other applicable taxes              35
   contract date                                                      9
   contract date anniversary                                          9
   contract year                                                      9
   contributions                                                     41
     regular contributions                                           41
     rollovers and direct transfers                                  41
     conversion contributions                                        41
   disruptive transfer activity                                      29
   distribution charge                                               35
   EQAccess                                                           6
   ERISA                                                             32
   fixed maturity options                                            23
   free look                                                         27
   general account                                                   46
   General dollar cost averaging                                     24
   guaranteed minimum death benefit                                  26
   guaranteed minimum income benefit                                 25
   IRA                                                            cover
   IRS                                                               39
   investment options                                             cover
   lifetime required minimum distribution withdrawals                32
                                                                Page in
Term                                                         Prospectus
   loan reserve account                                              33
   loans under Rollover TSA contracts                                32
   lump sum withdrawals                                              31
   market adjusted amount                                            23
   market timing                                                     29
   market value adjustment                                           23
   maturity dates                                                    23
   maturity value                                                    23
   Mortality and expense risks charge                                35
   NQ                                                             cover
   participant                                                       19
   Principal assurance allocation                                    23
   portfolio                                                      cover
   processing office                                                  6
   Protection Plus                                                   27
   Protection Plus charge                                            35
   QP                                                             cover
   rate to maturity                                                  23
   Rebalancing                                                       29
   Rollover IRA                                                   cover
   Rollover TSA                                                   cover
   roll-up death benefit                                             26
   Roth Conversion IRA                                            cover
   Roth IRA                                                       cover
   SAI                                                            cover
   SEC                                                            cover
   self-directed allocation                                          23
   Separate Account No. 45 and Separate Account 49                   45
   substantially equal withdrawals                                   31
   Successor owner and annuitant                                     37
   systematic withdrawals                                            31
   TOPS                                                               6
   Trusts                                                         cover
   TSA                                                            cover
   traditional IRA                                                   41
   unit                                                              28
   variable investment options                                       19
   wire transmittals and electronic applications                     46



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.




--------------------------------------------------------------------------------------
Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
--------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;


6  Who is Equitable Life?

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5)  death claims;

(6)  general dollar cost averaging; and

(7)  12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
management                  managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.
                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                            Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities, compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI).
------------------------------------------------------------------------------------------------------------------------------------
baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once the owner elects to annuitize the contract. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $25,000
                            o Additional minimum:       $1,000 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 IRA contracts

                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender

                            You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Fees and charges            o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at a current annual rate of 1.60%.

                            o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                            o Annual 0.20% Protection Plus charge for this optional death benefit.

                            o No sales charge deducted at the time you make contributions, no withdrawal charge and no annual contract fee.
                            --------------------------------------------------------------------------------------------------------
                            The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                            --------------------------------------------------------------------------------------------------------
                            o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                            o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                            o Annual expenses of the Trust's portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to
                              1.20% annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages        NQ: 0-85
                            Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                            QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Other contracts


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Fee table
--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option                             $350
----------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.


----------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                1.10%
Administrative                                                                             0.25%
Distribution                                                                               0.25%
                                                                                           ----
Total annual expenses                                                                      1.60%
----------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
----------------------------------------------------------------------------------------------------
baseBuilder benefit charge (calculated as a percentage of the applicable benefit base.
Deducted annually on each contract date anniversary for which the benefit is in effect.)   0.30%
----------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted
annually on each contract date anniversary for which the benefit is in effect.)            0.20%
----------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(1)                                                                  0.56%      10.23%
------------------------------------------------------------------------------------------------------


10 Fee table

This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.




-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Total          Fee       Net Total
                                                                                                 Annual       Waivers      Annual
                                                                                 Underlying     Expenses      and/or      Expenses
                                                                                  Portfolio      (Before       Expense       After
                                               Management    12b-1     Other      Fees and      Expense     Reimburse-     Expense
 Portfolio Name                                 Fees(2)     Fees(3)  Expenses(4) Expenses(5)   Limitation)    ments(6)   Limitations
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%       0.25%     5.91%        1.08%          7.34%        (5.98)%      1.36%
AXA Conservative Allocation                      0.10%       0.25%     9.04%        0.84%         10.23%        (9.13)%      1.10%
AXA Conservative-Plus Allocation                 0.10%       0.25%     4.13%        0.88%          5.36%        (4.21)%      1.15%
AXA Moderate Allocation                          0.10%       0.25%     0.39%        0.86%          1.60%        (0.43)%      1.17%
AXA Moderate-Plus Allocation                     0.10%       0.25%     1.77%        1.13%          3.25%        (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                0.62%       0.25%     0.15%          --           1.02%           --        1.02%
AXA Premier VIP Core Bond                        0.60%       0.25%     0.26%          --           1.11%        (0.16)%      0.95%
AXA Premier VIP Health Care                      1.20%       0.25%     0.48%          --           1.93%        (0.08)%      1.85%
AXA Premier VIP High Yield                       0.59%       0.25%     0.16%          --           1.00%           --        1.00%
AXA Premier VIP International Equity             1.05%       0.25%     0.73%          --           2.03%        (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity            0.90%       0.25%     0.52%          --           1.67%        (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                 0.90%       0.25%     0.43%          --           1.58%        (0.23)%      1.35%
AXA Premier VIP Large Cap Value                  0.90%       0.25%     0.43%          --           1.58%        (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth             1.10%       0.25%     0.35%          --           1.70%        (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value              1.10%       0.25%     0.31%          --           1.66%        (0.06)%      1.60%
AXA Premier VIP Technology                       1.20%       0.25%     0.83%          --           2.28%        (0.43)%      1.85%
-----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%       0.25%     0.06%          --           0.79%           --        0.79%
EQ/Alliance Growth and Income                    0.57%       0.25%     0.06%          --           0.88%           --        0.88%
EQ/Alliance Intermediate Government Securities   0.49%       0.25%     0.08%          --           0.82%           --        0.82%
EQ/Alliance International                        0.74%       0.25%     0.13%          --           1.12%        (0.02)%      1.10%
EQ/Alliance Premier Growth                       0.90%       0.25%     0.05%          --           1.20%        (0.04)%      1.16%
EQ/Alliance Quality Bond                         0.52%       0.25%     0.06%          --           0.83%           --        0.83%
EQ/Alliance Small Cap Growth                     0.75%       0.25%     0.07%          --           1.07%           --        1.07%
EQ/Bernstein Diversified Value                   0.64%       0.25%     0.06%          --           0.95%         0.00%       0.95%
EQ/Calvert Socially Responsible                  0.65%       0.25%     0.55%          --           1.45%        (0.40)%      1.05%
EQ/Capital Guardian International                0.85%       0.25%     0.21%          --           1.31%        (0.11)%      1.20%
EQ/Capital Guardian Research                     0.65%       0.25%     0.07%          --           0.97%        (0.02)%      0.95%
EQ/Capital Guardian U.S. Equity                  0.65%       0.25%     0.07%          --           0.97%        (0.02)%      0.95%
EQ/Emerging Markets Equity                       1.15%       0.25%     0.40%          --           1.80%         0.00%       1.80%
EQ/Equity 500 Index                              0.25%       0.25%     0.06%          --           0.56%           --        0.56%
EQ/Evergreen Omega                               0.65%       0.25%     0.25%          --           1.15%        (0.20)%      0.95%
EQ/FI Mid Cap                                    0.70%       0.25%     0.08%          --           1.03%        (0.03)%      1.00%
EQ/FI Small/Mid Cap Value                        0.75%       0.25%     0.10%          --           1.10%         0.00%       1.10%
EQ/Janus Large Cap Growth                        0.90%       0.25%     0.09%          --           1.24%        (0.09)%      1.15%
EQ/J.P. Morgan Core Bond                         0.44%       0.25%     0.08%          --           0.77%         0.00%       0.77%
EQ/Lazard Small Cap Value                        0.75%       0.25%     0.10%          --           1.10%         0.00%       1.10%
EQ/Marsico Focus                                 0.90%       0.25%     0.07%          --           1.22%        (0.07)%      1.15%
EQ/Mercury Basic Value Equity                    0.60%       0.25%     0.07%          --           0.92%         0.00%       0.92%
EQ/Mercury International Value                   0.85%       0.25%     0.16%          --           1.26%        (0.01)%      1.25%
EQ/MFS Emerging Growth Companies                 0.65%       0.25%     0.07%          --           0.97%           --        0.97%
EQ/MFS Investors Trust                           0.60%       0.25%     0.11%          --           0.96%        (0.01)%      0.95%
EQ/Money Market                                  0.33%       0.25%     0.06%          --           0.64%           --        0.64%
EQ/Putnam Growth & Income Value                  0.60%       0.25%     0.10%          --           0.95%         0.00%       0.95%
EQ/Putnam Voyager                                0.65%       0.25%     0.13%          --           1.03%        (0.08)%      0.95%
EQ/Small Company Index                           0.25%       0.25%     0.35%          --           0.85%         0.00%       0.85%
EQ/Technology                                    0.90%       0.25%     0.09%          --           1.24%        (0.09)%      1.15%
-----------------------------------------------------------------------------------------------------------------------------------


Notes:


(1) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(2) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (6) for any expense limitation agreement information.


(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.


(4) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreement information.




                                                                    Fee table 11

(5) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests shares of other portfolio of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(6) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   AXA Aggressive Allocation               0.95%
   AXA Conservative Allocation             0.73%
   AXA Conservative-Plus Allocation        0.78%
   AXA Moderate Allocation                 0.79%
   AXA Moderate-Plus Allocation            0.99%
   AXA Premier VIP Aggressive Equity       0.95%
   AXA Premier VIP Health Care             1.84%
   AXA Premier VIP International Equity    1.73%
   AXA Premier VIP Large Cap Core Equity   1.32%
   AXA Premier VIP Large Cap Growth        1.32%
   AXA Premier VIP Large Cap Value         1.28%
   AXA Premier VIP Small/Mid Cap Growth    1.46%
   AXA Premier VIP Small/Mid Cap Value     1.52%
   AXA Premier VIP Technology              1.70%
   EQ/Alliance Common Stock                0.77%
   EQ/Alliance Growth and Income           0.85%
   EQ/Alliance Premier Growth              1.15%
   EQ/Alliance Small Cap Growth            1.03%
   EQ/Calvert Socially Responsible         1.00%
   EQ/Capital Guardian International       1.18%
   EQ/Capital Guardian Research            0.93%
   EQ/Capital Guardian U.S. Equity         0.93%
   EQ/Emerging Markets Equity              1.78%
   EQ/Evergreen Omega                      0.84%
   EQ/FI Mid Cap                           0.88%
   EQ/FI Small/Mid Cap Value               1.04%
   EQ/Lazard Small Cap Value               1.00%
   EQ/Marsico Focus                        1.10%
   EQ/Mercury Basic Value Equity           0.91%
   EQ/Mercury International Value          1.18%
   EQ/MFS Emerging Growth Companies        0.96%
   EQ/MFS Investors Trust                  0.94%
   EQ/Putnam Growth & Income Value         0.93%
   EQ/Putnam Voyager                       0.93%
   EQ/Technology                           1.01%
----------------------------------------------------


12 Fee table

EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER and Protection Plus) would pay in the situations illustrated. Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus.


The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                    Fee table 13

----------------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                               of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   991.56     $ 2,839.94     $ 4,522.15     $ 8,095.47
AXA Conservative Allocation                      $ 1,294.58     $ 3,594.92     $ 5,557.59     $ 9,294.58
AXA Conservative-Plus Allocation                 $   783.40     $ 2,291.50     $ 3,724.58     $ 7,003.09
AXA Moderate Allocation                          $   388.88     $ 1,183.37     $ 2,000.68     $ 4,148.15
AXA Moderate-Plus Allocation                     $   562.04     $ 1,680.98     $ 2,793.09     $ 5,543.78
AXA Premier VIP Aggressive Equity                $   327.60     $ 1,002.98     $ 1,706.17     $ 3,593.53
AXA Premier VIP Core Bond                        $   337.05     $ 1,030.94     $ 1,752.08     $ 3,681.25
AXA Premier VIP Health Care                      $   423.15     $ 1,283.25     $ 2,162.10     $ 4,443.89
AXA Premier VIP High Yield                       $   325.50     $   996.75     $ 1,695.95     $ 3,573.93
AXA Premier VIP International Equity             $   433.65     $ 1,313.72     $ 2,211.10     $ 4,532.52
AXA Premier VIP Large Cap Core Equity            $   395.85     $ 1,203.73     $ 2,033.68     $ 4,209.09
AXA Premier VIP Large Cap Growth                 $   386.40     $ 1,176.10     $ 1,988.89     $ 4,126.31
AXA Premier VIP Large Cap Value                  $   386.40     $ 1,176.10     $ 1,988.89     $ 4,126.31
AXA Premier VIP Small/Mid Cap Growth             $   399.00     $ 1,212.93     $ 2,048.57     $ 4,236.51
AXA Premier VIP Small/Mid Cap Value              $   394.80     $ 1,200.66     $ 2,028.71     $ 4,199.93
AXA Premier VIP Technology                       $   459.90     $ 1,389.60     $ 2,332.67     $ 4,750.04
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   303.45     $   931.27     $ 1,588.05     $ 3,365.62
EQ/Alliance Growth and Income                    $   312.90     $   959.37     $ 1,634.41     $ 3,455.45
EQ/Alliance Intermediate Government Securities   $   306.60     $   940.64     $ 1,603.52     $ 3,395.66
EQ/Alliance International                        $   338.10     $ 1,034.04     $ 1,757.17     $ 3,690.95
EQ/Alliance Premier Growth                       $   346.50     $ 1,058.85     $ 1,797.80     $ 3,768.16
EQ/Alliance Quality Bond                         $   307.65     $   943.76     $ 1,608.68     $ 3,405.65
EQ/Alliance Small Cap Growth                     $   332.85     $ 1,018.52     $ 1,731.70     $ 3,642.37
EQ/Bernstein Diversified Value                   $   320.25     $   981.19     $ 1,670.35     $ 3,524.74
EQ/Calvert Socially Responsible                  $   372.75     $ 1,136.10     $ 1,923.87     $ 4,005.38
EQ/Capital Guardian International                $   358.05     $ 1,092.89     $ 1,853.44     $ 3,873.29
EQ/Capital Guardian Research                     $   322.35     $   987.42     $ 1,680.59     $ 3,544.44
EQ/Capital Guardian U.S. Equity                  $   322.35     $   987.42     $ 1,680.59     $ 3,544.44
EQ/Emerging Markets Equity                       $   409.50     $ 1,243.55     $ 2,098.07     $ 4,327.29
EQ/Equity 500 Index                              $   279.30     $   859.21     $ 1,468.74     $ 3,132.27
EQ/Evergreen Omega                               $   341.25     $ 1,043.35     $ 1,772.42     $ 3,719.98
EQ/FI Mid Cap                                    $   328.65     $ 1,006.09     $ 1,711.28     $ 3,603.32
EQ/FI Small/Mid Cap Value                        $   336.00     $ 1,027.83     $ 1,746.98     $ 3,671.55
EQ/J.P. Morgan Core Bond                         $   301.35     $   925.02     $ 1,577.72     $ 3,345.55
EQ/Janus Large Cap Growth                        $   350.70     $ 1,071.24     $ 1,818.06     $ 3,806.53
EQ/Lazard Small Cap Value                        $   336.00     $ 1,027.83     $ 1,746.98     $ 3,671.55
EQ/Marsico Focus                                 $   348.60     $ 1,065.04     $ 1,807.94     $ 3,787.37
EQ/Mercury Basic Value Equity                    $   317.10     $   971.84     $ 1,654.96     $ 3,495.10
EQ/Mercury International Value                   $   352.80     $ 1,077.43     $ 1,828.18     $ 3,825.66
EQ/MFS Emerging Growth Companies                 $   322.35     $   987.42     $ 1,680.59     $ 3,544.44
EQ/MFS Investors Trust                           $   321.30     $   984.30     $ 1,675.47     $ 3,534.60
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end
                                                                of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                  1 year      3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,341.56     $ 3,189.94     $ 4,872.15     $ 8,445.47
AXA Conservative Allocation                      $ 1,644.58     $ 3,944.92     $ 5,907.59     $ 9,644.58
AXA Conservative-Plus Allocation                 $ 1,133.40     $ 2,641.50     $ 4,074.58     $ 7,353.09
AXA Moderate Allocation                          $   738.88     $ 1,533.37     $ 2,350.68     $ 4,498.15
AXA Moderate-Plus Allocation                     $   912.04     $ 2,030.98     $ 3,143.09     $ 5,893.78
AXA Premier VIP Aggressive Equity                $   677.60     $ 1,352.98     $ 2,056.17     $ 3,943.53
AXA Premier VIP Core Bond                        $   687.05     $ 1,380.94     $ 2,102.08     $ 4,031.25
AXA Premier VIP Health Care                      $   773.15     $ 1,633.25     $ 2,512.10     $ 4,793.89
AXA Premier VIP High Yield                       $   675.50     $ 1,346.75     $ 2,045.95     $ 3,923.93
AXA Premier VIP International Equity             $   783.65     $ 1,663.72     $ 2,561.10     $ 4,882.52
AXA Premier VIP Large Cap Core Equity            $   745.85     $ 1,553.73     $ 2,383.68     $ 4,559.09
AXA Premier VIP Large Cap Growth                 $   736.40     $ 1,526.10     $ 2,338.89     $ 4,476.31
AXA Premier VIP Large Cap Value                  $   736.40     $ 1,526.10     $ 2,338.89     $ 4,476.31
AXA Premier VIP Small/Mid Cap Growth             $   749.00     $ 1,562.93     $ 2,398.57     $ 4,586.51
AXA Premier VIP Small/Mid Cap Value              $   744.80     $ 1,550.66     $ 2,378.71     $ 4,549.93
AXA Premier VIP Technology                       $   809.90     $ 1,739.60     $ 2,682.67     $ 5,100.04
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   653.45     $ 1,281.27     $ 1,938.05     $ 3,715.62
EQ/Alliance Growth and Income                    $   662.90     $ 1,309.37     $ 1,984.41     $ 3,805.45
EQ/Alliance Intermediate Government Securities   $   656.60     $ 1,290.64     $ 1,953.52     $ 3,745.66
EQ/Alliance International                        $   688.10     $ 1,384.04     $ 2,107.17     $ 4,040.95
EQ/Alliance Premier Growth                       $   696.50     $ 1,408.85     $ 2,147.80     $ 4,118.16
EQ/Alliance Quality Bond                         $   657.65     $ 1,293.76     $ 1,958.68     $ 3,755.65
EQ/Alliance Small Cap Growth                     $   682.85     $ 1,368.52     $ 2,081.70     $ 3,992.37
EQ/Bernstein Diversified Value                   $   670.25     $ 1,331.19     $ 2,020.35     $ 3,874.74
EQ/Calvert Socially Responsible                  $   722.75     $ 1,486.10     $ 2,273.87     $ 4,355.38
EQ/Capital Guardian International                $   708.05     $ 1,442.89     $ 2,203.44     $ 4,223.29
EQ/Capital Guardian Research                     $   672.35     $ 1,337.42     $ 2,030.59     $ 3,894.44
EQ/Capital Guardian U.S. Equity                  $   672.35     $ 1,337.42     $ 2,030.59     $ 3,894.44
EQ/Emerging Markets Equity                       $   759.50     $ 1,593.55     $ 2,448.07     $ 4,677.29
EQ/Equity 500 Index                              $   629.30     $ 1,209.21     $ 1,818.74     $ 3,482.27
EQ/Evergreen Omega                               $   691.25     $ 1,393.35     $ 2,122.42     $ 4,069.98
EQ/FI Mid Cap                                    $   678.65     $ 1,356.09     $ 2,061.28     $ 3,953.32
EQ/FI Small/Mid Cap Value                        $   686.00     $ 1,377.83     $ 2,096.98     $ 4,021.55
EQ/J.P. Morgan Core Bond                         $   651.35     $ 1,275.02     $ 1,927.72     $ 3,695.55
EQ/Janus Large Cap Growth                        $   700.70     $ 1,421.24     $ 2,168.06     $ 4,156.53
EQ/Lazard Small Cap Value                        $   686.00     $ 1,377.83     $ 2,096.98     $ 4,021.55
EQ/Marsico Focus                                 $   698.60     $ 1,415.04     $ 2,157.94     $ 4,137.37
EQ/Mercury Basic Value Equity                    $   667.10     $ 1,321.84     $ 2,004.96     $ 3,845.10
EQ/Mercury International Value                   $   702.80     $ 1,427.43     $ 2,178.18     $ 4,175.66
EQ/MFS Emerging Growth Companies                 $   672.35     $ 1,337.42     $ 2,030.59     $ 3,894.44
EQ/MFS Investors Trust                           $   671.30     $ 1,334.30     $ 2,025.47     $ 3,884.60
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at the
                                                             end of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   991.56     $ 2,839.94     $ 4,522.15     $ 8,095.47
AXA Conservative Allocation                      $ 1,294.58     $ 3,594.92     $ 5,557.59     $ 9,294.58
AXA Conservative-Plus Allocation                 $   783.40     $ 2,291.50     $ 3,724.58     $ 7,003.09
AXA Moderate Allocation                          $   388.88     $ 1,183.37     $ 2,000.68     $ 4,148.15
AXA Moderate-Plus Allocation                     $   562.04     $ 1,680.98     $ 2,793.09     $ 5,543.78
AXA Premier VIP Aggressive Equity                $   327.60     $ 1,002.98     $ 1,706.17     $ 3,593.53
AXA Premier VIP Core Bond                        $   337.05     $ 1,030.94     $ 1,752.08     $ 3,681.25
AXA Premier VIP Health Care                      $   423.15     $ 1,283.25     $ 2,162.10     $ 4,443.89
AXA Premier VIP High Yield                       $   325.50     $   996.75     $ 1,695.95     $ 3,573.93
AXA Premier VIP International Equity             $   433.65     $ 1,313.72     $ 2,211.10     $ 4,532.52
AXA Premier VIP Large Cap Core Equity            $   395.85     $ 1,203.73     $ 2,033.68     $ 4,209.09
AXA Premier VIP Large Cap Growth                 $   386.40     $ 1,176.10     $ 1,988.89     $ 4,126.31
AXA Premier VIP Large Cap Value                  $   386.40     $ 1,176.10     $ 1,988.89     $ 4,126.31
AXA Premier VIP Small/Mid Cap Growth             $   399.00     $ 1,212.93     $ 2,048.57     $ 4,236.51
AXA Premier VIP Small/Mid Cap Value              $   394.80     $ 1,200.66     $ 2,028.71     $ 4,199.93
AXA Premier VIP Technology                       $   459.90     $ 1,389.60     $ 2,332.67     $ 4,750.04
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   303.45     $   931.27     $ 1,588.05     $ 3,365.62
EQ/Alliance Growth and Income                    $   312.90     $   959.37     $ 1,634.41     $ 3,455.45
EQ/Alliance Intermediate Government Securities   $   306.60     $   940.64     $ 1,603.52     $ 3,395.66
EQ/Alliance International                        $   338.10     $ 1,034.04     $ 1,757.17     $ 3,690.95
EQ/Alliance Premier Growth                       $   346.50     $ 1,058.85     $ 1,797.80     $ 3,768.16
EQ/Alliance Quality Bond                         $   307.65     $   943.76     $ 1,608.68     $ 3,405.65
EQ/Alliance Small Cap Growth                     $   332.85     $ 1,018.52     $ 1,731.70     $ 3,642.37
EQ/Bernstein Diversified Value                   $   320.25     $   981.19     $ 1,670.35     $ 3,524.74
EQ/Calvert Socially Responsible                  $   372.75     $ 1,136.10     $ 1,923.87     $ 4,005.38
EQ/Capital Guardian International                $   358.05     $ 1,092.89     $ 1,853.44     $ 3,873.29
EQ/Capital Guardian Research                     $   322.35     $   987.42     $ 1,680.59     $ 3,544.44
EQ/Capital Guardian U.S. Equity                  $   322.35     $   987.42     $ 1,680.59     $ 3,544.44
EQ/Emerging Markets Equity                       $   409.50     $ 1,243.55     $ 2,098.07     $ 4,327.29
EQ/Equity 500 Index                              $   279.30     $   859.21     $ 1,468.74     $ 3,132.27
EQ/Evergreen Omega                               $   341.25     $ 1,043.35     $ 1,772.42     $ 3,719.98
EQ/FI Mid Cap                                    $   328.65     $ 1,006.09     $ 1,711.28     $ 3,603.32
EQ/FI Small/Mid Cap Value                        $   336.00     $ 1,027.83     $ 1,746.98     $ 3,671.55
EQ/J.P. Morgan Core Bond                         $   301.35     $   925.02     $ 1,577.72     $ 3,345.55
EQ/Janus Large Cap Growth                        $   350.70     $ 1,071.24     $ 1,818.06     $ 3,806.53
EQ/Lazard Small Cap Value                        $   336.00     $ 1,027.83     $ 1,746.98     $ 3,671.55
EQ/Marsico Focus                                 $   348.60     $ 1,065.04     $ 1,807.94     $ 3,787.37
EQ/Mercury Basic Value Equity                    $   317.10     $   971.84     $ 1,654.96     $ 3,495.10
EQ/Mercury International Value                   $   352.80     $ 1,077.43     $ 1,828.18     $ 3,825.66
EQ/MFS Emerging Growth Companies                 $   322.35     $   987.42     $ 1,680.59     $ 3,544.44
EQ/MFS Investors Trust                           $   321.30     $   984.30     $ 1,675.47     $ 3,534.60
----------------------------------------------------------------------------------------------------------

14 Fee table

----------------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                               of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $ 287.70       $   884.31     $ 1,510.37     $ 3,214.06
EQ/Putnam Growth & Income Value                  $ 320.25       $   981.19     $ 1,670.35     $ 3,524.74
EQ/Putnam Voyager                                $ 328.65       $ 1,006.09     $ 1,711.28     $ 3,603.32
EQ/Small Company Index                           $ 309.75       $   950.01     $ 1,618.98     $ 3,425.60
EQ/Technology                                    $ 350.70       $ 1,071.24     $ 1,818.06     $ 3,806.53
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end
                                                                of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $ 637.70       $ 1,234.31     $ 1,860.37     $ 3,564.06
EQ/Putnam Growth & Income Value                  $ 670.25       $ 1,331.19     $ 2,020.35     $ 3,874.74
EQ/Putnam Voyager                                $ 678.65       $ 1,356.09     $ 2,061.28     $ 3,953.32
EQ/Small Company Index                           $ 659.75       $ 1,300.01     $ 1,968.98     $ 3,775.60
EQ/Technology                                    $ 700.70       $ 1,421.24     $ 2,168.06     $ 4,156.53
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at the
                                                             end of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $ 287.70       $   884.31     $ 1,510.37     $ 3,214.06
EQ/Putnam Growth & Income Value                  $ 320.25       $   981.19     $ 1,670.35     $ 3,524.74
EQ/Putnam Voyager                                $ 328.65       $ 1,006.09     $ 1,711.28     $ 3,603.32
EQ/Small Company Index                           $ 309.75       $   950.01     $ 1,618.98     $ 3,425.60
EQ/Technology                                    $ 350.70       $ 1,071.24     $ 1,818.06     $ 3,806.53
----------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



16 Fee table

1. Contract features and benefits
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each for NQ, QP and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) seriesSM contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  Available for                                                               Limitations on
Contract type     annuitant issue ages      Source of contributions                           contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85               o After-tax money.                                o No additional contributions may be
                                                                                                made after attainment of age 86, or,
                                            o Paid to us by check or transfer of contract       if later, the first contract
                                              value in a tax-deferred exchange under            anniversary.
                                              Section 1035 of the Internal Revenue Code.

------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85              o Eligible rollover distributions from TSA con-   o No rollover or direct transfer
                                              tracts or other 403(b) arrangements,              contributions after attainment of
                                              qualified plans, and governmental employer        age 86, or, if later, the first
                                              457(b) plans.                                     contract anniversary.

                                            o Rollovers from another traditional individual   o Contributions after age 70-1/2 must
                                              retirement arrangement.                           be net of required minimum
                                                                                                distributions.

                                            o Direct custodian-to-custodian transfers from    o Although we accept regular IRA
                                              another traditional individual retirement         contributions (limited to $3,000 for
                                              arrangement.                                      2004 and $4,000 for 2005) under
                                                                                                Rollover IRA contracts, we intend
                                            o Regular IRA contributions.                        that this contract be used primarily
                                                                                                for rollover and direct transfer
                                            o Additional "catch-up" contributions.              contributions.

                                                                                              o Additional catch-up contributions of
                                                                                                up to $500 can be made for the
                                                                                                calendar year 2004 or 2005 where the
                                                                                                owner is at least age 50 but under
                                                                                                age 70-1/2 at any time during the
                                                                                                calendar year for which the
                                                                                                contribution is made.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                  Available for                                                               Limitations on
Contract type     annuitant issue ages      Source of contributions                           contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85             o Rollovers from another Roth IRA.                o    No additional rollover or direct
IRA                                                                                                transfer contributions may be
                                            o Conversion rollovers from a traditional IRA.         made after attainment of age 86
                                                                                                   or, if later, the first contract
                                            o Direct transfers from another Roth IRA.              anniversary.

                                            o Regular Roth IRA contributions.                 o    Conversion rollovers after age
                                                                                                   70-1/2 must be net of required
                                            o Additional catch-up contributions.                   minimum distributions for the
                                                                                                   traditional IRA you are rolling
                                                                                                   over.

                                                                                              o    You cannot roll over funds from
                                                                                                   a traditional IRA if your
                                                                                                   adjusted gross income is
                                                                                                   $100,000 or more.

                                                                                              o    Although we accept regular Roth
                                                                                                   IRA contributions (limited to
                                                                                                   $3,000 for 2004 and $4,000 for
                                                                                                   2005) under Roth IRA contracts,
                                                                                                   we intend that this contract be
                                                                                                   used primarily for rollover and
                                                                                                   direct transfer contributions.

                                                                                              o    Additional catch-up
                                                                                                   contributions of up to $500 can
                                                                                                   be made for the calendar year
                                                                                                   2004 or 2005 where the owner is
                                                                                                   at least age 50 at any time
                                                                                                   during the calendar year for
                                                                                                   which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85             o    Direct transfers of pre-tax                  o    No additional rollover or direct
                                                 funds from another contract or                    transfer contributions may be
                                                 arrangement under Section 403(b)                  made after attainment of age 86
                                                 of the Internal Revenue Code,                     or, if later, the first contract
                                                 complying with IRS Revenue                        anniversary.
                                                 Ruling 90-24.
                                                                                              o    Rollover or direct transfer
                                            o    Eligible rollover distributions                   contributions after age 70-1/2
                                                 of pre-tax funds from other                       must be net of any required
                                                 403(b) plans. Subsequent                          minimum distributions.
                                                 contributions may also be
                                                 rollovers from qualified plans,              o    We do not accept
                                                 governmental employer 457(b)                      employer-remitted contributions.
                                                 plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 75             o    Only transfer contributions from             o    We do not accept regular ongoing
                                                 an existing defined contribution                  payroll contributions.
                                                 qualified plan trust.
                                                                                              o    Only one additional transfer
                                            o    The plan must be qualified under                  contribution may be made during
                                                 Section 401(a) of the Internal                    a contract year.
                                                 Revenue Code.
                                                                                              o    No additional transfer
                                            o    For 401(k) plans, transferred                     contributions may be made after
                                                 contributions may only include                    attainment of age 76 or, if
                                                 employee pre-tax contributions.                   later, the first contract
                                                                                                   anniversary.

                                                                                              o    Contributions after age 70-1/2
                                                                                                   must be net of any required
                                                                                                   minimum distributions.

                                                                                              o    A separate QP contract must be
                                                                                                   established for each plan
                                                                                                   participant.

                                                                                              o    We do not accept
                                                                                                   employer-remitted contributions.

                                                                                              o    We do not accept contributions
                                                                                                   from defined benefit plans.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                  Objective                                           Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION       Seeks long-term capital appreciation.               o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION     Seeks a high level of current income.               o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS           Seeks current income and growth of capital, with a  o Equitable Life
  ALLOCATION                    greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION         Seeks long-term capital appreciation and current    o Equitable Life
                                income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS               Seeks long-term capital appreciation and current    o Equitable Life
  ALLOCATION                    income, with a greater emphasis on capital
                                appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE      Seeks long-term growth of capital.                  o Alliance Capital Management L.P.
  EQUITY                                                                            o MFS Investment Management
                                                                                    o Marsico Capital Management, LLC
                                                                                    o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND       Seeks a balance of high current income and capital  o BlackRock Advisors, Inc.
                                appreciation, consistent with a prudent level of    o Pacific Investment Management Company LLC
                                risk.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE     Seeks long-term growth of capital.                  o A I M Capital Management, Inc.
                                                                                    o RCM Capital Management LLC
                                                                                    o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD      Seeks high total return through a combination of    o Alliance Capital Management L.P.
                                current income and capital appreciation.            o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                 Seeks long-term growth of capital.                  o Alliance Capital Management L.P., through its
  INTERNATIONAL EQUITY                                                                Bernstein Investment Research and Management
                                                                                      Unit
                                                                                    o Bank of Ireland Asset Management (U.S.)
                                                                                      Limited
                                                                                    o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP       Seeks long-term growth of capital.                  o Alliance Capital Management L.P., through its
  CORE EQUITY                                                                         Bernstein Investment Research and Management
                                                                                      Unit
                                                                                    o Janus Capital Management LLC
                                                                                    o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------



20 Contract features and benefits

Portfolios of the Trusts (contined)


------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                  Objective                                           Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP       Seeks long-term growth of capital.                  o Alliance Capital Management L.P.
  GROWTH                                                                            o RCM Capital Management LLC
                                                                                    o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP       Seeks long-term growth of capital.                  o Alliance Capital Management L.P.
  VALUE                                                                             o Institutional Capital Corporation
                                                                                    o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID       Seeks long-term growth of capital.                  o Alliance Capital Management L.P.
  CAP GROWTH                                                                        o Franklin Advisers, Inc.
                                                                                    o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID       Seeks long-term growth of capital.                  o AXA Rosenberg Investment Management LLC
  CAP VALUE                                                                         o TCW Investment Management Company
                                                                                    o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY      Seeks long-term growth of capital.                  o Firsthand Capital Management, Inc.
                                                                                    o RCM Capital Management LLC
                                                                                    o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective                                           Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK        Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND          Seeks to provide a high total return.               o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE        Seeks to achieve high current income consistent     o Alliance Capital Management L.P.
  GOVERNMENT SECURITIES         with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL       Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH      Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND        Seeks to achieve high current income consistent     o Alliance Capital Management L.P.
                                with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP           Seeks to achieve long-term growth of capital.       o Alliance Capital Management L.P.
  GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE  Seeks capital appreciation.                         o Alliance Capital Management L.P.,
                                                                                      through its Bernstein Investment Research
                                                                                      and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY             Seeks long-term capital appreciation.               o Calvert Asset Management Company, Inc.
  RESPONSIBLE                                                                         and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             To achieve long-term growth of capital.             o Capital Guardian Trust Company
  INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN             Seeks to achieve long-term growth of capital.       o Capital Guardian Trust Company
  RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.        Seeks to achieve long-term growth of capital.       o Capital Guardian Trust Company
  EQUITY
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective                                           Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY      Seeks long-term capital appreciation.               o Morgan Stanley Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX             Seeks a total return before expenses that           o Alliance Capital Management L.P.
                                approximates the total return performance of the
                                S&P 500 Index, including reinvestment of dividends,
                                at a risk level consistent with that of the
                                S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA              Seeks long-term capital growth.                     o Evergreen Investment Management Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                   Seeks long-term growth of capital.                  o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE       Seeks long-term capital appreciation.               o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND        Seeks to provide a high total return consistent     o J.P. Morgan Investment Management Inc.
                                with moderate risk to capital and maintenance
                                of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH       Seeks long-term growth of capital.                  o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE       Seeks capital appreciation.                         o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS                Seeks long-term growth of capital.                  o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE          Seeks capital appreciation and secondarily, income. o Mercury Advisors
  EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL        Seeks capital appreciation.                         o Merrill Lynch Investment Managers
  VALUE                                                                               International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH          Seeks to provide long-term capital growth.          o MFS Investment Management
  COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST          Seeks long-term growth of capital with secondary    o MFS Investment Management
                                objective to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                 Seeks to obtain a high level of current income,     o Alliance Capital Management L.P.
                                preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME       Seeks capital growth. Current income is a           o Putnam Investment Management, LLC
  VALUE                         secondary objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER               Seeks long-term growth of capital and any increased o Putnam Investment Management, LLC income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX          Seeks to replicate as closely as possible (before   o Alliance Capital Management L.P.
                                the deduction of portfolio expenses) the total
                                return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                   Seeks to achieve long-term growth of capital.       o Firsthand Capital Management, Inc.
                                                                                    o RCM Capital Management LLC
                                                                                    o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



22 Contract features and benefits

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; and (ii) the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2005 through 2014. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 13, 2004, the next available maturity date was February 15, 2010.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 14th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation.


                                              Contract features and benefits  23

Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $25,000, and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 15, 2014, since the rate to maturity was 4.15% on February 13, 2004, we would have allocated $16,638 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

You may not elect principal assurance if the 12 month dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter your initial allocation to any 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.


Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. You may not elect the 12-Month Dollar Cost Averaging program if the principal assurance program is in effect.


YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o    your initial contribution and any additional contributions to the con-

24  Contract features and benefits
     tract; plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to the benefit base is:

o 5% for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options), and the 12 month dollar cost averaging program; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the baseBUILDER option may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit component of the baseBUILDER option is described below. Whether you elect the baseBUILDER option or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below in this section.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager contract. Only a life with a period certain Income Manager payout annuity contract is available. You choose whether you want the option to be paid on a single or joint life basis at the time you exercise the option. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

----------------------------------------------
             Level payments
----------------------------------------------
                    Period certain years
  Annuitant's Age   ---------------------
    at exercise       IRAs         NQ
------------------ ------------ ---------
      60 to 75        10           10
         76            9           10
         77            8           10
         78            7           10
         79            7           10
         80            7           10
         81            7            9
         82            7            8
         83            7            7
----------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the baseBUILDER guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more

                                              Contract features and benefits  25
income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options, the fixed maturity options or the loan reserve account.


-------------------------------------------------------
                             Guaranteed minimum income
      Contract date         benefit -- annual income
 anniversary at exercise        payable for life
-------------------------------------------------------
            10                       $10,816
            15                       $16,132
-------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death.


You will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first and second contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(v) For a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base," and is subject to state availability.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.


26  Contract features and benefits

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


Protection Plus

Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.

If the annuitant is 69 or younger when we issue your Contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o    the total net contributions or

o    the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o    the total net contributions (as described above) or

o    the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund of the full amount of your contribution. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.



                                              Contract features and benefits  27

2. Determining your contract's value
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


28  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.


Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


                            Transferring your money among investment options  29

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


30  Transferring your money among investment options

4. Accessing your money
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                    Method of withdrawal
--------------------------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No              No
Rollover IRA          Yes          Yes            Yes             Yes
Roth
 Conversion IRA       Yes          Yes            Yes              No
QP                    Yes           No             No             Yes
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly,


                                                        Accessing your money  31
quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will reduce both your income and death benefits on a pro rata basis.


Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the



32  Accessing your money
properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus).

--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This


                                                        Accessing your money  33
     option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS


With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of the EQ/Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Income Manager NQ and IRA payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager prospectus.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.


34  Accessing your money

5. Charges and expenses
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o A charge for baseBUILDER, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o A charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS CHARGE


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in the order of the earliest maturity date(s) first. A market value adjustment may apply.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


                                                        Charges and expenses  35

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.20%.


o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


36  Charges and expenses

6. Payment of death benefit
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required


                                                    Payment of death benefit  37
instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

BENEFICIARY CONTINUATION OPTION


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature permits a designated individual, upon the contract owner's death, to maintain the contract in the deceased contract owner's name and receive distributions under the contract instead of receiving the death benefit in a lump sum. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or Protection Plus feature under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


38  Payment of death benefit

7. Tax information
--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 Month Dollar Cost Averaging, choice of death benefits, baseBUILDER guaranteed minimum income benefit, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


                                                             Tax information  39

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.



40  Tax information

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account . In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.

PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with the optional Protection Plus feature.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or


o    tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age


                                                             Tax information  41

70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution for both is increased to $3,500 for 2004 and $4,500 for 2005, if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.

WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.

CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o    a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b)



42  Tax information
arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.

DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover IRA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.

LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


                                                             Tax information  43

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


44  Tax information

8. More information
--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Accounts ;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust, or in the respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:



-------------------------------------------------------------
  Fixed Maturity
   Options with
   February 15th         Rate to            Price
  Maturity Date of     Maturity as of     Per $100 of
   Maturity Year     February 13, 2004   Maturity Value
-------------------------------------------------------------
        2005             3.00% *             $ 97.06
        2006             3.00% *             $ 94.24
        2007             3.00% *             $ 91.49
        2008             3.00% *             $ 88.83
        2009             3.00% *             $ 86.23
        2010             3.07%               $ 83.38
        2011             3.43%               $ 78.94
        2012             3.72%               $ 74.63
        2013             3.95%               $ 70.53
        2014             4.15%               $ 66.55
-------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


                                                            More information  45

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly


46  More information
completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find our more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or


o    the formal approval of independent auditors selected for each Trust; or



                                                            More information  47

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 and Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.


ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003, incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules .

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.

DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is


48  More information
a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.

DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors.


We pay broker-dealer sales compensation that will generally not exceed 7.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  49

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2003, is considered to be a part of this Prospectus because it is incorporated by reference.

After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).



50  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts No. 45 and No. 49 with the same daily asset charges of 1.60%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Years Ended December 31,
                                                           -------------------------------------------------------------------------
                                                              2003      2002      2001        2000       1999       1998       1997
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 39.41   $ 33.62   $ 39.15          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     1,489     1,564     1,005          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     2,733       598        97          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 46.56   $ 34.41   $ 49.16     $ 66.77    $ 78.30    $ 67.13    $ 68.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        79        66        73          65         16         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       429       338       402         420        141         16         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.87   $ 10.64        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     1,240     1,234        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     8,217     3,282        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.93   $  7.88        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       265       189        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     1,758       398        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 26.32   $ 21.83   $ 22.86     $ 23.07    $ 25.73    $ 27.12    $ 29.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       634       511       500         219         35         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     5,467     2,248     1,835       1,211        574        170          2
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.29   $  7.79        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       371       286        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     1,684       553        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.61   $  7.62        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       249       213        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     1,850       635        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.70   $  6.77        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       385       283        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     4,258     1,299        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.17   $  7.89        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       297       292        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     3,848     1,272        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.53   $  6.18        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       538       344        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     5,628     1,488        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------


                               Appendix I: Condensed financial information   A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Years Ended December 31,
                                                           -------------------------------------------------------------------------
                                                              2003      2002      2001        2000       1999       1998       1997
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.17  $   7.35        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        467       381        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,927     1,262        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   8.76  $   5.65        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        281        96        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,117       205        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 196.75  $ 133.70  $ 203.81   $ 232.08   $ 275.01   $ 223.79   $ 176.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        301       314       380        310         66         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        689       581       661        618        255         35          1
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  24.85  $  19.37  $  25.00   $  25.80   $  24.13         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      2,534     2,830     3,407      1,662        342         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,013     1,002        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  17.95  $  17.86  $  16.72   $  15.75   $  14.70         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      2,818     3,868     2,545        486         59         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,448     2,501        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  11.15  $   8.38  $   9.48   $  12.56   $  16.61         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,928     1,910       404        302         38         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,026       604        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   5.81  $   4.79  $   7.07   $   9.45   $  11.77         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      3,962     4,522     5,608      4,909      1,112         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     17,115    16,550    18,765     17,412      5,630         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  15.13  $  14.85        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        282       347        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3122     1,064        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  13.43  $   9.69  $  14.11   $  16.53   $  14.78   $  11.77   $  12.52
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,362     1,384     1,276        718         30         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,534     3,377     3,423      3,189        818        211         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.68  $  10.01  $  11.78   $  11.61   $  12.04   $  11.81         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,839     1,712     1,138         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     15,959     8,615     6,000      3,700      1,532        315         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   7.86  $   6.24  $   8.62         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         25        38         6         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        478       128        13         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   9.42  $   7.22  $   8.64   $  11.09   $  13.93         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        146        59        --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     10,611     5,973     5,697      5,514      1,286         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.21  $   7.89  $  10.65   $  11.04   $  10.60         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        896       961       166        112         13         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     12,682     9,408     3,151      2,953        987         --         --
------------------------------------------------------------------------------------------------------------------------------------


A-2  Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Years Ended December 31,
                                                           -------------------------------------------------------------------------
                                                              2003      2002      2001        2000       1999       1998       1997
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  10.17   $  7.57   $  10.09    $ 10.46    $ 10.26         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       770       643        337        155         31         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    14,963     8,308      6,886      5,538      2,436         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   8.58   $  5.59   $   6.04    $  6.47    $ 10.97    $  5.70         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       837       857        821        715        126         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     4,232     2,823      3,043      2,958        962        203         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  22.99   $ 18.28   $  23.93    $ 27.69         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     1,030     1,042      1,038        734         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    11,512     7,152      6,601      6,057         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   7.79   $  5.73   $   7.66    $  9.38    $ 10.80         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       184       143         90         17          8         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     2,016       424        141         78          6         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   9.65   $  6.83   $   8.51    $  9.99         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     1,665     1,471        932        126         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    10,509     4,322      2,644        617         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  12.18   $  9.29   $  11.07    $ 10.82    $ 10.45         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     2,005     2,145      1,487         87         18         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     7,229     3,714      2,090        251         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  13.28   $ 13.05   $  12.10    $ 11.40    $ 10.39    $ 10.73         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       804       702         --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    16,175    13,419     10,537      5,112      2,026        379         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $   5.40   $  4.36   $   6.36    $  8.39         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     1,206     1,333      1,187        295         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     6,805     4,722      3,856      1,315         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  14.17   $ 10.49   $  12.37    $ 10.68    $  9.15    $  9.14         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       370       275         --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     7,354     5,021      3,274      2,109         98        344         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  12.72   $  9.86   $  11.33         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       685       427         24         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    10,296     2,423         78         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  17.99   $ 13.94   $  17.00    $ 16.37    $ 14.88    $ 12.71    $ 11.58
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     1,296     1,419      1,305        431        163         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     4,335     2,235      1,559      1,079        173         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  13.84   $ 10.98   $  13.39    $ 17.34    $ 20.10    $ 12.75    $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       487       498         --         --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     5,316     3,555      3,126      2,033        771        422          4
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  11.68   $  9.18   $  14.20    $ 21.88    $ 27.40    $ 16.03    $ 12.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)     1,345     1,556      1,966      1,834        383         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     4,710     4,661      5,707      5,759      1,680        200          2
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information  A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Years Ended December 31,
                                                           -------------------------------------------------------------------------
                                                              2003      2002      2001        2000       1999       1998       1997
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  8.07    $  6.72   $  8.64     $ 10.45    $ 10.70         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      474        474       543         359        103         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    9,707      8,237     8,655       7,052      2,906         --         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 26.78    $ 27.06   $ 27.16     $ 26.65    $ 25.55    $ 24.80    $ 23.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)    1,911      2,863     3,954       1,882        549         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    6,370      9,288    13,759          --      9,875      5,805        349
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 11.86    $  9.51   $ 11.94     $ 13.02    $ 12.39    $ 12.76    $ 11.50
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      377        359       287         124         12         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    5,701      4,777     4,156       1,755        978        714         17
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 11.27    $  9.24   $ 12.75     $ 17.16    $ 21.20    $ 16.54    $ 12.33
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       39         16        --          --         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    2,971      2,171     2,221       1,658        576        282         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $ 12.18    $  8.48   $ 10.90     $ 10.86    $ 11.42    $  9.61         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      358        240       239         113         23         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    4,084      1,913     1,535       1,382        522        211         --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                               $  4.04    $  2.86   $  4.91     $  6.60         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)    2,698      2,823     3,001       1,672         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)    8,291      6,863     7,562       5,505         --         --         --
------------------------------------------------------------------------------------------------------------------------------------


A-4  Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Select(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Select(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and



o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 601/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 15, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2009.



--------------------------------------------------------------------------------
                                                          Hypothetical assumed
                                                          rate to maturity on
                                                           February 15, 2009
--------------------------------------------------------------------------------
                                                            5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2009 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048    $ 119,487
(2) Fixed maturity amount                                  $131,080    $ 131,080
(3) Market value adjustment:
  (1) - (2)                                                $ 12,968    $ (11,593)
--------------------------------------------------------------------------------
 On February 15, 2009 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,501    $  (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499    $  54,851
(6) Fixed maturity amount: (2) - (5)                       $ 85,581    $  76,229
(7) Maturity value                                         $120,032    $ 106,915
(8) Market adjusted amount of (7)                          $ 94,048    $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


C-1 Appendix III: Market value adjustment example

Appendix IV: Guaranteed minimum death benefit example
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:

---------------------------------------------------------------------------------------
   End of                           5% roll up to age 80      Annual ratchet to age 80
 contract                          guaranteed minimum          guaranteed minimum
   year         Account value       death benefit(1)              death benefit
---------------------------------------------------------------------------------------
     1           $105,000             $  105,000(1)               $  105,000(3)
     2           $115,500             $  110,250(2)               $  115,500(3)
     3           $129,360             $  115,763(2)               $  129,360(3)
     4           $103,488             $  121,551(1)               $  129,360(4)
     5           $113,837             $  127,628(1)               $  129,360(4)
     6           $127,497             $  134,010(1)               $  129,360(4)
     7           $127,497             $  140,710(1)               $  129,360(4)
---------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.


(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.



                       Appendix IV: Guaranteed minimum death benefit example D-1

Statement of additional information
--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                                2
Unit Values                                                                   15

Equitable Life's Pending Name Change                                          15
Custodian and Independent Auditors                                            15
Distribution of the Contracts                                                 15
Financial Statements                                                          16


How to obtain an Equitable Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R) Select(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547



Please send me a combined Equitable Accumulator(R) Select SAI for Separate Account No. 45 and Separate Account No. 49 dated May 1, 2004:



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip






(SAI 4ACS(5/03))


                                                                          X00687
                                                                     Oregon only

The Equitable Life Assurance Society of the United States

SUPPLEMENT DATED MAY 1, 2004 TO THE CURRENT PROSPECTUSES FOR:
EQUITABLE ACCUMULATOR(R)                  EQUITABLE ACCUMULATOR(R) ELITE(SM)
EQUITABLE ACCUMULATOR(R)PLUS(SM)          EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------

For delivery to Smith Barney customers

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


ELECTRONIC APPLICATIONS AND INITIAL CONTRIBUTIONS

Your Equitable Accumulator(R) Series contract date will generally be the business day Smith Barney receives your initial contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. We may reject your application and return your contribution or issue your contract on a later date if any of the limitations described below apply.


SUBSEQUENT CONTRIBUTIONS

Any additional contributions you may make will generally be applied to your contract on the business day Smith Barney receives the additional contribution from you and transmits your order to us in accordance with our processing procedures. We may reject your order and return your additional contribution or credit your additional contribution to your contract at a later date if any of the limitations described below apply.


LIMITATIONS

We consider Smith Barney to be a "processing office" for the purpose of receiving applications and contributions as described above.

The procedures described above are not available for 1035 exchanges or other replacement transactions; other types of transactions may also be excluded. You must provide all information and documents we require with respect to your initial or additional contribution. The amount of the initial or additional contribution you are making must be permitted under your contract. Your application and contribution must be made in accordance with all the other terms and conditions described in our prospectus. After receiving your contribution, together with all required information and documents, from you, Smith Barney must deliver them to us in accordance with our processing arrangements with Smith Barney.

Smith Barney may establish a "closing time" for receipt of applications and contribution requests under the above arrangement that is earlier than the end of the business day. Any such earlier closing time may be established without prior notice to you. Also, while we are generally open on the same business days as Smith Barney, a business day for the purposes of this supplement will be our business day.

We or Smith Barney may change or discontinue these arrangements at any time without prior notice. If you change Smith Barney as your broker-dealer of record on your contract, the above procedures will no longer apply, although we may have similar arrangements with your new broker-dealer.

You may always make subsequent contributions under your contract by any other method described in the Accumulator(R) Series prospectus for your contract, as supplemented from time to time. All applications and contributions are subject to acceptance. These arrangements may not be available in every state.

                                                   Acc Series '02 and '04 and OR
                                                             New Business (5/01)

           The Equitable Life Assurance Society of the United States
                          1290 Avenue of the Americas
                               New York, NY 10104
                                (212) 554-1234

                                                                          x00775

Equitable Accumulator(R)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R)?

Equitable Accumulator(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). This contract is offered in Oregon only.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Alliance Small Cap Growth
o AXA Conservative Allocation(1)         o EQ/Bernstein Diversified Value
o AXA Conservative-Plus Allocation(1)    o EQ/Calvert Socially Responsible
o AXA Moderate Allocation(1)             o EQ/Capital Guardian International
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian Research
o AXA Premier VIP Aggressive Equity      o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Core Bond              o EQ/Emerging Markets Equity
o AXA Premier VIP Health Care            o EQ/Equity 500 Index
o AXA Premier VIP High Yield             o EQ/Evergreen Omega
o AXA Premier VIP International Equity   o EQ/FI Mid Cap
o AXA Premier VIP Large Cap Core         o EQ/FI Small/Mid Cap Value
  Equity                                 o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Large Cap Growth       o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Value        o EQ/Lazard Small Cap Value
o AXA Premier VIP Small/Mid Cap          o EQ/Marsico Focus
  Growth                                 o EQ/Mercury Basic Value Equity
o AXA Premier VIP Small/Mid Cap Value    o EQ/Mercury International Value
o AXA Premier VIP Technology             o EQ/MFS Emerging Growth Companies
o EQ/Alliance Common Stock               o EQ/MFS Investors Trust
o EQ/Alliance Growth and Income          o EQ/Money Market
o EQ/Alliance Intermediate Government    o EQ/Putnam Growth & Income Value
  Securities                             o EQ/Putnam Voyager
o EQ/Alliance International              o EQ/Small Company Index
o EQ/Alliance Premier Growth             o EQ/Technology(2)
o EQ/Alliance Quality Bond
--------------------------------------------------------------------------------




(1)  The "AXA Allocation" portfolio.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.




You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.

We offer "Rollover IRA" and "Roth Conversion IRA."

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.




The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X00685

                                                                     Oregon only

Contents of this Prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) at a glance -- key features                         8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14

Condensed financial Information                                             17




--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           18
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        18
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Allocating your contributions                                               25
Your benefit base                                                           26
Annuity purchase factors                                                    27
Our baseBUILDER option                                                      27
Guaranteed minimum death benefit                                            28
Your right to cancel within a certain number of days                        29



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        30
--------------------------------------------------------------------------------
Your account value and cash value                                           30
Your contract's value in the variable investment options                    30
Your contract's value in the fixed maturity options                         30

Termination of your contract                                                30


----------------------

"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     31
--------------------------------------------------------------------------------
Transferring your account value                                             31
Disruptive transfer activity                                                31
Rebalancing your account value                                              31



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     33
--------------------------------------------------------------------------------
Withdrawing your account value                                              33
How withdrawals are taken from your account value                           34
How withdrawals affect your guaranteed minimum income benefit
     and guaranteed minimum death benefit                                   34
Loans under Rollover TSA contracts                                          34
Surrendering your contract to receive its cash value                        35
When to expect payments                                                     35
Your annuity payout options                                                 35



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     38
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         38
Charges that the Trusts deduct                                              39
Group or sponsored arrangements                                             39
Other distribution arrangements                                             40



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 41
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     41
How death benefit payment is made                                           41
Beneficiary continuation option                                             42



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          43
--------------------------------------------------------------------------------
Overview                                                                    43
Buying a contract to fund a retirement arrangement                          43
Transfers among investment options                                          43
Taxation of nonqualified annuities                                          43
Individual retirement arrangements (IRAs)                                   45
Special rules for contracts funding qualified plans                         46
Tax-Sheltered Annuity contracts (TSAs)                                      46
Federal and state income tax withholding and
     information reporting                                                  47
Impact of taxes to Equitable Life                                           48

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         49
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   49
About the Trusts                                                            49
About our fixed maturity options                                            49
About the general account                                                   50
About other methods of payment                                              50
Dates and prices at which contract events occur                             51
About your voting rights                                                    51
About legal proceedings                                                     52

About our independent auditors                                              52

Financial statements                                                        52
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          52

Distribution of the contracts                                               52




--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           54
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I   -- Condensed financial information                                     A-1
II  -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
IV  -- Guaranteed minimum death benefit example                            D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.




                                                             Page
   12 month dollar cost averaging                             26
   account value                                              30
   administrative charge                                      38
   annual ratchet death benefit                               28
   annuitant                                                  18
   annuity maturity date                                      37
   annuity payout options                                     35
   annuity purchase factors                                   27
   automatic investment program                               51
   baseBUILDER                                                27
   baseBUILDER Benefit charge                                 39
   beneficiary                                                41
   Beneficiary Continuation Option ("BCO")                    42
   benefit base                                               26
   business day                                               51
   cash value                                                 30
   charges for state premium and other applicable taxes       39
   contract date                                               9
   contract date anniversary                                   9
   contract year                                               9
   contributions to Roth IRAs                                 45
      regular contributions                                   46
      rollover and direct transfers                           46
      conversion contributions                                46
   contributions to traditional IRAs                          45
      regular contributions                                   45
      rollovers and transfers                                 45
   disability, terminal illness or confinement
      to nursing home                                         39
   disruptive transfer activity                               31
   dollar cost averaging                                      26
   EQAccess                                                    6
   ERISA                                                      34
   fixed maturity options                                     25
   free look                                                  29
   free withdrawal amount                                     38
   general account                                            50
   guaranteed minimum death benefit                           28
   guaranteed minimum income benefit                          27
   IRA                                                     cover
   IRS                                                        43


                                                            Page
   investment options                                      cover
   lifetime required minimum distribution withdrawals         34
   loan reserve account                                       35
   loans under Rollover TSA contracts                         34
   lump sum withdrawals                                       33
   market adjusted amount                                     25
   market value adjustment                                    25
   market timing                                              31
   maturity dates                                             25
   maturity value                                             25
   Mortality and expense risks charge                         38
   NQ                                                      cover
   participant                                                21
   portfolio                                               cover
   Principal assurance allocation                             25
   processing office                                           6
   Protection Plus                                            29
   Protection Plus charge                                     39
   QP                                                      cover
   rate to maturity                                           25
   Rebalancing                                                31
   Rollover IRA                                            cover
   Rollover TSA                                            cover
   roll-up death benefit                                      28
   Roth Conversion IRA                                     cover
   Roth IRA                                                   45
   SAI                                                     cover
   SEC                                                     cover
   self-directed allocation                                   25
   Separate Account No. 45 and Separate Account No. 49        45
   substantially equal withdrawals                            33
   Successor owner and annuitant                              41
   systematic withdrawals                                     33
   TOPS                                                        6
   TSA                                                     cover
   traditional IRA                                            45
   Trusts                                                  cover
   unit                                                       30
   variable investment options                                21
   wire transmittals and electronic applications              50
   withdrawal charge                                          38



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.




  ---------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
  ---------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
  ---------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA;

(3)  election of the automatic investment program;

6  Who is Equitable Life?

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5)  death claims;

(6)  general dollar cost averaging; and

(7)  12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals and;

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R)'s variable investment options invest in different portfolios managed by
management                  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                              (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------

                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.

                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), Tax Sheltered
                            Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                            Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives once the owner elects to annuitize the contract. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $5,000

                            o Additional minimum:       $1,000 (NQ, QP and Rollover TSA contracts)
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                                                        $50 (IRA contracts)

                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------



8 Equitable Accumulator(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Lump sum withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts

                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout alternative     o Fixed annuity payout options

                       o Variable Immediate Annuity payout options

                       o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit even if you do not elect baseBuilder

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home

                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and expense risks at a current annual rate of 1.35%.

                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The annual benefit base charge is 0.15% if the 5% roll up to age
                         70, if available, is elected. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you do not elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1%
                         each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                         -----------------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.

------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-83
                       Rollover IRA, Roth Conversion
                       IRA, and Rollover TSA: 20-83
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


                         Equitable Accumulator(R) at a glance -- key features 9

THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



10 Equitable Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

----------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract, make certain
withdrawals or apply your cash value to certain payout options).(1)                        7.00%

Charge if you elect a Variable Immediate Annuity payout option                             $350
----------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

----------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                1.10%
Administrative                                                                             0.25%
                                                                                           ----
Total annual expenses                                                                      1.35%

----------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
----------------------------------------------------------------------------------------------------------
baseBUILDER benefit charge(2) (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date
anniversary for which the benefit is in effect)                                            0.30%
----------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniversary
for which the benefit is in effect)                                                        0.20%
----------------------------------------------------------------------------------------------------------

                                                                   Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



----------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ----       -----
other expenses)(3)                                                                 0.56%      10.23%

This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.




-----------------------------------------------------------------------------------------------------------------------------------
                                                                           Under-   Total Annual
                                                                           lying     Expenses      Fee Waivers       Net Total
                                                                         Portfolio    (Before    and/or Expense  Annual Expenses
                                        Manage-     12b-1     Other       Fees and    Expense      Reimburse-     After Expense
Portfolio Name                        ment Fees(4) Fees(5) Expenses (6) Expenses(7) Limitation)     ments(8)       Limitations
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation               0.10%        0.25%   5.91%          1.08%        7.34%        (5.98)%          1.36%
AXA Conservative Allocation             0.10%        0.25%   9.04%          0.84%       10.23%        (9.13)%          1.10%
AXA Conservative-Plus Allocation        0.10%        0.25%   4.13%          0.88%        5.36%        (4.21)%          1.15%
AXA Moderate Allocation                 0.10%        0.25%   0.39%          0.86%        1.60%        (0.43)%          1.17%
AXA Moderate-Plus Allocation            0.10%        0.25%   1.77%          1.13%        3.25%        (1.87)%          1.38%
AXA Premier VIP Aggressive Equity       0.62%        0.25%   0.15%            --         1.02%           --            1.02%
AXA Premier VIP Core Bond               0.60%        0.25%   0.26%            --         1.11%        (0.16)%          0.95%
AXA Premier VIP Health Care             1.20%        0.25%   0.48%            --         1.93%        (0.08)%          1.85%
AXA Premier VIP High Yield              0.59%        0.25%   0.16%            --         1.00%           --            1.00%
AXA Premier VIP International Equity    1.05%        0.25%   0.73%            --         2.03%        (0.23)%          1.80%
AXA Premier VIP Large Cap Core Equity   0.90%        0.25%   0.52%            --         1.67%        (0.32)%          1.35%
AXA Premier VIP Large Cap Growth        0.90%        0.25%   0.43%            --         1.58%        (0.23)%          1.35%
AXA Premier VIP Large Cap Value         0.90%        0.25%   0.43%            --         1.58%        (0.23)%          1.35%
AXA Premier VIP Small/Mid Cap Growth    1.10%        0.25%   0.35%            --         1.70%        (0.10)%          1.60%
AXA Premier VIP Small/Mid Cap Value     1.10%        0.25%   0.31%            --         1.66%        (0.06)%          1.60%
AXA Premier VIP Technology              1.20%        0.25%   0.83%            --         2.28%        (0.43)%          1.85%
-----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                0.48%        0.25%   0.06%            --         0.79%           --            0.79%
EQ/Alliance Growth and Income           0.57%        0.25%   0.06%            --         0.88%           --            0.88%
EQ/Alliance Intermediate Government
 Securities                             0.49%        0.25%   0.08%            --         0.82%           --            0.82%
EQ/Alliance International               0.74%        0.25%   0.13%            --         1.12%        (0.02)%          1.10%
EQ/Alliance Premier Growth              0.90%        0.25%   0.05%            --         1.20%        (0.04)%          1.16%
EQ/Alliance Quality Bond                0.52%        0.25%   0.06%            --         0.83%           --            0.83%
EQ/Alliance Small Cap Growth            0.75%        0.25%   0.07%            --         1.07%           --            1.07%
EQ/Bernstein Diversified Value          0.64%        0.25%   0.06%            --         0.95%         0.00%           0.95%
EQ/Calvert Socially Responsible         0.65%        0.25%   0.55%            --         1.45%        (0.40)%          1.05%
EQ/Capital Guardian International       0.85%        0.25%   0.21%            --         1.31%        (0.11)%          1.20%
EQ/Capital Guardian Research            0.65%        0.25%   0.07%            --         0.97%        (0.02)%          0.95%
EQ/Capital Guardian U.S. Equity         0.65%        0.25%   0.07%            --         0.97%        (0.02)%          0.95%
EQ/Emerging Markets Equity              1.15%        0.25%   0.40%            --         1.80%         0.00%           1.80%
EQ/Equity 500 Index                     0.25%        0.25%   0.06%            --         0.56%           --            0.56%
EQ/Evergreen Omega                      0.65%        0.25%   0.25%            --         1.15%        (0.20)%          0.95%
EQ/FI Mid Cap                           0.70%        0.25%   0.08%            --         1.03%        (0.03)%          1.00%
EQ/FI Small/Mid Cap Value               0.75%        0.25%   0.10%            --         1.10%         0.00%           1.10%
EQ/Janus Large Cap Growth               0.90%        0.25%   0.09%            --         1.24%        (0.09)%          1.15%
EQ/J.P. Morgan Core Bond                0.44%        0.25%   0.08%            --         0.77%         0.00%           0.77%
EQ/Lazard Small Cap Value               0.75%        0.25%   0.10%            --         1.10%         0.00%           1.10%
EQ/Marsico Focus                        0.90%        0.25%   0.07%            --         1.22%        (0.07)%          1.15%
EQ/Mercury Basic Value Equity           0.60%        0.25%   0.07%            --         0.92%         0.00%           0.92%
EQ/Mercury International Value          0.85%        0.25%   0.16%            --         1.26%        (0.01)%          1.25%
EQ/MFS Emerging Growth Companies        0.65%        0.25%   0.07%            --         0.97%           --            0.97%
EQ/MFS Investors Trust                  0.60%        0.25%   0.11%            --         0.96%        (0.01)%          0.95%
EQ/Money Market                         0.33%        0.25%   0.06%            --         0.64%           --            0.64%
-----------------------------------------------------------------------------------------------------------------------------------


12 Fee table

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           Under-   Total Annual
                                                                           lying     Expenses      Fee Waivers       Net Total
                                                                         Portfolio    (Before    and/or Expense  Annual Expenses
                                        Manage-     12b-1     Other       Fees and    Expense      Reimburse-     After Expense
Portfolio Name                        ment Fees(4) Fees(5) Expenses (6) Expenses(7) Limitation)     ments(8)       Limitations
-----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income               0.60%        0.25%   0.10%          --          0.95%          0.00%           0.95%
EQ/Putnam Voyager                       0.65%        0.25%   0.13%          --          1.03%         (0.08)%          0.95%
EQ/Small Company Index                  0.25%        0.25%   0.35%          --          0.85%          0.00%           0.85%
EQ/Technology                           0.90%        0.25%   0.09%          --          1.24%         (0.09)%          1.15%
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable:

     The withdrawal charge percentage we use is determined by the contract year in which    Contract
     you make the withdrawal or surrender your contract. For each contribution, we con-     Year
     sider the contract year in which we receive that contribution to be "contract year 1") 1.................. 7.00%
                                                                                            2.................. 6.00%
                                                                                            3.................. 5.00%
                                                                                            4.................. 4.00%
                                                                                            5.................. 3.00%
                                                                                            6.................. 2.00%
                                                                                            7.................. 1.00%
                                                                                            8+................. 0.00%

(2) The baseBUILDER benefit charge is 0.15% if the 5% roll up to age 70 is elected.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(6) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocation as of 12/31/03. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




     --------------------------------------------------------------------------
     Portfolio Name
     --------------------------------------------------------------------------
     AXA Aggressive Allocation               0.95%
     --------------------------------------------------------------------------
     AXA Conservative Allocation             0.73%
     --------------------------------------------------------------------------
     AXA Conservative-Plus Allocation        0.78%
     --------------------------------------------------------------------------
     AXA Moderate Allocation                 0.79%
     --------------------------------------------------------------------------
     AXA Moderate-Plus Allocation            0.99%
     --------------------------------------------------------------------------
     AXA Premier VIP Aggressive Equity       0.95%
     --------------------------------------------------------------------------
     AXA Premier VIP Health Care             1.84%
     --------------------------------------------------------------------------
     AXA Premier VIP International Equity    1.73%
     --------------------------------------------------------------------------
     AXA Premier VIP Large Cap Core Equity   1.32%
     --------------------------------------------------------------------------
     AXA Premier VIP Large Cap Growth        1.32%
     --------------------------------------------------------------------------
     AXA Premier VIP Large Cap Value         1.28%
     --------------------------------------------------------------------------
     AXA Premier VIP Small/Mid Cap Growth    1.46%
     --------------------------------------------------------------------------
     AXA Premier VIP Small/Mid Cap Value     1.52%
     --------------------------------------------------------------------------
     AXA Premier VIP Technology              1.70%
     --------------------------------------------------------------------------
     EQ/Alliance Common Stock                0.77%
     --------------------------------------------------------------------------
     EQ/Alliance Growth and Income           0.85%
     --------------------------------------------------------------------------
     EQ/Alliance Premier Growth              1.15%
     --------------------------------------------------------------------------
     EQ/Alliance Small Cap Growth            1.03%
     --------------------------------------------------------------------------
     EQ/Calvert Socially Responsible         1.00%
     --------------------------------------------------------------------------
     EQ/Capital Guardian International       1.18%
     --------------------------------------------------------------------------
     EQ/Capital Guardian Research            0.93%
     --------------------------------------------------------------------------
     EQ/Capital Guardian U.S. Equity         0.93%
     --------------------------------------------------------------------------
     EQ/Emerging Markets Equity              1.78%
     --------------------------------------------------------------------------
     EQ/Evergreen Omega                      0.84%
     --------------------------------------------------------------------------


                                                                    Fee table 13

     --------------------------------------------------------------------------
     Portfolio Name
     --------------------------------------------------------------------------
     EQ/FI Mid Cap                           0.88%
     --------------------------------------------------------------------------
     EQ/FI Small/Mid Cap Value               1.04%
     --------------------------------------------------------------------------
     EQ/Lazard Small Cap Value               1.00%
     --------------------------------------------------------------------------
     EQ/Marsico Focus                        1.10%
     --------------------------------------------------------------------------
     EQ/Mercury Basic Value Equity           0.91%
     --------------------------------------------------------------------------
     EQ/Mercury International Value          1.18%
     --------------------------------------------------------------------------
     EQ/MFS Emerging Growth Companies        0.96%
     --------------------------------------------------------------------------
     EQ/MFS Investors Trust                  0.94%
     --------------------------------------------------------------------------
     EQ/Putnam Growth & Income Value         0.93%
     --------------------------------------------------------------------------
     EQ/Putnam Voyager                       0.93%
     --------------------------------------------------------------------------
     EQ/Technology                           1.01%
     --------------------------------------------------------------------------


EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner, who has elected baseBUILDER and Protection Plus would pay in the situations illustrated. Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus.


The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



14 Fee table

-----------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
-----------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,665.31     $ 3,272.13     $ 4,725.58     $ 7,970.97
AXA Conservative Allocation                      $ 1,968.33     $ 4,031.52     $ 5,773.48     $ 9,206.50
AXA Conservative-Plus Allocation                 $ 1,457.15     $ 2,720.59     $ 3,918.72     $ 6,847.17
AXA Moderate Allocation                          $ 1,062.63     $ 1,606.38     $ 2,175.45     $ 3,914.69
AXA Moderate-Plus Allocation                     $ 1,235.79     $ 2,106.68     $ 2,976.65     $ 5,347.57
AXA Premier VIP Aggressive Equity                $ 1,001.35     $ 1,425.02     $ 1,877.72     $ 3,345.55
AXA Premier VIP Core Bond                        $ 1,010.80     $ 1,453.13     $ 1,924.12     $ 3,435.56
AXA Premier VIP Health Care                      $ 1,096.90     $ 1,706.80     $ 2,338.65     $ 4,218.24
AXA Premier VIP High Yield                       $   999.25     $ 1,418.76     $ 1,867.38     $ 3,325.43
AXA Premier VIP International Equity             $ 1,107.40     $ 1,737.43     $ 2,388.19     $ 4,309.21
AXA Premier VIP Large Cap Core Equity            $ 1,069.60     $ 1,626.85     $ 2,208.81     $ 3,977.23
AXA Premier VIP Large Cap Growth                 $ 1,060.15     $ 1,599.07     $ 2,163.53     $ 3,892.28
AXA Premier VIP Large Cap Value                  $ 1,060.15     $ 1,599.07     $ 2,163.53     $ 3,892.28
AXA Premier VIP Small/Mid Cap Growth             $ 1,072.75     $ 1,636.10     $ 2,223.87     $ 4,005.38
AXA Premier VIP Small/Mid Cap Value              $ 1,068.55     $ 1,623.76     $ 2,203.79     $ 3,967.83
AXA Premier VIP Technology                       $ 1,133.65     $ 1,813.72     $ 2,511.10     $ 4,532.52
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   977.20     $ 1,352.93     $ 1,758.31     $ 3,111.71
EQ/Alliance Growth and Income                    $   986.65     $ 1,381.18     $ 1,805.18     $ 3,203.87
EQ/Alliance Intermediate Government Securities   $   980.35     $ 1,362.35     $ 1,773.95     $ 3,142.53
EQ/Alliance International                        $ 1,011.85     $ 1,456.25     $ 1,929.27     $ 3,445.51
EQ/Alliance Premier Growth                       $ 1,020.25     $ 1,481.19     $ 1,970.35     $ 3,524.74
EQ/Alliance Quality Bond                         $   981.40     $ 1,365.49     $ 1,779.16     $ 3,152.78
EQ/Alliance Small Cap Growth                     $ 1,006.60     $ 1,440.64     $ 1,903.52     $ 3,395.66
EQ/Bernstein Diversified Value                   $   994.00     $ 1,403.11     $ 1,841.50     $ 3,274.96
EQ/Calvert Socially Responsible                  $ 1,046.50     $ 1,558.85     $ 2,097.80     $ 3,768.16
EQ/Capital Guardian International                $ 1,031.80     $ 1,515.41     $ 2,026.60     $ 3,632.62
EQ/Capital Guardian Research                     $   996.10     $ 1,409.37     $ 1,851.86     $ 3,295.18
EQ/Capital Guardian U.S. Equity                  $   996.10     $ 1,409.37     $ 1,851.86     $ 3,295.18
EQ/Emerging Markets Equity                       $ 1,083.25     $ 1,666.88     $ 2,273.92     $ 4,098.55
EQ/Equity 500 Index                              $   953.05     $ 1,280.48     $ 1,637.70     $ 2,872.31
EQ/Evergreen Omega                               $ 1,015.00     $ 1,465.61     $ 1,944.69     $ 3,475.30
EQ/FI Mid Cap                                    $ 1,002.40     $ 1,428.14     $ 1,882.89     $ 3,355.59
EQ/FI Small/Mid Cap Value                        $ 1,009.75     $ 1,450.01     $ 1,918.98     $ 3,425.60
EQ/J.P. Morgan Core Bond                         $   975.10     $ 1,346.64     $ 1,747.87     $ 3,091.12
EQ/Janus Large Cap Growth                        $ 1,024.45     $ 1,493.64     $ 1,990.83     $ 3,564.11
EQ/Lazard Small Cap Value                        $ 1,009.75     $ 1,450.01     $ 1,918.98     $ 3,425.60
EQ/Marsico Focus                                 $ 1,022.35     $ 1,487.42     $ 1,980.59     $ 3,544.44
EQ/Mercury Basic Value Equity                    $   990.85     $ 1,393.72     $ 1,825.95     $ 3,244.56
EQ/Mercury International Value                   $ 1,026.55     $ 1,499.87     $ 2,001.06     $ 3,583.73
EQ/MFS Emerging Growth Companies                 $   996.10     $ 1,409.37     $ 1,851.86     $ 3,295.18
EQ/MFS Investors Trust                           $   995.05     $ 1,406.24     $ 1,846.68     $ 3,285.08
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
-----------------------------------------------------------------------------------------------------------
                                                      1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,315.31     $ 3,122.13     $ 4,775.58     $ 8,320.97
AXA Conservative Allocation                      $ 1,618.33     $ 3,881.52     $ 5,823.48     $ 9,556.50
AXA Conservative-Plus Allocation                 $ 1,107.15     $ 2,570.59     $ 3,968.72     $ 7,197.17
AXA Moderate Allocation                          $   712.63     $ 1,456.38     $ 2,225.45     $ 4,264.69
AXA Moderate-Plus Allocation                     $   885.79     $ 1,956.68     $ 3,026.65     $ 5,697.57
AXA Premier VIP Aggressive Equity                $   651.35     $ 1,275.02     $ 1,927.72     $ 3,695.55
AXA Premier VIP Core Bond                        $   660.80     $ 1,303.13     $ 1,974.12     $ 3,785.56
AXA Premier VIP Health Care                      $   746.90     $ 1,556.80     $ 2,388.65     $ 4,568.24
AXA Premier VIP High Yield                       $   649.25     $ 1,268.76     $ 1,917.38     $ 3,675.43
AXA Premier VIP International Equity             $   757.40     $ 1,587.43     $ 2,438.19     $ 4,659.21
AXA Premier VIP Large Cap Core Equity            $   719.60     $ 1,476.85     $ 2,258.81     $ 4,327.23
AXA Premier VIP Large Cap Growth                 $   710.15     $ 1,449.07     $ 2,213.53     $ 4,242.28
AXA Premier VIP Large Cap Value                  $   710.15     $ 1,449.07     $ 2,213.53     $ 4,242.28
AXA Premier VIP Small/Mid Cap Growth             $   722.75     $ 1,486.10     $ 2,273.87     $ 4,355.38
AXA Premier VIP Small/Mid Cap Value              $   718.55     $ 1,473.76     $ 2,253.79     $ 4,317.83
AXA Premier VIP Technology                       $   783.65     $ 1,663.72     $ 2,561.10     $ 4,882.52
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   627.20     $ 1,202.93     $ 1,808.31     $ 3,461.71
EQ/Alliance Growth and Income                    $   636.65     $ 1,231.18     $ 1,855.18     $ 3,553.87
EQ/Alliance Intermediate Government Securities   $   630.35     $ 1,212.35     $ 1,823.95     $ 3,492.53
EQ/Alliance International                        $   661.85     $ 1,306.25     $ 1,979.27     $ 3,795.51
EQ/Alliance Premier Growth                       $   670.25     $ 1,331.19     $ 2,020.35     $ 3,874.74
EQ/Alliance Quality Bond                         $   631.40     $ 1,215.49     $ 1,829.16     $ 3,502.78
EQ/Alliance Small Cap Growth                     $   656.60     $ 1,290.64     $ 1,953.52     $ 3,745.66
EQ/Bernstein Diversified Value                   $   644.00     $ 1,253.11     $ 1,891.50     $ 3,624.96
EQ/Calvert Socially Responsible                  $   696.50     $ 1,408.85     $ 2,147.80     $ 4,118.16
EQ/Capital Guardian International                $   681.80     $ 1,365.41     $ 2,076.60     $ 3,982.62
EQ/Capital Guardian Research                     $   646.10     $ 1,259.37     $ 1,901.86     $ 3,645.18
EQ/Capital Guardian U.S. Equity                  $   646.10     $ 1,259.37     $ 1,901.86     $ 3,645.18
EQ/Emerging Markets Equity                       $   733.25     $ 1,516.88     $ 2,323.92     $ 4,448.55
EQ/Equity 500 Index                              $   603.05     $ 1,130.48     $ 1,687.70     $ 3,222.31
EQ/Evergreen Omega                               $   665.00     $ 1,315.61     $ 1,994.69     $ 3,825.30
EQ/FI Mid Cap                                    $   652.40     $ 1,278.14     $ 1,932.89     $ 3,705.59
EQ/FI Small/Mid Cap Value                        $   659.75     $ 1,300.01     $ 1,968.98     $ 3,775.60
EQ/J.P. Morgan Core Bond                         $   625.10     $ 1,196.64     $ 1,797.87     $ 3,441.12
EQ/Janus Large Cap Growth                        $   674.45     $ 1,343.64     $ 2,040.83     $ 3,914.11
EQ/Lazard Small Cap Value                        $   659.75     $ 1,300.01     $ 1,968.98     $ 3,775.60
EQ/Marsico Focus                                 $   672.35     $ 1,337.42     $ 2,030.59     $ 3,894.44
EQ/Mercury Basic Value Equity                    $   640.85     $ 1,243.72     $ 1,875.95     $ 3,594.56
EQ/Mercury International Value                   $   676.55     $ 1,349.87     $ 2,051.06     $ 3,933.73
EQ/MFS Emerging Growth Companies                 $   646.10     $ 1,259.37     $ 1,901.86     $ 3,645.18
EQ/MFS Investors Trust                           $   645.05     $ 1,256.24     $ 1,896.68     $ 3,635.08
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                        If you do not surrender your contract at the
                                                             end of the applicable time period
-----------------------------------------------------------------------------------------------------------
                                                     1 year      3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   965.31     $ 2,772.13     $ 4,425.58     $ 7,970.97
AXA Conservative Allocation                      $ 1,268.33     $ 3,531.52     $ 5,473.48     $ 9,206.50
AXA Conservative-Plus Allocation                 $   757.15     $ 2,220.59     $ 3,618.72     $ 6,847.17
AXA Moderate Allocation                          $   362.63     $ 1,106.38     $ 1,875.45     $ 3,914.69
AXA Moderate-Plus Allocation                     $   535.79     $ 1,606.68     $ 2,676.65     $ 5,347.57
AXA Premier VIP Aggressive Equity                $   301.35     $   925.02     $ 1,577.72     $ 3,345.55
AXA Premier VIP Core Bond                        $   310.80     $   953.13     $ 1,624.12     $ 3,435.56
AXA Premier VIP Health Care                      $   396.90     $ 1,206.80     $ 2,038.65     $ 4,218.24
AXA Premier VIP High Yield                       $   299.25     $   918.76     $ 1,567.38     $ 3,325.43
AXA Premier VIP International Equity             $   407.40     $ 1,237.43     $ 2,088.19     $ 4,309.21
AXA Premier VIP Large Cap Core Equity            $   369.60     $ 1,126.85     $ 1,908.81     $ 3,977.23
AXA Premier VIP Large Cap Growth                 $   360.15     $ 1,099.07     $ 1,863.53     $ 3,892.28
AXA Premier VIP Large Cap Value                  $   360.15     $ 1,099.07     $ 1,863.53     $ 3,892.28
AXA Premier VIP Small/Mid Cap Growth             $   372.75     $ 1,136.10     $ 1,923.87     $ 4,005.38
AXA Premier VIP Small/Mid Cap Value              $   368.55     $ 1,123.76     $ 1,903.79     $ 3,967.83
AXA Premier VIP Technology                       $   433.65     $ 1,313.72     $ 2,211.10     $ 4,532.52
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   277.20     $   852.93     $ 1,458.31     $ 3,111.71
EQ/Alliance Growth and Income                    $   286.65     $   881.18     $ 1,505.18     $ 3,203.87
EQ/Alliance Intermediate Government Securities   $   280.35     $   862.35     $ 1,473.95     $ 3,142.53
EQ/Alliance International                        $   311.85     $   956.25     $ 1,629.27     $ 3,445.51
EQ/Alliance Premier Growth                       $   320.25     $   981.19     $ 1,670.35     $ 3,524.74
EQ/Alliance Quality Bond                         $   281.40     $   865.49     $ 1,479.16     $ 3,152.78
EQ/Alliance Small Cap Growth                     $   306.60     $   940.64     $ 1,603.52     $ 3,395.66
EQ/Bernstein Diversified Value                   $   294.00     $   903.11     $ 1,541.50     $ 3,274.96
EQ/Calvert Socially Responsible                  $   346.50     $ 1,058.85     $ 1,797.80     $ 3,768.16
EQ/Capital Guardian International                $   331.80     $ 1,015.41     $ 1,726.60     $ 3,632.62
EQ/Capital Guardian Research                     $   296.10     $   909.37     $ 1,551.86     $ 3,295.18
EQ/Capital Guardian U.S. Equity                  $   296.10     $   909.37     $ 1,551.86     $ 3,295.18
EQ/Emerging Markets Equity                       $   383.25     $ 1,166.88     $ 1,973.92     $ 4,098.55
EQ/Equity 500 Index                              $   253.05     $   780.48     $ 1,337.70     $ 2,872.31
EQ/Evergreen Omega                               $   315.00     $   965.61     $ 1,644.69     $ 3,475.30
EQ/FI Mid Cap                                    $   302.40     $   928.14     $ 1,582.89     $ 3,355.59
EQ/FI Small/Mid Cap Value                        $   309.75     $   950.01     $ 1,618.98     $ 3,425.60
EQ/J.P. Morgan Core Bond                         $   275.10     $   846.64     $ 1,447.87     $ 3,091.12
EQ/Janus Large Cap Growth                        $   324.45     $   993.64     $ 1,690.83     $ 3,564.11
EQ/Lazard Small Cap Value                        $   309.75     $   950.01     $ 1,618.98     $ 3,425.60
EQ/Marsico Focus                                 $   322.35     $   987.42     $ 1,680.59     $ 3,544.44
EQ/Mercury Basic Value Equity                    $   290.85     $   893.72     $ 1,525.95     $ 3,244.56
EQ/Mercury International Value                   $   326.55     $   999.87     $ 1,701.06     $ 3,583.73
EQ/MFS Emerging Growth Companies                 $   296.10     $   909.37     $ 1,551.86     $ 3,295.18
EQ/MFS Investors Trust                           $   295.05     $   906.24     $ 1,546.68     $ 3,285.08
-----------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

-----------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
-----------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   961.45     $ 1,305.72     $ 1,679.79     $ 2,956.22
EQ/Putnam Growth & Income Value                  $   994.00     $ 1,403.11     $ 1,841.50     $ 3,274.96
EQ/Putnam Voyager                                $ 1,002.40     $ 1,428.14     $ 1,882.89     $ 3,355.59
EQ/Small Company Index                           $   983.50     $ 1,371.77     $ 1,789.57     $ 3,173.25
EQ/Technology                                    $ 1,024.45     $ 1,493.64     $ 1,990.83     $ 3,564.11
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                             If you annuitize at the end of the
                                                                   applicable time period
-----------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Money Market                                    $ 611.45     $ 1,155.72     $ 1,729.79     $ 3,306.22
EQ/Putnam Growth & Income Value                    $ 644.00     $ 1,253.11     $ 1,891.50     $ 3,624.96
EQ/Putnam Voyager                                  $ 652.40     $ 1,278.14     $ 1,932.89     $ 3,705.59
EQ/Small Company Index                             $ 633.50     $ 1,221.77     $ 1,839.57     $ 3,523.25
EQ/Technology                                      $ 674.45     $ 1,343.64     $ 2,040.83     $ 3,914.11
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                        If you do not surrender your contract at the
                                                             end of the applicable time period
-----------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Money Market                                    $ 261.45       $ 805.72     $ 1,379.79     $ 2,956.22
EQ/Putnam Growth & Income Value                    $ 294.00       $ 903.11     $ 1,541.50     $ 3,274.96
EQ/Putnam Voyager                                  $ 302.40       $ 928.14     $ 1,582.89     $ 3,355.59
EQ/Small Company Index                             $ 283.50       $ 871.77     $ 1,489.57     $ 3,173.25
EQ/Technology                                      $ 324.45       $ 993.64     $ 1,690.83     $ 3,564.11
-----------------------------------------------------------------------------------------------------------




16 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT
You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages      contributions            Source of contributions         Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------
NQ               0 through 83    o $5,000 (initial)       o After-tax money.              o No additional contributions
                                                                                            may be made after attain-
                                 o $1,000 (additional)    o Paid to us by check or          ment of age 84, or, if later,
                                                            transfer of contract value in   the first contract anniversary.
                                                            a tax-deferred exchange
                                                            under Section 1035 of the
                                                            Internal Revenue Code.
----------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 83   o $5,000 (initial)       o Eligible rollover distribu-   o No additional contributions
                                                            tions from TSA contracts or     may be made after attain-
                                 o $5,000 (initial)         other 403(b) arrangements,      ment of age 84, or, if later,
                                                            qualified plans, and govern-    the first contract anniversary.
                                                            mental employer 457(b)
                                                            plans.                        o Contributions after age 70-1/2
                                                                                            must be net of required
                                                          o Rollovers from another          minimum distributions.
                                                            traditional individual retire-
                                                            ment arrangement.             o Although we accept regular
                                                                                            IRA contributions (limited to
                                                          o Direct custodian-to-            $3,000 for 2004 and
                                                            custodian transfers from        $4,000 for 2005) under
                                                            another traditional indi-       rollover IRA contracts, we
                                                            vidual retirement               intend that this contract be
                                                            arrangement.                    used primarily for rollover
                                                                                            and direct transfer
                                                          o Regular IRA contributions.      contributions.

                                                          o Additional "catch-up"         o Additional catch-up contri-
                                                            contributions.                  butions of up to $500 can
                                                                                            be made for the calendar
                                                                                            years 2004 or 2005 where
                                                                                            the owner is at least age 50
                                                                                            but under age 70-1/2 at any
                                                                                            time during the calendar
                                                                                            year for which the contribu-
                                                                                            tion is made.
----------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages      contributions            Source of contributions         Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 83   o $5,000 (initial)       o Rollovers from another        o No additional contributions
IRA                                                         Roth IRA.                       may be made after attain-
                                 o $50 (additional)                                         ment of age 84, or, if later,
                                                          o Conversion rollovers from a     the first contract anniversary.
                                                            traditional IRA.
                                                                                          o Conversion rollovers after
                                                          o Direct transfers from           age 70-1/2 must be net of
                                                            another Roth IRA.               required minimum distribu-
                                                                                            tions for the traditional IRA
                                                          o Regular Roth IRA                you are rolling over.
                                                            contributions.
                                                                                          o You cannot roll over funds
                                                          o Additional catch-up contri-     from a traditional IRA if your
                                                            butions.                        adjusted gross income is
                                                                                            $100,000 or more.

                                                                                          o Although we accept regular
                                                                                            Roth IRA contributions (lim-
                                                                                            ited to $3,000 for 2004 and
                                                                                            $4,000 for 2005) under
                                                                                            Roth IRA contracts, we
                                                                                            intend that this contract be
                                                                                            used primarily for rollover
                                                                                            and direct transfer
                                                                                            contributions.

                                                                                          o Additional catch-up contri-
                                                                                            butions of up to $500 can
                                                                                            be made for the calendar
                                                                                            year 2004 or 2005 where
                                                                                            the owner is at least age 50
                                                                                            at any time during the calen-
                                                                                            dar year for which the
                                                                                            contribution is made.
----------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 83   o $5,000 (initial)       o Direct transfers of pre-tax   o No additional contributions
                                                            funds from another contract     may be made after attain-
                                 o $1,000 (additional)      or arrangement under Sec-       ment of age 84, or, if later,
                                                            tion 403(b) of the Internal     the first contract anniversary.
                                                            Revenue Code, complying
                                                            with IRS Revenue Ruling       o Rollover or direct transfer
                                                            90-24.                          contributions after age 70-1/2
                                                                                            must be net of any required
                                                          o Eligible rollover distribu-     minimum distributions.
                                                            tions of pre-tax funds from
                                                            other 403(b) plans, quali-    o We do not accept employer-
                                                            fied plans. Subsequent          remitted contributions.
                                                            contributions may also be
                                                            rollovers from, governmen-
                                                            tal employer 457(b) plans
                                                            and Traditional IRAs.
----------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

----------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages      contributions            Source of contributions         Limitations on contributions
----------------------------------------------------------------------------------------------------------------------------
QP               20 through 75   o $5,000 (initial)       o Only transfer contributions   o We do not accept regular
                                 o $1,000 (additional)      from an existing defined        ongoing payroll
                                                            contribution qualified plan     contributions.
                                                            trust.
                                                                                          o Only one additional transfer
                                                          o The plan must be qualified      contribution may be made
                                                            under Section 401(a) of the     during a contract year.
                                                            Internal Revenue Code.
                                                                                          o No additional transfer con-
                                                          o For 401(k) plans, trans-        tributions may be made after
                                                            ferred contributions may        attainment of age 76, or, if
                                                            only include employee pre-      later, the first contract
                                                            tax contributions.              anniversary.

                                                                                          o Contributions after age 70-1/2
                                                                                            must be net of any required
                                                                                            minimum distributions.

                                                                                          o A separate QP contract must
                                                                                            be established for each plan
                                                                                            participant.

                                                                                          o We do not accept employer
                                                                                            remitted contributions.

                                                                                          o We do not accept contribu-
                                                                                            tions from defined benefit
                                                                                            plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------


                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                         o Alliance Capital Management L.P.
 EQUITY
                                                                                         o MFS Investment Management

                                                                                         o Marsico Capital Management, LLC

                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital         o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                         o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                         o A I M Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current   o Alliance Capital Management L.P.
                              income and capital appreciation.
                                                                                         o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                         o Alliance Capital Management L.P.,
 INTERNATIONAL EQUITY                                                                      through its Bernstein Investment
                                                                                           Research and Management Unit

                                                                                         o Bank of Ireland Asset Management
                                                                                           (U.S.) Limited

                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                         o Alliance Capital Management L.P.,
 CORE EQUITY                                                                               through its Bernstein Investment
                                                                                           Research and Management Unit

                                                                                         o Janus Capital Management LLC

                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

22 Contract features and benefits

Portfolios of the Trusts (contined)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH
                                                                                        o RCM Capital Management LLC

                                                                                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE
                                                                                        o Institutional Capital Corporation

                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                        o Franklin Advisers, Inc.

                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                        o TCW Investment Management Company

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 23

Portfolios of the Trusts (contined)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name             Objective                                                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY Seeks long-term capital appreciation.                         o Morgan Stanley Investment Management,
                                                                                           Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX        Seeks a total return before expenses that approximates        o Alliance Capital Management L.P.
                           the total return performance of the S&P 500 Index,
                           including reinvestment of dividends, at a risk level consis-
                           tent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA         Seeks long-term capital growth.                               o Evergreen Investment Management
                                                                                           Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP              Seeks long-term growth of capital.                            o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE  Seeks long-term capital appreciation.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND   Seeks to provide a high total return consistent with mod-     o J.P. Morgan Investment Management Inc.
                           erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH  Seeks long-term growth of capital.                            o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE  Seeks capital appreciation.                                   o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS           Seeks long-term growth of capital.                            o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE     Seeks capital appreciation and secondarily, income.           o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL   Seeks capital appreciation.                                   o Merrill Lynch Investment Managers
 VALUE                                                                                     International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH     Seeks to provide long-term capital growth.                    o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST     Seeks long-term growth of capital with secondary objec-       o MFS Investment Management
                           tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET            Seeks to obtain a high level of current income, preserve      o Alliance Capital Management L.P.
                           its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME  Seeks capital growth. Current income is a secondary           o Putnam Investment Management, LLC
 VALUE                     objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER          Seeks long-term growth of capital and any increased           o Putnam Investment Management, LLC
                           income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX     Seeks to replicate as closely as possible (before the         o Alliance Capital Management L.P.
                           deduction of portfolio expenses) the total return of the
                           Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY              Seeks to achieve long-term growth of capital.                 o Firsthand Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



24 Contract features and benefits

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2005 through 2014. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 13, 2004 the next available maturity date was February 15, 2010.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation.


                                              Contract features and benefits  25

Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 13, 2004 you chose the fixed maturity option with a maturity date of February 15, 2014, since the rate to maturity was 4.15% on February 13, 2004, we would have allocated $6,655 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

You may not elect principal assurance if the 12 month dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) contract; thereafter initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.


Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transfers among investment options" later in this Prospectus. You may not elect the 12 month dollar cost averaging program if the principal assurance program is in effect.


YOUR BENEFIT BASE

The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


26  Contract features and benefits

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit.

The effective annual interest rate credited to the benefit base is:

o 5% for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options) and the 12-Month dollar cost averaging; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. For Rollover IRA and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue, and where you elect the baseBUILDER option, we may offer an additional guaranteed minimum death benefit of a 5% roll up to age 70. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus. If you are purchasing this contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit is generally not available. Subject to our rules, the baseBUILDER option may be available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit component of the baseBUILDER option is described below. Whether you elect the baseBUILDER option or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below in this section.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager contract. Only a life with a period certain Income Manager payout annuity contract is available. You choose whether you want the option to be paid on a single or joint life basis at the time you exercise the option. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:



--------------------------------------------------------------------------------
                              Level Payments
--------------------------------------------------------------------------------
                                        Period certain years
--------------------------------------------------------------------------------
            Annuitant's
          Age at exercise               IRAs            NQ
--------------------------------------------------------------------------------
              60 to 75                  10              10
                 76                      9              10
                 77                      8              10
                 78                      7              10
                 79                      7              10
                 80                      7              10
                 81                      7               9
                 82                      7               8
                 83                      7               7
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the baseBUILDER guaranteed purchase annuity factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity pur-


                                              Contract features and benefits  27
chase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options, or the fixed maturity options.



--------------------------------------------------------------------------------
                                          Guaranteed minimum
                                     income benefit -- annual
              Contract Date        income payable for life with
         Anniversary at exercise      10 year period certain
--------------------------------------------------------------------------------
                   7                         $ 8,315
                  10                         $10,341
                  15                         $14,924
--------------------------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death.


You will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

(ii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised;

(iii) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(iv) For a successor owner/annuitant the earliest exercise date will be based on the original contract date and the age of the successor owner/annuitant as of the Processing Date successor owner/ annuitant takes effect.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing you money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either: the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death


28  Contract features and benefits
benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 83 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.

PROTECTION PLUS

Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o    the total net contributions or

o    the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o    the total net contributions (as described above) or

o    the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund of the full amount of your contribution. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  29

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER and/or Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


30  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.


Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


                            Transferring your money among investment options  31

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing. The rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.


32  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                                   Method of withdrawal
--------------------------------------------------------------------------------
                                                                Lifetime
                                                               required
                                             Substantially     minimum
 Contract          Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes             Yes             No
--------------------------------------------------------------------------------
QP                   Yes           No             No             Yes
--------------------------------------------------------------------------------
Rollover TSA*        Yes          Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.



                                                        Accessing your money  33

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI.)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will reduce your benefits on a pro rata basis.

Annuitant issue ages 80 through 83 -- If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the


34  Accessing your money
federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if your are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option" in "Contracts features and benefits" earlier in this Prospectus).




--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a differ-


                                                        Accessing your money  35
     ent payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate annuities may be funded through your choice of available variable investment options investing in portfolios of EQ/Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Income Manager NQ and IRA payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply your account value of your Equitable Accumulator(R) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.

If you purchase an Income Manager contract in connection with the exercise of the baseBUILDER benefit option, different payout options may apply, as well as other various differences. See "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager Prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager life contingent payout options, no withdrawal charge is imposed under the Equitable Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


36  Accessing your money

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.


                                                        Accessing your money  37

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o    A charge for baseBUILDER, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o    A charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingency payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                 Contract year
--------------------------------------------------------------------------------
                        1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution        7%    6%    5%    4%    3%    2%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.


38  Charges and expenses

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate or custodial nursing care;
- it provides continuous room and board to three or more persons;
- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary for the 5% roll up to age 80. The annual benefit base charge is 0.15% if the 5% roll up to age 70 is available and elected.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.20%.


o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements


                                                        Charges and expenses  39
that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


40  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals (and any associated withdrawal charges). Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required


                                                    Payment of death benefit  41
instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature permits a designated individual, upon the contract owner's death, to maintain the contract in the deceased contract owner's name and receive distributions under the contract instead of receiving the death benefit in a lump sum. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or Protection Plus feature under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


42  Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became to be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001, will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits and baseBUILDER guaranteed minimum income benefit, 12 month Dollar Cost Averaging, selection of investment funds and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


                                                             Tax information  43

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of an exchange.



SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.



INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.



44  Tax information

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRA we offer is the Rollover IRA. The Roth IRA contract available is the Roth Conversion IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts, as amended to reflect recent tax law changes, for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator (R) traditional and Roth IRA contracts.



PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within fed-


                                                             Tax information  45
eral tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made..

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Rollover TSA contract:

o    a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer



46  Tax information

457(b) plans, and traditional IRAs as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


                                                             Tax information  47

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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

8. More information

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ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and in Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Accounts; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 13, 2004, and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
   Fixed Maturity
    Options with
    February 15th         Rate to Maturity                   Price
   Maturity Date of           as of                       Per $100 of
    Maturity Year         February 13, 2004              Maturity Value
--------------------------------------------------------------------------------
       2005                    3.00%*                       $ 97.06
       2006                    3.00%*                       $ 94.24
       2007                    3.00%*                       $ 91.49
       2008                    3.00%*                       $ 88.83
       2009                    3.00%*                       $ 86.23
       2010                    3.07%                        $ 83.38
       2011                    3.43%                        $ 78.94
       2012                    3.72%                        $ 74.63
       2013                    3.95%                        $ 70.53
       2014                    4.15%                        $ 66.55
--------------------------------------------------------------------------------


*Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


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

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.



50  More information

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.



CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o    the formal approval of independent auditors selected for each Trust; or


                                                            More information  51

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.


ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003, incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus and in the SAI.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also act as distributor for other


52  More information

Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC (AXA Distributors), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.


These contracts are sold by financial professionals of AXA Distributors as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 7.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  53

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this Prospectus because it is incorporated by reference.

After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).



54  Incorporation of certain documents by reference

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the daily asset charge of 1.35%.



----------------------------------------------------------------------------------------------
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
                                                            ----------------------------------
                                                                2003        2002        2001
----------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------
  Unit value                                                  $ 41.25     $ 35.10     $ 40.77
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,674       3,926       2,511
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         732         407         289
----------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------
  Unit value                                                  $ 48.73     $ 35.92     $ 51.19
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         375         404         513
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         812         899       1,101
----------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.92     $ 10.67          --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,242       1,119          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,187       1,217          --
----------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------
  Unit value                                                  $  9.98     $  7.90          --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         378         205          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         383         235          --
----------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------
  Unit value                                                  $ 27.48     $ 22.73     $ 23.74
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,384       1,316       1,516
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,959       3,827       4,307
----------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.34     $  7.81          --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         377         183          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         494         118          --
----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------
  Unit value                                                  $  9.66     $  7.64          --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         230         166          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         248         169          --
----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                                  $  8.74     $  6.79          --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         410         275          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         802         305          --
----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.23     $  7.91          --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         429         344          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         698         384          --
----------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                                  $  8.58     $  6.20          --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         761         429          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,104         369          --
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                2000        1999        1998        1997
----------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 69.35     $ 81.12     $ 69.37     $ 70.28
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         595         553         293          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,253       1,163         939         380
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 23.90     $ 26.59     $ 27.96     $ 29.96
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,616       1,539         801          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,697       5,048       4,521       1,256
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --
----------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

----------------------------------------------------------------------------------------------
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
                                                            ----------------------------------
                                                                2003        2002        2001
----------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                                 $  10.22   $   7.37           --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         765        486           --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         820        388           --
----------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------
  Unit value                                                 $   8.81   $   5.66           --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         278         44           --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         571        264           --
----------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------------------------
  Unit value                                                 $ 211.19   $ 143.14     $ 217.65
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,145      1,240        1,555
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,588      1,770        2,160
----------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
----------------------------------------------------------------------------------------------
  Unit value                                                 $  25.51   $  19.83     $  25.52
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       5,870      6,485        7,830
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         776        383           --
----------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
----------------------------------------------------------------------------------------------
  Unit value                                                 $  18.54   $  18.40     $  17.18
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,993      4,099        3,288
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,651      1,739           --
----------------------------------------------------------------------------------------------
 EQ/Alliance International
----------------------------------------------------------------------------------------------
  Unit value                                                 $  11.40   $   8.55     $   9.64
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       4,111      3,907          737
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,639        208           --
----------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
----------------------------------------------------------------------------------------------
  Unit value                                                 $   5.88   $   4.84     $   7.12
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       7,382      8,409       10,884
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      10,777     12,339       15,780
----------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------------------------
  Unit value                                                 $  15.53   $  15.20           --
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         434        430           --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         631        552           --
----------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                                 $  13.66   $   9.83     $  14.28
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,001      2,020        2,115
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,324      6,943        8,170
----------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------------------------
  Unit value                                                 $  12.88   $  10.14     $  11.90
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,362      3,350        2,847
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      10,036     10,473       10,569
----------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------
  Unit value                                                 $   7.94   $   6.29     $   8.67
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          39         29           10
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         189         89            6
----------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------
  Unit value                                                 $   9.53   $   7.29     $   8.69
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         279        133           --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,761      3,093        3,210
----------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------
  Unit value                                                 $  10.33   $   7.97     $  10.72
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,037      3,265          231
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      17,536     18,971        2,208
----------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
                                                                 2000         1999         1998         1997
---------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
---------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
---------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 247.21     $ 292.20     $ 237.18     $ 186.29
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        1,775        1,434          550           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        2,453        2,344        1,542          434
---------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  26.28     $  24.51     $  20.99           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        7,903        5,956        1,853           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  16.14     $  15.03     $  15.25           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        2,333        2,057          929           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  12.74     $  16.81     $  12.40           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          839          591          166           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   9.49     $  11.79           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       12,132        6,304           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       17,298        8,614           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
---------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  16.68     $  14.88     $  11.82     $  12.54
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        2,156        1,264          775           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        9,189        6,912        6,101        2,521
---------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  11.70     $  12.10     $  11.84           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       10,105        9,428        5,696           --
---------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  11.14     $  13.96           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        3,230        1,477           --           --
---------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  11.09     $  10.61           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          174           72           --           --
---------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        2,064          982           --           --
---------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

----------------------------------------------------------------------------------------------
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
                                                            ----------------------------------
                                                                2003        2002        2001
----------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------
  Unit value                                                 $  10.29    $  7.65    $  10.15
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,043        812         376
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,120      5,353       5,372
----------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------------------------
  Unit value                                                 $   8.72    $  5.67    $   6.11
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,871      1,807       1,765
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,287      3,992       4,501
----------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------
  Unit value                                                 $  23.57    $ 18.69    $  24.41
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,443      3,683       4,413
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      10,779     11,356      12,941
----------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------
  Unit value                                                 $   7.89    $  5.79    $   7.72
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         286        184         161
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         552        243         140
----------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------
  Unit value                                                 $   9.73    $  6.87    $   8.54
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,435        951         493
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,874      2,717       2,307
----------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                                 $  12.39    $  9.42    $  11.20
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,709      2,863       2,091
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,639      3,169       2,256
----------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
----------------------------------------------------------------------------------------------
  Unit value                                                 $  13.48    $ 13.22    $  12.23
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         985        903          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      12,484     14,961      14,916
----------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                                 $   5.44    $  4.39    $   6.38
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         566        552         575
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,266      1,590       1,490
----------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                                 $  14.39    $ 10.62    $  12.50
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         840        665          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,289      7,825       7,755
----------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------
  Unit value                                                 $  12.80    $  9.89    $  11.34
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,522        767          14
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,058      1,041         155
----------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------
  Unit value                                                 $  18.30    $ 14.14    $  17.20
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,348      3,538       3,681
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,955      5,160       5,603
----------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------
  Unit value                                                 $  14.08    $ 11.14    $  13.55
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,181      1,196          --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      10,329     12,054      14,032
----------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------
  Unit value                                                 $  11.88    $  9.31    $  14.37
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       5,082      5,638       7,229
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       9,491     10,806      13,726
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                2000        1999        1998       1997
----------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.50    $  10.28         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         298         126         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,745       2,907         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.53    $  11.04    $  5.72          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,063       1,267        177          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,990       3,859      1,805          --
----------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  28.18    $  31.67    $ 26.73     $ 21.21
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       4,923          16          2          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      14,537          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.43    $  10.82         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         164         139         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         136          91         --          --
----------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.00          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          82          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         638          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.92    $  10.53    $ 10.48          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,080         972        560          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         223          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.48    $  10.44    $ 10.76          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      13,606      12,838      8,661          --
----------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.39          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         258          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         745          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.76    $   9.20    $  9.17          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,215       6,774      4,733          --
----------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --         --          --
----------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  16.52    $  14.98    $ 12.76     $ 11.60
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,305       2,567      1,009          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,888       5,766      4,389       1,182
----------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  17.50    $  20.23    $ 12.80     $ 10.86
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --         --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      15,833      13,783     10,607       4,609
----------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  22.09    $  27.59    $ 16.10     $ 12.13
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       8,254       6,114      1,942          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      16,073      13,671      9,117       3,327
----------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

----------------------------------------------------------------------------------------------
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003.
                                                            ----------------------------------
                                                                2003        2002        2001
----------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------
  Unit value                                                 $  8.17    $  6.79    $  8.71
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        715        776        948
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      6,684      6,910      8,228
----------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------
  Unit value                                                 $ 28.34    $ 28.57    $ 28.61
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,537      2,299      2,501
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,834      5,633      6,273
----------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
----------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.07    $  9.64    $ 12.08
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,530      1,663      1,936
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     18,895     21,846     25,574
----------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
----------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.46    $  9.38    $ 12.90
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         20         13         --
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     11,360     13,307     16,512
----------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.36    $  8.59    $ 11.01
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,030        859        899
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,320      2,817      3,131
----------------------------------------------------------------------------------------------
 EQ/Technology
----------------------------------------------------------------------------------------------
  Unit value                                                 $  4.08    $  2.88    $  4.93
----------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      2,070      2,020      2,346
----------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,731      2,742      3,522
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                2000        1999        1998         1997
----------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.51    $  10.72          --           --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,014         550          --           --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       8,940       6,033          --           --
----------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  28.00    $  26.78    $  25.92      $ 25.00
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,860       2,900       1,566           --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,065       7,278       5,158        1,153
----------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.14    $  12.47    $  12.82      $ 11.52
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,045       2,057         867           --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      28,008      29,522      24,343        8,113
----------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  17.32    $  21.35    $  16.61      $ 12.35
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --           --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      19,069      17,154      10,072        2,581
----------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.94    $  11.48    $   9.64           --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         989         756         284           --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,340       2,922       1,610           --
----------------------------------------------------------------------------------------------------------
 EQ/Technology
----------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.61          --          --           --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,852          --          --           --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,814          --          --           --
----------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





-----------------------------------------------------------------------------------------------
                                                                        Hypothetical Assumed
                                                                         rate to maturity on
                                                                          February 13, 2009
                                                                      -------------------------
                                                                          5.00%        9.00%
-----------------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
-----------------------------------------------------------------------------------------------
(1) Market adjusted amount                                             $144,048     $ 119,487
-----------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                              $131,080     $ 131,080
-----------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                            $ 12,968     $ (11,593)
-----------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
-----------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                  $  4,501     $  (4,851)
-----------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                $ 45,499     $  54,851
-----------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                   $ 85,581     $  76,229
-----------------------------------------------------------------------------------------------
(7) Maturity value                                                     $120,032     $ 106,915
-----------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                      $ 94,048     $  69,487
-----------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


C-1 Appendix III: Market value adjustment example

Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.
The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



---------------------------------------------------------------------------------------
   End of                           5% roll up to age 80      Annual ratchet to age 80
 contract                          guaranteed minimum          guaranteed minimum
   year         Account value       death benefit(1)              death benefit
---------------------------------------------------------------------------------------
     1           $105,000             $  105,000(1)               $  105,000(3)
---------------------------------------------------------------------------------------
     2           $115,500             $  110,250(2)               $  115,500(3)
---------------------------------------------------------------------------------------
     3           $129,360             $  115,763(2)               $  129,360(3)
---------------------------------------------------------------------------------------
     4           $103,488             $  121,551(1)               $  129,360(4)
---------------------------------------------------------------------------------------
     5           $113,837             $  127,628(1)               $  129,360(4)
---------------------------------------------------------------------------------------
     6           $127,497             $  134,010(1)               $  129,360(4)
---------------------------------------------------------------------------------------
     7           $127,497             $  140,710(1)               $  129,360(4)
---------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

----------

                       Appendix IV: Guaranteed minimum death benefit example D-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                15

Equitable Life's Pending Name Change                                       15
Custodian and Independent Auditors                                         15
Distribution of the Contracts                                              16
Financial Statements                                                       16



How to Obtain an Equitable Accumulator(R) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me a combined Equitable Accumulator(R) SAI for Separate Account No. 45 and Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip






(SAI 13AMLF(5/03))

The Equitable Life Assurance Society of the United States --


SUPPLEMENT DATED MAY 1, 2004, TO THE MAY 1, 2004, ACCUMULATOR(R) ADVISOR(SM) PROSPECTUS AND STATEMENTS OF ADDITIONAL INFORMATION ("SAI"):
--------------------------------------------------------------------------------


This supplement is for the Accumulator(R) Advisor(SM) product that is distributed through AXA Advisors, LLC, and modifies certain information in the above-referenced Prospectus and SAI, as supplemented to date (the "Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

1. The guaranteed minimum death benefit described in this supplement is available instead of the minimum death benefit described in the prospectus. Therefore, all references in the prospectus to "minimum death benefit" are hereby changed to "guaranteed minimum death benefit." In addition, the following additions and/or modifications are made to the Prospectus under the sections indicated below to reflect the guaranteed minimum death benefit feature.

   A. In "Equitable Accumulator(R) Advisor(SM) at a glance -- key features" under "Additional features", a new bullet is added as follows:

      o Guaranteed minimum death benefit

        In "Contents of this Prospectus" under "Contract features and benefits" the following is added after "Allocating your contributions":
        Guaranteed minimum death benefit

   B. In "Contract features and benefits" the following is added as a new section after "Allocating your contributions":

      Guaranteed minimum death benefit

      A guaranteed minimum death benefit is provided under your contract at no additional charge.

      Guaranteed minimum death benefit applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA and Roth Conversion IRA contracts; and 20 through 75 at issue of QP contracts.

      Annual ratchet to age 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

      Guaranteed minimum death benefit applicable for annuitant ages 80 through 83 at issue of NQ, Rollover IRA and Roth Conversion IRA contracts.

      On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

      Please see, "Termination of your contract" in "Determining your contract value" earlier in the Prospectus and "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" later in the Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

      See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.

   C. In "Accessing your money" under "How withdrawals affect your minimum death benefit," all references to "minimum death benefit" are replaced by "guaranteed minimum death benefit."




                                                                     x00502/SA45
IM-02-14 (5/02)                                            Cat. No. 131982(5/03)

   D. In "Accessing your money" under "Withdrawing your account value," the second paragraph is deleted in its entirety and replaced with the following:

      Please see "Termination of your contract" in "Determining your contract value" earlier in the Prospectus and "How withdrawals affect your guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed minimum death benefit and could potentially cause your contract to terminate.

   E. In "Charges and expenses," under "Group or sponsored arrangements" the second sentence is deleted and replaced with the following:

      We may also change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee.

   F. In "Payment of death benefit" under "Your beneficiary and payment of benefit," the third paragraph is deleted in its entirety and replaced with the following:

      The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals.

   G. An Appendix IV is added as follows:

      Appendix IV: Guaranteed minimum death benefit example

      The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

      The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market option, AXA Premier VIP Core Bond option, EQ/Alliance Intermediate Government Securities option, EQ/Alliance Quality Bond option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:

-------------------------------------------------------------
  End of                       Annual ratchet to age 80
  contract                        guaranteed minimum
    year     Account value          death benefit
-------------------------------------------------------------

      1        $105,000              $105,000 (1)
-------------------------------------------------------------
      2        $115,500              $115,500 (1)
-------------------------------------------------------------
      3        $129,360              $129,360 (1)
-------------------------------------------------------------
      4        $103,488              $129,360 (2)
-------------------------------------------------------------
      5        $113,837              $129,360 (2)
-------------------------------------------------------------
      6        $127,497              $129,360 (2)
-------------------------------------------------------------
      7        $127,497              $129,360 (2)
-------------------------------------------------------------

      The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%,
      12.00% and 0.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

      Annual ratchet to age 80

      (1) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

      (2) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value."

Equitable Accumulator(R)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R)?


Equitable Accumulator(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------



(1)  The "AXA Allocation" portfolios.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3)  Formerly named "AXA Rosenberg VIT Value Long/Short Equity."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

  We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                          X00678/Core '04 Series

                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                                4
Who is Equitable Life?                                                        5
How to reach us                                                               6
Equitable Accumulator(R) at a glance -- key features                          8

--------------------------------------------------------------------------------
FEE TABLE                                                                    11
--------------------------------------------------------------------------------
Example                                                                      14




--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            18
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         18
Owner and annuitant requirements                                             25
How you can make your contributions                                          25
What are your investment options under the contract?                         25
Portfolios of the Trusts                                                     26
Allocating your contributions                                                31
Your benefit base                                                            34
Annuity purchase factors                                                     34
Our Guaranteed minimum income benefit option                                 34
Guaranteed minimum death benefit                                             36
Inherited IRA beneficiary continuation contract                              37
Your right to cancel within a certain number of days                         38



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                         39
--------------------------------------------------------------------------------
Your account value and cash value                                            39
Your contract's value in the variable investment options                     39
Your contract's value in the guaranteed interest option                      39
Your contract's value in the fixed maturity options                          39
Your contract's value in the account for special dollar
  cost averaging                                                             39
Termination of your contract                                                 39



----------------------
"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          40
--------------------------------------------------------------------------------
Transferring your account value                                              40
Disruptive transfer activity                                                 40
Rebalancing your account value                                               41



--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      42
--------------------------------------------------------------------------------
Withdrawing your account value                                               42
How withdrawals are taken from your account value                            43
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income
  benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                                      43
Loans under Rollover TSA contracts                                           44
Surrendering your contract to receive its cash value                         44
When to expect payments                                                      44
Your annuity payout options                                                  45



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                      47
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                          47
Charges that the Trusts deduct                                               50
Group or sponsored arrangements                                              50
Other distribution arrangements                                              50



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                  51
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                      51
How death benefit payment is made                                            51
Beneficiary continuation option                                              52



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                           55
--------------------------------------------------------------------------------
Overview                                                                     55

Buying a contract to fund a retirement arrangement                           55
Transfers among investment options                                           55
Taxation of nonqualified annuities                                           55
Individual retirement arrangements (IRAs)                                    57
Special rules for contracts funding qualified plans                          59
Tax-Sheltered Annuity contracts (TSAs)                                       59
Federal and state income tax withholding and
  information reporting                                                      60
Impact of taxes to Equitable Life                                            61

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                          62
--------------------------------------------------------------------------------
About Separate Account No. 49                                                62
About the Trusts                                                             62
About our fixed maturity options                                             62
About the general account                                                    63
About other methods of payment                                               63
Dates and prices at which contract events occur                              64
About your voting rights                                                     65
About legal proceedings                                                      65

About our independent auditors                                               65

Financial statements                                                         65
Transfers of ownership, collateral assignments, loans
  and borrowing                                                              65

Distribution of the contracts                                                66



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                            67

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed Financial information                                      A-1
II  -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                      C-1
IV  -- Enhanced death benefit example                                       D-1
V   -- Hypothetical illustrations                                           E-1
VI  -- Guaranteed principal benefit example                                 F-1

VII -- State contract availability and/or variations of certain
         features and benefits                                              G-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





                                                                Page
   account for special dollar cost averaging                      33
   account value                                                  39
   administrative charge                                          47
   Annual administrative charge                                   47
   Annual ratchet death benefit                                   34
   annuitant                                                      18
   annuity maturity date                                          46
   annuity payout options                                         45
   annuity purchase factors                                       34
   automatic investment program                                   64
   beneficiary                                                    51
   Beneficiary continuation option ("BCO")                        52
   benefit base                                                   34
   business day                                                   64
   cash value                                                     39
   charges for state premium and other applicable taxes           49
   contract date                                                  10
   contract date anniversary                                      10
   contract year                                                  10
   contributions to traditional IRAs                              58
      regular contributions                                       58
      rollovers and transfers                                     58
   disability, terminal illness or confinement to nursing home    48
   disruptive transfer activity                                   40
   Distribution Charge                                            47
   EQAccess                                                        6
   ERISA                                                          44
   Fixed-dollar option                                            33
   fixed maturity options                                         30
   Flexible Premium IRA                                        cover
   Flexible Premium Roth IRA                                   cover
   free look                                                      38
   free withdrawal amount                                         48
   general account                                                63
   General dollar cost averaging                                  33
   guaranteed interest option                                     30
   Guaranteed minimum death benefit                               36
   Guaranteed minimum income benefit                              34
   Guaranteed minimum income benefit charge                       49
   Guaranteed principal benefits                                  31
   IRA                                                         cover
   IRS                                                            55
   Inherited IRA                                               cover
   Investment simplifier                                          33

                                                                Page
   investment options   cover
   lifetime required minimum distribution withdrawals             43
   loan reserve account                                           44
   loans under Rollover TSA                                       44
   lump sum withdrawals                                           42
   market adjusted amount                                         30
   market value adjustment                                        30
   market timing                                                  40
   maturity dates                                                 30
   maturity value                                                 30
   Mortality and expense risks charge                             47
   NQ                                                          cover
   participant                                                    25
   portfolio                                                   cover
   processing office                                               6
   Protection Plus                                                36
   Protection plus charge                                         49
   QP                                                          cover
   rate to maturity                                               30
   Rebalancing                                                    41
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   roll-up death benefit                                          34
   Roth Conversion IRA                                         cover
   Roth IRA                                                       57
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       31
   Separate Account 49                                            62
   special dollar cost averaging                                  32
   standard death benefit                                         34
   substantially equal withdrawals                                42
   Successor owner and annuitant                                  51
   Spousal protection                                             52
   systematic withdrawals                                         42
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                                57
   Trusts                                                      cover
   unit                                                           39
   variable investment options                                    25
   wire transmittals and electronic applications                  63
   withdrawal charge                                              48



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



-----------------------------------------------------------------------------------
 Prospectus                            Contract or Supplemental Materials
-----------------------------------------------------------------------------------
  fixed maturity options              Guarantee Periods (Guaranteed Fixed
                                      Interest Accounts in supplemental materials)
  variable investment options         Investment Funds
  account value                       Annuity Account Value
  rate to maturity                    Guaranteed Rates
  unit                                Accumulation Unit
  Guaranteed minimum death benefit    Guaranteed death benefit
  Guaranteed minimum income benefit   Guaranteed Income Benefit
  guaranteed interest option          Guaranteed Interest Account
-----------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction;


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) election of the automatic investment program;

6  Who is Equitable Life?

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7) special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Equitable Accumulator's(R) variable investment options invest in different portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                             contract                    payments.

                             o On transfers inside the   No tax on transfers among investment options.
                             contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                             Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                             later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
income benefit               once the owner elects to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts
                               o Initial minimum:        $5,000
                               o Additional minimum:     $500 (NQ, QP and Rollover TSA contracts)
                                                         $100 monthly and $300 quarterly under our automatic investment program
                                                         (NQ contracts)
                                                         $50 (IRA contracts)
                                                         $1000 (Inherited IRA contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:        $2,000
                               o Additional minimum:     $   50
                             -------------------------------------------------------------------------------------------------------
                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million
                             ($500,000 for owners or annuitants who are age 81 and older at contract issue).
------------------------------------------------------------------------------------------------------------------------------------

8 Equitable Accumulator(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Access to your money   o Lump sum withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts

                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options

                       o Variable Immediate Annuity payout options

                       o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options

                       o Guaranteed principal benefit options

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home

                       o Protection Plus, an optional death benefit available under certain contracts

                       o Spousal protection

                       o Successor owner/annuitant

                       o  Beneficiary continuation option
------------------------------------------------------------------------------------------------------------------------------------


                          Equitable Accumulator(R) at a glance -- key features 9

------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.25%.

                       o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o Annual 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o An annual charge for the optional Guaranteed principal benefit option 2 deducted on the first 10 contract date anniversaries equal to 0.50% of the account value.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o Annual 0.35% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge of up to 7% will be deducted from amounts that you withdraw that exceed
                         10% of your account value. We use the account value at the beginning of each contract year to calculate the
                         10% amount available. There is no withdrawal charge in the eighth and later contract years following a contribution. Certain other exemptions may apply.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate Annuity payout options.
------------------------------------------------------------------------------------------------------------------------------------
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually,
                         12b-1 fees of either 0.25% or 0.35% annually and other expenses. In addition each AXA Allocation Portfolio will invest in shares of other Portfolios of the EQ Advisors Trust and AXA Premier VIP Trust (the
                         "Underlying Portfolios").
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA: 20-85
                       Flexible Premium IRA: 20-70
                       Inherited IRA: 0-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 Equitable Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain  ransactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)         7.00%

Charge if you elect a Variable Immediate Annuity payout option              $350


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                 0.75%
Administrative                                                              0.30%
Distribution                                                                0.20%
                                                                            ----
Total annual expenses                                                       1.25%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(3)
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                               $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3) on each contract date anniversary for which the benefit is in effect).
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll up to age 85
                                                                            benefit base or the
                                                                            Annual Ratchet to age 85 benefit base, as
                                                                            applicable
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(3) on the first 10
contract date anniversaries)                                                0.50%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3) on each
contract date anniversary for which the benefit is in effect)               0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually(3) on each contract date anniversary
for which the benefit is in effect)                                         0.35%
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Fee table 11

Net loan interest charge - Rollover TSA contracts only (calcu-
lated and deducted daily as a percentage of the outstanding loan
amount)                                                                     2.00%(4)
------------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ----       -----
other expenses)(5)                                                                 0.56%      10.23%
------------------------------------------------------------------------------------------------------------------------------------




This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Total                   Net Total
                                                                                              Annual      Fee Waiv-     Annual
                                                                              Underlying     Expenses    ers and/or    Expenses
                                          Manage-                             Portfolio      (Before       Expense       After
                                           ment       12b-1       Other        Fees and      Expense     Reimburse-     Expense
 Portfolio Name                           Fees(6)   Fees(7)   Expenses (8)   Expenses(9)   Limitation)    ments(10)   Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                  0.10%      0.25%     5.91%          1.08%          7.34%        (5.98)%      1.36%
AXA Conservative Allocation                0.10%      0.25%     9.04%          0.84%         10.23%        (9.13)%      1.10%
AXA Conservative-Plus Allocation           0.10%      0.25%     4.13%          0.88%          5.36%        (4.21)%      1.15%
AXA Moderate Allocation                    0.10%      0.25%     0.39%          0.86%          1.60%        (0.43)%      1.17%
AXA Moderate-Plus Allocation               0.10%      0.25%     1.77%          1.13%          3.25%        (1.87)%      1.38%
AXA Premier VIP Aggressive Equity          0.62%      0.25%     0.15%            --           1.02%           --        1.02%
AXA Premier VIP Core Bond                  0.60%      0.25%     0.26%            --           1.11%        (0.16)%      0.95%
AXA Premier VIP Health Care                1.20%      0.25%     0.48%            --           1.93%        (0.08)%      1.85%
AXA Premier VIP High Yield                 0.59%      0.25%     0.16%            --           1.00%           --        1.00%
AXA Premier VIP International Equity       1.05%      0.25%     0.73%            --           2.03%        (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity      0.90%      0.25%     0.52%            --           1.67%        (0.32)%      1.35%
AXA Premier VIP Large Cap Growth           0.90%      0.25%     0.43%            --           1.58%        (0.23)%      1.35%
AXA Premier VIP Large Cap Value            0.90%      0.25%     0.43%            --           1.58%        (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth       1.10%      0.25%     0.35%            --           1.70%        (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value        1.10%      0.25%     0.31%            --           1.66%        (0.06)%      1.60%
AXA Premier VIP Technology                 1.20%      0.25%     0.83%            --           2.28%        (0.43)%      1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                   0.48%      0.25%     0.06%            --           0.79%           --        0.79%
EQ/Alliance Growth and Income              0.57%      0.25%     0.06%            --           0.88%           --        0.88%
EQ/Alliance Intermediate                   0.49%      0.25%     0.08%            --           0.82%           --        0.82%
  Government Securities
EQ/Alliance International                  0.74%      0.25%     0.13%            --           1.12%        (0.02)%      1.10%
EQ/Alliance Premier Growth                 0.90%      0.25%     0.05%            --           1.20%        (0.04)%      1.16%
EQ/Alliance Quality Bond                   0.52%      0.25%     0.06%            --           0.83%           --        0.83%
EQ/Alliance Small Cap Growth               0.75%      0.25%     0.07%            --           1.07%           --        1.07%
EQ/Bernstein Diversified Value             0.64%      0.25%     0.06%            --           0.95%         0.00%       0.95%
EQ/Calvert Socially Responsible            0.65%      0.25%     0.55%            --           1.45%        (0.40)%      1.05%
EQ/Capital Guardian International          0.85%      0.25%     0.21%            --           1.31%        (0.11)%      1.20%
EQ/Capital Guardian Research               0.65%      0.25%     0.07%            --           0.97%        (0.02)%      0.95%
EQ/Capital Guardian U.S. Equity            0.65%      0.25%     0.07%            --           0.97%        (0.02)%      0.95%
EQ/Emerging Markets Equity                 1.15%      0.25%     0.40%            --           1.80%         0.00%       1.80%
EQ/Equity 500 Index                        0.25%      0.25%     0.06%            --           0.56%           --        0.56%
EQ/Evergreen Omega                         0.65%      0.25%     0.25%            --           1.15%        (0.20)%      0.95%
EQ/FI Mid Cap                              0.70%      0.25%     0.08%            --           1.03%        (0.03)%      1.00%
EQ/FI Small/Mid Cap Value                  0.75%      0.25%     0.10%            --           1.10%         0.00%       1.10%
EQ/Janus Large Cap Growth                  0.90%      0.25%     0.09%            --           1.24%        (0.09)%      1.15%
EQ/J.P. Morgan Core Bond                   0.44%      0.25%     0.08%            --           0.77%         0.00%       0.77%
EQ/Lazard Small Cap Value                  0.75%      0.25%     0.10%            --           1.10%         0.00%       1.10%
------------------------------------------------------------------------------------------------------------------------------------


12 Fee table

This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Total                   Net Total
                                                                                         Annual      Fee Waiv-     Annual
                                                                         Underlying     Expenses    ers and/or    Expenses
                                     Manage-                             Portfolio      (Before       Expense       After
                                      ment       12b-1       Other        Fees and      Expense     Reimburse-     Expense
 Portfolio Name                      Fees(6)   Fees(7)   Expenses (8)   Expenses(9)   Limitation)    ments(10)   Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                      0.90%      0.25%     0.07%               --       1.22%         (0.07)%      1.15%
EQ/Mercury Basic Value Equity         0.60%      0.25%     0.07%               --       0.92%          0.00%       0.92%
EQ/Mercury International Value        0.85%      0.25%     0.16%               --       1.26%         (0.01)%      1.25%
EQ/MFS Emerging Growth Companies      0.65%      0.25%     0.07%               --       0.97%            --        0.97%
EQ/MFS Investors Trust                0.60%      0.25%     0.11%               --       0.96%         (0.01)%      0.95%
EQ/Money Market                       0.33%      0.25%     0.06%               --       0.64%            --        0.64%
EQ/Putnam Growth & Income Value       0.60%      0.25%     0.10%               --       0.95%          0.00%       0.95%
EQ/Putnam Voyager                     0.65%      0.25%     0.13%               --       1.03%         (0.08)%      0.95%
EQ/Small Company Index                0.25%      0.25%     0.35%               --       0.85%          0.00%       0.85%
EQ/Technology                         0.90%      0.25%     0.09%               --       1.24%         (0.09)%      1.15%
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value            1.50%      0.25%     5.80%               --       7.55%         (4.57)%      2.98%
  Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II          0.80%      0.35%     0.31%               --       1.46%         (0.11)%      1.35%
------------------------------------------------------------------------------------------------------------------------------------


(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

     The withdrawal charge percentage we use is determined by the contract year in         Contract
     which you make the withdrawal or surrender your contract. For each contribution,      Year
     we consider the contract year in which we receive that contribution to be "contract   1..................................7.00%
     year 1")                                                                              2..................................7.00%
                                                                                           3..................................6.00%
                                                                                           4..................................6.00%
                                                                                           5..................................5.00%
                                                                                           6..................................3.00%
                                                                                           7..................................1.00%
                                                                                           8+.................................0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(3) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(4) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(6) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (10) for any expense limitation agreement information.

(7) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(8) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreement.

(9) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(10) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Therefore each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of the Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc. the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts." See the prospectus for each applicable



                                                                    Fee table 13
     underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




------------------------------------------------
   Portfolio Name
------------------------------------------------
   AXA Aggressive Allocation               0.95%
------------------------------------------------
   AXA Conservative Allocation             0.73%
------------------------------------------------
   AXA Conservative-Plus Allocation        0.78%
------------------------------------------------
   AXA Moderate Allocation                 0.79%
------------------------------------------------
   AXA Moderate-Plus Allocation            0.99%
------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.95%
------------------------------------------------
   AXA Premier VIP Health Care             1.84%
------------------------------------------------
   AXA Premier VIP International Equity    1.73%
------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.32%
------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.32%
------------------------------------------------
   AXA Premier VIP Large Cap Value         1.28%
------------------------------------------------
   AXA Premier VIP Small/Mid Cap Growth    1.46%
------------------------------------------------
   AXA Premier VIP Small/Mid Cap Value     1.52%
------------------------------------------------
   AXA Premier VIP Technology              1.70%
------------------------------------------------
   EQ/Alliance Common Stock                0.77%
------------------------------------------------
   EQ/Alliance Growth and Income           0.85%
------------------------------------------------
   EQ/Alliance Premier Growth              1.15%
------------------------------------------------
   EQ/Alliance Small Cap Growth            1.03%
------------------------------------------------
   EQ/Calvert Socially Responsible         1.00%
------------------------------------------------
   EQ/Capital Guardian International       1.18%
------------------------------------------------
   EQ/Capital Guardian Research            0.93%
------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.93%
------------------------------------------------
   EQ/Emerging Markets Equity              1.78%
------------------------------------------------
   EQ/Evergreen Omega                      0.84%
------------------------------------------------
   EQ/FI Mid Cap                           0.88%
------------------------------------------------
   EQ/FI Small/Mid Cap Value               1.04%
------------------------------------------------
   EQ/Lazard Small Cap Value               1.00%
------------------------------------------------
   EQ/Marsico Focus                        1.10%
------------------------------------------------
   EQ/Mercury Basic Value Equity           0.91%
------------------------------------------------
   EQ/Mercury International Value          1.18%
------------------------------------------------
   EQ/MFS Emerging Growth Companies        0.96%
------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
------------------------------------------------
   EQ/Putnam Growth & Income Value         0.93%
------------------------------------------------
   EQ/Putnam Voyager                       0.93%
------------------------------------------------
   EQ/Technology                           1.01%
------------------------------------------------



EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $2.10 per $10,000.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



14 Fee table

------------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                 1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,773.57     $ 3,684.74     $ 5,428.25     $  8,900.13
AXA Conservative Allocation                      $ 2,076.53     $ 4,433.90     $ 6,444.96     $ 10,020.44
AXA Conservative-Plus Allocation                 $ 1,565.45     $ 3,140.37     $ 4,644.06     $  7,867.70
AXA Moderate Allocation                          $ 1,171.02     $ 2,040.07     $ 2,946.68     $  5,140.80
AXA Moderate-Plus Allocation                     $ 1,344.14     $ 2,534.22     $ 3,727.25     $  6,477.79
AXA Premier VIP Aggressive Equity                $ 1,109.75     $ 1,860.91     $ 2,656.44     $  4,607.91
AXA Premier VIP Core Bond                        $ 1,119.20     $ 1,888.68     $ 2,701.68     $  4,692.25
AXA Premier VIP Health Care                      $ 1,205.28     $ 2,139.27     $ 3,105.74     $  5,424.62
AXA Premier VIP High Yield                       $ 1,107.65     $ 1,854.73     $ 2,646.36     $  4,589.06
AXA Premier VIP International Equity             $ 1,215.77     $ 2,169.53     $ 3,154.01     $  5,509.62
AXA Premier VIP Large Cap Core Equity            $ 1,177.98     $ 2,060.29     $ 2,979.20     $  5,199.30
AXA Premier VIP Large Cap Growth                 $ 1,168.53     $ 2,032.85     $ 2,935.06     $  5,119.84
AXA Premier VIP Large Cap Value                  $ 1,168.53     $ 2,032.85     $ 2,935.06     $  5,119.84
AXA Premier VIP Small/Mid Cap Growth             $ 1,181.13     $ 2,069.43     $ 2,993.88     $  5,225.62
AXA Premier VIP Small/Mid Cap Value              $ 1,176.93     $ 2,057.25     $ 2,974.31     $  5,190.51
AXA Premier VIP Technology                       $ 1,242.02     $ 2,244.88     $ 3,273.78     $  5,718.16
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,085.60     $ 1,789.69     $ 2,540.01     $  4,388.70
EQ/Alliance Growth and Income                    $ 1,095.05     $ 1,817.60     $ 2,585.71     $  4,475.11
EQ/Alliance Intermediate Government Securities   $ 1,088.75     $ 1,799.00     $ 2,555.26     $  4,417.60
EQ/Alliance International                        $ 1,120.25     $ 1,891.77     $ 2,706.70     $  4,701.57
EQ/Alliance Premier Growth                       $ 1,128.64     $ 1,916.40     $ 2,746.75     $  4,775.79
EQ/Alliance Quality Bond                         $ 1,089.80     $ 1,802.10     $ 2,560.34     $  4,427.21
EQ/Alliance Small Cap Growth                     $ 1,115.00     $ 1,876.35     $ 2,681.60     $  4,654.86
EQ/Bernstein Diversified Value                   $ 1,102.40     $ 1,839.27     $ 2,621.13     $  4,541.76
EQ/Calvert Socially Responsible                  $ 1,154.89     $ 1,993.12     $ 2,870.99     $  5,003.70
EQ/Capital Guardian International                $ 1,140.19     $ 1,950.21     $ 2,801.58     $  4,876.81
EQ/Capital Guardian Research                     $ 1,104.50     $ 1,845.46     $ 2,631.23     $  4,560.71
EQ/Capital Guardian U.S. Equity                  $ 1,104.50     $ 1,845.46     $ 2,631.23     $  4,560.71
EQ/Emerging Markets Equity                       $ 1,191.63     $ 2,099.84     $ 3,042.65     $  5,312.75
EQ/Equity 500 Index                              $ 1,061.46     $ 1,718.12     $ 2,422.39     $  4,164.13
EQ/Evergreen Omega                               $ 1,123.39     $ 1,901.01     $ 2,721.73     $  4,729.47
EQ/FI Mid Cap                                    $ 1,110.80     $ 1,864.00     $ 2,661.48     $  4,617.32
EQ/FI Small/Mid Cap Value                        $ 1,118.15     $ 1,885.60     $ 2,696.67     $  4,682.92
EQ/J.P. Morgan Core Bond                         $ 1,083.50     $ 1,783.48     $ 2,529.83     $  4,369.39
EQ/Janus Large Cap Growth                        $ 1,132.84     $ 1,928.71     $ 2,766.72     $  4,812.66
EQ/Lazard Small Cap Value                        $ 1,118.15     $ 1,885.60     $ 2,696.67     $  4,682.92
EQ/Marsico Focus                                 $ 1,130.74     $ 1,922.56     $ 2,756.74     $  4,794.24
EQ/Mercury Basic Value Equity                    $ 1,099.25     $ 1,829.99     $ 2,605.96     $  4,513.26
EQ/Mercury International Value                   $ 1,134.94     $ 1,934.85     $ 2,776.69     $  4,831.04
EQ/MFS Emerging Growth Companies                 $ 1,104.50     $ 1,845.46     $ 2,631.23     $  4,560.71
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end
                                                                of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                   1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,423.57     $ 3,434.74     $ 5,278.25     $  9,250.13
AXA Conservative Allocation                      $ 1,726.53     $ 4,183.90     $ 6,294.96     $ 10,370.44
AXA Conservative-Plus Allocation                 $ 1,215.45     $ 2,890.37     $ 4,494.06     $  8,217.70
AXA Moderate Allocation                          $   821.02     $ 1,790.07     $ 2,796.68     $  5,490.80
AXA Moderate-Plus Allocation                     $   994.14     $ 2,284.22     $ 3,577.25     $  6,827.79
AXA Premier VIP Aggressive Equity                $   759.75     $ 1,610.91     $ 2,506.44     $  4,957.91
AXA Premier VIP Core Bond                        $   769.20     $ 1,638.68     $ 2,551.68     $  5,042.25
AXA Premier VIP Health Care                      $   855.28     $ 1,889.27     $ 2,955.74     $  5,774.62
AXA Premier VIP High Yield                       $   757.65     $ 1,604.73     $ 2,496.36     $  4,939.06
AXA Premier VIP International Equity             $   865.77     $ 1,919.53     $ 3,004.01     $  5,859.62
AXA Premier VIP Large Cap Core Equity            $   827.98     $ 1,810.29     $ 2,829.20     $  5,549.30
AXA Premier VIP Large Cap Growth                 $   818.53     $ 1,782.85     $ 2,785.06     $  5,469.84
AXA Premier VIP Large Cap Value                  $   818.53     $ 1,782.85     $ 2,785.06     $  5,469.84
AXA Premier VIP Small/Mid Cap Growth             $   831.13     $ 1,819.43     $ 2,843.88     $  5,575.62
AXA Premier VIP Small/Mid Cap Value              $   826.93     $ 1,807.25     $ 2,824.31     $  5,540.51
AXA Premier VIP Technology                       $   892.02     $ 1,994.88     $ 3,123.78     $  6,068.16
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   735.60     $ 1,539.69     $ 2,390.01     $  4,738.70
EQ/Alliance Growth and Income                    $   745.05     $ 1,567.60     $ 2,435.71     $  4,825.11
EQ/Alliance Intermediate Government Securities   $   738.75     $ 1,549.00     $ 2,405.26     $  4,767.60
EQ/Alliance International                        $   770.25     $ 1,641.77     $ 2,556.70     $  5,051.57
EQ/Alliance Premier Growth                       $   778.64     $ 1,666.40     $ 2,596.75     $  5,125.79
EQ/Alliance Quality Bond                         $   739.80     $ 1,552.10     $ 2,410.34     $  4,777.21
EQ/Alliance Small Cap Growth                     $   765.00     $ 1,626.35     $ 2,531.60     $  5,004.86
EQ/Bernstein Diversified Value                   $   752.40     $ 1,589.27     $ 2,471.13     $  4,891.76
EQ/Calvert Socially Responsible                  $   804.89     $ 1,743.12     $ 2,720.99     $  5,353.70
EQ/Capital Guardian International                $   790.19     $ 1,700.21     $ 2,651.58     $  5,226.81
EQ/Capital Guardian Research                     $   754.50     $ 1,595.46     $ 2,481.23     $  4,910.71
EQ/Capital Guardian U.S. Equity                  $   754.50     $ 1,595.46     $ 2,481.23     $  4,910.71
EQ/Emerging Markets Equity                       $   841.63     $ 1,849.84     $ 2,892.65     $  5,662.75
EQ/Equity 500 Index                              $   711.46     $ 1,468.12     $ 2,272.39     $  4,514.13
EQ/Evergreen Omega                               $   773.39     $ 1,651.01     $ 2,571.73     $  5,079.47
EQ/FI Mid Cap                                    $   760.80     $ 1,614.00     $ 2,511.48     $  4,967.32
EQ/FI Small/Mid Cap Value                        $   768.15     $ 1,635.60     $ 2,546.67     $  5,032.92
EQ/J.P. Morgan Core Bond                         $   733.50     $ 1,533.48     $ 2,379.83     $  4,719.39
EQ/Janus Large Cap Growth                        $   782.84     $ 1,678.71     $ 2,616.72     $  5,162.66
EQ/Lazard Small Cap Value                        $   768.15     $ 1,635.60     $ 2,546.67     $  5,032.92
EQ/Marsico Focus                                 $   780.74     $ 1,672.56     $ 2,606.74     $  5,144.24
EQ/Mercury Basic Value Equity                    $   749.25     $ 1,579.99     $ 2,455.96     $  4,863.26
EQ/Mercury International Value                   $   784.94     $ 1,684.85     $ 2,626.69     $  5,181.04
EQ/MFS Emerging Growth Companies                 $   754.50     $ 1,595.46     $ 2,481.23     $  4,910.71
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end
                                                        of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                1 year          3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,073.57     $ 3,084.74     $ 4,928.25     $  8,900.13
AXA Conservative Allocation                      $ 1,376.53     $ 3,833.90     $ 5,944.96     $ 10,020.44
AXA Conservative-Plus Allocation                 $   865.45     $ 2,540.37     $ 4,144.06     $  7,867.70
AXA Moderate Allocation                          $   471.02     $ 1,440.07     $ 2,446.68     $  5,140.80
AXA Moderate-Plus Allocation                     $   644.14     $ 1,934.22     $ 3,227.25     $  6,477.79
AXA Premier VIP Aggressive Equity                $   409.75     $ 1,260.91     $ 2,156.44     $  4,607.91
AXA Premier VIP Core Bond                        $   419.20     $ 1,288.68     $ 2,201.68     $  4,692.25
AXA Premier VIP Health Care                      $   505.28     $ 1,539.27     $ 2,605.74     $  5,424.62
AXA Premier VIP High Yield                       $   407.65     $ 1,254.73     $ 2,146.36     $  4,589.06
AXA Premier VIP International Equity             $   515.77     $ 1,569.53     $ 2,654.01     $  5,509.62
AXA Premier VIP Large Cap Core Equity            $   477.98     $ 1,460.29     $ 2,479.20     $  5,199.30
AXA Premier VIP Large Cap Growth                 $   468.53     $ 1,432.85     $ 2,435.06     $  5,119.84
AXA Premier VIP Large Cap Value                  $   468.53     $ 1,432.85     $ 2,435.06     $  5,119.84
AXA Premier VIP Small/Mid Cap Growth             $   481.13     $ 1,469.43     $ 2,493.88     $  5,225.62
AXA Premier VIP Small/Mid Cap Value              $   476.93     $ 1,457.25     $ 2,474.31     $  5,190.51
AXA Premier VIP Technology                       $   542.02     $ 1,644.88     $ 2,773.78     $  5,718.16
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   385.60     $ 1,189.69     $ 2,040.01     $  4,388.70
EQ/Alliance Growth and Income                    $   395.05     $ 1,217.60     $ 2,085.71     $  4,475.11
EQ/Alliance Intermediate Government Securities   $   388.75     $ 1,199.00     $ 2,055.26     $  4,417.60
EQ/Alliance International                        $   420.25     $ 1,291.77     $ 2,206.70     $  4,701.57
EQ/Alliance Premier Growth                       $   428.64     $ 1,316.40     $ 2,246.75     $  4,775.79
EQ/Alliance Quality Bond                         $   389.80     $ 1,202.10     $ 2,060.34     $  4,427.21
EQ/Alliance Small Cap Growth                     $   415.00     $ 1,276.35     $ 2,181.60     $  4,654.86
EQ/Bernstein Diversified Value                   $   402.40     $ 1,239.27     $ 2,121.13     $  4,541.76
EQ/Calvert Socially Responsible                  $   454.89     $ 1,393.12     $ 2,370.99     $  5,003.70
EQ/Capital Guardian International                $   440.19     $ 1,350.21     $ 2,301.58     $  4,876.81
EQ/Capital Guardian Research                     $   404.50     $ 1,245.46     $ 2,131.23     $  4,560.71
EQ/Capital Guardian U.S. Equity                  $   404.50     $ 1,245.46     $ 2,131.23     $  4,560.71
EQ/Emerging Markets Equity                       $   491.63     $ 1,499.84     $ 2,542.65     $  5,312.75
EQ/Equity 500 Index                              $   361.46     $ 1,118.12     $ 1,922.39     $  4,164.13
EQ/Evergreen Omega                               $   423.39     $ 1,301.01     $ 2,221.73     $  4,729.47
EQ/FI Mid Cap                                    $   410.80     $ 1,264.00     $ 2,161.48     $  4,617.32
EQ/FI Small/Mid Cap Value                        $   418.15     $ 1,285.60     $ 2,196.67     $  4,682.92
EQ/J.P. Morgan Core Bond                         $   383.50     $ 1,183.48     $ 2,029.83     $  4,369.39
EQ/Janus Large Cap Growth                        $   432.84     $ 1,328.71     $ 2,266.72     $  4,812.66
EQ/Lazard Small Cap Value                        $   418.15     $ 1,285.60     $ 2,196.67     $  4,682.92
EQ/Marsico Focus                                 $   430.74     $ 1,322.56     $ 2,256.74     $  4,794.24
EQ/Mercury Basic Value Equity                    $   399.25     $ 1,229.99     $ 2,105.96     $  4,513.26
EQ/Mercury International Value                   $   434.94     $ 1,334.85     $ 2,276.69     $  4,831.04
EQ/MFS Emerging Growth Companies                 $   404.50     $ 1,245.46     $ 2,131.23     $  4,560.71
------------------------------------------------------------------------------------------------------------


                                                                   Fee table 15

------------------------------------------------------------------------------------------------------------
                                                        If you surrender your contract at the end
                                                              of the applicable time period
                                               -------------------------------------------------------------
                  Portfolio Name                1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                         $ 1,103.45     $ 1,842.37     $ 2,626.18     $ 4,551.24
EQ/Money Market                                $ 1,069.86     $ 1,743.05     $ 2,463.44     $ 4,242.86
EQ/Putnam Growth & Income Value                $ 1,102.40     $ 1,839.27     $ 2,621.13     $ 4,541.76
EQ/Putnam Voyager                              $ 1,110.80     $ 1,864.00     $ 2,661.48     $ 4,617.32
EQ/Small Company Index                         $ 1,091.90     $ 1,808.30     $ 2,570.49     $ 4,446.40
EQ/Technology                                  $ 1,132.84     $ 1,928.71     $ 2,766.72     $ 4,812.66
------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,795.25     $ 3,740.05     $ 5,505.80     $ 8,994.32
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $ 1,155.94     $ 1,996.18     $ 2,875.94     $ 5,012.69
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end
                                                             of the applicable time period
                                               -------------------------------------------------------------
                  Portfolio Name                 1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
EQ/MFS Investors Trust                         $   753.45   $ 1,592.37     $ 2,476.18     $ 4,901.24
EQ/Money Market                                $   719.86   $ 1,493.05     $ 2,313.44     $ 4,592.86
EQ/Putnam Growth & Income Value                $   752.40   $ 1,589.27     $ 2,471.13     $ 4,891.76
EQ/Putnam Voyager                              $   760.80   $ 1,614.00     $ 2,511.48     $ 4,967.32
EQ/Small Company Index                         $   741.90   $ 1,558.30     $ 2,420.49     $ 4,796.40
EQ/Technology                                  $   782.84   $ 1,678.71     $ 2,616.72     $ 5,162.66
------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,445.25   $ 3,490.05     $ 5,355.80     $ 9,344.32
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   805.94   $ 1,746.18     $ 2,725.94     $ 5,362.69
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                If you do not surrender your contract at the end
                                                      of the applicable time period
                                               -------------------------------------------------------------
                  Portfolio Name                1 year      3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
EQ/MFS Investors Trust                        $   403.45    $ 1,242.37     $ 2,126.18     $ 4,551.24
EQ/Money Market                               $   369.86    $ 1,143.05     $ 1,963.44     $ 4,242.86
EQ/Putnam Growth & Income Value               $   402.40    $ 1,239.27     $ 2,121.13     $ 4,541.76
EQ/Putnam Voyager                             $   410.80    $ 1,264.00     $ 2,161.48     $ 4,617.32
EQ/Small Company Index                        $   391.90    $ 1,208.30     $ 2,070.49     $ 4,446.40
EQ/Technology                                 $   432.84    $ 1,328.71     $ 2,266.72     $ 4,812.66
------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity  $ 1,095.25    $ 3,140.05     $ 5,005.80     $ 8,994.32
------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                  $   455.94    $ 1,396.18     $ 2,375.94     $ 5,012.69
------------------------------------------------------------------------------------------------------------


16 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix VI at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are ages 81 and older at contract issue). We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
               Available
               for annuitant   Minimum
Contract type  issue ages      contributions        Source of contributions             Limitations on contributions+
----------------------------------------------------------------------------------------------------------------------------
NQ             0 through 85    o $5,000 (initial)   o After-tax money.                  o For annuitants up to age 83
                                                                                          at contract issue, no addi-
                               o $500 (additional)  o Paid to us by check or              tional contributions may be
                                                      transfer of contract value in       made after attainment of
                                                      a tax-deferred exchange             age 84, or, if later, the first
                                                      under Section 1035 of the           contract anniversary.*
                                                      Internal Revenue Code.
                                                                                        o For annuitants age 84 or 85
                                                                                          at contract issue, additional
                                                                                          contributions may be made
                                                                                          up to one year from contract
                                                                                          issue.*
----------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------
               Available
               for annuitant   Minimum
Contract type  issue ages      contributions        Source of contributions             Limitations on contributions+
----------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85   o $5,000 (initial)   o Eligible rollover distribu-       o For annuitants up to age 83
                                                      tions from TSA contracts or         at contract issue, no addi-
                               o $50 (additional)     other 403(b) arrangements,          tional contributions may be
                                                      qualified plans, and govern-        made after attainment of
                                                      mental employer 457(b)              age 84, or, if later, the first
                                                      plans.                              contract anniversary.*

                                                    o Rollovers from another            o For annuitants age 84 or 85
                                                      traditional individual retire-      at contract issue, additional
                                                      ment arrangement.                   contributions may be made
                                                                                          up to one year from contract
                                                    o Direct custodian-to-                issue.*
                                                      custodian transfers from
                                                      another traditional indi-         o Contributions after age 70-1/2
                                                      vidual retirement                   must be net of required
                                                      arrangement.                        minimum distributions.

                                                    o Regular IRA contributions.        o Although we accept regular
                                                                                          IRA contributions (limited to
                                                    o Additional "catch-up" con-          $3,000 for 2004 and
                                                      tributions.                         $4,000 for 2005) under
                                                                                          rollover IRA contracts, we
                                                                                          intend that this contract be
                                                                                          used primarily for rollover
                                                                                          and direct transfer
                                                                                          contributions.

                                                                                        o Additional catch-up contri-
                                                                                          butions of up to $500 can
                                                                                          be made for the calendar
                                                                                          year 2004 or 2005 where
                                                                                          the owner is at least age 50
                                                                                          but under age 70-1/2 at any
                                                                                          time during the calendar
                                                                                          year for which the contribu-
                                                                                          tion is made.
----------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 19

----------------------------------------------------------------------------------------------------------------------------
                Available
                for annuitant  Minimum
Contract type   issue ages     contributions        Source of contributions             Limitations on contributions+
----------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85 o $5,000 (initial)   o Rollovers from another            o For annuitants up to age 83
IRA                                                   Roth IRA.                           at contract issue, no addi-
                               o $50 (additional)                                         tional contributions may be
                                                    o Conversion rollovers from a         made after attainment of
                                                      traditional IRA.                    age 84, or, if later, the first
                                                                                          contract anniversary.*
                                                    o Direct transfers from
                                                      another Roth IRA.                 o For annuitants age 84 or 85
                                                                                          at contract issue, additional
                                                    o Regular Roth IRA                    contributions may be made
                                                      contributions.                      up to one year from contract
                                                                                          issue.*
                                                    o Additional catch-up
                                                      contributions.                    o Conversion rollovers after
                                                                                          age 70-1/2 must be net of
                                                                                          required minimum distribu-
                                                                                          tions for the traditional IRA
                                                                                          you are rolling over.

                                                                                        o You cannot roll over funds
                                                                                          from a traditional IRA if your
                                                                                          adjusted gross income is
                                                                                          $100,000 or more.

                                                                                        o Although we accept regular
                                                                                          Roth IRA contributions (lim-
                                                                                          ited to $3,000 for 2004 and
                                                                                          $4,000 for 2005) under
                                                                                          Roth IRA contracts, we
                                                                                          intend that this contract be
                                                                                          used primarily for rollover
                                                                                          and direct transfer
                                                                                          contributions.

                                                                                        o Additional catch-up contri-
                                                                                          butions of up to $500 can
                                                                                          be made for the calendar
                                                                                          year 2004 or 2005 where
                                                                                          the owner is at least age 50
                                                                                          at any time during the calen-
                                                                                          dar year for which the
                                                                                          contribution is made.
----------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------
               Available
               for annuitant   Minimum
Contract type  issue ages      contributions        Source of contributions             Limitations on contributions+
----------------------------------------------------------------------------------------------------------------------------
Rollover TSA   20 through 85   o $5,000 (initial)   o Direct transfers of pre-tax       o For annuitants up to age 83
                                                      funds from another contract         at contract issue, no addi-
                               o $500 (additional)    or arrangement under Sec-           tional contributions may be
                                                      tion 403(b) of the Internal         made after attainment of
                                                      Revenue Code, complying             age 84,or, if later, the first
                                                      with IRS Revenue Ruling             contract anniversary.*
                                                      90-24.
                                                                                        o For annuitants age 84 or 85
                                                    o Eligible rollover distribu-         at contract issue, additional
                                                      tions of pre-tax funds from         contributions may be made
                                                      other 403(b) plans. Subse-          up to one year from contract
                                                      quent contributions may             issue.*
                                                      also be rollovers from quali-
                                                      fied plans, governmental          o Rollover or direct transfer
                                                      employer 457(b) plans and           contributions after age 70-1/2
                                                      traditional IRAs.                   must be net of any required
                                                                                          minimum distributions.

                                                                                        o We do not accept employer-
                                                                                          remitted contributions.

----------------------------------------------------------------------------------------------------------------------------

QP             20 through 75   o $5,000 (initial)   o Only transfer contributions       o We do not accept regular
                                                      from an existing defined            ongoing payroll
                               o $500 (additional)    contribution qualified plan         contributions.
                                                      trust.
                                                                                        o Only one additional transfer
                                                    o The plan must be qualified          contribution may be made
                                                      under Section 401(a) of the         during a contract year.
                                                      Internal Revenue Code.
                                                                                        o No additional transfer con-
                                                    o For 401(k) plans, trans-            tributions after the
                                                      ferred contributions may            attainment of age 76 or, if
                                                      only include employee pre-          later, the first contract
                                                      tax contributions.                  anniversary.

                                                                                        o Contributions after age 70-1/2
                                                                                          must be net of any required
                                                                                          minimum distributions.

                                                                                        o A separate QP contract must
                                                                                          be established for each plan
                                                                                          participant.

                                                                                        o We do not accept employer-
                                                                                          remitted contributions.

                                                                                        o We do not accept contribu-
                                                                                          tions from defined benefit
                                                                                          plans.

See Appendix I at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 21

----------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages      contributions      Source of contributions             Limitations on contributions+
----------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 70   o $2,000 (initial) o Regular traditional IRA           o No regular IRA contributions
IRA                                                   contributions.                      in the calendar year you turn
                                 o $50 (additional)                                       age 70-1/2 and thereafter.
                                                    o Additional catch-up
                                                      contributions.                    o Rollover and direct transfer
                                                                                          contributions may be made
                                                    o Eligible rollover distribu-         up to attainment of age
                                                      tions from TSA contracts or         84.*
                                                      other 403(b) arrangements,
                                                      qualified plans, and govern-      o Regular contributions may
                                                      mental employer 457(b)              not exceed $3,000 for 2004
                                                      plans.                              or $4,000 for 2005.

                                                    o Rollovers from another            o Rollover and direct transfer
                                                      traditional individual retire-      contributions after age 70-1/2
                                                      ment arrangement.                   must be net of required
                                                                                          minimum distributions.
                                                    o Direct custodian-
                                                      to-custodian transfers from       o Although we accept rollover
                                                      another traditional indi-           and direct transfer contribu-
                                                      vidual retirement                   tions under the Flexible
                                                      arrangement.                        Premium IRA contract, we
                                                                                          intend that this contract be
                                                                                          used for ongoing regular
                                                                                          contributions.

                                                                                        o Additional catch-up contri-
                                                                                          butions of up to $500 can
                                                                                          be made for the calendar
                                                                                          year 2004 or 2005 where
                                                                                          the owner is at least age 50
                                                                                          but under age 70-1/2 at any
                                                                                          time during the calendar
                                                                                          year for which the contribu-
                                                                                          tion is made.
----------------------------------------------------------------------------------------------------------------------------

22 Contract features and benefits

----------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant   Minimum
Contract type    issue ages      contributions      Source of contributions             Limitations on contributions+
----------------------------------------------------------------------------------------------------------------------------
Flexible Premium 20 through 85   o $2,000 (initial) o Regular after-tax                 o For annuitants up to age 83
Roth IRA                                              contributions.                      at contract issue, no addi-
                                 o $50 (additional)                                       tional contributions may be
                                                    o Additional catch-up                 made after the attainment
                                                      contributions.                      of age 84, or, if later, the first
                                                                                          contract anniversary.*
                                                    o Rollovers from another
                                                      Roth IRA.                         o For annuitants age 84 and
                                                                                          85 at contract issue, addi-
                                                    o Conversion rollovers from a         tional contributions may be
                                                      traditional IRA.                    made up to one year from
                                                                                          contract issue.*
                                                    o Direct transfers from
                                                      another Roth IRA.                 o Regular Roth IRA contribu-
                                                                                          tions may not exceed
                                                                                          $3,000 for 2004 or $4,000
                                                                                          for 2005.

                                                                                        o Contributions are subject to
                                                                                          income limits and other tax
                                                                                          rules.

                                                                                        o Although we accept rollover
                                                                                          and direct transfer contribu-
                                                                                          tions under the Flexible
                                                                                          Premium Roth IRA contract,
                                                                                          we intend that this contract
                                                                                          be used for ongoing regular
                                                                                          Roth IRA contributions.

                                                                                        o Additional catch-up contri-
                                                                                          butions of up to $500 can
                                                                                          be made for the calendar
                                                                                          year 2004 or 2005 where
                                                                                          the owner is at least age 50
                                                                                          at any time during the calen-
                                                                                          dar year for which the
                                                                                          contribution is made.
----------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 23

----------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant Minimum
Contract type    issue ages    contributions        Source of contributions             Limitations on contributions+
----------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0-70          o $5,000 (initial)   o (If contract is traditional       o Any additional contributions
Beneficiary                                           IRA) Direct custodian-to-           must be from same type of
Continuation                   o $1,000 (additional)  custodian transfers of your         IRA of same deceased
Contract (tradi-                                      interest as death beneficiary       owner.
tional IRA or                                         of the deceased owner's
Roth IRA)                                             traditional individual retire-
                                                      ment arrangement.

                                                    o (If contract is Roth IRA)
                                                      Direct custodian-to-
                                                      custodian transfers of your
                                                      interest as death beneficiary
                                                      of the deceased owner's
                                                      Roth IRA.
----------------------------------------------------------------------------------------------------------------------------

+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date.


* For Pennsylvania contracts, please see Appendix VII later in this Prospectus for state variations.



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


24 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant, and both must be named as the only primary beneficiaries.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.
--------------------------------------------------------------------------------

                                              Contract features and benefits  25

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                     o Equitable Life
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                     o Equitable Life
-----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a        o Equitable Life
 ALLOCATION                   greater emphasis on current income.
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.  o Equitable Life
-----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,  o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                        o Alliance Capital Management L.P.
 EQUITY
                                                                                        o MFS Investment Management

                                                                                        o Marsico Capital Management, LLC

                                                                                        o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital        o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                        o Pacific Investment Management Company
                                                                                          LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                        o A I M Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current  o Alliance Capital Management L.P.
                              income and capital appreciation.
                                                                                        o Pacific Investment Management Company
                                                                                          LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                        o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                     its Bernstein Investment Research and
                                                                                          Management Unit

                                                                                        o Bank of Ireland Asset Management
                                                                                          (U.S.) Limited

                                                                                        o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                        o Alliance Capital Management L.P., through
 CORE EQUITY                                                                              its Bernstein Investment Research and
                                                                                          Management Unit

                                                                                        o Janus Capital Management LLC

                                                                                        o Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

26 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective                                              Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH
                                                                                        o RCM Capital Management LLC

                                                                                        o TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE
                                                                                        o Institutional Capital Corporation

                                                                                        o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                        o Franklin Advisers, Inc.

                                                                                        o Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                        o TCW Investment Management Company

                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                              Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 27

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Objective                                                  Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN        To achieve long-term growth of capital.                      o Capital Guardian Trust Company
 INTERNATIONAL
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN        Seeks to achieve long-term growth of capital.                o Capital Guardian Trust Company
 RESEARCH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.   Seeks to achieve long-term growth of capital.                o Capital Guardian Trust Company
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY Seeks long-term capital appreciation.                        o Morgan Stanley Investment Management,
                                                                                          Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX        Seeks a total return before expenses that approximates       o Alliance Capital Management L.P.
                           the total return performance of the S&P 500 Index,
                           including reinvestment of dividends, at a risk level consis-
                           tent with that of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA         Seeks long-term capital growth.                              o Evergreen Investment Management
                                                                                          Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP              Seeks long-term growth of capital.                           o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE  Seeks long-term capital appreciation.                        o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND   Seeks to provide a high total return consistent with mod-    o J.P. Morgan Investment Management Inc.
                           erate risk to capital and maintenance of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH  Seeks long-term growth of capital.                           o Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE  Seeks capital appreciation.                                  o Lazard Asset Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS           Seeks long-term growth of capital.                           o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE     Seeks capital appreciation and secondarily, income.          o Mercury Advisors
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL   Seeks capital appreciation.                                  o Merrill Lynch Investment Managers Interna-
 VALUE                                                                                    tional Limited
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH     Seeks to provide long-term capital growth.                   o MFS Investment Management
 COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST     Seeks long-term growth of capital with secondary objec-      o MFS Investment Management
                           tive to seek reasonable current income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET            Seeks to obtain a high level of current income, preserve     o Alliance Capital Management L.P.
                           its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME  Seeks capital growth. Current income is a secondary          o Putnam Investment Management, LLC
 VALUE                     objective.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER          Seeks long-term growth of capital and any increased          o Putnam Investment Management, LLC
                           income that results from this growth.
-----------------------------------------------------------------------------------------------------------------------------------

28 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective                                                   Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX          Seeks to replicate as closely as possible (before the       o Alliance Capital Management L.P.
                                deduction of portfolio expenses) the total return of the
                                Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                   Seeks to achieve long-term growth of capital.               o RCM Capital Management LLC

                                                                                            o Firsthand Capital Management, Inc.

                                                                                            o Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                  Objective                                                   Investment Manager/Adviser
-----------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE      Seeks to increase the value of your investment in bull      o Charles Schwab Investment Management,
 LONG/SHORT EQUITY              markets and bear markets through strategies that are          Inc.
                                designed to have limited exposure to general equity         o AXA Rosenberg Investment Management
                                market risk.                                                  LLC
-----------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                  Objective                                                   Investment Manager
-----------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1) Seeks to provide above average current income and long-     o Van Kampen(2)
                                term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                including real estate investment trusts.
-----------------------------------------------------------------------------------------------------------------------------------



(1) 'Class II' Shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objective, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Portfolios contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 29

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly rate for 2004 is equal to the lifetime minimum rate of your contract. Depending on the state where your contract is issued, your lifetime minimum rate is either 1.50% or 3.00%. The data page for your contract shows the lifetime minimum rate. The annual minimum rate will never be less than the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time, there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------

Fixed maturity options generally range from one to ten years to maturity.

--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The guaranteed principal benefits" below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers, from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004, the next available maturity date was February 13, 2012. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:



(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

30  Contract features and benefits

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits or dollar cost averaging.



SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS

Subject to state availability (see Appendix VII later in this Prospectus for more information on state availability of these benefits), we offer a guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. Neither GPB is available under Inherited IRA contracts. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, the systematic withdrawals option or the substantially equal withdrawals option. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 only if the annuitant is age 80 or younger when the contract is issued (after age 75, only the 7-year fixed maturity option is available). You may elect GPB Option 2 only if the annuitant is age 75 or younger when the contract is issued. GPB Option 2 is not available for purchase with any Flexible Premium IRA contract whether traditional or Roth. If you are purchasing an IRA, QP or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.



GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the amount of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the investment options and guaranteed interest option however you choose (unless you elect a dollar cost averaging program, in which case the remainder of your initial contribution must be allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

                                               Contract features and benefits 31

GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract will contain information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.


If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 is also not appropriate if you plan on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the guaranteed death benefits and Protection Plus). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability (see Appendix VII later in this Prospectus for more information on state availability of this benefit), under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for


32  Contract features and benefits
special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option (subject to restrictions in certain states. See Appendix VII later in this Prospectus.) You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.


If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.



INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the


                                              Contract features and benefits  33
last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. If you elect a GPB and a dollar cost averaging program, 100% of your contributions not allocated to the fixed maturity option under the GPB must be allocated to the dollar cost averaging program you elect.



YOUR BENEFIT BASE

A benefit base is used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:


o    your initial contribution and any additional contributions to the contract;
     less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).


6% ROLL UP TO AGE 85 (USED FOR THE GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus).


The effective annual interest rate credited to this benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market) and the account for special dollar cost averaging; and


o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OR THE GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of:


o your initial contribution to the contract (plus any additional contributions),

                                       or


o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,

                                   each less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).


GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual Ratchet to age 85, as described immediately above, on each contract anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Our Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR GUARANTEED MINIMUM INCOME BENEFIT OPTION


The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing this contract as an Inherited IRA or if you elect a GPB, the Guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the


34  Contract features and benefits

Guaranteed minimum income benefit is not available, except for certain split-funded Charitable Remainder Trusts. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.


The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:


------------------------------------------------------
                        Level payments
------------------------------------------------------
                                Period certain years
    Annuitant's                 --------------------
  age at exercise               IRAs            NQ
------------------------------------------------------
   75 and younger               10              10
         76                      9              10
         77                      8              10
         78                      7              10
         79                      7              10
         80                      7              10
         81                      7               9
         82                      7               8
         83                      7               7
         84                      6               6
         85                      5               5
------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under Rollover TSA contracts.



------------------------------------------------------
                              Guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
------------------------------------------------------
            10                     $11,891
            15                     $18,597
------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit as follows:

                                               Contract features and benefits 35

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) for QP and Rollover TSA contracts, if you are eligible to exercise your Guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(iv) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules.


Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply. Once your contract is issued, you may not change or voluntarily terminate your death benefit.


If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the highest amount. If you elect the Spousal protection option, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0-70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.


Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), you may elect one of the following enhanced death benefits:


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.


The standard death benefit is the only death benefit available for annuitant ages 76 through 85 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA contracts.

                      ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

PROTECTION PLUS

Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in


36  Contract features and benefits
this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus feature, you may not voluntarily terminate this feature.


If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:


o    such death benefit less total net contributions, multiplied by 40%.


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If you elect Spousal protection, the Protection Plus benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the non-surviving spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.


Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

                                              Contract features and benefits  37

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, will apply as described in "Charges and expenses" later in this Prospectus.


o The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program, automatic investment program, GPB Options 1 and 2 and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.


o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.


38  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2 and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.



                                           Determining your contract's value  39

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2004, maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.


o    No transfers are permitted into the Special 10 year fixed maturity option.


Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.


In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a



40 Transferring your money among investment options potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.


REBALANCING YOUR ACCOUNT VALUE


We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed; and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or fixed maturity options.


                            Transferring your money among investment options  41

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                    Method of withdrawal
                    ------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
 Contract           Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA             Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------
QP                    Yes           No             No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


** This contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a Guaranteed principal benefit.



SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods



42  Accessing your money
for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge. This option is not available if you have elected a guaranteed principal benefit.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the


                                                        Accessing your money  43
reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x ..40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll up benefit base on the most recent contract date anniversary. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.


We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

44  Accessing your money

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Our Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus).



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in
   payout options                     New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


                                                        Accessing your money  45

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply your account value of your Equitable Accumulator(R) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager life contingent payout options, no withdrawal charge is imposed under the Equitable Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below:

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.



ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.

Please see Appendix VII later in this Prospectus for more detailed information on the annuity maturity date in New York and Pennsylvania.


Before the last day by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


46  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Guaranteed minimum income benefit, if you elect this optional benefit.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.


The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.


To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.



MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of .75% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.



DISTRIBUTION CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.



ANNUAL ADMINISTRATIVE CHARGE


We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in



                                                        Charges and expenses  47
this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



WITHDRAWAL CHARGE


A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                         Contract year
--------------------------------------------------------------------------------
                  1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution  7%    7%    6%    6%    5%    3%    1%    0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

For New York and Pennsylvania contracts for annuitants who are age 84 or 85 at issue, please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


The withdrawal charge does not apply in the circumstances described below.


10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.


Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% roll up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.

Disability, terminal illness or confinement to nursing home.
The withdrawal charge also does not apply if:


(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate, or custodial nursing care;
- it provides continuous room and board to three or more persons;
- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for


48  Charges and expenses
which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For contracts issued in New York, please see Appendix VII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 benefit base for which it is in effect.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2


If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).



GUARANTEED MINIMUM INCOME BENEFIT CHARGE


If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options .


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we


                                                        Charges and expenses  49
deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.50%.

o    12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


50  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited
IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.


                                                    Payment of death benefit  51

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of this feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum death benefit" under "Our Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus, see "Protection Plus" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION


SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be re-set to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name


52  Payment of death benefit
and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.


                                                    Payment of death benefit  53

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals.


o    No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


54  Payment of death benefit

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits, the Guaranteed minimum income benefit, special dollar cost averaging, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs currently have been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix III at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


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All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.



SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.



BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.



The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether



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scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.



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We have not applied for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.

The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.


PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a similar Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or


o    tax-free "rollover" contributions; or


o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.


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Taxable withdrawals or distributions from IRAs may be subject to an additional
10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix III at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Rollover TSA contract:

o    a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans, and traditional IRAs as well as other TSAs and 403(b) arrangements . All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

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

o    you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from TSAs before you reach age 59-1/2 unless an exception applies.


Distributions from TSAs are discussed in greater detail in the SAI.

LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


See Appendix VII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract.


Loans from TSAs are discussed in greater detail in the SAI.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers and transfers from TSAs are discussed in greater detail in the SAI.

REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic



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annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  61

8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49 operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account No. 49.

Each subaccount (variable investment option) within the Separate Accounts invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Accounts; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which accompany this Prospectus, or in the respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
   Fixed Maturity
    Options with
   February 13th               Rate to Maturity              Price
 Maturity Date of                  as of                 Per $100 of
   Maturity Year             February 13, 2004          Maturity Value
--------------------------------------------------------------------------------
        2005                      3.00% *                  $ 97.08
        2006                      3.00% *                  $ 94.25
        2007                      3.00% *                  $ 91.51
        2008                      3.00% *                  $ 88.84
        2009                      3.00% *                  $ 86.25
        2010                      3.00% *                  $ 83.73
        2011                      3.00% *                  $ 81.30
        2012                      3.30%                    $ 77.11
        2013                      3.53%                    $ 73.16
        2014                      3.73%                    $ 69.31
--------------------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.


62  More information

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMO's maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix IV at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.



ABOUT THE GENERAL ACCOUNT


Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we



                                                            More information  63
have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have its signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts, nor is it available with GPB Option 2.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.



CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


64  More information

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to Equitable Life separate accounts in connection with Equitable Life's annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with Equitable Life. EQ Advisors Trust and AXA Premier VIP Trust also sell their shares to the trustee of a qualified plan for Equitable Life. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.



                                                            More information  65

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 6.5% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



66  More information

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this Prospectus because it is incorporated by reference.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  67

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.25%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003



--------------------------------------------------------------------------------
                                                For the year ending December 31,
                                                --------------------------------
                                                           2003
--------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------
  Unit value                                             $ 10.68
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        186
--------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------
  Unit value                                             $ 10.32
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        153
--------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------
  Unit value                                             $ 10.42
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         78
--------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------
  Unit value                                             $ 10.52
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      1,082
--------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------
  Unit value                                             $ 10.68
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        815
--------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------
  Unit value                                             $ 10.68
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         14
--------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------
  Unit value                                             $ 10.18
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        202
--------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------
  Unit value                                             $ 10.60
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         79
--------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------
  Unit value                                             $ 10.60
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        371
--------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------
  Unit value                                             $ 11.25
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         68
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------
  Unit value                                             $ 10.59
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         26
--------------------------------------------------------------------------------
 AXA Premier Large Cap Growth
--------------------------------------------------------------------------------
  Unit value                                             $ 10.47
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        113
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------
  Unit value                                             $ 11.08
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        106
--------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------
  Unit value                                             $ 10.54
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        142
--------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



--------------------------------------------------------------------------------
                                                For the year ending December 31,
                                                --------------------------------
                                                           2003
--------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------
  Unit value                                             $ 11.01
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        126
--------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------
  Unit value                                             $ 10.32
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         57
--------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------
  Unit value                                             $ 10.94
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        307
--------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------
  Unit value                                             $ 10.93
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        209
--------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------
  Unit value                                             $ 10.10
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        119
--------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------
  Unit value                                             $ 11.20
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         93
--------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
--------------------------------------------------------------------------------
  Unit value                                             $ 10.36
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         60
--------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
  Unit value                                             $ 10.21
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         84
--------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------
  Unit value                                             $ 10.77
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        109
--------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
  Unit value                                             $ 10.95
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        329
--------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------
  Unit value                                             $ 10.50
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         17
--------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------
  Unit value                                             $ 11.19
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        150
--------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------
  Unit value                                             $ 10.73
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        154
--------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------
  Unit value                                             $ 10.80
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        338
--------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
--------------------------------------------------------------------------------
  Unit value                                             $ 11.50
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         64
--------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------
  Unit value                                             $ 10.77
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        374
--------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------
  Unit value                                             $ 10.70
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         85
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



--------------------------------------------------------------------------------
                                                For the year ending December 31,
                                                --------------------------------
                                                           2003
--------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------
  Unit value                                             $ 11.35
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        306
--------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------
  Unit value                                             $ 11.06
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        148
--------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------
  Unit value                                             $ 10.21
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        252
--------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------
  Unit value                                             $ 10.48
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         55
--------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------
  Unit value                                             $ 10.95
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        232
--------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------
  Unit value                                             $ 10.59
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        348
--------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------
  Unit value                                             $ 10.93
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        189
--------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------
  Unit value                                             $ 11.11
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         73
--------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------
  Unit value                                             $ 10.25
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         22
--------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------
  Unit value                                             $ 10.58
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         51
--------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------
  Unit value                                             $  9.98
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        252
--------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
--------------------------------------------------------------------------------
  Unit value                                             $ 10.98
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         63
--------------------------------------------------------------------------------
 EQ/Putnam Voyager
--------------------------------------------------------------------------------
  Unit value                                             $ 10.42
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         34
--------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------
  Unit value                                             $ 10.73
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        121
--------------------------------------------------------------------------------
 EQ/Technology
--------------------------------------------------------------------------------
  Unit value                                             $ 10.25
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         26
--------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
--------------------------------------------------------------------------------
  Unit value                                             $ 10.17
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         19
--------------------------------------------------------------------------------
 U.S. Real Estate
--------------------------------------------------------------------------------
  Unit value                                             $ 11.00
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                         37
--------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) QP contract should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and



o the Guaranteed minimum income benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





------------------------------------------------------------------------------------------------
                                                                        Hypothetical assumed
                                                                         rate to maturity on
                                                                          February 13, 2009
                                                                       -------------------------
                                                                           5.00%        9.00%
------------------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                             $144,082     $ 119,503
------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                              $131,104     $ 131,104
------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                            $ 12,978     $ (11,601)
------------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                  $  4,504     $  (4,854)
------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                $ 45,496     $  54,854
------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                   $ 85,608     $  76,250
------------------------------------------------------------------------------------------------
(7) Maturity value                                                     $120,091     $ 106,965
------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                      $ 94,082     $  69,503
------------------------------------------------------------------------------------------------


You should note that under this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value adjustment is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


C-1 Appendix III: Market value adjustment example

Appendix IV: Enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------
  End of
 contract                     6% Roll up to age 85      Annual Ratchet to age 85
   year     Account value    enhanced death benefit      enhanced death benefit
--------------------------------------------------------------------------------
     1         $105,000             $106,000                    $105,000
--------------------------------------------------------------------------------
     2         $115,500             $112,360                    $115,500
--------------------------------------------------------------------------------
     3         $129,360             $119,102                    $129,360
--------------------------------------------------------------------------------
     4         $103,488             $126,248                    $129,360
--------------------------------------------------------------------------------
     5         $113,837             $133,823                    $129,360
--------------------------------------------------------------------------------
     6         $127,497             $141,852                    $129,360
--------------------------------------------------------------------------------
     7         $127,497             $150,363                    $129,360
--------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.


                                 Appendix IV: Enhanced death benefit example D-1

Appendix V: Hypothetical illustrations


--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.93)% and 3.07% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations

Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus

  Guaranteed minimum income benefit

                                                       Greater of 6% Roll                                Lifetime Annual
                                                       up to age 85 or the                      Guaranteed Minimum Income Benefit
                                                       Annual Ratchet to                       ------------------------------------
                                                       age 85 Guaranteed   Total Death Benefit
                                                         Minimum Death       with Protection       Guaranteed       Hypothetical
                   Account Value        Cash Value          Benefit               Plus               Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ------------------ -----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- --------- -------- --------- -------
 60        1     100,000   100,000   93,000    93,000   100,000  100,000    100,000  100,000      N/A      N/A       N/A      N/A
 61        2      95,306   101,285   88,306    94,285   106,000  106,000    108,400  108,400      N/A      N/A       N/A      N/A
 62        3      90,690   102,523   84,690    96,523   112,360  112,360    117,304  117,304      N/A      N/A       N/A      N/A
 63        4      86,145   103,710   80,145    97,710   119,102  119,102    126,742  126,742      N/A      N/A       N/A      N/A
 64        5      81,665   104,838   76,665    99,838   126,248  126,248    136,747  136,747      N/A      N/A       N/A      N/A
 65        6      77,240   105,901   74,240   102,901   133,823  133,823    147,352  147,352      N/A      N/A       N/A      N/A
 66        7      72,865   106,892   71,865   105,892   141,852  141,852    158,593  158,593      N/A      N/A       N/A      N/A
 67        8      68,530   107,802   68,530   107,802   150,363  150,363    170,508  170,508      N/A      N/A       N/A      N/A
 68        9      64,229   108,623   64,229   108,623   159,385  159,385    183,139  183,139      N/A      N/A       N/A      N/A
 69       10      59,953   109,345   59,953   109,345   168,948  168,948    196,527  196,527      N/A      N/A       N/A      N/A
 74       15      38,580   111,122   38,580   111,122   226,090  226,090    276,527  276,527    14,266   14,266    14,266   14,266
 79       20      16,514   108,659   16,514   108,659   302,560  302,560    383,584  383,584    20,393   20,393    20,393   20,393
 84       25           0    99,859        0    99,859         0  404,893          0  493,179         0   34,821         0   34,821
 89       30           0    96,929        0    96,929         0  429,187          0  517,472      N/A      N/A       N/A      N/A
 94       35           0    96,688        0    96,688         0  429,187          0  517,472      N/A      N/A       N/A      N/A
 95       36           0    96,636        0    96,636         0  429,187          0  517,472      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2

Appendix VI: Guaranteed principal benefit example


--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 13, 2004. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.




-------------------------------------------------------------------------------------------------------------------
                                                                                                   Assuming 100%
                                                                                                  in the variable
                                                            Assuming      Under GPB   Under GPB      investment
                                                        100% in the FMO    Option 1    Option 2       options
-------------------------------------------------------------------------------------------------------------------
   Amount allocated to FMO on February 13, 2004             100,000         69,310      35,000           --
   based upon a 3.73% rate to maturity
-------------------------------------------------------------------------------------------------------------------
   Initial account value allocated to the variable             0            30,690      65,000        100,000
   investment options on February 13, 2004
-------------------------------------------------------------------------------------------------------------------
   Account value in the fixed maturity option on Feb-       144,269        100,000      50,494           0
   ruary 13, 2014
-------------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding                144,269        122,562     100,000*        73,515
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 0% gross rate of
   return)
-------------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding                144,269        141,125    130,948**       134,001
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 6% gross rate of
   return)
-------------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding                144,269        160,203    168,926**       196,164
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 10% gross rate of
   return)
-------------------------------------------------------------------------------------------------------------------



* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $5,919 in this example.

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


F-1 Appendix VI: Guaranteed principal benefit example

Appendix VII -- State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

The following information is a summary of the states where the Equitable Accumulator(R) contract or certain features and/or benefits are either NOT available as of the date of this Prospectus OR have certain variations to the contract's features and benefits as previously described in this Prospectus.


STATES WHERE CERTAIN ACCUMULATOR(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



-----------------------------------------------------------------------------------------------------------------------------------
State      Features and Benefits                                    Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
MARYLAND   Fixed maturity options                                   Not Available

           Guaranteed principal benefit option1 and Guaranteed      Not Available
           principal benefit option 2
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK   Greater of the 6% roll up or Annual Ratchet Guaran-      Not Available (you have a choice of the standard death benefit
           teed minimum death benefit                               or the Annual Ratchet to age 85 guaranteed minimum death
                                                                    benefit), as described earlier in this Prospectus.

           Protection Plus                                          Not Available

           Variable Immediate Annuity payout options -- Life        Not Available
           annuity contracts

           See "Contract features and benefits" -- "Self directed   No more than 25% of any contribution may be allocated to the
           allocation"                                              guaranteed interest option.

           See "Termination of your contract" in "Determining       If your account value in the variable investment options and the
           your contract's value"                                   fixed maturity options is insufficient to pay the annual
                                                                    administrative, guaranteed minimum death benefit and/or the guaranteed minimum income benefit charges, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable benefits. See "Charges and expenses" earlier in this Prospectus.

           See "Transferring your account value" in "Transferring   The following information is added as the sixth and seventh bul-
           your money among investment options"                     lets in this section:

                                                                    o During the first contract year, transfers into the guaranteed interest option are not permitted.

                                                                    o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the
                                                                      annuity account value as of the previous business day.

           See "The amount applied to purchase an annuity           For fixed annuity period certain payout options only, the amount
           payout option" in "Accessing your money"                 applied to the annuity benefit is the greater of the cash value or 95% of what the account value would be if no withdrawal charge applied. The income provided, however, will never be less than what would be provided by applying the account value to the guaranteed annuity purchase factors.

           See "Annuity maturity date" in "Accessing your           The maturity date by which you must take a lump sum with-
           money"                                                   drawal or select an annuity payout option is as follows:
-----------------------------------------------------------------------------------------------------------------------------------


                              Appendix VII -- State contract availability and/or
                                 variations of certain features and benefits G-1

-----------------------------------------------------------------------------------------------------------------------------------
State      Features and Benefits                                Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                                               Maximum
CONTINUED                                                       Issue age               Annuitization age
                                                                ---------               -----------------
                                                                0-80                    90
                                                                81                      91
                                                                82                      92
                                                                83                      93
                                                                84                      94
                                                                85                      95

                                                                Please see this section earlier in this Prospectus for more information.

            See "Charges and expenses"                          With regard to the Annual administrative, Guaranteed minimum death benefit, Guaranteed principal benefit option 2 and Guar-
                                                                anteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options
                                                                (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct
                                                                all or a portion of the charge from the account for special dollar cost averaging (not available if the Guaranteed principal benefit option is elected). If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

                                                                In New York, deductions from the fixed maturity options (includ-
                                                                ing the Special 10 year fixed maturity option) cannot cause the credited net interest for the contract year to fall below 1.5%.

                                                                With regard to the Annual administrative, Guaranteed minimum death benefit and Guaranteed minimum income benefit charges only, if your account value in the variable investment options and the fixed maturity options is insufficient to pay this charge, and you have no account value in the guaranteed interest option, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this
                                                                Prospectus.

            See "Withdrawal charge" in "Charges and expenses"   Please note that you may incur a withdrawal charge if the annu-
                                                                itant was age 84 or 85 at issue because you must accept
                                                                distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.

            Fixed maturity options -- withdrawal charges        For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.
-----------------------------------------------------------------------------------------------------------------------------------


G-2 Appendix VII -- State contract availability and/or variations of certain features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
State       Features and Benefits                          Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,   Fixed maturity options -- withdrawal charges   The New York withdrawal charge may not exceed the withdrawal
CONTINUED   (continued)                                    charge that would normally apply to the contract. If a contribu-
                                                           tion has been in the contract for more than 7 years and therefore would have no withdrawal charge, no withdrawal charge will apply.
                                                           Use of a New York Alternate Scale can only result in a lower charge.
                                                           We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.

                                                           ------------------------------------------------------------------------
                                                           NY Alternate Scale I                 NY Alternate Scale II
                                                           Year of investment in fixed          Year of transfer within fixed
                                                           maturity option*                     maturity option*
                                                           ------------------------------------------------------------------------

                                                           Within year 1           7%           Within year 1                5%
                                                           ------------------------------------------------------------------------
                                                             2                     6%             2                          4%
                                                           ------------------------------------------------------------------------
                                                             3                     5%             3                          3%
                                                           ------------------------------------------------------------------------
                                                             4                     4%             4                          2%
                                                           ------------------------------------------------------------------------
                                                             5                     3%             5                          1%
                                                           ------------------------------------------------------------------------
                                                             6                     2%           After year 5                  0
                                                           ------------------------------------------------------------------------
                                                             7                     1%
                                                           ------------------------------------------------------------------------
                                                           After year 7            0%           Not to exceed 1% times the
                                                                                                number of years remaining in
                                                                                                the fixed maturity option,
                                                                                                rounded to the higher number
                                                                                                of years. In other words, if 4.3
                                                                                                years remain, it would be a 5%
                                                                                                charge.
                                                           ------------------------------------------------------------------------

                                                           * Measured from the contract date anniversary prior to the date of the contribution or transfer

                                                           If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

                                                           You should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

                                                           The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower "free withdrawal amount" than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.
-----------------------------------------------------------------------------------------------------------------------------------

                              Appendix VII -- State contract availability and/or
                                 variations of certain features and benefits G-3

-----------------------------------------------------------------------------------------------------------------------------------
State          Features and Benefits                                 Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contribution age limitations                          The following contribution
                                                                     limits apply:
                                                                                             Maximum
                                                                     Issue age               Contribution age
                                                                     ---------               -----------------
                                                                     0-75                    79
                                                                     76                      80
                                                                     77                      81
                                                                     78-80                   82
                                                                     81-83                   84
                                                                     84                      85
                                                                     85                      86

               Special dollar cost averaging program                 In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

               Withdrawal charge schedule for issue ages 84 and 85   For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts as described in
                                                                     "Charges and expenses" under "Withdrawal charge" earlier in this Prospectus, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.

               See "Annuity maturity date" in "Accessing your        The maturity date by which you must take a lump sum with-
               money"                                                drawal or select an annuity payout option is as follows:
                                                                                             Maximum
                                                                     Issue age               annuitization age
                                                                     0-75                    85
                                                                     76                      86
                                                                     77                      87
                                                                     78-80                   88
                                                                     81-85                   90
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO    IRA, Roth IRA, Inherited IRA and Rollover TSA         Not Available
               contracts

               Beneficiary continuation option (IRA)                 Not Available
-----------------------------------------------------------------------------------------------------------------------------------
VERMONT        Loans under Rollover TSA contracts                    Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue
                                                                     Code limits.
-----------------------------------------------------------------------------------------------------------------------------------


G-4 Appendix VII -- State contract availability and/or variations of certain features and benefits

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                              2
Unit Values                                                                 15

Equitable Life's Pending Name Change
Custodian and Independent Auditors                                          15
Distribution of the Contracts                                               15
Financial Statements                                                        16



How to Obtain an Equitable Accumulator(R) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator(R) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip




(SAI 13AMLF(5/03))


                                                          X00678/Core '04 Series

Equitable Accumulator(R) Plus(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) PLUS(SM)?


Equitable Accumulator(R) Plus(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or all states. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Alliance Quality Bond
o AXA Conservative Allocation(1)         o EQ/Alliance Small Cap Growth
o AXA Conservative-Plus Allocation(1)    o EQ/Bernstein Diversified Value
o AXA Moderate Allocation(1)             o EQ/Calvert Socially Responsible
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian International
o AXA Premier VIP Aggressive Equity      o EQ/Capital Guardian Research
o AXA Premier VIP Core Bond              o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Health Care            o EQ/Emerging Markets Equity
o AXA Premier VIP High Yield             o EQ/Equity 500 Index
o AXA Premier VIP International Equity   o EQ/Evergreen Omega
o AXA Premier VIP Large Cap Core         o EQ/FI Mid Cap
  Equity                                 o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Growth       o EQ/J.P. Morgan Core Bond
o AXA Premier VIP Large Cap Value        o EQ/Janus Large Cap Growth
o AXA Premier VIP Small/Mid Cap          o EQ/Lazard Small Cap Value
  Growth                                 o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap Value    o EQ/Mercury Basic Value Equity
o AXA Premier VIP Technology             o EQ/Mercury International Value
o EQ/Alliance Common Stock               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Growth and Income          o EQ/MFS Investors Trust
o EQ/Alliance Intermediate Government    o EQ/Money Market
  Securities                             o EQ/Putnam Growth & Income Value
o EQ/Alliance International              o EQ/Putnam Voyager
o EQ/Alliance Premier Growth             o EQ/Small Company Index
                                         o EQ/Technology(2)
                                         o Laudus Rosenberg VIT Value Long/
                                           Short Equity(3)
                                         o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------



(1)  The "AXA Allocation" portfolios.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3)  Formerly named "AXA Rosenberg VIT Value Long/Short Equity."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus. The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                          X00681/Plus '04 Series

Contents of this Prospectus
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                                4
Who is Equitable Life?                                                        5
How to reach us                                                               6
Equitable Accumulator(R) Plus(SM) at a glance -- key features                 8

--------------------------------------------------------------------------------
FEE TABLE                                                                    11
--------------------------------------------------------------------------------
Example                                                                      14


--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                            18
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         18
Owner and annuitant requirements                                             20
How you can make your contributions                                          20
What are your investment options under the contract?                         20
Allocating your contributions                                                26
Credits                                                                      28
Your benefit base                                                            29
Annuity purchase factors                                                     30
Our Guaranteed minimum income benefit option                                 30
Guaranteed minimum death benefit                                             31
Your right to cancel within a certain number of days                         32



--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                         34
--------------------------------------------------------------------------------
Your account value and cash value                                            34
Your contract's value in the variable investment options                     34
Your contract's value in the guaranteed interest option                      34
Your contract's value in the fixed maturity options                          34
Termination of your contract                                                 34



--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                      35
--------------------------------------------------------------------------------
Transferring your account value                                              35
Disruptive transfer activity                                                 35
Rebalancing your account value                                               36


----------------------
"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                      37
--------------------------------------------------------------------------------
Withdrawing your account value                                               37
How withdrawals are taken from your account value                            38
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income
  benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                                      38
Loans under Rollover TSA contracts                                           39
Surrendering your contract to receive its cash value                         39
When to expect payments                                                      39
Your annuity payout options                                                  40



--------------------------------------------------------------------------------

5. CHARGES AND EXPENSES                                                      42
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                          42
Charges that the Trusts deduct                                               44
Group or sponsored arrangements                                              45
Other distribution arrangements                                              45



--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                  46
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                      46
How death benefit payment is made                                            46
Beneficiary continuation option                                              48



--------------------------------------------------------------------------------

7. TAX INFORMATION                                                           50
--------------------------------------------------------------------------------
Overview                                                                     50
Buying a contract to fund a retirement arrangement                           50
Transfers among variable investment options                                  50
Taxation of nonqualified annuities                                           50
Individual retirement arrangements (IRAs)                                    52
Special rules for contracts funding qualified plans                          54
Tax-Sheltered Annuity contracts (TSAs)                                       54
Federal and state income tax withholding and information
     reporting                                                               55
Impact of taxes to Equitable Life                                            56



--------------------------------------------------------------------------------

8. MORE INFORMATION                                                          57
--------------------------------------------------------------------------------
About Separate Account No. 49                                                57
About the Trusts                                                             57
About our fixed maturity options                                             57
About the general account                                                    58
About other methods of payment                                               58
Dates and prices at which contract events occur                              59
About your voting rights                                                     59
About legal proceedings                                                      60
About our independent auditors                                               60
Financial statements                                                         60
Transfers of ownership, collateral assignments, loans
     and borrowing                                                           60
Distribution of the contracts                                                60


--------------------------------------------------------------------------------

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           62
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                     A-1
II   -- Purchase considerations for QP contracts                            B-1
III  -- Market value adjustment example                                     C-1
IV   -- Enhanced death benefit example                                      D-1
V    -- Hypothetical illustrations                                          E-1
VI   -- Guaranteed principal benefit example                                F-1

VII  -- State contract availability and/or variations
        of certain features and benefits                                    G-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.



                                                                Page
   account value                                                  34
   administrative charge                                          42
   annual administrative charge                                   42
   annual ratchet death benefit                                   32
   annuitant                                                      18
   annuity maturity date                                          41
   annuity payout options                                         40
   annuity purchase factors                                       30
   automatic investment program                                   59
   beneficiary                                                    46
   Beneficiary continuation option ("BCO")                        48
   benefit base                                                   29
   business day                                                   59
   cash value                                                     34
   charges for state premium and other applicable taxes           44
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              53
      regular contributions                                       53
      rollovers and transfers                                     53
   credit                                                         28
   disability, terminal illness or confinement to nursing home    43
   disruptive transfer activity                                   35
   distribution charge                                            42
   EQAccess                                                        6
   ERISA                                                          39
   Fixed-dollar option                                            27
   fixed maturity options                                         25
   free look                                                      33
   free withdrawal amount                                         43
   general account                                                58
   General dollar cost averaging                                  27
   guaranteed interest option                                     25
   Guaranteed minimum death benefit                               31
   Guaranteed minimum income benefit                              30
   Guaranteed minimum income benefit charge                       44
   Guaranteed principal benefits                                  26
   IRA                                                         cover
   IRS                                                            50
   Investment simplifier                                          27


                                                                Page
   lifetime required minimum distribution withdrawals             38
   loan reserve account                                           39
   loans under Rollover TSA                                       39
   lump sum withdrawals                                           37
   market adjusted amount                                         25
   market value adjustment                                        25
   market timing                                                  35
   maturity dates                                                 25
   maturity value                                                 25
   Mortality and expense risks charge                             42
   NQ                                                          cover
   participant                                                    20
   portfolio                                                   cover
   processing office                                               6
   Protection Plus                                                32
   Protection Plus charge                                         44
   QP                                                          cover
   rate to maturity                                               25
   Rebalancing                                                    36
   roll-up death benefit                                          29
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                       52
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       26
   Separate Account 49                                            57
   Standard death benefit                                         29
   substantially equal withdrawals                                37
   Successor owner and annuitant                                  46
   Spousal protection                                             47
   systematic withdrawals                                         37
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                                52
   Trusts                                                      cover
   unit                                                           34
   variable investment options                                    20
   wire transmittals and electronic applications                  58
   withdrawal charge                                              43



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.


------------------------------------------------------------------------------------------
 Prospectus                          Contract or Supplemental Materials
------------------------------------------------------------------------------------------
 fixed maturity options              Guarantee Periods (Guaranteed Fixed Interest Accounts
                                     in supplemental materials)
 variable investment options         Investment Funds
 account value                       Annuity Account Value
 rate to maturity                    Guaranteed Rates
 unit                                Accumulation Unit
 Guaranteed minimum death benefit    Guaranteed death benefit
 Guarantee minimum income benefit    Guaranteed Income Benefit
 guaranteed interest option          Guaranteed Interest Account
------------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o    written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;


6  Who is Equitable Life?

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between variable investment options;

(4)  contract surrender and withdrawal requests;

(5)  death claims; and

(6) general dollar cost averaging (including the fixed dollar and interest sweep options)


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment   Equitable Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
management                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest       o Principal and interest guarantees.
option                    o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages            o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                          contract                    payments.
                          o On transfers inside the   No tax on transfers among variable investment options.
                          contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                          Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue
                          Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this
                          Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum        The Guaranteed minimum income benefit provides income protection for you during the annuitant's life once
income benefit            the owner elects to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o Initial minimum:          $10,000
                          o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                      $100 monthly and $300 quarterly under our automatic investment program
                                                      (NQ contracts)
                                                      $50 (IRA contracts)
                          ----------------------------------------------------------------------------------------------------------
                          Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Credit                    We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Loans under Rollover TSA contracts
                          o Contract surrender

                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                          You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options
                          o Variable Immediate Annuity payout options
                          o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------

8 Equitable Accumulator(R) Plus(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options
                       o Guaranteed principal benefit options
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals.
                       o Protection Plus, an optional death benefit available under certain contracts
                       o Spousal protection
                       o Successor owner/annuitant
                       o Beneficiary continuation option
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges
                       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.50%.
                       o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits"
                         later in this Prospectus.
                       o Annual 0.35% Protection Plus charge for this optional death benefit.
                       o Annual 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit, until you exercise the benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.
                       o An annual charge for the optional Guaranteed principal benefit option 2 deducted on the first 10 contract date anniversaries equal to 0.50% of account value.
                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.
                       o No sales charge deducted at the time you make contributions.
                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution.
                         Certain other exemptions may apply.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium  taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually,
                         12b-1 fees of either 0.25% or 0.35% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-80
                       QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------


                 Equitable Accumulator(R) Plus(SM) at a glance -- key features 9

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



10 Equitable Accumulator(R) Plus(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain  ransactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn(1) (deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options).           8.00%
Charge if you elect a Variable Immediate Annuity payout option              $ 350
------------------------------------------------------------------------------------------------------------------------------------


The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                 0.90%(2)
Administrative                                                              0.35%
Distribution                                                                0.25%
                                                                            -------
Total annual expenses                                                       1.50%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(4)
   If your account value on a contract date anniversary is less than
   $50,000(3)                                                               $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $   0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(4) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll up to age 85
                                                                            benefit base or the Annual Ratchet to age 85 benefit
                                                                            base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(4) on the first 10
contract date anniversaries.)                                               0.50%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(4) on each
contract date anniversary for which the benefit is in effect.)              0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually(4) on each contract date anniversary
for which the benefit is in effect.)                                        0.35%
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA contracts only (calcu-
lated and deducted daily as a percentage of the outstanding loan
amount)                                                                     2.00%(5)
------------------------------------------------------------------------------------------------------------------------------------



                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or
other expenses)(6)                                                                 0.56%      10.23%



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Total                  Net Total
                                                                                                  Annual      Fee Waiv-    Annual
                                                                                  Underlying     Expenses    ers and/or   Expenses
                                                 Manage-                          Portfolio      (Before       Expense      After
                                                  ment      12b-1      Other      Fees and       Expense     Reimburse-    Expense
 Portfolio Name                                  Fees(7)   Fees(8)   Expenses(9) Expenses(10)   Limitation)   ments(11)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     5.91%        1.08%           7.34%      (5.98)%      1.36%
AXA Conservative Allocation                      0.10%      0.25%     9.04%        0.84%          10.23%      (9.13)%      1.10%
AXA Conservative-Plus Allocation                 0.10%      0.25%     4.13%        0.88%           5.36%      (4.21)%      1.15%
AXA Moderate Allocation                          0.10%      0.25%     0.39%        0.86%           1.60%      (0.43)%      1.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     1.77%        1.13%           3.25%      (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.15%          --            1.02%         --        1.02%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.26%          --            1.11%      (0.16)%      0.95%
AXA Premier VIP Health Care                      1.20%      0.25%     0.48%          --            1.93%      (0.08)%      1.85%
AXA Premier VIP High Yield                       0.59%      0.25%     0.16%          --            1.00%         --        1.00%
AXA Premier VIP International Equity             1.05%      0.25%     0.73%          --            2.03%      (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.52%          --            1.67%      (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.43%          --            1.58%      (0.23)%      1.35%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.43%          --            1.58%      (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.35%          --            1.70%      (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.31%          --            1.66%      (0.06)%      1.60%
AXA Premier VIP Technology                       1.20%      0.25%     0.83%          --            2.28%      (0.43)%      1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%      0.25%     0.06%          --            0.79%         --         0.79%
EQ/Alliance Growth and Income                    0.57%      0.25%     0.06%          --            0.88%         --         0.88%
EQ/Alliance Intermediate Government Securities   0.49%      0.25%     0.08%          --            0.82%         --         0.82%
EQ/Alliance International                        0.74%      0.25%     0.13%          --            1.12%      (0.02)%       1.10%
EQ/Alliance Premier Growth                       0.90%      0.25%     0.05%          --            1.20%      (0.04)%       1.16%
EQ/Alliance Quality Bond                         0.52%      0.25%     0.06%          --            0.83%         --         0.83%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.07%          --            1.07%         --         1.07%
EQ/Bernstein Diversified Value                   0.64%      0.25%     0.06%          --            0.95%       0.00%        0.95%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.55%          --            1.45%      (0.40)%       1.05%
EQ/Capital Guardian International                0.85%      0.25%     0.21%          --            1.31%      (0.11)%       1.20%
EQ/Capital Guardian Research                     0.65%      0.25%     0.07%          --            0.97%      (0.02)%       0.95%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.07%          --            0.97%      (0.02)%       0.95%
EQ/Emerging Markets Equity                       1.15%      0.25%     0.40%          --            1.80%       0.00%        1.80%
EQ/Equity 500 Index                              0.25%      0.25%     0.06%          --            0.56%         --         0.56%
EQ/Evergreen Omega                               0.65%      0.25%     0.25%          --            1.15%      (0.20)%       0.95%
EQ/FI Mid Cap                                    0.70%      0.25%     0.08%          --            1.03%      (0.03)%       1.00%
EQ/FI Small/Mid Cap Value                        0.75%      0.25%     0.10%          --            1.10%       0.00%        1.10%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.09%          --            1.24%      (0.09)%       1.15%
EQ/J.P. Morgan Core Bond                         0.44%      0.25%     0.08%          --            0.77%       0.00%        0.77%
EQ/Lazard Small Cap Value                        0.75%      0.25%     0.10%          --            1.10%       0.00%        1.10%
EQ/Marsico Focus                                 0.90%      0.25%     0.07%          --            1.22%      (0.07)%       1.15%
EQ/Mercury Basic Value Equity                    0.60%      0.25%     0.07%          --            0.92%       0.00%        0.92%
EQ/Mercury International Value                   0.85%      0.25%     0.16%          --            1.26%      (0.01)%       1.25%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.07%          --            0.97%         --         0.97%
EQ/MFS Investors Trust                           0.60%      0.25%     0.11%          --            0.96%      (0.01)%       0.95%
EQ/Money Market                                  0.33%      0.25%     0.06%          --            0.64%         --         0.64%
------------------------------------------------------------------------------------------------------------------------------------



12 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Total                  Net Total
                                                                                                  Annual      Fee Waiv-    Annual
                                                                                  Underlying     Expenses    ers and/or   Expenses
                                                 Manage-                          Portfolio      (Before       Expense      After
                                                  ment      12b-1      Other      Fees and       Expense     Reimburse-    Expense
 Portfolio Name                                  Fees(7)   Fees(8)   Expenses(9) Expenses(10)   Limitation)   ments(11)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  0.60%      0.25%     0.10%        --             0.95%        0.00%       0.95%
EQ/Putnam Voyager                                0.65%      0.25%     0.13%        --             1.03%       (0.08)%      0.95%
EQ/Small Company Index                           0.25%      0.25%     0.35%        --             0.85%        0.00%       0.85%
EQ/Technology                                    0.90%      0.25%     0.09%        --             1.24%       (0.09)%      1.15%
------------------------------------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     1.50%      0.25%     5.80%        --             7.55%       (4.57)%      2.98%
------------------------------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     0.80%      0.35%     0.31%        --             1.46%       (0.11)%      1.35%
------------------------------------------------------------------------------------------------------------------------------------


(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable.

  The withdrawal charge percentage we use is determined by the contract year in which you  Contract
  make the withdrawal or surrender your contract. For each contribution, we consider the   Year
  contract year in which we receive that contribution to be "contract year 1")             1..................................8.00%
                                                                                           2..................................8.00%
                                                                                           3..................................7.00%
                                                                                           4..................................7.00%
                                                                                           5..................................6.00%
                                                                                           6..................................5.00%
                                                                                           7..................................4.00%
                                                                                           8..................................3.00%
                                                                                           9+.................................0.00%

(2) These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

(3) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(4) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(7) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (11) for any expense limitation agreement information.

(8) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(9) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (11) for any expense limitation agreement information.

(10) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(11) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a fee waiver reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



------------------------------------------------
   Portfolio Name
------------------------------------------------
   AXA Aggressive Allocation               0.95%
   AXA Conservative Allocation             0.73%
   AXA Conservative-Plus Allocation        0.78%
   AXA Moderate Allocation                 0.79%
   AXA Moderate-Plus Allocation            0.99%
------------------------------------------------

                                                                      Fee table
13

------------------------------------------------
   Portfolio Name
------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.95%
   AXA Premier VIP Health Care             1.84%
   AXA Premier VIP International Equity    1.73%
   AXA Premier VIP Large Cap Core Equity   1.32%
   AXA Premier VIP Large Cap Growth        1.32%
   AXA Premier VIP Large Cap Value         1.28%
   AXA Premier VIP Small/Mid Cap Growth    1.46%
   AXA Premier VIP Small/Mid Cap Value     1.52%
   AXA Premier VIP Technology              1.70%
   EQ/Alliance Common Stock                0.77%
   EQ/Alliance Growth and Income           0.85%
   EQ/Alliance Premier Growth              1.15%
   EQ/Alliance Small Cap Growth            1.03%
   EQ/Calvert Socially Responsible         1.00%
   EQ/Capital Guardian International       1.18%
   EQ/Capital Guardian Research            0.93%
   EQ/Capital Guardian U.S. Equity         0.93%
   EQ/Emerging Markets Equity              1.78%
   EQ/Evergreen Omega                      0.84%
   EQ/FI Mid Cap                           0.88%
   EQ/FI Small/Mid Cap Value               1.04%
   EQ/Lazard Small Cap Value               1.00%
   EQ/Marsico Focus                        1.10%
   EQ/Mercury Basic Value Equity           0.91%
   EQ/Mercury International Value          1.18%
   EQ/MFS Emerging Growth Companies        0.96%
   EQ/MFS Investors Trust                  0.94%
   EQ/Putnam Growth & Income Value         0.93%
   EQ/Putnam Voyager                       0.93%
   EQ/Technology                           1.01%
------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.60 per $10,000.


The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual cost may be higher or lower, based on these assumptions, your cost would be:

14 Fee table

----------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
----------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,938.01     $ 3,961.13     $ 5,796.47     $  9,326.64
AXA Conservative Allocation                      $ 2,253.10     $ 4,736.29     $ 6,842.80     $ 10,461.71
AXA Conservative-Plus Allocation                 $ 1,721.56     $ 3,397.79     $ 4,989.19     $  8,279.35
AXA Moderate Allocation                          $ 1,311.33     $ 2,258.97     $ 3,241.25     $  5,509.89
AXA Moderate-Plus Allocation                     $ 1,491.38     $ 2,770.44     $ 4,045.17     $  6,868.22
AXA Premier VIP Aggressive Equity                $ 1,247.66     $ 2,073.57     $ 2,942.34     $  4,968.32
AXA Premier VIP Core Bond                        $ 1,257.43     $ 2,102.26     $ 2,988.89     $  5,054.00
AXA Premier VIP Health Care                      $ 1,346.96     $ 2,361.65     $ 3,405.07     $  5,798.30
AXA Premier VIP High Yield                       $ 1,245.51     $ 2,067.20     $ 2,931.98     $  4,949.18
AXA Premier VIP International Equity             $ 1,357.88     $ 2,392.97     $ 3,454.79     $  5,884.68
AXA Premier VIP Large Cap Core Equity            $ 1,318.57     $ 2,279.90     $ 3,274.74     $  5,569.34
AXA Premier VIP Large Cap Growth                 $ 1,308.74     $ 2,251.50     $ 3,229.28     $  5,488.58
AXA Premier VIP Large Cap Value                  $ 1,308.74     $ 2,251.50     $ 3,229.28     $  5,488.58
AXA Premier VIP Small/Mid Cap Growth             $ 1,321.85     $ 2,289.36     $ 3,289.86     $  5,596.09
AXA Premier VIP Small/Mid Cap Value              $ 1,317.48     $ 2,276.75     $ 3,269.70     $  5,560.40
AXA Premier VIP Technology                       $ 1,385.17     $ 2,470.97     $ 3,578.14     $  6,096.56
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,222.86     $ 2,000.14     $ 2,822.68     $  4,745.73
EQ/Alliance Growth and Income                    $ 1,232.57     $ 2,028.92     $ 2,869.65     $  4,833.48
EQ/Alliance Intermediate Government Securities   $ 1,226.10     $ 2,009.74     $ 2,838.36     $  4,775.07
EQ/Alliance International                        $ 1,258.52     $ 2,105.45     $ 2,994.06     $  5,063.48
EQ/Alliance Premier Growth                       $ 1,267.25     $ 2,130.96     $ 3,035.31     $  5,138.91
EQ/Alliance Quality Bond                         $ 1,227.18     $ 2,012.94     $ 2,843.58     $  4,784.83
EQ/Alliance Small Cap Growth                     $ 1,253.06     $ 2,089.49     $ 2,968.20     $  5,016.00
EQ/Bernstein Diversified Value                   $ 1,240.12     $ 2,051.26     $ 2,906.05     $  4,901.15
EQ/Calvert Socially Responsible                  $ 1,294.55     $ 2,210.37     $ 3,163.29     $  5,370.55
EQ/Capital Guardian International                $ 1,279.26     $ 2,165.95     $ 3,091.79     $  5,241.59
EQ/Capital Guardian Research                     $ 1,242.27     $ 2,057.64     $ 2,916.43     $  4,920.39
EQ/Capital Guardian U.S. Equity                  $ 1,242.27     $ 2,057.64     $ 2,916.43     $  4,920.39
EQ/Emerging Markets Equity                       $ 1,332.76     $ 2,320.83     $ 3,340.09     $  5,684.62
EQ/Equity 500 Index                              $ 1,198.07     $ 1,926.36     $ 2,701.81     $  4,517.68
EQ/Evergreen Omega                               $ 1,261.79     $ 2,115.02     $ 3,009.54     $  5,091.84
EQ/FI Mid Cap                                    $ 1,248.74     $ 2,076.75     $ 2,947.52     $  4,977.88
EQ/FI Small/Mid Cap Value                        $ 1,256.34     $ 2,099.07     $ 2,983.72     $  5,044.52
EQ/J.P. Morgan Core Bond                         $ 1,220.71     $ 1,993.74     $ 2,812.22     $  4,726.12
EQ/Janus Large Cap Growth                        $ 1,271.62     $ 2,143.69     $ 3,055.88     $  5,176.39
EQ/Lazard Small Cap Value                        $ 1,256.34     $ 2,099.07     $ 2,983.72     $  5,044.52
EQ/Marsico Focus                                 $ 1,269.44     $ 2,137.33     $ 3,045.60     $  5,157.67
EQ/Mercury Basic Value Equity                    $ 1,236.88     $ 2,041.69     $ 2,890.46     $  4,872.21
EQ/Mercury International Value                   $ 1,273.80     $ 2,150.05     $ 3,066.15     $  5,195.07
EQ/MFS Emerging Growth Companies                 $ 1,242.27     $ 2,057.64     $ 2,916.43     $  4,920.39
EQ/MFS Investors Trust                           $ 1,241.19     $ 2,054.45     $ 2,911.24     $  4,910.77
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                     If you annuitize at the end of the applicable time
                                                                           period
----------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,488.01     $ 3,611.13     $ 5,546.47     $  9,676.64
AXA Conservative Allocation                      $ 1,803.10     $ 4,386.29     $ 6,592.80     $ 10,811.71
AXA Conservative-Plus Allocation                 $ 1,271.56     $ 3,047.79     $ 4,739.19     $  8,629.35
AXA Moderate Allocation                          $   861.33     $ 1,908.97     $ 2,991.25     $  5,859.89
AXA Moderate-Plus Allocation                     $ 1,041.38     $ 2,420.44     $ 3,795.17     $  7,218.22
AXA Premier VIP Aggressive Equity                $   797.66     $ 1,723.57     $ 2,692.34     $  5,318.32
AXA Premier VIP Core Bond                        $   807.43     $ 1,752.26     $ 2,738.89     $  5,404.00
AXA Premier VIP Health Care                      $   896.96     $ 2,011.65     $ 3,155.07     $  6,148.30
AXA Premier VIP High Yield                       $   795.51     $ 1,717.20     $ 2,681.98     $  5,299.18
AXA Premier VIP International Equity             $   907.88     $ 2,042.97     $ 3,204.79     $  6,234.68
AXA Premier VIP Large Cap Core Equity            $   868.57     $ 1,929.90     $ 3,024.74     $  5,919.34
AXA Premier VIP Large Cap Growth                 $   858.74     $ 1,901.50     $ 2,979.28     $  5,838.58
AXA Premier VIP Large Cap Value                  $   858.74     $ 1,901.50     $ 2,979.28     $  5,838.58
AXA Premier VIP Small/Mid Cap Growth             $   871.85     $ 1,939.36     $ 3,039.86     $  5,946.09
AXA Premier VIP Small/Mid Cap Value              $   867.48     $ 1,926.75     $ 3,019.70     $  5,910.40
AXA Premier VIP Technology                       $   935.17     $ 2,120.97     $ 3,328.14     $  6,446.56
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   772.86     $ 1,650.14     $ 2,572.68     $  5,095.73
EQ/Alliance Growth and Income                    $   782.57     $ 1,678.92     $ 2,619.65     $  5,183.48
EQ/Alliance Intermediate Government Securities   $   776.10     $ 1,659.74     $ 2,588.36     $  5,125.07
EQ/Alliance International                        $   808.52     $ 1,755.45     $ 2,744.06     $  5,413.48
EQ/Alliance Premier Growth                       $   817.25     $ 1,780.96     $ 2,785.31     $  5,488.91
EQ/Alliance Quality Bond                         $   777.18     $ 1,662.94     $ 2,593.58     $  5,134.83
EQ/Alliance Small Cap Growth                     $   803.06     $ 1,739.49     $ 2,718.20     $  5,366.00
EQ/Bernstein Diversified Value                   $   790.12     $ 1,701.26     $ 2,656.05     $  5,251.15
EQ/Calvert Socially Responsible                  $   844.55     $ 1,860.37     $ 2,913.29     $  5,720.55
EQ/Capital Guardian International                $   829.26     $ 1,815.95     $ 2,841.79     $  5,591.59
EQ/Capital Guardian Research                     $   792.27     $ 1,707.64     $ 2,666.43     $  5,270.39
EQ/Capital Guardian U.S. Equity                  $   792.27     $ 1,707.64     $ 2,666.43     $  5,270.39
EQ/Emerging Markets Equity                       $   882.76     $ 1,970.83     $ 3,090.09     $  6,034.62
EQ/Equity 500 Index                              $   748.07     $ 1,576.36     $ 2,451.81     $  4,867.68
EQ/Evergreen Omega                               $   811.79     $ 1,765.02     $ 2,759.54     $  5,441.84
EQ/FI Mid Cap                                    $   798.74     $ 1,726.75     $ 2,697.52     $  5,327.88
EQ/FI Small/Mid Cap Value                        $   806.34     $ 1,749.07     $ 2,733.72     $  5,394.52
EQ/J.P. Morgan Core Bond                         $   770.71     $ 1,643.74     $ 2,562.22     $  5,076.12
EQ/Janus Large Cap Growth                        $   821.62     $ 1,793.69     $ 2,805.88     $  5,526.39
EQ/Lazard Small Cap Value                        $   806.34     $ 1,749.07     $ 2,733.72     $  5,394.52
EQ/Marsico Focus                                 $   819.44     $ 1,787.33     $ 2,795.60     $  5,507.67
EQ/Mercury Basic Value Equity                    $   786.88     $ 1,691.69     $ 2,640.46     $  5,222.21
EQ/Mercury International Value                   $   823.80     $ 1,800.05     $ 2,816.15     $  5,545.07
EQ/MFS Emerging Growth Companies                 $   792.27     $ 1,707.64     $ 2,666.43     $  5,270.39
EQ/MFS Investors Trust                           $   791.19     $ 1,704.45     $ 2,661.24     $  5,260.77



----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                          the applicable time period
----------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,138.01     $ 3,261.13     $ 5,196.47     $  9,326.64
AXA Conservative Allocation                      $ 1,453.10     $ 4,036.29     $ 6,242.80     $ 10,461.71
AXA Conservative-Plus Allocation                 $   921.56     $ 2,697.79     $ 4,389.19     $  8,279.35
AXA Moderate Allocation                          $   511.33     $ 1,558.97     $ 2,641.25     $  5,509.89
AXA Moderate-Plus Allocation                     $   691.38     $ 2,070.44     $ 3,445.17     $  6,868.22
AXA Premier VIP Aggressive Equity                $   447.66     $ 1,373.57     $ 2,342.34     $  4,968.32
AXA Premier VIP Core Bond                        $   457.43     $ 1,402.26     $ 2,388.89     $  5,054.00
AXA Premier VIP Health Care                      $   546.96     $ 1,661.65     $ 2,805.07     $  5,798.30
AXA Premier VIP High Yield                       $   445.51     $ 1,367.20     $ 2,331.98     $  4,949.18
AXA Premier VIP International Equity             $   557.88     $ 1,692.97     $ 2,854.79     $  5,884.68
AXA Premier VIP Large Cap Core Equity            $   518.57     $ 1,579.90     $ 2,674.74     $  5,569.34
AXA Premier VIP Large Cap Growth                 $   508.74     $ 1,551.50     $ 2,629.28     $  5,488.58
AXA Premier VIP Large Cap Value                  $   508.74     $ 1,551.50     $ 2,629.28     $  5,488.58
AXA Premier VIP Small/Mid Cap Growth             $   521.85     $ 1,589.36     $ 2,689.86     $  5,596.09
AXA Premier VIP Small/Mid Cap Value              $   517.48     $ 1,576.75     $ 2,669.70     $  5,560.40
AXA Premier VIP Technology                       $   585.17     $ 1,770.97     $ 2,978.14     $  6,096.56
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   422.86     $ 1,300.14     $ 2,222.68     $  4,745.73
EQ/Alliance Growth and Income                    $   432.57     $ 1,328.92     $ 2,269.65     $  4,833.48
EQ/Alliance Intermediate Government Securities   $   426.10     $ 1,309.74     $ 2,238.36     $  4,775.07
EQ/Alliance International                        $   458.52     $ 1,405.45     $ 2,394.06     $  5,063.48
EQ/Alliance Premier Growth                       $   467.25     $ 1,430.96     $ 2,435.31     $  5,138.91
EQ/Alliance Quality Bond                         $   427.18     $ 1,312.94     $ 2,243.58     $  4,784.83
EQ/Alliance Small Cap Growth                     $   453.06     $ 1,389.49     $ 2,368.20     $  5,016.00
EQ/Bernstein Diversified Value                   $   440.12     $ 1,351.26     $ 2,306.05     $  4,901.15
EQ/Calvert Socially Responsible                  $   494.55     $ 1,510.37     $ 2,563.29     $  5,370.55
EQ/Capital Guardian International                $   479.26     $ 1,465.95     $ 2,491.79     $  5,241.59
EQ/Capital Guardian Research                     $   442.27     $ 1,357.64     $ 2,316.43     $  4,920.39
EQ/Capital Guardian U.S. Equity                  $   442.27     $ 1,357.64     $ 2,316.43     $  4,920.39
EQ/Emerging Markets Equity                       $   532.76     $ 1,620.83     $ 2,740.09     $  5,684.62
EQ/Equity 500 Index                              $   398.07     $ 1,226.36     $ 2,101.81     $  4,517.68
EQ/Evergreen Omega                               $   461.79     $ 1,415.02     $ 2,409.54     $  5,091.84
EQ/FI Mid Cap                                    $   448.74     $ 1,376.75     $ 2,347.52     $  4,977.88
EQ/FI Small/Mid Cap Value                        $   456.34     $ 1,399.07     $ 2,383.72     $  5,044.52
EQ/J.P. Morgan Core Bond                         $   420.71     $ 1,293.74     $ 2,212.22     $  4,726.12
EQ/Janus Large Cap Growth                        $   471.62     $ 1,443.69     $ 2,455.88     $  5,176.39
EQ/Lazard Small Cap Value                        $   456.34     $ 1,399.07     $ 2,383.72     $  5,044.52
EQ/Marsico Focus                                 $   469.44     $ 1,437.33     $ 2,445.60     $  5,157.67
EQ/Mercury Basic Value Equity                    $   436.88     $ 1,341.69     $ 2,290.46     $  4,872.21
EQ/Mercury International Value                   $   473.80     $ 1,450.05     $ 2,466.15     $  5,195.07
EQ/MFS Emerging Growth Companies                 $   442.27     $ 1,357.64     $ 2,316.43     $  4,920.39
EQ/MFS Investors Trust                           $   441.19     $ 1,354.45     $ 2,311.24     $  4,910.77
----------------------------------------------------------------------------------------------------------


                                                                      Fee table
15

----------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
----------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $ 1,206.69     $ 1,952.06     $ 2,743.99     $ 4,597.63
EQ/Putnam Growth & Income Value                  $ 1,240.12     $ 2,051.26     $ 2,906.05     $ 4,901.15
EQ/Putnam Voyager                                $ 1,248.74     $ 2,076.75     $ 2,947.52     $ 4,977.88
EQ/Small Company Index                           $ 1,229.33     $ 2,019.33     $ 2,854.01     $ 4,804.32
EQ/Technology                                    $ 1,271.62     $ 2,143.69     $ 3,055.88     $ 5,176.39
----------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,960.56     $ 4,018.36     $ 5,876.30     $ 9,422.13
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $ 1,295.64     $ 2,213.54     $ 3,168.37     $ 5,379.69
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                     If you annuitize at the end of the applicable time
                                                                           period
----------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   756.69     $ 1,602.06     $ 2,493.99     $ 4,947.63
EQ/Putnam Growth & Income Value                  $   790.12     $ 1,701.26     $ 2,656.05     $ 5,251.15
EQ/Putnam Voyager                                $   798.74     $ 1,726.75     $ 2,697.52     $ 5,327.88
EQ/Small Company Index                           $   779.33     $ 1,669.33     $ 2,604.01     $ 5,154.32
EQ/Technology                                    $   821.62     $ 1,793.69     $ 2,805.88     $ 5,526.39
----------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,510.56     $ 3,668.36     $ 5,626.30     $ 9,772.13
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   845.64     $ 1,863.54     $ 2,918.37     $ 5,729.69
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                          the applicable time period
----------------------------------------------------------------------------------------------------------
                                                    1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   406.69     $ 1,252.06     $ 2,143.99     $ 4,597.63
EQ/Putnam Growth & Income Value                  $   440.12     $ 1,351.26     $ 2,306.05     $ 4,901.15
EQ/Putnam Voyager                                $   448.74     $ 1,376.75     $ 2,347.52     $ 4,977.88
EQ/Small Company Index                           $   429.33     $ 1,319.33     $ 2,254.01     $ 4,804.32
EQ/Technology                                    $   471.62     $ 1,443.69     $ 2,455.88     $ 5,176.39
----------------------------------------------------------------------------------------------------------
 BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,160.56     $ 3,318.36     $ 5,276.30     $ 9,422.13
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   495.64     $ 1,513.54     $ 2,568.37     $ 5,379.69
----------------------------------------------------------------------------------------------------------



16 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as the end of the periods shown for each of the variable investment options available as of December 31, 2003.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant                                                  Limitations on
 Contract type   issue ages      Source of contributions                        contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o After-tax money.                             o No additional contributions after attainment
                                                                                  of age 81 or, if later, the first contract
                                 o Paid to us by check or transfer of contract    anniversary.*
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue
                                   Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 80   o Eligible rollover distributions from TSA     o No contributions after attainment of age 81
                                   contracts or other 403(b) arrangements,        or, if later, the first contract anniversary.*
                                   qualified plans, and governmental
                                   employer 457(b) plans.                       o Contributions after age 70-1/2 must be net of
                                                                                  required minimum distributions.
                                 o Rollovers from another traditional indi-
                                   vidual retirement arrangement.               o Although we accept regular IRA contribu-
                                                                                  tions (limited to $3,000 for 2004 and
                                 o Direct custodian-to-custodian transfers        $4,000 for 2005) under Rollover IRA con-
                                   from another traditional individual retire-    tracts, we intend that this contract be used
                                   ment arrangement.                              primarily for rollover and direct transfer
                                                                                  contributions.
                                 o Regular IRA contributions.
                                                                                o Additional catch-up contributions of up to
                                 o Additional "catch-up" contributions.           $500 can be made for the calendar year
                                                                                  2004 or 2005 where the owner is at least
                                                                                  age 50 but under age 70-1/2 at any time dur-
                                                                                  ing the calendar year for which the
                                                                                  contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                 Available
                 for annuitant                                                      Limitations on
 Contract type   issue ages      Source of contributions                            contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion IRA  20 through 80   o Rollovers from another Roth IRA.             o No additional rollover or direct transfer con-
                                                                                      tributions after attainment of age 81 or, if
                                     o Conversion rollovers from a traditional IRA.   later, the first contract anniversary.*

                                     o Direct transfers from another Roth IRA.      o Conversion rollovers after age 70-1/2 must be
                                     o Regular Roth IRA contributions.                net of required minimum distributions for the
                                                                                      traditional IRA you are rolling over.
                                     o Additional catch-up contributions.
                                                                                    o You cannot roll over funds from a traditional
                                                                                      IRA if your adjusted gross income is
                                                                                      $100,000 or more.

                                                                                    o Although we accept regular Roth IRA contri-
                                                                                      butions (limited to $3,000 for 2004 and
                                                                                      $4,000 for 2005) under the Roth IRA con-
                                                                                      tracts, we intend that this contract be used
                                                                                      primarily for rollover and direct transfer
                                                                                      contributions.

                                                                                    o Additional catch-up contributions of up to
                                                                                      $500 can be made for the calendar year
                                                                                      2004 or 2005 where the owner is at least
                                                                                      age 50 at any time during the calendar year
                                                                                      for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA         20 through 80   o Direct transfers of pre-tax funds from       o Additional rollover or direct transfer contri-
                                       another contract or arrangement under          butions may be made up to attainment of
                                       Section 403(b) of the Internal Revenue         age 81 or, if later, the first contract
                                       Code, complying with IRS Revenue Ruling        anniversary.*
                                       90-24.
                                                                                    o Rollover or direct transfer contributions
                                     o Eligible rollover distributions of pre-tax     after age 70-1/2 must be net of any required
                                       funds from other 403(b) plans. Subsequent      minimum distributions.
                                       contributions may also be rollovers from
                                       qualified plans, governmental employer       o We do not accept employer-remitted contri-
                                       457(b) plans and traditional IRAs.             butions.
------------------------------------------------------------------------------------------------------------------------------------
QP                   20 through 70   o Only transfer contributions from an existing o We do not accept regular ongoing payroll
                                       defined contribution qualified plan trust.     contributions.

                                     o The plan must be qualified under Section     o Only one additional transfer contribution
                                       401(a) of the Internal Revenue Code.           may be made during a contract year.

                                     o For 401(k) plans, transferred contributions  o No additional transfer contributions after
                                       may only include employee pre-tax              attainment of age 71 or, if later, the first
                                       contributions.                                 contract anniversary.

                                                                                    o A separate QP contract must be established
                                                                                      for each plan participant.

                                                                                    o We do not accept employer-remitted
                                                                                      contributions.

                                                                                    o We do not accept contributions from defined
                                                                                      benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date.

Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 19

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer, are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name               Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                         o Alliance Capital Management L.P.
 EQUITY                                                                                  o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital         o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                         o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current   o Alliance Capital Management L.P.
                              income and capital appreciation.                           o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                         o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                      Bernstein Investment Research and Manage-
                                                                                           ment Unit
                                                                                         o Bank of Ireland Asset Management
                                                                                           (U.S.) Limited
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                         o Alliance Capital Management L.P., through
 CORE EQUITY                                                                               Bernstein Investment Research and Manage-
                                                                                           ment Unit
                                                                                         o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

Portfolios of the Trusts (contined)

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name                  Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH                                                                                 o RCM Capital Management LLC
                                                                                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE                                                                                  o Institutional Capital Corporation
                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH                                                                             o Franklin Advisers, Inc.
                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                              o TCW Investment Management Company
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                  Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name              Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.                    o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.                      o Morgan Stanley Investment Management,
                                                                                          Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates     o Alliance Capital Management L.P.
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level
                             consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                          Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with       o J.P. Morgan Investment Management Inc.
                             moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.                                o Merrill Lynch Investment Managers Interna-
 VALUE                                                                                  tional Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-    o MFS Investment Management
                             tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve   o Alliance Capital Management L.P.
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                             income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                   Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX            Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                                  deduction of portfolio expenses) the total return of the
                                  Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                     Seeks to achieve long-term growth of capital.              o Firsthand Capital Management, Inc.
                                                                                             o RCM Capital Management LLC
                                                                                             o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 Barr Rosenberg Variable
 Insurance Trust
 Portfolio Name                   Objective                                                  Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE        Seeks to increase the value of your investment in bull     o Charles Schwab Investment Management,
 LONG/SHORT EQUITY                markets and bear markets through strategies that are         Inc.
                                  designed to have limited exposure to general equity        o AXA Rosenberg Investment Management
                                  market risk.                                                 LLC
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional
 Funds, Inc.
 Portfolio Name                   Objective                                                  Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and long-    o Van Kampen(2)
                                  term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                  including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------



(1) 'Class II' Shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



24 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly rate for 2004 is equal to the lifetime minimum rate of your contract. Depending on the state where your contract is issued, your lifetime minimum rate is either 1.5% or 3.00%. The data page for your contract shows the lifetime minimum rate. The annual minimum rate will never be less than the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (See "The guaranteed principal benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004, the next available maturity date was February 13, 2012. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and


                                              Contract features and benefits  25

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits, or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



THE GUARANTEED PRINCIPAL BENEFITS


Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), we offer a Guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, the systematic withdrawals option or the substantially equal withdrawals option. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 when the contract is issued (after age 75, only the 7-year fixed maturity option is available; for QP the annuitant must be age 70 or younger when the contract is issued). You may elect GPB Option 2 only if the annuitant is age 75 (70 for QP contracts) or younger when the contract is issued. If you are purchasing an IRA, QP or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.



GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution (plus any applicable portion of the credit we pay) to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any credit paid under your contract) on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the amount of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the variable investment options and guaranteed interest option however you choose (unless you elect a dollar cost averaging program, in which case the remainder of your initial contribution must be allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.


GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution (including any applicable portion of the credit we pay), and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract will contain information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and



26  Contract features and benefits
other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.


If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions (excluding any credit applied to your contract), transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).


Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.


There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Plus(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 is also not appropriate if you plan on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the amount of your credit, the Guaranteed death benefits and Protection Plus). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. In addition, GPB Option 2 protects only contributions (not including the credit), and therefore your account value would have to decline in an amount greater than the credit in order for the benefit to apply. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.


If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.


                                              Contract features and benefits  27

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. See "Transferring your money among investment options" later in this Prospectus.


CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions.


The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:


-----------------------------------------------------------
                                          Credit percentage
   First year total contributions*         applied to
            Breakpoints                  contributions
-----------------------------------------------------------
Less than $500,000                             4%
-----------------------------------------------------------
$500,000-$999,999.99                         4.5%
-----------------------------------------------------------
$1 million or more                             5%
-----------------------------------------------------------

----------------------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. If you purchase GPB Option 2, you may not make additional contributions after the first six months. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

   o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.
   o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.
   o If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

   o The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.


o No indication of intent:
   o For your initial contribution we will apply the credit percentage based upon the above table.
   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date),


28  Contract features and benefits
     we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)


o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.


We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

YOUR BENEFIT BASE

A benefit base is used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   less

o a deduction that reflects any withdrawals you make. (See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.)


6% ROLL UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
  plus

o daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.)


The effective annual interest rate credited to this benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market); and


o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.



ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OR THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of:


o your initial contribution to the contract and any additional contributions,
                                      or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,

                                   each less
o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).



GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual Ratchet to age 85, as described immediately above, on each contract anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


---------

(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.



                                               Contract features and benefits 29

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Our Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR GUARANTEED MINIMUM INCOME BENEFIT OPTION


The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


This feature is not available if you elect a GPB. If you are purchasing this contract to fund a Charitable Remainder Trust, the Guaranteed minimum income benefit is not available, except for certain split-funded Charitable Remainder Trusts. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.


The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:




-----------------------------------------------------
              Level payments
-----------------------------------------------------
                                Period certain years
  Annuitant's age at           ----------------------
      exercise                    IRAs         NQ
-----------------------------------------------------
    75 and younger                 10          10
          76                        9          10
          77                        8          10
          78                        7          10
          79                        7          10
          80                        7          10
          81                        7           9
          82                        7           8
          83                        7           7
          84                        6           6
          85                        5           5
-----------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming



30  Contract features and benefits
there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under Rollover TSA contracts.




---------------------------------------------------
                              Guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
---------------------------------------------------
            10                   $11,891
            15                   $18,597
---------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us along with all required information in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).



EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) for QP and Rollover TSA contracts, if you are eligible to exercise your Guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(iv) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules.


Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). Once your contract is issued, you may not change or voluntarily terminate your death benefit.


If you elect one of the guaranteed death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount. If you elect the Spousal protection option, the guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.


Subject to state availability (please see Appendix VII later in this Prospectus for state availability of these benefits), you may elect one of the following enhanced death benefits:



                                              Contract features and benefits  31

ANNUAL RATCHET TO AGE 85.



THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

The standard death benefit is the only death benefit available for annuitant ages 76 to 80 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.

                      ----------------------------------
Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced minimum death benefit.



PROTECTION PLUS


Subject to state and contract availability (please see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus feature, you may not voluntarily terminate the feature.


If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit less total net contributions, multiplied by 40%.


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals (credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%.


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000-$16,000).

If you elect Spousal protection, the Protection Plus benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the non-surviving spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply.


Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest


32  Contract features and benefits
in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.


We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


                                              Contract features and benefits  33

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge as well as any optional benefit charges; (ii) any applicable withdrawal charge; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative, and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions plus the credit;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, guaranteed minimum income benefit, GPB Option 2, and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.



34  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2004, maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o During the first contract year, transfers into the guaranteed interest option are not permitted.

o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

o No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency or dollar amount of transfers.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:


(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Plus(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.



                            Transferring your money among investment options  35

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.



36  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



-------------------------------------------------------------------------------
                                  Method of withdrawal
                   ------------------------------------------------------------
                                                                Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
-------------------------------------------------------------------------------
NQ                  Yes           Yes             No             No
-------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
-------------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes            No
-------------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
-------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
-------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty



                                                        Accessing your money  37
that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge. This option is not available if you have elected a guaranteed principal benefit.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.
--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000-$16,000).

Transfers out of the Special 10 year fixed maturity option will reduce GPB Option 2 on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll up benefit base on the most recent contract date anniversary. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduc-



38  Accessing your money
tion on a dollar-for-dollar basis means that your 6% Roll up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.



LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus and in the SAI, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:


(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.



LOAN RESERVE ACCOUNT


On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.


We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


                                                        Accessing your money  39

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Plus(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Our Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus).




-------------------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
-------------------------------------------------------------------------------
Variable Immediate Annuity             Life annuity (not available
   payout options                        in New York)
                                       Life annuity with period
                                         certain
-------------------------------------------------------------------------------
Income Manager payout                  Life annuity with period
   options (available for annuitants     certain
   age 83 or less at contract issue)   Period certain annuity
-------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of the EQ Advisers Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your Equitable Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


40  Accessing your money

You may choose to apply your account value of your Equitable Accumulator(R) Plus(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult you tax adviser. The Income Manager payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout life contingent options, no withdrawal charge is imposed under the Equitable Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin from the Accumulator(R) Plus(SM) contract. The date annuity payments begin may not be earlier than five years (or one year, in a limited number of jurisdictions) from the contract date. Please see Appendix VII later in this Prospectus for information on state variations. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. Your financial professional can provide you with additional information about your annuity payment options.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

Please see Appendix VII later in this Prospectus for more detailed information on the annuity maturity date in New York and Pennsylvania.


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


                                                        Accessing your money  41

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Guaranteed minimum income benefit, if you elect this optional benefit.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.


The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.


To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.



ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


42  Charges and expenses

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


-------------------------------------------------------------------------------
                              Contract year
-------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
-------------------------------------------------------------------------------
   Percentage of
   contribution    8%    8%    7%    7%    6%    5%    4%    3%    0%
-------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.


The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% roll up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, or to any subsequent withdrawal for the life of the contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:


    (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

    (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

    (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

          -- its main function is to provide skilled, intermediate, or custodial nursing care;

          -- it provides continuous room and board to three or more persons;

          -- it is supervised by a registered nurse or licensed practical nurse;

          -- it keeps daily medical records of each patient;

          -- it controls and records all medications dispensed; and

          -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the


                                                        Charges and expenses  43
withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE


ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest account is permitted in your state) on a pro rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2


If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


GUARANTEED MINIMUM INCOME BENEFIT CHARGE


If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options .


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


44  Charges and expenses

o Management fees ranging from 0.10% to 1.50%.

o 12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  45

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may


46  Payment of death benefit
elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of this feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum death benefit" under "Our Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus, see "Protection Plus" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be re-set to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.


                                                    Payment of death benefit  47

BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.


48  Payment of death benefit

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals.


o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  49

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus'(SM) extra credit on each contribution, choice of death benefits, the Guaranteed minimum income benefit, guaranteed interest option, fixed maturity options, selection of investment funds and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs currently have been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).


50  Tax information

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Plus(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.


Beneficiary continuation option


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether



                                                             Tax information  51
scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have not applied for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) Plus(SM) traditional and


52  Tax information

Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.


PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a similar Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) IRA or Accumulator(R) Plus(SM) Roth IRA with optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules


                                                             Tax information  53
also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE

The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this issue. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) Rollover TSA contract with the optional Protection Plus feature.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Plus(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Plus(SM) TSA.


54  Tax information

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this Prospectus. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before your reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.

LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


See Appendix VII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract.


Loans from TSAs are discussed in greater detail in the SAI.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.

REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your



                                                             Tax information  55
withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o hardship withdrawals; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


56  Tax information

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8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which accompany this prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------
  Fixed Maturity
   Options with
   February 13th       Rate to Maturity       Price
 Maturity Date of          as of           Per $100 of
   Maturity Year     February 13, 2004    Maturity Value
--------------------------------------------------------
        2005              3.00%*             $ 97.08
        2006              3.00%*             $ 94.25
        2007              3.00%*             $ 91.51
        2008              3.00%*             $ 88.84
        2009              3.00%*             $ 86.25
        2010              3.00%*             $ 83.73
        2011              3.00%*             $ 81.30
        2012              3.30%              $ 77.11
        2013              3.53%              $ 73.16
        2014              3.73%              $ 69.31
--------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.


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

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.



58  More information

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts, nor is it available with GPB Option 2.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


                                                            More information  59

o the election of trustees;

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to Equitable Life separate accounts in connection with Equitable Life's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with Equitable Life. EQ Advisors Trust and AXA Premier VIP Trust also sell their shares to the trustee of a qualified plan for Equitable Life. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.


60  More information

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 6.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  61

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this Prospectus because it is incorporated by reference.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


62  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.50%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003



------------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the year ending December 31,
                                                                                ----------------------------------------------------
                                                                                                             2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          212
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          213
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          444
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                        2,029
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          995
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           70
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          446
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          124
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          712
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          191
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          108
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.46
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          136
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          116
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          274
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the year ending December 31,
                                                                                ----------------------------------------------------
                                                                                                             2003
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          288
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          104
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          698
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          452
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          216
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          147
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           80
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          207
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          157
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          544
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                            6
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.18
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          181
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          143
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.79
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          368
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          209
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.77
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          620
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          120
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                              For the year ending December 31,
                                                                                ----------------------------------------------------
                                                                                                             2003
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          415
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          314
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          460
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           54
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.94
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          337
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          642
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          371
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.10
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           55
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           49
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           69
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $  9.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                        1,312
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           68
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           83
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          208
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           69
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           32
------------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                               $ 11.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          109
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and


o the Guaranteed minimum income benefit may not be an appropriate feature for annuitants who are older than 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





------------------------------------------------------------------------------------------------
                                                     Hypothetical assumed rate to maturity on
                                                              February 13, 2009
                                                 -----------------------------------------------
                                                            5.00%        9.00%
------------------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082     $ 119,503
------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,104     $ 131,104
------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                $ 12,978     $ (11,601)
------------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
    with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,504     $  (4,854)
------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496     $  54,854
------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,608     $  76,250
------------------------------------------------------------------------------------------------
(7) Maturity value                                         $120,091     $ 106,965
------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,082     $  69,503
------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

Appendix IV: Enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:





-------------------------------------------------------------------------------------------------------
                                                6% Roll up to age 85      Annual Ratchet to age 85
  End of Contract Year       Account Value     enhanced benefit base       enhanced benefit base
-------------------------------------------------------------------------------------------------------
            1                109,200                 $106,000                    109,200
-------------------------------------------------------------------------------------------------------
            2                120,120                 $112,360                    120,120
-------------------------------------------------------------------------------------------------------
            3                134,534                 $119,102                    134,534
-------------------------------------------------------------------------------------------------------
            4                107,628                 $126,248                    134,534
-------------------------------------------------------------------------------------------------------
            5                118,390                 $133,823                    134,534
-------------------------------------------------------------------------------------------------------
            6                132,597                 $141,852                    134,534
-------------------------------------------------------------------------------------------------------
            7                132,597                 $150,363                    134,534
-------------------------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.


D-1 Appendix IV: Enhanced death benefit example

Appendix V: Hypothetical Illustrations


--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.18)%, 2.82% for the Accumulator(R) Plus(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical Illustrations E-1

Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



                                                                Greater of 6%
                                                              Roll up to age 85
                                                                or the Annual
                                                              Ratchet to age 85
                                                             Guaranteed Minimum
                         Account Value        Cash Value        Death Benefit
                      ------------------- ------------------ -------------------
  Age   Contract Year     0%        6%       0%        6%        0%        6%
------ -------------- --------- --------- -------- --------- --------- ---------
  60          1        104,000   104,000   96,000    96,000   100,000  100,000
  61          2         98,912   105,130   90,912    97,130   106,000  106,000
  62          3         93,928   106,207   86,928    99,207   112,360  112,360
  63          4         89,041   107,225   82,041   100,225   119,102  119,102
  64          5         84,240   108,178   78,240   102,178   126,248  126,248
  65          6         79,519   109,059   74,519   104,059   133,823  133,823
  66          7         74,869   109,860   70,869   105,860   141,852  141,852
  67          8         70,280   110,574   67,280   107,574   150,363  150,363
  68          9         65,745   111,191   65,745   111,191   159,385  159,385
  69         10         61,254   111,704   61,254   111,704   168,948  168,948
  74         15         39,098   112,332   39,098   112,332   226,090  226,090
  79         20         16,602   108,576   16,602   108,576   302,560  302,560
  84         25              0    98,383        0    98,383         0  404,893
  89         30              0    93,995        0    93,995         0  429,187
  94         35              0    92,127        0    92,127         0  429,187
  95         36              0    91,727        0    91,727         0  429,187

                               Lifetime Annual Guaranteed
                                 Minimum Income Benefit
                           ----------------------------------
       Total Death Benefit
         with Protection      Guaranteed       Hypothetical
              Plus              Income            Income
       ------------------- ----------------- ----------------
  Age      0%        6%       0%       6%       0%       6%
------ --------- --------- -------- -------- -------- -------
  60    100,000  100,000      N/A     N/A       N/A     N/A
  61    108,400  108,400      N/A     N/A       N/A     N/A
  62    117,304  117,304      N/A     N/A       N/A     N/A
  63    126,742  126,742      N/A     N/A       N/A     N/A
  64    136,747  136,747      N/A     N/A       N/A     N/A
  65    147,352  147,352      N/A     N/A       N/A     N/A
  66    158,593  158,593      N/A     N/A       N/A     N/A
  67    170,508  170,508      N/A     N/A       N/A     N/A
  68    183,139  183,139      N/A     N/A       N/A     N/A
  69    196,527  196,527      N/A     N/A       N/A     N/A
  74    276,527  276,527    14,266  14,266    14,266  14,266
  79    383,584  383,584    20,393  20,393    20,393  20,393
  84          0  493,179         0  34,821         0  34,821
  89          0  517,472      N/A     N/A       N/A     N/A
  94          0  517,472      N/A     N/A       N/A     N/A
  95          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical Illustrations

Appendix VI: Guaranteed principal benefit example


--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 13, 2004. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges, and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Assuming 100%
                                                             Assuming 100%   Under GPB   Under GPB   in variable invest-
                                                                 in FMO       Option 1    Option 2       ment options
------------------------------------------------------------------------------------------------------------------------------------
   Amount allocated to FMO on February 13, 2004 based           104,000        72,082      36,400             --
   upon a 3.73% rate to maturity
------------------------------------------------------------------------------------------------------------------------------------
   Initial account value allocated to the variable invest-         --          31,918      67,600          104,000
   ment options on February 13, 2004
------------------------------------------------------------------------------------------------------------------------------------
   Account value in the fixed maturity option on February       150,040       104,000      52,514             --
   13, 2014
------------------------------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding together           150,040       126,866     100,000*          74,507
   the value at the maturity date of the applicable fixed
   maturity option plus the value of amounts in the vari-
   able investment options on February 13, 2014,
   assuming a 0% gross rate of return)
------------------------------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding together           150,040       145,743    134,143**         136,014
   the value at the maturity date of the applicable fixed
   maturity option plus the value of amounts in the vari-
   able investment options on February 13, 2014,
   assuming a 6% gross rate of return)
------------------------------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding together           150,040       165,163    172,798**         199,293
   the value at the maturity date of the applicable fixed
   maturity option plus the value of amounts in the vari-
   able investment options on February 13, 2014,
   assuming a 10% gross rate of return)
------------------------------------------------------------------------------------------------------------------------------------



* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $3,899 in this example.

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                           Appendix VI: Guaranteed principal benefit example F-1

Appendix VII -- State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------


The following information is a summary of the states where the Equitable Accumulator(R) Plus(SM) contract or certain features and/or benefits are either NOT available as of the date of this Prospectus OR have certain variations to the contract's features and benefits as previously described in this Prospectus.


STATES WHERE CERTAIN ACCUMULATOR(R) PLUS(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:




------------------------------------------------------------------------------------------------------------------------------------
 State      Features and Benefits                                    Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA    See "Contract features and benefits" in "Credits"     The following information replaces the second bullet to the final set of bullets in this section:

                                                                 o You may annuitize your contract after thirteen months, however, if you elect to receive annuity payments within five years of the contract date, we will recover the credit that applies to any contribution made in that five years. If you start receiving annuity payments after five years from the contract date and within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND   Fixed maturity options                                Not Available

           Guaranteed principal benefit option 1 and Guaranteed  Not Available principal benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK   Greater of the 6% roll up or Annual Ratchet           Not Available (you have a choice of the standard death benefit
           Guaranteed minimum death benefit                      or the Annual Ratchet to age 85  guaranteed minimum death
                                                                 benefit), as described earlier in this Prospectus.

           Protection Plus                                       Not Available

           Variable Immediate Annuity payout options -- Life     Not Available
           annuity contracts

           Fixed maturity options                                Not Available

           Guaranteed principal benefit option 1 and Guaranteed Not Available principal benefit option 2

           "Indication of Intent"                                The "Indication of Intent" approach to first year contributions in connection with the contribution crediting rate is not available.

           See "Contract features and benefits" in "Credits"     The following information is added as the third bullet to the final set of bullets in this section:

                                                                 o In New York, where annuity payments may begin after the first contract year, if you elect to receive annuity payments, we will not recover the credit on any contributions. See "The amount applied to purchase an annuity payout option" in "Accessing your money" later in the Prospectus for more information on the effect of annuitization in New York.

           See "Termination of your contract" in "Determining    If your account value in the variable investment options is
           your contract's value"                                insufficient to pay the annual administrative, guaranteed minimum death benefit and/or the guaranteed minimum income benefit charges, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable benefits. See "Charges and expenses" earlier in this
                                                                 Prospectus.
------------------------------------------------------------------------------------------------------------------------------------


G-1 Appendix VII -- State contract availability and/or variations of certain features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                             Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,      See "The amount applied to purchase an annuity   In New York, regardless of the form of annuity chosen, the amount
CONTINUED      payout option" in "Accessing your money"         applied to the annuity benefit is the greater of the cash value or
                                                                95% of what the account value would be if no withdrawal charge applied. The income provided, however, will never be less than what would be provided by applying the account value to the guaranteed annuity purchase factors. The guaranteed annuity purchase factors we use to determine your annuity benefit are lower than those we use under other contracts.

               See "Annuity maturity date" in "Accessing your   Your contract has a maturity date by which you must either take
               money"                                           a lump sum withdrawal or select an annuity payout option. The maturity date is the contract date that follows the annuitant's
                                                                90th birthday.

               See "Charges and expenses"                       With regard to the Annual administrative, Guaranteed minimum death benefit and Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct this charge from your value in the variable investment options on a pro rata basis. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year.

                                                                If your account value in the variable investment options is insuffi-
                                                                cient to pay this charge, and you have no account value in the guaranteed interest option, your contract will terminate without value and you will lose any applicable guaranteed benefits.
                                                                Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contribution age limitations                     The following contribution limits apply:

                                                                            Maximum
                                                                Issue age   Contribution age
                                                                ---------   ----------------
                                                                0-75        77
                                                                76          78
                                                                77          79
                                                                78-80       80

               See "Annuity maturity date" in "Accessing your   The maturity date by which you must take a lump sum withdrawal
               money"                                           or select an annuity payout option is as follows:

                                                                            Maximum
                                                                Issue age   Annuitization age
                                                                ---------   -----------------
                                                                0-75        85
                                                                76          86
                                                                77          87
                                                                78-80       88
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO    IRA, Roth IRA and Rollover TSA contracts         Not Available

               Beneficiary continuation option (IRA)            Not Available
------------------------------------------------------------------------------------------------------------------------------------
VERMONT        Loans under Rollover TSA contracts               Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue
                                                                Code limits.
------------------------------------------------------------------------------------------------------------------------------------


   Appendix VII -- State
   contract availability and/or variations of certain features and benefits G-2

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                              2
Unit Values                                                                 15

Equitable Life's Pending Name Change                                        15
Custodian and Independent Auditors                                          15
Distribution of the Contracts                                               15
Financial Statements                                                        16



How to obtain an Equitable Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R) Plus(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547






- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip




















(SAI 10AMLF(05/03))






                                                          X00681/Plus '04 Series

Equitable Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) SELECT(SM)


Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or in all states. Please see Appendix VI later in this Prospectus for more information on state availability and/or variations of certain features and benefits.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate               o EQ/Putnam Voyager
  Government Securities                  o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                 Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate -- Class II
--------------------------------------------------------------------------------



(1)  The "AXA Allocation" portfolios.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3)  Formerly named "AXA Rosenberg VIT Value Long/Short Equity."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc. or Barr Rosenberg Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                        X00680/Select '04 Series

                                                                        (R-4/15)

Contents of this Prospectus

--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Select(SM) at a glance -- key features              8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14

Condensed financial information                                             17


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           18
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        18
Owner and annuitant requirements                                            20
How you can make your contributions                                         20
What are your investment options under the contract?                        20
Allocating your contributions                                               26
Your benefit base                                                           28
Annuity purchase factors                                                    29
Our Guaranteed minimum income benefit option                                29
Guaranteed minimum death benefit                                            31

Inherited IRA beneficiary continuation contract                             32

Your right to cancel within a certain number of days                        33

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        34
--------------------------------------------------------------------------------
Your account value and cash value                                           34
Your contract's value in the variable investment options                    34
Your contract's value in the guaranteed interest option                     34
Your contract's value in the fixed maturity options                         34
Termination of your contract                                                34

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     35
--------------------------------------------------------------------------------
Transferring your account value                                             35
Disruptive transfer activity                                                35
Rebalancing your account value                                              36

----------------------
"We," "our," and "us" refer to Equitable Life.


When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     37
--------------------------------------------------------------------------------
Withdrawing your account value                                              37
How withdrawals are taken from your account value                           38

How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal
     benefit option 2                                                       38

Loans under Rollover TSA contracts                                          38
Surrendering your contract to receive its cash value                        39
When to expect payments                                                     39
Your annuity payout options                                                 39

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     42
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         42
Charges that the Trusts deduct                                              44
Group or sponsored arrangements                                             44
Other distribution arrangements                                             44

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 45
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     45
How death benefit payment is made                                           45
Beneficiary continuation option                                             46

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          49
--------------------------------------------------------------------------------
Overview                                                                    49
Buying a contract to fund a retirement arrangement                          49
Transfers among investment options                                          49

Taxation of nonqualified annuities                                          49

Individual retirement arrangements (IRAs)                                   51
Tax-Sheltered Annuity contracts (TSAs)                                      53
Federal and state income tax withholding and
     information reporting                                                  54
Impact of taxes to Equitable Life                                           55

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         56
--------------------------------------------------------------------------------

About our Separate Account No. 49                                           56

About the Trusts                                                            56
About our fixed maturity options                                            56
About the general account                                                   57
About other methods of payment                                              57
Dates and prices at which contract events occur                             58
About your voting rights                                                    59
About legal proceedings                                                     59

About our independent auditors                                              59

Financial statements                                                        59
Transfers of ownership, collateral assignments, loans and borrowing         59

Distribution of the contracts                                               59


--------------------------------------------------------------------------------

9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          61

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                     A-1
II  -- Market value adjustment example                                     B-1
III -- Enhanced death benefit example                                      C-1
IV  -- Hypothetical illustrations                                          D-1
V   -- Guaranteed principal benefit example                                E-1

VI  -- State contract availability and/or variations of certain
           features and benefits                                           F-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.




                                                                Page in
Term                                                         Prospectus
   12 month Dollar Cost Averaging                                    27
   account value                                                     34
   administrative charge                                             42
   annual administrative charge                                      42
   annual ratchet death benefit                                      31
   annuitant                                                         18
   annuity maturity date                                             41
   annuity payout options                                            39
   annuity purchase factors                                          29
   automatic investment program                                      58
   beneficiary                                                       45
   Beneficiary continuation option ("BCO")                           46
   benefit base                                                      28
   business day                                                      58
   cash value                                                        34
   charges for state premium and other applicable taxes              43
   contract date                                                      9
   contract date anniversary                                          9
   contract year                                                      9
   contributions to traditional IRAs                                 52
     regular contributions                                           52
     rollovers and transfers                                         52
   disruptive transfer activity                                      35
   distribution charge                                               42
   EQAccess                                                           6
   ERISA                                                             39
   Fixed-dollar option                                               28
   fixed maturity options                                            25
   free look                                                         33
   general account                                                   57
   general dollar cost averaging                                     28
   guaranteed interest option                                        25
   Guaranteed minimum death benefit                                  31
   Guaranteed minimum income benefit                                 29
   Guaranteed minimum income benefit charge                          43
   Guaranteed principal benefits                                     26
   IRA                                                            cover
   IRS                                                               49
   Inherited IRA                                                  cover
   investment options                                             cover
   Investment Simplifier                                             28
   Lifetime minimum distribution withdrawals                         38
   loan reserve account                                              39
   loans under Rollover TSA                                          38
   lump sum withdrawals                                              37
   market adjusted amount                                            25
   market timing                                                     35
   maturity dates                                                    25
   market value adjustment                                           25
   maturity value                                                    25
   Mortality and expense risks charge                                42
   NQ                                                             cover
   portfolio                                                      cover
   processing office                                                  6
   Protection Plus                                                   31
   Protection Plus charge                                            43
   rate to maturity                                                  25
   Rebalancing                                                       36
   Rollover IRA                                                   cover
   roll-up death benefit                                             28
   Roth IRA                                                          51
   SAI                                                            cover
   SEC                                                            cover
   self-directed allocation                                          26
   Separate Account 49                                               56
   Spousal protection                                                46
   Standard death benefit                                            28
   substantially equal withdrawals                                   37
   Successor owner and annuitant                                     45
   Systematic withdrawals                                            37
   TOPS                                                               6
   Trusts                                                         cover
   traditional IRA                                                   51
   TSA                                                            cover
   unit                                                              34
   variable investment options                                       20
   wire transmittals and electronic applications                     57



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


-----------------------------------------------------------------------------------------------------------------------
Prospectus                             Contract or Supplemental Materials
-----------------------------------------------------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
variable investment options            Investment Funds
account value                          Annuity Account Value
rate to maturity                       Guaranteed Rates
unit                                   Accumulation Unit
Guaranteed minimum death benefit       Guaranteed death benefit
Guaranteed minimum income benefit      Guaranteed Income Benefit
guaranteed interest option             Guaranteed Interest Account
-----------------------------------------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS,
OR REQUIRED NOTICES) SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS,
OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors, you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

6  Who is Equitable Life?

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5)  death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7)  12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment   Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
management                managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o  Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                          o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                          o  Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest       o Principal and interest guarantees.
option
                          o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages            o  On earnings inside the      No tax until you make withdrawals from your contract or receive annuity
                             contract                    payments.

                          o  On transfers inside the     No tax on transfers among investment options.
                             contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), or tax sheltered annuity (TSA) you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum        The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
income benefit            once the owner elects to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o  Initial minimum:          $25,000

                          o  Additional minimum:       $500 (NQ and Rollover TSA)
                                                       $100 monthly and $300 quarterly under our automatic investment program
                                                       (NQ contracts)
                                                       $1,000 (Inherited IRA contracts)
                                                       $50 (IRA contracts)

                          Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million
                          ($500,000 for owners or annuitants who are age 81 and older at contract issue).
------------------------------------------------------------------------------------------------------------------------------------
Access to your money      o  Lump sum withdrawals

                          o  Several withdrawal options on a periodic basis

                          o  Loans under Rollover TSA contracts

                          o  Contract surrender

                          You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options            o  Fixed annuity payout options

                          o  Variable Immediate Annuity payout options

                          o  Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------

8 Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features       o  Guaranteed minimum death benefit options

                          o  Guaranteed principal benefit options

                          o  Dollar cost averaging

                          o  Automatic investment program

                          o  Account value rebalancing (quarterly, semiannually and annually)

                          o  Free transfers

                          o  Protection Plus, an optional death benefit available under certain contracts

                          o  Spousal protection

                          o  Successor owner/annuitant

                          o  Beneficiary continuation option
------------------------------------------------------------------------------------------------------------------------------------

Fees and charges          o  Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                          o  The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                          o  Annual 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                          o  An annual charge for the optional Guaranteed principal benefit option 2 deducted the first 10 contract date anniversaries equal to 0.50% of account value.

                          o  If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                          o  Annual 0.35% Protection Plus charge for this optional death benefit.

                          o  No sales charge deducted at the time you make contributions and no withdrawal charge.

                          ----------------------------------------------------------------------------------------------------------
                          The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                          ----------------------------------------------------------------------------------------------------------

                          o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                          o  We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                          o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50%
                             annually, 12b-1 fees of either 0.25% or 0.35% annually and other expenses.

------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages      NQ: 0-85
                          Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                          Inherited IRA: 0-70
------------------------------------------------------------------------------------------------------------------------------------



The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VI later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions.


               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 Equitable Accumulator(R) Select(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option              $ 350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                 1.10%
Administrative                                                              0.25%
Distribution                                                                0.35%
Total annual expenses                                                      -------
                                                                            1.70%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge

   If your account value on a contract date anniversary is less than
   $50,000(1)                                                               $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll up to age 85 benefit
                                                                            base or the Annual Ratchet to age 85 benefit base, as
                                                                            applicable
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(2) on the first
10 contract date anniversaries.)                                            0.50%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(2) on
each contract date anniversary for which the benefit is in effect.)         0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually(2) on each contract date anniversary
for which the benefit is in effect.)                                        0.35%
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA contracts only (calculated
and deducted daily as a percentage of the outstanding loan amount)          2.00%(3)
------------------------------------------------------------------------------------------------------------------------------------



                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted        Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,            ------     -------
and/or other expenses)(4)                                                              0.56%      10.23%



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.



------------------------------------------------------------------------------------------------------------------------------------
                                              Manage-
                                               ment      12b-1       Other
Portfolio Name                                Fees(5)   Fees(6)   Expenses(7)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%    0.25%    5.91%
AXA Conservative Allocation                      0.10%    0.25%    9.04%
AXA Conservative-Plus Allocation                 0.10%    0.25%    4.13%
AXA Moderate Allocation                          0.10%    0.25%    0.39%
AXA Moderate-Plus Allocation                     0.10%    0.25%    1.77%
AXA Premier VIP Aggressive Equity                0.62%    0.25%    0.15%
AXA Premier VIP Core Bond                        0.60%    0.25%    0.26%
AXA Premier VIP Health Care                      1.20%    0.25%    0.48%
AXA Premier VIP High Yield                       0.59%    0.25%    0.16%
AXA Premier VIP International Equity             1.05%    0.25%    0.73%
AXA Premier VIP Large Cap Core Equity            0.90%    0.25%    0.52%
AXA Premier VIP Large Cap Growth                 0.90%    0.25%    0.43%
AXA Premier VIP Large Cap Value                  0.90%    0.25%    0.43%
AXA Premier VIP Small/Mid Cap Growth             1.10%    0.25%    0.35%
AXA Premier VIP Small/Mid Cap Value              1.10%    0.25%    0.31%
AXA Premier VIP Technology                       1.20%    0.25%    0.83%
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%    0.25%    0.06%
EQ/Alliance Growth and Income                    0.57%    0.25%    0.06%
EQ/Alliance Intermediate Government Securities   0.49%    0.25%    0.08%
EQ/Alliance International                        0.74%    0.25%    0.13%
EQ/Alliance Premier Growth                       0.90%    0.25%    0.05%
EQ/Alliance Quality Bond                         0.52%    0.25%    0.06%
EQ/Alliance Small Cap Growth                     0.75%    0.25%    0.07%
EQ/Bernstein Diversified Value                   0.64%    0.25%    0.06%
EQ/Calvert Socially Responsible                  0.65%    0.25%    0.55%
EQ/Capital Guardian International                0.85%    0.25%    0.21%
EQ/Capital Guardian Research                     0.65%    0.25%    0.07%
EQ/Capital Guardian U.S. Equity                  0.65%    0.25%    0.07%
EQ/Emerging Markets Equity                       1.15%    0.25%    0.40%
EQ/Equity 500 Index                              0.25%    0.25%    0.06%
EQ/Evergreen Omega                               0.65%    0.25%    0.25%
EQ/FI Mid Cap                                    0.70%    0.25%    0.08%
EQ/FI Small/Mid Cap Value                        0.75%    0.25%    0.10%
EQ/Janus Large Cap Growth                        0.90%    0.25%    0.09%
EQ/J.P. Morgan Core Bond                         0.44%    0.25%    0.08%
EQ/Lazard Small Cap Value                        0.75%    0.25%    0.10%
EQ/Marsico Focus                                 0.90%    0.25%    0.07%
EQ/Mercury Basic Value Equity                    0.60%    0.25%    0.07%
EQ/Mercury International Value                   0.85%    0.25%    0.16%
EQ/MFS Emerging Growth Companies                 0.65%    0.25%    0.07%
EQ/MFS Investors Trust                           0.60%    0.25%    0.11%
EQ/Money Market                                  0.33%    0.25%    0.06%

                                                                    Total                   Net Total
                                                                   Annual      Fee Waiv-     Annual
                                                   Underlying     Expenses    ers and/or    Expenses
                                                   Portfolio      (Before       Expense       After
                                                    Fees and      Expense     Reimburse-     Expense
Portfolio Name                                    Expenses(8)   Limitation)    ments(9)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                            1.08%          7.34%        (5.98)%      1.36%
AXA Conservative Allocation                          0.84%         10.23%        (9.13)%      1.10%
AXA Conservative-Plus Allocation                     0.88%          5.36%        (4.21)%      1.15%
AXA Moderate Allocation                              0.86%          1.60%        (0.43)%      1.17%
AXA Moderate-Plus Allocation                         1.13%          3.25%        (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                      --           1.02%           --        1.02%
AXA Premier VIP Core Bond                              --           1.11%        (0.16)%      0.95%
AXA Premier VIP Health Care                            --           1.93%        (0.08)%      1.85%
AXA Premier VIP High Yield                             --           1.00%           --        1.00%
AXA Premier VIP International Equity                   --           2.03%        (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity                  --           1.67%        (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                       --           1.58%        (0.23)%      1.35%
AXA Premier VIP Large Cap Value                        --           1.58%        (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth                   --           1.70%        (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value                    --           1.66%        (0.06)%      1.60%
AXA Premier VIP Technology                             --           2.28%        (0.43)%      1.85%
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                               --           0.79%           --        0.79%
EQ/Alliance Growth and Income                          --           0.88%           --        0.88%
EQ/Alliance Intermediate Government Securities         --           0.82%           --        0.82%
EQ/Alliance International                              --           1.12%        (0.02)%      1.10%
EQ/Alliance Premier Growth                             --           1.20%        (0.04)%      1.16%
EQ/Alliance Quality Bond                               --           0.83%           --        0.83%
EQ/Alliance Small Cap Growth                           --           1.07%           --        1.07%
EQ/Bernstein Diversified Value                         --           0.95%         0.00%       0.95%
EQ/Calvert Socially Responsible                        --           1.45%        (0.40)%      1.05%
EQ/Capital Guardian International                      --           1.31%        (0.11)%      1.20%
EQ/Capital Guardian Research                           --           0.97%        (0.02)%      0.95%
EQ/Capital Guardian U.S. Equity                        --           0.97%        (0.02)%      0.95%
EQ/Emerging Markets Equity                             --           1.80%         0.00%       1.80%
EQ/Equity 500 Index                                    --           0.56%           --        0.56%
EQ/Evergreen Omega                                     --           1.15%        (0.20)%      0.95%
EQ/FI Mid Cap                                          --           1.03%        (0.03)%      1.00%
EQ/FI Small/Mid Cap Value                              --           1.10%         0.00%       1.10%
EQ/Janus Large Cap Growth                              --           1.24%        (0.09)%      1.15%
EQ/J.P. Morgan Core Bond                               --           0.77%         0.00%       0.77%
EQ/Lazard Small Cap Value                              --           1.10%         0.00%       1.10%
EQ/Marsico Focus                                       --           1.22%        (0.07)%      1.15%
EQ/Mercury Basic Value Equity                          --           0.92%         0.00%       0.92%
EQ/Mercury International Value                         --           1.26%        (0.01)%      1.25%
EQ/MFS Emerging Growth Companies                       --           0.97%           --        0.97%
EQ/MFS Investors Trust                                 --           0.96%        (0.01)%      0.95%
EQ/Money Market                                        --           0.64%           --        0.64%
------------------------------------------------------------------------------------------------------------------------------------


12 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                 Manage-
                                                  ment       12b-1       Other
Portfolio Name                                   Fees(5)   Fees(6)   Expenses(7)
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                0.60%      0.25%     0.10%
EQ/Putnam Voyager                              0.65%      0.25%     0.13%
EQ/Small Company Index                         0.25%      0.25%     0.35%
EQ/Technology                                  0.90%      0.25%     0.09%
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   1.50%      0.25%     5.80%
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   0.80%      0.35%     0.31%
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Total                      Net Total
                                                                 Annual      Fee Waiv-        Annual
                                                 Underlying     Expenses     ers and/or      Expenses
                                                 Portfolio      (Before       Expense          After
                                                  Fees and      Expense      Reimburse-       Expense
Portfolio Name                                   Expenses(8)   Limitation)    ments(9)      Limitations
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     --            0.95%         0.00%         0.95%
EQ/Putnam Voyager                                   --            1.03%        (0.08)%        0.95%
EQ/Small Company Index                              --            0.85%         0.00%         0.85%
EQ/Technology                                       --            1.24%        (0.09)%        1.15%
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity        --            7.55%        (4.57)%        2.98%
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                        --            1.46%        (0.11)%        1.35%
------------------------------------------------------------------------------------------------------------------------------------



(1) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.


(3) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(5) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See footnote (9) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreement information.

(8) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A"-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.


(9) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Therefore, each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of the Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc. the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust Portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



----------------------------------------------------
Portfolio Name
----------------------------------------------------
   AXA Aggressive Allocation               0.95%
----------------------------------------------------
   AXA Conservative Allocation             0.73%
----------------------------------------------------
   AXA Conservative-Plus Allocation        0.78%
----------------------------------------------------
   AXA Moderate Allocation                 0.79%
----------------------------------------------------
   AXA Moderate-Plus Allocation            0.99%
----------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.95%
----------------------------------------------------
   AXA Premier VIP Health Care             1.84%
----------------------------------------------------
   AXA Premier VIP International Equity    1.73%
----------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.32%
----------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.32%
----------------------------------------------------
   AXA Premier VIP Large Cap Value         1.28%
----------------------------------------------------
   AXA Premier VIP Small/Mid Cap Growth    1.46%
----------------------------------------------------
   AXA Premier VIP Small/Mid Cap Value     1.52%
----------------------------------------------------
   AXA Premier VIP Technology              1.70%
----------------------------------------------------
   EQ/Alliance Common Stock                0.77%
----------------------------------------------------
   EQ/Alliance Growth and Income           0.85%
----------------------------------------------------
   EQ/Alliance Premier Growth              1.15%
----------------------------------------------------
   EQ/Alliance Small Cap Growth            1.03%
----------------------------------------------------


                                                                Fee table     13

----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   EQ/Calvert Socially Responsible     1.00%
----------------------------------------------------
   EQ/Capital Guardian International   1.18%
----------------------------------------------------
   EQ/Capital Guardian Research        0.93%
----------------------------------------------------
   EQ/Capital Guardian U.S. Equity     0.93%
----------------------------------------------------
   EQ/Emerging Markets Equity          1.78%
----------------------------------------------------
   EQ/Evergreen Omega                  0.84%
----------------------------------------------------
   EQ/FI Mid Cap                       0.88%
----------------------------------------------------
   EQ/FI Small/Mid Cap Value           1.04%
----------------------------------------------------
   EQ/Lazard Small Cap Value           1.00%
----------------------------------------------------
   EQ/Marsico Focus                    1.10%
----------------------------------------------------
   EQ/Mercury Basic Value Equity       0.91%
----------------------------------------------------
   EQ/Mercury International Value      1.18%
----------------------------------------------------
   EQ/MFS Emerging Growth Companies    0.96%
----------------------------------------------------
   EQ/MFS Investors Trust              0.94%
----------------------------------------------------
   EQ/Putnam Growth & Income Value     0.93%
----------------------------------------------------
   EQ/Putnam Voyager                   0.93%
----------------------------------------------------
   EQ/Technology                       1.01%
----------------------------------------------------

EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.10 per $10,000.

The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the examples. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



14 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,119.86     $ 3,202.50     $ 5,092.90     $  9,098.40
AXA Conservative Allocation                      $ 1,422.85     $ 3,944.01     $ 6,088.14     $ 10,158.12
AXA Conservative-Plus Allocation                 $   911.72     $ 2,663.52     $ 4,324.74     $  8,118.44
AXA Moderate Allocation                          $   517.25     $ 1,573.76     $ 2,660.77     $  5,521.47
AXA Moderate-Plus Allocation                     $   690.38     $ 2,063.23     $ 3,426.18     $  6,795.98
AXA Premier VIP Aggressive Equity                $   455.97     $ 1,396.28     $ 2,376.09     $  5,012.96
AXA Premier VIP Core Bond                        $   465.42     $ 1,423.79     $ 2,420.46     $  5,093.46
AXA Premier VIP Health Care                      $   551.51     $ 1,672.03     $ 2,816.76     $  5,792.19
AXA Premier VIP High Yield                       $   453.87     $ 1,390.15     $ 2,366.20     $  4,994.97
AXA Premier VIP International Equity             $   562.01     $ 1,702.00     $ 2,864.10     $  5,873.25
AXA Premier VIP Large Cap Core Equity            $   524.21     $ 1,593.80     $ 2,692.66     $  5,577.28
AXA Premier VIP Large Cap Growth                 $   514.76     $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Large Cap Value                  $   514.76     $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Small/Mid Cap Growth             $   527.36     $ 1,602.85     $ 2,707.05     $  5,602.39
AXA Premier VIP Small/Mid Cap Value              $   523.16     $ 1,590.78     $ 2,687.86     $  5,568.89
AXA Premier VIP Technology                       $   588.25     $ 1,776.65     $ 2,981.55     $  6,072.10
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   431.82     $ 1,325.72     $ 2,261.87     $  4,803.72
EQ/Alliance Growth and Income                    $   441.27     $ 1,353.37     $ 2,306.70     $  4,886.20
EQ/Alliance Intermediate Government Securities   $   434.97     $ 1,334.94     $ 2,276.83     $  4,831.30
EQ/Alliance International                        $   466.47     $ 1,426.84     $ 2,425.38     $  5,102.35
EQ/Alliance Premier Growth                       $   474.87     $ 1,451.25     $ 2,464.67     $  5,173.19
EQ/Alliance Quality Bond                         $   436.02     $ 1,338.01     $ 2,281.82     $  4,840.47
EQ/Alliance Small Cap Growth                     $   461.22     $ 1,411.57     $ 2,400.76     $  5,057.78
EQ/Bernstein Diversified Value                   $   448.62     $ 1,374.84     $ 2,341.45     $  4,949.82
EQ/Calvert Socially Responsible                  $   501.11     $ 1,527.25     $ 2,586.53     $  5,390.66
EQ/Capital Guardian International                $   486.42     $ 1,484.74     $ 2,518.45     $  5,269.59
EQ/Capital Guardian Research                     $   450.72     $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Capital Guardian U.S. Equity                  $   450.72     $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Emerging Markets Equity                       $   537.86     $ 1,632.97     $ 2,754.89     $  5,685.49
EQ/Equity 500 Index                              $   407.67     $ 1,254.81     $ 2,146.49     $  4,589.30
EQ/Evergreen Omega                               $   469.62     $ 1,436.00     $ 2,440.13     $  5,128.99
EQ/FI Mid Cap                                    $   457.02     $ 1,399.34     $ 2,381.03     $  5,021.94
EQ/FI Small/Mid Cap Value                        $   464.37     $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/J.P. Morgan Core Bond                         $   429.72     $ 1,319.57     $ 2,251.88     $  4,785.28
EQ/Janus Large Cap Growth                        $   479.07     $ 1,463.44     $ 2,484.26     $  5,208.37
EQ/Lazard Small Cap Value                        $   464.37     $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/Marsico Focus                                 $   476.97     $ 1,457.35     $ 2,474.47     $  5,190.80
EQ/Mercury Basic Value Equity                    $   445.47     $ 1,365.64     $ 2,326.57     $  4,922.61
EQ/Mercury International Value                   $   481.17     $ 1,469.53     $ 2,494.04     $  5,225.91
EQ/MFS Emerging Growth Companies                 $   450.72     $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/MFS Investors Trust                           $   449.67     $ 1,377.90     $ 2,346.40     $  4,958.87
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     If you annuitize at the end of the applicable time
                                                                           period
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,469.86     $ 3,552.50     $ 5,442.90     $  9,448.40
AXA Conservative Allocation                      $ 1,772.85     $ 4,294.01     $ 6,438.14     $ 10,508.12
AXA Conservative-Plus Allocation                 $ 1,261.72     $ 3,013.52     $ 4,674.74     $  8,468.44
AXA Moderate Allocation                          $   867.25     $ 1,923.76     $ 3,010.77     $  5,871.47
AXA Moderate-Plus Allocation                     $ 1,040.38     $ 2,413.23     $ 3,776.18     $  7,145.98
AXA Premier VIP Aggressive Equity                $   805.97     $ 1,746.28     $ 2,726.09     $  5,362.96
AXA Premier VIP Core Bond                        $   815.42     $ 1,773.79     $ 2,770.46     $  5,443.46
AXA Premier VIP Health Care                      $   901.51     $ 2,022.03     $ 3,166.76     $  6,142.19
AXA Premier VIP High Yield                       $   803.87     $ 1,740.15     $ 2,716.20     $  5,344.97
AXA Premier VIP International Equity             $   912.01     $ 2,052.00     $ 3,214.10     $  6,223.25
AXA Premier VIP Large Cap Core Equity            $   874.21     $ 1,943.80     $ 3,042.66     $  5,927.28
AXA Premier VIP Large Cap Growth                 $   864.76     $ 1,916.61     $ 2,999.37     $  5,851.47
AXA Premier VIP Large Cap Value                  $   864.76     $ 1,916.61     $ 2,999.37     $  5,851.47
AXA Premier VIP Small/Mid Cap Growth             $   877.36     $ 1,952.85     $ 3,057.05     $  5,952.39
AXA Premier VIP Small/Mid Cap Value              $   873.16     $ 1,940.78     $ 3,037.86     $  5,918.89
AXA Premier VIP Technology                       $   938.25     $ 2,126.65     $ 3,331.55     $  6,422.10
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   781.82     $ 1,675.72     $ 2,611.87     $  5,153.72
EQ/Alliance Growth and Income                    $   791.27     $ 1,703.37     $ 2,656.70     $  5,236.20
EQ/Alliance Intermediate Government Securities   $   784.97     $ 1,684.94     $ 2,626.83     $  5,181.30
EQ/Alliance International                        $   816.47     $ 1,776.84     $ 2,775.38     $  5,452.35
EQ/Alliance Premier Growth                       $   824.87     $ 1,801.25     $ 2,814.67     $  5,523.19
EQ/Alliance Quality Bond                         $   786.02     $ 1,688.01     $ 2,631.82     $  5,190.47
EQ/Alliance Small Cap Growth                     $   811.22     $ 1,761.57     $ 2,750.76     $  5,407.78
EQ/Bernstein Diversified Value                   $   798.62     $ 1,724.84     $ 2,691.45     $  5,299.82
EQ/Calvert Socially Responsible                  $   851.11     $ 1,877.25     $ 2,936.53     $  5,740.66
EQ/Capital Guardian International                $   836.42     $ 1,834.74     $ 2,868.45     $  5,619.59
EQ/Capital Guardian Research                     $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
EQ/Capital Guardian U.S. Equity                  $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
EQ/Emerging Markets Equity                       $   887.86     $ 1,982.97     $ 3,104.89     $  6,035.49
EQ/Equity 500 Index                              $   757.67     $ 1,604.81     $ 2,496.49     $  4,939.30
EQ/Evergreen Omega                               $   819.62     $ 1,786.00     $ 2,790.13     $  5,478.99
EQ/FI Mid Cap                                    $   807.02     $ 1,749.34     $ 2,731.03     $  5,371.94
EQ/FI Small/Mid Cap Value                        $   814.37     $ 1,770.74     $ 2,765.54     $  5,434.55
EQ/J.P. Morgan Core Bond                         $   779.72     $ 1,669.57     $ 2,601.88     $  5,135.28
EQ/Janus Large Cap Growth                        $   829.07     $ 1,813.44     $ 2,834.26     $  5,558.37
EQ/Lazard Small Cap Value                        $   814.37     $ 1,770.74     $ 2,765.54     $  5,434.55
EQ/Marsico Focus                                 $   826.97     $ 1,807.35     $ 2,824.47     $  5,540.80
EQ/Mercury Basic Value Equity                    $   795.47     $ 1,715.64     $ 2,676.57     $  5,272.61
EQ/Mercury International Value                   $   831.17     $ 1,819.53     $ 2,844.04     $  5,575.91
EQ/MFS Emerging Growth Companies                 $   800.72     $ 1,730.97     $ 2,701.35     $  5,317.91
EQ/MFS Investors Trust                           $   799.67     $ 1,727.90     $ 2,696.40     $  5,308.87
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of
                                                          the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 Year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,119.86     $ 3,202.50     $ 5,092.90     $  9,098.40
AXA Conservative Allocation                      $ 1,422.85     $ 3,944.01     $ 6,088.14     $ 10,158.12
AXA Conservative-Plus Allocation                 $   911.72     $ 2,663.52     $ 4,324.74     $  8,118.44
AXA Moderate Allocation                          $   517.25     $ 1,573.76     $ 2,660.77     $  5,521.47
AXA Moderate-Plus Allocation                     $   690.38     $ 2,063.23     $ 3,426.18     $  6,795.98
AXA Premier VIP Aggressive Equity                $   455.97     $ 1,396.28     $ 2,376.09     $  5,012.96
AXA Premier VIP Core Bond                        $   465.42     $ 1,423.79     $ 2,420.46     $  5,093.46
AXA Premier VIP Health Care                      $   551.51     $ 1,672.03     $ 2,816.76     $  5,792.19
AXA Premier VIP High Yield                       $   453.87     $ 1,390.15     $ 2,366.20     $  4,994.97
AXA Premier VIP International Equity             $   562.01     $ 1,702.00     $ 2,864.10     $  5,873.25
AXA Premier VIP Large Cap Core Equity            $   524.21     $ 1,593.80     $ 2,692.66     $  5,577.28
AXA Premier VIP Large Cap Growth                 $   514.76     $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Large Cap Value                  $   514.76     $ 1,566.61     $ 2,649.37     $  5,501.47
AXA Premier VIP Small/Mid Cap Growth             $   527.36     $ 1,602.85     $ 2,707.05     $  5,602.39
AXA Premier VIP Small/Mid Cap Value              $   523.16     $ 1,590.78     $ 2,687.86     $  5,568.89
AXA Premier VIP Technology                       $   588.25     $ 1,776.65     $ 2,981.55     $  6,072.10
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   431.82     $ 1,325.72     $ 2,261.87     $  4,803.72
EQ/Alliance Growth and Income                    $   441.27     $ 1,353.37     $ 2,306.70     $  4,886.20
EQ/Alliance Intermediate Government Securities   $   434.97     $ 1,334.94     $ 2,276.83     $  4,831.30
EQ/Alliance International                        $   466.47     $ 1,426.84     $ 2,425.38     $  5,102.35
EQ/Alliance Premier Growth                       $   474.87     $ 1,451.25     $ 2,464.67     $  5,173.19
EQ/Alliance Quality Bond                         $   436.02     $ 1,338.01     $ 2,281.82     $  4,840.47
EQ/Alliance Small Cap Growth                     $   461.22     $ 1,411.57     $ 2,400.76     $  5,057.78
EQ/Bernstein Diversified Value                   $   448.62     $ 1,374.84     $ 2,341.45     $  4,949.82
EQ/Calvert Socially Responsible                  $   501.11     $ 1,527.25     $ 2,586.53     $  5,390.66
EQ/Capital Guardian International                $   486.42     $ 1,484.74     $ 2,518.45     $  5,269.59
EQ/Capital Guardian Research                     $   450.72     $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Capital Guardian U.S. Equity                  $   450.72     $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/Emerging Markets Equity                       $   537.86     $ 1,632.97     $ 2,754.89     $  5,685.49
EQ/Equity 500 Index                              $   407.67     $ 1,254.81     $ 2,146.49     $  4,589.30
EQ/Evergreen Omega                               $   469.62     $ 1,436.00     $ 2,440.13     $  5,128.99
EQ/FI Mid Cap                                    $   457.02     $ 1,399.34     $ 2,381.03     $  5,021.94
EQ/FI Small/Mid Cap Value                        $   464.37     $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/J.P. Morgan Core Bond                         $   429.72     $ 1,319.57     $ 2,251.88     $  4,785.28
EQ/Janus Large Cap Growth                        $   479.07     $ 1,463.44     $ 2,484.26     $  5,208.37
EQ/Lazard Small Cap Value                        $   464.37     $ 1,420.74     $ 2,415.54     $  5,084.55
EQ/Marsico Focus                                 $   476.97     $ 1,457.35     $ 2,474.47     $  5,190.80
EQ/Mercury Basic Value Equity                    $   445.47     $ 1,365.64     $ 2,326.57     $  4,922.61
EQ/Mercury International Value                   $   481.17     $ 1,469.53     $ 2,494.04     $  5,225.91
EQ/MFS Emerging Growth Companies                 $   450.72     $ 1,380.97     $ 2,351.35     $  4,967.91
EQ/MFS Investors Trust                           $   449.67     $ 1,377.90     $ 2,346.40     $  4,958.87
------------------------------------------------------------------------------------------------------------------------------------


                                                                  Fee table   15

------------------------------------------------------------------------------------------------------------------------------------
                                                   If you surrender your contract at the end of the
                                                                applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                $   416.07   $ 1,279.51     $ 2,186.76     $ 4,664.47
EQ/Putnam Growth & Income Value                $   448.62   $ 1,374.84     $ 2,341.45     $ 4,949.82
EQ/Putnam Voyager                              $   457.02   $ 1,399.34     $ 2,381.03     $ 5,021.94
EQ/Small Company Index                         $   438.12   $ 1,344.16     $ 2,291.78     $ 4,858.80
EQ/Technology                                  $   479.07   $ 1,463.44     $ 2,484.26     $ 5,208.37
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,141.54   $ 3,257.25     $ 5,168.85     $ 9,187.67
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   502.16   $ 1,530.29     $ 2,591.38     $ 5,399.24
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                  If you annuitize at the end of the applicable time
                                                                        period
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                $   766.07   $ 1,629.51     $ 2,536.76     $ 5,014.47
EQ/Putnam Growth & Income Value                $   798.62   $ 1,724.84     $ 2,691.45     $ 5,299.82
EQ/Putnam Voyager                              $   807.02   $ 1,749.34     $ 2,731.03     $ 5,371.94
EQ/Small Company Index                         $   788.12   $ 1,694.16     $ 2,641.78     $ 5,208.80
EQ/Technology                                  $   829.07   $ 1,813.44     $ 2,834.26     $ 5,558.37
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,491.54   $ 3,607.25     $ 5,518.85     $ 9,537.67
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   852.16   $ 1,880.29     $ 2,941.38     $ 5,749.24
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                   If you do not surrender your contract at the end of
                                                                the applicable time period
------------------------------------------------------------------------------------------------------------------------------------
                                                   1 year          3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                  $   416.07      $ 1,279.51     $ 2,186.76     $ 4,664.47
EQ/Putnam Growth & Income Value                  $   448.62      $ 1,374.84     $ 2,341.45     $ 4,949.82
EQ/Putnam Voyager                                $   457.02      $ 1,399.34     $ 2,381.03     $ 5,021.94
EQ/Small Company Index                           $   438.12      $ 1,344.16     $ 2,291.78     $ 4,858.80
EQ/Technology                                    $   479.07      $ 1,463.44     $ 2,484.26     $ 5,208.37
------------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,141.54      $ 3,257.25     $ 5,168.85     $ 9,187.67
------------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                     $   502.16      $ 1,530.29     $ 2,591.38     $ 5,399.24
------------------------------------------------------------------------------------------------------------------------------------



16 Fee table

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are age 81 and older at contract issue). We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
               Available
Contract       for annuitant                                                     Limitations on
type           issue ages       Source of contributions                          contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 85    o After-tax money.                                o No additional contributions after attainment
                                                                                   of age 86 or, if later, the first contract anni-
                               o Paid to us by check or transfer of contract       versary.*
                                 value in a tax-deferred exchange under
                                 Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                 tracts or other 403(b) arrangements,              after attainment of age 86 or, if later, the
                                 qualified plans, and governmental employer        first contract anniversary.*
                                 457(b) plans.
                                                                                 o Contributions after age 70-1/2 must be net of
                               o Rollovers from another traditional individual     required minimum distributions.
                                 retirement arrangement.
                                                                                 o Although we accept regular IRA
                               o Direct custodian-to-custodian transfers from      contributions (limited to $3,000 for 2004
                                 another traditional individual retirement         and $4,000 for 2005) under the Rollover IRA
                                 arrangement.                                      contracts, we intend that this contract be
                                                                                   used primarily for rollover and direct transfer
                               o Regular IRA contributions.                        contributions.

                               o Additional "catch-up" contributions.            o Additional catch-up contributions of up to
                                                                                   $500 can be made for the calendar year
                                                                                   2004 or 2005 where the owner is at least
                                                                                   age 50 but under age 70-1/2 at any time dur-
                                                                                   ing the calendar year for which the
                                                                                   contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                 Available
Contract         for annuitant                                                      Limitations on
type             issue ages       Source of contributions                           contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion    20 through 85   o Rollovers from another Roth IRA.                o No additional rollover or direct transfer
IRA                                                                                    contributions after attainment of age 86 or,
                                   o Conversion rollovers from a traditional IRA.      if later, the first contract anniversary.*

                                   o Direct transfers from another Roth IRA.         o Conversion rollovers after age 70-1/2 must be
                                                                                       net of required minimum distributions for the
                                   o Regular Roth IRA contributions.                   traditional IRA you are rolling over.

                                   o Additional catch-up contributions.              o You cannot roll over funds from a traditional
                                                                                       IRA if your adjusted gross income is
                                                                                       $100,000 or more.

                                                                                     o Although we accept regular Roth IRA contri-
                                                                                       butions (limited to $3,000 for 2004 and
                                                                                       $4,000 for 2005) under the Roth IRA con-
                                                                                       tracts, we intend that this contract be used
                                                                                       primarily for rollover and direct transfer
                                                                                       contributions.

                                                                                     o Additional catch-up contributions of up to
                                                                                       $500 can be made for the calendar year
                                                                                       2004 or 2005 where the owner is at least
                                                                                       age 50 at any time during the calendar year
                                                                                       for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70            o (If contract is traditional IRA) Direct         o Any additional contributions must be from
Beneficiary                          custodian-to-custodian transfers of your          same type of IRA of same deceased owner.
Continuation                         interest as death beneficiary of the
Contract                             deceased owner's traditional individual
(traditional IRA                     retirement arrangement.
or Roth IRA)
                                   o (If contract is Roth IRA) Direct custodian-
                                     to-custodian transfers of your interest as
                                     death beneficiary of the deceased owner's
                                     Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA       20 through 85   o Direct transfers of pre-tax funds from          o No additional rollover or direct transfer
                                     another contract or arrangement under             contributions after attainment of age 86 or,
                                     Section 403(b) of the Internal Revenue            if later, the first contract anniversary.*
                                     Code, complying with IRS Revenue Ruling
                                     90-24.                                          o Rollover or direct transfer contributions
                                                                                       after age 70-1/2 must be net of any required
                                   o Eligible rollover distributions of pre-tax        minimum distributions.
                                     funds from other 403(b) plans. Subsequent
                                     contributions may also be rollovers from        o We do not accept employer-remitted
                                     qualified plans, governmental employer            contributions.
                                     457(b) plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------


+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date.


* For Pennsylvania contracts, please see Appendix VI later in this Prospectus for state variations.



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 19

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for inherited IRA owner and annuitant requirements.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.


------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                      Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                           o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                           o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a              o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.        o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,        o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                              o Alliance Capital Management L.P.
 EQUITY
                                                                                              o MFS Investment Management

                                                                                              o Marsico Capital Management, LLC

                                                                                              o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital              o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                              o Pacific Investment Management
                                                                                                Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                              o A I M Capital Management, Inc.

                                                                                              o RCM Capital Management LLC

                                                                                              o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current        o Alliance Capital Management L.P.
                              income and capital appreciation.
                                                                                              o Pacific Investment Management
                                                                                                Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                              o Alliance Capital Management L.P.,
 INTERNATIONAL EQUITY                                                                           through its Bernstein Investment
                                                                                                Research and Management Unit

                                                                                              o Bank of Ireland Asset Management
                                                                                                (U.S.) Limited

                                                                                              o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                              o Alliance Capital Management L.P.,
 CORE EQUITY                                                                                    through its Bernstein Investment
                                                                                                Research and Management Unit

                                                                                              o Janus Capital Management LLC

                                                                                              o Thornburg Investment Management,Inc.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH
                                                                                        o RCM Capital Management LLC

                                                                                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE
                                                                                        o Institutional Capital Corporation

                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH
                                                                                        o Franklin Advisers, Inc.

                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE
                                                                                        o TCW Investment Management Company

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------

22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.                      o Morgan Stanley Investment Management,
                                                                                          Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates     o Alliance Capital Management L.P.
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level
                             consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                          Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with       o J.P. Morgan Investment Management Inc.
                             moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                                o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.                                o Merrill Lynch Investment Managers
 VALUE                                                                                    International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary           o MFS Investment Management
                             objective to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income,            o Alliance Capital Management L.P.
                             preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary        o Putnam Investment Management, LLC
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased        o Putnam Investment Management, LLC
                             income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the      o Alliance Capital Management L.P.
                             deduction of portfolio expenses) the total return of
                             the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                Seeks to achieve long-term growth of capital.              o Firsthand Capital Management, Inc.

                                                                                        o RCM Capital Management LLC

                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
Barr Rosenberg Variable
Insurance Trust
Portfolio Name                Objective                                                 Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE   Seeks to increase the value of your investment in bull     o Charles Schwab Investment Management, Inc.
 LONG/SHORT EQUITY           markets and bear markets through strategies that are
                             designed to have limited exposure to general equity        o AXA Rosenberg Investment Management LLC
                             market risk.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                     Objective                                                   Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and long-     o Van Kampen(2)
                                  term capital appreciation by investing primarily in
                                  equity securities of companies in the U.S. real estate
                                  industry, including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------



(1) 'Class II' Shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



24 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges.


The minimum yearly rate for 2004 is equal to the lifetime minimum rate of your contract. Depending on the state where your contract is issued, your lifetime minimum rate is either 1.5% or 3.00%. The data page for your contract shows the lifetime minimum rate. The annual minimum rate will never be less than the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VI later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "the Guaranteed Principal benefits" below.) The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004, the next available maturity date was February 13, 2012. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and


                                              Contract features and benefits  25

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



THE GUARANTEED PRINCIPAL BENEFITS


Subject to state availability (see Appendix VI later in this Prospectus for more information on state availability of these benefits), we offer a guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. Neither GPB is available under Inherited IRA contracts. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, the systematic withdrawals option or the substantially equal withdrawals options. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions, adjusted for withdrawals and transfers, on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 only if the annuitant is age 80 or younger when the contract is issued (after age 75, only the 7-year fixed maturity option is available). You may elect GPB Option 2 only if the annuitant is age 75 or younger when the contract is issued. If you are purchasing an IRA or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.



GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the amount of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the investment options however you choose, other than the Investment simplifier. (If you elect the General or 12 month dollar cost averaging program, the remainder of your initial contribution (that is, amounts other than those allocated to the fixed maturity option under GPB Option 1) must be allocated to that dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.



GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution, and any additional permitted contributions, to be allocated to a special 10 year fixed maturity option. Your contract will contain information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract, and other than the Investment simplifier. (If you elect the General or 12 month dollar cost averaging program, the remainder of all contribu-


26  Contract features and benefits
tions (that is, amounts other than those allocated to the Special 10 year fixed maturity option) must be allocated to that dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.


If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Select(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).


The purchase of GPB Option2 is also not appropriate if you plan on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the guaranteed death benefits and Protection Plus). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix V later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


12 MONTH DOLLAR COST AVERAGING PROGRAM. Subject to state availability, you may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.


Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time


                                              Contract features and benefits  27
period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.


If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                       ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. If you elect a GPB, you may also elect the 12 month or General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. See "Transferring your money among investment options" later in this Prospectus.



YOUR BENEFIT BASE

A benefit base is used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. Your benefit base is not an account value or a cash value. See also "Our Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).



6% ROLL UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o  your initial contribution and any additional contributions to the contract;
   plus


28  Contract features and benefits

o  daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus).


The effective annual interest rate credited to this benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market) and monies allocated to the 12 month dollar cost averaging program; and


o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.



ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of:


o your initial contribution to the contract (plus any additional contributions),

                                       or


o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,


                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).



GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual Ratchet to age 85, as described immediately above, on each contract anniversary.



ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Our Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR GUARANTEED MINIMUM INCOME BENEFIT OPTION


The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing this contract as an Inherited IRA or if you elect a GPB, the Guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the Guaranteed minimum income benefit is not available except for certain split-funded Charitable Remainder Trusts. If the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:


-------------------------------------------
              Level payments
-------------------------------------------
                     Period certain years
                     --------------------
  Annuitant's
age at exercise        IRAs        NQ
-------------------------------------------
  75 and younger        10         10
        76               9         10
        77               8         10
        78               7         10
        79               7         10
        80               7         10
        81               7         9
        82               7         8
        83               7         7
-------------------------------------------

                                              Contract features and benefits  29

-------------------------
    Level payments
-------------------------
   84       6         6
   85       5         5
-------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account.




-----------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
-----------------------------------------------------------
            10                          $11,891
            15                          $18,597
-----------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) for Rollover TSA contracts, if you are eligible to exercise your Guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(iv) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date


30  Contract features and benefits
     on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules.

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals and any taxes that apply. Once your contract is issued, you may not change or voluntarily terminate your death benefit.


If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the highest amount. If you elect the Spousal protection option, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix VI later in this Prospectus for state availability of these benefits):


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.


The standard death benefit is the only death benefit available for annuitants ages 76 through 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.

                       ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals and (transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix III later in this Prospectus for an example of how we calculate an enhanced death benefit.


Protection Plus


Subject to state and contract availability (see Appendix VI later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus feature, you may not voluntarily terminate this feature.


If the annuitant is 70 or younger when we issue your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:


o  such death benefit less total net contributions, multiplied by 40%.


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

                                              Contract features and benefits  31

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%.


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If you elect Spousal protection, the Protection Plus benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the non-surviving spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VI later in this Prospectus to see if this feature is available in your state.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.


Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o   You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.


o The Guaranteed minimum income benefit, successor owner/ annuitant feature, 12-month dollar cost averaging program, automatic investment program, GPB Options 1 and 2 and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.


o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal


32  Contract features and benefits
     the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply.


Generally, your refund will be the same as any other surrender and you will receive your account value under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  33

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)     mortality and expense;

(ii)    administrative expenses; and

(iii)   distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)     increased to reflect additional contributions;

(ii)    decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2 and/or the Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


See Appendix VI later in this Prospectus for any state variations with regard to terminating your contract.



34  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 13, 2004 maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o During the first contract year, transfers into the guaranteed interest option are not permitted.

o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

o  No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the



                            Transferring your money among investment options  35
combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.


36  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

--------------------------------------------------------------------------------
                                    Method of withdrawal
                    ------------------------------------------------------------
                                                                 Lifetime
                                                                 required
                                              Substantially      minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion IRA       Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


** This contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contract, features and benefits" earlier in this Prospectus.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and Rollover IRA and Roth Conversion IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time. This option is not available if you have elected a guaranteed principal benefit.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In any such case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments



                                                        Accessing your money  37
to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount. This option is not available if you have elected a guaranteed principal benefit.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in the GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll up benefit base on the most recent contract date anniversary. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a


38  Accessing your money
loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VI later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.


We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout


                                                        Accessing your money  39
options are those that are available under the Guaranteed minimum income benefit (see "Our Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus).


--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     (not available in New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We


40  Accessing your money
require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.

Please see Appendix VI later in this Prospectus for more detailed information on the annuity maturity date in New York and Pennsylvania.


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.


                                                        Accessing your money  41

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge

o  An administrative charge

o  A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Guaranteed minimum income benefit, if you elect this optional benefit.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.


The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.


To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If



42  Charges and expenses
such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE


ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.

There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2


If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).



GUARANTEED MINIMUM INCOME BENEFIT CHARGE


If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


                                                        Charges and expenses  43

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o  Management fees ranging from 0.10% to 1.50%.

o  12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


44  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.


Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfer to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse, who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor


                                                    Payment of death benefit  45
owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of this feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Our Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus, see "Protection Plus" in "Guaranteed minimum death benefit "under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be re-set to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VI later in this Prospectus for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to


46  Payment of death benefit
effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary



                                                    Payment of death benefit  47
     chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals.


If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


48  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing the amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 month dollar cost averaging, choice of death benefits, the Guaranteed minimum income benefit, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o  if the owner is other than an individual.

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


                                                             Tax information  49

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.


BENEFICIARY CONTINUATION OPTION


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.



The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.



50  Tax information

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:
o  on or after your death; or
o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have not applied for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.


                                                             Tax information  51

The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.


PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS Opinion Letters that the contract with a similar Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Select(SM) IRA or Accumulator(R) Select(SM) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000 for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time home buyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.


52  Tax information

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Select(SM) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Select(SM) Rollover TSA contract:

o  a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

Contributions to TSAs are discussed in greater detail in the SAI.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal


                                                             Tax information  53
income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS


Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

See Appendix VI later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract.


Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
   IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the


54  Tax information
taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  55

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust which accompany this Prospectus, or in their respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example the rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:




-----------------------------------------------------------------------
  Fixed maturity options
   with February 13th        Rate to maturity
    maturity date of               as of            Price per $100 of
      maturity year          February 13, 2004       maturity value
-----------------------------------------------------------------------
           2005                   3.00%*                 $ 97.08
           2006                   3.00%*                 $ 94.25
           2007                   3.00%*                 $ 91.51
           2008                   3.00%*                 $ 88.84
           2009                   3.00%*                 $ 86.25
           2010                   3.00%*                 $ 83.73
           2011                   3.00%*                 $ 81.30
           2012                   3.30%                  $ 77.11
           2013                   3.53%                  $ 73.16
           2014                   3.73%                  $ 69.31
-----------------------------------------------------------------------



* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.



56  More information

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT



WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we



                                                            More information  57
have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or Rollover TSA contracts, nor is it available with GPB Option 2.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.



CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



58  More information

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees; or


o  the formal approval of independent auditors selected for each Trust; or


o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to Equitable Life separate accounts in connection with Equitable Life's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with Equitable Life. EQ Advisors Trust and AXA Premier VIP Trust also sell their shares to the trustee of a qualified plan for Equitable Life. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.




DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities


                                                            More information  59

Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 2.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



60  More information

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2003, is considered to be a part of this Prospectus because they are incorporated by reference.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  61

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003



--------------------------------------------------------------------------------
                                                        For the years
                                                      ending December 31,
                                                   -----------------------------
                                                        2003        2002
--------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------
  Unit value                                           $ 10.66         --
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       32         --
--------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------
  Unit value                                           $ 10.30         --
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1         --
--------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------
  Unit value                                           $ 10.41         --
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       84         --
--------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------
  Unit value                                           $ 38.70    $ 33.05
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      383         86
--------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------
  Unit value                                           $ 10.66         --
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       46         --
--------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------
  Unit value                                           $ 45.72    $ 33.82
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       10          4
--------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------
  Unit value                                           $ 10.84    $ 10.63
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                    1,202        628
--------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------
  Unit value                                           $  9.91    $  7.87
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      143         57
--------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------
  Unit value                                           $ 25.87    $ 21.48
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      557        125
--------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------
  Unit value                                           $ 10.27    $  7.78
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      360        135
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------
  Unit value                                           $  9.59    $  7.61
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      238        104
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------
  Unit value                                           $  8.68    $  6.76
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      792        408
--------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------
  Unit value                                           $ 10.15    $  7.88
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      726        316
--------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



--------------------------------------------------------------------------------
                                                        For the years
                                                      ending December 31,
                                                   -----------------------------
                                                        2003        2002
--------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
--------------------------------------------------------------------------------
  Unit value                                           $  8.52   $   6.18
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      731        292
--------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
--------------------------------------------------------------------------------
  Unit value                                           $ 10.15   $   7.34
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      560        206
--------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------
  Unit value                                           $  8.74   $   5.64
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       98         14
--------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------
  Unit value                                           $191.26   $ 130.09
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       29          9
--------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------
  Unit value                                           $ 24.60   $  19.19
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      371        133
--------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------
  Unit value                                           $ 17.72   $  17.65
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      458        259
--------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------
  Unit value                                           $ 11.05   $   8.32
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      530        142
--------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
--------------------------------------------------------------------------------
  Unit value                                           $  5.78   $   4.77
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      856        341
--------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
  Unit value                                           $ 14.97   $  14.71
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      512        198
--------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------
  Unit value                                           $ 13.34   $   9.63
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      478        121
--------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
  Unit value                                           $ 12.60   $   9.96
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                    1,481        530
--------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------
  Unit value                                           $  7.82   $   6.22
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      249         42
--------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------
  Unit value                                           $  9.38   $   7.19
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                    1,026        282
--------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------
  Unit value                                           $ 10.16   $   7.86
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      776        200
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)



--------------------------------------------------------------------------------
                                                        For the years
                                                      ending December 31,
                                                  ------------------------------
                                                        2003        2002
--------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------
  Unit value                                           $  10.12    $  7.55
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                     1,222        345
--------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
--------------------------------------------------------------------------------
  Unit value                                           $   8.53    $  5.56
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       457         69
--------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------
  Unit value                                           $  22.76    $ 18.11
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                     1,074        399
--------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------
  Unit value                                               7.75    $  5.70
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       218         32
--------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------
  Unit value                                           $   9.62    $  6.81
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       883        285
--------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------
  Unit value                                           $  12.10    $  9.24
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       636        237
--------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
--------------------------------------------------------------------------------
  Unit value                                           $  13.20    $ 12.99
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                     1,175        441
--------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------
  Unit value                                           $   5.38    $  4.35
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       561        192
--------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------
  Unit value                                           $  14.09    $ 10.43
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       641        270
--------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------
  Unit value                                           $  12.69    $  9.85
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                     1,510        386
--------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------
  Unit value                                           $  17.87    $ 13.86
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       502        184
--------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------
  Unit value                                           $  13.75    $ 10.92
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       441        161
--------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------
  Unit value                                           $  11.60    $  9.12
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        93         38
--------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------
  Unit value                                           $   8.03    $  6.69
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       598        229
--------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------
  Unit value                                           $  26.17    $ 26.47
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                       434        630
--------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003



--------------------------------------------------------------------------------
                                                        For the years
                                                      ending December 31,
                                                   -----------------------------
                                                        2003        2002
--------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
--------------------------------------------------------------------------------
  Unit value                                           $ 11.78     $ 9.45
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      307        128
--------------------------------------------------------------------------------
 EQ/Putnam Voyager
--------------------------------------------------------------------------------
  Unit value                                           $ 11.20     $ 9.19
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      164         40
--------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------
  Unit value                                           $ 12.10     $ 8.44
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      449        122
--------------------------------------------------------------------------------
 EQ/Technology
--------------------------------------------------------------------------------
  Unit value                                           $  4.02     $ 2.85
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                      258         77
--------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
--------------------------------------------------------------------------------
  Unit value                                           $ 10.16         --
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1         --
--------------------------------------------------------------------------------
 U.S. Real Estate
--------------------------------------------------------------------------------
  Unit value                                           $ 10.99         --
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                        1         --
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





-----------------------------------------------------------------------------------------------------------------------
                                                             Hypothetical assumed rate to maturity on February 13, 2009
                                                           ------------------------------------------------------------
                                                                             5.00%                 9.00%
-----------------------------------------------------------------------------------------------------------------------
As of February 13, 2009 (before withdrawal)
-----------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                  $144,082            $ 119,503
-----------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                   $131,104            $ 131,104
-----------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                                 $ 12,978            $ (11,601)
-----------------------------------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
-----------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                       $  4,504            $  (4,854)
-----------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                     $ 45,496            $  54,854
-----------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                        $ 85,608            $  76,250
-----------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                          $120,091            $ 106,965
-----------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                           $ 94,082            $  69,503
-----------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


B-1 Appendix II: Market value adjustment example

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




---------------------------------------------------------------------------------------
   End of
 contract                         6% Roll up to age 85      Annual Ratchet to age 85
   year       Account value      enhanced death benefit      enhanced death benefit
---------------------------------------------------------------------------------------
     1          105,000                 106,000                     105,000
---------------------------------------------------------------------------------------
     2          115,500                 112,360                     115,500
---------------------------------------------------------------------------------------
     3          129,360                 119,102                     129,360
---------------------------------------------------------------------------------------
     4          103,488                 126,248                     129,360
---------------------------------------------------------------------------------------
     5          113,837                 133,823                     129,360
---------------------------------------------------------------------------------------
     6          127,497                 141,852                     129,360
---------------------------------------------------------------------------------------
     7          127,497                 150,363                     129,360
---------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

                                Appendix III: Enhanced death benefit example C-1

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.38)%, 2.62% for the Accumulator(R) Select(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


D-1 Appendix IV: Hypothetical illustrations

Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



--------------------------------------------------------------------------------
                                                             Greater of 6% Roll
                                                                     up
                                                              to age 85 or the
                                                               Annual Ratchet
                                                                  to age 85
                                                                 Guaranteed
                                                                Minimum Death
                        Account Value        Cash Value            Benefit
                     ------------------- ------------------- -------------------
 Age   Contract Year     0%        6%        0%        6%        0%        6%
----- -------------- --------- --------- --------- --------- --------- ---------
 60          1        100,000   100,000   100,000   100,000   100,000  100,000
 61          2         94,857   100,836    94,857   100,836   106,000  106,000
 62          3         89,831   101,611    89,831   101,611   112,360  112,360
 63          4         84,913   102,318    84,913   102,318   119,102  119,102
 64          5         80,093   102,951    80,093   102,951   126,248  126,248
 65          6         75,362   103,504    75,362   103,504   133,823  133,823
 66          7         70,712   103,967    70,712   103,967   141,852  141,852
 67          8         66,133   104,335    66,133   104,335   150,363  150,363
 68          9         61,616   104,597    61,616   104,597   159,385  159,385
 69         10         57,151   104,746    57,151   104,746   168,948  168,948
 74         15         35,212   103,421    35,212   103,421   226,090  226,090
 79         20         13,129    97,501    13,129    97,501   302,560  302,560
 84         25              0    84,964         0    84,964         0  404,893
 89         30              0    78,068         0    78,068         0  429,187
 94         35              0    73,432         0    73,432         0  429,187
 95         36              0    72,444         0    72,444         0  429,187

                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
                          ------------------------------------
      Total Death Benefit
        with Protection       Guaranteed       Hypothetical
             Plus               Income            Income
      ------------------- ------------------ -----------------
 Age      0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- -------
 60    100,000  100,000      N/A      N/A       N/A      N/A
 61    108,400  108,400      N/A      N/A       N/A      N/A
 62    117,304  117,304      N/A      N/A       N/A      N/A
 63    126,742  126,742      N/A      N/A       N/A      N/A
 64    136,747  136,747      N/A      N/A       N/A      N/A
 65    147,352  147,352      N/A      N/A       N/A      N/A
 66    158,593  158,593      N/A      N/A       N/A      N/A
 67    170,508  170,508      N/A      N/A       N/A      N/A
 68    183,139  183,139      N/A      N/A       N/A      N/A
 69    196,527  196,527      N/A      N/A       N/A      N/A
 74    276,527  276,527    14,266   14,266    14,266   14,266
 79    383,584  383,584    20,393   20,393    20,393   20,393
 84          0  493,179         0   34,821         0   34,821
 89          0  517,472      N/A      N/A       N/A      N/A
 94          0  517,472      N/A      N/A       N/A      N/A
 95          0  517,472      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                     Appendix IV: Hypothetical illustrations D-2

Appendix V: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 13, 2004. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.




--------------------------------------------------------------------------------------------------------------
                                                                                              Assuming 100%
                                                         Assuming                            in the variable
                                                       100% in the   Under GPB   Under GPB      investment
                                                           FMO        Option 1    Option 2       options
--------------------------------------------------------------------------------------------------------------
   Amount allocated to FMO on February 13, 2004          100,000       69,310      35,000           0
   based upon a 3.73% rate to maturity
--------------------------------------------------------------------------------------------------------------
   Initial account value allocated to the variable          0          30,690      65,000        100,000
   investment options on February 13, 2004
--------------------------------------------------------------------------------------------------------------
   Account value in the fixed maturity option on         144,269      100,000      50,494           0
   February 13, 2014
--------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding             144,269      121,536     100,000*        70,173
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 0% gross rate of
   return)
--------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding             144,269      139,363    127,443**       128,258
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 6% gross rate of
   return)
--------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding             144,269      157,718    163,975**       188,067
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 10% gross rate of
   return)
--------------------------------------------------------------------------------------------------------------



* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $7,951 in this example.

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


E-1 Appendix V: Guaranteed principal benefit example

Appendix VI -- State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------


The following information is a summary of the states where the Equitable Accumulator(R) Select(SM) contract or certain features and/or benefits are either NOT available as of the date of this Prospectus OR have certain variations to the contract's features and benefits as previously described in this Prospectus.


STATES WHERE CERTAIN ACCUMULATOR(R) SELECT(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:




-------------------------------------------------------------------------------------------------------
State      Features and Benefits                                 Availability or Variation
-------------------------------------------------------------------------------------------------------
MARYLAND   Fixed maturity options                                Not Available

           Guaranteed principal benefit option 1 and Guaranteed  Not Available principal benefit option 2
-------------------------------------------------------------------------------------------------------
NEW YORK   Greater of the 6% roll up or Annual Ratchet Guaran-   Not Available (you have a choice
           teed minimum death benefit                            of the standard death benefit
                                                                 or the Annual Ratchet to age 85
                                                                 guaranteed minimum death
                                                                 benefit), as described earlier in
                                                                 this Prospectus.

           Protection Plus                                       Not Available

           Variable Immediate Annuity payout options -- Life     Not Available
           annuity contracts

           See "Termination of your contract" in "Determining    If your account value in the
           your contract's value"                                variable investment options and
                                                                 the fixed maturity options is
                                                                 insufficient to pay the annual
                                                                 administrative, guaranteed minimum
                                                                 death benefit and/or the
                                                                 guaranteed minimum income benefit
                                                                 charges, and you have no
                                                                 account value in the guaranteed
                                                                 interest option, your contract
                                                                 will terminate without value, and
                                                                 you will lose any applicable
                                                                 benefits. See "Charges and
                                                                 expenses" earlier in this
                                                                 Prospectus.

           See "The amount applied to purchase an annuity        The amount applied to purchase an
           payout option" in "Accessing your money"              annuity payout option varies,
                                                                 depending on the payout option
                                                                 that you choose, and the timing
                                                                 of your purchase as it relates to
                                                                 any market value adjustments. In
                                                                 New York, the income provided,
                                                                 however, will never be less than
                                                                 what would be provided by applying
                                                                 the account value to the
                                                                 guaranteed annuity purchase
                                                                 factors.

           See "Charges and expenses"                            With regard to the Annual
                                                                 administrative, Guaranteed minimum
                                                                 death benefit, Guaranteed
                                                                 principal benefit option 2 and
                                                                 Guaranteed minimum income benefit
                                                                 charges, respectively, we will
                                                                 deduct the related charge, as
                                                                 follows for each: we will deduct
                                                                 the charge from your value in the
                                                                 variable investment options on a
                                                                 pro rata basis. If these amounts
                                                                 are insufficient, we will deduct
                                                                 all or a portion of the charge
                                                                 from the fixed maturity options
                                                                 (other than the Special 10 year
                                                                 fixed maturity option) in the
                                                                 order of the earliest maturity
                                                                 date(s) first. If such amounts are
                                                                 still insufficient, we will deduct
                                                                 any remaining portion from the
                                                                 Special 10 year fixed maturity
                                                                 option. If the contract is surren-
                                                                 dered or annuitized or a death
                                                                 benefit is paid, we will deduct a
                                                                 pro rata portion of the charge for
                                                                 that year. A market value
                                                                 adjustment will apply to
                                                                 deductions from the fixed maturity
                                                                 options (including the Special 10
                                                                 year fixed maturity option).

                                                                 In New York, deductions from the
                                                                 fixed maturity options (includ-
                                                                 ing the Special 10 year fixed
                                                                 maturity option) cannot cause the
                                                                 credited net interest for the
                                                                 contract year to fall below 1.5%.
-------------------------------------------------------------------------------------------------------



                    Appendix VI -- State contract availability and/or variations of certain features and benefits F-1

-------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                 Availability or Variation
-------------------------------------------------------------------------------------------------------
NEW YORK,                                                           With regard to the Annual
Continued                                                           administrative, Guaranteed minimum
                                                                    death benefit and Guaranteed minimum
                                                                    income benefit charges only, if your
                                                                    account value in the variable
                                                                    investment options and the fixed
                                                                    maturity options is insufficient to
                                                                    pay this charge, and you have no
                                                                    account value in the guaranteed
                                                                    interest option, your contract will
                                                                    terminate without value and you will
                                                                    lose any applicable guaranteed
                                                                    benefits. Please see "Termination of
                                                                    your contract" in "Determining your
                                                                    contract's value" earlier in
                                                                    this Prospectus.

               See "Annuity maturity date" in "Accessing your       The maturity date by which you must
               money"                                               take a lump sum withdrawal or select
                                                                    an annuity payout option is as follows:

                                                                                Maximum
                                                                    Issue age   Annuitization age
                                                                    ---------   -----------------
                                                                    0-80        90
                                                                    81          91
                                                                    82          92
                                                                    83          93
                                                                    84          94
                                                                    85          95

                                                                    Please see this section earlier
                                                                    in this Prospectus for more
                                                                    information.
-------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contribution age limitations                         If the annuitant was 0-75 at
                                                                    contract issue, the maximum
                                                                    contribution age is 85.

               See "Annuity maturity date" in "Accessing your       The maturity date by which you
               money"                                               must take a lump sum with-
                                                                    drawal or select an annuity
                                                                    payout option is as follows:

                                                                                Maximum
                                                                    Issue age   annuitization age
                                                                    ---------   -----------------

                                                                    0-75        85
                                                                    76          86
                                                                    77          87
                                                                    78-80       88
                                                                    81-85       90
-------------------------------------------------------------------------------------------------------
PUERTO RICO    IRA, Roth IRA, Inherited IRA and Rollover TSA        Not Available
               contracts

               Beneficiary continuation option (IRA)                Not Available
-------------------------------------------------------------------------------------------------------
VERMONT        Loans under Rollover TSA contracts                   Taking a loan in excess of the
                                                                    Internal Revenue Code limits may
                                                                    result in adverse tax
                                                                    consequences. Please consult
                                                                    your tax adviser before taking a
                                                                    loan that exceeds the Internal
                                                                    Revenue Code limits.
-------------------------------------------------------------------------------------------------------


F-2 Appendix VI -- State contract availability and/or variations of certain features and benefits

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page

Tax Information                                                             2
Unit Values                                                                15
Equitable Life's Pending Name Change                                       15
Custodian and Independent Auditors                                         15
Distribution of the Contracts                                              15
Financial Statements                                                       16



How to obtain an Equitable Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Select(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator(R) Select(SM) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
City                        State          Zip






(SAI 4ACS(5/03))






















                                                        X00680/Select '04 Series

Equitable Accumulator(R) Elite(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS MAY 1, 2004

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) ELITE(SM)?


Equitable Accumulator(R) Elite(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts or all states. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Bernstein Diversified Value
o AXA Conservative Allocation(1)         o EQ/Calvert Socially Responsible
o AXA Conservative-Plus Allocation(1)    o EQ/Capital Guardian International
o AXA Moderate Allocation(1)             o EQ/Capital Guardian Research
o AXA Moderate-Plus Allocation(1)        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Aggressive Equity      o EQ/Emerging Markets Equity
o AXA Premier VIP Core Bond              o EQ/Equity 500 Index
o AXA Premier VIP Health Care            o EQ/Evergreen Omega
o AXA Premier VIP High Yield             o EQ/FI Mid Cap
o AXA Premier VIP International Equity   o EQ/FI Small/Mid Cap Value
o AXA Premier VIP Large Cap Core         o EQ/J.P. Morgan Core Bond
  Equity                                 o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Marsico Focus
o AXA Premier VIP Small/Mid Cap          o EQ/Mercury Basic Value Equity
  Growth                                 o EQ/Mercury International Value
o AXA Premier VIP Small/Mid Cap Value    o EQ/MFS Emerging Growth Companies
o AXA Premier VIP Technology             o EQ/MFS Investors Trust
o EQ/Alliance Common Stock               o EQ/Money Market
o EQ/Alliance Growth and Income          o EQ/Putnam Growth & Income Value
o EQ/Alliance Intermediate Government    o EQ/Putnam Voyager
  Securities                             o EQ/Small Company Index
o EQ/Alliance International              o EQ/Technology(2)
o EQ/Alliance Premier Growth             o Laudus Rosenberg VIT Value Long/
o EQ/Alliance Quality Bond                      Short Equity(3)
o EQ/Alliance Small Cap Growth           o U.S. Real Estate--Class II
--------------------------------------------------------------------------------


(1)  The "AXA Allocation" portfolios.

(2) Subject to shareholder approval, on or about May 14, 2004, we anticipate that the EQ/Technology investment option (the "replaced option"), which invests in a corresponding portfolio of EQ Advisors Trust, will be merged into the AXA Premier VIP Technology investment option (the "surviving option"), which invests in a corresponding portfolio of AXA Premier VIP Trust. At that time, we will move the assets in the replaced option into the surviving option and all allocation elections to the replaced option will be considered allocations to the surviving option.

(3)  Formerly named "AXA Rosenberg VIT Value Long/Short Equity."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust, AXA Premier VIP Trust, The Universal Institutional Funds, Inc., or Barr Rosenberg Variable Insurance Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2004, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                        X00698/Elite '04 Series
                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------



EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Elite(SM) at a glance -- key features               8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           18
--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        18
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Allocating your contributions                                               27
Your benefit base                                                           30
Annuity purchase factors                                                    30
Our Guaranteed minimum income benefit option                                30
Guaranteed minimum death benefit                                            32
Inherited IRA beneficiary continuation contract                             33
Your right to cancel within a certain number of days                        34


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        35
--------------------------------------------------------------------------------

Your account value and cash value                                           35
Your contract's value in the variable investment options                    35
Your contract's value in the guaranteed interest option                     35
Your contract's value in the fixed maturity options                         35
Your contract's value in the account for special dollar cost
     averaging                                                              35
Termination of your contract                                                35



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     36
--------------------------------------------------------------------------------

Transferring your account value                                             36
Disruptive transfer activity                                                36
Rebalancing your account value                                              37



----------------------

"We," "our," and "us" refer to Equitable Life.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     38
--------------------------------------------------------------------------------

Withdrawing your account value                                              38
How withdrawals are taken from your account value                           39
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum
     income benefit, Guaranteed minimum death
     benefit and Guaranteed principal benefit option 2                      39
Loans under Rollover TSA contracts                                          40
Surrendering your contract to receive its cash value                        40
When to expect payments                                                     40
Your annuity payout options                                                 41


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     43
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         43
Charges that the Trusts deduct                                              46
Group or sponsored arrangements                                             46
Other distribution arrangements                                             46


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 47
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     47
How death benefit payment is made                                           47
Beneficiary continuation option                                             48

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          51
--------------------------------------------------------------------------------

Overview                                                                    51
Buying a contract to fund a retirement arrangement                          51
Transfers among investment options                                          51
Taxation of nonqualified annuities                                          51
Individual retirement arrangements (IRAs)                                   53
Special rules for contracts funding qualified plans                         55
Tax-Sheltered Annuity contracts (TSAs)                                      55
Federal and state income tax withholding and
     information reporting                                                  56
Impact of taxes to Equitable Life                                           57


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         58
--------------------------------------------------------------------------------

About our Separate Account No. 49                                           58
About the Trusts                                                            58
About our fixed maturity options                                            58
About the general account                                                   59
About other methods of payment                                              59
Dates and prices at which contract events occur                             60
About your voting rights                                                    61
About legal proceedings                                                     61
About our independent auditors                                              61
Financial statements                                                        61
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          61
Distribution of the contracts                                               62

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          63

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I   -- Condensed financial information                                     A-1
II  -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
IV  -- Enhanced death benefit example                                      D-1
V   -- Hypothetical illustrations                                          E-1
VI  -- Guaranteed principal benefit
        example                                                            F-1
VII -- State contract availability and/or variations of
        certain features and benefits                                      G-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this Prospectus.




                                                            Page in                                                         Page in
Term                                                       Prospectus   Term                                             Prospectus
account value                                                   35      IRA                                                  cover
administrative charge                                           43      IRS                                                     51
annual administrative charge                                    43      lifetime required minimum distribution withdrawals      39
annual ratchet death benefit                                    32      loan reserve account                                    40
annuitant                                                       18      loans under rollover TSA                                40
annuity maturity date                                           42      lump sum withdrawals                                    38
annuity payout options                                          41      market adjusted amount                                  26
annuity purchase factors                                        30      market timing                                           36
automatic investment program                                    60      market value adjustment                                 26
beneficiary                                                     47      maturity dates                                          26
Beneficiary continuation option ("BCO")                         48      maturity value                                          26
benefit base                                                    30      Mortality and expense risks charge                      43
business day                                                    60      NQ                                                   cover
cash value                                                      35      participant                                             21
charges for state premium and other applicable taxes            45      portfolio                                            cover
contract date                                                    9      processing office                                        6
contract date anniversary                                        9      Protection Plus                                         32
contract year                                                    9      Protection Plus charge                                  45
contributions to Roth IRAs                                      54      QP                                                   cover
  regular contributions                                         54      rate to maturity                                        26
  rollovers and direct transfers                                54      Rebalancing                                             37
  conversion contributions                                      54      roll-up death benefit                                   30
contributions to traditional IRAs                               54      Rollover IRA                                         cover
  regular contributions                                         54      Rollover TSA                                         cover
  rollovers and transfers                                       54      Roth Conversion IRA                                  cover
disability, terminal illness or confinement to nursing home     44      Roth IRA                                                53
disruptive transfer activity                                    36      SAI                                                  cover
distribution charge                                             43      SEC                                                  cover
EQAccess                                                         6      self-directed allocation                                27
ERISA                                                           40      Separate Account 49                                     58
fixed-dollar option                                             29      special dollar cost averaging                           28
fixed maturity options                                          26      Spousal protection                                      48
free look                                                       34      standard death benefit                                  30
free withdrawal amount                                          44      substantially equal withdrawals                         38
general account                                                 59      Successor owner and annuitant                           47
general dollar cost averaging                                   29      systematic withdrawals                                  38
guaranteed interest option                                      26      TOPS                                                     6
Guaranteed minimum death benefit                                32      TSA                                                  cover
Guaranteed minimum income benefit                               30      traditional IRA                                         53
Guaranteed minimum income benefit charge                        45      Trusts                                               cover
Guaranteed principal benefits                                   27      unit                                                    35
Inherited IRA                                                cover      variable investment options                             21
investment options                                           cover      wire transmittals and electronic applications
Investment simplifier                                           29      withdrawal charge



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


     -------------------------------------------------------------------------------------------------------------------------------
     Prospectus                          Contract or Supplemental Materials
     -------------------------------------------------------------------------------------------------------------------------------
     fixed maturity options              Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
     variable investment options         Investment Funds
     account value                       Annuity Account Value
     rate to maturity                    Guaranteed Rates
     unit                                Accumulation Unit
     Guaranteed minimum death benefit    Guaranteed death benefit
     Guaranteed minimum income benefit   Guaranteed Income Benefit
     guaranteed interest option          Guaranteed Interest Account
     -------------------------------------------------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Elite(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our web site at http://www.axaonline.com and clicking on EQAccess. All other clients may access EQAccess by visiting our other web site at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

6  Who is Equitable Life?

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges;

(12) direct transfers; and

(13) exercise of the Guaranteed minimum income benefit.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5)  death claims;

(6) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(7)  special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------

Professional investment      Equitable Accumulator(R) Elite(SM)'s variable investment options invest in different portfolios managed
management                   by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                             contract                    payments.

                             o On transfers inside the   No tax on transfers among investment options.
                             contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                             Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                             later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
income benefit               once the owner elects to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Initial minimum:          $10,000

                             o Additional minimum:       $500 (NQ, QP and Rollover TSA contracts)
                                                         $100 monthly and $300 quarterly under our automatic investment program
                                                         (NQ contracts)
                                                         $1,000 (Inherited IRA contracts)
                                                         $50 (IRA contracts)

                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million
                             ($500,000 for owners or annuitants who are age 81 and older at contract issue).
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals

                             o Several withdrawal options on a periodic basis

                             o Loans under Rollover TSA contracts

                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options

                             o Variable Immediate Annuity payout options

                             o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------

8 Equitable Accumulator(R) Elite(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options

                       o Guaranteed principal benefit options

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, confinement to a  nursing home and certain other withdrawals

                       o Protection Plus, an optional death benefit available under certain contracts

                       o Spousal protection

                       o Successor owner/annuitant

                       o Beneficiary continuation option
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.65%.

                       o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o Annual 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o An annual charge for the optional Guaranteed principal benefit option 2 deducted on the first 10 contract date anniversaries equal to 0.50% of the account value.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value is, on the contract date anniversary, $50,000 or more, we will not deduct the charge.

                       o Annual 0.35% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions. During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10% amount available. There is no withdrawal charge in the fifth and later contract years following a contribution. Certain exemptions may apply.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 1.50% annually,
                         12b-1 fees of either 0.25% or 0.35% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-85
                       Inherited IRA: 0-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.



                Equitable Accumulator(R) Elite(SM) at a glance -- key features 9

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


10 Equitable Accumulator(R) Elite(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.




------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)         8.00%

Charge if you elect a Variable Immediate Annuity payout option              $ 350
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                 1.10%
Administrative                                                              0.30%
Distribution                                                                0.25%
                                                                            -----
Total annual expenses                                                       1.65%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(3)
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                               $  30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $   0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll up to age 85
                                                                            benefit base or the Annual Ratchet to age 85 benefit
                                                                            base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(3) on the first 10
contract date anniversaries.)                                               0.50%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3) on each
contract date anniversary for which the benefit is in effect.)              0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted annually(3) on each contract date anniversary
for which the benefit is in effect.)                                        0.35%
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (calcu-
lated and deducted daily as a percentage of the outstanding loan
amount)                                                                     2.00%(4)
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2003 (expenses that are deducted              Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or           -----      -------
expenses)(5)                                                                                0.56%      10.23%



This table shows the fees and expenses for 2003 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Total        Fee Waiv-   Net Total
                                                                                                 Annual         ers        Annual
                                                                                 Underlying     Expenses      and/or      Expenses
                                               Manage-                           Portfolio      (Before       Expense      After
                                                ment      12b-1      Other       Fees and       Expense       Reimburse-  Expense
 Portfolio Name                               Fees(6)    Fees(7)   Expenses(8)   Expenses(9)   Limitation)    ments(10)  Limitations
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     5.91%         1.08%          7.34%        (5.98)%      1.36%
AXA Conservative Allocation                      0.10%      0.25%     9.04%         0.84%         10.23%        (9.13)%      1.10%
AXA Conservative-Plus Allocation                 0.10%      0.25%     4.13%         0.88%          5.36%        (4.21)%      1.15%
AXA Moderate Allocation                          0.10%      0.25%     0.39%         0.86%          1.60%        (0.43)%      1.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     1.77%         1.13%          3.25%        (1.87)%      1.38%
AXA Premier VIP Aggressive Equity                0.62%      0.25%     0.15%           --           1.02%           --        1.02%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.26%           --           1.11%        (0.16)%      0.95%
AXA Premier VIP Health Care                      1.20%      0.25%     0.48%           --           1.93%        (0.08)%      1.85%
AXA Premier VIP High Yield                       0.59%      0.25%     0.16%           --           1.00%           --        1.00%
AXA Premier VIP International Equity             1.05%      0.25%     0.73%           --           2.03%        (0.23)%      1.80%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.52%           --           1.67%        (0.32)%      1.35%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.43%           --           1.58%        (0.23)%      1.35%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.43%           --           1.58%        (0.23)%      1.35%
AXA Premier VIP Small/Mid Cap Growth             1.10%      0.25%     0.35%           --           1.70%        (0.10)%      1.60%
AXA Premier VIP Small/Mid Cap Value              1.10%      0.25%     0.31%           --           1.66%        (0.06)%      1.60%
AXA Premier VIP Technology                       1.20%      0.25%     0.83%           --           2.28%        (0.43)%      1.85%
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.48%      0.25%     0.06%           --           0.79%           --        0.79%
EQ/Alliance Growth and Income                    0.57%      0.25%     0.06%           --           0.88%           --        0.88%
EQ/Alliance Intermediate Government Securities   0.49%      0.25%     0.08%           --           0.82%           --        0.82%
EQ/Alliance International                        0.74%      0.25%     0.13%           --           1.12%        (0.02)%      1.10%
EQ/Alliance Premier Growth                       0.90%      0.25%     0.05%           --           1.20%        (0.04)%      1.16%
EQ/Alliance Quality Bond                         0.52%      0.25%     0.06%           --           0.83%           --        0.83%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.07%           --           1.07%           --        1.07%
EQ/Bernstein Diversified Value                   0.64%      0.25%     0.06%           --           0.95%         0.00%       0.95%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.55%           --           1.45%        (0.40)%      1.05%
EQ/Capital Guardian International                0.85%      0.25%     0.21%           --           1.31%        (0.11)%      1.20%
EQ/Capital Guardian Research                     0.65%      0.25%     0.07%           --           0.97%        (0.02)%      0.95%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.07%           --           0.97%        (0.02)%      0.95%
EQ/Emerging Markets Equity                       1.15%      0.25%     0.40%           --           1.80%         0.00%       1.80%
EQ/Equity 500 Index                              0.25%      0.25%     0.06%           --           0.56%           --        0.56%
EQ/Evergreen Omega                               0.65%      0.25%     0.25%           --           1.15%        (0.20)%      0.95%
EQ/FI Mid Cap                                    0.70%      0.25%     0.08%           --           1.03%        (0.03)%      1.00%
EQ/FI Small/Mid Cap Value                        0.75%      0.25%     0.10%           --           1.10%         0.00%       1.10%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.09%           --           1.24%        (0.09)%      1.15%
EQ/J.P. Morgan Core Bond                         0.44%      0.25%     0.08%           --           0.77%         0.00%       0.77%
EQ/Lazard Small Cap Value                        0.75%      0.25%     0.10%           --           1.10%         0.00%       1.10%
EQ/Marsico Focus                                 0.90%      0.25%     0.07%           --           1.22%        (0.07)%      1.15%
EQ/Mercury Basic Value Equity                    0.60%      0.25%     0.07%           --           0.92%         0.00%       0.92%
EQ/Mercury International Value                   0.85%      0.25%     0.16%           --           1.26%        (0.01)%      1.25%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.07%           --           0.97%           --        0.97%
------------------------------------------------------------------------------------------------------------------------------------


12 Fee table

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Total        Fee Waiv-   Net Total
                                                                                                 Annual         ers        Annual
                                                                                 Underlying     Expenses      and/or      Expense
                                               Manage-                           Portfolio      (Before       Expense      After
                                                ment      12b-1      Other       Fees and       Expense       Reimburse-  Expense
 Portfolio Name                               Fees(6)    Fees(7)   Expenses(8)   Expenses(9)   Limitation)    ments(10)  Limitations
----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                         0.60%      0.25%     0.11%             --       0.96%         (0.01)%      0.95%
EQ/Money Market                                0.33%      0.25%     0.06%             --       0.64%            --        0.64%
EQ/Putnam Growth & Income Value                0.60%      0.25%     0.10%             --       0.95%          0.00%       0.95%
EQ/Putnam Voyager                              0.65%      0.25%     0.13%             --       1.03%         (0.08)%      0.95%
EQ/Small Company Index                         0.25%      0.25%     0.35%             --       0.85%          0.00%       0.85%
EQ/Technology                                  0.90%      0.25%     0.09%             --       1.24%         (0.09)%      1.15%
----------------------------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   1.50%      0.25%     5.80%             --       7.55%         (4.57)%      2.98%
----------------------------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   0.80%      0.35%     0.31%             --       1.46%         (0.11)%      1.35%
----------------------------------------------------------------------------------------------------------------------------------


(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable

  The withdrawal charge percentage we use is determined by the contract year in which you       Contract
  make the withdrawal or surrender your contract. For each contribution, we consider the        Year
  contract year in which we receive that contribution to be "contract year 1")                  1..............................8.00%
                                                                                                2..............................7.00%
                                                                                                3..............................6.00%
                                                                                                4..............................5.00%
                                                                                                5+.............................0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(4) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2003 and for the underlying portfolios.

(6) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (10) for any expense limitation agreement information.

(7) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(8) Other expenses shown are those incurred in 2003. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreement information.

(9) The AXA Allocation variable investment options invest in corresponding portfolios of the AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of the EQ Advisors Trust and AXA Premier VIP Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/03. A "-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(10) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A"-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. Equitable Life, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2005. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Therefore, each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of the Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Van Kampen reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of the Barr Rosenberg Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See this Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of EQ Advisors Trust Portfolio and AXA Premier VIP Trust portfolio is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



------------------------------------------------------
 Portfolio Name
------------------------------------------------------
   AXA Aggressive Allocation               0.95%
------------------------------------------------------
   AXA Conservative Allocation             0.73%
------------------------------------------------------
   AXA Conservative-Plus Allocation        0.78%
------------------------------------------------------
   AXA Moderate Allocation                 0.79%
------------------------------------------------------
   AXA Moderate-Plus Allocation            0.99%
------------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.95%
------------------------------------------------------
   AXA Premier VIP Health Care             1.84%
------------------------------------------------------
   AXA Premier VIP International Equity    1.73%
------------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.32%
------------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.32%
------------------------------------------------------


                                                                    Fee table 13

------------------------------------------------------
 Portfolio Name
------------------------------------------------------
   AXA Premier VIP Large Cap Value        1.28%
------------------------------------------------------
   AXA Premier VIP Small/Mid Cap Growth   1.46%
------------------------------------------------------
   AXA Premier VIP Small/Mid Cap Value    1.52%
------------------------------------------------------
   AXA Premier VIP Technology             1.70%
------------------------------------------------------
   EQ/Alliance Common Stock               0.77%
------------------------------------------------------
   EQ/Alliance Growth and Income          0.85%
------------------------------------------------------
   EQ/Alliance Premier Growth             1.15%
------------------------------------------------------
   EQ/Alliance Small Cap Growth           1.03%
------------------------------------------------------
   EQ/Calvert Socially Responsible        1.00%
------------------------------------------------------
   EQ/Capital Guardian International      1.18%
------------------------------------------------------
   EQ/Capital Guardian Research           0.93%
------------------------------------------------------
   EQ/Capital Guardian U.S. Equity        0.93%
------------------------------------------------------
   EQ/Emerging Markets Equity             1.78%
------------------------------------------------------
   EQ/Evergreen Omega                     0.84%
------------------------------------------------------
   EQ/FI Mid Cap                          0.88%
------------------------------------------------------
   EQ/FI Small/Mid Cap Value              1.04%
------------------------------------------------------
   EQ/Lazard Small Cap Value              1.00%
------------------------------------------------------
   EQ/Marsico Focus                       1.10%
------------------------------------------------------
   EQ/Mercury Basic Value Equity          0.91%
------------------------------------------------------
   EQ/Mercury International Value         1.18%
------------------------------------------------------
   EQ/MFS Emerging Growth Companies       0.96%
------------------------------------------------------
   EQ/MFS Investors Trust                 0.94%
------------------------------------------------------
   EQ/Putnam Growth & Income Value        0.93%
------------------------------------------------------
   EQ/Putnam Voyager                      0.93%
------------------------------------------------------
   EQ/Technology                          1.01%
------------------------------------------------------


EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $1.60 per $10,000.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


14 Fee table

-----------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                -----------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,915.09     $ 3,790.41     $ 5,076.08     $  9,078.44
AXA Conservative Allocation                      $ 2,218.06     $ 4,532.68     $ 6,073.48     $ 10,144.25
AXA Conservative-Plus Allocation                 $ 1,706.96     $ 3,250.90     $ 4,306.31     $  8,093.21
AXA Moderate Allocation                          $ 1,312.50     $ 2,160.11     $ 2,638.99     $  5,483.23
AXA Moderate-Plus Allocation                     $ 1,485.63     $ 2,650.03     $ 3,405.92     $  6,764.00
AXA Premier VIP Aggressive Equity                $ 1,251.23     $ 1,982.45     $ 2,353.76     $  4,972.29
AXA Premier VIP Core Bond                        $ 1,260.68     $ 2,009.99     $ 2,398.22     $  5,053.17
AXA Premier VIP Health Care                      $ 1,346.76     $ 2,258.46     $ 2,795.29     $  5,755.27
AXA Premier VIP High Yield                       $ 1,249.13     $ 1,976.33     $ 2,343.85     $  4,954.21
AXA Premier VIP International Equity             $ 1,357.26     $ 2,288.46     $ 2,842.73     $  5,836.72
AXA Premier VIP Large Cap Core Equity            $ 1,319.47     $ 2,180.16     $ 2,670.95     $  5,539.31
AXA Premier VIP Large Cap Growth                 $ 1,310.02     $ 2,152.95     $ 2,627.57     $  5,463.14
AXA Premier VIP Large Cap Value                  $ 1,310.02     $ 2,152.95     $ 2,627.57     $  5,463.14
AXA Premier VIP Small/Mid Cap Growth             $ 1,322.62     $ 2,189.21     $ 2,685.37     $  5,564.54
AXA Premier VIP Small/Mid Cap Value              $ 1,318.42     $ 2,177.14     $ 2,666.14     $  5,530.89
AXA Premier VIP Technology                       $ 1,383.51     $ 2,363.18     $ 2,960.40     $  6,036.54
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,227.08     $ 1,911.83     $ 2,239.32     $  4,762.05
EQ/Alliance Growth and Income                    $ 1,236.53     $ 1,939.51     $ 2,284.24     $  4,844.93
EQ/Alliance Intermediate Government Securities   $ 1,230.23     $ 1,921.06     $ 2,254.31     $  4,789.76
EQ/Alliance International                        $ 1,261.73     $ 2,013.05     $ 2,403.15     $  5,062.11
EQ/Alliance Premier Growth                       $ 1,270.13     $ 2,037.48     $ 2,442.51     $  5,133.28
EQ/Alliance Quality Bond                         $ 1,231.28     $ 1,924.14     $ 2,259.30     $  4,798.98
EQ/Alliance Small Cap Growth                     $ 1,256.48     $ 1,997.76     $ 2,378.48     $  5,017.32
EQ/Bernstein Diversified Value                   $ 1,243.88     $ 1,961.00     $ 2,319.05     $  4,908.84
EQ/Calvert Socially Responsible                  $ 1,296.37     $ 2,113.55     $ 2,564.61     $  5,351.80
EQ/Capital Guardian International                $ 1,281.67     $ 2,071.00     $ 2,496.40     $  5,230.15
EQ/Capital Guardian Research                     $ 1,245.98     $ 1,967.13     $ 2,328.98     $  4,927.02
EQ/Capital Guardian U.S. Equity                  $ 1,245.98     $ 1,967.13     $ 2,328.98     $  4,927.02
EQ/Emerging Markets Equity                       $ 1,333.12     $ 2,219.36     $ 2,733.30     $  5,648.05
EQ/Equity 500 Index                              $ 1,202.94     $ 1,840.86     $ 2,123.72     $  4,546.62
EQ/Evergreen Omega                               $ 1,264.88     $ 2,022.22     $ 2,417.93     $  5,088.87
EQ/FI Mid Cap                                    $ 1,252.28     $ 1,985.52     $ 2,358.71     $  4,981.31
EQ/FI Small/Mid Cap Value                        $ 1,259.63     $ 2,006.94     $ 2,393.29     $  5,044.22
EQ/J.P. Morgan Core Bond                         $ 1,224.98     $ 1,905.67     $ 2,229.31     $  4,743.52
EQ/Janus Large Cap Growth                        $ 1,274.33     $ 2,049.68     $ 2,462.14     $  5,168.63
EQ/Lazard Small Cap Value                        $ 1,259.63     $ 2,006.94     $ 2,393.29     $  5,044.22
EQ/Marsico Focus                                 $ 1,272.23     $ 2,043.58     $ 2,452.33     $  5,150.97
EQ/Mercury Basic Value Equity                    $ 1,240.73     $ 1,951.79     $ 2,304.14     $  4,881.51
EQ/Mercury International Value                   $ 1,276.43     $ 2,055.77     $ 2,471.94     $  5,186.26
EQ/MFS Emerging Growth Companies                 $ 1,245.98     $ 1,967.13     $ 2,328.98     $  4,927.02
EQ/MFS Investors Trust                           $ 1,244.93     $ 1,964.06     $ 2,324.01     $  4,917.94
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                 If you annuitize at the end
                                                                of the applicable time period
                                                -----------------------------------------------------------
                   Portfolio Name                   1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,465.09     $ 3,540.41     $ 5,426.08     $  9,428.44
AXA Conservative Allocation                      $ 1,768.06     $ 4,282.68     $ 6,423.48     $ 10,494.25
AXA Conservative-Plus Allocation                 $ 1,256.96     $ 3,000.90     $ 4,656.31     $  8,443.21
AXA Moderate Allocation                          $   862.50     $ 1,910.11     $ 2,988.99     $  5,833.23
AXA Moderate-Plus Allocation                     $ 1,035.63     $ 2,400.03     $ 3,755.92     $  7,114.00
AXA Premier VIP Aggressive Equity                $   801.23     $ 1,732.45     $ 2,703.76     $  5,322.29
AXA Premier VIP Core Bond                        $   810.68     $ 1,759.99     $ 2,748.22     $  5,403.17
AXA Premier VIP Health Care                      $   896.76     $ 2,008.46     $ 3,145.29     $  6,105.27
AXA Premier VIP High Yield                       $   799.13     $ 1,726.33     $ 2,693.85     $  5,304.21
AXA Premier VIP International Equity             $   907.26     $ 2,038.46     $ 3,192.73     $  6,186.72
AXA Premier VIP Large Cap Core Equity            $   869.47     $ 1,930.16     $ 3,020.95     $  5,889.31
AXA Premier VIP Large Cap Growth                 $   860.02     $ 1,902.95     $ 2,977.57     $  5,813.14
AXA Premier VIP Large Cap Value                  $   860.02     $ 1,902.95     $ 2,977.57     $  5,813.14
AXA Premier VIP Small/Mid Cap Growth             $   872.62     $ 1,939.21     $ 3,035.37     $  5,914.54
AXA Premier VIP Small/Mid Cap Value              $   868.42     $ 1,927.14     $ 3,016.14     $  5,880.89
AXA Premier VIP Technology                       $   933.51     $ 2,113.18     $ 3,310.40     $  6,386.54
-----------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   777.08     $ 1,661.83     $ 2,589.32     $  5,112.05
EQ/Alliance Growth and Income                    $   786.53     $ 1,689.51     $ 2,634.24     $  5,194.93
EQ/Alliance Intermediate Government Securities   $   780.23     $ 1,671.06     $ 2,604.31     $  5,139.76
EQ/Alliance International                        $   811.73     $ 1,763.05     $ 2,753.15     $  5,412.11
EQ/Alliance Premier Growth                       $   820.13     $ 1,787.48     $ 2,792.51     $  5,483.28
EQ/Alliance Quality Bond                         $   781.28     $ 1,674.14     $ 2,609.30     $  5,148.98
EQ/Alliance Small Cap Growth                     $   806.48     $ 1,747.76     $ 2,728.48     $  5,367.32
EQ/Bernstein Diversified Value                   $   793.88     $ 1,711.00     $ 2,669.05     $  5,258.84
EQ/Calvert Socially Responsible                  $   846.37     $ 1,863.55     $ 2,914.61     $  5,701.80
EQ/Capital Guardian International                $   831.67     $ 1,821.00     $ 2,846.40     $  5,580.15
EQ/Capital Guardian Research                     $   795.98     $ 1,717.13     $ 2,678.98     $  5,277.02
EQ/Capital Guardian U.S. Equity                  $   795.98     $ 1,717.13     $ 2,678.98     $  5,277.02
EQ/Emerging Markets Equity                       $   883.12     $ 1,969.36     $ 3,083.30     $  5,998.05
EQ/Equity 500 Index                              $   752.94     $ 1,590.86     $ 2,473.72     $  4,896.62
EQ/Evergreen Omega                               $   814.88     $ 1,772.22     $ 2,767.93     $  5,438.87
EQ/FI Mid Cap                                    $   802.28     $ 1,735.52     $ 2,708.71     $  5,331.31
EQ/FI Small/Mid Cap Value                        $   809.63     $ 1,756.94     $ 2,743.29     $  5,394.22
EQ/J.P. Morgan Core Bond                         $   774.98     $ 1,655.67     $ 2,579.31     $  5,093.52
EQ/Janus Large Cap Growth                        $   824.33     $ 1,799.68     $ 2,812.14     $  5,518.63
EQ/Lazard Small Cap Value                        $   809.63     $ 1,756.94     $ 2,743.29     $  5,394.22
EQ/Marsico Focus                                 $   822.23     $ 1,793.58     $ 2,802.33     $  5,500.97
EQ/Mercury Basic Value Equity                    $   790.73     $ 1,701.79     $ 2,654.14     $  5,231.51
EQ/Mercury International Value                   $   826.43     $ 1,805.77     $ 2,821.94     $  5,536.26
EQ/MFS Emerging Growth Companies                 $   795.98     $ 1,717.13     $ 2,678.98     $  5,277.02
EQ/MFS Investors Trust                           $   794.93     $ 1,714.06     $ 2,674.01     $  5,267.94
-----------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end
                                                        of the applicable time period
                                                -------------------------------------------------------------
                   Portfolio Name                  1 year          3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                         $ 1,115.09       $ 3,190.41     $ 5,076.08     $  9,078.44
AXA Conservative Allocation                       $ 1,418.06       $ 3,932.68     $ 6,073.48     $ 10,144.25
AXA Conservative-Plus Allocation                  $   906.96       $ 2,650.90     $ 4,306.31     $  8,093.21
AXA Moderate Allocation                           $   512.50       $ 1,560.11     $ 2,638.99     $  5,483.23
AXA Moderate-Plus Allocation                      $   685.63       $ 2,050.03     $ 3,405.92     $  6,764.00
AXA Premier VIP Aggressive Equity                 $   451.23       $ 1,382.45     $ 2,353.76     $  4,972.29
AXA Premier VIP Core Bond                         $   460.68       $ 1,409.99     $ 2,398.22     $  5,053.17
AXA Premier VIP Health Care                       $   546.76       $ 1,658.46     $ 2,795.29     $  5,755.27
AXA Premier VIP High Yield                        $   449.13       $ 1,376.33     $ 2,343.85     $  4,954.21
AXA Premier VIP International Equity              $   557.26       $ 1,688.46     $ 2,842.73     $  5,836.72
AXA Premier VIP Large Cap Core Equity             $   519.47       $ 1,580.16     $ 2,670.95     $  5,539.31
AXA Premier VIP Large Cap Growth                  $   510.02       $ 1,552.95     $ 2,627.57     $  5,463.14
AXA Premier VIP Large Cap Value                   $   510.02       $ 1,552.95     $ 2,627.57     $  5,463.14
AXA Premier VIP Small/Mid Cap Growth              $   522.62       $ 1,589.21     $ 2,685.37     $  5,564.54
AXA Premier VIP Small/Mid Cap Value               $   518.42       $ 1,577.14     $ 2,666.14     $  5,530.89
AXA Premier VIP Technology                        $   583.51       $ 1,763.18     $ 2,960.40     $  6,036.54
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                          $   427.08       $ 1,311.83     $ 2,239.32     $  4,762.05
EQ/Alliance Growth and Income                     $   436.53       $ 1,339.51     $ 2,284.24     $  4,844.93
EQ/Alliance Intermediate Government Securities    $   430.23       $ 1,321.06     $ 2,254.31     $  4,789.76
EQ/Alliance International                         $   461.73       $ 1,413.05     $ 2,403.15     $  5,062.11
EQ/Alliance Premier Growth                        $   470.13       $ 1,437.48     $ 2,442.51     $  5,133.28
EQ/Alliance Quality Bond                          $   431.28       $ 1,324.14     $ 2,259.30     $  4,798.98
EQ/Alliance Small Cap Growth                      $   456.48       $ 1,397.76     $ 2,378.48     $  5,017.32
EQ/Bernstein Diversified Value                    $   443.88       $ 1,361.00     $ 2,319.05     $  4,908.84
EQ/Calvert Socially Responsible                   $   496.37       $ 1,513.55     $ 2,564.61     $  5,351.80
EQ/Capital Guardian International                 $   481.67       $ 1,471.00     $ 2,496.40     $  5,230.15
EQ/Capital Guardian Research                      $   445.98       $ 1,367.13     $ 2,328.98     $  4,927.02
EQ/Capital Guardian U.S. Equity                   $   445.98       $ 1,367.13     $ 2,328.98     $  4,927.02
EQ/Emerging Markets Equity                        $   533.12       $ 1,619.36     $ 2,733.30     $  5,648.05
EQ/Equity 500 Index                               $   402.94       $ 1,240.86     $ 2,123.72     $  4,546.62
EQ/Evergreen Omega                                $   464.88       $ 1,422.22     $ 2,417.93     $  5,088.87
EQ/FI Mid Cap                                     $   452.28       $ 1,385.52     $ 2,358.71     $  4,981.31
EQ/FI Small/Mid Cap Value                         $   459.63       $ 1,406.94     $ 2,393.29     $  5,044.22
EQ/J.P. Morgan Core Bond                          $   424.98       $ 1,305.67     $ 2,229.31     $  4,743.52
EQ/Janus Large Cap Growth                         $   474.33       $ 1,449.68     $ 2,462.14     $  5,168.63
EQ/Lazard Small Cap Value                         $   459.63       $ 1,406.94     $ 2,393.29     $  5,044.22
EQ/Marsico Focus                                  $   472.23       $ 1,443.58     $ 2,452.33     $  5,150.97
EQ/Mercury Basic Value Equity                     $   440.73       $ 1,351.79     $ 2,304.14     $  4,881.51
EQ/Mercury International Value                    $   476.43       $ 1,455.77     $ 2,471.94     $  5,186.26
EQ/MFS Emerging Growth Companies                  $   445.98       $ 1,367.13     $ 2,328.98     $  4,927.02
EQ/MFS Investors Trust                            $   444.93       $ 1,364.06     $ 2,324.01     $  4,917.94
-------------------------------------------------------------------------------------------------------------


                                                                    Fee table 15

--------------------------------------------------------------------------------------------------------
                                                        If you surrender your contract at the end
                                                              of the applicable time period
                                               ---------------------------------------------------------
                  Portfolio Name                1 year        3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Money Market                                $ 1,211.34     $ 1,865.58     $ 2,164.06     $ 4,622.14
EQ/Putnam Growth & Income Value                $ 1,243.88     $ 1,961.00     $ 2,319.05     $ 4,908.84
EQ/Putnam Voyager                              $ 1,252.28     $ 1,985.52     $ 2,358.71     $ 4,981.31
EQ/Small Company Index                         $ 1,233.38     $ 1,930.29     $ 2,269.28     $ 4,817.39
EQ/Technology                                  $ 1,274.33     $ 2,049.68     $ 2,462.14     $ 5,168.63
--------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,936.77     $ 3,845.22     $ 5,152.19     $ 9,168.21
--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $ 1,297.42     $ 2,116.59     $ 2,569.47     $ 5,360.42
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                              If you annuitize at the end
                                                             of the applicable time period
                                               ---------------------------------------------------------
                  Portfolio Name                  1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Money Market                                $   761.34   $ 1,615.58     $ 2,514.06     $ 4,972.14
EQ/Putnam Growth & Income Value                $   793.88   $ 1,711.00     $ 2,669.05     $ 5,258.84
EQ/Putnam Voyager                              $   802.28   $ 1,735.52     $ 2,708.71     $ 5,331.31
EQ/Small Company Index                         $   783.38   $ 1,680.29     $ 2,619.28     $ 5,167.39
EQ/Technology                                  $   824.33   $ 1,799.68     $ 2,812.14     $ 5,518.63
--------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,486.77   $ 3,595.22     $ 5,502.19     $ 9,518.21
--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                   $   847.42   $ 1,866.59     $ 2,919.47     $ 5,710.42
--------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------
                                                     If you do not surrender your contract at the end
                                                               of the applicable time period
                                                    ------------------------------------------------------------
                  Portfolio Name                      1 year           3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------
EQ/Money Market                                      $   411.34        $ 1,265.58     $ 2,164.06     $ 4,622.14
EQ/Putnam Growth & Income Value                      $   443.88        $ 1,361.00     $ 2,319.05     $ 4,908.84
EQ/Putnam Voyager                                    $   452.28        $ 1,385.52     $ 2,358.71     $ 4,981.31
EQ/Small Company Index                               $   433.38        $ 1,330.29     $ 2,269.28     $ 4,817.39
EQ/Technology                                        $   474.33        $ 1,449.68     $ 2,462.14     $ 5,168.63
----------------------------------------------------------------------------------------------------------------
BARR ROSENBERG VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity         $ 1,136.77        $ 3,245.22     $ 5,152.19     $ 9,168.21
----------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II                         $   497.42        $ 1,516.59     $ 2,569.47     $ 5,360.42
----------------------------------------------------------------------------------------------------------------


16 Fee table

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2003.


                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts; (ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are age 81 and older at contract issue). We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Available for
                 annuitant                                                             Limitations on
 Contract type   issue ages       Source of contributions                              contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85    o After-tax money.                                     o No additional contributions after
                                                                                          attainment of age 87.*
                                 o Paid to us by check or transfer of contract value
                                   in a tax-deferred exchange under Section 1035
                                   of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85   o Eligible rollover distributions from TSA contracts   o No rollover or direct transfer
                                   or other 403(b) arrangements, qualified plans,         contributions after attainment of age 87.*
                                   and governmental employer 457(b) plans.
                                                                                        o Contributions after age 70-1/2 must be
                                 o Rollovers from another traditional individual          net of required minimum distributions.
                                   retirement arrangement.
                                                                                        o Although we accept regular IRA
                                 o Direct custodian-to-custodian transfers from           contributions (limited to $3,000 for 2004
                                   another traditional individual retirement              and $4,000 for 2005), under the Rollover
                                   arrangement.                                           IRA contracts, we intend that this
                                                                                          contract be used primarily for rollover
                                 o Regular IRA contributions.                             and direct transfer contributions.

                                 o Additional "catch-up" contributions.                 o Additional catch-up contributions of up
                                                                                          to $500 can be made for the calendar year
                                                                                          2004 or 2005 where the owner is at least
                                                                                          age 50 but under age 70-1/2 at any time
                                                                                          during the calendar year for which the
                                                                                          contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available for
                   annuitant                                                       Limitations on
Contract type      issue ages     Source of contributions                          contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion     20 through 85 o Rollovers from another Roth IRA.                o No additional rollover or direct transfer
IRA                                                                                   contribution after attainment of age 87.*
                                  o Conversion rollovers from a traditional IRA.
                                                                                    o Conversion rollovers after age 70-1/2 must be
                                  o Direct transfers from another Roth IRA.           net of required minimum distributions for the
                                                                                      traditional IRA you are rolling over.
                                  o Regular Roth IRA contributions.
                                                                                    o You cannot roll over funds from a traditional
                                  o Additional "catch-up" contributions.              IRA if your adjusted gross income is $100,000
                                                                                      or more.

                                                                                    o Although we accept regular Roth IRA contribu-
                                                                                      tions (limited to $3,000 for 2004 and $4,000
                                                                                      2005) under the Roth IRA contracts, we intend
                                                                                      that this contract be used primarily for
                                                                                      rollover and direct transfer contributions.

                                                                                    o Additional catch-up contributions of up to
                                                                                      $500 can be made for the calendar year 2004
                                                                                      or 2005 where the owner is at least age 50 at
                                                                                      any time during the calendar year for which
                                                                                      the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA       0 through 70  o (If contract is traditional IRA) Direct         o Any additional contributions must be from
Beneficiary Con-                    custodian-to-custodian transfers of your          same type of IRA of same deceased owner.
tinuation Contract                  interest as death beneficiary of the deceased
(traditional IRA or                 owner's traditional individual retirement
Roth IRA)                           arrangement.

                                  o (If contract is Roth IRA) Direct custodian-to-
                                    custodian transfers of your interest as death
                                    beneficiary of the deceased owner's Roth IRA.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA        20 through 85 o Direct transfers of pre-tax funds from another  o No additional rollover or direct transfer
                                    contract or arrangement under Section 403(b)      contributions after attainment of age 87.*
                                    of the Internal Revenue Code, complying with
                                    IRS Revenue Ruling 90-24.                       o Rollover or direct transfer contributions
                                                                                      after age 70-1/2 must be net of any required
                                  o Eligible rollover distributions of pre-tax        minimum distributions.
                                    funds from other 403(b) plans.
                                                                                    o We do not accept employer-remitted
                                  o Subsequent contributions may also be rollovers    contributions.
                                    from qualified plans, governmental employer
                                    457(b) plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

------------------------------------------------------------------------------------------------------------------------------------
               Available for
               annuitant                                                           Limitations on
 Contract type issue ages       Source of contributions                            contributions+
------------------------------------------------------------------------------------------------------------------------------------
QP             20 through 75   o Only transfer contributions from an existing      o We do not accept regular ongoing payroll
                                 defined contribution qualified plan trust.          contributions.

                               o The plan must be qualified under Section 401(a)   o Only one additional transfer contribution may
                                 of the Internal Revenue Code.                       be made during a contract year.

                               o For 401(k) plans, transferred contributions may   o No additional transfer contributions after
                                 only include employee pre-tax contributions.        attainment of age 76 or, if later, the first
                                                                                     contract anniversary.

                                                                                   o A Separate QP contract must be established for
                                                                                     each plan participant.

                                                                                   o We do not accept employer-remitted
                                                                                     contributions.

                                                                                   o We do not accept contributions from defined
                                                                                     benefit plans.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date.


* For Pennsylvania contracts, please see Appendix VII later in this Prospectus for information on state variations.



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.

20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. These methods of payment, are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.
--------------------------------------------------------------------------------

                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Elite(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o Equitable Life
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o Equitable Life
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o Equitable Life
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Seeks long-term growth of capital.                         o Alliance Capital Management L.P.
 EQUITY                                                                                  o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     Seeks a balance of high current income and capital         o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management
                                                                                           Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Seeks long-term growth of capital.                         o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    Seeks high total return through a combination of current   o Alliance Capital Management L.P.
                              income and capital appreciation.                           o Pacific Investment Management
                                                                                           Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Seeks long-term growth of capital.                         o Alliance Capital Management L.P., through
 INTERNATIONAL EQUITY                                                                      Bernstein Investment Research and Manage-
                                                                                           ment Unit
                                                                                         o Bank of Ireland Asset Management
                                                                                           (U.S.) Limited
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Seeks long-term growth of capital.                         o Alliance Capital Management L.P., through
 CORE EQUITY                                                                               Bernstein Investment Research and Manage-
                                                                                           ment Unit
                                                                                         o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------



22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 GROWTH                                                                                 o RCM Capital Management LLC
                                                                                        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 VALUE                                                                                  o Institutional Capital Corporation
                                                                                        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o Alliance Capital Management L.P.
 CAP GROWTH                                                                             o Franklin Advisers, Inc.
                                                                                        o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP SMALL/MID        Seeks long-term growth of capital.                     o AXA Rosenberg Investment Management LLC
 CAP VALUE                                                                              o TCW Investment Management Company
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Seeks long-term growth of capital.                     o Firsthand Capital Management, Inc.
                                                                                        o RCM Capital Management LLC
                                                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                  o Alliance Capital Management L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH       Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with   o Alliance Capital Management L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.          o Alliance Capital Management L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                            o Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                  o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                              and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.         Seeks to achieve long-term growth of capital.          o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                     Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY   Seeks long-term capital appreciation.                          o Morgan Stanley Investment
                                                                                               Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates         o Alliance Capital Management L.P.
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level consis-
                             tent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                                o Evergreen Investment Management
                                                                                              Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                             o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE    Seeks long-term capital appreciation.                          o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND     Seeks to provide a high total return consistent with mod-      o J.P. Morgan Investment Management Inc.
                             erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                             o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                                    o Lazard Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                             o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.            o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL     Seeks capital appreciation.                                    o Merrill Lynch Investment Managers
 VALUE                                                                                        International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH       Seeks to provide long-term capital growth.                     o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST       Seeks long-term growth of capital with secondary objec-        o MFS Investment Management
                             tive to seek reasonable current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET              Seeks to obtain a high level of current income, preserve       o Alliance Capital Management L.P.
                             its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME    Seeks capital growth. Current income is a secondary            o Putnam Investment Management, LLC
 VALUE                       objective.
------------------------------------------------------------------------------------------------------------------------------------
EQ/PUTNAM VOYAGER            Seeks long-term growth of capital and any increased            o Putnam Investment Management, LLC
                             income that results from this growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX       Seeks to replicate as closely as possible (before the          o Alliance Capital Management L.P.
                             deduction of portfolio expenses) the total return of the
                             Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TECHNOLOGY                Seeks to achieve long-term growth of capital.                  o Firsthand Capital Management, Inc.
                                                                                            o RCM Capital Management LLC
                                                                                            o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 Barr Rosenberg Variable
Insurance Trust
Portfolio Name                     Objective                                                    Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE        Seeks to increase the value of your investment in bull        o Charles Schwab Investment
 LONG/SHORT EQUITY                markets and bear markets through strategies that are            Management, Inc.
                                  designed to have limited exposure to general equity           o AXA Rosenberg Investment
                                  market risk.                                                    Management LLC
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                     Objective                                                    Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- Class II(1)   Seeks to provide above average current income and long-       o Van Kampen(2)
                                  term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                                  including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------


(1)  "Class II" shares are defined in the current underlying Trust prospectus.

(2) Van Kampen is the name under which Morgan Stanley Investment Management Inc. does business in certain situations.

You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 25

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.


The minimum yearly rate for 2004 is equal to the lifetime minimum rate of your contract. Depending on the state where your contract is issued, your lifetime minimum rate is either 1.5% or 3.00%. The data page for your contract shows the lifetime minimum rate. The annual minimum rate will never be less than the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. Current interest rates will never be less than the yearly guaranteed interest rate.

Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfer from the guaranteed interest option.



FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that at points in time there may be no fixed maturity options available. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------
Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The Guaranteed Principal Benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.


Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.


YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 13, 2004 the next available maturity date was February 13, 2012. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

26  Contract features and benefits

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits or dollar cost averaging.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


THE GUARANTEED PRINCIPAL BENEFITS


Subject to state availability (see Appendix VII later in this Prospectus for more information on state availability of these benefits), we offer a guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. Neither GPB is available under Inherited IRA contracts. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, the systematic withdrawals option or the substantially equal withdrawals option. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 only if the annuitant age is 80 or younger when the contract is issued (after age 75, only the 7-year fixed maturity option is available). You may elect GPB Option 2 only if the annuitant is age 75 or younger when the contract is issued. If you are purchasing an IRA, QP or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.



GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The amount of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the percentage of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the investment options however you choose (unless you elect a dollar cost averaging program, in which case the remainder of your initial contribution must be allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.


GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CON-


                                              Contract features and benefits  27

TRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE
SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract will contain information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.


If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Elite(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 is also not appropriate if you plan on terminating your contract before the maturity date of the special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the Guaranteed death benefits and Protection Plus). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.



DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over

28  Contract features and benefits
an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.


If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

                                              Contract features and benefits  29

You may not participate in any dollar cost averaging program if you are participating in the rebalancing program. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. See "Transferring your money among investment options" later in this Prospectus.



YOUR BENEFIT BASE

A benefit base is used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).


6% ROLL UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus).


The effective annual interest rate credited to this benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Money Market) and the account for special dollar cost averaging; and


o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Money Market, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of:


o your initial contribution to the contract (plus any additional contributions),
                                       or


o your highest account value of any contract anniversary up to the contract anniversary following the annuitant's 85th birthday plus any contributions made since the most recent contract anniversary,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the benefit base computed for Annual Ratchet to age 85, as described immediately above, on each contract anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Our Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR GUARANTEED MINIMUM INCOME BENEFIT OPTION

The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing this contract as an Inherited IRA, or if you elect a GPB, the Guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the Guaranteed minimum income benefit is not available except for certain split-funded Charitable Remainder Trusts. If the annuitant was


30  Contract features and benefits
older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.


The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:


-----------------------------------------------
              Level payments
-----------------------------------------------
                        Period certain years
  Annuitant's age at  ------------------------
      exercise           IRAs        NQ
-----------------------------------------------
    75 and younger       10          10
          76              9          10
          77              8          10
          78              7          10
          79              7          10
          80              7          10
          81              7           9
          82              7           8
          83              7           7
          84              6           6
          85              5           5
-----------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any outstanding loans plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that the it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under rollover TSA contracts.





-------------------------------------------------------
                             Guaranteed minimum income
      Contract date         benefit -- annual income
 anniversary at exercise        payable for life
-------------------------------------------------------
            10                      $11,891
            15                      $18,597
-------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


                                              Contract features and benefits  31

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) for QP and Rollover TSA contracts, if you are eligible to exercise your Guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract; and

(iv) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules.


Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any taxes that apply. Once your contract is issued, you may not change or voluntarily terminate your death benefit.


If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the highest amount. If you elect the Spousal protection option, the guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.


Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), you may elect one of the following enhanced death benefits:


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.


The standard death benefit is the only death benefit available for annuitants ages 76 through 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.
                      ----------------------------------

Please see both "Termination of your contract" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.



Protection Plus


Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus feature, you may not voluntarily terminate this feature.


32  Contract features and benefits

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:


o    such death benefit less total net contributions, multiplied by 40%.


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:


o such death benefit (as described above) less total net contributions, multiplied by 25%.


The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If you elect Spousal protection, the Protection Plus benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus benefit is either added to the death benefit payment or to the account value if successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the non-surviving spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.



INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.


The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.


Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.


                                              Contract features and benefits  33

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.


o The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program (if applicable), automatic investment program, GPB Options 1 and 2 and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.


o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


34  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or


(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2 and/or the Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS


Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


TERMINATION OF YOUR CONTRACT

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose any applicable guaranteed benefits.


See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.



                                           Determining your contract's value  35

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. As of February 14, 2004, maturities of less than eight years were not available. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o During the first contract year, transfers into the guaranteed interest option are not permitted

o After the first contract year, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

    o No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options as described in your contract, including limitations on the number, frequency, or dollar amount of transfers.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring. We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Elite(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may hurt the long term performance of a portfolio by, for example, requiring it to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. We currently use the procedures described below to discourage disruptive transfer activity in AXA Premier VIP Trust and EQ Advisors Trust. You should understand, however, that these procedures are subject to the following limitations: (1) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; (2) the design of these procedures involves inherently subjective judgments, which we and AXA Premier VIP Trust and EQ Advisors Trust seek to make in a fair and reasonable manner consistent with interests of all policy and contract owners. Certain frequent transfer activities attempt to exploit inefficiencies in how portfolio securities are valued. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

If we determine that your transfer patterns are disruptive, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.



36  Transferring your money among investment options

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to reduce disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio. When a potentially disruptive transfer into or out of a portfolio occurs on a day when the portfolio's aggregate deposits or aggregate redemptions exceed our monitoring threshold, we may take the actions described above to restrict availability of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We also currently provide a letter to owners who have engaged in disruptive transfer activity of our intention to restrict access to communication services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider potentially disruptive transfer activity and our monitoring procedures and thresholds, as well as change our procedures to restrict this activity.

Our ability to monitor potentially disruptive transfer activity is limited in certain circumstances. Group annuity contracts may be owned by retirement plans on whose behalf we provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. Also, underlying portfolios that are not in AXA Premier VIP Trust or EQ Advisors Trust may be available for investment through companies that may have policies and procedures regarding disruptive transfer activity that are different from ours. Please see the prospectuses for those underlying portfolios for more information.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in any dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or the fixed maturity options.



                            Transferring your money among investment options  37

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                   Method of withdrawal
                   -------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
     Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes           Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA                 Yes           Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA        Yes           No              No             **
--------------------------------------------------------------------------------
QP                   Yes           No              No             Yes
--------------------------------------------------------------------------------
Rollover
 TSA*                Yes           Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


** This contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)


We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal



38  Accessing your money
charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.


In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge. This option is not available if you have elected a guaranteed principal benefit.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2


                                                        Accessing your money  39
benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll up benefit base on the most recent contract date anniversary. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.



LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:


(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option), in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.


We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal


40  Accessing your money
charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Elite(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Our Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus).



-------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
-------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available
   payout options                       in New York)
                                      Life annuity with period
                                        certain
-------------------------------------------------------------------
Income Manager payout options         Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
-------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of EQ Advisors Trust and AXA Premier VIP Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of


                                                        Accessing your money  41
the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager payout options provide guaranteed level payments. The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply your account value of your Equitable Accumulator(R) Elite(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Elite(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY AGE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday.


Please see Appendix VII later in this Prospectus for more detailed information on the annuity maturity date in New York and Pennsylvania.


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.


42  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Guaranteed minimum income benefit, if you elect this optional benefit.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.


The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.


To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those



                                                        Charges and expenses  43
amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:

----------------------------------------------------------------
                        Contract year
----------------------------------------------------------------
                                 1     2     3     4      5
----------------------------------------------------------------
     Percentage of contribution  8 %   7 %   6 %   5 %    0 %
----------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.


Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% roll up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, nor to any subsequent withdrawal for the life of the contract.

Disability, terminal illness or confinement to nursing home. The withdrawal charge also does not apply if:


(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;
      -- it provides continuous room and board to three or more persons;
      -- it is supervised by a registered nurse or licensed practical nurse; -- it keeps daily medical records of each patient;
      -- it controls and records all medications dispensed; and -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

For contracts issued in New York, please see Appendix VII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.



44  Charges and expenses

GUARANTEED MINIMUM DEATH BENEFIT CHARGE


ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll up to age 85 or the Annual Ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.

There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2


If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


GUARANTEED MINIMUM INCOME BENEFIT CHARGE


If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this Prospectus.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.

                                                        Charges and expenses  45

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.50%.

o    12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

46  Charges and expenses

6.  Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned by a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the annuitant. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required


                                                    Payment of death benefit  47
instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of this feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Our Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus. For information on the operation of this feature with Protection Plus, see "Protection Plus" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus benefit, or if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

o As of the date we receive due proof of the spouse's death, the account value will be re-set to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus benefit.

o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to ben-


48  Payment of death benefit
eficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in the Statement of Additional Information, the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity commencement date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.


                                                    Payment of death benefit  49

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit or GPB Option 2 under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.


o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, adjusted for any subsequent withdrawals.


o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

50  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth Conversion IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Guaranteed minimum income benefit, dollar cost averaging, choice of death benefits, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. Although certain provisions of the Temporary Regulations on required minimum distributions concerning the actuarial value of additional contract benefits, which could have increased the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs have currently been suspended, these or similar provisions may apply in future years. You may want to discuss with your tax adviser the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix III at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

                                                             Tax information  51

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Elite(SM) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.


Beneficiary continuation option


We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:


o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;


o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling does not specifically address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether


52  Tax information
scheduled payments or any withdrawal that might be taken). There is no assurance that we will receive any further rulings addressing the tax consequences of payments under Withdrawal Option 2. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. Recently, the IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have not applied for an opinion letter from the IRS to approve the respective forms of the Equitable Accumulator(R) Elite(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively.


                                                             Tax information  53

We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts.

The inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA. Equitable intends to submit both traditional and Roth IRA versions of the contract for formal approval, respectively. However, it is not clear whether and when such approval may be received.

PROTECTION PLUS(SM) FEATURE


The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a similar Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Elite(SM) IRA or Accumulator(R) Elite(SM) Roth IRA with the optional Protection Plus feature.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.


The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for the taxable year for which the contribution is made is $3,000, for 2004 and $4,000 for 2005. The maximum regular contribution is increased to $3,500 for 2004 and $4,500 for 2005 if you are at least age 50 at any time during the taxable year for which the contribution is made.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and governmental employer 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.


Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.


You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

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Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix III at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to annuity contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE

The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Elite(SM) Rollover TSA contract with the optional Protection Plus feature.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Elite(SM) Rollover TSA contract:

o    a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You must establish your TSA with funds that are directly transferred from another 403(b) arrangement or rolled over from another 403(b) arrangement. You may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o    you give us acceptable written documentation as to the source of the funds;
     and

o the Equitable Accumulator(R) Elite(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Elite(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer which provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Elite(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

                                                             Tax information  55

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Elite(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


See Appendix VII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract.


Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental employer 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.


A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic


56  Tax information
annuity payments in 2004, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

                                                             Tax information  57

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which accompany this Prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


For example, the rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------
  Fixed maturity options
   with February 13th        Rate to maturity
    maturity date of             as of             Price per $100
      maturity year        February 13, 2004   of maturity value
--------------------------------------------------------------------
           2005                    3.00%*               $ 97.08
           2006                    3.00%*               $ 94.25
           2007                    3.00%*               $ 91.51
           2008                    3.00%*               $ 88.84
           2009                    3.00%*               $ 86.25
           2010                    3.00%*               $ 83.73
           2011                    3.00%*               $ 81.30
           2012                    3.30%                $ 77.11
           2013                    3.53%                $ 73.16
           2014                    3.73%                $ 69.31
--------------------------------------------------------------------


* Since these rates to maturity are 3%, no amounts could have been allocated to these options.


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.


58  More information

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we


                                                            More information  59
have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts, nor is it available with GPB Option 2.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR


We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.



CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

60  More information

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

The Trusts sell their shares to Equitable Life separate accounts in connection with Equitable Life's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with Equitable Life. EQ Advisors Trust and AXA Premier VIP Trust also sell their shares to the trustee of a qualified plan for Equitable Life. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustee or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW


The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT AUDITORS

The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003 incorporated in this Prospectus by reference to the 2003 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

                                                            More information  61

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed 5.5% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together, "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.


62  More information

9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2003 is considered to be a part of this Prospectus because they are incorporated by reference.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

                             Incorporation of certain documents by reference  63

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.65%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003

-----------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                        ---------------------------------------------------------
                                                                                    2003
-----------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                                                         $ 10.66
  Number of units outstanding (000's)                                                    195
-----------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
  Unit value                                                                         $ 10.31
  Number of units outstanding (000's)                                                    116
-----------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
  Unit value                                                                         $ 10.41
  Number of units outstanding (000's)                                                    215
-----------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
  Unit value                                                                         $ 10.51
  Number of units outstanding (000's)                                                    970
-----------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
  Unit value                                                                         $ 10.67
  Number of units outstanding (000's)                                                    560
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
  Unit value                                                                         $ 10.66
  Number of units outstanding (000's)                                                     15
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
  Unit value                                                                         $ 10.16
  Number of units outstanding (000's)                                                    301
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
  Unit value                                                                         $ 10.59
  Number of units outstanding (000's)                                                     86
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
  Unit value                                                                         $ 10.59
  Number of units outstanding (000's)                                                    282
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
  Unit value                                                                         $ 11.23
  Number of units outstanding (000's)                                                     65
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
  Unit value                                                                         $ 10.58
  Number of units outstanding (000's)                                                     20
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
  Unit value                                                                         $ 10.45
  Number of units outstanding (000's)                                                     59
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
  Unit value                                                                         $ 11.07
  Number of units outstanding (000's)                                                     59
-----------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                        ---------------------------------------------------------
                                                                                      2003
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Growth
  Unit value                                                                         $ 10.53
  Number of units outstanding (000's)                                                     97
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Small/Mid Cap Value
  Unit value                                                                         $ 10.99
  Number of units outstanding (000's)                                                    103
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
  Unit value                                                                         $ 10.31
  Number of units outstanding (000's)                                                     35
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                                         $ 10.92
  Number of units outstanding (000's)                                                    158
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                                         $ 10.92
  Number of units outstanding (000's)                                                    127
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                                         $ 10.09
  Number of units outstanding (000's)                                                     69
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                                         $ 11.19
  Number of units outstanding (000's)                                                     66
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                                         $ 10.34
  Number of units outstanding (000's)                                                     44
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
  Unit value                                                                         $ 10.20
  Number of units outstanding (000's)                                                     95
-----------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                                         $ 10.75
  Number of units outstanding (000's)                                                     81
-----------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                                         $ 10.93
  Number of units outstanding (000's)                                                    310
-----------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                                         $ 10.49
  Number of units outstanding (000's)                                                      5
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                                         $ 11.17
  Number of units outstanding (000's)                                                    178
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                                         $ 10.72
  Number of units outstanding (000's)                                                     86
-----------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                                         $ 10.79
  Number of units outstanding (000's)                                                    275
-----------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                        ---------------------------------------------------------
                                                                                      2003
-----------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                                           $ 11.48
  Number of units outstanding (000's)                                                       46
-----------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                                           $ 10.76
  Number of units outstanding (000's)                                                      204
-----------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                                           $ 10.69
  Number of units outstanding (000's)                                                      126
-----------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                                           $ 11.33
  Number of units outstanding (000's)                                                      291
-----------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                                           $ 11.04
  Number of units outstanding (000's)                                                      149
-----------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                                           $ 10.20
  Number of units outstanding (000's)                                                      284
-----------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                                           $ 10.46
  Number of units outstanding (000's)                                                       46
-----------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                                           $ 10.93
  Number of units outstanding (000's)                                                      191
-----------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                                           $ 10.57
  Number of units outstanding (000's)                                                      435
-----------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                                           $ 10.92
  Number of units outstanding (000's)                                                      210
-----------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
  Unit value                                                                           $ 11.09
  Number of units outstanding (000's)                                                       30
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                                           $ 10.24
  Number of units outstanding (000's)                                                       29
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                                           $ 10.57
  Number of units outstanding (000's)                                                       69
-----------------------------------------------------------------------------------------------------------------
 EQ/Money Market
  Unit value                                                                           $  9.96
  Number of units outstanding (000's)                                                       42
-----------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                                           $ 10.97
  Number of units outstanding (000's)                                                       42
-----------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2003 (CONTINUED)

-----------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31,
                                                                                       2003
-----------------------------------------------------------------------------------------------------------------
 EQ/Putnam Voyager
  Unit value                                                                            $ 10.41
  Number of units outstanding (000's)                                                        15
-----------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                                            $ 10.71
  Number of units outstanding (000's)                                                        79
-----------------------------------------------------------------------------------------------------------------
 EQ/Technology
  Unit value                                                                            $ 10.23
  Number of units outstanding (000's)                                                        29
-----------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
  Unit value                                                                            $ 10.16
  Number of units outstanding (000's)                                                        43
-----------------------------------------------------------------------------------------------------------------
 U.S. Real Estate
  Unit value                                                                            $ 10.99
  Number of units outstanding (000's)                                                        41
-----------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Elite(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Elite(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o although certain provisions of the Temporary Regulations on required minimum distributions which would have required that the actuarial value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions have currently been suspended, these or similar provisions may apply in future years, and could increase the amounts required to be distributed from the contract; and



o the Guaranteed minimum income benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1 Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 13, 2013 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 13, 2009.





-----------------------------------------------------------------------------------------------------------------------------------
                                                        Hypothetical assumed rate to maturity on February 13, 2009
                                                        ------------------------------------------------------------
                                                                                                5.00%        9.00%
-----------------------------------------------------------------------------------------------------------------------------------
 As of February 13, 2009 (before withdrawal)
-----------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                                      $144,082    $ 119,503
-----------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                                       $131,104    $ 131,104
-----------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                                                   $ 12,978    $ (11,601)
-----------------------------------------------------------------------------------------------------------------------------------
 On February 13, 2009 (after withdrawal)
-----------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                                         $  4,504    $  (4,854)
-----------------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                                         $ 45,496    $  54,854
-----------------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                                            $ 85,608    $  76,250
-----------------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                                              $120,091    $ 106,965
-----------------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                                               $ 94,082    $  69,503
-----------------------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

Appendix IV: Enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




-----------------------------------------------------------------------------------------
   End of
 contract                           6% Roll up to age 85      Annual Ratchet to age 85
   year         Account value    enhanced death benefit      enhanced death benefit
-----------------------------------------------------------------------------------------
     1           $105,000               $106,000                    $105,000
-----------------------------------------------------------------------------------------
     2           $115,500               $112,360                    $115,500
-----------------------------------------------------------------------------------------
     3           $129,360               $119,102                    $129,360
-----------------------------------------------------------------------------------------
     4           $103,488               $126,248                    $129,360
-----------------------------------------------------------------------------------------
     5           $113,837               $133,823                    $129,360
-----------------------------------------------------------------------------------------
     6           $127,497               $141,852                    $129,360
-----------------------------------------------------------------------------------------
     7           $127,497               $150,363                    $129,360
-----------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

D-1 Appendix IV: Enhanced death benefit example

Appendix V: Hypothetical illustrations


--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll up to age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Elite(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (3.33)% and 2.67% for the Accumulator(R) Elite(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.68%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.85% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1

Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit

                                                            Greater of 6% Roll
                                                               up to age 85
                                                               or the Annual
                                                                  Ratchet
                                                                 to age 85
                                                                Guaranteed
                                                               Minimum Death
                                                                  Benefit
                                                            -------------------
                        Account Value        Cash Value
                     ------------------- ------------------
 Age   Contract Year     0%        6%       0%        6%        0%        6%
--------------------------------------------------------------------------------
 60          1        100,000   100,000   92,000    92,000   100,000  100,000
 61          2         94,907   100,886   87,907    93,886   106,000  106,000
 62          3         89,926   101,712   83,926    95,712   112,360  112,360
 63          4         85,049   102,472   80,049    97,472   119,102  119,102
 64          5         80,266   103,160   80,266   103,160   126,248  126,248
 65          6         75,569   103,768   75,569   103,768   133,823  133,823
 66          7         70,949   104,289   70,949   104,289   141,852  141,852
 67          8         66,396   104,715   66,396   104,715   150,363  150,363
 68          9         61,902   105,038   61,902   105,038   159,385  159,385
 69         10         57,457   105,249   57,457   105,249   168,948  168,948
 74         15         35,576   104,254   35,576   104,254   226,090  226,090
 79         20         13,489    98,695   13,489    98,695   302,560  302,560
 84         25              0    86,539        0    86,539         0  404,893
 89         30              0    80,036        0    80,036         0  429,187
 94         35              0    75,826        0    75,826         0  429,187
 95         36              0    74,927        0    74,927         0  429,187

                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
                          ------------------------------------
      Total death benefit
        with Protection       Guaranteed       Hypothetical
             Plus               Income            Income
      ------------------- ------------------ -----------------
 Age      0%        6%        0%       6%        0%       6%
---------------------------------------------------------------
 60    100,000  100,000      N/A      N/A       N/A      N/A
 61    108,400  108,400      N/A      N/A       N/A      N/A
 62    117,304  117,304      N/A      N/A       N/A      N/A
 63    126,742  126,742      N/A      N/A       N/A      N/A
 64    136,747  136,747      N/A      N/A       N/A      N/A
 65    147,352  147,352      N/A      N/A       N/A      N/A
 66    158,593  158,593      N/A      N/A       N/A      N/A
 67    170,508  170,508      N/A      N/A       N/A      N/A
 68    183,139  183,139      N/A      N/A       N/A      N/A
 69    196,527  196,527      N/A      N/A       N/A      N/A
 74    276,527  276,527    14,266   14,266    14,266   14,266
 79    383,584  383,584    20,393   20,393    20,393   20,393
 84          0  493,179         0   34,821         0   34,821
 89          0  517,472      N/A      N/A       N/A      N/A
 94          0  517,472      N/A      N/A       N/A      N/A
 95          0  517,472      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2 Appendix V: Hypothetical illustrations

Appendix VI: Guaranteed principal benefit example


--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 13, 2004. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.




---------------------------------------------------------------------------------------------------------------
                                                                                               Assuming 100%
                                                                                                in variable
                                                       Assuming 100%   Under GPB   Under GPB     investment
                                                           in FMO       Option 1    Option 2      options
---------------------------------------------------------------------------------------------------------------
   Amount allocated to FMO on February 13, 2004           100,000        69,310      35,000          --
   based upon a 3.73% rate to maturity
---------------------------------------------------------------------------------------------------------------
   Initial account value allocated to the variable           0           30,690      65,000       100,000
   investment options on February 13, 2004
---------------------------------------------------------------------------------------------------------------
   Account value in the fixed maturity option on          144,269       100,000      50,494          0
   February 13, 2014
---------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding              144,269       121,648     100,000*       70,538
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 0% gross rate of
   return)
---------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding              144,269       139,555    127,826**      128,885
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 6% gross rate of
   return)
---------------------------------------------------------------------------------------------------------------
   Annuity account value (computed by adding              144,269       157,989    164,516**      188,951
   together the value at the maturity date of the
   applicable fixed maturity option plus the value of
   amounts in the variable investment options on
   February 13, 2014, assuming a 10% gross rate of
   return)
---------------------------------------------------------------------------------------------------------------



* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $7,730 in this example.

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                           Appendix VI: Guaranteed principal benefit example F-1

Appendix VII -- State contract availability and/or variations of certain features and benefits


--------------------------------------------------------------------------------


The following information is a summary of the states where the Equitable Accumulator(R) Elite(SM) contract or certain features and/or benefits are either NOT available as of the date of this Prospectus OR have certain variations to the contract's features and benefits as previously described in this Prospectus.


STATES WHERE CERTAIN ACCUMULATOR(R) ELITE(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



-----------------------------------------------------------------------------------------------------------------------------------
 State     Features and Benefits                                 Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
MARYLAND   Fixed maturity options                                Not Available

           Guaranteed principal benefit option1 and Guaranteed   Not Available
           principal benefit option 2
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK   Greater of the 6% roll up or Annual Ratchet Guaran-   Not Available (you have a choice of the standard death benefit
           teed minimum death benefit                            or the Annual Ratchet to age 85 guaranteed minimum death
                                                                 benefit), as described earlier in this Prospectus.

           Protection Plus                                       Not Available

           Variable Immediate Annuity payout options -- Life     Not Available
           annuity contracts

           See "Termination of your contract" in "Determining    If your account value in the variable investment options and the
           your contract's value"                                fixed maturity options is insufficient to pay the annual
                                                                 administrative, guaranteed minimum death benefit and/or the guaranteed minimum income benefit charges, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable benefits. See "Charges and expenses" earlier in this Prospectus.

           See "The amount applied to purchase an annuity        For fixed annuity period certain payout options only, the amount
           payout option" in "Accessing your money"              applied to the annuity benefit is the greater of the cash
                                                                 value or 95% of what the account value would be if no withdrawal charge applied. The income provided, however, will never be less than what would be provided by applying the account value to the guaranteed annuity purchase factors.

           See "Annuity maturity date" in "accessing your        The maturity date by which you must take a lump sum with-
           money"                                                drawal or select an annuity payout option is as follows:

                                                                             Maximum
                                                                 Issue age   Annuitization age
                                                                ----------  ------------------
                                                                 0-80        90
                                                                 81          91
                                                                 82          92
                                                                 83          93
                                                                 84          94
                                                                 85          95
                                                                 Please see this section earlier in this Prospectus for more information.
-----------------------------------------------------------------------------------------------------------------------------------

G-1 Appendix VII -- State contract availability and/or variations of certain features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
 State      Features and Benefits                          Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,   See "Charges and expenses"                     With regard to the Annual administrative, Guaranteed minimum
CONTINUED                                                  death benefit, Guaranteed principal benefit option 2 and Guar-
                                                           anteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options
                                                           (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging
                                                           (not available if the Guaranteed principal benefit option is elected).
                                                           If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option.
                                                           If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

                                                           In New York, deductions from the fixed maturity options (includ-
                                                           ing the Special 10 year fixed maturity option) cannot cause the credited net interest for the contract year to fall below 1.5%.

                                                           With regard to the Annual administrative, Guaranteed minimum death benefit and Guaranteed minimum income benefit charges only, if your account value in the variable investment options and the fixed maturity options is insufficient to pay this charge, and you have no account value in the guaranteed interest option, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Termination of your contract" in "Determining your contract's value" earlier in this
                                                           Prospectus.

            Fixed maturity options -- withdrawal charges   For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate
                                                           Scale I.

                                                           The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribu-
                                                           tion has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate
                                                           Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.
-----------------------------------------------------------------------------------------------------------------------------------


                Appendix VII -- State contract availability and/or variations of certain features and benefits G-2

------------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                          Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,      Fixed maturity options -- withdrawal charges     NY Alternate Scale I        NY Alternate Scale II
CONTINUED      (continued)                                      Year of investment in fixed Year of transfer within fixed
                                                                maturity option*            maturity option*
                                                                --------------------------------------------------------------------
                                                                Within year 1           7%  Within year 1             5%
                                                                --------------------------------------------------------------------
                                                                  2                     6%    2                       4%
                                                                --------------------------------------------------------------------
                                                                  3                     5%    3                       3%
                                                                --------------------------------------------------------------------
                                                                  4                     4%    4                       2%
                                                                --------------------------------------------------------------------
                                                                After year 5            0%  After year 5              0%
                                                                --------------------------------------------------------------------
                                                                Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of
                                                                years. In other words, if 4.3 years remain, it would be a 5% charge.

                                                                *  Measured from the contract date anniversary prior to the date of the contribution or transfer.

                                                                If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

                                                                You should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

                                                                The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower "free withdrawal amount" than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contribution age limitations                     The following contribution limits apply:

                                                                                            Maximum
                                                                Issue age                   Contribution age
                                                                --------                    ----------------
                                                                0-75                        82
                                                                76                          83
                                                                77                          84
                                                                78-80                       85
                                                                81-85                       87

               Special dollar cost averaging program            In Pennsylvania, we refer to this program as "enhanced rate dol-
                                                                lar cost averaging."

               See "Annuity maturity date" in "Accessing your   The maturity date by which you must take a lump sum with-
               money"                                           drawal or select an annuity payout option is as follows:

                                                                                            Maximum
                                                                Issue age                   annuitization age
                                                                ---------                   ------------------
                                                                0-75                        85
                                                                76                          86
                                                                77                          87
                                                                78-80                       88
                                                                81-85                       90
------------------------------------------------------------------------------------------------------------------------------------


G-3 Appendix VII -- State contract availability and/or variations of certain features and benefits

------------------------------------------------------------------------------------------------------------------------------------

 State        Features and Benefits                           Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO   IRA, Roth IRA, Inherited IRA and Rollover TSA   Not Available
              contracts

              Beneficiary continuation option (IRA)           Not Available
------------------------------------------------------------------------------------------------------------------------------------
VERMONT       Loans under Rollover TSA contracts              Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal Revenue
                                                              Code limits.
------------------------------------------------------------------------------------------------------------------------------------


                              Appendix VII -- State contract availability and/or
                                 variations of certain features and benefits G-4

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Tax Information                                                             2
Unit Values                                                                15
Equitable Life's Pending Name Change                                       15
Custodian and Independent Auditors                                         15
Distribution of the Contracts                                              15
Financial Statements                                                       16



How to obtain an Equitable Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Elite(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2004.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip



                                                         X00698/Elite '04 Series

Income Manager(R)
Payout annuity contracts



PROSPECTUS DATED MAY 1, 2004


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract.


--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?


Income Manager(R) contracts are payout annuity contracts issued by The Equitable Life Assurance Society of the United States. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager(R) contract may be limited.


Types of contracts. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o    A traditional individual retirement annuity ("IRA").


o A GMIB Income Manager(R) payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator(R) series contract ("GMIB Income Manager(R) contract"). A GMIB Income Manager(R) contract can be used as an NQ and a traditional IRA, as well as a Roth IRA contract ("Roth IRA").


Generally, a contribution of at least $10,000 is required to purchase a contract.

Fixed maturity options. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's Website at http://www.sec.gov.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00676

Contents of this prospectus
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
INCOME MANAGER(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Income Manager(R) at a glance -- key features                                7



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            9
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         9
Source of contributions                                                      9
Owner and annuitant requirements                                             9
What are your investments under the contract?                                9
What are your contract choices?                                             10
Life annuity with a period certain contract                                 10
Period certain contract                                                     15



--------------------------------------------------------------------------------
2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                             17
--------------------------------------------------------------------------------
How you can make your contributions                                         17
Your right to cancel within a certain number of days                        17
Surrendering your contract to receive its cash value                        17
When to expect payments                                                     17



--------------------------------------------------------------------------------
3. CHARGES                                                                  18
--------------------------------------------------------------------------------
Withdrawal charges                                                          18
Amounts applied from other contracts issued by
     Equitable Life                                                         18
Charges for state premium and other applicable taxes                        18
Group or sponsored arrangements                                             18
Other distribution arrangements                                             19



--------------------------------------------------------------------------------
4. PAYMENT OF DEATH BENEFIT                                                 20
--------------------------------------------------------------------------------
Your beneficiary                                                            20
Your annuity payout options                                                 20


----------------------

"We," "our" and "us" refer to Equitable Life. "Financial professional" means the registered representative who is offering you this contract.



When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.



When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
5. TAX INFORMATION                                                          21
--------------------------------------------------------------------------------
Overview                                                                    21
Taxation of nonqualified annuities                                          21
Special rules for NQ contracts issued in Puerto Rico                        22
Individual retirement arrangements ("IRAs")                                 22
Traditional individual retirement annuities
     ("traditional IRAs")                                                   23

Federal and state income tax withholding and
     information reporting                                                  28


--------------------------------------------------------------------------------
6. MORE INFORMATION                                                         29
--------------------------------------------------------------------------------
About our fixed maturity options                                            29
About the separate account for the fixed maturity
     options                                                                29
About our general account                                                   29
Other methods of payment                                                    29
About payments under period certain contracts                               30
Dates and prices at which contract events occur                             30
About legal proceedings                                                     30
About our independent accountants                                           30
Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          30
Distribution of contracts                                                   30



--------------------------------------------------------------------------------
7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          32
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
     EXAMPLE                                                               A-1
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.






                                          Page

   account value                            13
   annuitant                                 9
   beneficiary                              20
   business day                             17
   cash value                               17
   contract date                             8
   contract year                             8
   contribution                              9
   deferral period                          12
   fixed maturity amount                     9
   fixed maturity options                cover
   IRA                                   cover
   IRS                                      21
   joint and survivor                       10
   joint owners                              9
   life annuity with a period certain       10
   life contingent annuity                  11
   market adjusted amount                   10
   market value adjustment                  10
   maturity value                            9
   off maturity date                        10
   NQ                                    cover
   payout option                            20
   period certain                           10
   Processing Office                         6
   rate to maturity                         10
   Roth IRA                              cover
   SEC                                   cover
   separate account                         29
   single life                              10
   traditional IRA                       cover



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



-------------------------------------------------------------------------------------------
 Prospectus                     Contract or Supplemental Materials
-------------------------------------------------------------------------------------------
  fixed maturity amount        Guaranteed Period Amount
  fixed maturity options       Guarantee Periods
                               (Guaranteed Interest Rate Options ("GIRO's") in supple-
                               mental materials)
  off maturity date payments   Modal Payment Portion
  market adjusted amount       annuity account value
  maturity date                Expiration Date
  rate to maturity             Guaranteed Rate
-------------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The sole shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508.31 billion in assets as of December 31, 2003. For more than 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

Effective on or about September 7, 2004, we expect, subject to regulatory approval, to change the name of "The Equitable Life Assurance Society of the United States" to "AXA Equitable Life Insurance Company." When the name change becomes effective, all references in any current prospectus, prospectus supplement or statement of additional information to "The Equitable Life Assurance Society of the United States" will become references to "AXA Equitable Life Insurance Company." Accordingly, all references to "Equitable Life" or "Equitable" will become references to "AXA Equitable."



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
Income Manager(R)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
Income Manager(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
Income Manager(R)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
Income Manager(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


-------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVES:
-------------------------------------------------------------------------------


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.





--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o Statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.



WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) withdrawal requests; and

(4) contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, all must sign.


6  Who is Equitable Life?

Income Manager(R) at a glance -- key features




-------------------------------------------------------------------------------
                                           Income Manager(R)
                                           (life annuity with
                                           a period certain)
--------------------------------------------------------------------------------
Income payments                 NQ -- Level or increasing payments.

                                IRA -- Level payments only.
--------------------------------------------------------------------------------
Period certain                  You will receive payments for periods
                                ranging from 7 to 15 years depending on
                                the age of the annuitant.
--------------------------------------------------------------------------------
Form of payment available       Single life or joint and survivor.
--------------------------------------------------------------------------------
Payments after the end of the   Payments continue while the
period certain                  annuitant or joint annuitant is living.
--------------------------------------------------------------------------------
Contribution amounts:

 Initial minimum:               o $10,000

 Additional minimum:            o $1,000 (subject to restrictions)

                                Maximum investment limitations may
                                apply.
--------------------------------------------------------------------------------
Fixed maturity options          o Up to 15 fixed maturity options with
                                  maturities ranging from approximately 1 to
                                  15 years.

                                o Each fixed maturity option offers a
                                  guarantee of principal and interest rate if you hold it to maturity.

                                o Principal guarantees.
                                -- If you make withdrawals from a fixed
                                   maturity option before maturity, there will
                                   be a market value adjustment due to
                                   differences in interest rates. If you
                                   withdraw only a portion of a fixed maturity
                                   amount, this may increase or decrease any
                                   value you have left in that fixed maturity
                                   option. If you surrender your contract, a
                                   market value adjustment may also apply.
--------------------------------------------------------------------------------
Taxes                           Generally, earnings will be taxed at your
                                ordinary income tax rate when distributions are
                                made from your contract.

                                o NQ -- A portion of each payment is
                                  generally not considered taxable income
                                  until you have received a tax-free recovery of your investment in the contract.

                                o IRA -- Generally, all amounts distributed
                                  from a traditional IRA are taxable. Amounts
                                  distributed from a Roth IRA are
                                  generally taxable on an income-last basis
                                  and may be eligible for tax-free treatment
                                  under certain circumstances.
                                ------------------------------------------------
                                This contract is intended to be a payout
                                annuity. However, there may be some
                                instances where you can delay beginning
                                payments, so IRS rules governing deferred
                                annuity payments could apply.
--------------------------------------------------------------------------------
Death benefit                   A death benefit is provided if the
                                annuitant dies before the first
                                payment is made or if a single sum is
                                elected within one year following the
                                annuitant's death. There is no death
                                benefit if the annuitant dies after the
                                certain period.
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------
                                          Income Manager(R)                            GMIB Income
                                          (period certain)                          Manager(R) Contract
---------------------------------------------------------------------------------------------------------------
Income payments                 NQ and IRA -- Level payments only.       NQ and IRA (traditional and Roth) --
                                                                         Level payments only.

                                                                         o Certain NQ and IRA contracts may
                                                                           be eligible for increasing payments.
---------------------------------------------------------------------------------------------------------------
Period certain                                                           o Generally, you will receive at least
                                                                           10 years of payments. Depending
                                                                           on the annuitant's age at GMIB
                                                                           exercise and the issue date and
                                                                           type of your Accumulator(R) contract,
                                                                           the period may be longer or shorter.

                                                                         o The period certain is specified in
                                                                           your Accumulator(R) contract and
                                                                           cannot be changed.
---------------------------------------------------------------------------------------------------------------
Form of payment available       Single life only.                          Single life or joint and survivor.
---------------------------------------------------------------------------------------------------------------
Payments after the end of the   None                                       Payments continue while the
period certain                                                             annuitant or joint annuitant is living.
---------------------------------------------------------------------------------------------------------------
Contribution amounts:                                                      The annuity account value applied
                                                                           from your Accumulator(R) series
 Initial minimum:               o $10,000                                  contract upon GMIB exercise.
 Additional minimum:
                                                                           Additional contributions are not
                                o Not permitted                            permitted.

                                Maximum investment limitations may
                                apply.
---------------------------------------------------------------------------------------------------------------
Fixed maturity options
---------------------------------------------------------------------------------------------------------------
Taxes
---------------------------------------------------------------------------------------------------------------
Death benefit                   A death benefit is provided if the       A death benefit is provided if the
                                annuitant dies before the end of the     annuitant dies or if a single sum is
                                period certain.                          elected within one year following the
                                                                         annuitant's death. There is no death
                                                                         benefit if the annuitant dies after the
                                                                         certain period.
---------------------------------------------------------------------------------------------------------------


                                Income Manager(R) at a glance -- key features 7

------------------------------------------------------------------------------------------------------------------------------------
Access to your money     o Withdrawals.                      o Withdrawals.                     o Withdrawals
during the period
certain                  o Contract surrender.               o Contract surrender.              o Contract surrender.

                         You may also incur income tax        You may also incur income         You may also incur income tax
                         and a penalty tax.                   tax and a penalty tax.            and a penalty tax.

                         You cannot take a withdrawal         A market value adjustment         You cannot take a withdrawal
                         from, or surrender, your life        may apply.                        from, or surrender your life
                         contingent annuity.                                                    contingent annuity.

                         Withdrawals are subject to market                                      Withdrawals are subject to market
                         value adjustment and may reduce your                                   value adjustment and may reduce your
                         remaining payments and shorten any                                     remaining payments and shorten any
                         remaining certain period. The                                          remaining certain period. The
                         payment start date under the life                                      payment start date under the life
                         contingent annuity will begin at an                                    contingent annuity will begin at an
                         earlier date.                                                          earlier date.
-----------------------------------------------------------------------------------------------------------------------------------
Charges                  o We deduct a charge designed to    o We deduct a charge designed to   o We deduct a charge designed to
                           approximate certain taxes that      approximate certain taxes that     approximate certain taxes that
                           may be imposed upon us, such as     may be imposed upon us, such as    may be imposed upon us, such as
                           premium taxes in your state. We     premium taxes in your state. We    premium taxes in your state. We
                           deduct this charge from your        deduct this charge from your       deduct this charge only to the
                           contributions.                      contributions.                     extent that the annual income
                                                                                                  provided by this contract after
                         o During the first seven contract   o During the first seven contract    the deduction is at least equal
                           years following a contribution,     years, a charge will be            to the income that would be
                           a charge will be deducted from      deducted from amounts that you     provided by the application of
                           amounts that you withdraw that      withdraw. The charge begins        your Accumulator(R) Benefit
                           exceed 10% of your account          at 7% in the first contract        Base to guaranteed GMIB annuity
                           value. We use the account value     year. It declines each year        purchase factors.
                           at the beginning of each contract   to 1% in the seventh contract
                           year to calculate the 10% amount    year. There is no withdrawal     o There is no charge on amounts you
                           available. The charge begins at     charge in the eighth and later     withdraw.
                           7% in the first contract year       contract years.
                           following a contribution. It
                           declines each year to 1% in the   o There is no free withdrawal
                           seventh contract year. There is     amount.
                           no withdrawal charge in the
                           eighth and later contract years
                           following a contribution.
------------------------------------------------------------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a
"contract year." The end of each 12-month period is your "contract date anniversary.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Annuitant                  NQ and IRA level payments: 45 - 83                                 For contracts purchased in connection
issue ages                 NQ increasing payments: 53-1/2 - 83                                with the proceeds of an
                           Different ages may apply depending                                 Accumulator(R) series contract
                           on when annuity payments start.                                    that was issued:*
                                                                                              pre-May 1997: 60-83
                                                                                              May 1997-pre-May 1999: 35-90
                                                                                              May 1999-March 2000 and later: 35-83
                                                                                              March 2000 and later: 35-85
                                                                                              * Actual available issue ages vary
                                                                                                depending on your Accumulator(R)
                                                                                                series contract and the annuitant's
                                                                                                age at the time of its issue.
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


8 Income Manager(R) at a glance -- key features

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


o For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

o For all other contracts, you may purchase your contract by making payments to us we call "contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus.


SOURCE OF CONTRIBUTIONS (NOT APPLICABLE TO GMIB INCOME MANAGER(R) CONTRACT)

NQ contracts. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.

Traditional IRA contracts. Contributions may be made from:

o Eligible rollover distributions from TSA contracts or other 403(b) arrangements, qualified plans, and governmental employer 457(b) or "EDC" plans.


o   Rollovers from another traditional individual retirement arrangement.


o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all Equitable Life annuity payout contracts that you own would then total more than $2,500,000.


For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.


OWNER AND ANNUITANT REQUIREMENTS


NQ contracts. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.


--------------------------------------------------------------------------------

The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner. Where the owner and annuitant are different, the annuitant must be the named successor owner. For GMIB Income Manager(R) contracts the owner and annuitant must be the same as under your IRA or NQ Accumulator(R) series contract.
--------------------------------------------------------------------------------

IRA contracts. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.



WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?


FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non-unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the mar-


                                               Contract features and benefits  9
ket value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

Rates to maturity and price per $100 of maturity value. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of February 13, 2004 and the related price per $100 of maturity value were as follows:





----------------------------------------------------------------
 Fixed maturity
 options with
 February 15th         Rates to              Price
 maturity date of      maturity as          per $100 of
  maturity year    of February 13, 2004   maturity value
----------------------------------------------------------------
        2005       3.00%                  $ 97.06
        2006       3.00%                  $ 94.24
        2007       3.00%                  $ 91.49
        2008       3.00%                  $ 88.83
        2009       3.00%                  $ 86.23
        2010       3.00%                  $ 83.72
        2011       3.18%                  $ 80.29
        2012       3.47%                  $ 76.09
        2013       3.70%                  $ 72.07
        2014       3.90%                  $ 68.17
        2015       3.87%                  $ 65.82
        2016       3.87%                  $ 63.37
        2017       3.87%                  $ 61.00
        2018       3.87%                  $ 58.73
        2019       3.87%                  $ 56.54
----------------------------------------------------------------


Market value adjustment. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.


SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.


Off maturity date payments. Generally, your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your payments made in a month other than February. We refer to payments we make annually in any month other than February as well as monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.


After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.


WHAT ARE YOUR CONTRACT CHOICES?


We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. For GMIB Income Manager(R) contracts, a period certain annuity is not available. We discuss both versions below.



LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annu-


10  Contract features and benefits
itants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.


For GMIB Income Manager(R) contracts, if the annuitant's age at issue is 90, a period certain is not available. Instead, you will receive payments for the life of the annuitant, only

--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2005 or later, and (for NQ contracts) the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.


Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after the annuitant is age 70-1/2. If you make a direct transfer or rollover contribution after you turn age 70-1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this Prospectus.


If you are using the proceeds from another type of contract issued by us to purchase this contract, including a GMIB Income Manager(R) contract, you will not be permitted to make additional contributions.


HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o the amount of your contribution;

o the form of payments;

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o the frequency of payments; and

o the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS


NQ contracts. If you are age 45 (35 for GMIB Income Manager(R) contracts) or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59-1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53-1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59-1/2. Deferral of payments is not available for GMIB Income Manager(R) contracts. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin.

If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager(R) contract, only level payments are available.


After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------

The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals or surrender.
--------------------------------------------------------------------------------

There is no death benefit provided under the life contingent annuity and payments are made to you only if the annuitant (or joint annuitant) is living when the payments are scheduled to begin. These payments are only made during the annuitant's lifetime and, if applicable, the lifetime of a joint annuitant. Therefore, you should consider the possibility that no payments will be made to you under the life contingent annuity if the annuitant (or joint annuitant) does not survive to the date payments are to begin.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.


IRA and Roth IRA GMIB contracts. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator(R) series contract issued prior to May 1997 to purchase a GMIB Income Manager(R) contract (traditional or Roth IRA), both increasing and level payments are available. If you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the



                                              Contract features and benefits  11
annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. For traditional IRA contracts, if at any time your payment would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.


MODE (FREQUENCY) OF PAYMENT

Under Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase a GMIB Income
Manager(R) contract, only annual payments are available. Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus.
Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manger contract. If you are at least age 59-1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager(R) contracts or when the owner and annuitant are different under Income Manager(R) contracts, respectively.


--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions.



YOUR PERIOD CERTAIN


Level payments for NQ and IRA Income Manager(R) contracts. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager(R) contract is issued is as follows:


                           NQ CONTRACTS

--------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-------------------------------------------------------------
         45 through 70                    15 years
--------------------------------------------------------------
         71 through 75             85 less age at issue
--------------------------------------------------------------
         76 through 80                   10 years
--------------------------------------------------------------
         81 through 83             90 less age at issue
--------------------------------------------------------------

                           IRA CONTRACTS


---------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
---------------------------------------------------------------
         45 through 70                    15 years
---------------------------------------------------------------
         71 through 78             85 less age at issue
---------------------------------------------------------------
         79 through 83                    7 years
---------------------------------------------------------------



Level payments for NQ GMIB, IRA GMIB and Roth IRA GMIB Income Manager(R) contracts. Under level payments for these contracts, you may select a period certain of not less than 7 years nor more than 10 years. The maximum period certain available based on the age of the annuitant when your GMIB Income Manager(R) contract is issued is shown in the tables below. However, if the annuitant's age at issue is age 84 or older, the only period certain available is defined in the chart below.


                      NQ GMIB INCOME MANAGER(R) CONTRACTS


-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from  a pre-May 1997 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         60 through 80                   10 years
-----------------------------------------------------------------
         81 through 83               90 less issue age
-----------------------------------------------------------------



-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from  a
   May 1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 80                   10 years
-----------------------------------------------------------------
         81 through 90               90 less issue age
-----------------------------------------------------------------



-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
  May 1999-pre-March 2000 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 80                   10 years
-----------------------------------------------------------------
         81 through 83               90 less issue age
-----------------------------------------------------------------


-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
               March 2000 and later contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 80                   10 years
-----------------------------------------------------------------
         81 through 85               90 less issue age
-----------------------------------------------------------------


               IRA AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS


-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
        pre-May 1997 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         60 through 75                   10 years
-----------------------------------------------------------------
         76 through 78               85 less issue age
-----------------------------------------------------------------
         79 through 83                    7 years
-----------------------------------------------------------------


-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
   May 1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 75                   10 years
-----------------------------------------------------------------
         76 through 77               85 less issue age
-----------------------------------------------------------------
         78 through 83                    7 years
-----------------------------------------------------------------

12  Contract features and benefits

-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
   May 1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         84 through 90               90 less issue age
-----------------------------------------------------------------


-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
  post May 1999-March 2000 or later Accumulator(R) series
                         contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 75                   10 years
-----------------------------------------------------------------
         76 through 77               85 less issue age
-----------------------------------------------------------------
         78 through 83                    7 years
-----------------------------------------------------------------


-----------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
    March 2000 and later Accumulator(R) series contract
-----------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------
         35 through 75                   10 years
-----------------------------------------------------------------
         76 through 77               85 less issue age
-----------------------------------------------------------------
         78 through 83                    7 years
-----------------------------------------------------------------
         84 through 85               90 less issue age
-----------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.


The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager(R) contracts.

Increasing payments. Under NQ contracts (other than NQ GMIB Income Manager(R) contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:




-----------------------------------------------------------------
     Annuitant's age at issue*          Period certain
-----------------------------------------------------------------
        53-1/2 through 70              15 years
-----------------------------------------------------------------
         71 through 75                 12 years
-----------------------------------------------------------------
         76 through 80                 9 years
-----------------------------------------------------------------
         81 through 83                 6 years
-----------------------------------------------------------------


If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

-----------------------------------------------------------------
                           Period certain based
                            on deferral period
-----------------------------------------------------------------
     Annuitant's age     1-36      37-60      61-72
      at issue*         months     months     months
-----------------------------------------------------------------
   59-1/2 through 70   12 years   9 years    9 years
-----------------------------------------------------------------
    71 through 75      9 years    9 years      n/a
-----------------------------------------------------------------
    76 through 80      6 years    6 years      n/a
-----------------------------------------------------------------
    81 through 83        n/a        n/a        n/a
-----------------------------------------------------------------


For GMIB Income Manager(R) contracts (both NQ and IRA and Roth IRA) issued with the proceeds from a pre-May 1997 Accumulator(R) series contract, increasing payments are available, as follows:





------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
------------------------------------------------------------------
         60 through 70                   15 years
------------------------------------------------------------------
         71 through 75                   12 years
------------------------------------------------------------------
         76 through 80                    9 years
------------------------------------------------------------------
         81 through 83                    6 years
------------------------------------------------------------------



For all other NQ, IRA (including Roth IRA) and GMIB Income Manager(R) contracts, increasing payments are not available. For all other IRA contracts, increasing payments are not available.


The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;


o neither the annuitant nor the joint annuitant can be younger than age 45 (age 35 for GMIB Income Manager(R)), or over age 83 unless it is a GMIB Income Manager(R) contract, as described above then neither can be over the maximum age at issue shown; and


o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1) a male age 70 (who is both the contract owner and the annuitant);

(2) single life annuity payments;

(3) a contribution of $100,000;

(4) no additional contributions; and

(5) a period certain of 15 years.


If you had a contract date of February 15, 2004, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:





-----------------------------------------------------------------
     Payment period     Monthly     Quarterly        Annual
-----------------------------------------------------------------
     Start date         3/15/04      5/15/04        2/15/05
-----------------------------------------------------------------
     Payment            $610.45      $1,840.34      $7,525.61
-----------------------------------------------------------------


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.
--------------------------------------------------------------------------------


Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge. If the life contingent annuity is already in effect, you may not make any withdrawals.

--------------------------------------------------------------------------------

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your


                                              Contract features and benefits  13
contract is surrendered for its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.



ALLOCATION OF WITHDRAWALS


We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.


EXAMPLE

The example below illustrates the effect of a withdrawal based on:

(1)  a single contribution of $100,000 made on February 13, 2004;

(2) level annual payments of $7,097.20 to be made on February 15th of each year;

(3) joint and two-thirds to survivor payments for a male and female, both age 70;

(4)  a period certain of 15 years; and

(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $67,744.32 when the annuitants are age 73.

The requested withdrawal amount would be $16,936.08 ($67,744.32 x .25). In this case, $6,774.43 ($67,744.32 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,161.65 ($16,936.08 - $6,774.43) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $406.47 ($10,161.65 x .04). The account value after the withdrawal is $50,401.77 ($67,744.32 - $16,936.08 - $406.47). The payments would be reduced to $5,880.11 and the remaining period certain would be reduced to 10 years from 12.


DEATH BENEFIT -- FOR ALL CONTRACTS OTHER THAN GMIB INCOME MANAGER(R) CONTRACTS


When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin


If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. If payments continue to the beneficiary, he or she will be deemed the successor owner. If there is a joint owner, the surviving joint owner will be deemed the beneficiary, superseding any other beneficiary designation. The payments will be made on the same schedule that was in effect before the annuitant's death and will terminate at the end of the period certain. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be paid as a death benefit and will be equal to the greater of:


(1) the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to


14  Contract features and benefits
compensate for the earlier start date. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.


When the NQ contract owner who is not the annuitant dies after the annuity payments begin.

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.


If a single sum is elected, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date. When the life contingent annuity is in effect and one of the joint annuitants dies, if you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

DEATH BENEFIT -- FOR ALL GMIB INCOME MANAGER(R) CONTRACTS

For purposes of determining the death benefit in connection with any GMIB Income Manager(R) contract, the annuity payments are considered to have begun at issue of the contract.

When the annuitant dies

In general, we will continue to make payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the annuitant dies after the annuity payments begin." However, if there is a non-owner joint annuitant, we will continue to make payments to the original owner until the death of the joint annuitant.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date.

When the NQ GMIB contract owner who is not the annuitant dies

We will continue to make annuity payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the NQ contract owner who is not the annuitant dies after the annuity payments begin."


SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.


PERIOD CERTAIN CONTRACT (NOT AVAILABLE IF YOU ARE PURCHASING A GMIB INCOME MANAGER(R) CONTRACT)


You may purchase the period certain contract if you are age 59-1/2 or older. The annuitant must be at least age 59-1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.

PAYMENTS

Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract


                                              Contract features and benefits  15
years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.


ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.


DEATH BENEFIT


When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.


When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1) the account value; and


(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.



When the NQ contract owner who is not the annuitant dies after the annuity payments begin


If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.



16  Contract features and benefits

2. Other benefits and features of the contracts

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form. For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.


For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------

Generally our "business day" is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for the purposes of determining the date when contributions are applied and other transaction requests are processed.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES


You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


If you cancel your GMIB Income Manager(R) contracts within the free look period, we will reinstate your Accumulator(R) series contract as of the date you exercised your GMIB. Upon reinstatement, the value applied to the GMIB Income Manager(R) contract plus any charges that were deducted will be returned to your Accumulator(R) series contract in accordance with the allocations that were in effect on said date.


If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager(R) contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.


For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.



                                Other benefits and features of the contracts  17

3. Charges

--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply.


The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



----------------------------------------------------------------------------------------------
                                         Contract Year
----------------------------------------------------------------------------------------------
                1         2         3         4         5         6         7         8+
----------------------------------------------------------------------------------------------
  Percentage of
  Contribution  7.0%      6.0%      5.0%      4.0%      3.0%      2.0%      1.0%      0.0%
----------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.


The 10% free withdrawal amount applies only to life annuity with a period certain contracts (not including GMIB Income Manager(R) contracts since there are no withdrawal charges). It does not apply to your period certain contract or if you surrender your contract to receive its cash value.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value at the beginning of each contract year.


AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY EQUITABLE LIFE


Life annuity with a period certain contract. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. Depending upon the provisions of your Accumulator(R) contract, the amount used to purchase the GMIB Income Manager(R) may be reduced by the remaining withdrawal charges and for any outstanding loans, plus accrued interest (Rollover TSA only) on any Accumulator(R) series contract being surrendered. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.


Period certain contract. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%. This deduction may not apply for certain GMIB Income Manager(R) contracts.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.


18  Charges

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.


                                                                     Charges  19

4. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed.



YOUR ANNUITY PAYOUT OPTIONS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS)

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own. Please see "Contract features and benefits" under the "Death benefit" sections earlier in this Prospectus for more information.



ANNUITY PAYOUT OPTIONS


Your beneficiary can choose from among the following death benefit annuity payout options:


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity, life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


20  Payment of death benefit

5. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager(R) contracts owned by United States individual taxpayers. We discuss the tax aspects of each type of contract separately because the tax rules differ, depending on:

o the type of contract, whether NQ, traditional IRA, or Roth IRA,

o how you acquired your Income Manager(R) contract, whether by purchase or exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and

o whether you have deferred your annuity payout start date.

The Income Manager(R) contract is intended to be a payout annuity. However, except for GMIB Income Manager(R) contracts, you may be able to delay beginning payments, and certain rules governing deferred annuity contracts indicated below could apply.


Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA begin to be effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.


TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS


Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.

--------------------------------------------------------------------------------
Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.



ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


--------------------------------------------------------------------------------
The section below, "WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN," applies to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.

--------------------------------------------------------------------------------

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the with-


                                                             Tax information  21
drawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


--------------------------------------------------------------------------------
The section below, "CONTRACTS PURCHASED THROUGH EXCHANGES," applies to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
--------------------------------------------------------------------------------


CONTRACTS PURCHASED THROUGH EXCHANGES


You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Income Manager(R) contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Income Manager(R) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. You should also note that the Internal Revenue Service has announced its intention to challenge transactions where taxpayers enter into serial partial exchanges and annuitizations in order to avoid income or penalties applicable to annuity contracts. Although the IRS has not yet issued specific guidance on this point, you should discuss with your tax adviser before you purchase an Income Manager(R) contract, intended to be a payout annuity, with partial 1035 exchange proceeds.



SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.


DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59-1/2 distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or

o payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59-1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.


Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis; and

22  Tax information

o Roth IRAs, funded on an after-tax basis.

We offer the Income Manager(R) contract for purchase only in traditional IRA form. We offer the GMIB Income Manager(R) contract in traditional IRA form or Roth IRA form, depending on the status of your Accumulator(R) series contract.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.


We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager(R) traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")
--------------------------------------------------------------------------------
The sections, "Contributions to traditional IRAs," "Rollover and transfer contributions to traditional IRAs," "Rollovers from eligible retirement plans other than traditional IRAs," "Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs," "Rollovers from traditional IRAs to traditional IRAs," "Spousal rollovers and divorce-related direct transfers," and "Excess contributions" do not apply to GMIB Income Manager(R) contracts.

If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, go to "Withdrawals, payments and transfers of funds out of traditional IRAs," below; the sections pertaining to contributions to traditional IRAs in the prospectus are generally intended for individuals who acquire the Income Manager(R) traditional IRA contract by purchase.

--------------------------------------------------------------------------------

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a traditional
IRA:

o "regular" contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers").


We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. If you defer your annuity payout starting date you may be able to make additional contributions. Any additional contributions you make may be any of rollover, direct-transfer or regular contributions. Regular contributions to IRAs are subject to a number of technical rules that differ depending on the year, your age, whether you are an active participant in an employer-sponsored plan, and your compensation. If you make subsequent regular contributions to this contract, please consult your tax adviser or IRS Publication 590 for the applicable rules.



ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;


o governmental employer 457(b) plans;


o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o Do it yourself

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover

   You tell the plan trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.


                                                             Tax information  23

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o hardship withdrawals; or


o corrective distributions which fit specified technical tax rules; or

o loans that are treated as distributions; or


o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.



ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS


Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.



ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.



EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:


o regular contributions of more than the maximum regular contribution amount for the applicable taxable year;


o regular contributions to a traditional IRA made after you reach age 70-1/2;
  and

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed under "Early distribution penalty tax" later in this Prospectus. You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA


24  Tax information
contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above).


The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.


Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of funds to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.


Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS


BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS


Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Treasury Regulations on required minimum distributions were proposed in 1987, revised in 2001 and finalized in 2002. The 2002 final Regulations generally apply beginning in January 2003. The 2002 final Regulations include Temporary Regulations applicable to annuity contracts. Certain provisions of the Temporary Regulations concerning the actuarial value of additional contract benefits which could have increased the amount required to be distributed from contracts have currently been suspended. However, these or similar provisions may apply in future years. Under transitional rules, the 1987 and 2001 proposed regulations may continue to apply to annuity payments. Please consult your tax adviser concerning applicability of these complex rules to your situation.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.



WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based." If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and generally for Income Manager(R) contracts where the payout starting date is not deferred, the annuity-based method applies.


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.


DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For


                                                             Tax information  25
example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.



WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annuity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you. Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.


WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.


WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent


26  Tax information
annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death;

o because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59-1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."



ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

Before you exercise your GMIB benefit in accordance with your Accumulator(R) series Roth IRA contract, you should discuss with your tax adviser the tax consequences of distributions from a Roth IRA which may apply to your personal situation.

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable, as discussed earlier in this prospectus. In any event, the issuer of the traditional IRA is entitled to report distributions from traditional IRAs as fully taxable and it is the IRA owner's responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on the owner's tax return.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period, which begins when you first contribute funds to any Roth IRA.

For example, if you purchased an Accumulator(R) series traditional IRA contract in 1997 and did not convert it into a Roth IRA until 2002, and if your Accumulator(R) series contract is your sole Roth IRA, you have not yet met the five-year aging period if you exercise your GMIB benefit in 2004. In that case, payments received before the five-year aging period is met, are treated first as a recovery of contributions to the Roth IRA, and next as ordinary income, after all contributions are recovered.

Taxable withdrawals or distributions from Roth IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Since federal income rules require Roth IRA owners to aggregate all of their Roth IRAs together to determine the tax treatment and taxable amount, if any, of distributions and payments from Roth IRAs, the issuer of any Roth IRA contract reports on IRS Form 1099-R only the amount of distributions and payments it makes for the year as "taxable amount not determined." It is your responsibility to calculate on your tax return the tax-free, contribution recovery, or taxable income amounts as applicable.

As discussed earlier in this prospectus, traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

As in the case of a traditional IRA, borrowing and loans are prohibited transactions for a Roth IRA.



                                                             Tax information  27

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


Note that we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You may elect out of withholding as described below.


You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,280 in periodic annuity payments in 2004 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.


28  Tax information

6. More information

--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

How we determine the market value adjustment. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Investments. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT OUR GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be


                                                            More information  29
accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Other benefits and features of the contracts" earlier in this prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.


ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 13, 2004 with the first payment on February 15, 2005. To achieve this result, a single contribution of $83,820.38 is required, and is allocated among the fixed maturity options as indicated below.





--------------------------------------------------------------------------
                                 Price per $100
  February 15th of               of maturity       Allocation of
   calendar year    Payment      value             contribution
--------------------------------------------------------------------------
        2005        $10,000      $ 97.06           $  9,706.38
--------------------------------------------------------------------------
        2006        $10,000      $ 94.24           $  9,423.67
--------------------------------------------------------------------------
        2007        $10,000      $ 91.49           $  9,149.19
--------------------------------------------------------------------------
        2008        $10,000      $ 88.83           $  8,882.71
--------------------------------------------------------------------------
        2009        $10,000      $ 86.23           $  8,623.29
--------------------------------------------------------------------------
        2010        $10,000      $ 83.72           $  8,372.13
--------------------------------------------------------------------------
        2011        $10,000      $ 80.29           $  8,029.39
--------------------------------------------------------------------------
        2012        $10,000      $ 76.09           $  7,608.90
--------------------------------------------------------------------------
        2013        $10,000      $ 72.07           $  7,207.34
--------------------------------------------------------------------------
        2014        $10,000      $ 68.17           $  6,817.37
--------------------------------------------------------------------------
                                            Total  $ 83,820.38
--------------------------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed; however, we may close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager(R) contracts.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2003 and 2002, and for the three years ended December 31, 2003, in this prospectus by reference to the 2003 Annual Report on Form 10-K, are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


DISTRIBUTION OF CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). AXA Advisors (the successor to EQ Financial Consultants, Inc.) an affiliate of Equitable Life and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


Under a distribution agreement between AXA Distributors, Equitable Life, and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid AXA Distributors distribution fees of $429,871,011 for 2003, $228,077,343 for 2002 and
$219,355,297 for 2001, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including the separate account that contains the fixed maturity options. Of these



30  More information
amounts for each of these three years, AXA Distributors retained $84,547,116, $59,543,803 and $91,443,554, respectively.

Under a distribution and services agreement between AXA Advisors, Equitable Life and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid AXA Advisors a fee of $325,380 for each of the years 2003, 2002 and 2001. Equitable Life paid AXA Advisors as the distributor for certain contracts, including these contracts $562,696,578 in 2003, $536,113,253 in 2002 and $543,488,990 in
2001. Of these amounts, AXA Advisors retained $287,344,634, $283,213,274 and $277,057,837, respectively.

The contracts will be sold by registered representatives of AXA Distributors and AXA Advisors as well as by affiliated and unaffiliated broker-dealers with which AXA Distributors and/or AXA Advisors has entered into selling agreements.

We pay broker-dealer sales compensation that will generally not exceed 5.0% of the total contributions made under the contracts. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial representatives as commissions related to the sales of the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life, as well as payments from portfolio advisers for sales meetings and/or seminar sponsorships.

Equitable and/or AXA Distributors and/or AXA Advisors may use their respective past profits or other resources to pay brokers and other financial intermediaries for certain expenses they incur in providing services intended to promote the sales of our products and/or shares in the underlying Trusts. These services may include sales personnel training, prospectus review, marketing and related services as well as support services that benefit contract owners.

Similarly, in an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or more compensation for the sale of an Equitable variable product than it would for the sale of another product. Such practice is known as providing differential compensation. Other forms of compensation financial professionals may receive include health and retirement benefits, credits towards stock options awards and rewards for sales incentive campaigns. In addition, managerial personnel may receive expense reimbursements, marketing allowances and so called "overrides." In part for tax reasons, AXA Advisors financial professionals and managerial personnel qualify for health and retirement benefits based on their sales of our variable products.

These payments and differential compensation (together,"payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the recipient to show preference in recommending the purchase or sale of our products. However, under applicable rules of the National Association of Securities Dealers, Inc., AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. Although Equitable takes all of its costs into account in establishing the level of fees and expenses in our products, payments made will not result in any separate charge to you under your contract.



                                                            More information  31

7. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2003 is considered to be part of this prospectus because it is incorporated by reference.


After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 as amended, ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


32  Incorporation of certain documents by reference

Appendix: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 13, 2004 to a fixed maturity option with a maturity date of February 15, 2013 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2009.




-----------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                             rate to maturity on
                                                              February 15, 2009
-----------------------------------------------------------------------------------
                                                             5.00%        9.00%
-----------------------------------------------------------------------------------
 As of February 15, 2009 (before withdrawal)
-----------------------------------------------------------------------------------

(1) Market adjusted amount                                 $144,048     $ 119,487
-----------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,080     $ 131,080
-----------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                     $ 12,968     $ (11,593)
-----------------------------------------------------------------------------------
 On February 15, 2009 (after withdrawal)
-----------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
    withdrawal:
   (3) x [$50,000/(1)]                                     $  4,501     $  (4,851)
-----------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499     $  54,851
-----------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,581     $  76,229
-----------------------------------------------------------------------------------
(7) Maturity value                                         $120,032     $ 106,915
-----------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048     $  69,487
-----------------------------------------------------------------------------------


You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                                   Appendix: Market value adjustment example A-1

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                   (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                           (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC, and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-81501 on December 5, 2001.

                           (g) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                           (h) Form of Particiption Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, previously filed with this Registration Statement, File No. 333-81501 on Form N-4, on August 5, 2003.

                           (i) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (j) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (k)      General Agent Sales Agreement dated
                                    January 1, 2000 between The Equitable Life
                                    Assurance Society of the United States and
                                    AXA Network, LLC and its subsidiaries,
                                    incorporated herein by reference to
                                    Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed
                                    April 19, 2004.

                            (l) First Amendment to General Agent Sales Agreement dated January 1, 2000 between
                                    The Equitable Life Assurance Society of the
                                    United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                            (m) Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, incorporated herein by reference to Exhibit No. 4(a) to the Registration
                                    Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, incorporated herein by reference to Exhibit No. 4(b) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), incorporated herein by reference to Exhibit No. 4(c) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, incorporated herein by reference to Exhibit No. 4(d) to the Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, incorporated herein by reference to Exhibit No. 4(e) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(o) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on April 30,
                                    1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(p) to the Registration Statement on Form S-3 (File No. 333-24009) filed on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), incorporated herein by reference to Exhibit No. 4(q) to the Registration Statement on Form S-3 (File
                                    No. 333-24009) filed on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), incorporated herein by reference to Exhibit No. 4(r) to the Registration Statement on Form S-3 (File No. 333-24009) filed on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts incorporated herein by reference to Exhibit No. 4(j)(j) to the Registration Statement on Form S-3 File No. 333-24009 filed on April 26, 2000.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                           (l)(l) Form of Endorsement applicable to Roth IRA Contracts, Form No. 1M-ROTHBCO-1 incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (m)(m) Revised Form of Endorsement applicable to IRA Certificates, Form 2000EN/RAI-IM incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (n)(n)   Form of Endorsement applicable to
                                    Non-Qualified Certificates Form No. 99ENNQ-G incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (o)(o) Form of Optional Death Benefit Rider, Form No. 2000PPDB incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (p)(p) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(i)(i) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (r)(r) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(v) to Registration Statement File
                                    No. 333-73121 on Form N-4, filed April 25,
                                    2001.

                           (s)(s) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(l) to Registration Statement File
                                    No. 333-44996 on Form N-4, filed
                                    April 25, 2001.

                           (t)(t) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(f)(f) to Registration Statement File No. 333-05593 on Form N-4, filed April 25, 2001.

                           (u)(u) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(w) to Registration Statement File
                                    No. 333-31131 on Form N-4, filed
                                    April 25, 2001.

                           (w)(w) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(m) to Registration Statement File
                                    No. 333-96177 on Form N-4, filed
                                    April 25, 2001.

                           (x)(x) Form of Amendment to Certificate Form No. 941CB, Form No. 2000 BENE-G incorporated herein by reference to Exhibit 4(j)(j) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (y)(y)   Form of Endorsement applicable to
                                    Non-Qualified Certificates incorporated
                                    herein by reference to Exhibit 4(k)(k) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (z)(z) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(b) Form of Data Pages for Equitable Accumulator Select II (NQ) incorporated herein by reference to Exhibit 4(e) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(c) Form of Data Pages for Equitable Accumulator Select II (NQ) Certificates incorporated herein by reference to Exhibit 4(k) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(d) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(e) Form of Endorsement (No. 2002 NQBCO) applicable to non-qualified contract/certificates with beneficiary continuation option, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(f) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), annual ratchet to age 85, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(g) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), [6%] Rollup to age 85,incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(h) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% or AR) greater of [6%] Rollup to Age [85] GMDB or Annual Ratchet to age [85] GMDB, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                          (a)(i) Form of Guaranteed Minimum Income Benefit Rider (also known as the Living Benefit) (No. 2002 GMIB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                          (a)(j) Form of Protection Plus Optional Death Benefit Rider (No. 2002 PPDB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                          (a)(k) Form of Endorsement, Form No. 2002 DP (GIA/SEL), incorporated herein by reference to Registration Statement File No. 333-31131 filed on April 24, 2003.

                          (a)(l) Form of Data Pages for (No. 2003 DPSelect), incorporated by reference to Exhibit No. 4(i)(i)(i) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                          (a)(m) Form of Data Pages (Inherited IRA) (No. 2003 DPTOBCO-Select) incorporated by reference to Exhibit No. 4(j)(j)(j) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                          (a)(n) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-RUorAR) incorporated by reference to Exhibit No. 4(a)(i) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(o) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-AR) incorporated by reference to Exhibit No. 4(a)(j) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(p) Form of Guaranteed Minimum Income Benefit ("GMIB") Rider (No. 2003 GMIB) incorporated by reference to Exhibit No. 4(a)(k) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(q) Form of Protection Plus Optional Death Benefit Rider (No. 2003 PPDB) incorporated by reference to Exhibit No. 4(a)(l) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(r) Form of Enhanced Guaranteed Principal Benefit ("Enhanced GPB") Rider (No. 2003
                                    GPB) incorporated by reference to Exhibit
                                    No. 4(a)(m) to Registration Statement File
                                    No. 333-05593, filed on May 8, 2003.

                          (a)(s) Form of Spousal Protection Rider (No. 2003 SPPRO) incorporated by reference to Exhibit No. 4(a)(n) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(t) Form of Data Pages (No. 2003 DPTOBCO) incorporated by reference to Exhibit No. 4(a)(o) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(u)    Form of Data Pages (No. 2003 DP)
                                    incorporated by reference to Exhibit No.
                                    4(a)(p) to Registration Statement File No.
                                    333-05593, filed on May 8, 2003.

                          (a)(v) Form of Data Pages (No. 2003 DPCORE) incorporated by reference to Exhibit No. 4(a)(q) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(w) Form of Data Pages (No. 2003 DPElite) incorporated by reference to Exhibit No. 4(z)(z) to Registration Statement File No. 333-60730, filed on May 8, 2003.

                          (a)(x) Form of Data Pages (No. 2003 DPPlus) incorporated by reference to Exhibit No. 4(c)(c)(c) to Registration Statement File No. 333-64749, filed on May 8, 2003.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Robin Wagner, Vice
                                    President and Counsel, as to the legality of the securities being offered, previously filed with this Registration Statement File
                                    No. 333-104713 on April 23, 2003.

                           (b) Opinion and Consent of Dodie Kent, Esq., Vice President and Counsel of Equitable, as to the legality of the securities being registered.


                           (c) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP.

                           (b)      Consent of Counsel see Exhibit 5(b).

                  (24)     (a)      Powers of Attorney incorporated herein by
                                    reference to Exhibit No. 23(c) to the
                                    Registration Statement (File No. 333-24009) filed on April 26, 2000.

                           (b) Powers of Attorney, incorporated herein by reference to Exhibit No. 7(a) to Registration Statement on Form S-6, File No. 333-17663, filed on April 28, 2000.

                           (c) Powers of Attorney, incorporated herein by reference to Exhibit No. 27(n)(iii) to Registration Statement on Form N-6, File No. 333-103199, filed on April 4, 2003.

                           (d)      Powers of Attorney, incorporated herein
                                    by reference to Exhibit 10.(a) Registration
                                    Statement File No. 2-30070 on Form N-4,
                                    filed on April 19, 2004.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 23rd day of April, 2004.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                    By: /s/ Dodie Kent
                                            ------------------
                                            Dodie Kent
                                            Vice President
                                            The Equitable Life Assurance Society
                                            of the United States


         As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                    Chairman of the Board, President,
                                           Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                          Vice Chairman of the Board
                                           Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and Controller


*DIRECTORS:

Bruce W. Calvert               Jean-Rene Fourtou          Christina Johnson
Christopher M. Condron         John C. Graves             Scott D. Miller
Henri de Castries              Donald J. Greene           Joseph H. Moglia
Claus-Michael Dill             Mary R. (Nina) Henderson   Peter J. Tobin
Joseph L. Dionne               James F. Higgins           Stanley B. Tulin
Denis Duverne                  W. Edwin Jarmain




*By: /s/ Dodie Kent
     ------------------------
         Dodie Kent
         Attorney-in-Fact

April 23, 2004

                                  EXHIBIT INDEX

EXHIBIT NO.                                                     TAG VALUE

5(b)           Opinion and Consent of Counsel                   EX-99.5b


23(a)          Consent of PricewaterhouseCoopers LLP            EX-99.23a